As filed with the Securities and Exchange Commission on February 2, 2021
Registration No. 333-251656

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IAC/INTERACTIVECORP
(Exact Name of Registrant as Specified in its Charter)
Delaware	7310	84-3727412
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
555 West 18th Street
New York, New York 10011
(212) 314-7300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

VIMEO HOLDINGS, INC.*
(Exact Name of Registrant as Specified in its Charter)
Delaware	7372	85-4334195
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
555 West 18th Street
New York, New York 10011
(212) 314-7300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kendall F. Handler, Esq.
Senior Vice President, General Counsel and Secretary
IAC/InterActiveCorp
555 West 18th Street
New York, New York 10011
(212) 314-7300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Andrew J. Nussbaum, Esq.
Jenna E. Levine, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000
Approximate Date of Commencement of Proposed Sale of the Securities to the Public: As soon as practicable after this Registration Statement is declared effective and upon completion of the transactions described in the enclosed proxy statement/consent solicitation statement/prospectus.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934, as amended. (Check one):
IAC/InterActiveCorp Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐
Vimeo Holdings, Inc.
Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☒
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐

CALCULATION OF REGISTRATION FEE FOR ADDITIONAL SECURITIES TO BE ISSUED IN CONNECTION WITH THIS AMENDMENT

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share, of Vimeo Holdings, Inc.	11,249,735(1)	N/A	$37,979,105.36(2)	$4,143.60 (3)

(1)
Represents the increase, since December 23, 2020, in the estimated maximum number of shares, par value $0.01 per share, of Vimeo Holdings, Inc. (“Vimeo common stock”) that may be issued in connection with the merger of Vimeo, Inc. with a subsidiary of Vimeo Holdings, Inc. as described in the enclosed proxy statement/consent solicitation statement/prospectus, calculated as the product of (a) 8,999,788, the increase, since December 23, 2020 through the date of this amendment, in the number of outstanding shares of capital stock of Vimeo, Inc., multiplied by (b) 1.25, the estimated maximum Vimeo merger exchange ratio (as defined in the enclosed proxy statement/consent solicitation statement/prospectus). There is also registered hereunder such indeterminate number of additional shares of Vimeo common stock that may become issuable due to anti-dilution adjustments for changes resulting from stock splits, stock dividends, recapitalizations or similar transactions and certain other events as provided for in the terms thereof.

(2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rule 457(f) under the Securities Act. Such value equals the product of (a) 8,999,788 (the number of shares of Vimeo, Inc. capital stock calculated pursuant to clause (a) in note 1 above), multiplied by (b) $4.22, the book value of a share of Vimeo, Inc. capital stock on January 31, 2021.

(3)
Calculated by multiplying 0.0001091 by the proposed maximum aggregate offering price.

The co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the co-Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*
The co-Registrant is currently named Vimeo Holdings, Inc. In connection with the consummation of the spin-off described in this Registration Statement, Vimeo Holdings, Inc. plans to change its name to “Vimeo, Inc.”

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
PRELIMINARY — SUBJECT TO COMPLETION — DATED FEBRUARY 2, 2021
PRELIMINARY PROXY STATEMENT OF IAC/INTERACTIVECORP, PROSPECTUS OF IAC/INTERACTIVECORP AND OF VIMEO HOLDINGS, INC. AND CONSENT SOLICITATION STATEMENT OF VIMEO, INC.
Dear IAC/InterActiveCorp Stockholders:
On behalf of the board of directors of IAC/InterActiveCorp (“IAC”), we are pleased to enclose the accompanying proxy statement/consent solicitation statement/prospectus relating to a series of transactions that, if completed in their entirety, will result in the transfer of IAC’s Vimeo business to Vimeo Holdings, Inc. (“SpinCo”), a Delaware corporation and a wholly owned subsidiary of IAC, that will become an independent, separately traded public company through a spin-off from IAC, and will cause Vimeo, Inc. (“Vimeo”), the IAC subsidiary that currently holds the Vimeo business, to become a wholly-owned subsidiary of SpinCo.
The spin-off would result in the current holders of IAC common stock receiving a proportionate amount of SpinCo common stock and the current holders of IAC Class B common stock receiving a proportionate amount of SpinCo Class B common stock. IAC’s common stock currently trades on The Nasdaq Global Select Market under the ticker symbol “IAC” and the reclassified shares of IAC common stock are expected to continue to trade under such symbol on The Nasdaq Global Select Market after the spin-off.
Prior to the spin-off, SpinCo will have been a wholly owned subsidiary of IAC, and its common stock has not been publicly listed. In connection with the spin-off, SpinCo will apply to list SpinCo common stock on [•] and has accordingly reserved the ticker symbol “[•].” While trading in SpinCo common stock under this symbol is expected to begin on the first business day following the completion of the spin-off, there can be no assurance that a viable and active trading market will develop.
In connection with the spin-off, SpinCo is also, via this proxy statement/consent solicitation statement/prospectus, registering shares of SpinCo common stock that would be issued to Vimeo’s existing third-party stockholders in a merger of Vimeo with a wholly-owned subsidiary of SpinCo that would follow the spin-off, and Vimeo is soliciting consents from Vimeo’s existing stockholders in favor of such merger.
The IAC board of directors unanimously recommends that IAC stockholders vote “FOR” each of the proposals to be considered by IAC stockholders at the special meeting. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to virtually attend the special meeting, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the meeting.
The completion of the spin-off is subject to the satisfaction or waiver of a number of conditions, including the receipt of IAC stockholder approval of the proposals to be presented at the special meeting. More information about IAC, SpinCo, Vimeo, the special meeting, the spin-off, the merger agreement for the Vimeo merger, and the Vimeo merger is contained in this proxy statement/consent solicitation statement/prospectus. Before voting, we urge you to read carefully and in its entirety this proxy statement/consent solicitation statement/prospectus, including the Annexes and the documents incorporated by reference herein. In particular, we urge you to read carefully the section entitled “Risk Factors” beginning on page 14 of this proxy statement/consent solicitation statement/prospectus.
Barry Diller
Chairman and Senior Executive
IAC/InterActiveCorp
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transactions described in this proxy statement/consent solicitation statement/prospectus or the securities to be issued under this proxy statement/consent solicitation statement/prospectus or determined that this proxy statement/consent solicitation statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
This proxy statement/consent solicitation statement/prospectus is dated [•], 2021 and is first being mailed to IAC stockholders on or about [•], 2021.

PRELIMINARY PROXY STATEMENT OF IAC/INTERACTIVECORP, PROSPECTUS OF IAC/INTERACTIVECORP AND OF VIMEO HOLDINGS, INC. AND CONSENT SOLICITATION STATEMENT OF VIMEO, INC.
Dear Vimeo, Inc. Stockholders:
On behalf of the board of directors of Vimeo, Inc. (“Vimeo”), we are pleased to enclose the accompanying proxy statement/consent solicitation statement/prospectus relating to a series of transactions that, if completed in their entirety, will result in the transfer of the Vimeo business to Vimeo Holdings, Inc. (“SpinCo”), a Delaware corporation and a wholly owned subsidiary of IAC/InterActiveCorp (“IAC”), that will become an independent, separately traded public company through a spin-off from IAC, and will cause Vimeo (currently indirectly majority owned by IAC) to become a wholly-owned subsidiary of SpinCo.
In connection with the Spin-off, SpinCo, Stream Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of SpinCo (“Merger Sub”), and Vimeo have entered into an Agreement and Plan of Merger, dated as of December 23, 2020 (the “Vimeo merger agreement”), pursuant to which, subject to and following the completion of the spin-off and the satisfaction or waiver of the conditions to the merger, Merger Sub will be merged with and into Vimeo, with Vimeo continuing as the surviving company and a subsidiary of SpinCo (the “Vimeo merger”).
If the Vimeo merger is completed, each outstanding share of Vimeo capital stock (other than shares owned by SpinCo, IAC, or any subsidiary of SpinCo or IAC (other than any subsidiary of Vimeo), and other than shares validly exercising appraisal rights) will be converted into a number of shares of SpinCo common stock calculated pursuant to a formula described in the accompanying proxy statement/consent solicitation statement/prospectus. See the section of this proxy statement/consent solicitation statement/prospectus entitled “The Vimeo Merger — Consideration to Vimeo Stockholders” for a description of the formula that will be used to calculate the Vimeo merger exchange ratio. The value of the per share merger consideration will fluctuate based on the value of a share of SpinCo common stock, for which there is currently no active trading market. As a result, the value of the per share merger consideration that a Vimeo stockholder will be entitled to receive upon consummation of the Vimeo merger cannot be calculated with precision.
The adoption of the Vimeo merger agreement by (i) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of Vimeo voting common stock entitled to vote on such matter and (ii) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of Vimeo voting common stock entitled to vote on such matter and held by stockholders other than IAC and its subsidiaries is required in order to complete the Vimeo merger. Vimeo is sending this document to the holders of Vimeo voting common stock to request that they adopt the Vimeo merger agreement and approve the Vimeo merger by executing and returning the written consent furnished with this proxy statement/consent solicitation statement/prospectus, which we refer to as the Vimeo consent solicitation. The Vimeo board of directors has set [•], 2021 as the record date for determining the holders of Vimeo voting common stock entitled to execute and deliver written consents with respect to the Vimeo consent solicitation.
The Vimeo board of directors unanimously recommends that holders of Vimeo voting common stock vote “FOR” the adoption of the Vimeo merger agreement.
The completion of the Vimeo merger is subject to the satisfaction or waiver of a number of conditions, including the completion of the spin-off and the adoption of the Vimeo merger agreement by Vimeo stockholders. If the Vimeo merger is not promptly completed, or is not completed at all, then the existing third-party stockholders of Vimeo may remain stockholders of Vimeo for an indefinite period of time following the spin-off, and Vimeo would not be a wholly owned subsidiary of SpinCo. The parties to the Vimeo merger agreement anticipate that they would seek to enter into an alternative transaction in order to seek to cause or permit the existing third-party stockholders of Vimeo to become stockholders of SpinCo in the event that the Vimeo merger is not completed.
More information about IAC, SpinCo, Vimeo, the special meeting, the Vimeo merger agreement, the spin-off and the Vimeo merger is contained in this proxy statement/consent solicitation statement/prospectus. Before voting, we urge you to read carefully and in its entirety this proxy statement/consent solicitation statement/prospectus, including the Annexes and the documents incorporated by reference herein. In particular, we urge you to read carefully the section entitled “Risk Factors” beginning on page 14 of this proxy statement/consent solicitation statement/prospectus.
[Signature]
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transactions described in this proxy statement/consent solicitation statement/prospectus or the securities to be issued under this proxy statement/consent solicitation statement/prospectus or determined that this proxy statement/consent solicitation statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
This proxy statement/consent solicitation statement/prospectus is dated [•], 2021 and is first being mailed to holders of Vimeo voting common stock on or about [•], 2021.

IAC/INTERACTIVECORP
555 West 18th Street
New York, New York 10011
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF IAC/INTERACTIVECORP
TO BE HELD ON [•], 2021
To the Stockholders of IAC/InterActiveCorp:
IAC/InterActiveCorp (which we refer to as “IAC”) is making this proxy statement/consent solicitation statement/prospectus available to holders of IAC’s common stock and Class B common stock in connection with the solicitation of proxies by the board of directors of IAC for use at the special meeting of IAC stockholders to be held on [•], [•], 2021 at [•] Eastern Time (which we refer to as the “special meeting”). The special meeting will be a virtual meeting, conducted solely online. Stockholders will be able to attend the special meeting by visiting [•].
At the special meeting, IAC stockholders will consider the separation of IAC’s Vimeo business from the remaining businesses of IAC through a series of transactions (which we refer to as the “Spin-off”) that will result in the pre-transaction stockholders of IAC directly owning shares in both IAC and SpinCo, and in SpinCo becoming a public company. In particular, IAC will ask its stockholders:
1.
To approve amendments to IAC’s restated certificate of incorporation that will effect the Spin-off by:

•
Reclassifying each share of IAC par value $0.001 common stock into (i) one share of IAC par value $0.0001 common stock and (ii) 1/100th of a share of IAC par value $0.01 Series 1 mandatorily exchangeable preferred stock that will automatically exchange into a number of shares of SpinCo common stock equal to the Spin-off exchange ratio of [•] (with holders receiving cash in lieu of any fractional shares of SpinCo common stock resulting, after aggregation, from the reclassification); and

•
Reclassifying each share of IAC par value $0.001 Class B common stock into (i) one share of IAC par value $0.0001 Class B common stock and (ii) 1/100th of a share of IAC par value $0.01 Series 2 mandatorily exchangeable preferred stock that will automatically exchange into a number of shares of SpinCo Class B common stock equal to the Spin-off exchange ratio of [•] (with holders receiving cash in lieu of any fractional shares of SpinCo Class B common stock resulting, after aggregation, from the reclassification).

This proxy statement/consent solicitation statement/prospectus refers to the foregoing proposal as the “Spin-off Proposal”;
2.
To approve amendments to IAC’s restated certificate of incorporation pursuant to which, following the Spin-off, IAC would renounce any interest or expectancy in certain corporate opportunities, which generally would have the effect that no officer or director of IAC who is also an officer or director of SpinCo will be liable to IAC or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to SpinCo instead of IAC, or does not communicate information regarding a corporate opportunity to IAC that the officer or director has directed to SpinCo, and to implement other related changes to the corporate opportunity provisions of the certification of incorporation. This proxy statement/consent solicitation statement/prospectus refers to the foregoing proposal as the “Corporate Opportunities Proposal.” IAC will implement the Corporate Opportunities Proposal only if IAC completes the Spin-off;

3.
To approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals. This proxy statement/consent solicitation statement/prospectus refers to the foregoing proposal as the “Adjournment Proposal”; and

4.
To transact such other business as may properly come before the IAC special meeting and any related adjournments or postponements.

Approval of the Spin-off Proposal, which is a condition to the completion of the Spin-off, requires (i) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC common stock entitled to vote on such matter, voting as a separate class; (ii) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC Class B common stock entitled to vote on such matter, voting as a separate class; (iii) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class and (iv) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC common stock entitled to vote on the proposal, other than any shares of IAC common stock owned, directly or indirectly, by the members of the IAC board of directors, any person that IAC has determined to be an “officer” of IAC within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and the immediate family members of any of the foregoing.
Approval of the Corporate Opportunities Proposal requires the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class. Assuming that a quorum is present, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter is required to approve the Adjournment Proposal.
The IAC board of directors has set [•], 2021 as the record date for the special meeting. This means that holders of record of IAC common stock and IAC Class B common stock at the close of business on that date are entitled to receive notice of the special meeting and to vote their shares at the special meeting and any related adjournments or postponements.
Only IAC stockholders and persons holding proxies from IAC stockholders may attend the special meeting. To participate in the special meeting online at [•] you will need the 16-digit control number included on your proxy card or the instructions that accompanied your proxy materials. A list of IAC stockholders entitled to vote at the special meeting will be available at [•] for examination by any IAC stockholder at the special meeting.
THE IAC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH PROPOSAL TO BE PRESENTED AT THE IAC SPECIAL MEETING.
The above matters are more fully described in the accompanying proxy statement/consent solicitation statement/prospectus.
By order of the Board of Directors,

Kendall F. Handler
Senior Vice President,
General Counsel and Secretary
[•], 2021

VIMEO, INC.
555 West 18th Street
New York, New York 10011
NOTICE OF SOLICITATION OF WRITTEN CONSENT
To the holders of Class A Voting Common Stock of Vimeo, Inc.:
Pursuant to an Agreement and Plan of Merger, dated as of December 23, 2020 (which we refer to as the “Vimeo merger agreement”) by and among Vimeo Holdings, Inc. a Delaware corporation and a wholly owned subsidiary of IAC (“SpinCo”), Stream Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of SpinCo (which we refer to as “Merger Sub”), and Vimeo, Inc. (which we refer to as “Vimeo”), Merger Sub will be merged with and into Vimeo, with Vimeo continuing as the surviving company and a subsidiary of SpinCo (which we refer to as the “Vimeo merger”).
The per share merger consideration in the Vimeo merger will be a number of shares of SpinCo common stock calculated pursuant to a formula, which we refer to as the Vimeo merger exchange ratio. The components of the Vimeo merger exchange ratio and the method by which it will be calculated are described in this proxy statement/consent solicitation statement/prospectus and set forth in the Vimeo merger agreement, which is attached as Annex G to this proxy statement/consent solicitation statement/prospectus. See the section of this proxy statement/consent solicitation statement/prospectus entitled “The Vimeo Merger — Consideration to Vimeo Stockholders” for a description of the formula that will be used to calculate the Vimeo merger exchange ratio, and the Vimeo merger agreement attached as Annex G to this proxy statement/consent solicitation statement/prospectus.
The accompanying consent solicitation statement, which also constitutes a prospectus of SpinCo with respect to the shares of SpinCo common stock to be issued in the Vimeo merger, and separately constitutes a proxy statement of IAC in connection with the proposals required to implement the Spin-off and a prospectus of IAC and of SpinCo with respect to the shares of their respective capital stock to be issued in connection with the Spin-off, is being delivered to you on behalf of the board of directors of Vimeo to request that Vimeo stockholders as of the record date of [•], 2021 approve the adoption of the Vimeo merger agreement by executing and returning the written consent furnished with the accompanying proxy statement/consent solicitation statement/prospectus.
The accompanying proxy statement/consent solicitation statement/prospectus describes the Vimeo merger agreement, the Vimeo merger and the actions to be taken in connection with the Vimeo merger agreement, the Vimeo merger and the related transactions, and provides additional information about the parties. A copy of the Vimeo merger agreement is attached as Annex G to this proxy statement/consent solicitation statement/prospectus.
A summary of the appraisal rights that may be available to you as a Vimeo stockholder is described in the section of the accompanying proxy statement/consent solicitation statement/prospectus entitled “The Consent Solicitation — Appraisal Rights,” beginning on page [80] of this proxy statement/consent solicitation statement/prospectus. It is a condition to SpinCo's obligation to consummate the Vimeo merger that at least 20 days have passed since delivery of the required notice of appraisal rights to Vimeo stockholders and that no Vimeo stockholder has asserted appraisal rights that have not been waived or abandoned. If any Vimeo stockholder asserts appraisal rights in connection with the Vimeo merger, the parties to the Vimeo merger agreement anticipate that the Vimeo merger will not be consummated and that they would pursue another option to cause or permit the existing stockholders of Vimeo to exchange their interest in Vimeo for an interest in SpinCo. Please note that if you wish to exercise appraisal rights, you must not sign and return a written consent approving the adoption of the Vimeo merger agreement. However, so long as you do not return a written consent at all, it is not necessary to affirmatively vote against or disapprove the adoption of the Vimeo merger agreement. In addition, you must take all other steps necessary to perfect your appraisal rights.
The Vimeo board of directors has considered the Vimeo merger and the terms of the Vimeo merger agreement and unanimously approved and declared advisable the Vimeo merger agreement and the Vimeo merger.
Please complete, date and sign the written consent furnished with the accompanying proxy statement/consent solicitation statement/prospectus and return it promptly to Vimeo by one of the means described in the section entitled “The Consent Solicitation — Submission of Written Consents,” beginning on page 66 of the accompanying proxy statement/consent solicitation statement/prospectus.
By order of the Board of Directors,

[•]
[•], 2021

ADDITIONAL INFORMATION
This proxy statement/consent solicitation statement/prospectus incorporates by reference important business and financial information about IAC/InterActiveCorp (“IAC”) from other documents that are not included in or delivered with this proxy statement/consent solicitation statement/prospectus. This information is available to you without charge upon your request. You can obtain copies of the documents incorporated by reference into this document through the U.S. Securities and Exchange Commission website at www.sec.gov or by requesting them in writing or by telephone from IAC at the following addresses and telephone numbers:
IAC/InterActiveCorp
555 West 18th Street
New York, New York 10011
Telephone: (212) 314-7400
Attn: Investor Relations
or
Georgeson
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Telephone: (800) 891-3214
Investors may also consult IAC’s website located at www.iac.com for more information concerning the transactions described in this proxy statement/consent solicitation statement/prospectus. Information included on IAC’s website is not incorporated by reference into this document.
You should make any request for documents by [•] to ensure timely delivery of the documents prior to the special meeting.
To find more information, see the section of this proxy statement/consent solicitation statement/prospectus entitled “Where You Can Find More Information.”

ABOUT THIS PROXY STATEMENT/CONSENT SOLICITATION STATEMENT/PROSPECTUS
This proxy statement/consent solicitation statement/prospectus, which forms part of a joint registration statement on Form S-4 (File No. 333-251656) filed with the U.S. Securities and Exchange Commission (the “SEC”) by IAC/InterActiveCorp (“IAC”) and Vimeo Holdings, Inc. (“SpinCo”), constitutes a prospectus under Section 5 of the Securities Act of 1933, as amended, of IAC with respect to the shares of IAC common stock and IAC Class B common stock to be issued to stockholders of IAC in connection with the Spin-off, of SpinCo with respect to the shares of SpinCo common stock and SpinCo Class B common stock to be issued to stockholders of IAC in connection with the Spin-off, and of SpinCo with respect to the shares of SpinCo common stock to be issued to stockholders of Vimeo in connection with the Vimeo merger, in each case as further described in this document. This proxy statement/consent solicitation statement/prospectus also constitutes a proxy statement of IAC under Section 14(a) of the Exchange Act, a notice of meeting for the special meeting of IAC stockholders scheduled to be held virtually on [•], 2021, and a consent solicitation statement of Vimeo under Section 14(a) of the Exchange Act with respect to the proposal to approve the adoption of the merger agreement.
You should rely only on the information contained in or incorporated by reference into this proxy statement/consent solicitation statement/prospectus. No one has been authorized to provide you with any other information regarding the transactions described in this document. This proxy statement/consent solicitation statement/prospectus is dated [•], 2021, and you should assume that the information contained in, or incorporated by reference into, this proxy statement/consent solicitation statement/prospectus is accurate only as of such date. Neither the mailing of this proxy statement/consent solicitation statement/prospectus to IAC stockholders or to Vimeo stockholders, nor the issuance by IAC of IAC common stock or IAC Class B common stock or the issuance by SpinCo of SpinCo common stock or SpinCo Class B common stock in connection with the transactions described in this proxy statement/consent solicitation statement/prospectus, will create any implication to the contrary.
This proxy statement/consent solicitation statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which, or from any person to whom, it is unlawful to make any such offer or solicitation in such jurisdiction. You should not construe the contents of this proxy statement/consent solicitation statement/prospectus as legal, tax or financial advice. You should consult with your own legal, tax, financial or other professional advisors. All summaries of, and references to, the agreements governing the terms of the transactions described in this proxy statement/consent solicitation statement/prospectus are qualified by the full copies of and complete text of such agreements, which are attached to this proxy statement/consent solicitation statement/prospectus as annexes and/or filed as exhibits to the registration statement on Form S-4 of which this proxy statement/consent solicitation statement/prospectus forms a part and incorporated by reference into this proxy statement/consent solicitation statement/prospectus. All such exhibits are available on the Electronic Data Gathering Analysis and Retrieval System of the SEC website at www.sec.gov. See the section of this proxy statement/consent solicitation statement/prospectus entitled “Where You Can Find More Information.”

CERTAIN DEFINITIONS
Unless otherwise indicated or as the context otherwise requires, all references in this proxy statement/consent solicitation statement/prospectus to:
•
“corporate opportunities charter amendment” refers to the amendment to IAC’s certificate of incorporation proposed to be approved by IAC stockholders, in the form attached as Annex B to this proxy statement/consent solicitation statement/prospectus;

•
“DGCL” refers to the General Corporation Law of the State of Delaware, as amended;

•
“employee matters agreement” refers to the employee matters agreement proposed to be entered into between IAC and SpinCo, in substantially the form attached as Annex E to this proxy statement/consent solicitation statement/prospectus;

•
“IAC” refers to IAC/InterActiveCorp, a Delaware corporation;

•
“IAC board of directors” refers to the board of directors of IAC;

•
“IAC by-laws” refers to the amended and restated by-laws of IAC;

•
“IAC capital stock” refers to IAC common stock and IAC Class B common stock;

•
“IAC certificate of incorporation” refers to the restated certificate of incorporation of IAC, as it may be amended from time to time;

•
“IAC Class B common stock” refers to (i) prior to the IAC reclassification, the shares of Class B common stock, par value $0.001 per share, of IAC, and (ii) from and after the IAC reclassification, the shares of Class B common stock, par value $0.0001 per share, of IAC;

•
“IAC common stock” refers to (i) prior to the IAC reclassification, the shares of common stock, par value $0.001 per share, of IAC, and (ii) from and after the IAC reclassification, the shares of common stock, par value $0.0001 per share, of IAC;

•
“IAC Group” refers to IAC Group, LLC, a Delaware limited liability company and a wholly-owned subsidiary of IAC;

•
“IAC reclassification” refers to (i) the reclassification of each share of IAC par value $0.001 common stock into (x) one share of IAC par value $0.0001 common stock and (y) 1/100th of a share of IAC Series 1 mandatorily exchangeable preferred stock, (ii) the reclassification of each share of IAC par value $0.001 Class B common stock into (x) one share of IAC par value $0.0001 Class B common stock and (y) 1/100th of a share of IAC Series 2 mandatorily exchangeable preferred stock, (iii) the mandatory exchange of each 1/100th of a share of IAC Series 1 mandatorily exchangeable preferred stock into a number of shares of SpinCo common stock equal to the Spin-off exchange ratio of [•], and (iv) the mandatory exchange of each 1/100th of a share of IAC Series 2 mandatorily exchangeable preferred stock into a number of shares of SpinCo Class B common stock equal to the Spin-off exchange ratio of [•], in each case as contemplated by the reclassification charter amendment;

•
“IAC Series 1 mandatorily exchangeable preferred stock” refers to the Series 1 mandatorily exchangeable preferred stock, par value $0.01 per share, of IAC, with the terms contemplated by the reclassification charter amendment;

•
“IAC Series 2 mandatorily exchangeable preferred stock” refers to the Series 2 mandatorily exchangeable preferred stock, par value $0.01 per share, of IAC, with the terms contemplated by the reclassification charter amendment;

•
“Match Separation” refers to the separation of the businesses of Match Group, Inc. from the remaining businesses of the company formerly named “IAC/InterActiveCorp” (renamed as Match Group, Inc., and referred to as “Old IAC/New Match” or as “Old IAC” with respect to periods prior to the consummation of the separation) pursuant to a Transaction Agreement, dated as of December 19, 2019 and amended on April 28, 2020 and June 22, 2020, among Old IAC, Match Group Holdings II, LLC (formerly known as Match Group, Inc.) (“Old Match”) and Valentine Merger Sub LLC, an indirect wholly owned subsidiary of Old IAC/New Match. On June 30, 2020,

i

the separation transactions were completed, resulting in two, separate public companies: (i) Old IAC/New Match, which owns the businesses of Old Match and certain Old IAC financing subsidiaries, and (ii) IAC, which was renamed IAC/InterActiveCorp, and which owns Old IAC’s other businesses;
•
“Merger Sub” refers to Stream Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of SpinCo;

•
“Nasdaq” refers to The Nasdaq Global Select Market;

•
“non-IAC Vimeo stockholders” refers to the holders of shares of Vimeo capital stock other than IAC and its wholly owned subsidiaries;

•
“reclassification charter amendment” refers to the amendment to the IAC certificate of incorporation proposed to be approved by IAC stockholders, in the form attached as Annex A to this proxy statement/consent solicitation statement/prospectus;

•
“SEC” refers to the Securities and Exchange Commission;

•
“separation agreement” refers to the separation agreement proposed to be entered into between IAC and SpinCo, in substantially the form attached as Annex C to this proxy statement/consent solicitation statement/prospectus;

•
“Spin-off” refers to the contribution of the shares of Vimeo capital stock owned by IAC Group to SpinCo and the IAC reclassification, which taken together will result in a separation of the businesses of Vimeo from the remaining businesses of IAC;

•
“Spin-off exchange ratio” refers to [•], which is the number of shares of SpinCo common stock or SpinCo Class B common stock, as applicable, for which each 1/100th of a share of IAC Series 1 mandatorily exchangeable preferred stock or IAC Series 2 mandatorily exchangeable preferred stock, as applicable, will be exchanged;

•
“SpinCo” refers to Vimeo Holdings, Inc., a Delaware corporation and a subsidiary of IAC;

•
“SpinCo board of directors” refers to the board of directors of SpinCo;

•
“SpinCo capital stock” refers to SpinCo common stock and SpinCo Class B common stock;

•
“SpinCo Class B common stock” refers to the shares of Class B common stock, par value $0.01 per share, of SpinCo;

•
“SpinCo common stock” refers to the shares of common stock, par value $0.01 per share, of SpinCo;

•
“tax matters agreement” refers to the tax matters agreement proposed to be entered into between IAC and SpinCo, in substantially the form attached as Annex D to this proxy statement/consent solicitation statement/prospectus;

•
“transition services agreement” refers to the transition services agreement proposed to be entered into between IAC and SpinCo, in substantially the form attached as Annex F to this proxy statement/consent solicitation statement/prospectus;

•
“Vimeo” refers to Vimeo, Inc., a Delaware corporation and a subsidiary of IAC;

•
“Vimeo capital stock” refers to the Vimeo voting common stock and Vimeo non-voting common stock;

•
“Vimeo merger” refers to the merger of Merger Sub with and into Vimeo, with Vimeo as the surviving corporation in the merger, pursuant to the Vimeo merger agreement;

•
“Vimeo merger agreement” refers to the Agreement and Plan of Merger, dated as of December 23, 2020, by and among SpinCo, Merger Sub and Vimeo;

•
“Vimeo voting common stock” refers to the Class A Voting Common Stock, par value $0.01 per share, of Vimeo; and

•
“Vimeo non-voting common stock” refers to the Class B Non-Voting Common Stock, par value $0.01 per share, of Vimeo.

QUESTIONS AND ANSWERS	iv
SUMMARY	1
RISK FACTORS	14
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	44
RECENT DEVELOPMENTS	46
THE SPECIAL MEETING	47
THE SPIN-OFF	56
THE CONSENT SOLICITATION	66
THE VIMEO MERGER	68
THE VIMEO MERGER AGREEMENT	73
THE CONSENT SOLICITATION – APPRAISAL RIGHTS	80
INFORMATION ABOUT IAC AFTER THE SPIN-OFF	84
IAC’S PRINCIPLES OF FINANCIAL REPORTING	129
IAC’S FINANCIAL POSITION, LIQUIDITY AND CAPITAL RESOURCES	131
IAC’S CONTRACTUAL OBLIGATIONS	138
IAC’S CRITICAL ACCOUNTING POLICIES AND ESTIMATES	139
INFORMATION ABOUT SPINCO AFTER THE SPIN-OFF	147
MANAGEMENT OVERVIEW	162
VIMEO’S PRINCIPLES OF FINANCIAL REPORTING	169
VIMEO’S FINANCIAL POSITION, LIQUIDITY AND CAPITAL RESOURCES	170
VIMEO’S CONTRACTUAL OBLIGATIONS	173
VIMEO’S CRITICAL ACCOUNTING POLICIES AND ESTIMATES	174
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	180
DESCRIPTION OF IAC CAPITAL STOCK AFTER THE SPIN-OFF	185
DESCRIPTION OF SPINCO CAPITAL STOCK AFTER THE SPIN-OFF	188
COMPARISON OF RIGHTS OF HOLDERS OF IAC SECURITIES BEFORE THE SPIN-OFF WITH RIGHTS OF HOLDERS OF IAC SECURITIES AND SPINCO SECURITIES AFTER THE SPIN-OFF	191
COMPARISON OF RIGHTS OF HOLDERS OF VIMEO SECURITIES BEFORE THE VIMEO MERGER WITH RIGHTS OF HOLDERS OF SPINCO COMMON STOCK AFTER THE VIMEO MERGER	198
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	203
IAC DIRECTORS AND EXECUTIVE OFFICERS	209
SPINCO DIRECTORS AND EXECUTIVE OFFICERS	214
IAC EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	217
SPINCO EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	229
IAC COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	0
SPINCO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	232
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS	233
EXPERTS	238
HOUSEHOLDING	238
LEGAL MATTERS	239
STOCKHOLDER PROPOSALS	240
WHERE YOU CAN FIND MORE INFORMATION	241

QUESTIONS AND ANSWERS
The following section provides brief answers to certain questions that you may have regarding the transactions, the special meeting and/or the consent solicitation. You should carefully read this entire proxy statement/consent solicitation statement/prospectus, including its Annexes and the documents incorporated by reference into this proxy statement/consent solicitation statement/prospectus, because the information in this section may not provide all of the information that might be important to you. You should pay special attention to the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” Additional important information is contained in the Annexes to, and the documents incorporated by reference into, this proxy statement/consent solicitation statement/prospectus. For a description of, and instructions as to how to obtain, this information, see the section of this proxy statement/consent solicitation statement/prospectus entitled “Where You Can Find More Information.”
Questions and Answers about the Merger and the Spin-off
Q:
Why am I receiving this proxy statement/consent solicitation statement/prospectus?

A:
The IAC board of directors is providing this document to IAC stockholders and is soliciting such stockholders’ proxies in favor of certain proposals to be presented at the IAC special meeting in connection with the Spin-off. The Vimeo board of directors is providing this document to holders of Vimeo voting common stock and is soliciting such stockholders’ written consent to the adoption of the Vimeo merger agreement, pursuant to which, if the Spin-off is completed and all other applicable conditions are satisfied or waived, Merger Sub would merge with and into Vimeo, with Vimeo surviving the Vimeo merger as a wholly-owned subsidiary of SpinCo. In addition, pursuant to the registration statement of which this proxy statement/consent solicitation statement/prospectus forms a part, IAC is registering shares of IAC common stock and IAC Class B common stock that would be issued to IAC stockholders in connection with the Spin-off, SpinCo is registering shares of SpinCo common stock and SpinCo Class B common stock that would be issued to IAC stockholders in connection with the Spin-off, and SpinCo is registering shares of SpinCo common stock that would be issued to Vimeo stockholders in connection with the Vimeo merger. This proxy statement/consent solicitation statement/prospectus contains important information about the contemplated transactions, the related agreements (including the Vimeo merger agreement), and certain related matters, and you should read this proxy statement/consent solicitation statement/prospectus carefully and in its entirety.

Q:
What will happen if the proposed transactions are completed?

A:
IAC, SpinCo, and Vimeo are contemplating a series of related transactions that, if completed, would result in the separation of the Vimeo business from the remaining businesses of IAC, with IAC and SpinCo becoming separate public companies, and, if the Vimeo merger is completed, in Vimeo becoming a wholly-owned subsidiary of SpinCo. If the Spin-off is completed but the Vimeo merger is not completed, then IAC and SpinCo would become separate public companies, and the existing third-party stockholders of Vimeo would initially remain stockholders of Vimeo, and SpinCo would own approximately 88% of Vimeo. SpinCo and Vimeo anticipate that they would subsequently seek to implement an alternative transaction to permit or cause the stockholders of Vimeo to exchange their ownership interests in Vimeo for an interest in SpinCo.

The completion of the Spin-off is a condition to the completion of the Vimeo merger; however, the completion of the Vimeo merger is not a condition to the completion of the Spin-off.
See the sections of this proxy statement/consent solicitation statement/prospectus entitled “The Vimeo Merger” and “The Vimeo Merger Agreement,” the Vimeo merger agreement attached as Annex G to this proxy statement/consent solicitation statement/prospectus, the draft amendments to the IAC certificate of incorporation attached as Annexes A and B to this proxy statement/consent solicitation statement/prospectus and the forms of transaction agreements attached as Annexes C, D, E and F to this proxy statement/consent solicitation statement/prospectus for more information about the proposed transactions.

Questions and Answers about the Special Meeting
Q:
What are the proposals on which IAC stockholders are being asked to vote?

A:
IAC stockholders are being asked to vote on the following proposals:

•
To approve amendments to IAC’s restated certificate of incorporation that will effect the Spin-off by:

•
Reclassifying each share of IAC par value $0.001 common stock into (i) one share of IAC par value $0.0001 common stock and (ii) 1/100th of a share of IAC par value $0.01 Series 1 mandatorily exchangeable preferred stock that will automatically exchange into [•] shares of SpinCo common stock (with holders receiving cash in lieu of any fractional shares of SpinCo common stock resulting, after aggregation, from the reclassification); and

•
Reclassifying each share of IAC par value $0.001 Class B common stock into (i) one share of IAC par value $0.0001 Class B common stock and (ii) 1/100th of a share of IAC par value $0.01 Series 2 mandatorily exchangeable preferred stock that will automatically exchange into [•] shares of SpinCo Class B common stock (with holders receiving cash in lieu of any fractional shares of SpinCo Class B common stock resulting, after aggregation, from the reclassification).

This proxy statement/consent solicitation statement/prospectus refers to the foregoing proposal as the “Spin-off Proposal”;
•
To approve the corporate opportunities charter amendment to the IAC restated certificate of incorporation pursuant to which, following the Spin-off, IAC would renounce any interest or expectancy in certain corporate opportunities, which generally would have the effect that no officer or director of IAC who is also an officer or director of SpinCo will be liable to IAC or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to SpinCo instead of IAC, or does not communicate information regarding a corporate opportunity to IAC that the officer or director has directed to SpinCo, and to implement other related changes to the corporate opportunity provisions of the certification of incorporation. This proxy statement/consent solicitation statement/prospectus refers to the foregoing proposal as the “Corporate Opportunities Proposal.” IAC will only implement the Corporate Opportunities Proposal if the Spin-off Proposal receives the required approval from IAC stockholders (and will not implement the Corporate Opportunities Proposal if IAC is not proceeding with the Spin-off);

•
To approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals. This proxy statement/consent solicitation statement/prospectus refers to this proposal as the “Adjournment Proposal”; and

•
To transact such other business as may properly come before the special meeting and any related adjournments or postponements.

Q:
How does the IAC board of directors recommend that I vote at the special meeting?

A:
The IAC board of directors unanimously recommends that all IAC stockholders vote:

•
“FOR” the Spin-off Proposal;

•
“FOR” the Corporate Opportunities Proposal; and

•
“FOR” the Adjournment Proposal.

For a discussion of the factors that the IAC board of directors considered in determining to recommend in favor of the Spin-off Proposal, the Corporate Opportunities Proposal and the Adjournment Proposal, see the section of this proxy statement/consent solicitation statement/prospectus entitled “The Spin-off — Reasons for the Spin-off; Recommendation of the IAC Board of Directors.”
Q:
What votes are required to approve the proposals on which IAC stockholders are being asked to vote?

A:
The votes required for each proposal are as follows:

v

•
Spin-off Proposal: The Spin-off Proposal requires approval by:

•
The affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC common stock entitled to vote on such matter, voting as a separate class;

•
The affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC Class B common stock entitled to vote on such matter, voting as a separate class;

•
The affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class; and

•
the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC common stock entitled to vote on the proposal, other than any shares of IAC common stock owned, directly or indirectly, by the members of the IAC board of directors, any person that IAC has determined to be an “officer” of IAC within the meaning of Rule 16a-1(f) of the Exchange Act, and the immediate family members of any of the foregoing.

•
Corporate Opportunities Proposal: The Corporate Opportunities Proposal requires approval by the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class.

•
Adjournment Proposal: The Adjournment Proposal requires approval by the affirmative vote of holders of a majority of the voting power of the shares of IAC capital stock present in person or represented by proxy and entitled to vote on the matter (provided that a quorum is present).

Q:
Could other matters be decided at the special meeting?

A:
As of the date of this proxy statement/consent solicitation statement/prospectus, we did not know of any matters to be raised at the special meeting, other than those referred to in this proxy statement/consent solicitation statement/prospectus.

If other matters are properly presented at the special meeting for consideration, the three IAC officers who have been designated as proxies for the special meeting, Kendall F. Handler, Joanne Hawkins and Glenn H. Schiffman, will have the discretion to vote on those matters for stockholders who have submitted their proxy.
Q:
Who is entitled to vote at the special meeting?

A:
Holders of record of shares of IAC common stock and IAC Class B common stock as of the close of business on [•], 2021, the record date for the special meeting established by the IAC board of directors, are entitled to receive notice of the special meeting, and to vote their shares at, the special meeting and any related adjournments or postponements.

As of the close of business on the special meeting record date, there were [•] shares of IAC common stock and 5,789,499 shares of IAC Class B common stock outstanding and entitled to vote at the special meeting. Holders of IAC common stock are entitled to one vote per share and holders of IAC Class B common stock are entitled to ten votes per share.
Q:
What is the difference between a stockholder of record and a stockholder who holds IAC shares in street name?

A:
If your IAC shares are registered in your name, you are a stockholder of record. If your IAC shares are held in the name of your broker, bank or other holder of record, your shares are held in street name.

You may examine a list of the stockholders of record as of the close of business on [•], 2021 for any purpose germane to the special meeting, subject to compliance with applicable provisions of Delaware law, during normal business hours during the 10-day period preceding the date of the special meeting at IAC’s corporate headquarters, located at 555 West 18th Street, New York, New York 10011.

Q:
What shares are included on the enclosed proxy card?

A:
If you are a stockholder of record only, you will receive one proxy card from Broadridge for all IAC shares that you hold directly. If you hold IAC shares in street name through one or more banks, brokers and/or other holders of record, you will receive proxy materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which you hold your IAC shares. If you are a stockholder of record and hold additional IAC shares in street name, you will receive proxy materials from Broadridge and the third party or parties through which you hold your IAC shares.

Q:
What are the quorum requirements for the special meeting?

A:
The presence at the special meeting, in person or by proxy, of holders having a majority of the total votes entitled to be cast by holders of IAC common stock and IAC Class B common stock at the special meeting constitutes a quorum. Stockholders who participate in the special meeting online at [•] will be deemed to be in person attendees for purposes of determining whether a quorum has been met. When the holders of IAC common stock vote as a separate class, the presence at the special meeting of holders of a majority of the total votes entitled to be cast by holders of IAC common stock is required for a quorum to be met. When the holders of IAC Class B common stock vote as a separate class, the presence at the special meeting of holders of a majority of the total votes entitled to be cast by holders of IAC Class B common stock is required for a quorum to be met. Shares of IAC common stock and IAC Class B common stock represented by proxy (other than broker non-votes, if any) will be treated as present at the special meeting for purposes of determining whether there is a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Q:
What do I need to do now to vote at the special meeting?

A:
The IAC board of directors is soliciting proxies for use at the special meeting. Stockholders may submit proxies to instruct the designated proxies to vote their shares, before the date of the special meeting, in any of three ways:

•
Submitting a proxy online: Submit your proxy online at [•]. Online proxy voting is available 24 hours a day and will close at [•], Eastern Time, on [•], 2021;

•
Submitting a proxy by telephone: Submit your proxy by telephone by using the toll-free telephone number provided on your proxy card. Telephone proxy voting is available 24 hours a day and will close at [•], Eastern Time, on [•], 2021; or

•
Submitting a proxy by mail: Submit your proxy by mail by marking, dating and signing your proxy, and return it in the postage-paid envelope provided or to [•].

You may also participate in the special meeting online at [•] and vote your shares of IAC capital stock online at that time, even if you have previously submitted your vote. To do so, you will need the sixteen-digit control number included on your proxy card or the instructions that accompanied your proxy materials.
For IAC shares stock held in street name, holders may submit a proxy online or by telephone before the date of the special meeting if their broker, bank and/or other holder of record makes these methods available. If you submit a proxy online or by telephone, DO NOT request and return a printed proxy card from IAC or from your broker, bank and/or other holder of record. If you hold your shares through a broker, bank and/or other holder of record, follow the voting instructions you receive from your broker, bank and/or other holder of record.
Q:
If I hold my IAC shares in street name, will my broker, bank or other holder of record vote these shares for me?

A:
If your shares of IAC common stock are held in street name, you must provide your broker, bank and/or other holder of record with instructions in order to vote these shares. If you do not provide voting instructions, whether your shares can be voted by your broker, bank and/or other holder of record depends on the type of item being considered for a vote. The proposals to be voted on at the special meeting are non-discretionary items. Accordingly, the Spin-off Proposal, the Corporate Opportunities Proposal and the Adjournment Proposal may NOT be voted on by your broker, bank and/or other holder of record absent specific voting instructions from you, and your shares will not be present and voted at the meeting.
Q:
What effect do abstentions and broker non-votes have on quorum requirements and the voting results for each proposal to be voted on at the special meeting?

A:
Abstentions are counted as present for purposes of determining a quorum.

Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of outstanding shares or the number of shares present at the special meeting and have no impact on the vote on any proposal for which the vote standard is based on the actual number of votes cast at the meeting. Accordingly, an abstention will have the same effect as a vote “AGAINST” each of the proposals submitted for consideration at the special meeting.
A broker non-vote will result if your broker, bank or other nominee returns a proxy but does not provide instruction as to how shares should be voted on a particular matter. If any broker non-votes occur, shares represented by broker non-votes are not treated as shares present and able to be voted. Accordingly, a broker non-vote will not count as present for purposes of determining a quorum, and:
•
with respect to the Spin-off Proposal or the Corporate Opportunities Proposal will have the same effect as a vote “AGAINST” such proposal.

•
with respect to the Adjournment Proposal will have no effect on such proposal.

Q:
Can I change my vote or revoke my proxy?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the polls close at the special meeting by:

•
submitting a later-dated proxy relating to the same shares online, by telephone or by mail before the date of the special meeting;

•
delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy; or

•
participating in the special meeting and voting online at that time at [•] (although virtual attendance at the special meeting will not, by itself, change your vote or revoke a proxy).

To change your vote or revoke your proxy, follow the instructions provided on the proxy card to do so online or by telephone, or send a written notice or a new proxy card to [•]. You may request a new proxy card by calling IAC’s proxy solicitor, Georgeson, at 1-800-891-3214.
If you hold your IAC shares through a broker, bank or other holder of record, follow the instructions that you receive from your broker, bank or other holder of record if you wish to revoke your proxy.
Q:
Who can attend the special meeting?

A:
Only IAC stockholders and persons holding proxies from IAC stockholders may virtually attend the special meeting. To participate in the special meeting, go to [•] and enter the sixteen-digit control number included on your proxy card or the instructions that accompanied your proxy materials.

Q:
What if I do not specify a choice for a matter when returning a proxy?

A:
If you do not give specific instructions, proxies that are signed and returned will be voted “FOR” all of the proposals to be voted on at the special meeting, as listed in this proxy statement/consent solicitation statement/prospectus.

Q:
How are proxies solicited and who bears the related costs?

A:
IAC bears all expenses incurred in connection with the solicitation of proxies for the special meeting.

In addition to solicitations by mail, directors, officers and employees of IAC may solicit proxies from stockholders by telephone, letter, facsimile, e-mail or in person.
In addition, IAC has retained Georgeson to distribute proxy solicitation materials to brokers, banks and other holders of record and to assist in the solicitation of proxies from IAC stockholders. The fee for such firm’s services is estimated to be approximately $[•], plus reimbursement for their reasonable out-of-pocket expenses.
Following the initial mailing of the proxy materials, IAC will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold shares of IAC capital stock and to request authority for the exercise of proxies. In such cases, IAC, upon the request of these holders, will reimburse these parties for their reasonable expenses.
Q:
Should I send in evidence of my book-entry ownership with my proxy?

A:
No, please do NOT return your book-entry statement with your proxy. You will be mailed customary transmittal materials, under separate cover following the closing of the Spin-off, describing what you need to do with your shares held in book-entry form.

Q:
What should I do if I have questions about the special meeting?

A:
If you have any questions about the special meeting or the various proposals to be voted on at the special meeting and/or how to participate in the special meeting online at [•] and vote at that time or would like copies of any of the documents referred to in this proxy statement/consent solicitation statement/prospectus, you should contact Georgeson at its toll-free number 1-800-891-3214 or IAC Investor Relations at 212-314-7400 or ir@iac.com.

Questions and Answers About the Spin-off
Q:
What is IAC proposing to do?

A:
IAC is proposing to separate its Vimeo business from the remaining businesses of IAC through a series of transactions (which we refer to as the “Spin-off”) that, if completed in their entirety, will result in the transfer of IAC’s Vimeo business to SpinCo, SpinCo becoming an independent, separately traded public company through a spin-off from IAC, and Vimeo, the IAC subsidiary that currently holds the Vimeo business, becoming a wholly-owned subsidiary of SpinCo.

If the Spin-off is effected and the Vimeo merger is completed, the holders of shares of IAC capital stock outstanding immediately prior to the Spin-off will continue to own all of the outstanding shares IAC capital stock, and will become the direct owners of a percentage of the outstanding shares of SpinCo capital stock approximately equal, in the aggregate, to IAC’s indirect ownership interest in Vimeo prior to the Spin-off. The remaining shares of SpinCo’s outstanding capital stock will, if the Vimeo merger is completed, be owned by Vimeo’s pre-separation third-party stockholders. If the Spin-off is completed but the Vimeo merger is not completed, the shares of SpinCo capital stock issued to IAC stockholders in the Spin-off will initially constitute all of the outstanding shares of SpinCo capital stock immediately following the consummation of the Spin-off, Vimeo’s pre-separation third-party stockholders will initially remain stockholders of Vimeo, and SpinCo will own approximately 88% of Vimeo’s outstanding shares. SpinCo anticipates that it would subsequently seek to implement an alternative transaction to cause or permit the stockholders of Vimeo to exchange their ownership interests in Vimeo for an interest in SpinCo.
For further information about SpinCo after the Spin-off, please see the section of this proxy statement/consent solicitation statement/prospectus entitled “Information About SpinCo After the Spin-off.” For further information about IAC after the Spin-off, please see the section of this proxy statement/consent solicitation statement/prospectus entitled “Information About IAC After the Spin-off.”
Q:
Why is IAC proposing the Spin-off?

A:
The IAC board of directors believes that the Spin-off should provide benefits to IAC and its stockholders, including, among others:

•
enabling each of IAC and SpinCo to adopt a capital structure and to make investments best suited for its own objectives and needs, including allowing SpinCo to raise equity capital without the constraint of investment considerations at the IAC level;

•
creating a “pure play” SpinCo equity currency in order to facilitate capital raising, strategic acquisitions and employee compensation;

•
the potential increase in the aggregate equity value of the two companies, including by permitting SpinCo to develop an investor base that focuses on companies similar to SpinCo;

•
increasing transparency at each of IAC and SpinCo, including by allowing each business to be covered by equity analysts who specialize in their respective industries; and

•
enhancing IAC’s ability to focus on building the scale of its remaining businesses and improving alignment among those businesses through the separation of SpinCo, which, as a “software as a service” company, does not currently align with the operating model of IAC’s other businesses.

For a discussion of the factors that the IAC board of directors considered in determining to proceed with the Spin-off, please see the section of this proxy statement/consent solicitation statement/prospectus entitled “The Spin-off — Reasons for the Spin-off; Recommendation of the IAC Board of Directors.”
Q:
How will the Spin-off be implemented?

A:
The Spin-off is structured to include the following steps:

•
Certain restructuring transactions, including, among other things, the transfer to SpinCo of IAC’s equity interests in Vimeo, and the repayment by Vimeo of all outstanding intercompany debt owed to IAC and its subsidiaries (other than Vimeo’s subsidiaries).

•
Amending IAC’s certificate of incorporation to provide for:

•
the reclassification of each share of IAC par value $0.001 common stock into (i) one share of IAC par value $0.0001 common stock and (ii) 1/100th of a share of IAC Series 1 mandatorily exchangeable preferred stock that will automatically be exchanged for [•] shares of SpinCo common stock (with holders receiving cash in lieu of any fractional shares of SpinCo common stock resulting, after aggregation, from the reclassification); and

•
the reclassification of each share of IAC par value $0.001 Class B common stock into (i) one share of IAC par value $0.0001 Class B common stock and (ii) 1/100th of a share of IAC Series 2 mandatorily exchangeable preferred stock that will automatically be exchanged for [•] shares of SpinCo Class B common stock (with holders receiving cash in lieu of any fractional shares of SpinCo Class B common stock resulting, after aggregation, from the reclassification).

Q:
What will I own after the completion of the Spin-off?

A:
As a result of the Spin-off, the shares of IAC capital stock that you hold will be treated as follows:

•
IAC common stock:   Each share of IAC par value $0.001 common stock that you own will be reclassified into (i) one share of IAC par value $0.0001 common stock and (ii) 1/100th of a share of IAC Series 1 mandatorily exchangeable preferred stock that will automatically be exchanged for [•] shares of SpinCo common stock (with holders receiving cash in lieu of any fractional shares of SpinCo common stock resulting, after aggregation, from the reclassification); and

•
IAC Class B common stock:   Each share of IAC par value $0.001 Class B common stock that you own will be reclassified into (i) one share of IAC par value $0.0001 Class B common stock and (ii) 1/100th of a share of IAC Series 2 mandatorily exchangeable preferred stock that will automatically be exchanged for [•] shares of SpinCo Class B common stock (with holders receiving cash in lieu of any fractional shares of SpinCo Class B common stock resulting, after aggregation, from the reclassification).

As a result of the Spin-off, holders of shares of IAC capital stock will, immediately after the completion of the Spin-off, own approximately 88% of the outstanding capital stock of SpinCo. This ownership percentage will be subject to change based on the anti-dilution adjustment described in the section of this

x

proxy statement/consent solicitation statement/prospectus entitled “The Vimeo Merger — Consideration to Vimeo Stockholders,” and will not be known until the completion of the Spin-off.
Q:
What is the Spin-off exchange ratio?

A:
The Spin-off exchange ratio is [•], which represents the number of shares of SpinCo common stock or SpinCo Class B common stock, as applicable, that a holder of a share of IAC capital stock will receive in connection with the Spin-off in respect of such share of IAC capital stock if the Spin-off is completed.

For more information, please see the section of this proxy statement/consent solicitation statement/prospectus entitled “The Spin-off — Structure of the Spin-off.”
Q:
What happens if I sell my shares of IAC capital stock before completion of the Spin-off?

A:
The record date for the special meeting is earlier than both the date of the special meeting and the date that the Spin-off is expected to be completed. If you transfer your shares of IAC capital stock after the special meeting record date but before the special meeting, you will, unless the transferee requests a proxy from you, retain your right to vote at the special meeting but will transfer the right to receive shares (and any cash in lieu of fractional shares) to which you would otherwise be entitled in connection with the Spin-off to the person to whom you transfer your shares. In order to receive the shares (and any cash in lieu of fractional shares) which you are entitled to receive in connection with the Spin-off as an IAC stockholder, you must hold your shares through the completion of the Spin-off.

Q:
Do I need to do anything with my IAC shares?

A:
Following the completion of the Spin-off, IAC will mail to each holder of IAC common stock or IAC Class B common stock a letter of transmittal with instructions that explain how to return shares of IAC common stock and IAC Class B common stock held in book-entry form to enable the holder to receive uncertificated shares of reclassified IAC common stock, reclassified IAC Class B common stock, SpinCo common stock and/or SpinCo Class B common stock to which the holder is entitled in connection with the Spin-off, and cash in lieu of fractional shares. Holders of IAC common stock and IAC Class B common stock may deliver their shares held in book-entry form, along with a properly executed letter of transmittal and any other required documents, to the exchange agent identified in the letter of transmittal. The shares will be cancelled and each holder will receive the number of full shares of reclassified IAC common stock, reclassified IAC Class B common stock, SpinCo common stock and/or SpinCo Class B common stock to which that holder is entitled, and cash in lieu of any fractional shares arising from the IAC reclassification.

Q:
How will I receive my shares of IAC capital stock and SpinCo capital stock to which I am entitled?

A:
Following the Spin-off, reclassified IAC common stock, reclassified IAC Class B common stock, SpinCo common stock and SpinCo Class B common stock will be issued electronically by way of direct registration, or in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and the need to return a duly executed stock certificate to effect a transfer. Computershare Trust Company, N.A. will act as the registrar and transfer agent for reclassified IAC common stock, reclassified IAC Class B common stock, SpinCo common stock and SpinCo Class B common stock after the Spin-off.

Q:
Is IAC required to effect the Spin-off or the proposed amendments to the IAC certificate of incorporation, if approved by IAC stockholders?

A:
No. Regardless of receipt of necessary stockholder approvals, the IAC board of directors retains and has reserved the right to abandon the Spin-off and each of the proposed amendments to the IAC certificate of incorporation at any time prior to the completion of the Spin-off.

Q:
What happens if the Spin-off is not completed?

A:
If the Spin-off is not completed, the transactions described in this proxy statement/consent solicitation statement/prospectus will not be implemented, Vimeo will remain a majority-owned subsidiary of

IAC, and IAC stockholders will continue to hold their existing shares in IAC and will not receive any reclassified shares in IAC or shares in SpinCo.
Q:
Will the reclassified IAC securities and the SpinCo securities be listed on an exchange and publicly traded after the Spin-off?

A:
IAC common stock currently trades on the Nasdaq under the ticker symbol “IAC” and IAC expects that it will continue to do so after the Spin-off. SpinCo will apply to list SpinCo common stock on [•] and has reserved the ticker symbol “[•].” Trading in SpinCo common stock under this symbol is expected to begin on the first business day following the completion of the Spin-off. However, there can be no assurance that a viable and active trading market will develop. There is no plan to publicly list the IAC Class B common stock or the SpinCo Class B common stock.

Q:
Will a when-issued trading market develop for post-Spin-off IAC and/or SpinCo securities prior to the completion of the Spin-off?

A:
“When-issued” trading refers to conditional purchases or sales transactions with respect to a security that has been authorized but is not yet issued and available. IAC currently expects, but cannot guarantee, that a when-issued trading market will develop with respect to IAC par value $0.0001 common stock and SpinCo common stock prior to the completion of the Spin-off. With respect to IAC common stock, a when-issued market may develop as soon as IAC stockholder approval for the Spin-off Proposal is obtained. With respect to SpinCo common stock, a when-issued market may develop after IAC stockholder approval for the Spin-off Proposal is obtained and the SpinCo common stock is registered with the SEC under the Securities Exchange Act of 1934, as amended. No assurance can be given that a when-issued trading market for either IAC common stock or SpinCo common stock will, in fact, develop or be sustained.

Q:
Are IAC stockholders entitled to dissenters’ rights or appraisal rights?

A:
No. IAC stockholders will not be entitled to dissenters’ rights or appraisal rights in connection with the Spin-off. See the section of this proxy statement/consent solicitation statement/prospectus entitled “The Spin-off — No Dissenters’ Rights.”

Q:
When does IAC expect to complete the Spin-off?

A:
If IAC stockholders approve the Spin-off Proposal at the special meeting and all of the other conditions to the completion of the Spin-off are satisfied, and subject to the final approval of the IAC board of directors, IAC currently expects to complete the Spin-off approximately [•] following the completion of the special meeting. However, even if IAC stockholders approve the Spin-off Proposal, the IAC board of directors may abandon or delay the Spin-off. In any event, IAC may delay the completion of the Spin-off if necessary to permit the development of a when-issued trading market in IAC common stock and SpinCo common stock prior to completion of the Spin-off.

Q:
What should I do if I have questions?

A:
If you have any questions about the Spin-off, you should contact Georgeson at its toll-free number 1-800-891-3214 or IAC Investor Relations at 212-314-7400 or ir@iac.com.

Q:
Where can I find more information about IAC and Vimeo?

A:
You can find more information from the various sources described under “Where You Can Find More Information.”

Questions and Answers About the Vimeo Merger and the Consent Solicitation
Q:
What is Vimeo proposing to do?

A:
Vimeo, SpinCo and Merger Sub have entered into the Vimeo merger agreement, pursuant to which, if the Spin-off is completed and the other conditions to the Vimeo merger are satisfied or waived, Merger

Sub would merge with and into Vimeo, with Vimeo surviving the Vimeo merger as a wholly-owned subsidiary of SpinCo.
Q:
What will holders of Vimeo capital stock receive in the Vimeo merger?

A:
Subject to the applicable provisions of the Vimeo merger agreement, if the Vimeo merger is completed, without any action on the part of the parties or holders of any capital stock of Vimeo:

•
each share of Vimeo capital stock issued and outstanding immediately prior to the effective time of the Vimeo merger (other than any shares held by SpinCo, IAC or a subsidiary of either company (other than a subsidiary of Vimeo) or held in treasury by Vimeo, or dissenting shares (as defined under “The Vimeo Merger Agreement — Dissenting Shares”)) will automatically be cancelled and converted into the right to receive a number of shares of SpinCo common stock equal to the Vimeo merger exchange ratio (as defined under “The Vimeo Merger — Consideration to Vimeo Stockholders”); and

•
each share of Vimeo capital stock issued and outstanding immediately prior to the effective time of the Vimeo merger and held by SpinCo, IAC or a subsidiary of either company (other than a subsidiary of Vimeo) or held in treasury by Vimeo will automatically be cancelled for no consideration.

See the sections entitled “The Vimeo Merger” and “The Vimeo Merger Agreement.”
Q:
What will happen if the Vimeo merger is not completed?

A:
If the Vimeo merger is not completed, Vimeo stockholders will not receive any merger consideration for their shares of Vimeo capital stock. If the Spin-off is completed but the Vimeo merger is not completed, Vimeo will become a majority owned subsidiary of SpinCo, and SpinCo and Vimeo anticipate that they would subsequently seek to implement an alternative transaction to cause or permit the stockholders of Vimeo to exchange their ownership interests in Vimeo for an interest in SpinCo. If the Spin-off is not completed, or if the other conditions to the Vimeo merger are not satisfied or waived, the Vimeo merger will not be completed.

See the sections entitled “The Vimeo Merger Agreement — Conditions to the Completion of the Vimeo Merger” and “The Vimeo Merger Agreement — Termination of the Vimeo Merger Agreement.”
Q:
Are Vimeo stockholders entitled to seek appraisal rights?

A:
Pursuant to Section 262 of the DGCL, holders of Vimeo capital stock who do not deliver a written consent approving the merger agreement proposal and who otherwise strictly comply with the provisions set forth in section 262 of the DGCL have the right to seek appraisal of the fair value of their shares of Vimeo capital stock, as determined by the Delaware Court of Chancery, if the Vimeo merger is completed. The “fair value” of shares of Vimeo capital stock as determined by the Delaware Court of Chancery could be more or less than, or the same as, the value of the consideration that a Vimeo stockholder would otherwise be entitled to receive under the terms of the Vimeo merger agreement.

To exercise appraisal rights, Vimeo stockholders must strictly comply with the procedures prescribed by Delaware law. These procedures are summarized in the section entitled “The Consent Solicitation — Appraisal Rights.” Failure to strictly comply with these provisions will result in a loss of appraisal rights.
It is a condition to SpinCo's obligation to complete the Vimeo merger that at least 20 days have passed since delivery of the required notice of appraisal rights and that no Vimeo stockholder has asserted appraisal rights that have not been waived or abandoned.
Q:
What are the conditions to the completion of the Vimeo merger?

A:
Completion of the Vimeo merger is subject to the satisfaction or waiver of a number of conditions as set forth in the Vimeo merger agreement, including, among others, the completion of the Spin-off, no law having been enacted, or order or injunction having been issued or granted, by a governmental entity of competent jurisdiction that prohibits the completion of the Vimeo merger, the receipt of the Vimeo stockholder approval, and the effectiveness of the registration statement of which this proxy statement/

consent solicitation statement/prospectus forms a part. SpinCo's obligation to complete the Vimeo merger is also subject to the satisfaction or waiver of additional conditions, including the approval for listing on any nationally recognized securities exchange on which shares of SpinCo common stock are being listed in connection with the Spin-off of the shares of SpinCo common stock to be issued in the Vimeo merger, and at least 20 days having passed since delivery of the required notice of appraisal rights and no Vimeo stockholder having asserted appraisal rights that have not been waived or abandoned. For more information, see the section entitled “The Vimeo Merger Agreement — Conditions to the Completion of the Vimeo Merger.”
Q:
When is the Vimeo merger expected to be completed?

A:
The Vimeo merger will only be completed if the Spin-off is completed, and if all of the other conditions to the completion of the Vimeo merger are satisfied or validly waived. If all of the conditions to the completion of the Spin-off are satisfied or waived (including the receipt of the final approval of the IAC board of directors), IAC currently expects to complete the Spin-off approximately [•] following the completion of the special meeting. However, even if IAC stockholders approve the Spin-off Proposal, the IAC board of directors may abandon or delay the Spin-off. In any event, IAC may delay the completion of the Spin-off if necessary to permit the development of a when-issued trading market in IAC common stock and SpinCo common stock prior to completion of the Spin-off. If the Spin-off is completed and the other conditions of the Vimeo merger are satisfied or validly waived, SpinCo and Vimeo anticipate that the Vimeo merger will be completed promptly following the consummation of the Spin-off.

Q:
What is the Vimeo merger exchange ratio?

A:
The Vimeo merger exchange ratio is the number of shares of SpinCo common stock that a holder of a share of Vimeo capital stock will receive in connection with the Vimeo merger in respect of such share of Vimeo capital stock if the Vimeo merger is completed.

The Vimeo merger exchange ratio will be calculated pursuant to a formula, as further described in this proxy statement/consent solicitation statement/prospectus.
For more information, please see the section of this proxy statement/consent solicitation statement/prospectus entitled “The Vimeo Merger — Consideration to Vimeo Stockholders.”
Q:
What are Vimeo stockholders being asked to approve?

A:
Holders of Vimeo voting common stock are being asked to approve a proposal to approve the adoption of the Vimeo merger agreement (the “Vimeo merger agreement proposal”).

Q:
What is the recommendation of the Vimeo board of directors?

A:
The Vimeo board of directors unanimously recommends that Vimeo stockholders approve the Vimeo merger agreement proposal by executing and returning the written consent furnished with this proxy statement/consent solicitation statement/prospectus.

Q:
What Vimeo stockholder consents are required to approve the Vimeo merger?

A:
The Vimeo merger cannot be completed unless Vimeo stockholders approve the Vimeo merger proposal. The approval of the Vimeo merger proposal requires (i) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of Vimeo voting common stock entitled to vote on such matter and (ii) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of Vimeo voting common stock entitled to vote on such matter and held by stockholders other than IAC and its subsidiaries (the approvals referred to in the preceding clauses (i) and (ii) are referred to as the “Vimeo stockholder consent”).

As of the written consent record date, a subsidiary of IAC owns approximately 88% of the outstanding shares of Vimeo capital stock, including approximately 81% of the outstanding shares of Vimeo voting common stock, and intends to deliver a consent to the Vimeo merger proposal. The remaining approximately 19% of the outstanding shares of Vimeo voting common stock are owned by third-party investors.

Q:
Who is entitled to give a written consent?

A:
The Vimeo board of directors has set [•], 2021 as the record date (referred to as the “written consent record date”) for determining the holders of Vimeo voting common stock entitled to execute and deliver written consents with respect to this solicitation. Holders of Vimeo voting common stock on the written consent record date will be entitled to give or withhold a consent using the written consent furnished with this proxy statement/consent solicitation statement/prospectus.

Q:
How can I return my written consent?

A:
If you hold shares of Vimeo voting common stock as of the written consent record date and you wish to submit your consent, you must fill out the enclosed written consent, date and sign it, and promptly return it to Vimeo. Once you have completed, dated and signed your written consent, deliver it to Vimeo by emailing a .pdf copy of your written consent to [•] or by mailing your written consent to [•]. Vimeo will not call or convene any meeting of its stockholders in connection with the Vimeo merger agreement proposal. Vimeo stockholders should not send stock certificates with their written consents.

Q:
What happens if I do not return my written consent?

A:
If you hold shares of Vimeo voting common stock as of the written consent record date and you do not return your written consent, that will have the same effect as a vote against the adoption of the Vimeo merger agreement.

Q:
What happens if I return my written consent but do not indicate a decision with respect to the Vimeo merger agreement proposal?

A:
If you hold shares of Vimeo voting common stock as of the written consent record date and you return a signed written consent without indicating your decision, you will have given your consent to approve the Vimeo merger agreement proposal.

Q:
What is the deadline for returning my written consent?

A:
Vimeo has set [•], 2021 as the targeted final date for receipt of written consents (such date, as it may be extended in accordance with the next sentence, the “written consent deadline”). Vimeo reserves the right to extend the consent deadline beyond [•], 2021. Any such extension may be made without notice to Vimeo stockholders.

Q:
Can I change or revoke my written consent?

A:
Yes. You may change or revoke your consent to the Vimeo merger agreement proposal at any time before the consent deadline. If you wish to change or revoke your consent before the consent deadline, you may do so by sending in a new written consent with a later date by one of the means described in the section of this proxy statement/consent solicitation statement/prospectus entitled “The Consent Solicitation — Executing Written Consents; Revocation of Written Consents.”

Q:
Do I need to do anything with my Vimeo shares?

A:
Following the completion of the Vimeo merger, SpinCo will mail to each holder of Vimeo capital stock a letter of transmittal with instructions that explain how to return shares held in book-entry form of Vimeo capital stock to enable the holder to receive uncertificated shares of SpinCo common stock and cash in lieu of fractional shares to which the holder is entitled in connection with the Vimeo merger. Holders of Vimeo capital stock may deliver their shares held in book-entry form, along with a properly executed letter of transmittal and any other required documents, to the exchange agent identified in the letter of transmittal. The shares of Vimeo capital stock will be cancelled and each holder will receive the number of full shares of SpinCo common stock to which that holder is entitled, and cash in lieu of any fractional shares.

Q:
How will I receive my shares of SpinCo common stock to which I am entitled?

A:
Following the completion of the Vimeo merger, shares of SpinCo common stock will be issued electronically by way of direct registration, or in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and the need to return a duly executed stock certificate to effect a transfer. Computershare Trust Company, N.A. will act as the registrar and transfer agent for SpinCo common stock after the completion of the Spin-off and the Vimeo merger.
Q:
Are SpinCo and Vimeo obligated to complete the Vimeo merger if the Vimeo merger agreement is adopted by Vimeo stockholders?

A:
No. Regardless of receipt of necessary stockholder approvals, the SpinCo board of directors and Vimeo board of directors retain and have reserved the right to abandon the Vimeo merger at any time prior to consummation.

Q:
Will the shares of SpinCo common stock issuable in connection with the Vimeo merger be listed on an exchange and publicly traded after the Vimeo merger?

A:
SpinCo will apply to list SpinCo common stock on [•] and has reserved the ticker symbol “[•].” Trading in SpinCo common stock under this symbol is expected to begin on the first business day following the completion of the Spin-off. However, there can be no assurance that a viable and active trading market will develop.

Q:
Will a when-issued trading market develop for SpinCo common stock prior to the completion of the Vimeo merger?

A:
“When-issued” trading refers to conditional purchases or sales transactions with respect to a security that has been authorized but is not yet issued and available. SpinCo currently expects, but cannot guarantee, that a when-issued trading market will develop with respect to SpinCo common stock prior to the completion of the Vimeo merger, after IAC stockholder approval for the Spin-off Proposal is obtained and the SpinCo common stock is registered with the SEC under the Securities Exchange Act of 1934, as amended. No assurance can be given that a when-issued trading market for SpinCo common stock will, in fact, develop or be sustained.

Q:
What do I need to do now?

A:
Vimeo urges you to read carefully and consider the information contained in this proxy statement/consent solicitation statement/prospectus, including the Annexes, and to consider how the transaction will affect you as a stockholder of Vimeo. Once the registration statement of which this proxy statement/consent solicitation statement/prospectus forms a part has been declared effective by the SEC, Vimeo will solicit your written consent.

Q:
What should I do if I have questions?

A:
If you have any questions about the Vimeo merger agreement or the Vimeo merger, you should contact Georgeson at its toll-free number 1-800-891-3214 or IAC Investor Relations at 212-314-7400 or ir@iac.com.

Q:
Where can I find more information about IAC, Vimeo and SpinCo?

A:
You can find more information from the various sources described under “Where You Can Find More Information.”

SUMMARY
The following is a summary of some of the information contained in this proxy statement/consent solicitation statement/prospectus. In addition to this summary, you should read the entire document carefully, including (1) the risks associated with the Spin-off and the securities of IAC and SpinCo after the Spin-off (and, if completed, the Vimeo merger) as discussed under the heading”RISK FACTORS,” (2) the unaudited pro forma condensed consolidated and combined financial statements for IAC, included as Annex H, and the unaudited pro forma condensed consolidated financial statements for Vimeo Holdings, Inc., included as Annex I, (3) the historical consolidated and combined financial statements and related notes for IAC, included as Annex J, and (4) the historical consolidated financial statements and related notes for Vimeo, included as Annex K.
Information About the Companies
IAC (page 84)
IAC/InterActiveCorp
555 West 18th Street
New York, NY 10011
Phone: (212) 314-7300
IAC/InterActiveCorp (Nasdaq: IAC) is a Delaware corporation that operates Vimeo, Dotdash and Care.com, among many other online businesses, and has majority ownership of ANGI Homeservices, which includes HomeAdvisor, Angie’s List and Handy.
On December 19, 2019, IAC entered into a Transaction Agreement (which was amended on April 28, 2020 and June 22, 2020) with Match Group Holdings II, LLC (formerly known as Match Group, Inc.) (“Old Match”), Match Group, Inc. (formerly known as IAC/InterActiveCorp) (“Old IAC/New Match”, and referred to as “Old IAC” with respect to periods prior to the consummation of the separation), and Valentine Merger Sub LLC, an indirect wholly owned subsidiary of Old IAC/New Match. On June 30, 2020, the businesses of Old Match were separated from the remaining businesses of Old IAC/New Match through a series of transactions that resulted in two, separate public companies: (i) Old IAC/New Match, which owns the businesses of Old Match and certain Old IAC financing subsidiaries, and (ii) IAC, which was renamed IAC/InterActiveCorp, and which owns Old IAC’s other businesses.
For information regarding the results of IAC’s historical operations, see “Information About IAC After the Spin-off — Management’s Discussion and Analysis of Financial Condition and Results of Operations for IAC.” Please also see the Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements of IAC and the accompanying notes in Annex H.
Vimeo (page 147)
555 West 18th Street
New York, NY 10011
Phone: (212) 314-7300
Vimeo, Inc. is a Delaware corporation. Vimeo is the world’s leading all-in-one video software solution, providing the full breadth of video tools through a software-as-a-service model. Vimeo’s comprehensive tools empower its users to create and communicate through high-quality video on a single, integrated platform. Vimeo single turnkey solution empowers its users to create, collaborate and communicate with video. And, as businesses face significant barriers to use video today, Vimeo eliminates these barriers and solves essential video needs by offering individual and enterprise subscriptions to its cloud-based software through which users can utilize its easy-to-use video tools. Vimeo’s platform is available to users all over the world.
For information regarding the results of Vimeo’s historical operations, see “Information about SpinCo after the Spin-off — Management’s Discussion and Analysis of Financial Condition and Results of Operations for Vimeo.” Please also see the Unaudited Pro Forma Condensed Consolidated Financial Statements of Vimeo Holdings, Inc. and the accompanying notes in Annex I.

SpinCo (page 56)
555 West 18th Street
New York, NY 10011
Phone: (212) 314-7300
In connection with the Spin-off, Vimeo Holdings, Inc., which we refer to as SpinCo, was incorporated as a Delaware corporation in December 2020. Vimeo Holdings, Inc. currently does not have any material assets or liabilities, nor does it engage in any business or other activities and, other than in connection with the Spin-off, will not acquire or incur any material assets or liabilities, nor will it engage in any business or other activities.
Merger Sub (page 68)
555 West 18th Street
New York, NY 10011
Phone: (212) 314-7300
Stream Merger Sub, Inc., a wholly owned subsidiary of SpinCo, is a Delaware corporation that was incorporated in December 2020 for the purpose of entering into the Vimeo merger agreement and effecting the Vimeo merger. If the Vimeo merger is completed, Merger Sub will be merged with and into Vimeo, with Vimeo continuing as the surviving corporation and as a wholly owned subsidiary of SpinCo.
The Special Meeting (page 47)
The special meeting will be a virtual meeting held on [•], 2021, at [•], Eastern Time, unless the special meeting is adjourned or postponed. IAC stockholders will be able to attend the special meeting by visiting [•]. To participate in the special meeting, you will need the sixteen-digit control number included on your proxy card or the instructions that accompanied your proxy materials.
Purpose of the Special Meeting
The purpose of the special meeting is for the IAC stockholders to vote on the following proposals:
•
To approve amendments to IAC’s restated certificate of incorporation that will effect the Spin-off by:

•
Reclassifying each share of IAC par value $0.001 common stock into (i) one share of IAC par value $0.0001 common stock and (ii) 1/100th of a share of IAC par value $0.01 Series 1 mandatorily exchangeable preferred stock that will automatically exchange into [•] shares of SpinCo common stock (with holders receiving cash in lieu of any fractional shares of SpinCo common stock resulting, after aggregation, from the reclassification); and

•
Reclassifying each share of IAC par value $0.001 Class B common stock into (i) one share of IAC par value $0.0001 Class B common stock and (ii) 1/100th of a share of IAC par value $0.01 Series 2 mandatorily exchangeable preferred stock that will automatically exchange into [•] shares of SpinCo Class B common stock (with holders receiving cash in lieu of any fractional shares of SpinCo Class B common stock resulting, after aggregation, from the reclassification).

This proxy statement/consent solicitation statement/prospectus refers to the foregoing proposal as the “Spin-off Proposal”;
•
To approve the corporate opportunities charter amendment to the IAC restated certificate of incorporation pursuant to which, following the Spin-off, IAC would renounce any interest or expectancy in certain corporate opportunities, which generally would have the effect that no officer or director of IAC who is also an officer or director of SpinCo will be liable to IAC or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to SpinCo instead of IAC, or does not communicate information regarding a corporate opportunity to IAC that the officer or director has directed to SpinCo, and to implement other related changes to the corporate opportunity provisions of the certification of incorporation. This proxy statement/consent solicitation statement/prospectus refers to the foregoing proposal as the “Corporate Opportunities Proposal.” IAC will only implement the Corporate Opportunities Proposal if the Spin-off Proposal receives the required approval from IAC stockholders (and will not implement the Corporate Opportunities Proposal if IAC is not proceeding with the Spin-off);
•
To approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals. This proxy statement/consent solicitation statement/prospectus refers to this proposal as the “Adjournment Proposal”; and

•
To transact such other business as may properly come before the special meeting and any related adjournments or postponements.

Required Vote for Stockholder Proposals
The votes required for each proposal are as follows:
•
Spin-off Proposal:   The Spin-off Proposal requires approval by:

•
the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC common stock entitled to vote on such matter, voting as a separate class;

•
the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC Class B common stock entitled to vote on such matter, voting as a separate class;

•
the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class; and

•
the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC common stock entitled to vote on the proposal, other than any shares of IAC common stock owned, directly or indirectly, by the members of the IAC board of directors, any person that IAC has determined to be an “officer” of IAC within the meaning of Rule 16a-1(f) of the Exchange Act, and the immediate family members of any of the foregoing.

•
Corporate Opportunities Proposal:   The Corporate Opportunities Proposal requires approval by the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class.

•
Adjournment Proposal:   The Adjournment Proposal requires approval by the affirmative vote of holders of a majority of the voting power of the shares of IAC capital stock present in person or represented by proxy and entitled to vote on the matter (provided that a quorum is present).

Voting by Directors and Executive Officers of IAC
As of the close of business on [•], 2021, IAC’s directors, executive officers and their respective affiliates held [•] shares of IAC common stock and 5,789,499 shares of IAC Class B common stock. This represents approximately [•]% of the shares of IAC common stock outstanding and entitled to vote as of the record date for the special meeting when voting as a separate class; 100% of the outstanding shares of IAC Class B common stock outstanding and entitled to vote as of the record date for the special meeting when voting as a separate class; and approximately [•]% of the shares (and approximately [•]% of the total voting power) of IAC capital stock outstanding and entitled to vote as of the record date for the special meeting, when voting together as a single class.
IAC currently expects that the IAC directors and executive officers will vote their shares of IAC common stock and IAC Class B common stock in favor of the proposals to be considered at the special meeting, although none of them is obligated to do so. For more information on the required vote for the proposals to be considered at the special meeting and the beneficial ownership of IAC capital stock, see the sections of this proxy statement/consent solicitation statement/prospectus entitled “Special

Meeting — Required Vote” and “Security Ownership of Certain Beneficial Owners and Management — Security Ownership of IAC Capital Stock Prior to the Spin-off” respectively.
The Spin-off (page 56)
Subject to the terms and conditions set forth in the separation agreement, IAC’s Vimeo business will be separated from the remaining businesses of IAC through a series of transactions (which we refer to as the “Spin-off”) that will result in the pre-transaction stockholders of IAC directly owning shares in both IAC and SpinCo, and in SpinCo becoming a separate public company.
The Spin-off is structured to include the following steps:
•
Certain restructuring transactions, including, among other things, the transfer to SpinCo of IAC’s equity interests in Vimeo, and the repayment by Vimeo of all outstanding intercompany debt owed to IAC and its subsidiaries (other than Vimeo’s subsidiaries).

•
Amending IAC’s certificate of incorporation to provide for:

•
the reclassification of each share of IAC par value $0.001 common stock into (i) one share of IAC par value $0.0001 common stock and (ii) 1/100th of a share of IAC Series 1 mandatorily exchangeable preferred stock that will automatically be exchanged for [•] shares of SpinCo common stock (with holders receiving cash in lieu of any fractional shares of SpinCo common stock resulting, after aggregation, from the reclassification); and

•
the reclassification of each share of IAC par value $0.001 Class B common stock into (i) one share of IAC par value $0.0001 Class B common stock and (ii) 1/100th of a share of IAC Series 2 mandatorily exchangeable preferred stock that will automatically be exchanged for [•] shares of SpinCo Class B common stock (with holders receiving cash in lieu of any fractional shares of SpinCo Class B common stock resulting, after aggregation, from the reclassification).

•
The effectiveness of the Corporate Opportunities charter amendment providing that no officer or director of IAC who is also an officer or director of SpinCo will have liability to IAC or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to SpinCo instead of IAC, or does not communicate information regarding a corporate opportunity to IAC that the officer or director has directed to SpinCo.

IAC currently indirectly owns approximately 88% of the total outstanding shares of Vimeo, with the remaining Vimeo shares held by third parties. In connection with the Spin-off, Vimeo’s existing shareholders agreement requires IAC to cause the conversion of the Vimeo shares held by such non-IAC Vimeo stockholders into SpinCo common stock, which we refer to as the “Vimeo minority exchange.” The shareholders agreement also requires that the non-lAC Vimeo stockholders be compensated (in the form of additional SpinCo equity) for dilution resulting from the issuance of SpinCo options in respect of vested IAC employee option awards that are adjusted in the Spin-Off. Each such Vimeo shareholder will be compensated for their ratable portion of 50% of the intrinsic value of the SpinCo options so issued, measured at the time of the Spin-off (see the section of this proxy statement/consent solicitation statement/prospectus entitled “The Vimeo Merger — Consideration to Vimeo Stockholders”). See Annex I — Vimeo Holdings, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements.
If completed, the Vimeo merger will satisfy these obligations. If the Vimeo merger is not completed, SpinCo and Vimeo anticipate seeking to implement an alternative mechanism to satisfy these obligations.
Recommendation of the IAC Board of Directors (page 47)
The IAC Board of Directors unanimously recommends that IAC stockholders vote:
•
“FOR” the Spin-off Proposal;

•
“FOR” the Corporate Opportunities Proposal; and

•
“FOR” the Adjournment Proposal.

In connection with the approval of the Spin-off, the IAC board of directors unanimously (i) approved, declared advisable and resolved to recommend each of the proposed amendments to the IAC certificate of incorporation that are the subject of the Spin-off Proposal and the Corporate Opportunities Proposal and (ii) directed that the proposed amendments to the IAC certificate of incorporation that are the subject of the Spin-off Proposal and the Corporate Opportunities Proposal and the Adjournment Proposal be submitted for approval by holders of IAC capital stock.
For a discussion of the factors that the IAC board of directors considered in determining to recommend in favor of the Spin-off Proposal and the Corporate Opportunities Proposal, see the section of this proxy statement/consent solicitation statement/prospectus entitled “The Spin-off — Reasons for the Spin-off; Recommendation of the IAC Board of Directors.”
Regulatory Requirements Related to the Spin-off or the Vimeo merger (page 62)
The parties are not aware of any material governmental approvals or actions that are necessary for the completion of the Spin-off or the Vimeo merger. However, certain IAC and Vimeo stockholders may have filing obligations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and should consult their own legal advisors.
Interests of Certain Persons in the Spin-off (page 64)
In considering the recommendation of IAC's Board of Directors to vote in favor of the Spin-off, stockholders of IAC should be aware that directors and executive officers of IAC have interests in the Spin-off that may be in addition to or different from the interests of stockholders generally. The IAC Board of Directors was aware of these interests and considered them, among other factors, in approving the Spin-off.
Certain of IAC's directors and executive officers currently own shares of IAC common stock and/or equity awards that are denominated in shares of IAC common stock. In the Spin-off, these directors and executive officers will receive reclassified shares of IAC common stock (including restricted shares in the case of Mr. Levin), shares of Vimeo common stock (including restricted shares in the case of Mr. Levin), adjusted options to purchase shares of IAC common stock, options to purchase shares of Vimeo common stock and adjusted IAC restricted stock units in respect of the IAC securities that they currently own.
No Dissenters’ Rights for Holders of IAC Capital Stock (page 64)
Under the DGCL, holders of shares of IAC capital stock will not have appraisal or dissenters’ rights in connection with the Spin-off.
Accounting Treatment (page 64)
IAC and Vimeo prepare their financial statements in accordance with United States generally accepted accounting principles. The Spin-off will be accounted for by IAC as a discontinuance of the consolidated businesses comprising SpinCo after the Spin-off. For accounting purposes, the measurement date for discontinued operations will be on the date of the Spin-off. After the Spin-off, the assets and liabilities of SpinCo will be accounted for at their historical carrying values immediately prior to the Spin-off.
Merger Sub also prepares its financial statements in accordance with United States generally accepted accounting principles. After the Vimeo merger, Merger Sub will be merged with and into Vimeo, with Vimeo continuing as the surviving company and a subsidiary of SpinCo. The Vimeo merger is between entities under common control and the assets and liabilities of Merger Sub and Vimeo will be accounted for at their historical carrying values immediately prior to the Merger.
Listing of IAC Common Stock and SpinCo Common Stock (page 64)
IAC common stock currently trades on Nasdaq under the ticker symbol “IAC” and IAC expects that it will continue to do so after the Spin-off. SpinCo will apply to list SpinCo common stock on [•] and has reserved the ticker symbol “[•]” for such listing. Trading in SpinCo common stock under this symbol is expected to begin on the first business day following the date that IAC completes the Spin-off. However, there can be no assurance that a viable and active trading market will develop.

Material U.S. Federal Income Tax Consequences (page 180)
It is a condition to the completion of the Spin-off that IAC receive an opinion of IAC’s outside counsel satisfactory to the IAC board of directors regarding the qualification of (i) the exchange of shares of IAC common stock or IAC Class B common stock, as applicable, for shares of IAC common stock or IAC Class B common stock, as applicable, pursuant to the IAC reclassification as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), and/or an exchange described in Section 1036 of the Code and (ii) the Spin-off and certain related transactions, taken together, as a “reorganization” within the meaning of Sections 368(a)(1)(D) and 355(a) of the Code. Accordingly, it is expected that, for U.S. federal income tax purposes, (i) no gain or loss will be recognized by U.S. holders of IAC common stock upon the IAC reclassification and (ii) no gain or loss will be recognized by U.S. holders of IAC common stock upon the receipt of SpinCo common stock in the Spin-off, except with respect to cash received.
IAC, SpinCo and Vimeo intend for the Vimeo merger to qualify (i) a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code and/or (ii) as a transaction that, together with certain transactions undertaken as a part of the Spin-off, is generally tax free to holders of Vimeo capital stock pursuant to Section 351(a) of the Code. Assuming the Vimeo merger so qualifies, no gain or loss will be recognized by U.S. holders of Vimeo capital stock upon the receipt of SpinCo common stock in the Vimeo merger for U.S. federal income tax purposes, except with respect to cash received.
All holders of IAC common stock and Vimeo capital stock should consult their own tax advisors as to the particular consequences to them of the IAC reclassification, the Spin-off, and the Vimeo merger, including the applicability and effect of any U.S. federal, state, local, non-U.S. and other tax laws. For more information regarding the material U.S. federal income tax consequences of the IAC reclassification, the Spin-off and the Vimeo merger, see “Material U.S. Federal Income Tax Consequences.”
Relationship Between IAC and SpinCo After the Spin-off (page 234)
Following the Spin-off, IAC and SpinCo will be independent, publicly owned companies. In connection with the spin-off, IAC and SpinCo will enter into the following agreements:
•
a separation agreement that sets forth the arrangements between IAC and SpinCo with respect to the principal corporate transactions necessary to complete the Spin-off, and a number of other principles governing the relationship between IAC and SpinCo following the Spin-off;

•
a tax matters agreement that will govern the respective rights, responsibilities and obligations of IAC and SpinCo after the Spin-off with respect to tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes, other taxes and related tax returns;

•
an employee matters agreement that will govern a wide range of compensation and benefit issues, including the allocation between IAC and SpinCo of responsibility for the employment and benefit obligations and liabilities of each of IAC’s and SpinCo’s current and former employees (and their dependents and beneficiaries);

•
a transition services agreement that will govern the provision of transition services from IAC to SpinCo; and

•
a lease agreement.

Shareholder Litigation Relating to the Spin-Off
On January 22, 2021, a putative class action complaint challenging the Spin-off was filed in the Supreme Court of the State of New York, New York County. The complaint is captioned Drulias v Levin et al., index number 650504/2021, and names as defendants each member of IAC’s board of directors and IAC. The complaint asserts claims for breach of fiduciary duty under Delaware law and, among other things, alleges that defendants breached their fiduciary duties by making materially inadequate disclosures and material omissions in this proxy statement/consent solicitation statement/prospectus. In addition to costs and attorneys’ fees, the complaint seeks a declaration that defendants have breached their fiduciary duties, to require the defendants to cause IAC to make corrective disclosures, and an award of compensatory and/or rescissory damages. IAC believes the claims are without merit. See “Information About IAC After the Spin-Off — Legal Proceedings — Shareholder Litigation Relating to the Spin-Off.”
The Vimeo Merger (page 68)
On the terms and subject to the conditions of the Vimeo merger agreement, following the Spin-off, Merger Sub will be merged with and into Vimeo, with Vimeo surviving as a wholly-owned subsidiary of SpinCo. Each share of Vimeo capital stock held prior to the Vimeo merger by a non-IAC Vimeo stockholder will be converted into a number of shares of SpinCo common stock equal to the Vimeo merger exchange ratio. See “The Vimeo Merger” and “The Vimeo Merger Agreement.”
The Vimeo Consent Solicitation (page 66)
The Vimeo merger agreement provides that Vimeo will seek the approval of the Vimeo merger proposal pursuant to a consent solicitation statement. Holders of Vimeo voting common stock are being asked to approve the Vimeo merger agreement proposal by executing and delivering the written consent furnished with this proxy statement/consent solicitation statement/prospectus.
Only holders of record of Vimeo voting common stock at the close of business on [•], 2021, the written consent record date, will be entitled to execute and deliver a written consent. Each holder of Vimeo voting common stock is entitled to one vote for each share of Vimeo voting common stock held as of the written consent record date. No written consents are being solicited from holders of Vimeo non-voting common stock as such shares do not have the right to vote on proposals such as the Vimeo merger proposal.
The approval of the Vimeo merger proposal requires (i) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of Vimeo voting common stock entitled to vote on such matter and (ii) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of Vimeo voting common stock entitled to vote on such matter and held by stockholders other than IAC and its subsidiaries.
A subsidiary of IAC owns approximately 88% of the outstanding shares of Vimeo capital stock, including approximately 81% of the outstanding shares of Vimeo voting common stock, and intends to deliver a consent to the Vimeo merger proposal. The remaining approximately 19% of the outstanding shares of Vimeo voting common stock are owned by third-party investors.
You may consent to the Vimeo merger proposal with respect to your shares of Vimeo voting common stock by completing and signing the written consent furnished with this proxy statement/consent solicitation statement/prospectus and returning it to Vimeo by the consent deadline. Your consent may be changed or revoked at any time before the consent deadline.
You may execute a written consent to approve the Vimeo merger proposal (which is equivalent to a vote for such proposal), or disapprove, or abstain from consenting with respect to, the Vimeo merger proposal (which is equivalent to a vote against each such proposal). If you do not return your written consent, it will have the same effect as a vote against the Vimeo merger proposal. If you are a record holder of shares of Vimeo voting common stock and you return a signed written consent without indicating your decision on the Vimeo merger proposal, you will have given your consent to approve such proposal.
Vimeo stockholders should not send stock certificates with their written consents. After the Vimeo merger is completed, a letter of transmittal and written instructions for the surrender of Vimeo stock certificates will be mailed to Vimeo stockholders. Do not send in your certificates now.
Termination of the Vimeo Merger Agreement (page 78)
The Vimeo merger agreement may be terminated and the Vimeo merger may be abandoned at any time before the effective time of the Vimeo merger as follows:
•
by mutual written consent of SpinCo and Vimeo;

•
by either SpinCo or Vimeo, if a governmental entity of competent jurisdiction has issued or granted an order, judgment, decree, ruling or injunction that results in a permanent restraint on the consummation of the Vimeo merger and has become final and non-appealable; or

•
by SpinCo, by written notice to Vimeo, in the event the IAC board of directors has determined to abandon the Spin-off.

Appraisal Rights for Holders of Vimeo Capital Stock (page 80)
Pursuant to Section 262 of the DGCL, Vimeo stockholders who do not deliver a written consent approving the Vimeo merger proposal and who otherwise strictly comply with the procedures set forth in Section 262 of the DGCL have the right to seek appraisal of the fair value of their shares of Vimeo capital stock, as determined by the Delaware Court of Chancery, if the merger is completed. The “fair value” of shares of Vimeo capital stock as determined by the Delaware Court of Chancery could be more or less than, or the same as, the value of the consideration that a Vimeo stockholder would otherwise be entitled to receive under the terms of the Vimeo merger agreement.
To exercise appraisal rights, Vimeo stockholders must strictly comply with the procedures prescribed by Delaware law. These procedures are summarized in the section of this proxy statement/consent solicitation statement/prospectus entitled “The Consent Solicitation — Appraisal Rights.” Failure to strictly comply with these provisions will result in a loss of appraisal rights.
Risk Factors (page 14)
The securities and businesses of IAC and SpinCo are subject to various risks, including the following:
Risks Relating to the Spin-off
•
The parties may be unable to achieve some or all of the benefits that they expect to achieve through the Spin-off.

•
Following the Spin-off, the financial profile of each of IAC and SpinCo will change, and each will be a smaller, less diversified company than IAC prior to the Spin-off.

•
If the Spin-off were to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, IAC, SpinCo and their respective stockholders could suffer material adverse consequences.

•
SpinCo may not be able to engage in desirable capital-raising or strategic transactions following the Spin-off.

•
After the Spin-off, actual or potential conflicts of interest may develop between the management and directors of IAC, on the one hand, and the management and directors of SpinCo, on the other hand.

•
The executive officers and directors of IAC have interests in the Spin-off that may be different from, or in addition to, the interests of IAC’s stockholders.

•
SpinCo or IAC may fail to perform under various transaction agreements that will be executed as part of the Spin-off.

Risks Relating to IAC Securities and SpinCo Securities Following the Spin-off
•
The aggregate value of the IAC and SpinCo securities that current holders of IAC capital stock receive in the Spin-off might be less than the value of the IAC securities they held before the Spin-off.

•
There is currently no public market for shares of SpinCo common stock.

•
The market price and trading volume of IAC and/or SpinCo securities may be volatile and may face negative pressure.

•
The dual-class common stock structure of each of IAC and SpinCo may negatively impact the market price of their respective common stock.

•
Provisions in the IAC and SpinCo certificates of incorporation (including each company's dual-class structures) and bylaws or Delaware law may discourage, delay or prevent a change of control of

IAC or SpinCo, respectively, or changes in their management and, therefore, depress the trading price of their common stock.
Risks Relating to IAC’s Businesses Following the Spin-off
•
Marketing efforts designed to drive visitors to IAC’s various brands and businesses may not be successful or cost-effective.

•
IAC relies on search engines to drive traffic to its various properties. Certain search engine operators offer products and services that compete directly with IAC’s products and services. If links to websites offering IAC products and services are not displayed prominently in search results, traffic to IAC’s properties could decline and its business could be adversely affected.

•
Certain of IAC’s businesses depend upon arrangements with Google.

•
IAC’s success depends, in substantial part, on its continued ability to market, distribute and monetize its products and services through search engines, digital app stores and social media platforms.

•
IAC’s success depends, in part, upon the continued migration of certain markets and industries online and the continued growth and acceptance of online products and services as effective alternatives to traditional offline products and services.

•
The success of IAC depends, in part, on its ability to continue to develop and monetize versions of its products and services for mobile and other digital devices.

•
The success of IAC depends, in part, of the ability of ANGI Homeservices and Care.com to establish and maintain relationships with quality service professionals and caregivers.

•
The ability of IAC to engage directly with its users, subscribers and consumers directly on a timely basis is critical to its success.

•
The success of IAC depends, in part, on its ability to access, collect and use personal data about its users and subscribers.

•
Mr. Diller and certain members of his family are able to exercise significant influence over the composition of IAC’s Board of Directors, matters subject to stockholder approval and IAC’s operations.

•
IAC may not freely access the cash of ANGI Homeservices and its subsidiaries.

•
You may experience dilution with respect to your investment in IAC, and IAC may experience dilution with respect to its investment in ANGI Homeservices, as a result of compensatory equity awards.

Risks Relating to SpinCo and the Vimeo Business Following the Spin-off
•
Vimeo has a limited operating history as a pure software-as-a-service company.

•
Mr. Diller and certain members of his family will be able to exercise significant influence over the composition of SpinCo’s Board of Directors, matters subject to stockholder approval and SpinCo’s operations.

•
Vimeo has a history of losses.

•
Vimeo’s recent and rapid growth may not be indicative of future performance.

•
SpinCo’s growth and profitability depend upon a wide variety of factors, some of which are out of SpinCo’s control.

•
Vimeo’s total addressable market may prove to be smaller than it expects.

•
SpinCo has no experience as a standalone public company.

•
SpinCo may need additional funding as SpinCo continues to invest in research and development and expand internationally.

•
Vimeo may not have the right product/market fit.

•
Vimeo may not be able to convert its free users into subscribers.

•
Competition in Vimeo’s market is intense.

•
Vimeo may not be able to scale its business effectively.

•
Vimeo may experience service interruptions.

•
Hosting and delivery costs may increase unexpectedly.

•
The success of Vimeo will depend upon its continued ability to identify, hire, develop, motivate and retain highly skilled individuals worldwide.

•
Vimeo’s compensation packages may not be sufficient.

•
Vimeo may fail to attract or retain employees for issues that negatively impact Vimeo’s image.

•
Vimeo’s success depends, in substantial part, on its ability to market, distribute and monetize its products and services through search engines, digital app stores and social media platforms.

•
Vimeo depends on integrations with third parties to enable key features of its video services and to acquire new subscribers.

•
Vimeo depends on key third-party vendors to provide core services.

•
Vimeo depends on search engines and social media networks for traffic.

•
Vimeo depends on internet service providers to deliver traffic to end users and subscribers.

•
Vimeo’s business involves hosting large quantities of user content.

•
Vimeo has been sued for hosting content that allegedly infringed on a third-party copyright.

•
Vimeo may face liability for hosting a variety of tortious or unlawful materials.

•
Vimeo has faced negative publicity for removing, or declining to remove, certain content, regardless of whether such content violated any law.

•
Vimeo collects, stores, and processes large amounts of video content (including videos that are not intended for public consumption) and personal information of its users and subscribers.

•
Vimeo has been the target of cyberattacks by malicious actors.

•
Vimeo may fail to comply with applicable privacy laws.

•
Compliance obligations imposed by new privacy laws or industry practices may adversely affect Vimeo’s business.

•
Vimeo’s ability to transfer personal information to the United States may be restricted.

•
Vimeo depends on vendors to process transactions.

•
Vimeo may fail to comply with laws regulating subscriptions and free trials.

•
Changes in laws or industry practices concerning subscription services may have a negative impact on renewal rates.

•
The sale of Vimeo’s products are subject to a variety of sales, use and value-added taxes, both in the United States and worldwide.

•
Vimeo may be subject to digital services taxes in a variety of countries.

•
The novel coronavirus that causes the disease known as COVID-19 has caused a global health crisis that has caused significant economic and social disruption.

•
Vimeo’s historical financial information, and SpinCo’s pro forma financial information, as well as certain Vimeo operating metrics, may not be indicative of SpinCo’s future results.

Please refer to the information contained under the captions “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” as well as the other information included or incorporated by reference into this proxy statement/consent solicitation statement/prospectus, for important information regarding these risks, risks relating to IAC’s and SpinCo’s businesses and securities following the Spin-off and the Vimeo merger, uncertainties and other factors that you should carefully consider.
Selected Historical Financial Information of IAC
The following selected financial data is only a summary and should be read in conjunction with the historical consolidated financial statements and accompanying notes and management’s discussion and analysis of financial condition and results of operations for IAC included elsewhere in this proxy statement/consent solicitation statement/prospectus.
The following table presents selected consolidated and combined financial information of IAC as of September 30, 2020 and for the nine-month periods ended September 30, 2019 and 2020 and as of and for the years ended December 31, 2019 and 2020. The selected consolidated and combined financial data of IAC as of September 30, 2020 and for the nine-month periods ended September 30, 2019 and 2020 and as of December 31, 2019 and for the year ended December 31, 2019, were derived from the consolidated and combined financial statements of IAC included as Annex J to this proxy statement/consent solicitation statement/prospectus. The unaudited financial statements were prepared on the same basis as the audited financial statements, and in the opinion of management include all adjustments, consisting of only ordinary recurring adjustments, necessary for a fair presentation of the information set forth in this proxy statement/consent solicitation statement/prospectus. You should read the information in the following table in conjunction with the consolidated and combined financial statements and accompanying notes of IAC included in Annex J to this proxy statement/consent solicitation statement/prospectus, as well as the disclosure set forth under the caption “Information About IAC After the Spin-off — Management’s Discussion and Analysis of Financial Condition and Results of Operations for IAC.”
	Nine Months Ended September 30,		Year Ended December 31,
	2019	2020	2019	2020
	(In thousands, except per share data)
Statement of Operations Data:
Revenue	$2,035,287	$2,198,862	$2,705,801	$—
Operating (loss) income	(34,041)	(547,983)	(50,449)	—
Net income (loss)	26,726	(238,774)	32,183	—
Net earnings attributable to noncontrolling interests	(10,718)	(625)	(9,288)	—
Net earnings (loss) attributable to IAC shareholders	16,008	(239,399)	22,895	—
Earnings (loss) per share from continuing operations attributable to IAC shareholders:
Basic	$0.19	$(2.81)	$0.27	$—
Diluted	$0.19	$(2.81)	$0.27	$—
	September 30,	December 31,
	2020	2019	2020
	(In thousands)
Balance Sheet Data:
Total assets	$8,480,214	$4,097,408	$—
Long-term debt:
Current portion of long-term debt	13,750	13,750	—
Long-term debt, net	715,408	231,946	—
Redeemable noncontrolling interests	44,164	43,818	—
Selected Historical Financial Information of Vimeo
The following selected financial data is only a summary and should be read in conjunction with the historical consolidated financial statements and accompanying notes and management’s discussion and analysis of financial condition and results of operations for Vimeo included elsewhere in this proxy statement/consent solicitation statement/prospectus.
The following table presents selected consolidated financial information of Vimeo as of September 30, 2020 and for the nine-month periods ended September 30, 2019 and 2020 and as of and for the years ended December 31, 2019 and 2020. The selected consolidated financial data of Vimeo as of September 30, 2020 and for the nine-month periods ended September 30, 2019 and 2020 and as of December 31, 2019 and for the year ended December 31, 2019, were derived from the consolidated financial statements of Vimeo included as Annex K to this proxy statement/consent solicitation statement/prospectus. The unaudited financial statements were prepared on the same basis as the audited financial statements, and in the opinion of management include all adjustments, consisting of only ordinary recurring adjustments, necessary for a fair presentation of the information set forth in this proxy statement/consent solicitation statement/prospectus. You should read the information in the following table in conjunction with the consolidated financial statements and accompanying notes of Vimeo included in Annex K to this proxy statement/consent solicitation statement/prospectus, as well as the disclosure set forth under the caption “Information about SpinCo after the Spin-off — Management’s Discussion and Analysis of Financial Condition and Results of Operations for Vimeo.”
	Nine Months Ended September 30,		Year Ended December 31,
	2019	2020	2019	2020
	(In thousands, except per share data)
Statement of Operations Data:
Revenue	$141,439	$199,432	$196,015	$—
Operating loss	(48,002)	(37,070)	(60,253)	—
Net loss	(60,628)	(44,843)	(75,577)	—
Loss per share:
Basic	$(0.48)	$(0.32)	$(0.58)	$—
Diluted	$(0.48)	$(0.32)	$(0.58)	$—
	September 30,	December 31,
	2020	2019	2020
	(In thousands)
Balance Sheet Data:
Total assets	$276,940	$271,500	$—
Long-term debt – related party:
Current portion of long-term debt – related party	40,602	59,753	—
Long-term debt – related party	50,000	37,706	—
Comparative Per Share Data (Unaudited)
The following selected financial data is only a summary and should be read in conjunction with the historical consolidated financial statements and accompanying notes for Vimeo, the unaudited pro forma condensed consolidated financial statements and accompanying notes for SpinCo, and management’s discussion and analysis of financial condition and results of operations for Vimeo, in each case included elsewhere in this proxy statement/consent solicitation statement/prospectus.
The following table presents selected historical per share data of Vimeo and pro forma per share data of SpinCo, in each case as of, and for the year ended, December 31, 2020. Except for Vimeo’s historical information as of and for the year ended December 31, 2020, the information set forth in the table below is unaudited.
The pro forma data gives effect to the Spin-off and the Vimeo merger as if the Spin-off and the Vimeo merger had been completed on January 1, 2020, with respect to loss per share data, and on December 31,

2020, with respect to book value per share data. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the Spin-off and the Vimeo merger been completed on such dates, nor is it indicative of SpinCo’s future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this proxy statement/consent solicitation statement/prospectus as set forth in the notes to the unaudited pro forma condensed consolidated financial statements of SpinCo. Because the pro forma information presented in the table below is based upon preliminary estimates, the impact of the Vimeo merger and the timing thereof could cause material differences from such pro forma information presented below.
You should read the information in the following table in conjunction with the consolidated financial statements and accompanying notes of Vimeo included in Annex K to this proxy statement/consent solicitation statement/prospectus, the unaudited pro forma condensed consolidated financial statements and accompanying notes of SpinCo included in Annex I to this proxy statement/consent solicitation statement/prospectus, and the disclosure set forth under the caption “Information about SpinCo after the Spin-off — Management’s Discussion and Analysis of Financial Condition and Results of Operations for Vimeo.”
	Vimeo, Inc.	Vimeo Holdings, Inc.
	Year Ended December 31, 2020	Pro Forma Equivalent
Basic earnings per share
Diluted earnings per share
Cash dividends per share
Book value per share

RISK FACTORS
You should carefully consider each of the following risks and uncertainties associated with IAC and the ownership of IAC securities and with SpinCo and the ownership of SpinCo securities. In addition, for more information you should review the specific descriptions of each of IAC’s and SpinCo’s businesses under “Information About IAC After the Spin-off” and “Information About SpinCo After the Spin-off” in this proxy statement/consent solicitation statement/prospectus as well as other information incorporated by reference into this proxy statement/consent solicitation statement/prospectus.
Risks Relating to the Spin-off
The parties may be unable to achieve some or all of the benefits that they expect to achieve through the Spin-off.
The parties to the Spin-off may be unable to achieve the full strategic and financial benefits expected to result from the Spin-off, or such benefits may be delayed or may never occur at all. The Spin-off is expected to provide the following benefits, among others:
•
enabling each of IAC and SpinCo to adopt a capital structure and to make investments best suited for its own objectives and needs, including allowing SpinCo to raise equity capital without the constraint of investment considerations at the IAC level;

•
creating a “pure play” Vimeo equity currency in order to facilitate capital raising, strategic acquisitions and employee compensation;

•
the potential increase in the aggregate equity value of the two companies, including by permitting SpinCo to develop an investor base that focuses on companies similar to Vimeo;

•
increasing transparency at each of IAC and SpinCo, including by allowing each business to be covered by equity analysts who specialize in their respective industries; and

•
enhancing IAC’s ability to focus on building the scale of its remaining businesses and improving alignment among those businesses through the separation of Vimeo, which, as a “software as a service” company, does not currently align with the operating model of IAC’s other businesses.

The parties may not achieve these or other anticipated benefits for a variety of reasons, including, among others: (a) the possibility that the Spin-off will be abandoned prior to completion, or will otherwise not be completed, (b) the possibility that IAC’s non-Vimeo businesses will not be successful, and that IAC will not succeed in identifying new profitable acquisitions or other opportunities or in developing its existing businesses, (c) the fact that IAC and SpinCo will be more susceptible to market fluctuations and other adverse events following the consummation of the Spin-off, (d) the risk of litigation, injunctions or other legal proceedings relating to the Spin-off, (e) the Spin-off will require significant amounts of management time and effort, which may divert management attention from operating and growing IAC’s and Vimeo’s respective businesses and (f) the other actions required to separate IAC’s and Vimeo’s respective businesses prior to closing could disrupt IAC’s and Vimeo’s respective operations. If the parties fail to achieve some or all of the benefits expected to result from the Spin-off, or if such benefits are delayed, IAC’s or SpinCo’s business, results of operations and financial condition could be materially and adversely affected.
Following the Spin-off, the financial profile of each of IAC and SpinCo will change, and each will be a smaller, less diversified company than IAC prior to the Spin-off.
The Spin-off will result in each of IAC and SpinCo being smaller, less diversified companies with more limited businesses, which in SpinCo’s case will be concentrated in its industry, than IAC prior to the Spin-off. As a result, each of IAC and SpinCo may be more vulnerable to changing market conditions, which could have a material adverse effect on their respective business, financial condition and results of operations and may subject them to increased volatility.
If the Spin-off were to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, IAC, SpinCo and their respective stockholders could suffer material adverse consequences.
It is a condition to the completion of the Spin-off that IAC receives an opinion of IAC’s outside counsel, among other things, to the effect that the Spin-off will qualify as a “reorganization” within the meaning of

Sections 368(a)(1)(D) and 355(a) of the Code. The opinion of counsel will be based upon and rely on, among other things, various facts and assumptions, as well as certain representations, statements and undertakings of IAC and SpinCo, including those relating to the past and future conduct of IAC and SpinCo. If any of these representations, statements or undertakings is, or becomes, inaccurate or incomplete, or if any of the representations or covenants contained in any of the transaction-related agreements and documents or in any document relating to the opinion of counsel are inaccurate or not complied with by IAC, SpinCo or any of their respective subsidiaries, the opinion of counsel may be invalid and the conclusions reached therein could be jeopardized.
Notwithstanding receipt of the opinion of counsel regarding the Spin-off, the U.S. Internal Revenue Service (the “IRS”) could determine that the Spin-off should be treated as a taxable transaction for U.S. federal income tax purposes if it determines that any of the representations, assumptions or undertakings upon which the opinion of counsel were based are inaccurate or have not been complied with. The opinion of counsel represents the judgment of such counsel and is not binding on the IRS or any court, and the IRS or a court may disagree with the conclusions in the opinion of counsel. Accordingly, notwithstanding receipt by IAC of the opinion of counsel, there can be no assurance that the IRS will not assert that the Spin-off does not qualify for tax-free treatment for U.S. federal income tax purposes or that a court would not sustain such a challenge. In the event the IRS were to prevail with such a challenge, IAC and SpinCo and their respective stockholders could suffer material adverse consequences.
If the Spin-off were to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code, in general, for U.S. federal income tax purposes, IAC would recognize a taxable gain as if it had sold the SpinCo stock in a taxable sale for its fair market value. In such circumstance, IAC stockholders who receive SpinCo common stock in the Spin-off would be subject to tax as if they had received a taxable distribution equal to the fair market value of such shares. Even if the Spin-off were otherwise to qualify as a tax-free transaction under Sections 355(a) and 368(a)(1)(D) of the Code, the Spin-off may result in taxable gain to IAC, but not its stockholders, under Section 355(e) of the Code if the Spin-off were deemed to be part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, shares representing a 50 percent or greater interest (by vote or value) in IAC or SpinCo. For this purpose, any acquisitions of IAC stock or SpinCo stock within the period beginning two years before, and ending two years after, the Spin-off are presumed to be part of such a plan, although IAC or SpinCo may be able to rebut that presumption (including by qualifying for one or more safe harbors under applicable Treasury Regulations). For further discussion of U.S. federal tax consequences relating to a failure of the Spin-off to qualify for tax-free treatment, see “Material U.S. Federal Income Tax Consequences — The Spin-Off — Material U.S. Federal Income Tax Consequences if the Spin-off is Taxable.” Stockholders of IAC and SpinCo should consult with their own tax advisors regarding the tax consequences of the Spin-off.
In connection with the Spin-off, IAC and SpinCo will enter into a tax matters agreement pursuant to which, among other things, each of IAC and SpinCo will be responsible for certain tax liabilities and obligations following the Spin-off. Under the tax matters agreement, SpinCo will generally be required to indemnify IAC for any taxes resulting from the failure of the Spin-off to qualify for the intended tax-free treatment (and related amounts) to the extent that the failure to so qualify is attributable to (i) an acquisition of all or a portion of the equity securities or assets of SpinCo, whether by merger or otherwise (and regardless of whether SpinCo participated in or otherwise facilitated the acquisition), (ii) other actions or failures to act by SpinCo or (iii) any of the representations or undertakings made by SpinCo in any of the Spin-off related agreements or in the documents relating to the opinion of counsel being incorrect or violated. Any such indemnity obligations could be material. For further discussion of the tax matters agreement, see “Transactions with Related Persons, Promoters and Control Persons — Transactions with Related Persons — Relationship Between IAC and SpinCo After the Spin-Off — Tax Matters Agreement.”
SpinCo may not be able to engage in desirable capital-raising or strategic transactions following the Spin-off.
Under current U.S. federal income tax law, a distribution that otherwise qualifies for tax-free treatment can be rendered taxable to the distributing corporation and its stockholders, as a result of certain post-distribution transactions, including certain acquisitions of shares or assets of the corporation the stock of which is distributed. To preserve the tax-free treatment of the Spin-off, the tax matters agreement will impose certain restrictions on SpinCo and its subsidiaries during the two-year period following the Spin-off (including restrictions on share issuances, business combinations, sales of assets and similar transactions). The tax matters agreement will also prohibit SpinCo from taking or failing to take any other action that would prevent the Spin-off from qualifying as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code. These restrictions may limit the ability of SpinCo to pursue certain equity issuances, strategic transactions, repurchases or other transactions that it may otherwise believe to be in the best interests of its stockholders or that might increase the value of its business. For further discussion of these restrictions, see “Transactions with Related Persons, Promoters and Control Persons — Transactions with Related Persons — Relationship Between IAC and SpinCo After the Spin-Off — Tax Matters Agreement.”
After the Spin-off, actual or potential conflicts of interest may develop between the management and directors of IAC, on the one hand, and the management and directors of SpinCo, on the other hand, or between management and directors of either entity and the management and directors of Expedia Group or Match Group.
After the Spin-off, the management and directors of IAC and SpinCo may own both IAC capital stock and SpinCo capital stock, and the parties anticipate that certain members of IAC’s senior management team may be directors of SpinCo after the Spin-Off. This overlap could create, or appear to create, potential conflicts of interest when IAC’s and SpinCo’s directors and executive officers face decisions that could have different implications for IAC and SpinCo. For example, potential conflicts of interest could arise in connection with the resolution of any dispute between IAC and SpinCo regarding terms of the agreements governing the Spin-off and the relationship between IAC and SpinCo thereafter, including the separation agreement, the employee matters agreement, the tax matters agreement, the transition services agreement or any commercial agreements between the parties or their affiliates. Potential conflicts of interest could also arise if IAC and SpinCo enter into any commercial arrangements in the future.
Additionally, IAC is asking its stockholders to approve the Corporate Opportunities Proposal. The Corporate Opportunities Proposal contemplates an amendment to the IAC certificate of incorporation to provide that no officer or director of IAC who is also an officer or director of SpinCo, Expedia Group or Match Group will be liable to IAC or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to any of such entities instead of IAC, or does not communicate information regarding a corporate opportunity to IAC that the officer or director has directed to any of such entities. SpinCo will have a reciprocal provision in its certificate of incorporation. The corporate opportunity provisions may have the effect of exacerbating the risk of potential conflicts of interest between IAC and SpinCo, or between IAC or SpinCo and Expedia Group or Match Group, because the provisions effectively shield an overlapping director/executive officer from liability for breach of fiduciary duty in the event that such director or officer chooses to direct a corporate opportunity to one of such entities instead of to IAC or SpinCo, as applicable.
The executive officers and directors of IAC have interests in the Spin-off that may be different from, or in addition to, the interests of IAC’s stockholders.
When considering the recommendation of the IAC board of directors that IAC stockholders approve their Spin-off-related proposals, stockholders should be aware that certain directors and executive officers of IAC have certain interests in the Spin-off that may be different from, or in addition to, the interests of such stockholders, including the treatment of outstanding equity awards held by such officers and directors, their roles in IAC and SpinCo following the completion of the Spin-off and indemnification and insurance for current and former directors and executive officers. See the sections entitled “The Spin-off — Interests of IAC Directors and Officers in the Spin-off” for a more detailed description of these interests. As a result of these interests, these directors and executive officers might be more likely to support and to vote in favor of the proposals described in this proxy statement/consent solicitation statement/prospectus than if they did not have these interests. IAC stockholders should consider whether these interests might have influenced these directors and executive officers to recommend in favor of the Spin-off-related proposals.

As a result of the anti-dilution adjustment to be made in favor of third-party stockholders of Vimeo, IAC stockholders will not know with certainty the exact percentage of SpinCo’s outstanding capital stock that will be issued to IAC stockholders as a group, on the one hand, and to third-party stockholders of Vimeo, on the other hand, prior to the closing of the Spin-off.
As described in the section of this proxy statement/consent solicitation statement/prospectus entitled “The Vimeo Merger — Consideration to Vimeo Stockholders,” the magnitude of the anti-dilution adjustment in favor of the non-IAC Vimeo stockholders will not be known with certainty prior to the closing of the Spin-off, and will vary based on the magnitude of the intrinsic value of the outstanding IAC options at closing, and the results of the adjustment of such options in order to allocate them between IAC and SpinCo. Accordingly, IAC stockholders will not know with certainty the exact percentage of SpinCo’s outstanding capital stock immediately following the consummation of the Spin-off and the Vimeo merger that will be issued to the holders of IAC capital stock, as a group, pursuant to the IAC reclassification and the percentage that will be issued in the Vimeo merger to the third-party stockholders of Vimeo. In the event that the magnitude of the anti-dilution adjustment is larger than anticipated, IAC stockholders will collectively own less of an ownership interest in SpinCo than they may have anticipated.
The Spin-off may be abandoned by IAC at any time prior to completion, and is subject to certain closing conditions that, if not satisfied or waived, will result in the Spin-off not being completed. If the Spin-off is not completed, the market price of IAC securities may decline.
The IAC board of directors may abandon the Spin-off at any time prior to completion. In addition, the completion of the Spin-off is subject to the satisfaction (or waiver) of a number of conditions, including the receipt of certain approvals from the stockholders of IAC and the final approval of the IAC board of directors. Some of the conditions to the completion of the Spin-off are outside of the control of IAC and SpinCo. If any condition to the closing of the Spin-off is not satisfied or waived, or if the IAC board of directors otherwise determines to abandon the Spin-off, the Spin-off will not be completed.
The impact of the COVID-19 pandemic and the resulting social and economic disruption may increase the risk that one or more of the closing conditions will not be satisfied and the Spin-off will not occur or that the completion of the Spin-off will be significantly delayed.
If IAC and SpinCo do not complete the Spin-off, the market price of IAC securities may fluctuate to the extent that the current market prices of those shares reflect a market assumption that the Spin-off will be completed. IAC will also be obligated to pay certain legal and accounting fees and related expenses in connection with the Spin-off, whether or not the Spin-off is completed. In addition, each of IAC and Vimeo has expended, and will continue to expend, significant management resources in an effort to complete the Spin-off. If the Spin-off is not completed, IAC and Vimeo will have incurred significant costs, including the diversion of management resources, for which they will have received little or no benefit.
SpinCo or IAC may fail to perform under various transaction agreements that will be executed as part of the Spin-off.
In connection with the Spin-off, SpinCo and IAC will enter into a separation agreement as well as various other agreements, including a transition services agreement, a tax matters agreement and an employee matters agreement. The separation agreement, the tax matters agreement and the employee matters agreement will determine the allocation of assets and liabilities between the companies following the separation for those respective areas and will include indemnification provisions related to certain liabilities and obligations. The transition services agreement will provide for the performance of select services by IAC for the benefit of SpinCo, for a limited period of time after the Spin-off. Each party will rely on the other to satisfy its performance obligations under these agreements. If either party is unable to satisfy its obligations under these agreements, including its indemnification obligations, it could have a material adverse effect on the other party’s results of operations or financial condition.

Challenges in commercial, equity and credit markets may adversely affect the expected benefits of the Spin-off, the expected plans or anticipated timeline to complete the Spin-off and SpinCo’s future access to capital on favorable terms.
Volatility in the world financial markets could adversely impact the market for, or the liquidity of, SpinCo common stock, and/or affect SpinCo’s ability to access the capital markets. In addition, SpinCo’s ability to issue debt or enter into other financing arrangements on acceptable terms could be adversely affected by the volatility in the world financial markets or if there is a material decline in the demand for its products or in the solvency of its customers or suppliers or if there are other significantly unfavorable changes in economic conditions. These conditions may adversely affect the anticipated timeline to complete the Spin-off and the expected benefits of the Spin-off, including by increasing the time and expense involved in the Spin-off or the cost of borrowing after the Spin-off.
SpinCo’s accounting and other management systems and resources may not be adequately prepared to meet the financial reporting and other requirements to which it will be subject as a standalone, publicly traded company following the Spin-off.
Vimeo’s financial results previously were included within the consolidated results of IAC, and it believes its reporting and control systems were appropriate for those of subsidiaries of a public company. However, Vimeo was not directly subject to the reporting and other requirements of the Exchange Act. As a result of the Spin-off, SpinCo will be directly subject to reporting and other obligations under the Exchange Act, including the requirements of Section 404 of the Sarbanes-Oxley Act, which will require annual management assessments of the effectiveness of its internal control over financial reporting and a report by its independent registered public accounting firm addressing these assessments. These reporting and other obligations will place significant demands on SpinCo’s management, administrative and operational resources, including accounting resources. SpinCo may not have sufficient time following the Spin-off to meet these obligations by the applicable deadlines.
Moreover, to comply with these requirements, SpinCo anticipates that it will need to place additional demands on management, migrate its systems, including information technology systems, implement additional financial and management controls, reporting systems and procedures and hire additional personnel. SpinCo expects to incur additional annual expenses related to these steps, and those expenses may be significant and could adversely affect SpinCo’s cash flow and results of operations. If SpinCo is unable to implement its financial and management controls, reporting systems, information technology and procedures in a timely and effective fashion, SpinCo’s ability to comply with its financial reporting requirements and other rules that apply to reporting companies under the Exchange Act could be impaired. Moreover, there can be no assurance that SpinCo’s implementation of additional systems or transition to new systems will be successful, or that such implementation or transition will not present unforeseen costs or demands on SpinCo’s management. Any failure to achieve and maintain effective internal controls could result in adverse regulatory consequences and/or loss of investor confidence, which could limit SpinCo’s ability to access the global capital markets and could have a material adverse effect on SpinCo’s business, financial condition, results of operations, cash flows or the market price of SpinCo securities.
The terms SpinCo will receive in its agreements with IAC could be less beneficial than the terms SpinCo may have otherwise received from unaffiliated third parties.
The agreements SpinCo will enter into with IAC in connection with the Spin-off, including the separation agreement, a tax matters agreement, an employee matters agreement, and an office lease, were prepared in the context of the Spin-off while SpinCo was still a subsidiary of IAC. Accordingly, during the period in which the terms of those agreements were prepared, SpinCo did not have an independent Board of Directors or a management team that was independent of IAC. As a result, the terms of those agreements may not reflect terms that would have resulted from arm’s-length negotiations between unaffiliated third parties. See “Transactions with Related Persons, Promoters and Control Persons — Transactions with Related Persons — Relationship Between IAC and SpinCo After the Spin-Off.”
Failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on SpinCo’s business, results of operations or financial condition.
As a public company, SpinCo will be required to prepare its financial statements according to the rules and regulations required by the SEC. In addition, the Exchange Act requires that SpinCo files annual, quarterly and current reports. SpinCo’s failure to prepare and disclose this information in a timely manner or to otherwise comply with applicable law could subject it to penalties under federal securities laws, expose it to lawsuits and restrict its ability to access financing.
In addition, the Sarbanes-Oxley Act requires that, among other things, SpinCo establish and maintain effective internal controls and procedures for financial reporting and disclosure purposes. Internal control over financial reporting is complex and may be revised over time to adapt to changes in SpinCo’s business or changes in applicable accounting rules. SpinCo cannot assure its stockholders that its internal control over financial reporting will be effective in the future or that a material weakness will not be discovered with respectto a prior period for which SpinCo had previously believed that its internal controls were effective. If SpinCo is not able to maintain or document effective internal control over financial reporting, its independent registered public accounting firm will not be able to certify as to the effectiveness of its internal control over financial reporting.
Matters affecting SpinCo’s internal controls may cause it to be unable to report its financial information on a timely basis, or may cause SpinCo to restate previously issued financial information, and thereby subject it to adverse regulatory consequences, including sanctions or investigations by the SEC, or violations of applicable stock exchange listing rules. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the company and the reliability of SpinCo’s financial statements. Confidence in the reliability of SpinCo’s financial statements is also likely to suffer if it reports, or its independent registered public accounting firm reports, a material weakness in SpinCo’s internal control over financial reporting. This could have a material adverse effect on SpinCo’s business, results of operations or financial condition and could lead to a decline in the share price of SpinCo common stock or impairing SpinCo’s ability to raise additional capital.
Risks Relating to IAC Securities and SpinCo Securities Following the Spin-off
The aggregate value of the IAC and SpinCo securities that current holders of IAC capital stock receive in the Spin-off might be less than the value of the IAC securities they held before the Spin-off.
If IAC completes the Spin-off, holders of IAC capital stock as of immediately prior to the Spin-off will receive a combination of shares of IAC capital stock and SpinCo capital stock. The prices at which shares of IAC securities and/or SpinCo securities may trade at post-Spin-off are unpredictable. Therefore, the combined market value of one share of IAC common stock and [•] shares of SpinCo common stock post-Spin-off may be less than, equal to or greater than the market value of one share of IAC common stock prior to the Spin-off.
Additionally, the value of IAC securities and/or SpinCo securities may be negatively impacted by a number of factors, after the completion of the Spin-off. Some of these matters are described in these risk factors and others may or may not have been identified by IAC or SpinCo prior to the completion of the Spin-off, and many of them are not within IAC’s or SpinCo’s control. Should any adverse circumstances, facts, changes or effects come to pass, the combined value of the IAC and SpinCo securities could be less than the value of IAC securities before the Spin-off.
There is currently no public market for shares of SpinCo common stock.
SpinCo cannot guarantee that an active and liquid market for its shares of common stock will develop when trading begins. Even if it does, the price of per share of SpinCo common stock may be subject to significant volatility. Your investment in SpinCo will have a substantially different risk profile from your investment in IAC because: (1) Vimeo only participates (and SpinCo will only participate) in the highly competitive market for SaaS video services, whereas IAC operates a portfolio of businesses with varying business models and markets; and (2) Vimeo, unlike IAC, does not have a history of profitability. As a result, an investment in shares of SpinCo common stock may not be a suitable investment for some IAC shareholders, who may in turn sell such shares after trading begins. There can be no assurance that any such sales will be offset by purchases by investors seeking a higher risk asset. As a result, the price per share of SpinCo common stock could fall once trading begins.

The market price and trading volume of IAC and/or SpinCo securities may be volatile and may face negative pressure.
IAC cannot accurately predict how investors in IAC and/or SpinCo securities will behave after the Spin-off. The market price for IAC and/or SpinCo securities following the Spin-off may be more volatile than the market price of IAC securities before the Spin-off. IAC currently owns SpinCo and the businesses that SpinCo will operate following the Spin-off. Therefore, there is currently no trading market for SpinCo’s securities and the SpinCo securities issued in the Spin-off will be trading publicly for the first time post-Spin-off. In addition, there can be no assurance that a trading market for SpinCo’s securities, if any, will develop. Until, and possibly even after, orderly trading markets develop for these securities, there may be significant fluctuations in price due to a variety of factors.
The market price of IAC and SpinCo securities could fluctuate significantly for many reasons, including the risks identified in this proxy statement/consent solicitation statement/prospectus or reasons unrelated to each company’s performance. Among the factors that could affect each company’s stock price are:
•
actual or anticipated fluctuations in operating results;

•
changes in earnings estimated by securities analysts or in either company’s ability to meet those estimates;

•
the operating and stock price performance of comparable companies;

•
changes to the regulatory and legal environment under which IAC and SpinCo operate;

•
changes in relationships with significant customers; and

•
domestic and worldwide economic conditions.

These factors, among others, may result in short- or long-term negative pressure on the value of IAC and/or SpinCo securities.
The dual-class common stock structure of each of IAC and SpinCo may negatively impact the market price of their respective common stock.
We cannot predict whether the dual-class common stock structure of each of IAC and SpinCo, combined with the concentrated control of Mr. Diller and members of his family as the holders of all of the outstanding Class B common stock of each company following the Spin-off, will result in a lower or more volatile market price of IAC common stock or SpinCo common stock, or other adverse consequences.
For example, certain stock index providers, such as S&P Dow Jones, exclude companies with multiple classes of shares of common stock from being added to certain stock indices, including the S&P 500. In addition, several stockholder advisory firms and large institutional investors oppose the use of multiple class structures. As a result, the dual class structure of the common stock of each of IAC and Vimeo may prevent the inclusion of either company’s common stock in such indices, may cause stockholder advisory firms to publish negative commentary about its corporate governance practices of either company or otherwise seek to cause either company to change its capital structure, and may result in large institutional investors not purchasing shares of either company’s common stock. Any exclusion from stock indices could result in a less active trading market for IAC common stock and/or SpinCo common stock. Any actions or publications by stockholder advisory firms or institutional investors critical of IAC’s or SpinCo’s corporate governance practices or capital structure could also adversely affect the value of IAC common stock or SpinCo common stock.
The difference in the voting rights between the common stock and Class B common stock of each of IAC and SpinCo could also harm the value of such company’s common stock to the extent that any investor or potential future purchaser of IAC common stock or SpinCo common stock ascribes value to the right of holders of such company’s Class B common stock to ten votes per share of Class B common stock, or could potentially result in the Class B common stock of either IAC or SpinCo receiving higher consideration in a sale of such company than that paid to holders of IAC common stock or SpinCo common stock. The existence of two classes of common stock could also result in less liquidity for either Company’s Class A common stock than if there were only one class of common stock.
Substantial sales of IAC common stock following the Spin-off, or the perception that such sales might occur, could depress the market price of IAC common stock, which is already expected to be lower than the pre-Spin-off market price of IAC common stock due to IAC no longer having any ownership interest in SpinCo or its businesses.
The post-Spin-off market price of IAC common stock is expected to be lower than the pre-Spin-off market price of IAC common stock, as IAC will no longer have an ownership interest in Vimeo or its businesses. In addition, the smaller size and different investment characteristics of IAC may not appeal to the current investor base of IAC, which could result in sales of substantial amounts of IAC common stock in the public market following the Spin-off, or the perception that such sales might occur. There is no assurance that there will be sufficient buying interest to offset any such sales, and, accordingly, the price of IAC common stock may be depressed by those sales and have periods of volatility.
Substantial sales of SpinCo common stock following the Spin-off, or the perception that such sales might occur, could depress the market price of SpinCo common stock.
Holders of IAC capital stock may not wish to continue to hold the shares of SpinCo capital stock that they will receive as a result of the Spin-Off, which may lead to the disposition of a substantial number of shares of SpinCo common stock following the Spin-off. There is no assurance that there will be sufficient buying interest to offset any such sales, and, accordingly, the price of SpinCo common stock may be depressed by those sales, or by the perception that such sales may occur, and have periods of volatility.
After the Spin-off, financial institutions may remove IAC securities from investment indices and SpinCo securities may not qualify for those investment indices. In addition, IAC securities and/or SpinCo securities may fail to meet the investment guidelines of institutional investors. In either case, these factors may negatively impact the price of IAC securities and/or SpinCo securities and may impair IAC’s and/or SpinCo’s ability to raise capital through the sale of securities.
Some of the holders of IAC securities are index funds tied to Nasdaq or other stock or investment indices, or are institutional investors bound by various investment guidelines. Companies are generally selected for investment indices, and in some cases selected by institutional investors, based on factors such as market capitalization, industry, trading liquidity and financial condition. The Spin-off will reduce IAC’s market capitalization. Similarly, as an independent company, SpinCo will initially have a lower market capitalization than IAC has today. As a result, one or more investment indices may remove IAC securities from their indices and SpinCo securities may not qualify for those investment indices. In addition, IAC and/or SpinCo securities that are received in the Spin-off may not meet the investment guidelines of some institutional investors. Consequently, these index funds and institutional investors may have to sell some or all of the securities they receive in the Spin-off, and the prices of IAC and/or SpinCo securities may fall as a result. Any such decline could impair the ability of IAC or SpinCo to raise capital through future sales of securities.
Neither IAC nor SpinCo is expected to declare any regular cash dividends in the foreseeable future.
Neither IAC nor SpinCo is expected to pay cash dividends on its capital stock in the near term. Instead, it is anticipated that each of IAC’s and SpinCo’s future earnings will be retained to support its operations and to finance the growth and development of its business. Any future determination relating to IAC’s or SpinCo’s dividend policy will be made by IAC’s or SpinCo’s, as applicable, board of directors and will depend on a number of factors, including:
•
IAC’s or SpinCo’s, as applicable, historical and projected financial condition, liquidity and results of operations;

•
IAC’s or SpinCo’s, as applicable, capital levels and needs;

•
tax considerations;

•
any acquisitions or potential acquisitions that IAC or SpinCo, as applicable, may consider;

•
statutory and regulatory prohibitions and other limitations;

•
the terms of any credit agreements or other borrowing arrangements that will restrict SpinCo’s or IAC’s, as applicable, ability to pay cash dividends;

•
general economic conditions; and

•
other factors deemed relevant by IAC’s or SpinCo’s, as applicable, board of directors.

In the absence of dividends, investors may need to rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment.
Provisions in the IAC and SpinCo certificates of incorporation and bylaws or Delaware law may discourage, delay or prevent a change of control of IAC or SpinCo, respectively, or changes in their management and, therefore, depress the trading price of their common stock.
The DGCL and IAC’s certificate of incorporation and bylaws contain, and SpinCo’s certificate of incorporation and bylaws will contain, provisions that could discourage, delay or prevent a change in control of IAC or SpinCo, respectively, or changes in their management that their respective stockholders may deem advantageous, including each respective company’s dual-class structure and the existence of the high-vote common stock, and provisions which:
•
authorize the issuance of “blank check” preferred stock that the respective company’s board of directors could issue to increase the number of outstanding shares and to discourage a takeover attempt; and

•
provide that the respective company’s board of directors is expressly authorized to make, alter or repeal such company’s bylaws.

Any provision of IAC’s or SpinCo’s certificate of incorporation, its bylaws or Delaware law that has the effect of delaying, deterring or preventing a change in control could limit the opportunity for its stockholders to receive a premium for their shares of capital stock, and could also affect the price that some investors are willing to pay for such capital stock.
If securities or industry analysts do not publish research or publish unfavorable research about SpinCo or IAC, the applicable company’s stock price and trading volume could decline.
The trading market for SpinCo common stock and IAC common stock will be influenced by the research and reports that industry or securities analysts publish about SpinCo or IAC, respectively, and their respective businesses. If one or more of these analysts ceases coverage, or fails to publish reports about the applicable company regularly, IAC or SpinCo, as applicable, could lose visibility in the financial markets, which in turn could cause its stock price or trading volume to decline. Moreover, if SpinCo or IAC’s operating results do not meet the expectations of the investor community, one or more of the analysts who cover such company may change their recommendations regarding such company, and the applicable stock price could decline.
Risks Relating to IAC’s Business Following the Spin-off
Marketing efforts designed to drive visitors to IAC’s various brands and businesses may not be successful or cost-effective.
Traffic building and conversion initiatives involve considerable expenditures for online and offline advertising and marketing. IAC has made, and expects to continue to make, significant expenditures for search engine marketing (primarily in the form of the purchase of keywords, which it purchases primarily through Google and, to a lesser extent, Microsoft and Yahoo!), online display advertising and traditional offline advertising (including television and radio campaigns) in connection with these initiatives, which may not be successful or cost-effective. Also, to continue to reach consumers and users, IAC will need to identify and devote more of its overall marketing expenditures to newer digital advertising channels (such as online video and other digital platforms), as well as target consumers and users via these channels. Since these channels are undeveloped and unproven relative to traditional channels (such as television), it could be difficult to assess returns on related marketing investments. Historically, IAC has had to increase advertising and marketing expenditures over time in order to attract and convert consumers, retain users and sustain its growth.
IAC’s ability to market its brands and businesses on any given property or channel is subject to the policies of the relevant third-party seller, publisher (including search engines and social media platforms with extraordinarily high levels of traffic and numbers of users) or marketing affiliate. As a result, IAC cannot assure you that these parties will not limit or prohibit IAC from purchasing certain types of advertising (including the purchase by IAC of advertising with preferential placement or for certain of its products and services) and/or using one or more current or prospective marketing channels in the future. If a significant marketing channel took such an action generally, for a significant period of time and/or on a recurring basis, IAC’s business, financial condition and results of operations could be adversely affected. In addition, if IAC fails to comply with the policies of third-party sellers, publishers and/or marketing affiliates, its advertisements could be removed without notice and/or its accounts could be suspended or terminated, any of which could adversely affect IAC’s business, financial condition and results of operations.
IAC relies heavily on free search engine marketing to drive traffic to its properties. The display, including rankings, of search results can be affected by a number of factors, many of which are not in IAC’s direct control, and may change frequently. Search engines have made changes in the past to their ranking algorithms, methodologies and design layouts that have reduced the prominence of links to websites offering IAC’s products and services, and negatively impacted traffic to such websites, and IAC expects that search engines will continue to make such changes from time to time in the future. However, IAC may not know how (or otherwise be in a position) to influence actions of this nature taken by search engines. With respect to search results in particular, even when search engines announce the details of their methodologies, their parameters may change from time to time, be poorly defined or be inconsistently interpreted.
The failure of IAC to respond successfully to rapid and frequent changes in the operating and pricing dynamics of search engines, as well as changing policies and guidelines applicable to keyword advertising (which may be unilaterally updated by search engines without advance notice), could adversely affect its paid and free search engine marketing efforts. Specifically, such changes could adversely affect paid listings (both their placement and pricing), as well as the ranking of links to websites offering IAC’s products and services within search results, any or all of which could increase IAC’s marketing costs (particularly if free traffic is replaced with paid traffic) and adversely affect the effectiveness of its marketing efforts overall.
Lastly, certain IAC businesses also enter into various arrangements with third parties (including advertising agencies) to drive traffic to their various brands and businesses and generate leads, which arrangements are generally more cost-effective than traditional marketing efforts. If these businesses are unable to renew existing (and enter into new) arrangements of this nature, sales and marketing costs as a percentage of revenue would increase over the long-term, which could adversely affect IAC’s business, financial condition and results of operations. In addition, the quality and convertibility of traffic and leads generated through third-party arrangements are dependent on many factors, most of which are outside IAC’s control. If the quality and/or convertibility of traffic and leads do not meet the expectations of the users of IAC’s various products and services, its paid listings providers and/or advertisers, its business, financial condition and results of operations could be adversely affected.
IAC relies on search engines to drive traffic to its various properties. Certain search engine operators offer products and services that compete directly with IAC’s products and services. If links to websites offering IAC products and services are not displayed prominently in search results, traffic to IAC’s properties could decline and its business could be adversely affected.
As discussed above, the amount of traffic IAC attracts from search engines is due in large part to how and where information from (and links to websites offering IAC products and services) are displayed on search engine results pages. Certain search engine operators offer products and services that compete directly with IAC’s products and service and may change their displays or rankings in order to promote their products or services, or the products or services of one or more of IAC’s competitors. Any such action could negatively impact the search rankings of links to websites offering IAC products and services, or the prominence with which such links appear in search results. IAC’s success depends on the ability of its products and services to maintain a prominent position in search results, and in the event operators of search engines promote their own competing products in the future in a manner that has the effect of reducing the prominence or ranking of IAC’s products and services, IAC’s business, financial condition and results of operations could be adversely affected.
Certain of IAC’s businesses depend upon arrangements with Google.
A meaningful portion of IAC’s consolidated revenue (and a substantial portion of IAC’s net cash from operations that it can freely access) is attributable to a services agreement with Google. Pursuant to this agreement, IAC displays and syndicates paid listings provided by Google in response to search queries generated through the businesses within its Search segment. In exchange for making its search traffic available to Google, IAC receives a share of the revenue generated by the paid listings supplied to IAC, as well as certain other search related services. IAC’s agreement with Google expires on March 31, 2023; provided, however, that each September, IAC or Google may, after discussion with the other party, terminate the services agreement, effective on September 30 of the year following the year such notice is given.
The amount of revenue IAC receives from Google depends on a number of factors outside of IAC’s control, including the amount Google charges for advertisements, the efficiency of Google’s system in attracting advertisers and serving up paid listings in response to search queries and parameters established by Google regarding the number and placement of paid listings displayed in response to search queries. In addition, Google makes judgments about the relative attractiveness (to advertisers) of clicks on paid listings from searches performed on IAC’s properties and these judgments factor into the amount of revenue IAC receives. Google also makes judgments about the relative attractiveness (to users) of paid listings from searches performed on IAC’s properties and these judgments factor into the number of advertisements IAC can purchase. Changes to the amount Google charges advertisers, the efficiency of Google’s paid listings network, Google’s judgment about the relative attractiveness to advertisers of clicks on paid listings from IAC’s properties or to the parameters applicable to the display of paid listings generally could result in a decrease in the amount of revenue IAC receives from Google and could adversely affect IAC’s business, financial condition and results of operations. Such changes could come about for a number of reasons, including general market conditions, competition or policy and operating decisions made by Google.
IAC’s services agreement with Google also requires that IAC comply with certain guidelines for the use of Google brands and services, including the Chrome browser and Chrome Web Store. These guidelines govern which of IAC’s products and applications may access Google services or be distributed through its Chrome Web Store, and the manner in which Google’s paid listings are displayed within search results across various third-party platforms and products (including IAC’s properties). IAC’s services agreement also requires that it establish guidelines to govern certain activities of third parties to whom it syndicates paid listings, including the manner in which these parties drive search traffic to their websites and display paid listings. Google may generally unilaterally update its policies and guidelines without advance notice, which could in turn require modifications to, or prohibit and/or render obsolete certain of its products, services and/or business practices, which could be costly to address or otherwise adversely affect IAC’s business, financial condition and results of operations. Noncompliance with Google’s guidelines by IAC or the third parties to whom it is permitted to syndicate paid listings or through which IAC secures distribution arrangements for the businesses within its Search segment could result in the suspension of some or all Google services to IAC (or the websites of IAC’s third party partners) and/or the termination of the services agreement by Google. Google recently suspended services with respect to some of IAC’s desktop products and may do so in the future.
The termination of the services agreement by Google, the curtailment of IAC’s rights under the agreement, including the failure to allow IAC products to access Google services (whether pursuant to the terms thereof or otherwise), and/or the failure of Google to perform its obligations under the agreement would have an adverse effect on IAC’s business, financial condition and results of operations. If any of these events were to occur, IAC may not be able to find another suitable alternate provider of paid listings (or if an alternate provider were found, the economic and other terms of the agreement and the quality of paid listings may be inferior relative to IAC’s arrangements with, and the paid listings supplied by, Google) or otherwise replace the lost revenues.

IAC’s success depends, in substantial part, on its continued ability to market, distribute and monetize its products and services through search engines, digital app stores and social media platforms.
The marketing, distribution and monetization of IAC’s products and services depends on its ability to cultivate and maintain cost-effective and otherwise satisfactory relationships with search engines, digital app stores and social media platforms, in particular, those operated by Apple, Google and Facebook. These platforms could decide not to market and distribute some or all of IAC’s products and services, change their terms and conditions of use at any time (and without notice), favor their own products and services over those of IAC and/or significantly increase their fees. While IAC expects to maintain cost-effective and otherwise satisfactory relationships with these platforms, no assurances can be provided that IAC will be able to do so and its inability to do so in the case of one or more of these platforms could have a material adverse effect on IAC’s business, financial condition and results of operations.
In particular, as consumers increasingly access IAC’s products and services through applications (both mobile and desktop), IAC increasingly depends upon the Apple App Store, Google Play Store and Google’s Chrome Web Store to distribute its mobile and desktop browser applications. Both Apple and Google have broad discretion to change their respective terms and conditions applicable to the distribution of IAC’s applications, including those relating to the amount of (and requirement to pay) certain fees associated with purchases facilitated by Apple and Google through IAC’s applications, their ability to interpret their respective terms and conditions in ways that may limit, eliminate or otherwise interfere with IAC’s ability to distribute its applications through their stores, the features IAC may provide in its products and services, IAC’s ability to access information about its subscribers and users that they collect and the manner in which IAC markets in-app products. Apple or Google could also make changes to their operating systems or payment services that could negatively affect IAC. No assurances can be provided that Apple and/or Google will not interpret their respective terms and conditions in the manner described above and to the extent either or both of them do so, IAC’s business, financial condition and results of operations could be adversely affected.
While some of IAC’s mobile applications are generally free to download from the Apple App and Google Play Stores, many of them are subscription-based. While IAC determines the prices at which these subscriptions are sold, currently, all related purchases must be processed through the in-app payment systems provided by these stores, for which IAC pays these stores a meaningful share (generally 30%) of the related revenue it receives. Given the increasing distribution of its mobile applications through digital app stores and strict in-app payment system requirements, IAC may need to offset increased digital app store fees by decreasing traditional marketing expenditures as a percentage of revenue, increasing user volume or monetization per user or engaging in other efforts to increase revenue or decrease costs generally, or its business, financial condition and results of operations could be adversely affected.
IAC’s success depends, in part, upon the continued migration of certain markets and industries online and the continued growth and acceptance of online products and services as effective alternatives to traditional offline products and services.
Through its various businesses, IAC provides a variety of online products and services that continue to compete with their traditional offline counterparts. IAC believes that the continued growth and acceptance of online products and services generally will depend, to a large extent, on the continued growth in commercial use of the Internet (particularly abroad) and the continued migration of traditional offline markets and industries online.
For example, the success of the businesses within IAC’s ANGI Homeservices segment and Care.com business depends, in substantial part, on the continued migration of the home services and care-related services markets online. If for any reason these markets do not migrate online as quickly as (or at lower levels than) IAC expects and consumers and service professionals (and members and caregivers) continue, in large part, to rely on traditional offline efforts to connect with one another, IAC’s business, financial condition and results of operations could be adversely affected.
Lastly, the success of IAC’s advertising-supported businesses also depends, in part, on their ability to compete for a share of available advertising expenditures as more traditional offline and emerging media companies continue to enter the online advertising market, as well as on the continued growth and acceptance of online advertising generally. If for any reason online advertising is not perceived as effective (relative to traditional advertising) and related mobile and other advertising models are not accepted, web browsers, software programs and/or other applications that limit or prevent advertising from being displayed become commonplace and/or the industry fails to effectively manage click fraud, the market for online advertising will be negatively impacted. Any lack of growth in the market for online advertising could adversely affect IAC’s business, financial condition and results of operations.
The success of IAC depends, in part, on its ability to continue to develop and monetize versions of its products and services for mobile and other digital devices.
As consumers increasingly access IAC’s products and services through mobile and other digital devices (including through digital voice assistants), IAC will need to continue to devote significant time and resources to ensure that its products and services are accessible across these platforms (and multiple platforms generally). If IAC does not keep pace with evolving online, market and industry trends (including the introduction of new and enhanced digital devices and changes in the preferences and needs of its users and consumers generally), offer new and/or enhanced products and services in response to such trends that resonate with consumers, monetize products and services for mobile and other digital devices as effectively as its traditional products and services and/or maintain related systems, technology and infrastructure in an efficient and cost-effective manner, IAC’s business, financial condition and results of operations could be adversely affected.
In addition, the success of IAC’s mobile and other digital products and services depends on their interoperability with various third-party operating systems, technology, infrastructure and standards, over which IAC has no control. Any changes to any of these things that compromise the quality or functionality of IAC’s mobile and digital products and services could adversely affect their usage levels and/or IAC’s ability to attract consumers and advertisers, which could adversely affect IAC’s business, financial condition and results of operations.
The success of IAC depends, in part, of the ability of ANGI Homeservices and Care.com to establish and maintain relationships with quality service professionals and caregivers.
IAC will need to continue to attract, retain and grow the number of skilled and reliable service professionals who can provide home services across ANGI Homeservices platforms and caregivers who can provide care-related services across Care.com platforms. If IAC does not offer innovative products and services that resonate with consumers and service professionals (and members and caregivers) generally, as well provide service professionals and caregivers with an attractive return on their marketing and advertising investments, the number of service professionals and caregivers affiliated with ANGI Homeservices and Care.com platforms, respectively, would decrease. Any such decrease would result in smaller and less diverse networks and directories of service professionals and caregivers, and in turn, decreases in service requests, directory searches and member requests for caregivers, which could adversely impact IAC’s business, financial condition and results of operations.
The ability of IAC to engage directly with its users, subscribers and consumers directly on a timely basis is critical to its success.
As consumers increasingly communicate via mobile and other digital devices and messaging and social media apps, usage of e-mail (particularly among younger consumers) has declined and IAC expects this trend to continue. In addition, deliverability and other restrictions could limit or prevent the ability of IAC to send e-mails to users, subscribers and consumers. A continued and significant erosion in IAC’s ability to engage with users, subscribers and consumers via e-mail could adversely impact the user experience, engagement levels and conversion rates, which could adversely affect IAC’s business, financial condition and results of operations. IAC cannot assure you that any alternative means of communication (for example, push notifications and text messaging) will be as effective as e-mail has been historically.
The success of IAC depends, in part, on its ability to access, collect and use personal data about its users and subscribers.
IAC depends on search engines, digital app stores and social media platforms, in particular, those operated by Google, Apple and Facebook, to market, distribute and monetize its products and services.

IAC’s users and subscribers engage with these platforms directly, and in the case of digital app stores, may be subject to requirements regarding the use of their payment systems for various transactions. As a result, these platforms may receive personal data about IAC’s users and subscribers that IAC would otherwise receive if it transacted with its users and subscribers directly. Certain of these platforms have restricted IAC’s access to personal data about its users and subscribers obtained through their platforms. If these platforms limit or increasingly limit, eliminate or otherwise interfere with IAC’s ability to access, collect and use personal data about its users and subscribers that they have collected, the ability of IAC to identify and communicate with a meaningful portion of its user and subscriber bases may be adversely impacted. If so, IAC’s customer relationship management efforts, its ability to identify, target and reach new segments of its user and subscriber bases and the population generally, the efficiency of its paid marketing efforts, the rates IAC is able to charge advertisers seeking to reach users and subscribers on its various properties and IAC’s ability to develop and implement safety features, policies and procedures for certain of its products and services could be adversely affected. IAC cannot assure you that the search engines, digital app stores and social media platforms upon which it relies will not limit or increasingly limit, eliminate or otherwise interfere with its ability to access, collect and use personal data about its users and subscribers that they have collected. To the extent that any or all of them do so, IAC’s business, financial condition and results of operations could be adversely affected.
Mr. Diller and certain members of his family are able to exercise significant influence over the composition of IAC’s Board of Directors, matters subject to stockholder approval and IAC’s operations.
As of [•], Mr. Diller, his spouse, Diane von Furstenberg, and his stepson, Alexander von Furstenberg, collectively held shares of IAC Class B common stock and IAC common stock that represented approximately [•]% of the total outstanding voting power of IAC (based on the number of shares of IAC common stock outstanding and entitled to vote as of [•]) and they will collectively hold shares of IAC Class B common stock and IAC common stock representing the same percentage of the total outstanding voting power of IAC following the Spin-off as they hold immediately before the Spin-off. These shares are also subject to a voting agreement with Mr. Levin, IAC’s Chief Executive Officer, and will continue to be following the Spin-off.
As a result of IAC securities that will be beneficially owned by these individuals following the completion of the Spin-off, such individuals will be, collectively, in a position to influence (subject to IAC’s organizational documents and Delaware law), the composition of IAC’s Board of Directors and the outcome of corporate actions requiring shareholder approval, such as mergers, business combinations and dispositions of assets, among other corporate transactions. In addition, this concentration of investment and voting power could discourage others from initiating a potential merger, takeover or other change of control transaction that may otherwise be beneficial to IAC and its shareholders, which could adversely affect the market price of IAC securities.
In addition, the holders of the Class B common stock could sell all or a portion of those shares to a third party, which could result in the purchaser obtaining significant influence over IAC, the composition of IAC’s Board of Directors, matters subject to stockholder approval and IAC’s operations, without consideration being paid to holders of shares of IAC common stock, and without holders of shares of IAC common stock having a right to consent to the identity of such purchaser.
IAC may not freely access the cash of ANGI Homeservices and its subsidiaries.
Potential sources of cash for IAC include its available cash balances, net cash from the operating activities of certain of its subsidiaries and proceeds from asset sales, including marketable securities. While the ability of IAC’s operating subsidiaries to pay dividends or make other payments or advances to IAC depends on their individual operating results and applicable statutory, regulatory or contractual restrictions generally, in the case of ANGI Homeservices, the terms of its indebtedness limit its ability to pay dividends or make distributions, loans or advances to stockholders (including IAC) in certain circumstances. In addition, because ANGI Homeservices is a separate and distinct legal entity with public shareholders, it has no obligation to provide IAC with funds.
You may experience dilution with respect to your investment in IAC, and IAC may experience dilution with respect to its investment in ANGI Homeservices, as a result of compensatory equity awards.
IAC has issued various compensatory equity awards, including stock options, stock appreciation rights and restricted stock unit awards denominated in shares of its common stock, as well as in equity of certain of its consolidated subsidiaries, including ANGI Homeservices.

The issuance of shares of IAC common stock in settlement of these equity awards could dilute your ownership interest in IAC. ANGI Homeservices compensatory equity awards that are settled in shares of ANGI Homeservices could dilute IAC’s ownership interest in ANGI Homeservices. The dilution of IAC’s ownership stake in ANGI Homeservices could impact its ability, among other things, to maintain ANGI Homeservices as part of its consolidated tax group for U.S. federal income tax purposes, to effect a tax-free distribution of its ANGI Homeservices stake to its stockholders or to maintain control of ANGI Homeservices. As IAC generally has the right to maintain its levels of ownership in ANGI Homeservices to the extent ANGI Homeservices issues additional shares of its capital stock in the future pursuant to an investor rights agreement, IAC does not intend to allow any of the foregoing to occur.
With respect to awards denominated in shares of IAC’s non-publicly traded subsidiaries, IAC estimates the dilutive impact of those awards based on its estimated fair value of those subsidiaries. Those estimates may change from time to time, and the fair value determined in connection with vesting and liquidity events could lead to more or less dilution than reflected in IAC’s diluted earnings per share calculation.
General Risk Factors
IAC’s businesses operate in especially competitive and evolving industries.
The industries in which IAC’s brands and businesses operate are competitive, with a consistent and growing stream of new products and entrants. Some of IAC’s competitors may enjoy better competitive positions in certain geographical areas, user demographics and/or other key areas that IAC currently serves or may serve in the future. Generally (and particularly in the case of the businesses within IAC’s ANGI Homeservices segment), IAC competes with search engine providers and online marketplaces that can market their products and services online in a more prominent and cost-effective manner than IAC can. IAC also generally competes with social media platforms with access to large existing pools of potential users and their personal information, which means these platforms can drive visitors to their products and services, as well as better tailor products and service to individual users, at little to no cost relative to IAC’s efforts. Any of these advantages could enable IAC’s competitors to offer products and services that are more appealing to consumers than its products and services, respond more quickly and/or cost effectively than IAC does to evolving market opportunities and trends and/or display their own integrated or related products and services in a more prominent manner than IAC’s products and services in search results, which could adversely affect IAC’s business, financial condition and results of operations.
In addition, costs to switch among products and services are low or non-existent and consumers generally have a propensity to try new products and services (and use multiple products and services simultaneously). As a result, IAC expects the continued emergence of new products and services, entrants and business models in the various industries in which its brands and businesses operate. IAC’s inability to compete effectively against new products, services and competitors could result in decreases in the size and levels of engagement of its various user and subscriber bases, which could adversely affect IAC’s business, financial condition and results of operations.
IAC’s businesses are sensitive to general economic events or trends, particularly those that adversely impact advertising spending levels and consumer confidence and spending behavior.
A significant portion of IAC’s consolidated revenue (and a substantial portion of IAC’s net cash from operations that it can freely access), is attributable to online advertising, primarily revenue from the businesses within IAC’s Dotdash and Search segments. Accordingly, events and trends that result in decreased advertising expenditures and/or levels of consumer confidence and discretionary spending could adversely affect IAC’s business, financial condition and results of operations.
Similarly, the businesses within IAC’s ANGI Homeservices segment are particularly sensitive to events and trends that could result in consumers delaying or foregoing home services projects and/or service professionals being less likely to pay for consumer matches and Marketplace subscriptions, which could result in decreases in Marketplace service requests and directory searches. Any such decreases could result in turnover at the Marketplace and/or any ANGI Homeservices directories, adversely impact the number and quality of service professionals at the Marketplace and in any ANGI Homeservices directories and/or adversely impact the reach of (and breath of services offered through) the Marketplace and ANGI Homeservices directories, any or all of which could adversely affect IAC’s business, financial condition and results of operations.
The success of IAC depends, in part, on its ability to build, maintain and/or enhance its various brands.
Through its various businesses, IAC owns and operates a number of widely known consumer brands with strong brand appeal and recognition within their respective markets and industries, as well as a number of emerging brands that it is in the process of building. IAC believes that its success depends, in large part, on its continued ability to maintain and enhance its established brands, as well as build awareness of (and loyalty to) its emerging brands. Events that could adversely impact IAC’s brands and brand-building efforts include (among others): product and service quality concerns, consumer complaints or lawsuits, ineffective advertising, inappropriate and/or unlawful actions taken by users, service professionals and caregivers, actions taken by governmental or regulatory authorities, data protection and security breaches and related bad publicity. The occurrence or any of these events could, in turn, adversely affect IAC’s business, financial condition and results of operations.
The global outbreak of COVID-19 and other similar outbreaks could adversely affect IAC’s business, financial condition and results of operations.
IAC’s business could be materially and adversely affected by the outbreak of a widespread health epidemic or pandemic, including the continuing outbreak of the coronavirus (COVID-19), which has been declared a “pandemic” by the World Health Organization. The continuing outbreak of COVID-19 has caused a widespread global health crisis, and governments in affected regions have implemented measures designed to curb its spread, such as social distancing, government-imposed quarantines and lockdowns, travel bans and other public health safety measures. These measures have resulted in significant social disruption and have had (and are likely to continue to have) an adverse effect on economic conditions generally, advertising expenditures and consumer confidence and spending, all of which could have an adverse effect on IAC’s businesses, financial condition and results of operations.
Since the initial outbreak, the impact of COVID-19 on IAC’s businesses has varied from business to business and from quarter to quarter. To date, demand for products and services and advertising rates have generally decreased and, despite increased service requests at IAC’s ANGI Homeservices business, the limited ability of service professionals to fulfill these requests as a result of labor and material constraints has negatively impacted the ability of ANGI Homeservices to monetize these requests. Some of IAC’s advertising-supported businesses experienced a decline in revenue due, in part, to decreased advertising due to COVID- 19, and IAC recorded impairments during the nine months ended September 30, 2020 related to its desktop business (see “Information About IAC After the Spin-off — Management’s Discussion and Analysis of Financial Condition and Results of Operations for IAC — Overview — Consolidated and Combined Results”).
In addition, the United States and Europe, which are the first and second largest markets for IAC’s products and services, respectively, have both experienced dramatic resurgences of COVID-19. These resurgences and government-imposed measures to control the spread of COVID-19 continue to adversely impact IAC’s ability to conduct ordinary course business activities for the foreseeable future, and could adversely impact employee productivity and increase operating costs. Moreover, IAC may also experience business disruption if the ordinary course operations of its contractors, vendors and/or business partners are adversely affected. Any of these measures could adversely affect IAC’s business, financial condition and results of operations.
The extent to which developments related to COVID-19 and measures designed to curb its spread continue to impact IAC’s business, financial condition and results of operations will depend on future developments, all of which are highly uncertain and many of which are beyond IAC’s control, including the speed of contagion, the development and implementation of effective preventative measures and possible treatments, the scope of governmental and other restrictions on travel, discretionary services and other activity, and public reactions to these developments. For example, these developments and measures have resulted in rapid and adverse changes to the operating environment in which IAC does business, as well as significant uncertainty concerning the near and long term economic ramifications of the COVID-19 outbreak, which have adversely impacted IAC’s ability to forecast its results and respond in a timely and effective manner to trends related to COVID-19. The longer the global outbreak and measures designed to curb the spread of COVID-19 continue to adversely affect levels of consumer confidence, discretionary spending and the willingness of consumers to interact with other consumers, vendors and service providers face-to-face (and in turn, adversely affect demand for IAC’s various products and services), the greater the adverse impact is likely to be on IAC’s business, financial condition and results of operations and the more limited IAC’s ability will be to try and make up for delayed or lost revenues.
The COVID-19 outbreak may also have the effect of heightening many of the other risks described in this proxy statement/consent solicitation statement/prospectus. IAC will continue to evaluate the nature and extent of the impact of the COVID-19 outbreak on its business, financial condition and results of operations.
Furthermore, because COVID-19 did not begin to impact IAC’s results until late in the first quarter of 2020, any current or future impacts may not be directly comparable to any historical periods and are not necessarily indicative of any future impacts that COVID-19 may have on IAC’s results. The impact of COVID-19 on IAC’s revenues and expenses may also fluctuate differently over the duration of the pandemic.
IAC may not be able to protect its systems, technology and infrastructure from cyberattacks and cyberattacks experienced by third parties may adversely affect IAC.
IAC is regularly under attack by perpetrators of malicious technology-related events, such as the use of botnets, malware or other destructive or disruptive software, distributed denial of service attacks, phishing, attempts to misappropriate user information and account login credentials and other similar malicious activities. The incidence of events of this nature (or any combination thereof) is on the rise worldwide. While IAC continuously develops and maintains systems designed to detect and prevent events of this nature from impacting its systems, technology, infrastructure, products, services and users, has invested (and continue to invest) heavily in these efforts and related personnel and training and deploys data minimization strategies (where appropriate), these efforts are costly and require ongoing monitoring and updating as technologies change and efforts to overcome preventative security measures become more sophisticated. Despite these efforts, some of IAC’s systems have experienced past security incidents, none of which had a material adverse effect on its business, financial condition and results of operations, and IAC could experience significant events of this nature in the future.
Any event of this nature that IAC experiences could damage its systems, technology and infrastructure and/or those of its users, prevent IAC from providing its products and services, compromise the integrity of its products and services, damage its reputation, erode IAC’s brands and/or be costly to remedy, as well as subject IAC to investigations by regulatory authorities, fines and/or litigation that could result in liability to third parties. Even if IAC does not experience such events firsthand, the impact of any such events experienced by third parties could have a similar effect. IAC may not have adequate insurance coverage to compensate for losses resulting from any of these events. If IAC (or any third-party with which it does business or otherwise relies upon) experience(s) an event of this nature, IAC’s business, financial condition and results of operations could be adversely affected.
If personal, confidential or sensitive user information is breached or otherwise accessed by unauthorized persons, it may be costly to mitigate and IAC’s reputation could be harmed.
IAC receives, processes, stores and transmits a significant amount of personal, confidential or sensitive user information and, in the case of certain of its products and services, enables users to share their personal information with each other. While IAC continuously develops and maintains systems designed to protect the security, integrity and confidentiality of this information (and only engages third-parties to store this information who do the same), IAC cannot guarantee that inadvertent or unauthorized use or disclosure will not occur or that third parties will not gain unauthorized access to this information. When such events occur, IAC may not be able to remedy them, it may be required by law to notify regulators and impacted individuals and it may be costly to mitigate the impact of such events and to develop and implement protections to prevent future events of this nature from occurring. When breaches of security (IAC’s or that of any third-party it engages to store such information) occur, IAC could face governmental enforcement actions, significant fines, litigation (including consumer class actions) and the reputation of its brands and business could be harmed, any or all of which could adversely affect IAC’s business, financial condition and results of operations. In addition, if any of the search engines, digital app stores or social media platforms through which IAC markets, distributes and monetizes its products and services were to experience a breach, third parties could gain unauthorized access to personal data about IAC’s users and subscribers, which could indirectly harm the reputation of IAC’s brands and business and, in turn, adversely affect IAC’s business, financial condition and results of operations. See also “Risks Relating to IAC’s Business Following the Spin-off — The processing, storage, use and disclosure of personal data could give rise to liabilities and increased costs.”
The processing, storage, use and disclosure of personal data could give rise to liabilities and increased costs.
IAC receives, transmits and stores a large volume of personal information and other user data (including private content, such as videos and correspondence) in connection with the processing of search queries, the provision of online products and services and the display of advertising on its various properties. The manner in which IAC shares, stores, uses, discloses and protects this information is determined by the respective privacy and data security policies of its various businesses, as well as federal, state and foreign laws and regulations and evolving industry standards and practices, which are changing, and in some cases, inconsistent and conflicting and subject to differing interpretations. In addition, new laws, regulations, standards and practices of this nature are proposed and adopted from time to time. For a description of laws, regulations and rules concerning the processing, storage and use of disclosureof personal data, see “Information About IAC After the Spin-off — Government Regulation.”
While IAC believes that it complies with applicable privacy and data protection policies, laws and regulations and industry standards and practices in all material respects, it could still be subject to claims of non-compliance that it may not be able to successfully defend and/or significant fines and penalties. Moreover, any non-compliance or perceived non-compliance by IAC (or any third-party IAC engages to store or process information) or any compromise of security that results in unauthorized access to (or use or transmission of) personal information could result in a variety of claims against IAC, including governmental enforcement actions, significant fines, litigation (including consumer class actions), claims of breach of contract and indemnity by third parties and adverse publicity. When such events occur, IAC’s reputation could be harmed and the competitive positions of its various brands and businesses could be diminished, which could adversely affect its business, financial condition and results of operations. Additionally, to the extent multiple U.S. state-level (or European Union member-state level) laws are introduced with inconsistent or conflicting standards and there is no federal or European Union regulation to preempt such laws, compliance could be even more difficult to achieve and IAC’s potential exposure to the risks discussed above could increase.
Lastly, ongoing compliance with existing (and compliance with future) privacy and data protection laws worldwide could be costly. The devotion of significant costs to compliance (versus to the development of products and services) could result in delays in the development of new products and services, IAC ceasing to provide problematic products and services in existing jurisdictions and IAC being prevented from introducing products and services in new and existing jurisdictions, any or all of which could adversely affect IAC’s business, financial condition and results of operations.
The success of IAC depends, in part, on the integrity, quality, efficiency and scalability of its systems, technology and infrastructure, and those of third parties.
IAC relies on its systems, technology and infrastructure to perform well on a consistent basis. From time to time in the past IAC has experienced (and in the future IAC may experience) occasional interruptions that make some or all of this framework and related information unavailable or that prevent IAC from providing products and services; any such interruption could arise for any number of reasons. IAC also relies on third-party data center service providers and cloud-based, hosted web service providers, as well as third-party computer systems and a variety of communications systems and service providers in connection with the provision of its products and services generally, as well as to facilitate and process certain payment and other transactions with users. IAC has no control over any of these third parties or their operations and the interruption of any of the services provided by these parties could prevent IAC from accessing user and subscriber information and providing products and services.

The framework of IAC and third-parties described could be damaged or interrupted at any time due to fire, power loss, telecommunications failure, natural disasters, acts of war or terrorism, acts of God and other similar events or disruptions. Any event of this nature could prevent IAC from providing its products and services at all (or result in the provision of its products on a delayed or interrupted basis) and/or result in the loss of critical data. While IAC and the third-parties upon whom it relies have certain backup systems in place for certain aspects of their respective frameworks, none of these frameworks are fully redundant and disaster recovery planning is not sufficient for all eventualities. In addition, IAC may not have adequate insurance coverage to compensate for losses from a major interruption. When such damages, interruptions or outages occur, IAC’s reputation could be harmed and the competitive positions of its various brands and businesses could be diminished, any or all of which could adversely affect IAC’s business, financial condition and results of operations.
IAC also continually works to expand and enhance the efficiency and scalability of its framework to improve the consumer experience, accommodate substantial increases in the number of visitors to its various platforms, ensure acceptable load times for its various products and services and keep up with changes in user preferences. If IAC does not do so in a timely and cost-effective manner, the user experience and demand across its brands and businesses could be adversely affected, which could adversely affect IAC’s business, financial condition and results of operations.
IAC depends on its key personnel.
The future success of IAC will depend upon its continued ability to identify, hire, develop, motivate and retain highly skilled individuals worldwide, particularly in the case of senior management. Competition for well-qualified employees across IAC and its various businesses will be intense and IAC must attract new (and retain existing) employees to compete effectively. While IAC has established programs to attract new (and retain existing) employees, it may not be able to attract new (or retain existing) key and other employees in the future. In addition, if IAC does not ensure the effective transfer of knowledge to successors and smooth transitions (particularly in the case of senior management) across its various businesses, IAC’s business, financial condition and results of operations generally, could be adversely affected.
Risks Relating to SpinCo and the Vimeo Business Following the Spin-off
Vimeo has a limited operating history as a pure software-as-a-service (“SaaS”) company.
In its 16-year history, Vimeo has explored or experimented with various service offerings, including a proprietary streaming service, and various monetization methods, including advertising, transactions and subscriptions. While Vimeo has offered subscription plans since 2008, Vimeo did not decide to focus primarily on SaaS offerings until 2017. In addition, Vimeo has only operated an enterprise-focused sales operation since 2017, when it acquired Livestream.
Mr. Diller and certain members of his family will be able to exercise significant influence over the composition of SpinCo’s Board of Directors, matters subject to stockholder approval and SpinCo’s operations.
As of [•], Mr. Diller, his spouse, Diane von Furstenberg, and his stepson, Alexander von Furstenberg, collectively held shares of IAC Class B common stock and IAC common stock that represented approximately [•]% of the total outstanding voting power of IAC (based on the number of shares of IAC common stock outstanding and entitled to vote as of [•]) and they will collectively hold shares of SpinCo Class B common stock and SpinCo common stock that are expected to represent approximately [•]% of the total outstanding voting power of SpinCo following the Spin-off. The IAC shares are also subject to a voting agreement with Mr. Levin, IAC’s Chief Executive Officer, and following the Spin-off, a corresponding voting agreement with respect to the SpinCo shares will be entered into among the parties to the existing voting agreement.
As a result of SpinCo securities that will be beneficially owned by these individuals following the completion of the Spin-off, such individuals will be, collectively, in a position to influence (subject to SpinCo’s organizational documents and Delaware law), the composition of SpinCo’s Board of Directors and the outcome of corporate actions requiring shareholder approval, such as mergers, business combinations and dispositions of assets, among other corporate transactions. The disparity between the voting power of the holders of the Vimeo Class B common stock and the corresponding economic ownership position could also create incentives for such holders to either seek to obtain benefits for themselves (in the form of compensation or other contractual benefits, for example) in a form not available to all stockholders on a pro rata basis. In addition, this concentration of investment and voting power could discourage others from initiating a potential merger, takeover or other change of control transaction that may otherwise be beneficial to SpinCo and its shareholders, which could adversely affect the market price of SpinCo securities.
In addition, the holders of the Class B common stock could sell all or a portion of those shares to a third party, which could result in the purchaser obtaining significant influence over Vimeo, the composition of Vimeo’s Board of Directors, matters subject to stockholder approval and Vimeo’s operations, without consideration being paid to holders of shares of Vimeo common stock, and without holders of shares of Vimeo common stock having a right to consent to the identity of such purchaser.
Vimeo has a history of losses.
Vimeo has not earned a profit in any full fiscal year since its inception, and it cannot be certain as to when SpinCo will achieve or maintain profitability. Because the market for SaaS video services is rapidly evolving and highly competitive, SpinCo must continue to invest in research and development. If such investment does not allow SpinCo to scale or attract and retain users and subscribers, SpinCo will not be able to achieve profitability.
Vimeo’s recent and rapid growth may not be indicative of future performance.
The growth Vimeo experienced during the first nine months of 2020 may be partly or largely attributable to increased demand for online video due to social distancing undertaken in response to the COVID-19 pandemic. If the COVID-19 pandemic ends and the level of demand for online video returns to pre-pandemic levels, then the growth rates Vimeo achieved in 2020 may not be indicative of growth rates in future periods. In addition, a prolonged economic downturn caused by the COVID-19 pandemic could ultimately reduce demand by reducing businesses’ ability to pay for Vimeo’s services.
SpinCo’s growth and profitability depend upon a wide variety of factors, some of which are out of SpinCo’s control.
Whether SpinCo can grow its revenue and ultimately achieve profitability will depend upon a number of factors including:
•
Vimeo’s reputation and brand recognition;

•
demand for the types of video services Vimeo offers;

•
the actual and perceived quality, integrity and value of the video services Vimeo provides;

•
Vimeo’s development and timely deployment of innovative video services that provide value to its users and subscribers;

•
Vimeo’s ability to price its video services competitively;

•
Vimeo’s ability to acquire new subscribers sustainably, through a combination of organic efforts (continuing to convert a meaningful portion of its free user base into paying subscribers), paid acquisition (marketing), sales efforts (for enterprise) and partnerships;

•
Vimeo’s ability to retain and upsell existing subscribers by continuing to provide them with value;

•
the scalability of Vimeo’s technology platform;

•
the quality of Vimeo’s support and onboarding efforts for users and subscribers;

•
the growth of Vimeo’s employee base in a highly competitive market for talent;

•
Vimeo’s ability to expand internationally;

•
Vimeo’s ability to successfully integrate new businesses that it acquires;

•
changes in laws that allow Vimeo to host and distribute large quantities of user and subscriber content; and

•
domestic and global macroeconomic conditions.

Vimeo’s total addressable market may prove to be smaller than it expects.
While Vimeo believes, based upon internal data, that every small and midsized business and every larger enterprise will need an online video presence to succeed, the number of entities that are willing and able to pay fees for software-based video services may not be as large as it expects. Vimeo has not conducted research by a third party to validate its data and thesis.
SpinCo has no experience as a standalone public company.
SpinCo’s executive officers do not have experience as officers of a publicly traded company. Transitioning to a public company may distract management from its focus on Vimeo’s core business. In addition, both the Spin-off and registration of SpinCo securities will require SpinCo to incur new significant new expenses, particularly in the areas of finance, legal and human resources, that were previously incurred by IAC.
SpinCo may need additional funding as SpinCo continues to invest in research and development and expand internationally.
SpinCo may need to raise additional funds by way of a primary offering of shares of SpinCo common stock, which would dilute existing shareholders. SpinCo may also raise additional funds through additional borrowings. To obtain such funding, SpinCo may need to pledge assets and agree to certain financial covenants.
Vimeo may not have the right product/market fit.
Vimeo’s business depends upon attracting new subscribers and retaining existing ones. To do so, it must provide products with an attractive value proposition. Vimeo may fail to do that if it:
•
fails to innovate and provide new and useful features that its users and subscribers want;

•
releases products that fail to reliably operate (due to bugs or service interruptions);

•
releases products too late relative to competitors;

•
prices its products in an uncompetitive manner; or

•
fails to educate its users and subscribers about its features.

Vimeo may not be able to convert its free users into subscribers.
An essential part of Vimeo’s strategy for attracting subscribers depends upon offering basic services for free and converting a certain portion of its free users into subscribers over time. While a majority of Vimeo subscribers began as free users, only a small percentage of free users become paying users over time. Vimeo’s ability to convert users into subscribers at this or a higher rate may not materialize if:
•
the number of free users Vimeo attracts declines, which could occur due to, among other things, reduced visibility of its brand or services;

•
Vimeo overestimates the number of free users who have the propensity to pay due to issues with duplicative, fraudulent or spam accounts;

•
Vimeo’s free users do not repeatedly use the free product, either because they are unaware of the features Vimeo offers or because the features are not perceived as useful;

•
Vimeo fails to optimize the conversion of free users by communicating the value of its subscription plans;

•
Vimeo experiences headwinds in its international expansion due to variety of reasons, including language and cultural barriers, as well as unfavorable regulatory environments; or

•
Vimeo’s service offerings and pricing are not competitive.

If Vimeo’s efforts to convert free users into subscribers do not succeed, it will have to rely more heavily on paid marketing efforts to acquire new subscribers and therefore achieve growth. Such a shift would cause Vimeo to incur higher costs in acquiring users, which would reduce its profits.

Competition in Vimeo’s market is intense.
Vimeo operates in a highly competitive market. It competes with both large social media networks and a variety of niche software providers for business customers. Large social media networks provide their services for free and offer features such as a large built-in audience, social media features and the ability to monetize through advertising. Niche providers include large, well-funded companies and new entrants. Either may be able to provide more compelling features than Vimeo within their area of focus. In addition, Vimeo expects that more competitors will emerge given the relatively low barriers to entry for software-based video creation applications, particularly mobile-based applications. New competitors could take the form of start-ups or large, well-funded companies that already operate in markets adjacent to Vimeo.
Vimeo may not be able to scale its business effectively.
Vimeo may not be able to capitalize on the market’s demand for video if it cannot scale its operations. For example, Vimeo might experience delays in onboarding new customers and responding to increased customer support tickets, and it may not be able to handle increased loads on its servers during peak times. All of these things would result in missed opportunities or user and subscriber frustration that could negatively affect user and subscriber growth and retention.
Vimeo may experience service interruptions.
Vimeo typically does not provide 100% uptime across its video services in any given month. This may be due to technical errors (bugs), human error (by employees and contractors), interruptions experienced by key vendors (such as cloud-based service or payment providers), higher than anticipated traffic and/or cyberattacks. Interruptions in key aspects of Vimeo’s video services (notably, video delivery and payment processing) could result in lost business, credits payable to subscribers with service level agreements, increased user and subscriber support tickets, remediation costs and increased subscriber churn (lost renewals). In severe cases, Vimeo could face litigation or reputational risk, particularly if an interruption occurs during a high-profile event.
Hosting and delivery costs may increase unexpectedly.
Hosting and delivery costs comprise the largest component of Vimeo’s cost of goods sold and thus materially influences its gross margin. These costs could increase unexpectedly if Vimeo experiences rapid growth over a short period of time (either in terms of users and subscribers or bandwidth consumed), it fails to address subscribers who use more bandwidth than its plans permit (e.g., either by failing to charge them overage fees or by failing to limit their bandwidth) or Vimeo fails to distribute increased bandwidth across its content delivery network (CDN) vendors in a cost-optimal manner by, for example, moving traffic to the lowest-cost provider. Vimeo may not be able to pass these costs onto subscribers.
The success of Vimeo will depend upon its continued ability to identify, hire, develop, motivate and retain highly skilled individuals worldwide.
In order to build and scale its business, Vimeo will need to further increase its employee base, particularly in the areas of engineering, product development, sales (domestically and internationally), customer support and shared services. Vimeo’s ability to attract and retain talent and to fully experience the benefits of that talent depends upon:
•
Vimeo’s reputation;

•
Vimeo’s compensation and benefit packages;

•
Vimeo’s ability to successfully onboard new employees;

•
Vimeo’s commitment to diversity, equity, and inclusion;

•
Vimeo’s ability to maintain its corporate culture while growing headcount, adding employees in new countries and locations and operating on a largely remote basis during the pendency of the COVID-19 pandemic (for further details, see “Risks Relating to SpinCo and the Vimeo Business

Following the Spin-off — The novel coronavirus that causes the disease known as COVID-19 has caused a global health crisis that has caused significant economic and social disruption”); and
•
the competitive landscape in the geographic markets for talent in which Vimeo competes.

Vimeo’s compensation packages may not be sufficient.
While Vimeo has established compensation programs (which include cash compensation, equity-based programs and other benefits) to attract and retain employees, these compensation arrangements may not be sufficient in the highly competitive labor market in which it participates. Large competitors and non-competitors in the technology space may offer compensation arrangements that may significantly exceed those that Vimeo is able to offer. If Vimeo fails to provide competitive compensation arrangements, it may fail to attract and retain talent. In addition, if Vimeo does not ensure the effective transfer of knowledge to successors and smooth transitions (particularly in the case of senior management), its business may be adversely affected. On the other hand, if Vimeo increases compensation levels in a significant way in order to compete for talent, its profitability could suffer.
Vimeo may fail to attract or retain employees for issues that negatively impact Vimeo’s image.
Vimeo’s ability to attract and retain employees could also be adversely affected by issues that negatively impact its image, such as incidents of actual or perceived discrimination, controversial business decisions, including decisions about user content, and issues with the quality of our products (such as bugs or interruptions in services, among other issues).
Vimeo’s success depends, in substantial part, on its ability to market, distribute and monetize its products and services through search engines, digital app stores and social media platforms.
The marketing, distribution and monetization of Vimeo’s products and services depend on its ability to cultivate and maintain cost-effective and otherwise satisfactory relationships with search engines, digital app stores and social media platforms, in particular, those operated by Apple, Google and Facebook. These platforms could decide not to market and distribute some or all of Vimeo’s products and services, change their terms and conditions of use at any time (and without notice), favor their own products and services over those of Vimeo and/or significantly increase their fees. While Vimeo expects to maintain cost-effective and otherwise satisfactory relationships with these platforms, no assurances can be provided that Vimeo will be able to do so and its inability to do so in the case of one or more of these platforms could have a material adverse effect on Vimeo’s business, financial condition and results of operations.
In particular, as consumers increasingly access Vimeo’s products and services through applications (both mobile and desktop), Vimeo increasingly depends upon the Apple App Store, Google Play Store and Google’s Chrome Web Store to distribute its mobile and desktop browser applications. Both Apple and Google have broad discretion to change their respective terms and conditions applicable to the distribution of Vimeo’s applications, including those relating to the amount of (and requirement to pay) certain fees associated with purchases facilitated by Apple and Google through Vimeo’s applications, their ability to interpret their respective terms and conditions in ways that may limit, eliminate or otherwise interfere with Vimeo’s ability to distribute its applications through their stores, the features Vimeo may provide in its products and services, Vimeo’s ability to access information about its subscribers and users that they collect and the manner in which Vimeo markets in-app products. Apple or Google could also make changes to their operating systems or payment services that could negatively affect Vimeo. No assurances can be provided that Apple and/or Google will not interpret their respective terms and conditions in the manner described above and to the extent either or both of them do so, Vimeo’s business, financial condition and results of operations could be adversely affected.
While some of Vimeo’s mobile applications are generally free to download from the Apple App and Google Play Stores, many of them are subscription-based. While Vimeo determines the prices at which these subscriptions are sold, currently, all related purchases must be processed through the in-app payment systems provided by these stores, for which Vimeo pays these stores a meaningful share (generally 30% for the first 12 months, and 15% thereafter) of the related revenue it receives. Given the increasing distribution of its mobile applications through digital app stores and strict in-app payment system requirements, Vimeo may need to offset increased digital app store fees by decreasing traditional marketing expenditures as a percentage of revenue, increasing user volume or monetization per user or engaging in other efforts to increase revenue or decrease costs generally, or its business, financial condition and results of operations could be adversely affected.
In addition to Vimeo’s current branded apps, one of the services Vimeo offers subscribers (for its Vimeo OTT service) is the ability to reach their viewers using apps on various platforms’ operating systems, including those of Apple, Google, Amazon Fire, Roku, and Microsoft’s Xbox. These apps use Vimeo technology but feature the subscriber’s branding. Changes in platform policies may make it more difficult or expensive for SpinCo to release and maintain its subscribers’ apps.
Vimeo depends on integrations with third parties to enable key features of its video services and to acquire new subscribers.
Some of Vimeo’s video services are integrated, typically through application programming interfaces (“APIs”), with numerous third parties, including companies that compete with Vimeo. For example, Vimeo provides a “publish to social” feature which allows its users and subscribers to publish their videos to their accounts on Facebook and/or YouTube. This type of feature makes Vimeo’s video services valuable because it effectively allows Vimeo to serve as a hub for managing all of the videos for a given user or subscriber across numerous platforms. If platforms change their policies to no longer permit this feature, Vimeo’s video services would be less attractive to its users and subscribers.
Vimeo depends on key third-party vendors to provide core services.
Vimeo depends on third-party vendors to, among other things, provide customer support, develop software, host videos uploaded by its users, transcode videos (compressing a video file and converting it into a standard format optimized for streaming), stream videos to viewers and process payments. Specifically, Google Cloud Service (“GCS”) provides Vimeo with hosting and transcoding services, Amazon S3 provides Vimeo with hosting services and Vimeo uses multiple CDNs to deliver traffic worldwide. Certain of these third-party vendors have experienced outages in the past that have caused key Vimeo video services to be unavailable for several hours. Vimeo does not have backup systems for GCS or Amazon S3. Consequently, outages in those services materially affect its video services. Outages may expose Vimeo to having to offer credits to subscribers, loss of subscribers and reputational damage. Vimeo may not be able to full offset these losses with any credits it might receive from its vendors.
Vimeo depends on search engines and social media networks for traffic.
Vimeo depends on search engines and social media networks to acquire traffic to its website. These third parties have the ability to influence who reaches Vimeo’s website and video services through algorithmic search rankings and other policy decisions, which are subject to frequent change. Some of these third parties or their affiliates compete with Vimeo and may have an incentive to favor their competing services over Vimeo’s. In the past, traffic to Vimeo’s website and video services has been negatively impacted as a result of certain policy changes by both search engines and social media networks.
Vimeo depends on internet service providers (“ISPs”) to deliver traffic to end users and subscribers.
For Vimeo’s video services to operate, users and subscribers must have a connection to the internet. Typically, Vimeo users and subscribers access the internet through a wireline or wireless data service offered by ISPs such as AT&T, Comcast and/or Verizon. There is currently no federal regulation in the U.S. limiting the practices that ISPs may use to impact data flowing from websites and online applications to users and subscribers of online products and services generally. As a result, ISPs could discriminate against data that Vimeo delivers to users or subscribers (or data its users upload to it) by blocking it outright, slowing it down or otherwise degrading its quality vis-à-vis competing traffic. ISPs could also cause their customers to favor competing services by “zero rating” traffic to and from Vimeo competitors (in other words, not counting competitor traffic against an ISP customer’s data caps) but declining to zero rate its traffic. These practices could make Vimeo less attractive as a provider of video services. Alternatively, Vimeo may have to pay fees to ISPs to maintain parity with competitors, which could adversely affect its profitability.

Vimeo’s business involves hosting large quantities of user content.
Vimeo does not (and cannot undertake to) review all or even a significant portion of the videos uploaded to its platform to ensure that the videos do not violate any law or third-party rights. Some of the videos uploaded to Vimeo’s platform will invariably violate a third party’s rights or a law, rule or regulation, and if so, Vimeo could, in turn, face lawsuits, liability and negative publicity for hosting such content.
Vimeo has been sued for hosting content that allegedly infringed on a third-party copyright.
Vimeo cannot guarantee that it will be shielded from third-party copyright infringement lawsuits and related liability for hosting user and subscriber content by laws such as the online safe harbor provisions of the Digital Millennium Copyright Act of 1998 (“DMCA”), which are intended to limit the liability of online providers with respect to user- and subscriber-uploaded content. In addition, even if Vimeo ultimately succeeds in demonstrating that the DMCA limits its liability, litigating these issues is costly and time-consuming. For details regarding pending lawsuits of this nature, see “Information About SpinCo After the Spin-Off — Legal Proceedings.”
Some countries outside of the United States have laws that, like the DMCA, limit the copyright infringement liability of service providers. However, these laws may impose different requirements upon Vimeo and may not protect it to the same degree as the DMCA. Vimeo cannot guarantee that it will be compliant with foreign requirements. For example, as described in the section entitled “Information About SpinCo After the Spin-Off — Legal Proceedings”, we have been sued in Italy for the copyright infringement of our users.
If the laws limiting Vimeo’s liability for user and subscriber copyright infringement are changed, either by amendment, regulatory action or judicial interpretation, Vimeo could face increased compliance costs and increased risk of liability for copyright infringement. In 2020, Congress held hearings on whether the DMCA ought to be amended. In 2018, the European Union passed Article 17 to revise the EU’s existing framework for limiting the liability of service providers for copyright infringement. EU member state laws that implement Article 17 (which must be done by July 2021) may require Vimeo to undertake new and costly screening activities or to obtain costly licenses from rights holders or both.
Vimeo may face liability for hosting a variety of tortious or unlawful materials.
In the United States, Section 230 of the Communications Decency Act generally limits Vimeo’s liability for hosting tortious and otherwise illegal content. The immunities conferred by Section 230 could be narrowed or eliminated through amendment, regulatory action or judicial interpretation. In 2018, Congress amended Section 230 to remove immunities for content that promotes or facilitates sex trafficking and prostitution. In 2020, various members of Congress introduced bills to further limit Section 230, and a petition was filed by a Department of Commerce entity with the Federal Communications Commission to commence a rulemaking to further limit Section 230.
Laws like Section 230 generally do not exist outside of the United States, and some countries have enacted laws that require online content providers to remove certain pieces of content within short time frames. For example, in 2020, France enacted a law requiring covered social media networks to remove terror content within one hour upon receiving notice. If Vimeo fails to comply with such laws, it could be subject to prosecution or regulatory proceedings. In addition, some countries may decide to ban Vimeo’s service based upon a single piece of content. Vimeo has been subject to temporary bans in certain countries, including India, Russia and Turkey, for hosting content that those governments determined to be illegal.
Vimeo may also face liability when it removes content and accounts that it believes are violating its acceptable use policy, and Vimeo has been sued in the past for certain content-removal decisions. While Vimeo believes that Section 230 allows it to restrict or remove certain categories of content, its protections may not always end a lawsuit at an early stage, potentially resulting in costly and time-consuming litigation.
Vimeo has faced negative publicity for removing, or declining to remove, certain content, regardless of whether such content violated any law.
Individuals and groups may upload controversial content to Vimeo’s platform. Removing or failing to remove such content may result in negative publicity, which could harm its efforts to attract and retain users and subscribers. Vimeo has also faced criticism from users and subscribers for removing content and terminating accounts in compliance with the DMCA.
Vimeo collects, stores, and processes large amounts of video content (including videos that are not intended for public consumption) and personal information of its users and subscribers.
Vimeo collects, stores and processes large amounts of video content (including videos that are not intended for public consumption) and personal information of its users and subscribers. Vimeo also shares such information, where appropriate, with third parties that help it operate its business. Despite Vimeo’s efforts, it may fail to properly secure its systems and its user and subscriber data. This could be caused by technical issues (bugs), human error or internal or external malfeasance, and could lead to unauthorized disclosure of data, unauthorized changes or data losses. For example, Vimeo routinely receives reports from security researchers regarding potential vulnerabilities in its applications. The existence of such vulnerabilities, if undetected or detected but not remediated, could result in unauthorized access to Vimeo systems or the data of Vimeo users and subscribers.
A data breach could expose Vimeo to regulatory actions and litigation. Depending on the circumstances, Vimeo may be required to disclose a suspected breach to regulators, affected individuals and/or the public. This could lead to regulatory actions, including the possibility of fines, class-action or traditional litigation by affected individuals, reputational harm, costly investigation and remedial efforts, the triggering of indemnification obligations under data-protection agreements with subscribers, vendors, and partners and/or higher premiums for cyber insurance.
Vimeo has been the target of cyberattacks by malicious actors.
Malicious actors may use a variety of techniques to interfere with or gain access to Vimeo’s systems, including hacking (exploiting software vulnerabilities), social engineering (gaining access to internal systems through employees), malware, ransomware and denial of service attacks (sending large quantities of traffic in an attempt to overload our servers). Vimeo may fail to adequately defend against such attacks. If not prevented or mitigated, cyberattacks could result in a data breach, loss of data and business interruption, any of all of which could adversely affect Vimeo’s business.
Some malfeasance could also be directed at the accounts of Vimeo users and subscribers (as opposed to Vimeo’s systems). For example, Vimeo has experienced cases where user and subscriber accounts were compromised due to password guessing or credential stuffing arising from a breach of account credentials on third-party services. These situations take time to remediate and are frustrating for Vimeo users and subscribers, some of whom may blame Vimeo for the relevant cyberattack.
Vimeo may fail to comply with applicable privacy laws.
Vimeo is subject to numerous laws governing the use of personal information, including sensitive personal information, such as financial information and demographic information. Vimeo has been sued for violating the Illinois Biometric Protection Act, which regulates the collection and use of biometric information (see the section entitled “Information About SpinCo After the Spin-Off — Legal Proceedings”). The failure to comply with applicable privacy laws could lead to regulatory actions, including the possibility of fines, class-action or traditional litigation, reputational harm and/or costly investigation and remedial efforts.
Compliance obligations imposed by new privacy laws or industry practices may adversely affect Vimeo’s business.
New laws could restrict Vimeo’s ability to conduct marketing (by, for example, restricting the emailing or targeting users or use certain technologies like artificial intelligence). Similarly, private-market participants may deploy technologies or require certain practices that limit Vimeo’s ability to obtain or use certain information about its users and subscribers. For example, Google has indicated that it will ultimately phase out the use of cookies to track users of its search services in future versions of its Chrome web browser, and Apple has indicated that a future update to its iOS mobile operating system will require app developers to obtain opt-in consent before tracking users of its various services. If these types of changes are implemented,

Vimeo’s ability to determine how its users and subscribers are using its video services and to use targeted advertising in a cost-effective manner may be limited.
Vimeo’s ability to transfer personal information to the United States may be restricted.
Some countries outside of the United States (particularly those states that are members of the European Union) may limit the transfer of data regarding their residents to other countries. Such laws have the potential to adversely affect Vimeo’s business. For example, prior to June 2020, many United States companies (including Vimeo) participated in the U.S.-EU and U.S.-Swiss “Privacy Shield” program, which provided a basis on which to transfer personal information from the EU and Switzerland to the U.S. In June 2020, the EU High Court of Justice determined that the program did not adequately protect EU residents’ privacy rights. Vimeo did not rely solely on the Privacy Shield program to transfer data from the EU to the U.S. and has continued to transfer data from the EU to the U.S. under other legal bases. If those other legal bases were to be invalidated, Vimeo may have to stop transferring personal data from the EU. This could require Vimeo to host personal EU data within the EU and not transfer it outside of the EU. Should this occur, it would face higher costs and operational challenges, which could adversely affect its business and gross margin.
Vimeo depends on vendors to process transactions.
Vimeo relies on payment card transactions to earn revenue from its self-serve subscription plans. Vimeo does not directly process credit cards. Instead, it relies exclusively on third-party vendors to process such payments. While this avoids it having to acquire credit card numbers in the first instance, it makes Vimeo dependent on payment vendors such as credit card processing companies. These vendors have experienced interruptions and errors that have caused Vimeo to lose revenue.
Vimeo may fail to comply with laws regulating subscriptions and free trials.
Subscriptions to Vimeo’s video services automatically renew unless the subscriber cancels the subscription before the end of the current period, and Vimeo often provides free or discounted trial periods. There are various laws regulating such offers, such as the U.S. Restore Online Shoppers Confidence Act (“ROSCA”) and analogous state-level laws. Non-compliance could result in voided contracts, lost revenue, damages and class action or traditional lawsuits.
Changes in laws or industry practices concerning subscription services may have a negative impact on renewal rates.
New laws or interpretations of existing laws may impose obligations that make it difficult or impossible to implement the automatic renewal of subscription to Vimeo’s video service. For example, if Vimeo were required to obtain express opt-in consent for automatic renewal of its video service and were not permitted to deny transactions to people who fail to opt-in, the related rate of renewal would likely decrease substantially. Similarly, private entities involved in payment collection and processing may also effectively regulate subscriptions to Vimeo’s video services. Failure to comply with these rules could result in Vimeo’s inability to process automatic renewals. Finally, Vimeo has no control over policy decisions by app platforms regarding automatic renewals. Policy changes by app platforms could adversely impact Vimeo’s renewal rates for subscription to its video services, and in turn, its business.
The sale of Vimeo’s products are subject to a variety of sales, use and value-added taxes, both in the United States and worldwide.
In 2018, in South Dakota v. Wayfair, the United States Supreme Court held that states may charge taxes on purchases made by their residents from out-of-state sellers who have no physical nexus to the state. As a result of this decision, Vimeo is subject to taxes in states where one or more of its services is taxable, the state permits taxation based upon economic nexus, and Vimeo meets certain thresholds. Vimeo is also, as before, subject to taxes in states in which it maintains a physical presence. Vimeo cannot guarantee complete tax compliance. Vimeo is currently involved in one voluntary disclosure proceeding in one United States state concerning the non-payment of a certain tax.

Vimeo may be subject to digital services taxes (“DSTs”) in a variety of countries.
A DST typically levies a tax rate on a company’s total revenue derived from a country from covered digital activities, which may include online advertising, online transactions or operating certain types of online businesses, such as a social media network. Countries including the UK and France have passed DST laws and more countries are considering them. Depending on the scope of the law and its revenue thresholds, some of Vimeo’s revenue could be in scope for DST taxation. Vimeo may or may not be able to pass along the cost of such additional taxes to subscribers in the taxing countries.
The novel coronavirus that causes the disease known as COVID-19 has caused a global health crisis that has caused significant economic and social disruption.
The COVID-19 pandemic has prompted governments in affected regions to implement measures designed to curb the spread of the virus, such as social distancing, government-imposed quarantines and lockdowns, travel bans and other public health safety measures. Even where such measures have not been taken, individuals and businesses have changed their behavior. Collectively, these measures have resulted in significant social disruption and have had (and are likely to continue to have) an adverse effect on economic conditions, consumer confidence and spending and business investment, all of which could affect our business.
While certain of these measures have increased the demand for online video services, a prolonged economic downturn could ultimately reduce demand for these services. For example, small and midsized businesses that have been severely impacted by the pandemic may need to wind down their operations or reduce their spending. If that occurs, Vimeo may see a reduction in first-time subscribers and renewals.
In addition, as a result of the pandemic, the ability of Vimeo to conduct ordinary course business activities has been (and may continue to be) impaired for an indefinite period of time. For example, Vimeo has taken several precautions that could adversely impact employee productivity, such as requiring or allowing employees to work remotely, imposing travel restrictions and temporarily closing office locations.
Vimeo may experience increased operating costs as it gradually resumes normal operations. This may require enhanced preventative measures, including with respect to real estate, compliance and insurance-related expenses. Moreover, Vimeo may also experience business disruption if the operations of its contractors, vendors or business partners are adversely affected.
The extent to which developments related to the COVID-19 pandemic and measures designed to curb its spread continue to impact Vimeo’s business will depend on future developments, all of which are highly uncertain and many of which are beyond Vimeo’s control, including the speed of transmission, the development and rollout of effective vaccines and possible treatments, the scope of governmental and other restrictions on travel and other activities and public reactions to these developments.
Vimeo’s historical financial information, and SpinCo’s pro forma financial information, as well as certain Vimeo operating metrics, may not be indicative of SpinCo’s future results
Vimeo’s historical financial information and SpinCo’s pro forma financial information included in this proxy statement/consent solicitation statement/prospectus may not reflect what Vimeo’s results of operations, financial position and cash flows would have been as an independent company during the periods presented, or be indicative of what SpinCo’s results of operations, financial position and cash flows may be in the future.
In addition, the SpinCo pro forma financial information included in this proxy statement/consent solicitation statement/prospectus is based, in part, upon a number of estimates and assumptions. These estimates and assumptions may prove not to be accurate, and, accordingly, SpinCo’s pro forma financial information should not be assumed to be indicative of what Vimeo’s financial condition or results of operations actually would have been as a separate company and may not be a reliable indicator of what SpinCo’s financial condition or results of operations may be in the future.

Risks Relating to the Vimeo Merger
In addition to the following information regarding risks and uncertainties relating to the Vimeo merger, please see “— Risks Relating to IAC Securities and Vimeo Securities Following the Spin-off,” for important information regarding the risks and uncertainties relating to SpinCo common stock following the Spin-off, which will also apply to SpinCo common stock following the Vimeo Merger.
The Vimeo merger is subject to certain closing conditions (including the completion of the Spin-off) that, if not satisfied or waived, will result in the Vimeo merger not being completed.
The completion of the Vimeo merger is subject to the satisfaction or waiver of the following conditions: (a) the receipt of the Vimeo stockholder approval; (b) the completion of the Spin-off; (c) no law having been enacted, or order or injunction having been issued or granted, by a governmental entity of competent jurisdiction that prohibits the completion of the Vimeo merger; (d) no appraisal rights having been asserted by any holder of Vimeo capital stock, which rights have not been lost or abandoned; (e) the effectiveness of the registration statement of which this proxy statement/consent solicitation statement/prospectus forms a part; and (f) the approval for listing on any nationally recognized securities exchange on which shares of SpinCo common stock are being listed in the Spin-off of the shares of SpinCo common stock to be issued to Vimeo stockholders in connection with the Vimeo merger. Some of the conditions to the completion of the Vimeo merger are outside of the control of IAC, SpinCo and/or Vimeo. If any condition to the completion of the Vimeo merger is not satisfied or waived, including if the IAC board of directors determines to abandon the Spin-off, the Vimeo merger will not be completed. For a discussion of the conditions to the completion of the Vimeo merger, see “The Vimeo Merger Agreement — Conditions to Completion of the Vimeo Merger.”
Vimeo will be obligated to pay certain legal and accounting fees and related expenses in connection with the Vimeo merger, whether or not the Vimeo merger is completed. In addition, Vimeo has expended, and will continue to expend, significant management resources in an effort to complete the Vimeo merger. If the Vimeo merger is not completed, Vimeo will have incurred significant costs, including the diversion of management resources, for which it will have received little or no benefit.
If the Spin-off is completed but the Vimeo merger is not completed, then IAC and SpinCo would become separate public companies, the existing third-party stockholders of Vimeo would initially remain stockholders of Vimeo, and SpinCo would own approximately 88% of Vimeo. Therefore, SpinCo and Vimeo would need to subsequently seek to implement an alternative transaction to cause or to permit the stockholders of Vimeo to exchange their ownership interests in Vimeo for an interest in SpinCo.
The Vimeo merger exchange ratio will not be known before the closing of the Vimeo merger.
The Vimeo merger exchange ratio will not be known prior to the closing of the Vimeo merger. Accordingly, Vimeo stockholders will not know with certainty prior to the consent solicitation deadline the aggregate percentages of the outstanding shares of SpinCo common stock that, following the consummation of the Vimeo merger, will initially be owned by IAC’s stockholders as a group, on the one hand, and by Vimeo’s third-party stockholders as a group, on the other hand. For further information on the Vimeo merger exchange ratio, see “The Vimeo Merger — Consideration to Vimeo Stockholders.”
There has been no public market for Vimeo capital stock and the lack of a public market may make it more difficult to determine the fair market value of Vimeo than if there were such a public market.
Vimeo is currently an indirect subsidiary of IAC, and the outstanding shares of Vimeo capital stock are held indirectly by IAC and by third-party investors. The outstanding shares of Vimeo capital stock are not traded on any public market. The lack of a public market may make it more difficult to determine the fair market value of Vimeo than if the outstanding shares of Vimeo capital stock were traded publicly. The value ascribed to Vimeo capital stock in other contexts, including in private valuations or financings, may not be indicative of the price at which the outstanding shares of Vimeo capital stock may have traded on a public market.

The market value of the SpinCo common stock that current holders of Vimeo capital stock receive in the Vimeo merger might be less than the value of the Vimeo Opco capital stock they held before the Vimeo merger.
At the effective time of the Vimeo merger, holders of Vimeo capital stock as of immediately prior to the effective time of the Vimeo merger will be entitled to receive SpinCo common stock. The price at which shares of SpinCo common stock may trade following the Vimeo merger are unpredictable. Therefore, the market value of one share of SpinCo common stock following Vimeo merger may be less than, equal to or greater than the market value of one share of Vimeo capital stock prior to the Vimeo merger.
Additionally, the value of SpinCo common stock may be negatively impacted by a number of factors, after the completion of the Vimeo merger. Some of these matters are described in these risk factors and others may or may not have been identified by IAC or SpinCo prior to the completion of the Vimeo merger, and many of them are not within IAC’s or SpinCo’s control. Should any adverse circumstances, facts, changes or effects come to pass, the value of SpinCo common stock could be less than the value of Vimeo capital stock prior to the Vimeo merger.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/consent solicitation statement/prospectus includes and incorporates by reference “forward-looking statements” within the meaning of the securities laws. All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “project,” “intend,” “expect,” “believe,” “anticipate” and similar expressions, and statements concerning strategy, identify forward-looking statements. These forward-looking statements include, among others, statements regarding future financial performance, anticipated trends and prospects in the markets and industries in which IAC and SpinCo operate, business prospects and strategies, including the completion of the Spin-off and the Vimeo merger, and anticipated financial position, liquidity and capital needs, in each case relating to IAC and SpinCo, as applicable. For those statements, IAC and SpinCo each claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
Forward-looking statements reflect IAC’s and SpinCo’s judgments and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Although IAC and SpinCo believe that the estimates and projections reflected in the forward-looking statements are reasonable, these expectations may prove to be incorrect. Other unknown or unpredictable factors also could have material adverse effects on IAC’s and SpinCo’s future results, performance or achievements. When considering forward-looking statements, you should keep in mind the factors described under the caption “Risk Factors.” Important factors, some of which are described under the caption “Risk Factors,” that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, among others:
•
risks and uncertainties discussed in this proxy statement/consent solicitation statement/prospectus and other reports that IAC has filed with the SEC;

•
the impact of the COVID-19 pandemic, or any subsequent or similar epidemic or pandemic;

•
the companies’ continued ability to successfully market, distribute and monetize their products and services through search engines, digital app stores and social media platforms;

•
the companies’ ability to market their products and services in a successful and cost-effective manner;

•
the continued display of links to websites offering the companies’ products and services in a prominent manner in search results;

•
changes in the companies’ relationship with (or policies implemented by) Google or Apple;

•
the companies’ ability to compete;

•
the failure or delay of the markets and industries in which the companies’ businesses operate to migrate online;

•
adverse economic events or trends (particularly those that adversely impact consumer confidence and spending behavior), either generally and/or in any of the markets in which the companies’ businesses operate;

•
the companies’ ability to build, maintain and/or enhance their respective brands;

•
the companies’ ability to develop and monetize versions of their respective products and services for mobile and other digital devices;

•
IAC’s ability to establish and maintain relationships with quality service professionals and caregivers;

•
the companies’ continued ability to communicate with users and consumers via e-mail (or other sufficient means);

•
the companies’ ability to access, collect and use personal data about the companies’ users and subscribers;

•
the companies’ ability to successfully offset increasing digital app store fees;

•
the companies’ ability to protect their systems from cyberattacks and to protect personal and confidential user information;

•
the occurrence of data security breaches, fraud and/or additional regulation involving or impacting credit card payments;

•
the integrity, quality, scalability and redundancy of the companies’ systems, technology and infrastructure (and those of third parties with whom the companies do business);

•
changes in key personnel;

•
the companies’ ability to service their respective outstanding indebtedness and interest rate risk;

•
dilution with respect to IAC’s investment in ANGI Homeservices;

•
foreign exchange currency rate fluctuations,

•
operational and financial risks relating to acquisitions and the companies’ ability to identify suitable acquisition candidates;

•
the companies’ ability to operate in (and expand into) international markets successfully;

•
regulatory changes;

•
the companies’ ability to adequately protect their intellectual property rights and not infringe the intellectual property rights of third parties;

•
the possibility that the companies’ historical results may not be indicative of future results;

•
the risks inherent in separating SpinCo from the other businesses of IAC, including uncertainties related to, among other things, the costs and expected benefits of the Spin-off, the expected timing of the Spin-off or whether it will be completed, whether the conditions to the Spin-off can be satisfied (including the receipt of the required approval from IAC stockholders), any litigation arising out of or relating to the Spin-off, the expected tax treatment of the Spin-off and the impact of the Spin-off on the businesses of IAC and SpinCo;

•
risks relating to the Vimeo merger, including uncertainties related to, among other things, the expected timing of the Vimeo merger or whether it will be completed, whether the conditions to the Vimeo merger can be satisfied (including the completion of the Spin-off), any litigation arising out of or relating to the Vimeo merger, and the tax consequences of the Vimeo merger;

•
the fact that the final Vimeo merger exchange ratio will not be known prior to the closing of the Vimeo merger, and accordingly the fact that IAC and SpinCo stockholders will not know the aggregate percentages of the outstanding stock of SpinCo that will initially be owned by former IAC stockholders as a group, on the one hand, and by former Vimeo stockholders as a group, on the other hand at the time of the special meeting or prior to the consent solicitation deadline, respectively; and

•
other circumstances beyond IAC’s and SpinCo’s control.

Each of IAC and SpinCo believes these forward-looking statements are reasonable. However, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Neither IAC nor SpinCo is under any obligation, and neither IAC nor SpinCo intends, to make publicly available any update or other revisions to any of the forward-looking statements contained in this proxy statement/consent solicitation statement/prospectus to reflect circumstances existing after the date of this proxy statement/consent solicitation statement/prospectus or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

RECENT DEVELOPMENTS
Minority Investments in Vimeo
On November 5, 2020, Vimeo and IAC Group entered into an investment agreement (the “November 2020 Investment Agreement”) with entities affiliated with Thrive Capital (the “Thrive Entities”) and an entity affiliated with GIC Private Limited (together with the Thrive Entities, the “November Investors”), pursuant to which on November 10, 2020, the November Investors acquired an aggregate of 8,655,510 shares of Vimeo voting common stock for an aggregate purchase price of approximately $150 million, or $17.33 per share, with the transaction valuing Vimeo at an enterprise value of approximately $2.75 billion.
In connection with the investment, Vimeo, IAC Group and the November Investors entered into an amendment to the existing Vimeo shareholders agreement. The majority of the provisions of the Vimeo shareholders agreement will terminate upon the consummation of the Spin-off, other than certain confidentiality and registration rights provisions. Additionally, pursuant to the amendment to the Vimeo shareholders agreement, Vimeo and IAC Group agreed that if the Thrive Entities, together with their respective affiliates (“Thrive”), continue to own at least 75% of the shares of Vimeo voting common stock acquired by Thrive pursuant to the November 2020 Investment Agreement, and Thrive owns at least 2% of the outstanding common stock of Vimeo at the time of the Spin-off, Thrive will have the right to recommend a candidate for consideration for appointment to the initial post-Spin-off SpinCo board of directors, and SpinCo and IAC Group will consider such candidate in good faith.
In addition, the amendment to the Vimeo shareholders agreement specified certain separation principles relating to a potential Spin-off, with the November Investors’ agreement to cooperate with the Spin-off generally conditioned on compliance with such separation principles (other than departures not materially adverse to the November Investors). It is the current intention of the parties involved in the Spin-off to conform to these separation principles. The amendment to the shareholders agreement also requires that, in connection with the Spin-off, all holders of Vimeo shares, other than IAC and its affiliates, be given the benefit of the anti-dilution adjustment described in the section of this proxy statement/consent solicitation statement/prospectus entitled “The Vimeo Merger — Consideration to Vimeo Stockholders.” The Vimeo merger, if completed, is expected to comply with this requirement through the calculation of the Vimeo merger exchange ratio.
On January 25, 2021, Vimeo and IAC Group entered into investment agreements with funds and accounts advised by T. Rowe Price Associates, Inc. and entities affiliated with Oberndorf Enterprises, LLC, pursuant to which Vimeo issued and sold 6,170,934 shares of Vimeo voting common stock for $200 million, or $32.41 per share, at a $5.2 billion pre-money valuation, and 2,828,854 shares of Vimeo voting common stock for $100 million, or $35.35 per share, at a $5.7 billion pre-money valuation.
In connection with the investment, the investors became parties to the existing Vimeo shareholders agreement.
Dividend Payment
On November 5, 2020, prior to the completion of the investment pursuant to the November 2020 Investment Agreement, the Vimeo board of directors declared a cash dividend in the amount of $0.22 per share of Vimeo voting common stock and Vimeo non-voting common stock. The dividend payment date was set as November 13, 2020, and the dividend has been paid to Vimeo stockholders of record as of the close of business on November 5, 2020.

THE SPECIAL MEETING
Date, Time and Place
The special meeting will be a virtual meeting held on [•], 2021, at [•], Eastern Time, unless the special meeting is adjourned or postponed. Stockholders will be able to attend the special meeting by visiting [•]. To participate in the special meeting, you will need the sixteen-digit control number included on your proxy card or the instructions that accompanied your proxy materials.
Purpose of the Special Meeting; Proposals
The purpose of the special meeting is for the IAC stockholders to vote on the following proposals:
•
To approve amendments to IAC’s restated certificate of incorporation that will effect the Spin-off by:

•
Reclassifying each share of IAC par value $0.001 common stock into (i) one share of IAC par value $0.0001 common stock and (ii) 1/100th of a share of IAC par value $0.01 Series 1 mandatorily exchangeable preferred stock that will automatically exchange into [•] shares of SpinCo common stock (with holders receiving cash in lieu of any fractional shares of SpinCo common stock resulting, after aggregation, from the reclassification); and

•
Reclassifying each share of IAC par value $0.001 Class B common stock into (i) one share of IAC par value $0.0001 Class B common stock and (ii) 1/100th of a share of IAC par value $0.01 Series 2 mandatorily exchangeable preferred stock that will automatically exchange into [•] shares of SpinCo Class B common stock (with holders receiving cash in lieu of any fractional shares of SpinCo Class B common stock resulting, after aggregation, from the reclassification).

This proxy statement/consent solicitation statement/prospectus refers to the foregoing proposal as the “Spin-off Proposal”;
•
To approve the corporate opportunities charter amendment to the IAC restated certificate of incorporation pursuant to which, following the Spin-off, IAC would renounce any interest or expectancy in certain corporate opportunities, which generally would have the effect that no officer or director of IAC who is also an officer or director of SpinCo will be liable to IAC or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to SpinCo instead of IAC, or does not communicate information regarding a corporate opportunity to IAC that the officer or director has directed to SpinCo, and to implement other related changes to the corporate opportunity provisions of the certification of incorporation. This proxy statement/consent solicitation statement/prospectus refers to the foregoing proposal as the “Corporate Opportunities Proposal.” IAC will only implement the Corporate Opportunities Proposal if the Spin-off Proposal receives the required approval from IAC stockholders (and will not implement the Corporate Opportunities Proposal if IAC is not proceeding with the Spin-off);

•
To approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals. This proxy statement/consent solicitation statement/prospectus refers to this proposal as the “Adjournment Proposal”; and

•
To transact such other business as may properly come before the special meeting and any related adjournments or postponements.

Recommendation of the IAC Board of Directors
The IAC Board of Directors unanimously recommends that IAC stockholders vote:
•
“FOR” the Spin-off Proposal;

•
“FOR” the Corporate Opportunities Proposal; and

•
“FOR” the Adjournment Proposal.

In connection with the approval of the Spin-off, the IAC board of directors unanimously (i) approved, declared advisable and resolved to recommend each of the proposed amendments to the IAC certificate of incorporation that are the subject of the Spin-off Proposal and the Corporate Opportunities Proposal and (ii) directed that the proposed amendments to the IAC certificate of incorporation that are the subject of the Spin-off Proposal and the Corporate Opportunities Proposal and the Adjournment Proposal be submitted for approval by holders of IAC capital stock.
For a discussion of the factors that the IAC board of directors considered in determining to recommend in favor of the Spin-off Proposal and the Corporate Opportunities Proposal, see the section of this proxy statement/consent solicitation statement/prospectus entitled “The Spin-off — Reasons for the Spin-off; Recommendation of the IAC Board of Directors.”
IAC Record Date; Stockholders Entitled to Vote
Holders of IAC common stock and IAC Class B common stock at the close of business on [•], 2021, the record date for the special meeting established by the IAC board of directors, are entitled to receive notice of, and to vote their shares at, the special meeting and any related adjournments or postponements. As of the close of business on the record date, there were [•] shares of IAC common stock and 5,789,499 shares of IAC Class B common stock outstanding and entitled to vote at the special meeting. Holders of IAC common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share.
Voting by Directors and Executive Officers of IAC
As of the close of business on [•], 2021, IAC’s directors, executive officers and their respective affiliates held [•] shares of IAC common stock and 5,789,499 shares of IAC Class B common stock. This represents approximately [•]% of the shares of IAC common stock outstanding and entitled to vote as of the record date for the special meeting when voting as a separate class; 100% of the outstanding shares of IAC Class B common stock entitled to vote as of the record date for the special meeting when voting as a separate class; and approximately [•]% of the shares (and approximately [•]% of the total voting power) of IAC capital stock outstanding and entitled to vote as of the record date for the special meeting, when voting together as a single class.
IAC currently expects that the IAC directors and executive officers will vote their shares of IAC common stock and IAC Class B common stock in favor of the proposals to be considered at the special meeting, although none of them is obligated to do so. For more information on the required vote for the proposals to be considered at the special meeting and the beneficial ownership of IAC capital stock, see the sections of this proxy statement/consent solicitation statement/prospectus entitled “Special Meeting — Required Vote” and “Security Ownership of Certain Beneficial Owners and Management — Security Ownership of IAC Capital Stock Prior to the Spin-off,” respectively.
Quorum; Abstentions and Broker Non-Votes
The presence at the special meeting, in person or by proxy, of holders having a majority of the total votes entitled to be cast by holders of IAC common stock and IAC Class B common stock at the special meeting constitutes a quorum. Stockholders who participate in the special meeting online at [•] will be deemed to be in person attendees for purposes of determining whether a quorum has been met. When the holders of IAC common stock vote as a separate class, the presence at the special meeting of holders of a majority of the total votes entitled to be cast by holders of IAC common stock is required for a quorum to be met. When the holders of IAC Class B common stock vote as a separate class, the presence at the special meeting of holders of a majority of the total votes entitled to be cast by holders of IAC Class B common stock is required for a quorum to be met. Shares of IAC common stock and IAC Class B common stock represented by proxy will be treated as present at the special meeting for purposes of determining whether there is a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. In the absence of a quorum, the chairperson of the special meeting or holders of a majority of the voting power of the shares of IAC capital stock represented at the special meeting will have the power to adjourn the special meeting until a quorum is present.

Abstentions are counted as present for purposes of determining a quorum. Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of outstanding shares or the number of shares present at the special meeting and have no impact on the vote on any proposal for which the vote standard is based on the actual number of votes cast at the meeting. Accordingly, an abstention will have the same effect as a vote “AGAINST” each of the proposals submitted for consideration at the special meeting.
Shares represented by broker non-votes are not treated as shares present and able to be voted, and are not counted for purposes of determining a quorum. Accordingly, a broker non-vote will have the following effects with respect to the proposals submitted for consideration at the special meeting:
•
A broker non-vote with respect to the Spin-off Proposal or the Corporate Opportunities Proposal will have the same effect as a vote “AGAINST” such proposal.

•
A broker non-vote with respect to the Adjournment Proposal will have no effect on such proposal.

Required Vote
The votes required for each proposal are as follows:
•
Spin-off Proposal:   The Spin-off Proposal requires approval by:

•
the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC common stock entitled to vote on such matter, voting as a separate class;

•
the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC Class B common stock entitled to vote on such matter, voting as a separate class;

•
the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class; and

•
the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC common stock entitled to vote on the proposal, other than any shares of IAC common stock owned, directly or indirectly, by the members of the IAC board of directors, any person that IAC has determined to be an “officer” of IAC within the meaning of Rule 16a-1(f) of the Exchange Act, and the immediate family members of any of the foregoing.

•
Corporate Opportunities Proposal:   The Corporate Opportunities Proposal requires approval by the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class.

•
Adjournment Proposal:   The Adjournment Proposal requires approval by the affirmative vote of holders of a majority of the voting power of the shares of IAC capital stock present in person or represented by proxy and entitled to vote on the matter (provided that a quorum is present).

How to Vote
IAC stockholders may vote using any of the following methods:
•
Submitting a proxy online:   Submit your proxy online at [•]. Online proxy voting is available 24 hours a day and will close at [•], Eastern Time, on [•];

•
Submitting a proxy by telephone:   Submit your proxy by telephone by using the toll-free telephone number provided on your proxy card [•]. Telephone proxy voting is available 24 hours a day and will close at [•], Eastern Time, on [•]; or

•
Submitting a proxy by mail:   Submit your proxy by mail by marking, dating and signing your proxy, and return it in the postage-paid envelope provided or to [•].

You may also participate in the special meeting online at [•] and vote your shares of IAC capital stock online at that time, even if you have previously submitted your vote. To do so, you will need the sixteen-digit control number included on your proxy card or the instructions that accompanied your proxy materials.
For shares of IAC common stock held in street name, holders may submit a proxy online or by telephone before the date of the special meeting if their broker, bank and/or other holder of record makes these methods available. If you submit a proxy online or by telephone, DO NOT request and return a printed proxy card from IAC or from your broker, bank and/or other holder of record. If you hold your shares through a broker, bank and/or other holder of record, follow the voting instructions you receive from your broker, bank and/or other holder of record.
Voting of Proxies
Shares will be voted in accordance with the instructions provided by an IAC stockholder who has voted by internet, by telephone or by completing, signing, dating and mailing a proxy card or voting instruction card. If you are an IAC stockholder of record and you sign, date and return your proxy card but do not indicate how you want to vote and do not indicate that you wish to abstain, your shares will be voted “FOR” the Spin-off Proposal, “FOR” the Corporate Opportunities Proposal and “FOR” the Adjournment Proposal, and in the discretion of the proxy holders on any other matter that may properly come before the meeting at the discretion of the IAC board of directors.
Revoking Your Proxy
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the polls close at the special meeting by:
•
submitting a later-dated proxy relating to the same shares online, by telephone or by mail before the date of the special meeting;

•
delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy; or

•
participating in the special meeting and voting online at that time at [•] (although virtual attendance at the special meeting will not, by itself, change your vote or revoke a proxy).

To change your vote or revoke your proxy, follow the instructions provided on the proxy card to do so online or by telephone, or send a written notice or a new proxy card to [•]. You may request a new proxy card by calling IAC’s proxy solicitor, Georgeson, at 1-800-891-3214.
If you hold your IAC shares through a broker, bank or other holder of record, follow the instructions that you receive from your broker, bank or other holder of record if you wish to revoke your proxy.
Attending the Special Meeting
IAC stockholders as of the close of business on the record date, or their duly appointed proxies, may attend the special meeting. To participate in the special meeting online at [•], you will need the sixteen-digit control number included on your proxy card or the instructions that accompanied your proxy materials.
Adjournments and Postponements
Although it is not currently expected, the special meeting may be adjourned or postponed if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposals described in this proxy statement/consent solicitation statement/prospectus or in the absence of a quorum. The chairman of the special meeting or a majority of the voting power of the shares of IAC capital stock represented at the special meeting may adjourn the special meeting from time to time, whether or not there is a quorum. If the special meeting is adjourned to another time or place, except as required by law, notice of the adjourned meeting need not be given if the time, place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken, if the adjournment is for not more than thirty (30) days, and if no new record date is fixed for the adjourned meeting. At the adjourned meeting, IAC may transact any business that might have been transacted at the special meeting.
Solicitation of Proxies
IAC bears all expenses incurred in connection with the solicitation of proxies for the special meeting. In addition to solicitations by mail, directors, officers and employees of IAC may solicit proxies from stockholders by telephone, letter, facsimile, e-mail or in person.
In addition, IAC has retained Georgeson to distribute proxy solicitation materials to brokers, banks and other holders of record and to assist in the solicitation of proxies from IAC stockholders. The fee for such firm’s services is estimated to be approximately $[•], plus reimbursement for their reasonable out-of-pocket expenses.
Following the initial mailing of the proxy materials, IAC will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold shares of IAC common stock and to request authority for the exercise of proxies. In such cases, IAC, upon the request of these holders, will reimburse these parties for their reasonable expenses.
IAC Stockholder List
A list of IAC stockholders entitled to vote at the special meeting will be available for examination by any IAC stockholder at the special meeting. During the 10-day period preceding the date of the special meeting, this stockholder list will be available for inspection by IAC stockholders, subject to compliance with applicable provisions of Delaware law, during ordinary business hours at the corporate offices of IAC located at 555 West 18th Street, New York, New York 10011.
Other Business
The IAC board of directors does not presently intend to bring any business before the special meeting other than the proposals discussed in this proxy statement/consent solicitation statement/prospectus and specified in the notice of special meeting. The IAC board of directors has no knowledge of any other matters to be presented at the special meeting other than those described in this proxy statement/consent solicitation statement/prospectus. If other matters are properly presented at the special meeting for consideration, the three IAC officers who have been designated as proxies for the special meeting, Kendall F. Handler, Joanne Hawkins and Glenn H. Schiffman, will have the discretion to vote on those matters for stockholders who have submitted their proxy.
Assistance
If you need assistance in voting or completing your proxy card or have questions regarding the special meeting, please contact Georgeson, the proxy solicitor for IAC, at 1290 Avenue of the Americas, 9th Floor New York, New York 10104 or at its toll-free number (1-800-891-3214), or IAC Investor Relations at 212-314-7400 or ir@iac.com.

Proposal No. 1: Spin-off Proposal
Overview
IAC has proposed to separate its Vimeo business from the remaining businesses of IAC through a series of transactions that will result in the pre-transaction stockholders of IAC directly owning shares in both IAC and SpinCo, and in SpinCo becoming a separate public company.
IAC will effect the Spin-off through amendments to the IAC certificate of incorporation that will:
•
Reclassify each share of IAC par value $0.001 common stock into (i) one share of IAC par value $0.0001 common stock and (ii) 1/100th of a share of IAC par value $0.01 Series 1 mandatorily exchangeable preferred stock that will automatically exchange into [•] shares of SpinCo common stock (with holders receiving cash in lieu of any fractional shares of SpinCo common stock resulting, after aggregation, from the reclassification); and

•
Reclassify each share of IAC par value $0.001 Class B common stock into (i) one share of IAC par value $0.0001 Class B common stock and (ii) 1/100th of a share of IAC par value $0.01 Series 2 mandatorily exchangeable preferred stock that will automatically exchange into [•] shares of SpinCo Class B common stock (with holders receiving cash in lieu of any fractional shares of SpinCo Class B common stock resulting, after aggregation, from the reclassification).

The full text of the amendments described in the Spin-off Proposal is set forth in Annex A to this proxy statement/consent solicitation statement/prospectus. You are urged to read the full text of the amendments in their entirety because they will amend the legal document that governs IAC.
If IAC’s stockholders approve the Spin-off Proposal and IAC completes the Spin-off, and the Vimeo merger is completed, the holders of IAC capital stock outstanding immediately prior to the Spin-off would continue to own all of the outstanding shares of IAC capital stock, and will become the direct owners of approximately 88% of SpinCo, and the remaining approximately 12% of SpinCo’s capital stock will be owned by Vimeo’s existing third-party stockholders. If IAC’s stockholders approve the Spin-off Proposal and IAC completes the Spin-off but the Vimeo merger is not completed, holders of IAC capital stock outstanding immediately prior to the Spin-off would continue to own all of the outstanding shares of IAC capital stock, and will become the direct owners of all of the outstanding shares of SpinCo, but the existing third-party stockholders of Vimeo would initially remain stockholders of Vimeo, and SpinCo would own approximately 88% of Vimeo.
Even if IAC receives all required stockholder approvals with respect to the Spin-off Proposal, the IAC board of directors has reserved the right to abandon the Spin-off. In that case, the proposed amendments to the IAC certificate of incorporation will not become effective.
Approval of the Spin-off Proposal requires (i) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC common stock entitled to vote on such matter, voting as a separate class; (ii) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC Class B common stock entitled to vote on such matter, voting as a separate class; (iii) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class; and (iv) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC common stock entitled to vote on the proposal, other than any shares of IAC common stock owned, directly or indirectly, by the members of the IAC board of directors, any person that IAC has determined to be an “officer” of IAC within the meaning of Rule 16a-1(f) of the Exchange Act, and the immediate family members of any of the foregoing.
Recommendation
Based upon the factors described under “Background of the Spin-off” and “Reasons for the Spin-off; Recommendation of the IAC Board of Directors,” the IAC board of directors has unanimously (i) approved, declared advisable and resolved to recommend each of the proposed amendments to the IAC certificate of incorporation that are the subject of the Spin-off Proposal and (ii) directed that the proposed amendments to the IAC certificate of incorporation that are the subject of the Spin-off Proposal be submitted for approval by holders of IAC capital stock.
The IAC board of directors unanimously recommends that IAC stockholders vote “FOR” the Spin-off Proposal.

Proposal No. 2: Corporate Opportunities Proposal
Overview
In connection with the Spin-off, IAC is asking you to approve the Corporate Opportunities Proposal. The Corporate Opportunities Proposal contemplates amendments to the IAC certificate of incorporation pursuant to which, following the Spin-off, IAC would renounce any interest or expectancy in certain corporate opportunities, which generally would have the effect that no officer or director of IAC who is also an officer or director of SpinCo will be liable to IAC or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to SpinCo instead of IAC, or does not communicate information regarding a corporate opportunity to IAC that the officer or director has directed to SpinCo, and to implement other related changes to the corporate opportunity provisions of the certification of incorporation.
The full text of the amendments described in the Corporate Opportunities Proposal is set forth in Annex B to this proxy statement/consent solicitation statement/prospectus. You are urged to read the full text of the amendments in their entirety because they will amend the legal document that governs IAC.
If IAC stockholders approve the Spin-off Proposal and the Corporate Opportunities Proposal and if IAC completes the Spin-off, the SpinCo certificate of incorporation will include a reciprocal corporate opportunities provision.
Even if IAC receives all required stockholder approvals with respect to the Corporate Opportunities Proposal, the IAC board of directors has reserved the right to abandon the Spin-off. In that case, the proposed amendments to the IAC certificate of incorporation will not become effective.
Approval of the Corporate Opportunities Proposal requires the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC capital stock entitled to vote on such matter, voting together as a single class.
Recommendation
The IAC board of directors has determined that the amendments described in the Corporate Opportunities Proposal are a practical solution to a situation in which an officer or director of IAC also serves as an officer or director of SpinCo, in view of the fact that IAC has in the past made, and each of IAC and SpinCo may in the future make, significant acquisitions and investments. The IAC board of directors believes that persons who serve as officers or directors of each of IAC and SpinCo should not be inhibited in making decisions with respect to the allocation of potential new business opportunities because of possible risks of litigation or potential liability. In light of the foregoing, the IAC board of directors has determined that the Corporate Opportunities Proposal is in the best interests of IAC and its stockholders.
Accordingly, the IAC board of directors has unanimously (i) approved, declared advisable and resolved to recommend the proposed amendments to the IAC certificate of incorporation that are the subject of the Corporate Opportunities Proposal and (ii) directed that the proposed amendments to the IAC certificate of incorporation that are the subject of the Corporate Opportunities Proposal be submitted to the holders of IAC capital stock for their approval.
The IAC board of directors unanimously recommends that IAC stockholders vote “FOR” the Corporate Opportunities Proposal.

Proposal No. 3: Adjournment Proposal
Overview
IAC stockholders are being asked to approve a proposal that will give IAC the authority to adjourn or postpone the special meeting if necessary or appropriate, including to solicit additional proxies in favor of the proposals described in this proxy statement/consent solicitation statement/prospectus if there are insufficient votes at the time of the special meeting to approve the proposals described in this proxy statement/consent solicitation statement/prospectus or in the absence of a quorum. If this adjournment proposal is approved, the special meeting could be adjourned by the IAC board of directors to any date. In addition, the IAC board of directors could postpone the special meeting before it commences. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time before their use.
If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the Spin-off Proposal but do not indicate a choice on the Adjournment Proposal, your shares of IAC capital stock will be voted in favor of the Adjournment Proposal. IAC does not anticipate calling a vote on this proposal if the other proposals described in this proxy statement/consent solicitation statement/prospectus are approved by the requisite number of shares of IAC capital stock at the special meeting.
The Adjournment Proposal requires approval by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter (provided that a quorum is present).
Recommendation
The vote on the Adjournment Proposal is a vote separate and apart from the vote on the other proposals. Accordingly, you may vote to approve any other proposal, and vote not to approve the Adjournment Proposal and vice versa.
The IAC board of directors recommends that IAC stockholders vote “FOR” the Adjournment Proposal.

THE SPIN-OFF
Structure of the Spin-off
Subject to the terms and conditions set forth in the separation agreement, IAC’s Vimeo business will be separated from the remaining businesses of IAC through a series of transactions (which we refer to as the “Spin-off”) that will result in the pre-transaction stockholders of IAC directly owning shares in both IAC and SpinCo, and in SpinCo becoming a separate public company.
The Spin-off is structured to include the following steps:
•
Certain restructuring transactions, including, among other things, the transfer to SpinCo of IAC’s equity interests in Vimeo, and the repayment by Vimeo of all outstanding intercompany debt owed to IAC and its subsidiaries (other than Vimeo’s subsidiaries).

•
Amending IAC’s certificate of incorporation to provide for:

•
the reclassification of each share of IAC par value $0.001 common stock into (i) one share of IAC par value $0.0001 common stock and (ii) 1/100th of a share of IAC Series 1 mandatorily exchangeable preferred stock that will automatically be exchanged for a number of shares of SpinCo common stock equal to the Spin-off exchange ratio (with holders receiving cash in lieu of any fractional shares of SpinCo common stock resulting, after aggregation, from the reclassification); and

•
the reclassification of each share of IAC par value $0.001 Class B common stock into (i) one share of IAC par value $0.0001 Class B common stock and (ii) 1/100th of a share of IAC Series 2 mandatorily exchangeable preferred stock that will automatically be exchanged for a number of shares of SpinCo Class B common stock equal to the Spin-off exchange ratio (with holders receiving cash in lieu of any fractional shares of SpinCo Class B common stock resulting, after aggregation, from the reclassification).

•
The effectiveness of the Corporate Opportunities charter amendment providing that no officer or director of IAC who is also an officer or director of SpinCo will have liability to IAC or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to SpinCo instead of IAC, or does not communicate information regarding a corporate opportunity to IAC that the officer or director has directed to SpinCo.

IAC currently indirectly owns approximately 88% of the total outstanding shares of Vimeo, with the remaining Vimeo shares held by third-parties. In connection with the Spin-off, Vimeo’s existing shareholders agreement requires IAC to cause the conversion of the Vimeo shares held by such non-IAC Vimeo stockholders into SpinCo common stock, which we refer to as the “Vimeo minority exchange.” The shareholders agreement also requires that the non-lAC Vimeo stockholders be compensated (in the form of additional SpinCo equity) for dilution resulting from the issuance of SpinCo options in respect of vested IAC employee option awards that are adjusted in the Spin-Off. Each such Vimeo shareholder will be compensated for their ratable portion of 50% of the intrinsic value of the SpinCo options so issued, measured at the time of the Spin-off (see the section of this proxy statement/consent solicitation statement/prospectus entitled “The Vimeo Merger — Consideration to Vimeo Stockkholders”), and see Annex I — Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements of Vimeo Holdings, Inc. — Note 4.
The following diagram depicts IAC’s and SpinCo’s organizational and ownership structures immediately prior to the completion of the Spin-off (assuming that the contribution of the shares of Vimeo to SpinCo has not yet taken place).

The following diagrams depict IAC’s and SpinCo’s organizational and ownership structures immediately following the completion of the Spin-off, assuming that the Vimeo merger has also been completed.

Background of the Spin-off
In 2006, IAC acquired the assets that would become the Vimeo business when it acquired Connected Ventures, LLC. Over the ensuing decade, IAC invested capital to finance the development and growth of the business, including through a number of small acquisitions. In 2016, Vimeo acquired VHX Corporation, a platform for premium over-the-top subscription video channels, for consideration including shares of

Vimeo non-voting common stock. At that time, Vimeo and IAC entered into a shareholders agreement with the former owners of VHX related to the shares they had received in Vimeo. Between 2016 and 2020, IAC continued to invest capital in Vimeo, including to finance the acquisitions of Livestream (in 2017) and Magisto (in 2019).
The IAC board of directors periodically reviews IAC’s organizational structure to consider the strategic, operational and financial requirements of a large company operating in several businesses. As part of its periodic reviews, IAC’s board of directors regularly considers the performance and outlook for IAC as a whole as well as its individual businesses, such as Vimeo.
As part of this review process, following the separation of IAC and Match Group that was completed in June 2020, the IAC board of directors considered the potential benefits that might be achieved through a separation of Vimeo, and potential methods for accomplishing such separation.
At a regularly scheduled meeting of the IAC board of directors held on July 25, 2020, the members of the board and representatives of management reviewed Vimeo’s recent performance and anticipated funding needs, including Vimeo’s anticipated need for additional capital. The board and management discussed potential strategic possibilities for Vimeo, including the potential for Vimeo to raise third party debt or equity capital, the possibility of a spin-off of Vimeo to IAC’s stockholders, and the impact of IAC’s tax basis in Vimeo on the attractiveness of various options. The discussion included a consideration of the potential benefits of a capital structure with dual-class common stock in the event that Vimeo were to become an independent public company.
On November 5, 2020, Vimeo and IAC Group entered into an investment agreement with entities affiliated with Thrive Capital and an entity affiliated with GIC Private Limited, pursuant to which such third-party investors acquired an aggregate of 8,655,510 shares of Vimeo voting common stock for an aggregate purchase price of approximately $150 million. In connection with the investment, Vimeo, IAC Group and the third-party investors entered into an amendment to the existing shareholders agreement among Vimeo, IAC Group and Vimeo’s other shareholders. The amendment to the shareholders agreement generally required the investors to cooperate with the Spin-off, conditional on the Spin-off terms being consistent with a set of agreed separation principles (other than departures from such principles not materially adverse to the third-party investors).
At a regularly scheduled meeting of the IAC board of directors held on December 7, 2020, the members of the board and representatives of management discussed updated information regarding Vimeo’s performance and financial profile. Mr. Diller, IAC’s Chairman and Senior Executive, a member of the IAC board of directors and a beneficial owner of all of the outstanding shares of IAC Class B common stock (along with members of his family, including Mr. von Furstenberg), informed the other members of the board that the holders of the shares of IAC Class B common stock would support a spin-off of Vimeo on the basis that a public Vimeo would have a dual class capital structure replicating that of IAC. The members of the IAC board of directors received a presentation from representatives of Allen & Company regarding a potential spin-off of Vimeo, including the potential benefits and risks of the transaction to IAC and to an independent Vimeo, the financial profile of an independent Vimeo, and considerations around a dual class common stock structure for an independent Vimeo. Following discussion, the members of the IAC board of directors unanimously approved the amendments to the IAC certificate of incorporation that are the subject of the Spin-off Proposal and the Corporate Opportunities Proposal and recommended that IAC stockholders vote in favor of such proposals, which resolutions expressly provided that the amendments, and the Spin-off, may be abandoned by the IAC board of directors prior to the effectiveness of the amendments, and that the consummation of the Spin-off remains subject to the final approval of the IAC board of directors, including board approval of the terms of all proposed agreements to be entered into in connection with the Spin-off.
On January 25, 2021, Vimeo and IAC Group entered into investment agreements with funds and accounts advised by T. Rowe Price Associates, Inc. and affiliates of Oberndorf Enterprises, LLC, pursuant to which such third-party investors acquired an aggregate of 8,999,788 shares of Vimeo voting common stock for an aggregate purchase price of approximately $300 million, and became parties to the Vimeo shareholders agreement.

Reasons for the Spin-off; Recommendation of the IAC Board of Directors
The IAC board of directors, with the assistance of management and the company’s legal and financial advisors, regularly reviews IAC’s strategic, operational and financial direction, including with respect to potential spin-offs or divestitures of IAC’s various business operations. After careful consideration, and taking into account the belief of the IAC board of directors that the pursuit of the Spin-off is in the best interests of IAC and its stockholders, the IAC board of directors has unanimously (i) declared advisable each of the proposed amendments to the IAC certificate of incorporation that are the subject of the Spin-off Proposal and the Corporate Opportunities Proposal and resolved to recommend the approval of the Spin-off Proposal and the Corporate Opportunities Proposal to the holders of IAC capital stock and (ii) directed that the proposed amendments to the IAC certificate of incorporation that are the subject of the Spin-off Proposal and the Corporate Opportunities Proposal be submitted to the holders of IAC capital stock for their approval.
In the course of reaching its recommendation, the IAC board of directors considered a wide variety of factors relating to the Spin-off. Among other things, the IAC board of directors considered the following potential benefits of the Spin-off:
•
IAC (through its predecessor entity, Old IAC) has a long history of regularly evaluating whether IAC or any of its businesses that have achieved an appropriate scale and maturity would benefit from the separation of such businesses from IAC, through spin-offs or similar transactions. IAC has found that such separations create a more streamlined and agile IAC that can better focus on its remaining businesses and new growth opportunities and, at the same time, allow the separated business to continue to grow in a standalone environment that permits its own management to focus solely on its success. If completed, the Spin-off will permit the management of each of IAC and SpinCo to focus on building the scale of their businesses and pursuing targeted strategic acquisitions and investments to drive long-term profitability and value, and to develop a growth strategy that capitalizes on its distinct strengths.

•
As long as Vimeo remains a subsidiary of IAC, it competes for IAC’s available capital with other available investment opportunities. The IAC board of directors believes that it may be more beneficial for IAC and its stockholders for IAC to invest in businesses at other stages of the growth cycle. Accordingly, Vimeo’s growth under IAC ownership may be limited due to a lack of direct access to capital needed to fund such growth. While Vimeo has sold a small percentage of its equity to third-party investors, the ability to conduct additional equity issuances is constrained by IAC’s controlling stake in Vimeo. The Spin-off, if completed, will give SpinCo more flexibility to raise equity capital needed to fund its growth and realize its full potential.

•
The Spin-off would permit each of IAC and SpinCo to implement its own optimal capital structure and business plan, as determined by its respective board of directors and management team, which is expected to benefit each business.

•
Following the Spin-off, the stock of SpinCo will represent a “pure play” equity currency that can be used to facilitate SpinCo’s capital raising activities, as an “acquisition currency” to make strategic acquisitions, and for employee compensation. The IAC board of directors believes that this will be particularly beneficial for Vimeo, which expects to leverage acquisitions to, among other things, expand into new product areas and business categories, source talent (including engineers), and otherwise enhance its technological capabilities, particularly if the Spin-off increases the aggregate equity value of IAC and SpinCo.

•
The Spin-off will make it easier for investors to evaluate separately the merits, strategy, performance and future prospects of the businesses of each of SpinCo and IAC and to invest in both companies based on a clearer appreciation of these characteristics. The Spin-off may also attract new investors to Vimeo who may not have properly assessed the Vimeo business as part of IAC, and should enhance investor understanding of the Vimeo business by expanding coverage of the business by equity research analysts who focus on enterprise software businesses. To the extent the Spin-off results in greater investor demand for shares of SpinCo and/or IAC, it could increase their aggregate equity value.

•
The Spin-off will provide IAC stockholders with direct ownership in SpinCo as well as in IAC, giving them ongoing equity participation in each of IAC and SpinCo, the ability to participate in the future earnings and growth of both IAC and SpinCo, and the ability to benefit from a possible increase in the value of IAC’s capital stock and SpinCo’s capital stock following the Spin-off. The Spin-off will also allow IAC stockholders to decide for themselves whether and to what extent they wish to continue to invest in both or either of IAC and SpinCo as independent entities.

•
The IAC board of directors retains full discretion to change its recommendation in favor of the Spin-off Proposal and the Corporate Opportunities Proposal, or to abandon the Spin-off at any time prior to consummation (whether before or after the vote of IAC’s stockholders relating to the Spin-off), permitting IAC to fully explore the potential for the Spin-off while remaining able to pursue other alternatives should they develop.

•
The charter amendments required to effect the Spin-off would be subject to the approval of IAC’s stockholders (including the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of IAC common stock entitled to vote, voting as a separate class, and of at least a majority of the aggregate voting power of all outstanding shares of IAC common stock entitled to vote, excluding shares held by IAC’s directors, officers, and their immediate family members) and that IAC’s stockholders would be free to evaluate and vote for or against these amendments at the special meeting, and thereby will have the right to approve or disapprove of the Spin-off.

•
An independent SpinCo will have the ability to select a board of directors with the right mix of experience, skills and other qualifications to oversee SpinCo’s business.

•
There is a high likelihood that the Spin-off can be completed, subject to the final approval of the IAC board of directors, due to the fact that no significant regulatory approvals are required in order to consummate the Spin-off.

However, IAC cannot assure you that, following the consummation of the Spin-off, any of the benefits described above or any other benefits will be realized to the extent anticipated, or at all. In the course of reaching its recommendation, the IAC board of directors also considered certain risks and potentially negative factors relating to the Spin-off, including:
•
That many investors holding IAC stock may hold such stock because of a decision to invest in a company with IAC’s profile, including due to IAC’s Vimeo business. Following the Spin-off, the shares of IAC and SpinCo will represent an investment in different companies with different profiles than pre-Spin-off IAC. While the Board noted that IAC’s stockholder base included a number of investors with an investment strategy that would be expected to align with ownership of stock in an independent Vimeo as well as in IAC, they considered that it was likely that some portion of IAC’s stockholder base may determine that the profiles may not align with such investors’ investment strategies and may cause such holders to sell their shares. As a result, the stock price of IAC may decline or experience volatility as its stockholder base changes, and the price at which SpinCo stock may trade (and the volatility of its trading price) is uncertain.

•
That the Spin-off will require significant time and effort from IAC’s and SpinCo’s respective management teams and consequently may result in the diversion of management attention away from operation of their respective businesses and potentially negative effects on existing and future business relationships.

•
The possibility that the Spin-off may be abandoned prior to completion, or may not be completed on the anticipated timeline, and the impact of any uncertainty around the likelihood, timing or effects of completion of the Spin-off, including uncertainty as to the effect of the Spin-off on IAC’s and SpinCo’s businesses, and the effect on the trading price of IAC common stock if the Spin-off is not completed for any reason, or not completed on the anticipated timeline.

•
The impact of the announcement, pendency or completion of the Spin-off, or the failure to complete the Spin-off, on each of IAC’s and SpinCo’s relationships with their respective employees (including potentially making it more difficult to attract and retain key personnel and the possible loss of key members of management and other personnel) and other counterparties.

•
The fact that, following the Spin-off, IAC will have fewer operating assets, which will put additional pressure on the financial and operating performance of those assets and magnify their impact on IAC’s stock price performance.

•
The possibility that IAC’s other businesses will not be successful, and that IAC will not succeed in identifying new profitable acquisitions or other opportunities or in developing their existing businesses.

•
The risk of any potential action by IAC, SpinCo or any other party causing the Spin-off to not qualify for tax-free treatment.

•
The fact that certain customary limitations would apply to IAC’s and SpinCo’s post-Spin-off actions in order to preserve the tax-free treatment of the Spin-off, and that these limitations may result in either company being required to forego one or more opportunities that may otherwise have been beneficial to such company.

•
The risk that IAC’s stockholders will not approve the Spin-off Proposal or the Corporate Opportunities Proposal.

•
The fact that there can be no assurance that all of the conditions to the consummation of the Spin-off will be satisfied.

•
The risk that IAC and SpinCo may be unable to achieve the strategic and financial benefits expected to result from the Spin-off as described above in this section for a variety of reasons, including, among others, that IAC and SpinCo will be more susceptible to market fluctuations and other adverse events following the consummation of the Spin-off and the potential impact of the Spin-off on IAC’s credit ratings or the anticipated credit ratings of SpinCo.

•
The risk of litigation, injunctions or other legal proceedings related to the Spin-off.

•
The other risks of the type and nature described in the section entitled “Risk Factors” and under the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The IAC board of directors concluded that the potential benefits of the Spin-off outweighed these negative factors.
In connection with its consideration of the Spin-off, the IAC board of directors considered the fact that Mr. Diller, the beneficial owner of all of the outstanding shares of IAC Class B common stock, had stated that he would not be supportive, in his capacity as a stockholder, of the Spin-off unless an independent Vimeo were structured with dual-class common stock and the Spin-Off were structured in a way that would result in Mr. Diller’s becoming the beneficial owner of SpinCo Class B Common Stock with substantially similar voting and other rights as his current rights at IAC. See the sections of this proxy statement/consent solicitation statement/prospectus entitled “Risk Factors — Risks Relating to IAC’s Business Following the Spin-off — Mr. Diller and certain members of his family will be able to exercise significant influence over the composition of IAC’s Board of Directors, matters subject to stockholder approval and IAC’s operations” and “Security Ownership of Certain Beneficial Owners and Management” for a description of Mr. Diller’s (and Mr. von Furstenberg’s) beneficial ownership of IAC securities. The IAC board of directors considered the potential means of structuring the Spin-off under IAC’s existing certificate of incorporation, including the fact that a Spin-off structured as a reclassification could not be accomplished without the affirmative vote of the majority of the holders of the shares of IAC Class B common stock, and that dividing IAC and Vimeo into two separate companies with the same type of dual-class structure did not provide Mr. Diller or the related holders of the shares of IAC Class B common stock additional rights or benefits relative to their existing rights over the combined IAC and Vimeo assets. The IAC board of directors also considered the potential impact of a dual-class structure on an independent Vimeo, including:
•
The potential impact on the trading price of SpinCo common stock due to the existence of the high vote Class B common stock and the concentrated voting power of Mr. Diller and members of his family as the holders of all of the outstanding Class B common stock following the Spin-off, and the impact on the relative voting power of the SpinCo common stock (see “Risk Factors — Risks Relating to SpinCo and the Vimeo Business Following the Spin-off — Mr. Diller and certain members of his family will be able to exercise significant influence over the composition of SpinCo’s Board of Directors, matters subject to stockholder approval and SpinCo’s operations”, “Risk Factors — Risks Relating to the Spin-off — After the Spin-off, actual or potential conflicts of interest may develop between the management and directors of IAC, on the one hand, and the management and directors of SpinCo, on the other hand, or between management and directors of either entity and the management and directors of Expedia Group or Match Group”, and “Risk Factors — Risks Relating to IAC Securities and SpinCo Securities Following the Spin-off — The dual-class common stock structure of each of IAC and SpinCo may negatively impact the market price of their respective common stock”);
•
The potential benefit to an independent Vimeo of the existence of the high vote Class B common stock in the hands of the current holders of IAC’s Class B common stock, which the IAC board of directors believed would provide SpinCo and its management team with protection from short-term pressures that they might otherwise face as a new public company and permit them to pursue prudent, longer-term strategies to maximize value for all of SpinCo’s stockholders (who would initially consist of IAC’s stockholders);

•
The fact that the holders of IAC common stock would receive shares of SpinCo common stock that, as a class, carry the right to elect 25% of the members of the SpinCo board of directors, because SpinCo would be structured to replicate IAC’s existing capital structure;

•
The fact that the Spin-off would be conditioned on the approval of the holders of a majority of the outstanding shares of IAC common stock (excluding any shares held, directly or indirectly, by Mr. Diller (directly or beneficially), the members of the IAC board of directors, IAC’s Section 16 officers, and the immediate family members of each of the foregoing), and that Mr. Diller had indicated that he would not seek to cause IAC to attract pursue a separation of Vimeo in the event that IAC’s unaffiliated shareholders did not vote to do so on the proposed terms, but would continue to be supportive of the future growth of Vimeo as part of IAC’s business.

•
The IAC board of directors’ intention not to proceed with the final approval of the Spin-off unless the Spin-off has the support of a majority of the independent members of the IAC board of directors, following separate deliberation by those members of the board (see the section of this proxy statement/consent solicitation statement/prospectus entitled “IAC Directors and Officers — Directors” for additional information about the independent members of the IAC board of directors).

This discussion of the information and factors considered by the IAC board of directors in reaching its conclusions and recommendation includes the principal factors considered by the IAC board of directors, but is not intended to be exhaustive and may not include all of the factors considered by the IAC board of directors. In view of the wide variety of factors considered in connection with its evaluation of the Spin-off, and the complexity of these matters, the IAC board of directors did not find it useful and did not attempt to quantify, rank or assign any relative or specific weights to the various factors that it considered in reaching its determination to make its recommendation to IAC stockholders. Rather, the IAC board of directors viewed its decisions as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of the IAC board of directors may have given differing weights to different factors.
The factors, potential risks and uncertainties contained in this explanation of the IAC board of directors’ reasons and other information presented in this section contain information that is forward-looking in nature and, therefore, should be read in light of the factors discussed in “Cautionary Note Regarding Forward-Looking Statements.”
Regulatory Requirements Related to the Spin-off
The parties are not aware of any material governmental approvals or actions that are necessary for the completion of the Spin-off. However, certain IAC and SpinCo stockholders may have filing obligations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and should consult their own legal advisors.

Treatment of IAC Equity Awards
IAC Options
Each option to purchase shares of IAC common stock will convert into an option to purchase shares of IAC common stock and an option to purchase shares of SpinCo common stock with adjustments to the number of shares subject to each option and the option exercise prices based on (1) the value of IAC common stock prior to the Spin-off and (2) the value of IAC common stock and the value of SpinCo common stock after giving effect to the Spin-off.
Except as otherwise described above and except to the extent otherwise provided under local law, following the Spin-off, the converted options generally will have the same terms and conditions, including the same exercise periods, as the options to purchase shares of IAC common stock had immediately prior to the Spin-off.
Following the Spin-off, solely for purposes of determining the expiration of options with respect to shares of common stock of one company held by employees of the other company, IAC and SpinCo employees will be deemed employed by both companies for so long as they continue to be employed by whichever of the companies employs them immediately following the Spin-off.
IAC RSUs
All IAC restricted stock units (“RSUs”) will continue to be IAC RSUs following the Spin-off, with adjustments to the number of RSUs based on (1) the value of IAC common stock prior to the Spin-off and (2) the value of IAC common stock after giving effect to the Spin-off.
IAC RSUs granted in respect of service as an IAC director will convert into adjusted IAC RSUs with adjustments to the number of IAC RSUs based on (1) the value of IAC common stock prior to the Spin-off and (2) the value of IAC common stock after giving effect to the Spin-off.
Except as otherwise described above and except to the extent otherwise provided under local law, following the Spin-off, the RSUs of the applicable company generally will have the same terms and conditions, including the same vesting provisions, as the IAC RSUs had immediately prior to the date of the Spin-off.
Treatment of Mr. Levin’s IAC Restricted Stock Award
On November 5, 2020, Mr. Levin received an IAC Restricted Stock award covering 3,000,000 shares of IAC common stock. For a description of this award, see “IAC Executive Officer and Director Compensation — Executive Compensation — Grants of IAC Plan-Based Awards in 2020.”
In the Spin-off, Mr. Levin will receive in respect of each share of IAC restricted common stock that he holds a number of shares of SpinCo common stock based on the Spin-off exchange ratio and will retain his 3,000,000 shares of IAC restricted common stock.
In connection with the Spin-off:
•
the IAC stock price performance goals applicable to the IAC Restricted Stock award will be equitably adjusted to reflect the impact of the Spin-off; and

•
SpinCo and Mr. Levin will enter into a restricted stock agreement covering the shares of restricted SpinCo common stock received by Mr. Levin in the Spin-off, with the vesting of such shares generally subject to the same requirements as are applicable to the IAC Restricted Stock award, including SpinCo stock price performance goals that reflect the economics of the Spin-off.

For purposes of the SpinCo Restricted Stock award the definition of “Change in Control” will mirror the definition that applies to the IAC Restricted Stock award, except that the relevant entity for purposes of the definition will be SpinCo, rather than IAC. Upon a Change in Control of SpinCo, a designated percentage of the SpinCo Restricted Stock award will vest based on the timing of the Change of Control and subject to a floor of 30%, escalating to 100%. Except as otherwise noted above, the SpinCo Restricted Stock award generally will have the same terms as the IAC Restricted Stock award.
Treatment of Vimeo Equity Awards
Vimeo has outstanding stock appreciation rights (“Vimeo SARs”) the value of which corresponds to shares of Vimeo common stock. Upon exercise, the Vimeo SARs generally settle for shares of IAC common stock representing the increase in value between the Vimeo SAR grant date and the date a holder exercises the Vimeo SAR.
In the Vimeo merger, each Vimeo SAR will convert into a stock appreciation right corresponding to, and settled in, shares of SpinCo common stock (“SpinCo SAR”), with adjustments to the number of shares subject to each SpinCo SAR and the base price applicable to each SpinCo SAR, based on the exchange ratio in the Vimeo merger. The SpinCo SARs otherwise will have terms and conditions that are customary for a public company stock appreciation right.
Interests of Certain Persons in the Spin-off
In considering the recommendation of IAC’s Board of Directors to vote in favor of the Spin-off, stockholders of IAC should be aware that directors and executive officers of IAC have interests in the Spin-off that may be in addition to or different from the interests of stockholders generally. The IAC Board of Directors was aware of these interests and considered them, among other factors, in approving the Spin-off.
Certain of IAC’s directors and executive officers currently own shares of IAC common stock and/or equity awards that are denominated in shares of IAC common stock. In the Spin-off, these directors and executive officers will receive reclassified shares of IAC common stock (including restricted shares in the case of Mr. Levin), shares of Vimeo common stock (including restricted shares in the case of Mr. Levin), adjusted options to purchase shares of IAC common stock, options to purchase shares of Vimeo common stock and adjusted IAC restricted stock units in respect of the IAC securities that they currently own. See “— Treatment of IAC Equity Awards.”
No Dissenters’ Rights for Holders of IAC Capital Stock
Under the DGCL, holders of shares of IAC capital stock will not have appraisal or dissenters’ rights in connection with the Spin-off.
Accounting Treatment
IAC and Vimeo prepare their financial statements in accordance with United States generally accepted accounting principles. The Spin-off will be accounted for by IAC as a discontinuance of the consolidated businesses comprising SpinCo after the Spin-off. For accounting purposes, the measurement date for discontinued operations will be on the date of the Spin-off. After the Spin-off, the assets and liabilities of SpinCo will be accounted for at their historical carrying values immediately prior to the Spin-off.
Listing of IAC Common Stock and SpinCo Common Stock
IAC common stock currently trades on Nasdaq under the ticker symbol “IAC” and IAC expects that it will continue to do so after the Spin-off.
SpinCo will apply to list SpinCo common stock on [•] and has reserved the ticker symbol “[•]” for such listing. Trading in SpinCo common stock under this symbol is expected to begin on the first business day following the date that IAC completes the Spin-off. However, there can be no assurance that a viable and active trading market will develop.
Post-Spin-off Governance and Management
IAC
There will be no changes to the IAC board of directors or senior management team, or to IAC’s bylaws, in connection with the Spin-off.

As of the completion of the Spin-off, the current IAC certificate of incorporation will be amended pursuant to the forms of amendment set forth in Annex A to this proxy statement/consent solicitation statement/prospectus and, if the Corporate Opportunities Proposal is approved, Annex B to this proxy statement/consent solicitation statement/prospectus, and will be restated to be in the form filed as Exhibit 3.5 to the registration statement of which this proxy statement/consent solicitation statement/prospectus forms a part;
For more information regarding IAC’s governance and management, see the section of this proxy statement/consent solicitation statement/prospectus entitled “IAC Directors and Executive Officers.”
SpinCo
We are in the process of identifying the persons who are expected to serve on the SpinCo board of directors following the completion of the Spin-off and will include information concerning those persons in an amendment to this proxy statement/consent solicitation statement/prospectus.
In connection with their prior investment in Vimeo (see the section of this proxy statement/consent solicitation statement/prospectus entitled “Recent Developments — Minority Investments in Vimeo.”), Vimeo and IAC agreed that if Thrive continues to own at least 75% of the shares of Vimeo voting common stock acquired by Thrive pursuant to the Investment Agreement, and Thrive owns at least 2% of the outstanding common stock of Vimeo at the time of the Spin-off, Thrive will have the right to recommend a candidate for consideration for appointment to the initial post-Spin-off SpinCo board of directors, and Vimeo and IAC will consider such candidate in good faith.
The executive officers of Vimeo prior to the Spin-off will be appointed to serve as the executive officers of SpinCo following the Spin-off. Anjali Sud, Narayan Menon, Mark Kornfilt and Michael A. Cheah are currently expected to serve as executive officers of SpinCo following the Spin-off. At this time, there are no other individuals identified to serve as executive officers of SpinCo following the Spin-off.
SpinCo’s current certificate of incorporation and bylaws will be amended and restated to be in the forms filed as Exhibits 3.9 and 3.10, respectively, to the registration statement of which this proxy statement/consent solicitation statement/prospectus forms a part.
For more information regarding SpinCo’s post-Spin-off governance and management, see the section of this proxy statement/consent solicitation statement/prospectus entitled “SpinCo Directors and Executive Officers.”
Shareholder Litigation Relating to the Spin-Off
On January 22, 2021, a putative class action complaint challenging the Spin-off was filed in the Supreme Court of the State of New York, New York County. The complaint is captioned Drulias v Levin et al., index number 650504/2021, and names as defendants each member of IAC’s board of directors and IAC. The complaint asserts claims for breach of fiduciary duty under Delaware law and, among other things, alleges that defendants breached their fiduciary duties by making materially inadequate disclosures and material omissions in this proxy statement/consent solicitation statement/prospectus. In addition to costs and attorneys’ fees, the complaint seeks a declaration that defendants have breached their fiduciary duties, to require the defendants to cause IAC to make corrective disclosures, and an award of compensatory and/or rescissory damages. IAC believes the claims are without merit.

THE CONSENT SOLICITATION
Purpose of the Consent Solicitation; Recommendation of the Vimeo Board
The Vimeo board is providing this proxy statement/consent solicitation statement/prospectus to holders of Vimeo voting common stock. Vimeo stockholders are being asked to approve the Vimeo merger proposal by executing and delivering the written consent furnished with this proxy statement/consent solicitation statement/prospectus.
After consideration, the Vimeo board of directors unanimously approved and declared advisable the Vimeo merger agreement and the Vimeo merger, upon the terms and conditions set forth in the Vimeo merger agreement. The Vimeo board of directors unanimously recommends that holders of Vimeo voting common stock approve the Vimeo merger agreement proposal.
Vimeo Stockholders Entitled to Consent
Holders of record of shares of Vimeo voting common stock as of the close of business on [•], the written consent record date, are entitled to execute and deliver a written consent. As of the close of business on the record date, there were [•] shares of Vimeo voting common stock outstanding and entitled to execute and deliver written consents with respect to the Vimeo merger proposal, [•] shares of which were owned by a subsidiary of IAC. No directors or officers of Vimeo own any shares of Vimeo voting common stock, or owned any such shares on the written consent record date.
Each holder of Vimeo voting common stock is entitled to one vote for each share of Vimeo voting common stock held as of the written consent record date.
Written Consents; Required Written Consents
The approval of the Vimeo merger proposal requires (i) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of Vimeo voting common stock entitled to vote on such matter and (ii) the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares of Vimeo voting common stock entitled to vote on such matter and held by stockholders other than IAC and its subsidiaries.
Submission of Written Consents
A holder of shares of Vimeo voting common stock as of the written consent record date may consent to the Vimeo merger proposal with respect to such shares by completing, dating and signing the written consent enclosed with this proxy statement/consent solicitation statement/prospectus and returning it to Vimeo by the consent deadline.
If you hold shares of Vimeo voting common stock as of the close of business on the written consent record date and you wish to give your written consent, you must fill out the enclosed written consent, date and sign it, and promptly return it to Vimeo. Once you have completed, dated and signed the written consent, you may deliver it to Vimeo by emailing a .pdf copy to [•] or by mailing your written consent to [•].
Vimeo has set [•] as the consent deadline. Vimeo reserves the right to extend the consent deadline beyond [•]. Any such extension may be made without notice to Vimeo stockholders.
Vimeo stockholders should not send stock certificates with their written consents. After the transaction is completed, a letter of transmittal and written instructions for the surrender of Vimeo stock certificates will be mailed to Vimeo stockholders. Do not send in your certificates now.
Executing Written Consents; Revocation of Written Consents
You may execute a written consent to approve the Vimeo merger proposal (which is equivalent to a vote for such proposal), or disapprove, or abstain from consenting with respect to, the Vimeo merger proposal (which is equivalent to a vote against such proposal). If you do not return your written consent, it will have the same effect as a vote against the Vimeo merger proposal. If you are a record holder of shares of

Vimeo voting common stock and you return a signed written consent without indicating your decision on the Vimeo merger proposal, you will have given your consent to approve the proposal.
Your consent to the Vimeo merger proposal may be changed or revoked at any time before the consent deadline. If you wish to change or revoke your consent before the consent deadline, you may do so by sending a new written consent with a later date or by delivering a notice of revocation, in either case by emailing a .pdf copy to [•] or by mailing your new written consent to [•].
Solicitation of Written Consents; Expenses
The expense of preparing, printing and mailing these consent solicitation materials is being borne by Vimeo. Officers and employees of IAC and of Vimeo may solicit consents by telephone and personally, in addition to solicitation by mail. These persons will receive their regular compensation but no special compensation for soliciting consents.

THE VIMEO MERGER
The following section summarizes certain material aspects of the Vimeo merger. This summary does not purport to be complete and may not contain all of the information that is important to you. Vimeo stockholders are urged to read the Vimeo merger agreement attached hereto as Annex G carefully and in its entirety, as well as this proxy statement/consent solicitation statement/prospectus and the information incorporated by reference into this proxy statement/consent solicitation statement/prospectus.
Structure of the Merger
The Vimeo merger agreement provides, among other matters and on the terms and subject to the conditions in the Vimeo merger agreement and in accordance with the DGCL, for the merger of Merger Sub with and into Vimeo, with Vimeo continuing as the surviving corporation and as a wholly owned subsidiary of SpinCo.
Consideration to Vimeo Stockholders
Subject to the applicable provisions of the Vimeo merger agreement, at the effective time, by virtue of the Vimeo merger and without any action on the part of the parties or holders of any securities of Vimeo or any other person:
•
each share of Vimeo capital stock owned by SpinCo, IAC or any subsidiary of SpinCo or IAC (other than any subsidiary of Vimeo) or is held in treasury by Vimeo will be cancelled for no consideration; and

•
each share of Vimeo capital stock issued and outstanding immediately prior to the effective time of the Vimeo merger and owned by a non-IAC Vimeo stockholder (other than any dissenting shares) will automatically be cancelled and converted into the right to receive a number of shares of SpinCo common stock equal to the Vimeo merger exchange ratio.

As used in this document, the terms set forth below will have the following meanings:
•
“base merger exchange ratio” means (a) the number of mandatory exchange shares divided by (b) the number of shares of Vimeo capital stock outstanding and owned by SpinCo, IAC or any subsidiary of either SpinCo or IAC immediately prior to the effective time of the Vimeo merger;

•
“IAC option” means an option (either nonqualified or incentive) to purchase shares of IAC common stock issued under any IAC compensation plan;

•
“IAC ratio” means (a) one minus (b) the SpinCo ratio;

•
“IAC service provider option value” means (a) the product of (i) the total number of shares of IAC common stock underlying IAC options (excluding IAC options held by employees of Vimeo and its subsidiaries) (referred to as “IAC service provider options”) as of immediately prior to the effective time of the mandatory exchange that is part of the IAC reclassification and (ii) the IAC VWAP, less (b) the sum of the exercise prices required to exercise all IAC service provider options; provided that if such product is a negative number, IAC service provider option value means $0.00;

•
“IAC stock value” means the opening price of IAC common stock on the Nasdaq on the first Nasdaq trading day beginning following the occurrence of the effective time of the mandatory exchange;

•
“IAC VWAP” means the average, rounded to four decimal places, of the daily dollar-volume-weighted average price for IAC common stock, as reported by Bloomberg, L.P. through its “IAC Equity AQR” function for the time period 9:30 a.m. through 4:00 p.m. (or if such function or service ceases to exist, any substitute function or service mutually agreed between SpinCo and Vimeo) for the ten consecutive Nasdaq trading days ending on the date that is the second business day prior to the occurrence of the effective time of the mandatory exchange;

•
“mandatory exchange shares” means shares of SpinCo capital stock exchanged for shares of IAC Series 1 mandatorily exchangeable preferred stock and IAC Series 2 mandatorily exchangeable preferred stock pursuant to the mandatory exchange that is part of the IAC reclassification (including any shares of SpinCo capital stock sold or to be sold in order to pay cash in lieu of fractional shares);
•
“merger exchange ratio adjustment amount” means (a) the option adjustment share number divided by (b) the number of shares of Vimeo common stock outstanding (calculated on a fully diluted, treasury method basis) immediately prior to the effective time of the mandatory exchange, with such calculation in respect of all Vimeo SARs made based on a price per share of Vimeo common stock as determined consistent with an aggregate valuation for Vimeo determined in good faith by the Vimeo board of directors prior to the closing of the Vimeo merger;

•
“option adjustment share number” means (a) the option adjustment value divided by (b) the SpinCo stock price;

•
“option adjustment value” means (a) the product of (i) fifty percent (50%) of the IAC service provider option value and (ii) the SpinCo ratio minus (b) the product of (i) the Vimeo service provider option value and (ii) the IAC ratio;

•
“SpinCo ratio” means (a) the SpinCo stock value divided by (b) the sum of (i) the SpinCo stock value and (ii) the IAC stock value;

•
“SpinCo stock price” means (a) the closing price of IAC common stock on the Nasdaq on the last full Nasdaq trading day prior to the occurrence of the effective time of the mandatory exchange minus (b) the IAC stock value;

•
“SpinCo stock value” means the product of (a) the SpinCo stock price and (b) the spin-off exchange ratio;

•
“Vimeo merger exchange ratio” means the sum of (a) the base merger exchange ratio and (b) the merger exchange ratio adjustment amount, rounded to four decimal places; and

•
“Vimeo service provider option value” means (a) the product of (i) the total number of shares of IAC common stock underlying IAC options held by Vimeo employees (referred to as “Vimeo service provider options”) as of immediately prior to the effective time of the mandatory exchange and (ii) the IAC VWAP, less (b) the sum of the exercise prices required to exercise all Vimeo service provider options; provided that if such product is a negative number, Vimeo service provider option value means $0.00.

Background of the Merger
In 2006, IAC acquired the assets that would become the Vimeo business when it acquired Connected Ventures, LLC. Over the ensuing decade, IAC invested capital to finance the development and growth of the business, including through a number of small acquisitions. In 2016, Vimeo acquired VHX Corporation, a platform for premium over-the-top subscription video channels, for consideration including shares of Vimeo non-voting common stock. At that time, Vimeo and IAC entered into a shareholders agreement with the former owners of VHX related to the shares they had received in Vimeo. Between 2016 and 2020, IAC continued to invest capital in Vimeo, including to finance the acquisitions of Livestream (in 2017) and Magisto (in 2019).
On November 5, 2020, Vimeo and IAC Group entered into an investment agreement with entities affiliated with Thrive Capital and an entity affiliated with GIC Private Limited, pursuant to which such third-party investors acquired an aggregate of 8,655,510 shares of Vimeo voting common stock for an aggregate purchase price of approximately $150 million, or $17.33 per share, with the transaction valuing Vimeo at an enterprise value of approximately $2.75 billion. In connection with the investment, Vimeo, IAC Group and the third-party investors entered into an amendment to the existing shareholders agreement among Vimeo, IAC Group and Vimeo’s other shareholders. The amendment to the shareholders agreement generally required the third-party investors to cooperate with the Spin-off, conditional on the Spin-off terms being consistent with a set of agreed separation principles (other than departures from such principles not materially adverse to the third-party investors). The amendment to the shareholders agreement also provided that Vimeo’s third-party investors would receive the benefit of the anti-dilution adjustment described in the section of this proxy statement/consent solicitation statement/prospectus entitled “The Vimeo Merger — Consideration to Vimeo Stockholders.”
In connection with IAC’s planned spin-off of the Vimeo business and the planned formation of SpinCo to facilitate the transaction, representatives of IAC and Vimeo, together with their legal advisors, reviewed the potential structures that might be available in order to comply with the parameters of the shareholders agreement, including to implement the anti-dilution adjustment and in light of considerations relating to taxes, the ability to deliver registered shares of SpinCo, and the ability to efficiently and in a single step cause all existing third-party Vimeo stockholders to become stockholders of SpinCo without the need for each individual stockholder to take any action. Based on the various considerations and available alternatives, the parties determined that a merger of Vimeo with a subsidiary of SpinCo in which Vimeo stockholders (other than IAC, SpinCo or any of their subsidiaries) would receive a number of shares of SpinCo common stock calculated by reference to the anti-dilution adjustment was the most beneficial structure to pursue, and that such merger would be subject to the affirmative vote or consent of a majority of the voting power of the outstanding shares of Vimeo voting common stock not held by IAC, SpinCo, or their respective subsidiaries. The parties recognized that the Vimeo merger would give rise to statutory appraisal rights, but considered that since the effect of the merger was solely to comply with the requirements of the shareholders agreement and because Vimeo’s existing third party stockholders would be getting the benefit of the anti-dilution adjustment described in “The Vimeo Merger —  Consideration to Vimeo Stockholders” and otherwise replicating their ownership in the newly publicly traded SpinCo rather than being asked to surrender anything, it would be appropriate to include a closing condition tied to the absence of appraisal rights.
On December 15, 2020, IAC caused the formation of the SpinCo and Merger Sub entities in order to facilitate the Vimeo merger. On December 23, 2020, the boards of directors of each of SpinCo, Merger Sub and Vimeo acted by written consent to approve entry into the Vimeo merger agreement, and the board of directors of Vimeo agreed to recommend the adoption of the Vimeo merger agreement to the holders of Vimeo voting common stock. On December 23, 2020, the parties entered into the Vimeo merger agreement.
Vimeo’s Reasons for the Vimeo Merger; Recommendation of the Vimeo Board of Directors
The Vimeo board of directors, with the assistance of management and Vimeo’s legal advisors, evaluated the Vimeo merger agreement and the terms of the Vimeo merger. After careful consideration, the Vimeo board of directors has unanimously (i) approved and declared advisable the Vimeo merger agreement and the Vimeo merger, upon the terms and subject to the conditions set forth in the Vimeo merger agreement, (ii) approved the execution, delivery and performance by Vimeo of the Vimeo merger agreement, (iii) recommended the adoption of the Vimeo merger agreement to Vimeo’s stockholders, upon the terms and subject to the conditions set forth in the Vimeo merger agreement, and (iv) directed that the Vimeo merger agreement be submitted to the holders of Vimeo voting common stock for adoption.
In the course of reaching its recommendation, the Vimeo board of directors considered a wide variety of factors relating to the Vimeo merger. Among other things, the Vimeo board of directors considered the following:
•
The requirement in Vimeo’s existing shareholders agreement among Vimeo, IAC Group and Vimeo’s existing shareholders that Vimeo capital stock held by Vimeo’s minority stockholders be converted into the class of shares of Vimeo (or a successor entity) that will be registered under the Securities Act or the Exchange Act and that will be publicly traded in connection with certain public offerings of Vimeo securities (including the Spin-off), and the fact that the conversion of Vimeo capital stock into shares of SpinCo common stock through the Vimeo merger would satisfy this requirement. The Vimeo board of directors further considered that other options that might be available in order to satisfy this requirement had potentially significant downsides (either in terms of timing, procedures, or ability to provide Vimeo’s minority stockholders with registered shares of Vimeo common stock) as compared to the Vimeo merger.

•
The requirement in Vimeo’s existing shareholders agreement that Vimeo’s minority stockholders receive the benefit of an agreed anti-dilution adjustment relating to the adjustment of outstanding IAC options in connection with the Spin-off, and the fact that the calculation of the Vimeo merger exchange ratio provided for the implementation of this anti-dilution adjustment upon the consummation of the Vimeo merger (see the description of the anti-dilution adjustment in “The Vimeo Merger — Consideration to Vimeo Stockholders”).
•
The fact that the terms of the anti-dilution adjustment to be implemented in the Vimeo merger, and the separation principles relating to certain potential terms of the Spin-off, were the product of recently concluded arms’-length negotiations, conducted between unrelated third parties, in connection with an investment in Vimeo by new investors in November of 2020.

•
The Vimeo merger will be subject to the approval of the holders of at least a majority of the aggregate voting power of all outstanding shares of Vimeo voting common stock entitled to vote on the matter, which vote requirement is expected to be satisfied based on IAC Group’s stated intention to consent to the adoption of the Vimeo merger agreement, and to the approval of the holders of at least a majority of the aggregate voting power of all outstanding shares of Vimeo voting common stock held by third-party stockholders of Vimeo. These third-party stockholders will therefore be able to evaluate the Vimeo merger and determine whether the exchange of Vimeo capital stock for SpinCo common stock should be effected by means of the Vimeo merger.

•
The high likelihood that, subject to the conditions set forth in the Vimeo merger agreement and subject to the completion of the Spin-off, the Vimeo merger can be completed promptly following the completion of the Spin-off.

•
The consummation of the Vimeo merger would provide third-party stockholders of Vimeo with continuing ownership in the entity that owns the Vimeo business, giving them ongoing equity participation in SpinCo, the ability to participate in the future earnings and growth of SpinCo, and the ability to benefit from a possible increase in the value of SpinCo’s capital stock following the Vimeo merger.

•
The Vimeo merger (or the Vimeo merger, together with certain transactions undertaken as a part of the Spin-off), is intended to qualify as a transaction that is generally tax free to holders of Vimeo capital stock for U.S. federal income tax purposes.

In the course of reaching its recommendation, the Vimeo board of directors also considered certain risks and potentially negative factors relating to the Vimeo merger, including:
•
that the final Vimeo merger exchange ratio will not be known at the deadline for Vimeo stockholders to submit their written consents, and accordingly Vimeo stockholders will not have such information at the time that they need to decide whether to deliver their written consents (see the section of this proxy statement/consent solicitation statement/prospectus entitled “The Vimeo Merger — Consideration to Vimeo Stockholders”);

•
the fact that SpinCo required that the Vimeo merger agreement include a closing condition to the effect that at least twenty days have elapsed since the notice of appraisal rights was provided to Vimeo stockholders and that no Vimeo stockholder have asserted appraisal rights with respect to their shares of Vimeo capital stock (unless such rights have been waived or lost);

•
the fact that there has been no public market for Vimeo capital stock, and thus the possibility that the lack of a public market may make it more difficult to determine the fair market value of Vimeo than if there were such a public market;

•
the risk that the Vimeo stockholder approval will not be obtained;

•
the fact that there can be no assurance that all of the conditions to the consummation of the Vimeo merger, including the completion of the Spin-off, will be satisfied, and thus the risk that the Vimeo merger may not be completed;

•
the risk of litigation, injunctions or other legal proceedings related to the Vimeo merger; and

•
the other risks of the type and nature described in the section entitled “Risk Factors” and under the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The Vimeo board of directors concluded that the potential benefits of the Vimeo merger outweighed these negative factors.

This discussion of the information and factors considered by the Vimeo board of directors in reaching its conclusions and recommendation includes the principal factors considered by the Vimeo board of directors, but is not intended to be exhaustive and may not include all of the factors considered by the Vimeo board of directors. In view of the wide variety of factors considered in connection with its evaluation of the Vimeo merger, the Vimeo board of directors did not find it useful and did not attempt to quantify, rank or assign any relative or specific weights to the various factors that it considered in reaching its determination to make its recommendation to holders of Vimeo voting common stock. Rather, the Vimeo board of directors viewed its decisions as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of the Vimeo board of directors may have given differing weights to different factors.
The factors, potential risks and uncertainties contained in this explanation of the Vimeo board of directors’ reasons and other information presented in this section contain information that is forward-looking in nature and, therefore, should be read in light of the factors discussed in “Cautionary Statement Regarding Forward-Looking Statements.”
Accounting Treatment of the Vimeo Merger
Merger Sub and Vimeo prepare their financial statements in accordance with United States generally accepted accounting principles. After the Vimeo merger, Merger Sub will be merged with and into Vimeo, with Vimeo continuing as the surviving company and a subsidiary of SpinCo. The Vimeo merger is between entities under common control and the assets and liabilities of Merger Sub and Vimeo will be accounted for at their historical carrying values immediately prior to the Merger.

THE VIMEO MERGER AGREEMENT
The following section summarizes certain material provisions of the Vimeo merger agreement, which is included in this proxy statement/consent solicitation statement/prospectus as Annex G and is incorporated by reference herein. The summary of the Vimeo merger agreement below and elsewhere in this proxy statement/consent solicitation statement/prospectus is qualified in its entirety by reference to the Vimeo merger agreement. This summary does not purport to be complete and may not contain all of the information about the Vimeo merger agreement that is important to you. This section is not intended to provide you with any factual information about SpinCo or Vimeo. The rights and obligations of SpinCo and Vimeo under the Vimeo merger agreement are governed by the Vimeo merger agreement and not by this summary or any other information contained in or incorporated by reference into this proxy statement/consent solicitation statement/prospectus. Vimeo stockholders are urged to read the Vimeo merger agreement carefully and in its entirety, as well as this proxy statement/consent solicitation statement/prospectus and the information incorporated by reference into this proxy statement/consent solicitation statement/prospectus.
Explanatory Note Regarding the Vimeo Merger Agreement
The Vimeo merger agreement is attached to this proxy statement/consent solicitation statement/prospectus as Annex G and described in this summary to provide you with information regarding its terms. The Vimeo merger agreement contains representations and warranties by SpinCo and Merger Sub, on the one hand, and by Vimeo, on the other hand, which were made solely for the benefit of the other parties for purposes of the Vimeo merger agreement. The representations, warranties and covenants made in the Vimeo merger agreement by SpinCo, Vimeo and Merger Sub were qualified and subject to important limitations agreed to by SpinCo, Vimeo and Merger Sub in connection with negotiating the terms of the Vimeo merger agreement. In particular, in your review of the representations and warranties contained in the Vimeo merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of allocating risk between the parties to the Vimeo merger agreement, rather than establishing matters as facts about SpinCo, Vimeo, Merger Sub or any other person at the time they were made or otherwise. The representations and warranties may also be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/consent solicitation statement/prospectus, may have changed since the date of the Vimeo merger agreement. Accordingly, the representations and warranties and other provisions of the Vimeo merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement/consent solicitation statement/prospectus and in the documents incorporated by reference into this proxy statement/consent solicitation statement/prospectus. See the section of this proxy statement/consent solicitation statement/prospectus entitled “Where You Can Find More Information.”
The Vimeo Merger
The Vimeo merger agreement provides, among other matters, that, on the terms and subject to the conditions in the Vimeo merger agreement and in accordance with the DGCL, Merger Sub will be merged with and into Vimeo, with Vimeo continuing as the surviving corporation and as a wholly owned subsidiary of SpinCo.
At the effective time, the certificate of incorporation and the bylaws of the surviving corporation will be amended to read the same as the certificate of incorporation and the bylaws, respectively, of Merger Sub as in effect immediately prior to the effective time until thereafter changed or amended (subject to the requirements described in the section below entitled “— Director and Officer Indemnification”), except that the name of the surviving corporation will be named “Vimeo Operating Company, Inc.” and references to the incorporator will be deleted.
The officers and directors of Vimeo immediately prior to the effective time of the Vimeo merger will be the initial officers and directors of the surviving corporation, until their successors are duly elected or appointed and qualified.

Closing; Effective Time
The closing will take place remotely by exchange of documents and signatures, at 9:00 a.m., eastern time, on the third business day after the satisfaction or, to the extent permitted by applicable law, waiver of the last of the conditions to closing (other than any such conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of such conditions at the closing), unless another date or place is agreed to in writing by SpinCo and Vimeo.
On the closing date, the parties will cause a certificate of merger with respect to the Vimeo merger to be duly executed and filed with the Secretary of State of the State of Delaware as provided under the DGCL and make any other filings, recordings or publications required to be made under the DGCL in connection with the Vimeo merger. The Vimeo merger will become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such other time as may be agreed to by SpinCo and Vimeo and specified in the certificate of merger.
Consideration; Effect of the Vimeo Merger on Vimeo Capital Stock
Subject to the applicable provisions of the Vimeo merger agreement, at the effective time of the Vimeo merger, by virtue of the Vimeo merger and without any action on the part of the parties or holders of any securities of Vimeo or any other person, each share of Vimeo voting common stock and each share of Vimeo non-voting common stock (other than any shares of Vimeo voting common stock or Vimeo non-voting common stock owned by SpinCo, IAC or any subsidiary of SpinCo or IAC (other than any subsidiary of Vimeo), shares held in treasury by Vimeo, or any dissenting shares) issued and outstanding immediately prior to the effective time of the Vimeo merger will be converted into the right to receive a number of shares of SpinCo common stock equal to the Vimeo merger exchange ratio.
Also at the effective time of the Vimeo merger, (a) each share of Vimeo capital stock issued and outstanding immediately prior to the effective time of the Vimeo merger that is owned by SpinCo, IAC or any subsidiary of SpinCo or IAC (other than any subsidiary of Vimeo) or is held in treasury by Vimeo will automatically be cancelled without payment of any consideration therefor, and (b) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the effective time of the Vimeo merger will automatically be converted into and become one fully paid and nonassessable share of common stock of the surviving corporation.
Exchange Procedures
Prior to the effective time of the Vimeo merger, SpinCo will designate a bank or trust company to act as the exchange agent in connection with the Vimeo merger (the “exchange agent”). Promptly (and in any event within three business days) after the effective time of the Vimeo merger, SpinCo will deposit, or cause to be deposited, with the exchange agent for the sole benefit of Vimeo stockholders (other than SpinCo, IAC, any subsidiary of SpinCo or IAC (other than any subsidiary of Vimeo) and any dissenting stockholders) (collectively, the “converting holders”) evidence of book-entry shares of SpinCo common stock representing the shares of SpinCo common stock issuable pursuant to the Vimeo merger agreement. SpinCo will subsequently deposit with the exchange agent cash in immediately available funds (or other property or securities, as applicable) in an amount sufficient to pay any dividends or other distributions on shares of SpinCo common stock payable in accordance with the applicable provisions of the Vimeo merger agreement.
As soon as reasonably practicable after the effective time of the Vimeo merger, SpinCo will cause the exchange agent to mail to each holder of shares of Vimeo capital stock that were converted into the right to receive shares of SpinCo common stock:
•
with respect to (a) each holder of record of a certificate or certificates which immediately prior to the effective time of the Vimeo merger represented outstanding shares of Vimeo capital stock (“Vimeo certificates”) and (b) each holder of record of a book-entry position or book-entry positions which immediately prior to the effective time of the Vimeo merger represented outstanding shares of Vimeo capital stock (“Vimeo book-entry shares”), a customary letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to the Vimeo certificates will pass, only upon delivery of the Vimeo certificates (or affidavits of loss in lieu thereof and, if required by SpinCo, an indemnity bond) to the exchange agent; and

•
instructions for effecting the surrender of the Vimeo certificates (or affidavits of loss in lieu thereof and, if required by SpinCo, an indemnity bond) or Vimeo book-entry shares in exchange for the shares of SpinCo common stock into which such shares of Vimeo capital stock have been converted, including any cash amount payable in lieu of fractional shares of SpinCo common stock and any dividends or other distributions on shares of SpinCo common stock payable in accordance with the applicable provisions of the SpinCo merger agreement.

Upon surrender of a Vimeo certificate (or an affidavit of loss in lieu thereof and, if required by SpinCo, an indemnity bond) or Vimeo book-entry share for cancellation to the exchange agent, together with a duly completed and validly executed letter of transmittal and such other documents as may be required, such holder will be entitled to receive (a) that number of whole shares of SpinCo common stock (which will be in uncertificated book-entry form), (b) any cash in lieu of fractional shares of SpinCo common stock, and (c) any dividends or other distributions on shares of SpinCo common stock, in each case that such holder has the right to receive in respect of the shares of Vimeo capital stock formerly represented by such Vimeo certificate or Vimeo book-entry shares in accordance with the applicable provisions of the Vimeo merger agreement, and the Vimeo certificate (or an affidavit of loss in lieu thereof and, if required by SpinCo, an indemnity bond) or Vimeo book-entry shares so surrendered will be cancelled. The exchange agent will accept such Vimeo certificates (or affidavits of loss in lieu thereof and, if required by SpinCo, an indemnity bond) or Vimeo book-entry shares upon compliance with such reasonable terms and conditions as the exchange agent may impose to effect an orderly exchange.
At the effective time of the Vimeo merger, there will be no further registration of transfers of Vimeo capital stock. Until surrendered, each Vimeo certificate and each Vimeo book-entry share will be deemed at any time after the effective time of the Vimeo merger to represent only the right to receive the shares of SpinCo common stock payable in respect of such shares, including any cash amount payable in respect of fractional shares of SpinCo common stock and any dividends or other distributions on shares of SpinCo common stock payable in accordance with the applicable provisions of the Vimeo merger agreement.
Any amounts remaining unclaimed by the converting holders six months following the effective date of the Vimeo merger will, at any time thereafter at the request of SpinCo, be delivered to SpinCo or as otherwise instructed by SpinCo. None of SpinCo, Vimeo, the surviving corporation or the exchange agent will be liable to any converting holder or any other person for the shares of SpinCo common stock issuable pursuant to the Vimeo merger agreement or other amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by converting holders immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental entity will become, to the extent permitted by applicable law, the property of SpinCo free and clear of any claims or interest of any person.
In the event that any Vimeo certificate has been lost, stolen or destroyed, the exchange agent will issue in exchange for such lost, stolen or destroyed Vimeo certificate, upon the making of an affidavit of that fact by the holder and, if required by SpinCo, an indemnity bond, the shares of SpinCo common stock issuable in respect of the shares of Vimeo capital stock represented by such Vimeo certificate, including any cash amount payable in respect of fractional shares of SpinCo common stock and any dividends or other distributions on shares of SpinCo common stock payable in accordance with the applicable provisions of the Vimeo merger agreement.
No dividends or other distributions with respect to SpinCo common stock with a record date after the effective time of the Vimeo merger will be paid to the holder of any unsurrendered Vimeo certificate or Vimeo book-entry shares with respect to the shares of SpinCo common stock issuable pursuant to the Vimeo merger agreement, and all such dividends and other distributions will be paid by SpinCo to the exchange agent until the surrender of such Vimeo certificate (or an affidavit of loss in lieu thereof and, if required by SpinCo, an indemnity bond) or Vimeo book-entry shares. Subject to applicable law, following surrender of any such Vimeo certificate (or affidavit of loss in lieu thereof and, if required by SpinCo, an indemnity bond) or Vimeo book-entry shares, there will be paid to the holder thereof, without interest, (a) the amount of dividends or other distributions with a record date after the effective time of the Vimeo merger paid with respect to such shares of SpinCo common stock to which such holder is entitled pursuant to the Vimeo merger agreement and (c) at the appropriate payment date, the amount of dividends or other distributions with a record date after the effective time of the Vimeo merger but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of SpinCo common stock.
No Fractional Shares
SpinCo will not issue fractional shares of SpinCo common stock in the Vimeo merger. As promptly as reasonably practicable following the effective time of the Vimeo merger, the exchange agent, acting as agent for the holders of Vimeo capital stock who would otherwise have been entitled to receive fractional shares of SpinCo common stock, will aggregate all fractional shares of SpinCo common stock that would otherwise have been required to be distributed to such holders and cause such fractional shares to be sold on the nationally recognized stock exchange on which shares of SpinCo common stock will be listed in connection with the Spin-off at then-prevailing prices in the manner provided in the immediately following sentence. The sale of su ch fractional shares by the exchange agent, acting as agent for such holders, will be executed in round lots to the extent practicable, and until the proceeds of sale or sales have been distributed to such holders, the exchange agent will, subject to the return to SpinCo or as otherwise instructed by SpinCo of any amounts remaining unclaimed by the converting holders six months following the closing date, hold such proceeds in trust for such holders. Each such holder will, in lieu of receiving fractional shares that such holder would otherwise have been entitled to receive, be entitled to receive from the proceeds from such sales by the exchange agent, rounded to the nearest whole cent and without interest, an amount equal to such holder’s proportionate interest in the proceeds from such sales. As promptly as reasonably practicable after the determination of the amount of cash, if any, to be paid to the holders of Vimeo capital stock who would otherwise have been entitled to receive fractional shares of SpinCo common stock, the exchange agent will make available such amounts, without interest, to such holders.
Withholding Rights
Each of SpinCo, Vimeo, the surviving corporation and the exchange agent will be entitled to deduct and withhold from amounts otherwise payable pursuant to the Vimeo merger agreement any amounts as are required to be deducted or withheld with respect to such payment under the Code or any other applicable law. To the extent that amounts are so deducted or withheld, such amounts will be treated as having been paid to the person in respect of which such deduction or withholding was made.
Dissenting Shares
Any share of Vimeo capital stock, as of the effective time of the Vimeo merger, held by a holder who has properly exercised (and has not effectively withdrawn or lost) his, her or its appraisal rights with respect to such share under Section 262 of the DGCL (a “dissenting share”) will not be converted into or represent a right to receive the consideration set forth in the applicable provisions of the Vimeo merger agreement, and the holder of such dissenting share will be entitled only to such rights as may be granted to such holder in Section 262 of the DGCL. However, if the status of any such dissenting share as a share carrying appraisal rights is withdrawn, or if any such dissenting share loses its status as a share carrying appraisal rights, then, as of the later of the effective time or the loss of such status, such dissenting share will automatically be converted into and will represent only the right to receive (upon the surrender of the applicable Vimeo certificate (or an affidavit of loss in lieu thereof and, if required by SpinCo, an indemnity bond) or Vimeo book-entry share) the consideration set forth in the applicable provisions of the Vimeo merger agreement, without any interest thereon. For information about the procedure for exercising appraisal rights, see the sections of this proxy statement/consent solicitation statement/prospectus entitled “The Consent Solicitation — Appraisal Rights” and “The Vimeo Merger Agreement — Conditions to Completion of the Vimeo Merger.”
Actions Related to the Spin-off
The Vimeo merger agreement provides that nothing in the Vimeo merger agreement will, or will be deemed to, restrict, prevent or prohibit the consummation of any transactions determined by IAC or any of its subsidiaries to be necessary or desirable to carry out the Spin-off, including the transfer by IAC Group to SpinCo of the shares of Vimeo capital stock held by IAC Group and including the IAC reclassification, or to affect in any respect IAC’s right to abandon the Spin-off (and accordingly cause the Vimeo merger to be abandoned) in its sole discretion.
Representations and Warranties
The Vimeo merger agreement contains representations and warranties by SpinCo, Vimeo and Merger Sub that are subject to certain exceptions and qualifications (including exceptions and qualifications related to materiality).
The Vimeo merger agreement contains representations and warranties by Vimeo relating to, among other things, the following:
•
due organization, valid existence, good standing and qualification to do business;

•
capitalization;

•
corporate power and authority; and

•
absence of certain conflicts.

The Vimeo merger agreement contains representations and warranties by SpinCo and Merger Sub relating to, among other things, the following:
•
due organization, valid existence, good standing and qualification to do business;

•
corporate power and authority; and

•
absence of certain conflicts.

The representations and warranties in the Vimeo merger agreement do not survive the effective time of the Vimeo merger.
Covenants and Agreements
Consent Solicitation
The Vimeo merger agreement provides that Vimeo will seek Vimeo stockholder approval pursuant to this proxy statement/consent solicitation statement/prospectus. See the section of this proxy statement/consent solicitation statement/prospectus entitled “The Consent Solicitation.”
Director and Officer Indemnification
The parties to the Vimeo merger agreement have agreed that, for a period of six years from and after the effective time, SpinCo will:
•
cause the surviving corporation to indemnify and hold harmless all past and present directors and officers of Vimeo and its subsidiaries (collectively, the “Vimeo indemnified parties”) against any costs or expenses, judgments, fines, claims, damages and amounts paid in settlement in connection with any actual or threatened claim, investigation or proceeding in respect of acts or omissions alleged to have occurred at or prior to the effective time of the Vimeo merger, to the fullest extent permitted by applicable law and the Vimeo governing documents; and

•
cause to be maintained in effect the provisions in the Vimeo governing documents in existence on the date of the Vimeo merger agreement regarding elimination of liability, indemnification of officers and directors and advancement of expenses that are in existence on the date of the Vimeo merger agreement.

Certain Additional Covenants and Agreements
The Vimeo merger agreement contains certain other covenants and agreements, including, among others, covenants relating to preparation and filing of the registration statement of which this proxy statement/consent solicitation statement/prospectus forms a part, exemption from takeover laws, and the submission of an application for the listing of the shares of SpinCo common stock to be issued in the Vimeo merger on any nationally recognized stock exchange on which shares of SpinCo common stock will be listed in connection with the Spin-off.
Conditions to Completion of the Vimeo Merger
The respective obligations of each party to the Vimeo merger agreement to effect the Vimeo merger are subject to the satisfaction on or prior to the consummation of the Vimeo merger of each of the following conditions, any and all of which may be waived in whole or in part by SpinCo or Vimeo, as the case may be, to the extent permitted by applicable law:
•
the receipt of the Vimeo stockholder approval through due execution and delivery to Vimeo of the written consent furnished with this proxy statement/consent solicitation statement/prospectus;

•
the completion of the Spin-off;

•
the absence of any law enacted or promulgated by, or order, judgment, decree, ruling or injunction issued or granted by, a governmental entity of competent jurisdiction, in each case which has the effect of enjoining or otherwise prohibiting the completion of the Vimeo merger; and

•
the effectiveness of the registration statement of which this proxy statement/consent solicitation statement/prospectus forms a part and the absence of any stop order suspending that effectiveness or any proceedings for that purpose having been initiated by the SEC.

•
The obligations of SpinCo and Merger Sub to effect the Vimeo merger are also subject to the satisfaction of each of the following conditions, each of which may be waived in whole or in part by SpinCo:

•
at least twenty days having passed following the delivery of the statutory notice of appraisal rights to Vimeo stockholders, and no Vimeo stockholder having asserted appraisal or dissenter’s rights that have not subsequently been waived or abandoned; and

•
the approval for listing on any nationally recognized securities exchange on which shares of SpinCo common stock are being listed in the Spin-off of the shares of SpinCo common stock issuable to Vimeo stockholders in connection with the Vimeo merger.

Termination of the Vimeo Merger Agreement
The Vimeo merger agreement may be terminated and the Vimeo merger may be abandoned at any time before the effective time of the Vimeo merger as follows:
•
by mutual written consent of SpinCo and Vimeo;

•
by either SpinCo or Vimeo, if a governmental entity of competent jurisdiction has issued or granted an order, judgment, decree, ruling or injunction that results in a permanent restraint on the consummation of the Vimeo merger and has become final and non-appealable; or

•
by SpinCo, by written notice to Vimeo, in the event the IAC board of directors has determined to abandon the Spin-off.

In the event of the valid termination of the Vimeo merger agreement, the Vimeo merger agreement will become null and void and there will be no liability on the part of SpinCo, Vimeo or Merger Sub.
Expenses
Except as otherwise expressly provided in the Vimeo merger agreement, all costs and expenses incurred in connection with the Vimeo merger agreement and the Vimeo merger will be paid by the party incurring such costs and expenses.
Amendments and Waivers
Subject to applicable law and except as otherwise provided in the merger agreement, the merger agreement may be amended, modified and supplemented by written agreement of the parties at any time before or after receipt of the Vimeo stockholder approval. However, after the Vimeo stockholder approval has been obtained, there may not be any amendment that by applicable law requires further approval by the respective stockholders of SpinCo, Vimeo or Merger Sub, as applicable, without such further approval of such stockholders.
At any time prior to the effective time of the Vimeo merger, either Vimeo, on the one hand, or SpinCo (for itself and Merger Sub), on the other hand, may, to the extent legally allowed and except as otherwise set forth in the Vimeo merger agreement, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties made by the other parties and (c) waive compliance with any of the agreements or conditions for their respective benefit.
No Third-Party Beneficiaries
The Vimeo merger agreement is not intended to and does not confer upon any person other than the parties to the Vimeo merger agreement any rights or remedies, except with respect to certain provisions related to (a) the right of IAC to, without restriction from the Vimeo merger agreement, carry out or abandon the Spin-off (and the Vimeo merger) and (b) the indemnification of SpinCo directors and officers.
Governing Law
The merger agreement is governed by Delaware law, without giving effect to conflicts of laws principles that would result in the application of the law of any other state.

THE CONSENT SOLICITATION — APPRAISAL RIGHTS
Appraisal Rights under Delaware Law
Under Delaware law, if a Vimeo stockholder of record does not wish to accept the consideration provided for in the Vimeo merger agreement and the Vimeo merger is completed, such Vimeo stockholder has the right to seek appraisal of his, her or its shares of Vimeo capital stock and to receive payment in cash for the fair value of his, her or its shares of Vimeo capital stock, exclusive of any element of value arising from the accomplishment or expectation of the Vimeo merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value of such shares of Vimeo capital stock. These rights are known as appraisal rights under Delaware law. The “fair value” of such shares of Vimeo capital stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the consideration that a Vimeo stockholder of record is otherwise entitled to receive for the same number of shares of Vimeo capital stock under the terms of the Vimeo merger agreement. Vimeo stockholders of record who elect to exercise appraisal rights must not vote in favor of or consent in writing to the adoption of the Vimeo merger agreement and must comply with the other provisions of Section 262 of the DGCL to perfect their rights. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. A Vimeo stockholder of record who wishes to exercise appraisal rights, or preserve the ability to do so, must not deliver a signed written consent in favor of the adoption of the Vimeo merger agreement, or deliver a signed consent without indicating a decision on the proposal to adopt the Vimeo merger agreement. Any signed written consent returned without indicating a decision on the proposal to adopt the Vimeo merger agreement will be counted as approving the proposal.
This section is intended only as a brief summary of the material provisions of the Delaware statutory procedures that a Vimeo stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which is attached as Annex L to this proxy statement/consent solicitation statement/prospectus and incorporated by reference herein. Annex L should be reviewed carefully by any Vimeo stockholder who wishes to exercise appraisal rights or who wishes to preserve the right to do so, since failure to comply with the procedures of the statute will result in the loss of appraisal rights. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that Vimeo stockholders exercise their appraisal rights under Section 262 of the DGCL. Unless otherwise noted, all references in this summary to “Vimeo stockholders” or “you” are to the record holders of shares of Vimeo capital stock immediately prior to the effective time of the Vimeo merger as to which appraisal rights are asserted. A person having a beneficial interest in shares of Vimeo capital stock held of record in the name of another person must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.
Section 262 of the DGCL requires that, where a merger agreement is adopted by a written consent of stockholders in lieu of a meeting of stockholders, certain stockholders must be given notice that appraisal rights are available. A copy of Section 262 of the DGCL must be included with such notice. The notice must be provided after the merger is approved and no later than 10 days after the effective time of the merger. Only those Vimeo stockholders who did not submit a written consent approving the adoption of the merger agreement and who have otherwise complied with Section 262 of the DGCL are entitled to receive such notice. The notice may be given by Vimeo, if sent prior to the consummation of the Vimeo merger, or the surviving corporation, if given after the consummation of the Vimeo merger. If given at or after the effective time of the Vimeo merger, the notice must also specify the time of the Vimeo merger; otherwise, a supplementary notice will provide this information.
Following Vimeo’s receipt of written consents sufficient to adopt the Vimeo merger agreement, Vimeo will send all non-consenting Vimeo stockholders who satisfy the other statutory conditions the notice regarding the receipt of such written consents. A Vimeo stockholder electing to exercise his, her or its appraisal rights will need to take action at that time in response to such notice, but this description is being provided to all Vimeo stockholders now so that you can determine whether you wish to preserve your ability to demand appraisal rights in the future in response to such notice.

How to Preserve, Exercise and Perfect Your Appraisal Rights
In order to preserve your right to receive notice and to demand appraisal rights, you must not deliver a written consent approving the adoption of the Vimeo merger agreement, or deliver a signed written consent without indicating a decision on the proposal to adopt the Vimeo merger agreement. Consents that are executed and delivered without indicating a decision on the proposal to adopt the Vimeo merger agreement will be counted as approving the proposal to adopt the Vimeo merger agreement, which will also eliminate any appraisal rights. As described below, you must also continue to hold your shares through the completion of the Vimeo merger.
If you elect to demand appraisal of your shares of Vimeo capital stock, you must deliver to Vimeo or the surviving corporation, as applicable, at the specific address, which will be included in the notice of appraisal rights, a written demand for appraisal of your shares of Vimeo capital stock within 20 days after the date of the giving of such notice. A demand may be delivered by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Do not submit a demand before the date of the notice of appraisal rights, because under Delaware case law, a demand that is made before the date of such notice may not be effective to perfect your appraisal rights.
A Vimeo stockholder wishing to exercise appraisal rights must hold of record the shares of Vimeo capital stock on the date the written demand for appraisal is made and must continue to hold of record the shares of Vimeo capital stock through the effective time of the Vimeo merger. Appraisal rights will be lost if your shares of Vimeo capital stock are transferred prior to the consummation of the Vimeo merger. If you are not the stockholder of record, you will need to follow special procedures as discussed further below.
If you and/or the record holder of your shares of Vimeo capital stock fail to comply with all of the conditions required by Section 262 of the DGCL to perfect your appraisal rights, and the Vimeo merger is completed, you (assuming that you hold your shares through the completion of the Vimeo merger) will be entitled to receive payment for your shares of Vimeo capital stock as provided for in the Vimeo merger agreement, but you will have no appraisal rights with respect to your shares of Vimeo capital stock.
In order to satisfy Section 262 of the DGCL, a demand for appraisal in respect of shares of Vimeo capital stock must reasonably inform Vimeo or the surviving corporation, as applicable, of the identity of the Vimeo stockholder of record and his, her or its intent to seek appraisal rights. The demand for appraisal should be executed by or on behalf of the holder of record of the shares of Vimeo capital stock, fully and correctly, as the stockholder’s name appears on the Vimeo stockholder register (or, if applicable, on the Vimeo stock certificate(s)), should specify the stockholder’s name and mailing address and the number of shares registered in the stockholder’s name, and must state that the person intends thereby to demand appraisal of the stockholder’s shares of Vimeo capital stock in connection with the Vimeo merger. The demand cannot be made by the beneficial owner of shares of Vimeo capital stock if such beneficial owner does not also hold of record the shares of Vimeo capital stock. The beneficial owner of shares of Vimeo capital stock must, in such cases, have the holder of record of such shares of Vimeo capital stock submit the required demand in respect of such shares.
If shares of Vimeo capital stock are held of record by a person other than the beneficial owner, including a fiduciary (such as a trustee, guardian or custodian) or other nominee, a demand for appraisal must be executed by such record holder. If the shares of Vimeo capital stock are held of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a Vimeo stockholder; however, the agent must identify the record holder or holders and expressly disclose the fact that, in executing the demand, he, she or it is acting as agent for the record holder or holders. A record holder, who holds shares of Vimeo capital stock as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares of Vimeo capital stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Vimeo capital stock as to which appraisal is sought. Where no number of shares of Vimeo capital stock is expressly mentioned, the demand for appraisal will be presumed to cover all shares of Vimeo capital stock held in the name of the record holder.

Actions After Completion of the Vimeo Merger
At any time within 60 days after the effective time of the Vimeo merger, any Vimeo stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand for appraisal and accept the consideration for his, her or its shares of Vimeo capital stock provided for in the Vimeo merger agreement by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time will require written approval of the surviving corporation. Unless the demand for appraisal is properly withdrawn by the stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party within 60 days after the effective time, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any Vimeo stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the court deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be more or less than, or the same as, the consideration for his, her or its shares of Vimeo capital stock provided for in the Vimeo merger agreement.
Within 120 days after the effective time of the Vimeo merger, but not thereafter, either the surviving corporation or any Vimeo stockholder who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Vimeo capital stock held by all stockholders entitled to appraisal. Upon the filing of such a petition by a Vimeo stockholder, service of a copy of such petition will be made upon the surviving corporation. SpinCo has no present intent to cause the surviving corporation to file such a petition and has no obligation to cause such a petition to be filed, and Vimeo stockholders should not assume that the surviving corporation will file a petition. Accordingly, the failure of a Vimeo stockholder to file such a petition within the period specified could nullify his, her or its previous written demand for appraisal. In addition, within 120 days after the effective time of the Vimeo merger, any Vimeo stockholder who has properly filed a written demand for appraisal and who did not submit a written consent adopting the Vimeo merger agreement, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), will be entitled to receive from the surviving corporation, a statement setting forth the aggregate number of shares of Vimeo capital stock for which a written consent adopting the merger agreement was not submitted and with respect to which demands for appraisal have been received, and the aggregate number of holders of such shares. The statement must be given within 10 days after such request has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of Vimeo capital stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the surviving corporation such statement.
If a petition for appraisal is duly filed by a Vimeo stockholder and a copy of the petition is served upon the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all Vimeo stockholders who have demanded an appraisal of their shares of Vimeo capital stock and with whom agreements as to the value of their shares of Vimeo capital stock have not been reached. After notice to Vimeo stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided by Section 262 of the DGCL. The Delaware Court of Chancery may require Vimeo stockholders who have demanded payment for their shares of Vimeo capital stock to submit their stock certificates to the Delaware Register in Chancery for notation of the pendency of the appraisal proceedings, and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.
After determination of the Vimeo stockholders entitled to appraisal of their shares of Vimeo capital stock, the Delaware Court of Chancery will appraise the shares of Vimeo capital stock, determining their fair value as of the Vimeo merger after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those stockholders of the Vimeo stock certificates representing their shares of Vimeo capital stock. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Vimeo merger and the date of payment of the judgment.
No representation is made as to the outcome of the appraisal of fair value as determined by the court and Vimeo stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the consideration provided for in the Vimeo merger agreement. Moreover, neither Vimeo nor SpinCo anticipates offering more than the consideration to any stockholder exercising appraisal rights, and Vimeo and SpinCo reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of Vimeo capital stock is less than the consideration provided for in the Vimeo merger agreement in respect of such share.
In determining “fair value,” the court is required to take into account all relevant factors. InWeinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger and that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion that does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.
Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the Vimeo stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Each Vimeo stockholder seeking appraisal is responsible for his, her or its attorneys’ and expert witness expenses; although, upon the application of a Vimeo stockholder, the Delaware Court of Chancery could order all or a portion of the expenses incurred by any Vimeo stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Vimeo capital stock entitled to appraisal. Any Vimeo stockholder who has duly demanded appraisal in compliance with Section 262 of the DGCL will not, after the Vimeo merger, be entitled to deliver written consent for shares of Vimeo capital stock subject to that demand for any purpose or to receive payments of dividends or any other distributions with respect to those shares of Vimeo capital stock, other than with respect to payments as of a record date prior to the Vimeo merger. However, if no petition for appraisal is filed within 120 days after the completion of the Vimeo merger, or if a Vimeo stockholder otherwise fails to perfect his, her or its appraisal rights, successfully withdraws his, her or its demand for appraisal or loses his, her or its right to appraisal, then the right of that Vimeo stockholder to appraisal will cease and that Vimeo stockholder will only be entitled to receive the consideration for his, her or its shares of Vimeo capital stock pursuant to the Vimeo merger agreement.
FAILING TO FOLLOW PROPER STATUTORY PROCEDURES WILL RESULT IN LOSS OF YOUR APPRAISAL RIGHTS. In view of the complexity of Section 262 of the DGCL, Vimeo stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

INFORMATION ABOUT IAC AFTER THE SPIN-OFF
The following disclosure regarding IAC’s businesses assumes the completion of the Spin-off.
Overview
IAC operates Dotdash and Care.com, among many other businesses, and also has majority ownership of ANGI Homeservices, which includes HomeAdvisor, Angie’s List and Handy.
History
What is today IAC began as a hybrid media/electronic retailing company over twenty-five years ago. Since then, IAC (directly and through predecessor entities) has transformed itself into a leading media and Internet company through the development, building, acquisition and distribution of a number of businesses over two decades and continues to build companies and invest opportunistically.
From and after the late 1990s, IAC acquired a number of e-commerce companies, including Ticketmaster Group, Hotel Reservations Network (later renamed Hotels.com), Expedia.com, Match.com, LendingTree, TripAdvisor, HomeAdvisor and AskJeeves, as well as Interval International.
In 2005, IAC completed the separation of its travel and travel related businesses and investments into an independent public company called Expedia, Inc. (now known as Expedia Group, Inc.). In 2008, IAC separated into five independent, publicly traded companies: IAC, HSN, Inc. (now part of Qurate Retail, Inc.), Interval Leisure Group, Inc. (now part of Marriott Vacations Worldwide Corporation), Ticketmaster (now part of Live Nation, Inc.) and Tree.com, Inc. Following this transaction, IAC continued to invest in and acquire e-commerce companies, including About.com (now known as Dotdash) and a number of online dating companies in the United States and various jurisdictions abroad.
In 2017, IAC completed the combination of the businesses in its former HomeAdvisor financial reporting segment with those of Angie’s List, Inc. under a new publicly traded holding company that IAC controls, ANGI Homeservices Inc. (“ANGI Homeservices”). And in 2018, IAC acquired Handy Technologies, Inc., a leading platform in the United States for connecting consumers looking for household services (primarily cleaning and handyman services) with top-quality, pre-screened independent service professionals, through ANGI Homeservices.
In February 2020, IAC acquired Care.com, a leading global platform for finding and managing family care, designed to meet the evolving needs of today’s families and caregivers. In June 2020, IAC completed the separation of its online dating businesses and investments into an independent public company called Match Group, Inc. In August 2020, IAC announced that it had acquired an approximate 12% interest in MGM Resorts International, a leader in gaming, hospitality and leisure (“MGM”), for an aggregate of approximately $1 billion, introducing a new opportunity for IAC in the online gaming space. In November 2020, IAC announced that it was considering a spin-off of its ownership stake in Vimeo to its shareholders, and in December 2020 IAC announced that the IAC board of directors had approved a plan to pursue the Spin-off.
ANGI Homeservices
Overview
IAC’s ANGI Homeservices segment includes the North American (United States and Canada) and European businesses and operations of ANGI Homeservices, a publicly traded company formed on September 29, 2017 to facilitate the combination of the businesses in IAC’s former HomeAdvisor financial reporting segment and Angie’s List, Inc. (“Angie’s List”). As of December 31, 2020, IAC’s economic and voting interest in ANGI Homeservices was [•]% and [•]%, respectively.
Through ANGI Homeservices’ various brands, including HomeAdvisor and Angie’s List, IAC allows consumers to research, match and connect with service professionals through its websites and mobile applications or by voice assistants.

ANGI acquired Handy Technologies, Inc. (“Handy”), a leading platform in the United States for connecting individuals looking for household services (primarily cleaning and handyman services) with top-quality, pre-screened independent service professionals, in October 2018. ANGI acquired Fixd Repair, LLC and Fixd Services LLC (collectively, “Fixd Repair”), a home warranty and service company, in January 2019. ANGI also owns and operates mHelpDesk, a provider of cloud-based field service software for small to mid-size businesses, and CraftJack, a third-party lead generation service that connects home service professionals with consumers looking to complete home projects.
In addition to ANGI’s leading U.S. operations, ANGI owns leading home services online marketplaces in France (Travaux), Germany (MyHammer), Netherlands (Werkspot) and Italy (Instapro), and owns controlling stakes in leading home services online marketplaces in the United Kingdom (MyBuilder) and Canada (HomeStars), as well as has operations in Austria through its MyHammer business.
Services
Overview. The HomeAdvisor digital marketplace service (“HomeAdvisor”) connects consumers with service professionals nationwide for home repair, maintenance and improvement projects. HomeAdvisor provides consumers with tools and resources to help them find local, pre-screened and customer-rated service professionals, as well as instantly book appointments online. HomeAdvisor also connects consumers with service professionals instantly by telephone, as well as offers several home services-related resources, such as cost guides for different types of home services projects. Handy connects consumers looking for household services (primarily cleaning and handyman services) with top-quality, pre-screened independent service professionals. Fixd Repair connects consumers with service professionals from its network on-demand and provides upfront, transparent pricing for their services. Together, IAC refers to the HomeAdvisor, Handy and Fixd Repair businesses in the United States as the “Marketplace.” All Marketplace matching and booking services, related tools and directories are provided to consumers free of charge.
For the quarter ended December 31, 2020, there were approximately [      ] transacting service professionals, each of whom paid for consumer matches and/or or performed a job sourced through the HomeAdvisor, Handy and Fixd Repair platforms. Collectively, these service professionals provided services in more than 500 categories and 400 discrete markets in the United States, ranging from cleaning and installation services to simple home repairs and larger home remodeling projects. The Marketplace generated approximately [ ] million service requests during the year ended December 31, 2020. Service requests consist of fully completed domestic service requests submitted to HomeAdvisor and completed jobs sourced through the HomeAdvisor, Handy and Fixd Repair platforms.
Angie’s List connects consumers with service professionals for local services through a nationwide online directory of service professionals in over 700 service categories, as well as provides consumers with valuable tools, services and content (including verified reviews), to help them research, shop and hire for local services. Consumers can access the Angie’s List nationwide directory and related basic tools and services free of charge, as well as purchase membership packages. Angie’s List also sells time-based website, mobile and call center advertising to service professionals.
Marketplace Consumer Services. Consumers can submit a request to be matched with a service professional through the HomeAdvisor and Handy platforms, as well as through certain paths on the Angie’s List platform and various third-party affiliate platforms. Depending on the nature of the service request and the path through which it was submitted, consumers are generally matched with up to four HomeAdvisor service professionals, a Handy service professional or a combination of HomeAdvisor service professionals and service professionals from the Angie’s List nationwide directory (as and if available for the given service request).
Matches made through HomeAdvisor platforms and paths and various third-party affiliate platforms are made by way of HomeAdvisor’s proprietary algorithm, based on several factors (including the type of services desired, location and the number of service professionals available to fulfill the request). Matches made through the Handy platform and path are based on the type of service desired, location and the date and time the consumer wants the service to be provided.
In all cases, service professionals may contact consumers with whom they have been matched (or who have booked a job) directly and consumers can generally review profiles, ratings and reviews of presented service professionals and select the service professional who they believe best meets their specific needs. Consumers are under no obligation to work with any service professional(s) referred by or found through any of ANGI’s branded platforms or third-party affiliate platforms.
For matches described above, in the case of HomeAdvisor service professionals, consumers are responsible for booking the service and paying the service professional directly. In the case of Handy service professionals, consumers book and pay for services directly through the Handy platform and then the Handy platform fulfills the booking with independently established home services providers engaged in a trade, occupation and/or business that customarily provides such services.
In addition to the general matching services described above, HomeAdvisor provides several on-demand services, including Instant Booking and Instant Connect (patent-pending). Also, in the case of certain tasks, HomeAdvisor provides a pre-priced product offering, pursuant to which consumers can book services through a HomeAdvisor platform and pay HomeAdvisor for the services directly. HomeAdvisor then fulfills the booking with independently established home services providers engaged in a trade, occupation and/or business that customarily provides such services. Lastly, consumers can also access the online HomeAdvisor True Cost Guide, which provides project cost information for more than 400 project types nationwide, as well as a library of home services-related content.
In addition to the general matching services described above, in certain markets, consumers can also submit a request to book a specific Handy service professional for a given job. Also, consumers who purchase furniture, electronics, appliances and other home-related items from select third-party retail partners online (and in certain markets, in store) can simultaneously purchase assembly, installation and other related services to be fulfilled by Handy service professionals, which are then paid for directly through the applicable third-party retail partner platform.
Marketplace Service Professional Services.   HomeAdvisor service professionals pay fees for consumer matches and membership subscription fees for HomeAdvisor memberships and related mHelpDesk subscription products and services, which are available for purchase at the option of service professionals through HomeAdvisor’s sales force. The basic HomeAdvisor annual membership package includes membership in the HomeAdvisor network of service professionals, as well as access to consumer matches through HomeAdvisor platforms and a listing in the HomeAdvisor online directory and certain other affiliate directories, among other benefits. In connection with special promotions, membership subscription fees may be waived from time to time. Handy service professionals who join the Handy platform are provided with access to a pool of consumers seeking service professionals.
Angie’s List Consumer Services.   Through Angie’s List, consumers can currently register and search for a service professional in the Angie’s List nationwide online directory and/or be matched with a service professional. Consumers who register can access ratings and reviews and search for service professionals, as well as access certain promotions. Two premium membership packages are available for a fee, which packages include varying degrees of online and phone support, access to exclusive promotions and features and the award-winning Angie’s List print magazine.
Angie’s List Service Professional Services.   Angie’s List provides service professionals with a variety of services and tools, including certification. Generally, service professionals with an overall member grade below a “B” are not eligible for certification. Service professionals must satisfy certain criteria for certification, including retaining the requisite member grade, passing certain criminal background checks and attesting to proper licensure requirements. Once eligibility criteria are satisfied, service professionals must purchase term-based advertising to obtain certification. As of December 31, 2020, there were approximately [      ] certified service professionals under contract for advertising.
Certified service professionals rotate among the first service professionals listed in directory search results for an applicable category, with non-certified service professionals appearing below certified service professionals in directory search results. Certified service professionals can also provide exclusive promotions to members. When consumers choose to be matched with a service professional, HomeAdvisor’s proprietary algorithm will determine where a given service professional appears within related results.

Revenue
ANGI Homeservices revenue is primarily derived from: (i) consumer connection revenue, which consists of fees paid by HomeAdvisor service professionals for consumer matches (regardless of whether the service professional ultimately provides the requested service) and fees from jobs sourced through the HomeAdvisor, Handy and Fixd Repair platforms, and (ii) HomeAdvisor service professional membership subscription fees. Consumer connection revenue varies based upon several factors, including the service requested, product experience offered and geographic location of service.
Revenue is also derived from: (i) sales of time-based website, mobile and call center advertising to service professionals, (ii) membership subscription fees from consumers and (iii) service warranty subscription and other services revenue.
Marketing
ANGI markets its products and services to consumers primarily through digital marketing (primarily paid search engine marketing, display advertising and third-party affiliate agreements) and traditional offline marketing (national television and radio campaigns), as well as through e-mail. Pursuant to third-party affiliate agreements, third parties agree to advertise and promote HomeAdvisor products and services (and those of HomeAdvisor service professionals) on their platforms. In exchange for these efforts, these third parties are paid a fixed fee when visitors from their platforms click through and submit a valid service request through HomeAdvisor, or when visitors submit a valid service request on the affiliate platform and the affiliate transmits the service request to HomeAdvisor. ANGI products and services are also marketed to consumers through relationships with select third-party retail partners and, to a lesser extent, through partnerships with other contextually related websites and direct mail.
ANGI markets HomeAdvisor matching services and membership subscriptions and related mHelpDesk subscription products and services to service professionals primarily through its Golden, Colorado-based sales force, as well as through sales forces in Denver, Colorado; Lenexa, Kansas; New York, New York; Indianapolis, Indiana; and Chicago, Illinois. These products and services are also marketed, together with Handy products and services and HomeAdvisor’s various directories, through paid search engine marketing, digital media advertising and direct relationships with trade associations and manufacturers. Term-based advertising and related products are marketed to service professionals primarily through the Indianapolis-based sales force.
Competition
The home services industry is highly competitive and fragmented, and in many important respects, local in nature. ANGI businesses compete with, among others: (i) search engines and online directories, (ii) home and/or local services-related platforms, (iii) providers of consumer ratings, reviews and referrals and (iv) various forms of traditional offline advertising (primarily local in nature), including radio, direct marketing campaigns, yellow pages, newspapers and other offline directories. ANGI also competes with local and national retailers of home improvement products that offer or promote installation services. ANGI believes its biggest competition comes from the traditional methods most people currently use to find service professionals, which are by word-of-mouth and through referrals.
IAC believes that ANGI’s ability to compete successfully will depend primarily upon the following factors:
•
the size, quality, diversity and stability of ANGI’s network of service professionals and the breadth of its online directory listings;

•
its ability to consistently generate service requests and jobs through the Marketplace and leads through ANGI’s online directories that convert into revenue for service professionals in a cost-effective manner;

•
its ability to increasingly engage with consumers directly through its platforms, including its various mobile applications (rather than through search engine marketing or via free search engine referrals);

•
the functionality of the websites and mobile applications of ANGI’s various brands and the attractiveness of their features and ANGI’s products and services generally to consumers and service professionals, as well as ANGI’s continued ability to introduce new products and services that resonate with consumers and service professionals generally;

•
its ability to continue to build and maintain awareness of, and trust in and loyalty to, ANGI’s various brands, particularly its Angie’s List, HomeAdvisor and Handy brands; and

•
the quality and consistency of the service professional pre-screening processes and ongoing quality control efforts, as well as the reliability, depth and timeliness of customer ratings and reviews.

Dotdash
Overview
Dotdash is a portfolio of digital publishing brands providing expert information and inspiration in select vertical content categories to over 90 million users each month.
Content
As of the date of this proxy statement/consent solicitation statement/prospectus, IAC’s Dotdash business consisted of the following brands:
•
the Verywell family of brands, providing information and resources through which users can explore a full spectrum of health and wellness topics, from comprehensive information on medical conditions to advice on fitness, nutrition, mental health, pregnancy and more;

•
the Spruce family of brands, providing information and resources relating to home decor, home repair, recipes, cooking techniques, pets and crafts, as well as practical, real-life tips and inspiration to help users create their best home;

•
the Balance family of brands, providing information and resources relating to personal finance, career and small business topics that makes personal finance easy to understand and where users can find clear, practical, and straightforward personal financial advice;

•
Investopedia, an online resource that provides investment and personal finance education, information and resources;

•
Lifewire, a leading online technology information property that provides expert-created, real-world technology information, resources and content with informative visuals and straightforward instruction that help users fix tech gadgets, learn how to perform specific tech tasks, and find the best tech products;

•
TripSavvy, a travel website written by real experts (not anonymous reviewers) where users can find useful travel advice and inspiration from destinations around the world;

•
Simply Recipes, a food and cooking blog that helps people get easy, delicious food on the table for themselves and their families;

•
Serious Eats, a food and cooking website that delivers trustworthy recipes, rigorously tested techniques and food science content to its readers;

•
Byrdie and MyDomaine, beauty and lifestyle websites where users can find beauty and style advice and curated home-design inspiration, fresh recipes, and healthy relationship advice;

•
Brides, a leading online resource that inspires and guides users as they make decisions from pre-engagement to honeymoon and that is committed to bringing its users an inclusive look at the world of weddings with every type of couple, every type of wedding and every type of celebration;

•
Liquor.com, a lifestyle website featuring award-winning articles, hand-selected recipes, bar guides and more;

•
TreeHugger.com, a leading online resource for news and information related to sustainability, as well as green news, solutions, and product information;

•
Mother Nature Network, a leading online resource for news and information related to the environment and responsible living; and

•
ThoughtCo, a leading online information and reference site with a focus on expert-created education content where users can find answers to questions and information regarding a broad range of disciplines, including science, technology and math, languages, and the humanities and the arts.

Through these brands, Dotdash provides original and engaging digital content in a variety of formats, including articles, illustrations, videos, and images. Dotdash works with hundreds of experts in their respective fields to create the content that it publishes, including doctors, chefs and certified financial advisors, among others.
Revenue
Dotdash revenue consists principally of digital advertising revenue and performance marketing revenue. Digital advertising revenue is generated primarily through digital display advertisements sold directly by Dotdash’s sales team and through programmatic advertising networks. Performance marketing revenue includes affiliate commerce and performance marketing commissions. Affiliate commerce commission revenue is generated when Dotdash refers users to commerce partner websites resulting in a purchase or transaction. Performance marketing commissions are generated on a cost-per-click or cost-per-new account basis.
Marketing
Dotdash markets its content through a variety of digital distribution channels, including search engines, social media platforms and via direct navigation to Dotdash sites. Users who engage with Dotdash brands are invited to share Dotdash content and sign up for Dotdash e-mail newsletters.
Competition
Dotdash competes with a wide variety of parties in connection with its efforts to attract and retain users and advertisers. Competitors primarily include other online publishers and destination websites with brands in similar vertical content categories and social channels.
Some of Dotdash’s current competitors have longer operating histories, greater brand recognition, larger user bases and/or greater financial, technical or marketing resources than Dotdash does. As a result, they have the ability to devote comparatively greater resources to the development and promotion of their content, which could result in greater market acceptance of their content relative to Dotdash content.
IAC believes that Dotdash’s ability to compete successfully will depend primarily upon the following factors:
•
the quality and freshness of the content and features on Dotdash websites, relative to those of its competitors;

•
its ability to successfully create or acquire content (or the rights thereto) in a cost-effective manner;

•
the relevance, expertise and authority of the content featured on Dotdash websites; and

•
its ability to successfully drive visitors to Dotdash’s portfolio of digital brands in a cost-effective manner.

Search
Overview
IAC’s Search segment consists of Ask Media Group and its Desktop business. Through Ask Media Group, IAC primarily provides general search services, and to a lesser extent, content, through a variety of owned and operated websites that help users find the information they need. Ask Media Group’s websites include, among others, Ask.com, Smarter.com, Consumersearch.com and Shopping.net, each of which contains a mix of search services and/or content targeted to various user or segment demographics. Through its Desktop business, IAC is a leading provider of advertising-driven desktop applications.
Products, Services and Content
Search services provided through Ask Media Group businesses generally involve the generation and display on a search results page of a set of hyperlinks to web pages deemed relevant to search queries entered by users. In addition to these algorithmic search results, paid listings are also generally displayed in response to search queries. Paid listings are advertisements displayed on search results pages that generally contain a link to an advertiser’s website. Paid listings are generally displayed based on keywords selected by the advertiser and relevancy to the search query. Through certain of Ask Media Group’s various websites, digital content in a variety of formats, primarily articles with images and/or illustrations, as well as slideshows or more in-depth presentations, is also provided in addition to general search services. Display advertisements and/or native advertising (or advertising that matches the look, feel and function of the content alongside which it appears) generally appear alongside digital content.
Through its Desktop business, IAC owns and operates a portfolio of desktop browser applications that provide users with access to a wide variety of online content, tools and services. Aligned around the common theme of making the lives of users easier in just a few clicks, these products span a myriad of categories, including: FromDocToPDF, through which users can convert documents from one format into various others; MapsGalaxy, through which users can access accurate street maps, local traffic conditions and aerial and satellite street views; and GetFormsOnline, through which users can access essential forms (tax, healthcare, travel and more) online. Users who download IAC’s desktop browser applications are provided with new tab search services, as well as the option of default browser search services. Desktop browser applications are distributed to consumers free of charge on an opt-in basis directly through direct to consumer (primarily the Chrome Web Store) and partnership distribution channels.
Through its Desktop business, IAC also develops, distributes and provides a suite of Slimware-branded desktop-support software and services, including: DriverUpdate®, which scans, identifies and completes required updates to device-to-PC communicating drivers; SlimCleaner® software, which cleans, updates, secures and optimizes computer operating systems; and Slimware® Premium Support, a subscription service that provides subscribers with 24/7 access to remote tech support for their computers, mobile phones and other digital devices.
Revenue
Ask Media Group’s revenue consists primarily of advertising revenue generated principally through the display of paid listings in response to search queries, as well as from display advertisements appearing alongside content on its various websites and, to a lesser extent, affiliate commerce commission revenue. Revenue from display advertising is generated through advertisements sold through programmatic advertising networks. Affiliate commerce commission revenue is generated when an Ask Media Group property refers users to commerce partner websites resulting in a purchase or transaction.
The substantial majority of the paid listings displayed on Ask Media Group properties is supplied by Google pursuant to a services agreement with Google, with the balance coming from certain other paid listings providers. Under arrangements with these paid listing providers, Ask Media Group properties transmit search queries to the relevant search service provider, which in turn transmits a set of relevant and responsive paid listings back to the Ask Media Group property for display in search results or content pages. For a description of this ad-serving process, how paid listings are displayed, identified and priced, how the relevant advertiser is billed and how Ask Media Group receives the related advertising revenue, see “Risk Factors — Risks Relating to IAC’s Business Following the Spin-Off — IAC depends upon arrangements with Google.”
Desktop revenue largely consists of advertising revenue generated principally through the display of paid listings supplied by Google pursuant to the services agreement with Google referenced immediately above in response to search queries. To a lesser extent, Desktop revenue also includes fees related to subscription downloadable desktop applications, as well as display advertisements.

Marketing
Ask Media Group’s various properties are marketed primarily through the acquisition of traffic from major search engines and their syndication networks, which involves the purchase of keyword-based sponsored listings that link to search results pages of Ask Media Group properties, and other types of display media (primarily banner advertisements).
Ask Media Group content is also marketed through a variety of digital distribution channels, including search engines, social media platforms, display advertising networks and native advertising networks, as well as a number of advertising agencies that acquire traffic via these channels for certain Ask Media Group properties.
Desktop applications are marketed to users primarily through digital display advertisements and paid search engine marketing efforts, as well as through a number of affiliate advertisers.
Competition
In the case of general search services, Ask Media Group’s competitors include Google, Yahoo!, Bing and other destination search websites and search centric portals that engage in marketing efforts similar to those of Ask Media Group, such as System1, CBSi and Verizon Media, among others. In the case of content, Ask Media Group’s competitors primarily include online publishers and destination websites with brands in similar vertical content categories and social channels.
IAC believes that Ask Media Group’s ability to compete successfully will depend primarily upon:
•
its continued ability to monetize search traffic via paid search listings;

•
its continued ability to market its search websites in a cost-effective manner;

•
the relevance and authority of search results, answers and other content displayed on its various properties;

•
its continued ability to differentiate Ask Media Group search websites, which depends primarily upon the ability to deliver quality, authoritative and trustworthy content to users, as well as the ability to attract advertisers to these websites;

•
its ability to successfully create or acquire content (or the rights thereto) in a cost-effective manner; and

•
its ability to monetize content pages with display and native advertising and other forms of digital advertising.

Some of Ask Media Group’s current competitors have longer operating histories, greater brand recognition, larger user bases and/or greater financial, technical or marketing resources than Ask Media Group does. As a result, they have the ability to devote comparatively greater resources to the development and promotion of their search services and content, which could result in greater market acceptance of their search services and content relative to those of Ask Media Group.
The Desktop business competes with a number of other companies that develop and market similar desktop browser application products and distribute them through direct-to-consumer and third-party agreements. The Desktop business also competes with search engines to provide users with new tab, homepage and/or default search services. IAC believes that the ability of its Desktop business to compete successfully will depend primarily upon the following factors:
•
its ability to maintain industry-leading monetization solutions for desktop browser applications in response to evolving technology and changing requirements from operators of large platforms, including Google;

•
the size and stability of its global base of installed desktop application products and the ability to grow this base;

•
the continued creation of desktop browser applications that resonate with consumers, which depends upon the continued ability to bundle attractive features, content and services (some of which may be owned by third parties);

•
its ability to differentiate its desktop browser applications from those of competitors; and

•
its ability to market and distribute desktop browser applications through direct-to-consumer (primarily the Chrome Web Store) and third-party channels in a cost-effective manner.

Emerging & Other
Overview
IAC’s Emerging & Other segment primarily includes:
•
Care.com, a leading global platform for finding and managing family care, designed to meet the evolving needs of today’s families and caregivers, and provider of household payroll and tax services and customized corporate benefits packages covering the care needs of working families;

•
Mosaic Group, a leading provider of global subscription mobile applications with approximately [      ] million mobile paying subscribers and operating [      ] branded mobile applications spanning a variety of categories in [      ] languages across [      ] countries as of December 31, 2020;

•
Bluecrew, a technology-driven staffing platform exclusively for flexible W-2 work, with job seekers turning to Bluecrew for sustainable and reliable employment that fits their schedules across a broad range of industries, including warehousing, logistics, e-commerce, events, delivery and hospitality;

•
NurseFly, a temporary healthcare staffing platform acquired in June 2019;

•
The Daily Beast, a website dedicated to news, commentary, culture and entertainment that publishes original reporting and opinion from its roster of full-time journalists and contributors; and

•
IAC Films, a provider of production and producer services for feature films, primarily for initial sale and distribution through theatrical releases and video-on-demand services in the United States and internationally.

Revenue
Care.com generates revenue primarily through subscription fees from families and caregivers to its suite of products and services, as well as though annual contracts with corporate employers who provide access to Care.com’s suite of products and services as an employee benefit and through contracts with businesses that recruit employees through (and advertise on) its platform.
Mosaic Group revenue consists primarily of fees related to subscription-based downloadable mobile applications distributed through the Apple App Store and Google Play Store and, to a significantly lesser extent, revenue generated from display advertisements.
Bluecrew revenue consists of service revenue, which is generated through staffing workers.
NurseFly revenue consists of subscription revenue which is generated through recruiting agencies that seek access to qualified healthcare professionals.
The Daily Beast revenue consists of advertising revenue, which is generated primarily through display advertisements (sold directly and through programmatic ad sales), and to a lesser extent, affiliate commerce commission revenue.
Revenue of IAC Films is generated primarily through media production and distribution.
Intellectual Property
IAC relies heavily upon its trademarks and related domain names and logos to market its brands and to build and maintain brand loyalty and recognition, as well as upon trade secrets, and regards this intellectual property as critical to its success. IAC also relies, to a lesser extent, upon patented and patent-pending proprietary technologies with expiration dates ranging from August 2021 to July 2037.
IAC has generally registered and continues to apply to register and renew, or secures by contract where appropriate, trademarks and service marks as they are developed and used, and reserves, registers and renews domain names as it deems appropriate. IAC also generally seeks to apply for patents or for other similar statutory protections as and if it deems appropriate, based on then current facts and circumstances, and will continue to do so in the future.
IAC relies on a combination of internal and external controls, including applicable laws, rules and regulations, and restrictions with employees, customers, suppliers, affiliates and others to establish, protect and otherwise control its various intellectual property rights.
Government Regulation
IAC is subject to a variety of domestic and foreign laws and regulations in the U.S. and abroad involving matters that are important to (or may otherwise impact) its various businesses, such as broadband internet access, online commerce, privacy and data security, advertising, intermediary liability, consumer protection, taxation, worker classification and securities compliance. These domestic and foreign laws and regulations, which in some cases can be enforced by private parties in addition to government entities, are continually evolving and can be subject to significant change. As a result, the application, interpretation and enforcement of these laws and regulations (and any amended, proposed or new laws and regulations) are often uncertain, particularly in the Internet industry, and may vary from jurisdiction to jurisdiction and over time, which could result in conflicts with IAC’s current policies and practices.
Because IAC conducts substantially all of it is business on the Internet, it is particularly sensitive to laws and regulations that could adversely impact the popularity or growth in use of the Internet and/or online products and services generally, restrict or otherwise unfavorably impact whether or how IAC may provide its products and services, regulate the practices of third parties upon which IAC relies to provide its products and services and/or undermine open and neutrally administered Internet access. For example, in December 2017, the U.S. Federal Communications Commission (the “FCC”) adopted the Restoring Internet Freedom Order. This order, which was released in January 2018 and took effect in June 2018, reversed net neutrality protections in the United States that had been in place since 2015, including the repeal of specific rules against blocking, throttling or “paid prioritization” of content or services by Internet service providers. Also, Section 230 of the Communications Decency Act of 1996 (“Section 230”), which generally provides immunity for website publishers for liability for third party content appearing on their platforms and the good faith removal of third party content from their platforms that they may deem obscene or offensive (even if constitutionally protected speech), since its adoption has been (and continues to be) subject to a number of challenges. The immunities conferred by Section 230 could also be narrowed or eliminated through amendment, regulatory action or judicial interpretation. In 2018, Congress amended Section 230 to remove certain immunities and most recently, in 2020, various members of Congress introduced bills to further limit Section 230, and a petition was filed by a Department of Commerce entity with the Federal Communications Commission to commence a rulemaking to further limit Section 230. Any future adverse changes to Section 230 could result in additional compliance costs for IAC and/or exposure for additional liabilities.
Because IAC receives, stores and uses a substantial amount of information received from or generated by its users and subscribers, IAC is also impacted by laws and regulations governing privacy, the storage, sharing, use, processing, disclosure and protection of personal data and data security, primarily in the case of its operations in the United States and European Union and its handling of personal data of users located in the United States and European Union. Recent examples of comprehensive regulatory initiatives in the area of privacy and data security are a comprehensive European Union privacy and data protection reform, the General Data Protection Regulation (the “GDPR”), became effective in May 2018. The GDPR, which applies to certain companies that are organized in the European Union or otherwise provide services to (or monitor) consumers who reside in the European Union, imposes significant penalties (monetary and otherwise) for non-compliance, as well as provides a private right of action for individual claimants. The GDPR will continue to be interpreted by European Union data protection regulators, which may require that IAC make changes to its business practices and could generate additional risks and liabilities. The European

Union is also considering an update to its Privacy and Electronic Communications Directive to impose stricter rules regarding the use of cookies.
In addition, in October 2015, the European Court of Justice (“ECJ”) invalidated the U.S.-EU Safe Harbor framework that had been in place since 2000 for the transfer of personal data from the European Economic Area (the “EEA”) to the U.S., and on July 16, 2020, the ECJ invalidated the EU-U.S. Privacy Shield as an adequate safeguard when transferring personal data from the EEA to the U.S. These regulations continue to evolve and may ultimately require IAC to devote resources towards compliance and/or make changes to its respective business practices to ensure compliance, all of which could be costly. Also, the exit from the European Union by the United Kingdom could result in the application of new and conflicting data privacy and protection laws and standards to IAC’s operations in the United Kingdom and IAC’s handling of personal data of users located in the United Kingdom. At the same time, many jurisdictions abroad in which IAC does business have already or are currently considering adopting privacy and data protection laws and regulations.
Moreover, while multiple legislative proposals concerning privacy and the protection of user information are being considered by the U.S. Congress and various U.S. state legislatures, certain U.S. state legislatures have already enacted privacy legislation, one of the strictest and most comprehensive of which is the California Consumer Privacy Act of 2018, which became effective on January 1, 2020 (the “CCPA”). The CCPA provides new data privacy rights for California consumers, and restricts the ability of certain IAC businesses to use personal California user and subscriber information in connection with its various products, services and operations. The CCPA also provides consumers with a private right of action for security breaches, as well as provides for statutory damages. In addition, on November 3, 2020 California voters approved Proposition 24, known as the California Privacy Rights Act of 2020, which amends certain provisions of the CCPA and will further restrict IAC’s ability to use personal California user and subscriber information in connection with its various products, services and operations and/or impose additional operational requirements on its businesses. Lastly, the U.S. Federal Trade Commission has also increased its focus on privacy and data security practices, as evidenced by the first-of-its-kind, $5 billion dollar fine against a social media platform for privacy violations in 2019. As a result, IAC could be subject to various private and governmental claims and actions in this area. See “Risks Relating to IAC’s Business Following the Spin-off — Other Risk Factors — The processing, storage, use and disclosure of personal data could give rise to liabilities and increased costs.
As a provider of certain subscription-based products and services, IAC is also impacted by laws or regulations affecting whether and how its businesses may periodically charge users for membership or subscription renewals. For example, the European Union Payment Services Directive, which became effective in 2018, could impact the ability of certain IAC businesses to process auto-renewal payments for, as well as offer promotional or differentiated pricing to, users who reside in the European Union. Similar laws exist in the U.S., including the federal Restore Online Shoppers Confidence Act and various U.S. state laws, and legislative and regulatory enactments or amendments are under consideration in a number of U.S. states.
IAC is also sensitive to the adoption of new tax laws. The European Commission and several European countries have recently adopted (or intend to adopt) proposals that would change various aspects of the current tax framework under which certain of IAC’s European businesses are taxed, including proposals to change or impose new types of non-income taxes (including taxes based on a percentage of revenue). For example, France enacted a Digital Services Tax in 2019, which is applicable to revenues over specified thresholds generated by businesses that provide intermediary services (meaning any digital interface that enables users to contact and interact with others) to, and/or publish advertising-based user data linked to, users residing in France. The statute, which applies to revenues earned from and after January 1, 2019, likely applies to certain IAC businesses. The United Kingdom previously enacted a similar proposal, the Digital Services Tax, which is applicable to revenues of social media platforms, online marketplaces and search engines linked to users residing in the United Kingdom and earned from and after April 1, 2020, and which also likely applies to certain IAC businesses.
In addition, in the case of its ANGI Homeservices segment and, to a lesser extent, its Care.com business, IAC is particularly sensitive to the adoption of worker classification laws, specifically, laws that could effectively require IAC to change its classification of certain of the service professionals and caregivers on its businesses’ platforms from independent contractors to employees, as well as changes to state and local laws or judicial decisions relating to the definition and/or classification of independent contractors. For example, California’s worker classification statute (AB 5) effectively narrows the definition of an independent contractor by requiring hiring entities to use a different, stricter test to determine a given worker’s classification. In addition, AB 5 places the burden of proof for classifying workers as independent contractors on hiring entities and provides enforcement powers to the state and certain cities. Also, legislative proposals concerning worker classification are being considered by various other states, including New York and New Jersey. Since IAC currently treats certain of the service professionals (and, in limited cases, the caregivers) on its businesses’ platforms as independent contractors for all purposes, it does not withhold federal, state and local income or other employment related taxes, make federal or state unemployment tax or Federal Insurance Contributions Act payments or provide workers’ compensation insurance with respect to such individuals. If IAC is required as the result of new or amended laws or regulations to reclassify these individuals as employees, it could be exposed to various liabilities and additional costs, including exposure (for prior and future periods) under federal, state and local tax laws, and workers’ compensation, unemployment benefits, labor, and employment laws, as well as potential liability for penalties and interest.
Lastly, as a company based in the U.S. with foreign offices in various jurisdictions worldwide, IAC is subject to a variety of foreign laws governing the foreign operations of its various businesses, as well as U.S. laws that restrict trade and certain practices, such as the Foreign Corrupt Practices Act.
Human Capital
Overview
IAC’s future success depends upon its continued ability to identify, hire, develop, motivate and retain a highly skilled and diverse workforce across its various businesses worldwide. While policies and practices related to the identification, hiring, development, motivation and retention of employees vary across IAC and its various businesses, at their core, such policies and practices are generally designed to: (i) increase long-term IAC stockholder value by attracting, retaining, motivating and rewarding employees with the competence, character, experience and ambition necessary to enable IAC to meet its growth objectives, (ii) encourage and support the professional development of, and engender loyalty among, employees who have demonstrated the strength, vision and determination necessary to overcome obstacles and unlock their true professional potential by providing them with appropriate opportunities within IAC and its businesses and (iii) help foster a diverse and entrepreneurial culture across IAC’s various businesses.
In order to achieves these objectives, IAC believes that it must continue to provide competitive compensation packages and otherwise incentivize employees in unique and attractive ways, as well as develop and promote talent from within and remain committed to building inclusive workplaces and workforces that reflect the diversity of the global population using its products and services each day.
As of December 31, 2020, IAC had approximately [      ] employees, approximately [      ] of which were full time employees and approximately [ ] and [      ] of which were based in the United States and outside of the United States, respectively. As of December 31, 2020, approximately [  ] % of IAC’s workforce consisted of women, approximately [  ]% consisted of individuals with ethnically diverse backgrounds and approximately 17% of the members of IAC’s board of directors were women. In addition, over one third of employees with a title of Vice President and above at IAC’s three largest businesses (ANGI Homeservices, Dotdash and Care.com) were women]. Overall, IAC considers its relations with its employees to be good.
Compensation and Benefits
IAC believes that it must continue to provide competitive compensation packages and other benefits to its workforce. While compensation packages vary across IAC and its various businesses, compensation packages generally consist of base salary (plus commissions in the case of sales and other similar positions) and annual cash bonuses (on a discretionary basis), and equity or equity-based awards.
IAC also provides comprehensive health, welfare and retirement benefits. Healthcare benefits are significantly subsidized by IAC and the coverage provided reflects IAC’s commitment to inclusivity and the physical and mental well-being of all employees.

In the case of welfare benefits, IAC maintains generous paid time off and paid leave policies across its businesses, and offers subsidized backup child and elder care for its employees. IAC believes in giving back to the causes and charities that are important to our employees. IAC matches charitable contributions made by our employees to qualifying charities on a dollar-for-dollar basis, subject to an annual cap per employee. We also encourage our employees to support the communities in which they live and work, and provide our employees with paid time off each year to volunteer for charitable and community service projects.
In the case of retirement benefits, IAC offers its employees a retirement savings program with employer contributions that are among the most generous in its industry. Specifically, for U.S. full-time employees, IAC matches all pre-tax contributions to IAC’s 401(k) plan, as well as post-tax contributions to Roth individual retirement accounts, dollar for dollar in an amount of up to 10% of an employee’s base salary (subject to an annual cap). IAC believes it has a responsibility to encourage, and contribute to, the retirement readiness of each of its employees, and believes that its generous 401(k) match is a meaningful commitment to the long-term welfare and security of its workforce.
As of December 31, 2020, over [  ]% of IAC’s workforce participated in one or more of IAC’s healthcare, welfare and retirement programs.
Talent Development
IAC generally develops talent from within and supplements with external hires. As a result, senior management across IAC generally possesses a great depth of knowledge and experience regarding IAC and its businesses, which is critical for effective succession planning, and with external hires providing a fresh perspective. The human resources teams across IAC and its businesses use internal and external resources to recruit highly skilled, talented and diverse employees, and employee referrals for open positions are encouraged.
In addition, IAC and its businesses actively seek to identify the next generation of leaders in technology early and often through the IAC Fellows program, a first-of-its-kind program connecting students from under-served and under-resourced backgrounds with academic and leadership opportunities. IAC Fellows join the program as early as high school and stay for up to six years, rotating across a diverse set of IAC businesses during that time in the form of competitively paid internships that put IAC Fellows in the trenches, testing their skills in real world scenarios. Through these experiences, IAC Fellows gain exposure to different business models, functions and roles within IAC, as well as access to IAC senior leadership as mentors and coaches. IAC Fellows also receive an academic stipend following the completion of each paid internship. If an IAC Fellow is hired by IAC or any of its businesses following the completion of his or her paid internships and stay for a period of three years, IAC will pay off their school loans in their entirety.
To be eligible for the IAC Fellows program, students must be from low-income backgrounds or families with financial need, with eligibility assessed individually based on the composition and income of a given student’s family, and with first-generation college students being given consideration. Students must be citizens or permanent residents of the United States and possess the following personal attributes: (i) leadership abilities, (ii) a strong interest in science, technology, computer science and/or math, (iii) demonstrated intellectual curiosity and devotion to study, (iv) a hunger to learn and achieve academically and (v) ethics, integrity and strength of character.
Diversity, Equity and Inclusion
IAC is committed to building inclusive workplaces and workforces that reflect the diversity of the global population using its products and services each day. Accordingly, IAC views diversity, equity and inclusion (DE&I) efforts as integral to its success. While DE&I efforts, policies and practices vary across IAC’s businesses, they include, in addition to the IAC Fellows program discussed above: (i) pay equity analyses conducted on an annual basis by certain IAC businesses to ensure that employees for traditionally under-represented groups are not adversely impacted by pay bias, (ii) employee community resource groups (ECGs) funded and valued by senior executives at certain IAC businesses, (iii) incentivizing DE&I by tying bonus structure to diversity goals and metrics in the case of certain IAC businesses, (iv) encouraging its various businesses to commit to include more diverse voices in connection with the development and provision of their various products and services and (v) launching DE&I councils at certain IAC businesses that collaborate directly with senior executives to roll out DE&I training, as well to determine ways to diversify product and services experiences, attract a more diverse population of employees and invest in building diverse and equitable local communities.
Properties
IAC believes that the facilities for its management and operations are generally adequate for its current and near-term future needs. IAC’s facilities, most of which are leased by IAC’s businesses in various cities and locations in the United States and various jurisdictions abroad, generally consist of executive and administrative offices, operations centers, data centers and sales offices.
IAC believes that its principal properties, whether owned or leased, are currently adequate for the purposes for which they are used and are suitably maintained for these purposes. IAC does not anticipate any future problems renewing or obtaining suitable leases on commercially reasonable terms for any of its principal businesses. IAC’s approximately 202,500 square foot corporate headquarters in New York, New York houses offices for IAC corporate and various IAC businesses within the following segments: Search and Emerging & Other.
Legal Proceedings
Overview
In the ordinary course of business, IAC and its subsidiaries may become parties to litigation involving property, personal injury, contract, intellectual property and other claims, as well as stockholder derivative actions, class action lawsuits and other matters. The amounts that may be recovered in such matters may be subject to insurance coverage. The litigation matters described below involve issues or claims that may be of particular interest to IAC’s stockholders, regardless of whether any of these matters may be material to IAC’s financial position or operations based upon the standard set forth in the rules of the Securities and Exchange Commission.
Tinder Optionholder Litigation against IAC and Match Group
On August 14, 2018, ten then-current and former employees of Match Group, LLC or Tinder, Inc. (“Tinder”), an operating business of Match Group, filed a lawsuit in New York state court against IAC and Match Group. See Sean Rad et al. v. IAC/InterActiveCorp and Match Group, Inc., No. 654038/2018 (Supreme Court, New York County). The complaint alleges that in 2017, the defendants: (i) wrongfully interfered with a contractually established process for the independent valuation of Tinder by certain investment banks, resulting in a substantial undervaluation of Tinder and a consequent underpayment to the plaintiffs upon exercise of their Tinder stock options, and (ii) then wrongfully merged Tinder into Match Group, thereby depriving the plaintiffs of their contractual right to later valuations of Tinder on a stand-alone basis. The complaint asserts claims for breach of contract, breach of the implied covenant of good faith and fair dealing, unjust enrichment, interference with contractual relations (as against Match Group only), and interference with prospective economic advantage, and seeks compensatory damages in the amount of at least $2 billion, as well as punitive damages. On August 31, 2018, four plaintiffs who were still employed by Match Group filed a notice of discontinuance of their claims without prejudice, leaving the six former employees as the remaining plaintiffs.
On October 9, 2018, the defendants filed a motion to dismiss the complaint on various grounds, including that the 2017 valuation of Tinder by the investment banks was an expert determination any challenge to which is both time-barred under applicable law and available only on narrow substantive grounds that the plaintiffs have not pleaded in their complaint; the plaintiffs opposed the motion. On June 13, 2019, the court issued a decision and order: (i) granting the motion to dismiss the claims for breach of the implied covenant of good faith and fair dealing and for unjust enrichment, (ii) granting the motion to dismiss the merger-related claim for breach of contract as to two of the remaining six plaintiffs, and (iii) otherwise denying the motion to dismiss. On June 21, 2019, the defendants filed a notice of appeal from the trial court’s partial denial of their motion to dismiss, and the parties thereafter briefed the appeal. On October 29, 2019, the Appellate Division, First Department, issued an order affirming the lower court’s decision. On November 22, 2019, the defendants filed a motion for reargument or, in the alternative, leave to appeal the

Appellate Division’s order to the New York Court of Appeals; the plaintiffs opposed the motion. On May 21, 2020, the Appellate Division issued an order: (i) granting the defendants’ motion for reargument, vacating its prior decision, and replacing it with a new decision that affirmed the lower court’s decision on different grounds, and (ii) denying the defendants’ motion for leave to appeal the initial (and now vacated) decision to the Court of Appeals, without prejudice to the defendants’ filing a motion for leave to appeal the new decision to the Court of Appeals. On June 5, 2020, the defendants filed a motion for leave to appeal the Appellate Division’s May 21 decision to the Court of Appeals; the plaintiffs opposed the motion. On July 24, 2020, the Appellate Division issued an order denying the motion.
On June 3, 2019, the defendants filed a second motion to dismiss based upon certain provisions of the plaintiffs’ agreement with a litigation funding firm; the plaintiffs opposed the motion, which remains pending. On July 15, 2019, the defendants filed an answer denying the material allegations of the complaint, as well as counterclaims against Sean Rad for breach of contract and unjust enrichment based upon his alleged misappropriation of confidential company information. On September 13, 2019, the defendants filed an amended answer and counterclaims, adding claims based on Rad’s alleged unauthorized recording of conversations with company employees. On November 21, 2019, the defendants filed a second amended answer and counterclaims, adding claims based on Rad’s alleged unauthorized destruction of company information and breach of his non-solicitation obligations. On January 30, 2020, the parties participated in a mediation that did not result in the resolution of the matter.
Document discovery in the case is substantially complete; deposition discovery, which had been on hiatus in light of the COVID-19 pandemic, is nearing completion. On July 12, 2020, the four individuals who earlier had discontinued their claims in the lawsuit commenced separate arbitration proceedings against IAC and Match Group before the American Arbitration Association in California, asserting the same claims and seeking the same relief as the six remaining plaintiffs in the lawsuit. On September 14, 2020, the defendants filed a motion to stay the trial in the New York action in favor of the California arbitration proceedings; the plaintiffs opposed the motion. On November 16, 2020, the court denied the motion. The court has set a provisional trial date of November 8, 2021. IAC believes that the allegations in this lawsuit and the arbitrations are without merit and will continue to defend vigorously against them.
Pursuant to the Transaction Agreement for the Match Separation, Match Group has agreed to indemnify the Company for matters relating to any business of Match Group, including indemnifying the Company for costs related to the matter described above.
Shareholder Litigation Arising Out of the Separation of Match Group from IAC
On June 24, 2020, a shareholder class action and derivative lawsuit was filed in Delaware state court against then IAC/InterActiveCorp (now Match Group, Inc.), then IAC Holdings, Inc. (now IAC/InterActiveCorp), IAC’s Chairman and Senior Executive Barry Diller, former Match Group (as a nominal defendant only), and the ten members of former Match Group’s Board of Directors at the time of the Match Separation, challenging, on behalf of a putative class of then Match Group public shareholders, the agreed-upon terms of the Match Separation. See David Newman v. IAC/InterActiveCorp et al., No. 2020-0505 (Delaware Chancery Court). The gravamen of the complaint is that the terms of the Separation are unfair to former Match Group and unduly beneficial to IAC as a result of undue influence by IAC and Mr. Diller over the then Match Group directors who approved the transaction. The complaint asserts direct and derivative claims: (i) for breach of fiduciary duty against IAC and Mr. Diller as former Match Group’s controlling shareholders, (ii) for breach of fiduciary duty against the Match Group directors who approved the Separation, (iii) for breach of contract (i.e., a provision of former Match Group’s charter), (iv) for breach of the implied covenant of good faith and fair dealing, and (v) for tortious interference with contract against IAC. The complaint seeks various declarations and damages in an unspecified amount. On September 24, 2020, the defendants filed motions to dismiss the complaint. Instead of opposing the motion, the plaintiffs will file an amended complaint by January 8. 2021. IAC believes that the allegations in this lawsuit are without merit and will continue to defend vigorously against them.
Shareholder Litigation Relating to the Spin-Off
On January  22, 2021, a putative class action complaint challenging the Spin-off was filed in the Supreme Court of the State of New York, New York County. The complaint is captioned Drulias v. Levin et al., index number 650504/2021, and names as defendants each member of IAC's board of directors and IAC. The complaint asserts claims for breach of fiduciary duty under Delaware law and, among other things, alleges that defendants breached their fiduciary duties by making materially inadequate disclosures and material omissions in this proxy statement/consent solicitation statement/prospectus. In addition to costs and attorneys’ fees, the complaint seeks a declaration that defendants have breached their fiduciary duties, to require the defendants to cause IAC to make corrective disclosures, and an award of compensatory and/or rescissory damages. IAC believes the claims are without merit.
Management’s Discussion and Analysis of Financial Condition and Results of Operations for IAC
Separation
On December 19, 2019, IAC/InterActiveCorp (“Old IAC”) entered into a Transaction Agreement (as amended as of April 28, 2020 and June 22, 2020, the “Transaction Agreement”) with Match Group, Inc. (“Old MTCH”), IAC Holdings, Inc. (“IAC” or the “Company”), a direct wholly owned subsidiary of Old IAC, and Valentine Merger Sub LLC, an indirect wholly owned subsidiary of Old IAC. On June 30, 2020, the businesses of Old MTCH were separated from the remaining businesses of Old IAC through a series of transactions that resulted in the pre-transaction stockholders of Old IAC owning shares in two, separate public companies — (1) Old IAC, which was renamed Match Group, Inc. (“New Match”) and which owns the businesses of Old MTCH and certain Old IAC financing subsidiaries, and (2) IAC, which was renamed IAC/InterActiveCorp, and which owns Old IAC’s other businesses — and the pre-transaction stockholders of Old MTCH (other than Old IAC) owning shares in New Match. This transaction is referred to as the “MTCH Separation.”
Key Terms:
When the following terms appear in this Management’s Discussion of Financial Condition and Results of Operations for IAC, they have the meanings indicated below:
Reportable Segments (for additional information see “Note 10 — Segment Information” to the interim financial statements included in Annex J and “Note 10 — Segment Information” to the annual combined financial statements included in Annex J):
•
ANGI Homeservices Inc. (“ANGI Homeservices” or “ANGI”) — connects quality home service professionals across 500 different categories, from repairing and remodeling to cleaning and landscaping, with consumers through category-transforming products under brands such as HomeAdvisor, Angie’s List, Handy and Fixd Repair. At September 30, 2020, IAC’s economic interest and voting interest in ANGI were 84.5% and 98.2%, respectively.

•
Vimeo — operates a global video platform for creative professionals, small and midsized businesses (“SMBs”), organizations and enterprises to connect with their audiences, customers and employees.

•
Dotdash — is a portfolio of digital brands providing expert information and inspiration in select vertical content categories.

•
Search — consists of Ask Media Group, a collection of websites providing general search services and information and Desktop, which includes direct-to-consumer downloadable desktop applications and business-to-business partnership operations.

•
Emerging & Other — consists of Care.com, a leading global platform for finding and managing family care, which was acquired on February 11, 2020, Mosaic Group, a leading provider of global subscription mobile applications (through Apalon, iTranslate and TelTech), Bluecrew, NurseFly, a healthcare staffing platform acquired on June 26, 2019, The Daily Beast, IAC Films and, for periods prior to its sale on March 16, 2020, College Humor Media.

Defined Terms and Operating Metrics:
Unless otherwise indicated or as the context otherwise requires certain terms used in this proxy statement/consent solicitation statement/prospectus, which include the principal operating metrics IAC uses in managing its business, are defined below:

ANGI Homeservices
•
Marketplace Revenue — includes revenue from the HomeAdvisor, Handy and Fixd Repair domestic marketplaces, including consumer connection revenue for consumer matches, revenue from pre-priced jobs sourced through the HomeAdvisor, Handy and Fixd Repair platforms, and service professional membership subscription revenue. It excludes revenue from Angie’s List, mHelpDesk and HomeStars. Effective January 1, 2020, Fixd Repair has been moved to Marketplace from Advertising & Other and prior year amounts have been reclassified to conform to the current year presentation.

•
Advertising & Other Revenue — includes Angie’s List revenue (revenue from service professionals under contract for advertising and membership subscription fees from consumers) as well as revenue from mHelpDesk and HomeStars.

•
Marketplace Service Requests — are fully completed and submitted domestic customer service requests to HomeAdvisor and includes pre-priced jobs sourced through the HomeAdvisor, Handy and Fixd Repair platforms.

•
Marketplace Monetized Transactions — are fully completed and submitted domestic customer service requests to HomeAdvisor that were matched to and paid for by a service professional and includes pre-priced jobs sourced through the HomeAdvisor, Handy and Fixd Repair platforms during the period.

•
Marketplace Transacting Service Professionals (“Marketplace Transacting SPs”) — are the number of HomeAdvisor, Handy and Fixd Repair domestic service professionals that paid for consumer matches or performed a job sourced through the HomeAdvisor, Handy and Fixd Repair platforms during the quarter.

•
Advertising Service Professionals (“Advertising SPs”) — are the total number of Angie’s List service professionals under contract for advertising at the end of the period.

Vimeo
•
Platform Revenue — primarily includes revenue from Software-as-a-Service (“SaaS”) subscription fees and other related revenue from Vimeo subscribers.

•
Hardware Revenue — includes sales of Vimeo’s live streaming devices and accessories. Vimeo sold its hardware business on March 29, 2019.

•
Vimeo Ending Subscribers — is the number of subscribers to Vimeo’s SaaS video tools at the end of the period.

Dotdash
•
Display Advertising Revenue — primarily includes revenue generated from display advertisements sold both directly through Dotdash’s sales team and via programmatic exchanges.

•
Performance Marketing Revenue — primarily includes affiliate commerce and performance marketing commissions generated when consumers are directed from Dotdash’s properties to third-party service providers. Affiliate commerce commissions are generated when a consumer completes a transaction. Performance marketing commissions are generated on a cost-per-click or cost-per-new account basis.

Operating Costs and Expenses:
•
Cost of revenue — consists primarily of traffic acquisition costs, which includes (i) payments made to partners who direct traffic to Ask Media Group websites, who distribute business-to-business customized browser-based applications and who integrate paid listings into their websites and (ii) the amortization of fees paid to Apple and Google related to the distribution of apps and the facilitation of in-app purchases. Traffic acquisition costs include payment of amounts based on revenue share and other arrangements. Cost of revenue also includes payments made to independent service professionals who perform work contracted under pre-priced arrangements through the HomeAdvisor, Handy and Fixd Repair platforms, compensation expense (including stock-based compensation expense) and other employee-related costs for Vimeo and Care.com customer care and support functions, employees at Fixd Repair for service work performed, payments made to workers staffed by Bluecrew, hosting fees, credit card processing fees, content costs, and production costs related to IAC Films and, for periods prior to its sale on March 16, 2020, College Humor Media.
•
Selling and marketing expense — consists primarily of advertising expenditures, which include online marketing, including fees paid to search engines, social media sites and third parties that distribute direct-to-consumer downloadable desktop applications, offline marketing, which is primarily television advertising, and partner-related payments to those who direct traffic to the brands within the ANGI segment, and compensation expense (including stock-based compensation expense) and other employee-related costs for ANGI’s sales force and marketing personnel.

•
General and administrative expense — consists primarily of compensation expense (including stock-based compensation expense) and other employee-related costs for personnel engaged in executive management, finance, legal, tax, human resources and customer service functions (except for Vimeo and Care.com, which include customer service costs within cost of revenue), fees for professional services (including transaction-related costs related to the MTCH Separation and acquisitions), rent expense, facilities costs, bad debt expense, software license and maintenance costs and acquisition-related contingent consideration fair value adjustments (described below). The customer service function at ANGI includes personnel who provide support to its service professionals and consumers.

•
Product development expense — consists primarily of compensation expense (including stock-based compensation expense) and other employee-related costs and third-party contractors that are not capitalized for personnel engaged in the design, development, testing and enhancement of product offerings and related technology and software license and maintenance costs.

•
Acquisition-related contingent consideration fair value adjustments — relate to the portion of the purchase price of certain acquisitions that is contingent upon the financial performance and/or operating metric targets of the acquired company. The fair value of the liability is estimated at the date of acquisition and adjusted each reporting period until the liability is settled. Significant changes in financial performance and/or operating metrics will result in a significantly higher or lower fair value measurement. The changes in the estimated fair value of the contingent consideration arrangements during each reporting period, including the accretion of the discount if the arrangement is longer than one year, are recognized in “General and administrative expense” in the accompanying statement of operations.

Long-term debt (for additional information see “Note 6 — Long-term Debt” to the interim financial statements included in Annex J and “Note 7 — Long-term Debt” to the annual combined financial statements included in Annex J):
•
ANGI Group Senior Notes — On August 20, 2020, ANGI Group, LLC (“ANGI Group”), a direct wholly-owned subsidiary of ANGI, issued $500 million of its 3.875% Senior Notes due August 15, 2028, with interest payable February 15 and August 15 of each year, commencing February 15, 2021. The proceeds from the offering will be used for general corporate purposes, including potential future acquisitions and return of capital.

•
ANGI Group Term Loan — due November 5, 2023. The outstanding balance of the ANGI Group Term Loan as of September 30, 2020 is $237.2 million and quarterly principal payments are required. Pursuant to the joinder agreement entered into on August 12, 2020, ANGI Group became the successor borrower under the ANGI Group Term Loan and ANGI Homeservices Inc.’s obligations thereunder were terminated. At both September 30, 2020 and December 31, 2019, the ANGI Group Term Loan bore interest at LIBOR plus 1.50%. The interest rate was 1.66% and 3.25% at September 30, 2020 and December 31, 2019, respectively.

•
ANGI Group Revolving Facility — The ANGI Group $250 million revolving credit facility expires on November 5, 2023. Pursuant to the joinder agreement entered into on August 12, 2020, ANGI Group became the successor borrower under the ANGI Group Revolving Facility and ANGI Homeservices Inc.’s obligations thereunder were terminated. At September 30, 2020 and December 31, 2019, there were no outstanding borrowings under the ANGI Group Revolving Facility.

•
IAC Group Credit Facility — The IAC Group $250 million revolving credit facility, which was scheduled to expire on November 5, 2023, was terminated effective October 2, 2020. At September 30, 2020 and December 31, 2019, there were no outstanding borrowings under the IAC Group Credit Facility.

Non-GAAP financial measure:
•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — is a non-GAAP financial measure. See “IAC’s Principles of Financial Reporting” for the definition of Adjusted EBITDA and a reconciliation of net earnings (loss) attributable to IAC shareholders to operating income (loss) to consolidated and combined Adjusted EBITDA for the three and nine months ended September 30, 2019 and 2020 and the years ended December 31, 2017, 2018 and 2019.

Management Overview
IAC operates Vimeo, Dotdash and Care.com, among many other online businesses, and has majority ownership of ANGI Homeservices, which includes HomeAdvisor, Angie’s List and Handy.
For a more detailed description of IAC’s operating businesses, see “Note 1 — Organization and Basis of Presentation” to the annual combined financial statements included in Annex J.
Sources of Revenue
ANGI revenue is primarily derived from (i) consumer connection revenue, which comprises fees paid by HomeAdvisor service professionals for consumer matches (regardless of whether the service professional ultimately provides the requested service) and fees from completed jobs sourced through the HomeAdvisor and Handy platforms and (ii) HomeAdvisor service professional membership subscription fees. Consumer connection revenue varies based upon several factors, including the service requested, product experience offered and geographic location of service. Revenue is also derived from (i) sales of time-based website, mobile and call center advertising to service professionals, (ii) membership subscription fees from consumers and (iii) service warranty subscription and other services. Prior to January 1, 2020, Handy recorded revenue on a net basis. Effective January 1, 2020, ANGI modified the Handy terms and conditions so that Handy, rather than the service professional, has the contractual relationship with the consumer to deliver the service and Handy, rather than the consumer, has the contractual relationship with the service professional. Consumers request services and pay for such services directly through the Handy platform and then Handy fulfills the request with independently established home services providers engaged in a trade, occupation and/or business that customarily provides such services. This change in contractual terms requires gross revenue accounting treatment effective January 1, 2020. Also, in the case of certain tasks, HomeAdvisor provides a pre-priced product offering, pursuant to which consumers can request services through a HomeAdvisor platform and pay for the services directly. HomeAdvisor then fulfills the request with independently established home services providers engaged in a trade, occupation and/or business that customarily provides such services. Revenue from HomeAdvisor’s pre-priced product offering is also recorded on a gross basis effective January 1, 2020. In addition to changing the presentation of revenue to gross from net, the timing of revenue recognition will change for pre-priced jobs and will be later than the timing of existing consumer connection revenue for HomeAdvisor because it will not be able to record revenue, generally, until the service professional completes the job on HomeAdvisor’s behalf.
Vimeo revenue is derived primarily from annual and monthly SaaS subscription fees paid by subscribers for self-serve and enterprise subscription plans.
Dotdash revenue consists principally of display advertising revenue and performance marketing revenue. Display advertising revenue is generated primarily through digital display advertisements sold directly by Dotdash’s sales team and through programmatic advertising networks. Performance marketing revenue includes affiliate commerce and performance marketing commissions. Affiliate commerce commissions are generated when Dotdash refers users to commerce partner websites resulting in a purchase or transaction. Performance marketing commissions are generated on a cost-per-click or cost-per-new account basis.

Ask Media Group (included in the Search segment) revenue consists principally of advertising revenue, which is generated primarily through the display of paid listings in response to search queries and display advertisements (sold directly and through programmatic ad sales). The majority of the paid listings displayed are supplied to Ask Media Group by Google in the manner, and pursuant to the services agreement with Google, described below under “Services Agreement with Google.”
Mosaic Group (included in the Emerging & Other segment) revenue consists primarily of fees related to subscription downloadable mobile applications distributed through the Apple App Store and Google Play Store, as well as display advertisements. Revenue for the remaining businesses within the Emerging & Other segment is generated primarily through marketplace services, advertising, media production and distribution, and subscriptions.
Distribution, Marketing and Advertiser Relationships
IAC pays traffic acquisition costs, which consist of payments made to partners who direct traffic to Ask Media Group websites, who distribute business-to-business customized browser-based applications and who integrate paid listings into their websites and fees paid to Apple and Google related to the distribution of apps and the facilitation of in-app purchases of product features. IAC also pays to market and distribute its services on third-party distribution channels, such as Google and other search engines and social media websites, such as Facebook. In addition, some of IAC’s businesses manage affiliate programs, pursuant to which it pays commissions and fees to third parties based on revenue earned. These distribution channels might also offer their own services and products, as well as those of other third parties, which compete with those IAC offers.
IAC markets and offers its services and products to consumers through branded websites, allowing consumers to transact directly with it in a convenient manner. IAC has made, and expects to continue to make, substantial investments in online and offline advertising to build its brands and drive traffic to its websites and consumers and advertisers to its businesses.
Certain Risks and Concentrations — Services Agreement with Google (the “Services Agreement”)
A meaningful portion of IAC’s revenue (and a substantial portion of IAC's net cash from operations that it can freely access) is attributable to the Services Agreement. In addition, IAC earns certain other advertising revenue from Google that is not attributable to the Services Agreement. For the three and nine months ended September 30, 2019, total revenue earned from Google was $182.4 million and $574.7 million, representing 26% and 28%, respectively, of IAC’s revenue. For the three and nine months ended September 30, 2020, total revenue earned from Google was $132.4 million and $385.9 million, representing 17% and 18%, respectively, of IAC’s combined revenue. Accounts receivable related to revenue earned from Google totaled $53.0 million and $46.3 million at December 31, 2019 and September 30, 2020, respectively.
Revenue attributable to the Services Agreement is earned by the Desktop business and Ask Media Group, both within the Search segment. For the three and nine months ended September 30, 2019, revenue from the Services Agreement of $68.0 million and $234.1 million, respectively, was earned within the Desktop business and $100.3 and $299.1 million, respectively, within Ask Media Group. For the three and nine months ended September 30, 2020, revenue from the Services Agreement of $35.6 million and $118.9 million, respectively, was earned within the Desktop business and $83.7 million and $231.2 million, respectively, within Ask Media Group.
The Services Agreement expires on March 31, 2023; provided that during each September, either party may, after discussion with the other party, terminate the Services Agreement, effective on September 30 of the year following the year such notice is given. Neither party gave notice to the other party to terminate the Services Agreement pursuant to this provision in September 2020. The Services Agreement requires that IAC comply with certain guidelines promulgated by Google. Google may generally unilaterally update its policies and guidelines without advance notice. These updates may be specific to the Services Agreement or could be more general and thereby impact IAC as well as other companies. These policy and guideline updates could in turn require modifications to, or prohibit and/or render obsolete certain of IAC’s products, services and/or business practices, which could be costly to address or otherwise have an adverse effect on its financial condition and results of operations, particularly the businesses in its Search segment. As described below, Google has made changes to the policies under the Services Agreement and has also made industry-wide changes that have negatively impacted the Desktop business and Google may do so in the future.
Google implemented industry-wide policy changes that became effective on July 1, 2019 and August 27, 2020. These industry-wide changes, combined with other changes to policies under the Services Agreement during the second half of 2019, have had a negative impact on the historical and expected future results of operations of the Desktop business. In addition, Google recently suspended services with respect to some of IAC's desktop products and may do so in the future.
In the quarter ended September 30, 2020, IAC reassessed the fair values of the Desktop reporting unit and the related indefinite-lived intangible assets and recorded impairments equal to the remaining carrying value of the goodwill of $53.2 million and $10.8 million related to the intangible assets. The reduction in IAC’s fair value estimates is due to lower consumer queries, increasing challenges in monetization and the reduced ability to market profitably due to policy changes implemented by Google and other browsers. The effects of COVID-19 on monetization were an additional factor.
Overview — Consolidated and Combined Results
	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	$ Change	% Change	2020	2019	$ Change	% Change	2020
	(Dollars in thousands)
Revenue:
ANGI Homeservices	$357,358	$32,555	9%	$389,913	$1,004,697	$103,927	10%	$1,108,624
Vimeo	52,145	22,985	44%	75,130	141,439	57,993	41%	199,432
Dotdash	40,285	10,489	26%	50,774	111,974	27,541	25%	139,515
Search	185,664	(40,456)	(22)%	145,208	575,608	(144,718)	(25)%	430,890
Emerging & Other	69,988	57,437	82%	127,425	201,820	118,774	59%	320,594
Inter-segment eliminations	(58)	(15)	(24)%	(73)	(251)	58	23%	(193)
Total	$705,382	$82,995	12%	$788,377	$2,035,287	$163,575	8%	$2,198,862
Operating Income (Loss):
ANGI Homeservices	$24,726	$(27,745)	NM	$(3,019)	$32,488	$(34,159)	NM	$(1,671)
Vimeo	(11,155)	7,857	70%	(3,298)	(40,555)	14,932	37%	(25,623)
Dotdash	3,695	8,078	219%	11,773	13,752	8,108	59%	21,860
Search	28,758	(81,737)	NM	(52,979)	100,551	(365,312)	NM	(264,761)
Emerging & Other	8,520	(43,643)	NM	(35,123)	(21,259)	(40,720)	(192)%	(61,979)
Corporate	(40,632)	(5,348)	(13)%	(45,980)	(119,018)	(96,791)	(81)%	(215,809)
Total	$13,912	$(142,538)	NM	$(128,626)	$(34,041)	$(513,942)	(1,510)%	$(547,983)
Adjusted EBITDA:
ANGI Homeservices	$58,923	$(20,436)	(35)%	$38,487	$147,534	$(16,714)	(11)%	$130,820
Vimeo	(7,997)	11,418	NM	3,421	(33,661)	20,955	62%	(12,706)
Dotdash	7,026	9,155	130%	16,181	22,551	12,753	57%	35,304
Search	29,177	(17,302)	(59)%	11,875	101,982	(67,533)	(66)%	34,449
Emerging & Other	(5,274)	(2,787)	(53)%	(8,061)	(26,684)	(3,964)	(15)%	(30,648)
Corporate	(21,943)	(4,790)	(22)%	(26,733)	(60,735)	(54,580)	(90)%	(115,315)
Total	$59,912	$(24,742)	(41)%	$35,170	$150,987	$(109,083)	(72)%	$41,904

NM = Not meaningful.
For the three months ended September 30, 2020:
•
Revenue increased $83.0 million, or 12%, to $788.4 million, due to increases of $57.4 million from Emerging & Other, resulting primarily from the contribution from Care.com, acquired February 11,

2020, $32.6 million from ANGI, $23.0 million from Vimeo and $10.5 million from Dotdash, partially offset by a decrease of $40.5 million from Search.
•
Operating income decreased $142.5 million to a loss of $128.6 million due primarily to a goodwill impairment of $53.2 million and $10.8 million in indefinite-lived intangible asset impairments at Search related to the Desktop business, a decrease in Adjusted EBITDA of $24.7 million, described below, and an increase of $26.8 million in amortization of intangibles, excluding the $10.8 million Desktop impairment noted above, the inclusion in 2019 of income of $16.1 million in acquisition-related contingent consideration fair value adjustments, and increases of $7.1 million in stock-based compensation expense and $3.7 million in depreciation. The overall increase in amortization of intangibles of $37.6 million was due principally to an increase in amortization related to recent acquisitions, the inclusion in 2020 of indefinite-lived intangible asset impairments of $10.8 million related to the Desktop business, and a reduction in the estimated useful lives of certain intangible assets. The goodwill and the indefinite-lived intangible asset impairments are described above in “Certain Risks and Concentrations — Services Agreement with Google (the “Services Agreement”).” The income from acquisition-related contingent consideration fair value adjustments in 2019 was due to the decrease in the expected amount of contingent consideration to be paid in connection with a previous acquisition. The increase in stock-based compensation expense was due primarily to the issuance of new equity awards since the prior year period and the reversal in the third quarter of 2019 of $7.6 million of expense related to certain performance-based awards that did not vest, partially offset by the vesting of awards. The increase in depreciation was due primarily to the investments in capitalized software to support ANGI’s products and services and leasehold improvements related to additional office space at ANGI.

•
Adjusted EBITDA decreased $24.7 million to $35.2 million due to reduced profits of $20.4 million and $17.3 million from ANGI and Search, respectively, and increased losses of $4.8 million and $2.8 million from Corporate and Emerging & Other, respectively, partially offset by reduced losses of $11.4 million from Vimeo and growth of $9.2 million from Dotdash.

For the nine months ended September 30, 2020:
•
Revenue increased $163.6 million, or 8%, to $2.2 billion, due to increases of $118.8 million from Emerging & Other resulting primarily from the contribution from Care.com, acquired February 11, 2020, $103.9 million from ANGI, $58.0 million from Vimeo and $27.5 million from Dotdash, partially offset by a decrease of $144.7 million from Search.

•
Operating loss increased $513.9 million to a loss of $548.0 million due primarily to a goodwill impairment of $265.2 million and $32.2 million in indefinite-lived intangible asset impairments at Search related to the Desktop business, a decrease in Adjusted EBITDA of $109.1 million, described below, and increases of $53.7 million in stock-based compensation expense, $35.9 million in amortization of intangibles, excluding the $32.2 million Desktop impairment noted above, $11.8 million in depreciation and a change of $6.1 million in acquisition-related contingent consideration fair value adjustments (income of $13.0 million in 2019 compared to income of $6.9 million in 2020). The overall increase in amortization of intangibles of $68.1 million was due principally to the inclusion in 2020 of indefinite-lived intangible asset impairments of $32.2 million related to the Desktop business, an increase in amortization related to recent acquisitions and a reduction in the estimated useful lives of certain intangible assets. The goodwill and the indefinite-lived intangible asset impairments are described below in “COVID-19 Update and Impairments”. The increase in stock-based compensation expense was due primarily to a modification charge of $55.6 million related to the MTCH Separation and the issuance of new equity awards since the prior year period, partially offset by the vesting of awards. The increase in depreciation was due primarily to the investments in capitalized software to support ANGI’s products and services and leasehold improvements related to additional office space at ANGI.

•
Adjusted EBITDA decreased $109.1 million to $41.9 million due primarily to reduced profits of $67.5 million and $16.7 million from Search and ANGI, respectively, and increased losses of $54.6 million and $4.0 million from Corporate and Emerging & Other, respectively, partially offset by reduced losses of $21.0 million from Vimeo and growth of $12.8 million from Dotdash. The increased losses at Corporate are due primarily to $25.0 million related to the IAC Fellows Foundation endowment and an increase of $18.2 million in costs related to the MTCH Separation.
Acquisitions and dispositions affecting year-over-year comparability include:
Acquisitions:	Reportable Segment:	Acquisition Date:
Fixd	ANGI	January 25, 2019
Magisto	Vimeo	May 28, 2019
NurseFly – controlling interest	Emerging & Other	June 26, 2019
Care.com	Emerging & Other	February 11, 2020
Dispositions:	Reportable Segment:	Sale Date:
Vimeo’s hardware business	Vimeo	March 29, 2019
College Humor Media	Emerging & Other	March 16, 2020
COVID-19 Update and Impairments
The impact on IAC from the COVID-19 outbreak, which has been declared a “pandemic” by the World Health Organization, has been varied. The extent to which developments related to the COVID-19 outbreak and measures designed to curb its spread continue to impact IAC’s business, financial condition and results of operations will depend on future developments, all of which are highly uncertain and many of which are beyond IAC’s control, including the speed of contagion, the development and implementation of effective preventative measures and possible treatments, the scope of governmental and other restrictions on travel, discretionary services and other activity, and public reactions to these developments. For example, these developments and measures have resulted in rapid and adverse changes to the operating environment in which IAC does business, as well as significant uncertainty concerning the near and long term economic ramifications of the COVID-19 outbreak, which have adversely impacted its ability to forecast its results and respond in a timely and effective manner to trends related to the COVID-19 outbreak. The longer the global outbreak and measures designed to curb the spread of the virus continue to adversely affect levels of consumer confidence, discretionary spending and the willingness of consumers to interact with other consumers, vendors and service providers face-to-face (and in turn, adversely affect demand for IAC’s various products and services), the greater the adverse impact is likely to be on IAC’s business, financial condition and results of operations and the more limited will be its ability to try and make up for delayed or lost revenues.
In March 2020, IAC’s ANGI Homeservices business experienced a decline in demand for service requests, driven primarily by decreases in demand in certain categories of jobs (particularly discretionary indoor projects). In the second quarter of 2020, ANGI Homeservices experienced a rebound in service requests, exceeding pre-COVID-19 growth levels, driven by increased demand from homeowners who spent more time at home due to measures taken to reduce the spread of COVID-19. ANGI Homeservices continued to experience strong demand for home services in the third quarter of 2020. However, many service professionals’ businesses have been adversely impacted by labor and material constraints and many service professionals have limited capacity to take on new business, which has negatively impacted ANGI Homeservices’ ability to monetize this increased level of service requests. Vimeo has seen strong revenue growth as the demand for communication via video has increased due to the pandemic. The Search segment has experienced a decline in revenue due, in part, to the decrease in advertising rates due to the impact of COVID-19, which decrease in rates was more significant earlier in the year.
In the quarter ended March 31, 2020, IAC determined that the effects of COVID-19 were an indicator of possible impairment for certain of its assets and identified the following impairments:
•
a $212.0 million impairment related to the goodwill of the Desktop reporting unit;

•
a $21.4 million impairment related to certain indefinite-lived intangible assets of the Desktop reporting unit;

•
a $51.5 million impairment of certain equity securities without readily determinable fair values; and

•
a $7.5 million impairment of a note receivable and a warrant related to certain investees.

There were no impairments identified during the second quarter of 2020.
In the quarter ended September 30, 2020, IAC recorded impairments of $53.2 million and $10.8 million related to the goodwill and intangible assets, respectively, of the Desktop reporting unit. Refer to “Certain Risks and Concentrations — Services Agreement with Google” for additional information.
In addition, the United States, which represents 81% and 80% of IAC’s revenue for the three and nine months ended September 30, 2020, respectively, has experienced a significant resurgence of the COVID-19 virus with record levels of infection being reported in the weeks following September 30, 2020. Europe, which is the second largest market for IAC’s products and services, has also seen a dramatic resurgence in COVID-19. This resurgence and the measures designed to curb its spread could materially and adversely affect IAC’s business, financial condition and results of operations.
Results of Operations for the three and nine months ended September 30, 2019 compared to the three and nine months ended September 30, 2020
Revenue
	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	$ Change	% Change	2020	2019	$ Change	% Change	2020
	(Dollars in thousands)
ANGI Homeservices	$357,358	$32,555	9%	$389,913	$1,004,697	$103,927	10%	$1,108,624
Vimeo	52,145	22,985	44%	75,130	141,439	57,993	41%	199,432
Dotdash	40,285	10,489	26%	50,774	111,974	27,541	25%	139,515
Search	185,664	(40,456)	(22)%	145,208	575,608	(144,718)	(25)%	430,890
Emerging & Other	69,988	57,437	82%	127,425	201,820	118,774	59%	320,594
Inter-segment eliminations	(58)	(15)	(24)%	(73)	(251)	58	23%	(193)
Total	$705,382	$82,995	12%	$788,377	$2,035,287	$163,575	8%	$2,198,862
For the three months ended September 30, 2019 compared to the three months ended September 30, 2020
•
ANGI revenue increased 9% to $389.9 million driven principally by Marketplace Revenue growth of $33.2 million, or 12%, partially offset by a decline of $0.5 million, or 3%, at the European businesses. The increase in Marketplace Revenue was due primarily to an increase of 8% in Marketplace Monetized Transactions to 4.7 million, driven by an increase of 29% in Marketplace Service Requests to 9.8 million, and an increase in revenue of $20.8 million due to the change to gross revenue reporting for Handy and HomeAdvisor’s pre-priced product offering, effective January 1, 2020. The revenue decline at the European businesses was due primarily to lower monetization from transitioning the business in France to a common European technology platform with the businesses in the Netherlands and Italy, which began in early February 2020, partially offset by the favorable impact of the weakening of the U.S. dollar relative to the Euro and British Pound.

•
Vimeo revenue grew 44% to $75.1 million due to Platform Revenue growth of $23.0 million, or 44%. Platform Revenue growth was driven by a 22% increase in average revenue per subscriber and a 21% increase in Vimeo Ending Subscribers to nearly 1.5 million as enterprises and organizations move to deliver their products and communicate via video with their customers due to the effects of COVID-19.

•
Dotdash revenue increased 26% to $50.8 million due to growth of 70% in Performance Marketing Revenue and 9% in Display Advertising Revenue. The growth in Performance Marketing Revenue was due primarily to growth in both affiliate commerce commission revenue and performance marketing commission revenue due to increased online sales as a result of COVID-19. The increase in Display Advertising Revenue was driven by an increase in advertising sold through Dotdash’s sales team.

•
Search revenue decreased 22% to $145.2 million due to decreases of $32.6 million, or 44%, from Desktop and $7.9 million, or 7%, from Ask Media Group. The decrease in Desktop revenue was driven by lower queries and monetization challenges following browser policy changes and a decrease in advertising rates due to the impact of COVID-19. The decrease in Ask Media Group is primarily due to a decrease in advertising rates due to the impact of COVID-19.
•
Emerging & Other revenue increased 82% to $127.4 million due principally to the contribution of Care.com, acquired February 11, 2020.

For the nine months ended September 30, 2019 compared to the nine months ended September 30, 2020
•
ANGI revenue increased 10% to $1.1 billion driven by Marketplace Revenue growth of $103.4 million, or 14%, and an increase of $4.8 million, or 3%, in Advertising & Other Revenue, partially offset by a decline of $4.3 million, or 7%, at the European businesses. The increase in Marketplace Revenue was due primarily to an increase of 4% in Marketplace Monetized Transactions to 12.8 million, driven by an increase of 18% in Marketplace Service Requests to 25.2 million, and an increase in revenue of $51.3 million due to the change to gross revenue reporting for Handy and HomeAdvisor’s pre-priced product offering, effective January 1, 2020. Advertising & Other Revenue increased due primarily to an increase in Angie’s List revenue driven by an increase in Advertising SPs. The revenue decline at the European businesses was due primarily to the impact of COVID-19 and lower monetization from transitioning the business in France to a common European technology platform with the businesses in the Netherlands and Italy, which began in early February 2020.

•
Vimeo revenue grew 41% to $199.4 million due to Platform Revenue growth of $60.3 million, or 43%. Platform Revenue growth was driven by the factors described above in the three-month discussion and from the contribution of Magisto (acquired May 28, 2019). Revenue in 2019 included $2.3 million from the hardware business, which was sold in the first quarter of 2019.

•
Dotdash revenue increased 25% to $139.5 million due to growth of 84% in Performance Marketing Revenue and 5% higher Display Advertising Revenue. The growth in Performance Marketing Revenue was due primarily to the factors described above in the three-month discussion. The higher Display Advertising Revenue was due to an increase in advertising sold through Dotdash’s sales team, partially offset by the impact of COVID-19.

•
Search revenue decreased 25% to $430.9 million due primarily to decreases of $116.1 million, or 45%, from Desktop and $28.6 million, or 9%, from Ask Media Group. The decreases in Desktop and Ask Media Group revenue were driven by the factors described above in the three-month discussion.

•
Emerging & Other revenue increased 59% to $320.6 million due primarily to the contributions of Care.com, acquired February 11, 2020, and Nursefly, acquired June 26, 2019, and an increase in revenue at Mosaic, partially offset by lower revenue at Bluecrew and IAC Films and the sale of College Humor Media during the first quarter of 2020.

Cost of revenue (exclusive of depreciation shown separately below)
	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	$ Change	% Change	2020	2019	$ Change	% Change	2020
	(Dollars in thousands)
Cost of revenue (exclusive of depreciation shown separately below)	$158,161	$49,482	31%	$207,643	$447,734	$117,875	26%	$565,609
As a percentage of revenue	22%			26%	22%			26%
For the three months ended September 30, 2019 compared to the three months ended September 30, 2020
Cost of revenue in 2020 increased from 2019 due to increases of $34.9 million from ANGI, $18.0 million from Emerging & Other and $4.5 million from Vimeo, partially offset by a decrease of $7.7 million from Search.
•
The ANGI increase was due primarily to the change from net to gross revenue reporting for Handy and HomeAdvisor’s pre-priced product offering, effective January 1, 2020.

•
The Emerging & Other increase was due primarily to $21.0 million of expense from the inclusion of Care.com, partially offset by a decrease of $3.8 million at College Humor Media due to its sale during the first quarter of 2020.

•
The Vimeo increase was due primarily to an increase of $2.6 million in credit card processing fees driven by higher revenue and an increase in compensation expense related to its customer support function.

•
The Search decrease was due primarily to a decrease of $7.4 million in traffic acquisition costs driven by a decline at Desktop related to its business-to-business partnership revenue and lower revenue sourced through partners at Ask Media Group.

For the nine months ended September 30, 2019 compared to the nine months ended September 30, 2020
Cost of revenue in 2020 increased from 2019 due to increases of $88.5 million from ANGI, $35.1 million from Emerging & Other and $12.4 million from Vimeo, partially offset by a decrease of $21.2 million from Search.
•
The ANGI increase was due primarily to the change from net to gross revenue reporting for Handy and HomeAdvisor’s pre-priced product offering, effective January 1, 2020.

•
The Emerging & Other increase was due primarily to $49.2 million of expense from the inclusion of Care.com, partially offset by a decrease of $10.1 million at College Humor Media due to its sale during the first quarter of 2020 and $3.1 million in payments made to workers staffed by Bluecrew.

•
The Vimeo increase was due primarily to an increase of $9.2 million in credit card processing fees and in-app purchase fees driven by higher revenue and an increase in compensation expense related to its customer support function, partially offset by a decrease of $4.2 million in hosting fees resulting from more favorable storage rates and $1.7 million in product costs related to the hardware business, which was sold in the first quarter of 2019.

•
The Search decrease was due primarily to a decrease of $20.3 million in traffic acquisition costs driven by lower revenue at the Desktop business and Ask Media Group.

Selling and marketing expense
	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	$ Change	% Change	2020	2019	$ Change	% Change	2020
	(Dollars in thousands)
Selling and marketing expense	$310,301	$30,223	10%	$340,524	$929,712	$27,845	3%	$957,557
As a percentage of revenue	44%			43%	46%			44%
For the three months ended September 30, 2019 compared to the three months ended September 30, 2020
Selling and marketing expense in 2020 increased from 2019 due to increases of $25.3 million from Emerging & Other, $14.6 million from ANGI and $5.2 million from Vimeo, partially offset by a decrease of $15.3 million from Search.
•
The Emerging & Other increase was due primarily to $18.6 million of expense from the inclusion of Care.com and an increase of $8.1 million in advertising expense at Mosaic, partially offset by a decrease of $1.1 million in compensation at College Humor Media due to its sale during the first quarter of 2020.

•
The ANGI increase was due primarily to increases of $7.2 million in advertising expense and $6.1 million in compensation expense. While service requests from both Google paid traffic and free traffic increased, advertising expense increased due primarily to an increase in online marketing costs as the proportion of service requests from Google paid traffic increased. ANGI continues to benefit from the search engine marketing strategy that was implemented in the second half of 2019, which focuses on the lifetime profitability of rather than cost per service request. This increase in online marketing was partially offset by a decrease in television spend resulting from cost cutting initiatives due to the impact of COVID-19. The increase in compensation expense was due primarily to increased commission expense to the sales force resulting from higher revenue.
•
The Vimeo increase was due primarily to increases in compensation expense of $2.6 million, due, in part, to growth in the sales force and increased commission expense resulting from growth in bookings due to COVID-19, and marketing of $1.9 million.

•
The Search decrease was due primarily to a decrease in marketing of $14.9 million principally at Desktop as it mitigates the negative impact on revenue from the browser policy changes and COVID-19.

For the nine months ended September 30, 2019 compared to the nine months ended September 30, 2020
Selling and marketing expense in 2020 increased from 2019 due to increases of $42.5 million from Emerging & Other, $23.1 million from ANGI, $14.2 million from Vimeo and $4.6 million from Dotdash, partially offset by a decrease of $55.9 million from Search.
•
The Emerging & Other increase was due primarily to $39.8 million of expense from the inclusion of Care.com and an increase of $5.9 million in advertising expense at Mosaic due to an increase in online marketing, partially offset by a decrease of $3.2 million in compensation at College Humor Media due to its sale during the first quarter of 2020.

•
The ANGI increase was due primarily to increases in compensation expense of $16.5 million, outsourced personnel costs of $4.4 million, advertising expense of $2.9 million and facility costs of $1.4 million, partially offset by a decrease of $2.5 million in travel related expenses resulting from the impact of COVID-19. The increase in compensation expense was due primarily to growth in the sales force and increased commission expense. The increase in outsourced personnel costs was due primarily to various sales initiatives at Handy. The increase in advertising expense was due primarily to the factors described above in the three-month discussion.

•
The Vimeo increase was due primarily to increases in compensation expense of $9.8 million, due, in part, to growth in the sales force and increased commission expense resulting from growth in bookings due to COVID-19, marketing of $1.5 million and software license and maintenance costs of $1.3 million.

•
The Dotdash increase was due primarily to an increase in compensation expense of $5.7 million, due, in part, to growth in the sales force, partially offset by a decrease of $1.0 million in travel related expenses resulting from the impact of COVID-19.

•
The Search decrease was due primarily to a decrease in marketing of $53.4 million due primarily to Desktop due to the factors described above in the three-month discussion, as well as a decrease in marketing at Ask Media Group driven by browser policy changes impacting its ability to acquire traffic.

General and administrative expense
	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	$ Change	% Change	2020	2019	$ Change	% Change	2020
	(Dollars in thousands)
General and administrative expense	$135,463	$33,426	25%	$168,889	$448,377	$134,978	30%	$583,355
As a percentage of revenue	19%			21%	22%			27%
For the three months ended September 30, 2019 compared to the three months ended September 30, 2020
General and administrative expense in 2020 increased from 2019 due to increases of $22.2 million from Emerging & Other, $7.8 million from ANGI and $5.6 million from Corporate.

•
The Emerging & Other increase was due primarily to the inclusion in 2019 of income of $16.1 million in acquisition-related contingent consideration fair value adjustments and $8.3 million of expense from the inclusion of Care.com, partially offset by a decrease of $1.6 million at College Humor Media due to its sale during the first quarter of 2020. The income from acquisition-related contingent consideration fair value adjustments in 2019 is due to the decrease in the expected amount of contingent consideration to be paid in connection with a previous acquisition.

•
The ANGI increase was due primarily to increases in compensation expense of $6.0 million, bad debt expense of $3.6 million due to higher Marketplace Revenue, and $1.2 million in outsourced personnel costs, partially offset by a decrease of $1.2 million in travel related expenses resulting from the impact of COVID-19. The increase in compensation expense was due primarily to an increase in stock-based compensation expense and severance costs recorded in the European business in the third quarter of 2020 associated with headcount reductions in France. The increase in stock-based compensation expense is due primarily to the issuance of new equity awards since 2019 and the reversal in the third quarter of 2019 of $7.3 million of expense related to certain performance-based awards that did not vest, partially offset by a decrease of $2.9 million in the modification charge related to the Combination. The increase in outsourced personnel costs is due primarily to an increase in call volume related to ANGI’s customer service function.

•
The Corporate increase was due primarily to an increase of $5.7 million in compensation expense driven primarily by increased employer taxes related to Match Group stock option exercises by IAC employees during the third quarter of 2020.

For the nine months ended September 30, 2019 compared to the nine months ended September 30, 2020
General and administrative expense in 2020 increased from 2019 due to increases of $99.1 million from Corporate, $24.9 million from Emerging & Other and $15.3 million from ANGI.
•
The Corporate increase was due primarily to an increase of $42.6 million in stock-based compensation expense, $25.0 million related to the IAC Fellows Foundation endowment and higher professional fees, including an increase of $18.2 million in costs related to the MTCH Separation. The increase in stock-based compensation is due primarily to a $54.7 million modification charge related to the MTCH Separation and the issuance of new equity awards since 2019, partially offset by the vesting of awards.

•
The Emerging & Other increase was due primarily to $24.9 million of expense from the inclusion of Care.com.

•
The ANGI increase was due primarily to an increase of $10.8 million in bad debt expense, $7.9 million in compensation expense and $3.4 in professional fees, partially offset by a decrease of $2.4 million in travel related expenses resulting from the impact of COVID-19, $1.9 million in software license and maintenance costs and $1.2 million in non-payroll taxes. The increase in bad debt is due to higher Marketplace Revenue, the impact from COVID-19 on expected credit losses and anticipated losses from Angie’s List service professionals under contract for advertising. The increase in compensation expense is due primarily to an increase in stock-based compensation expense due primarily to the factors described above in the three-month discussion and severance costs recorded in the European business in the third quarter of 2020 associated with headcount reductions in France. The increase in professional fees is due primarily to an increase in legal fees. The decrease in non-payroll taxes is due, in part, to a decrease in property taxes in North America and the digital services tax in Europe.

Product development expense
	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	$ Change	% Change	2020	2019	$ Change	% Change	2020
	(Dollars in thousands)
Product development expense	$49,991	$17,879	36%	$67,870	$140,351	$51,765	37%	$192,116

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	$ Change	% Change	2020	2019	$ Change	% Change	2020
	(Dollars in thousands)
As a percentage of revenue	7%			9%	7%			9%
For the three months ended September 30, 2019 compared to the three months ended September 30, 2020
Product development expense in 2020 increased from 2019 due to increases of $10.9 million from Emerging & Other, $3.9 million from Vimeo and $1.6 million from ANGI.
•
The Emerging & Other increase was due primarily to $10.1 million of expense from the inclusion of Care.com.

•
The Vimeo increase was due primarily to an increase of $2.7 million in compensation expense due primarily to increased headcount.

•
The ANGI increase was due primarily to an increase of $1.6 million in compensation expense.

For the nine months ended September 30, 2019 compared to the nine months ended September 30, 2020
Product development expense in 2020 increased from 2019 due to increases of $26.4 million from Emerging & Other, $15.3 million from Vimeo and $6.7 million from Dotdash.
•
The Emerging & Other increase was due primarily to $23.0 million of expense from the inclusion of Care.com and an increase of $3.4 million in compensation expense at Mosaic due primarily to increased headcount.

•
The Vimeo increase was due primarily to an increase of $11.5 million in compensation expense due primarily to the inclusion of Magisto (acquired May 28, 2019) and increased headcount.

•
The Dotdash increase was due primarily to an increase of $7.3 million in compensation expense due primarily to increased headcount and an increase in expense for third-party contractors.

Depreciation
	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	$ Change	% Change	2020	2019	$ Change	% Change	2020
	(Dollars in thousands)
Depreciation	$15,009	$3,744	25%	$18,753	$39,042	$11,807	30%	$50,849
As a percentage of revenue	2%			2%	2%			2%
For the three months ended September 30, 2019 compared to the three months ended September 30, 2020
Depreciation in 2020 increased from 2019 due primarily to the investments in capitalized software to support ANGI’s products and services and leasehold improvements related to additional office space at ANGI.
For the nine months ended September 30, 2019 compared to the nine months ended September 30, 2020
Depreciation in 2020 increased from 2019 due primarily to the factors described above in the three-month discussion, partially offset by certain fixed assets becoming fully depreciated.
Operating income (loss)
	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	$ Change	% Change	2020	2019	$ Change	% Change	2020
	(Dollars in thousands)
ANGI Homeservices	$24,726	$(27,745)	NM	$(3,019)	$32,488	$(34,159)	NM	$(1,671)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	$ Change	% Change	2020	2019	$ Change	% Change	2020
	(Dollars in thousands)
Vimeo	(11,155)	7,857	70%	(3,298)	(40,555)	14,932	37%	(25,623)
Dotdash	3,695	8,078	219%	11,773	13,752	8,108	59%	21,860
Search	28,758	(81,737)	NM	(52,979)	100,551	(365,312)	NM	(264,761)
Emerging & Other	8,520	(43,643)	NM	(35,123)	(21,259)	(40,720)	(192)%	(61,979)
Corporate	(40,632)	(5,348)	(13)%	(45,980)	(119,018)	(96,791)	(81)%	(215,809)
Total	$13,912	$(142,538)	NM	$(128,626)	$(34,041)	$(513,942)	(1,510)%	$(547,983)
As a percentage of revenue	2%			(16)%	(2)%			(25)%

For the three months ended September 30, 2019 compared to the three months ended September 30, 2020
Operating income decreased $142.5 million to a loss of $128.6 million due primarily to a goodwill impairment of $53.2 million and $10.8 million in indefinite-lived intangible asset impairments at Search related to the Desktop business, a decrease in Adjusted EBITDA of $24.7 million, described below, and an increase of $26.8 million in amortization of intangibles, excluding the $10.8 million Desktop impairment noted above, the inclusion in 2019 of income of $16.1 million in acquisition-related contingent consideration fair value adjustments, and increases of $7.1 million in stock-based compensation expense and $3.7 million in depreciation. The overall increase in amortization of intangibles of $37.6 million was due principally to an increase in amortization related to recent acquisitions, the inclusion in 2020 of indefinite-lived intangible asset impairments of $10.8 million related to the Desktop business, and a reduction in the estimated useful lives of certain intangible assets. The goodwill and the indefinite-lived intangible asset impairments are described above in “Certain Risks and Concentrations — Services Agreement with Google (the “Services Agreement”).” The income from acquisition-related contingent consideration fair value adjustments in 2019 is due to the decrease in the expected amount of contingent consideration to be paid in connection with a previous acquisition. The increase in stock-based compensation expense was due primarily to the issuance of new equity awards since the prior year period and the reversal in the third quarter of 2019 of $7.6 million of expense related to certain performance-based awards that did not vest, partially offset by the vesting of awards. The increase in depreciation was due primarily to investments in capitalized software to support ANGI’s products and leasehold improvements related to additional office space at ANGI.
At September 30, 2020, there was $197.8 million of unrecognized compensation cost, net of estimated forfeitures, related to all equity-based awards, which is expected to be recognized over a weighted average period of approximately 3.1 years.
For the nine months ended September 30, 2019 compared to the nine months ended September 30, 2020
Operating loss increased $513.9 million to a loss of $548.0 million due primarily to a goodwill impairment of $265.2 million and $32.2 million in indefinite-lived intangible asset impairments at Search related to the Desktop business, a decrease in Adjusted EBITDA of $109.1 million, described below, and increases of $53.7 million in stock-based compensation expense, $35.9 million in amortization of intangibles, excluding the $32.2 million Desktop impairment noted above, $11.8 million in depreciation and a change of $6.1 million in acquisition-related contingent consideration fair value adjustments (income of $13.0 million in 2019 compared to income of $6.9 million in 2020). The overall increase in amortization of intangibles of $68.1 million was due principally to the inclusion in 2020 of indefinite-lived intangible asset impairments of $32.2 million related to the Desktop business, an increase in amortization related to recent acquisitions and a reduction in the estimated useful lives of certain intangible assets. The goodwill and the indefinite-lived intangible asset impairments are described above in “COVID-19 Update and Impairments”. The increase in stock-based compensation expense was due primarily to a modification charge of $55.6 million related to the MTCH Separation and the issuance of new equity awards since the prior year period, partially offset by the vesting of awards. The increase in depreciation was due primarily to investments in capitalized software to support ANGI’s products and services and leasehold improvements related to additional office space at ANGI.
See “Note 4 — Goodwill and Intangible Assets” to the interim financial statements included in Annex J for a detailed description of the Desktop goodwill and indefinite-lived intangible asset impairments.

The aggregate carrying value of goodwill for which the most recent estimate of the excess of fair value over carrying value is less than 20% is approximately $655.0 million. The aggregate carrying value of indefinite-lived intangible assets for which the most recent estimate of the excess of fair value over carrying value is less than 20% is approximately $59.3 million.
Adjusted EBITDA
	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	$ Change	% Change	2020	2019	$ Change	% Change	2020
	(Dollars in thousands)
ANGI Homeservices	$58,923	$(20,436)	(35)%	$38,487	$147,534	$(16,714)	(11)%	$130,820
Vimeo	(7,997)	11,418	NM	3,421	(33,661)	20,955	62%	(12,706)
Dotdash	7,026	9,155	130%	16,181	22,551	12,753	57%	35,304
Search	29,177	(17,302)	(59)%	11,875	101,982	(67,533)	(66)%	34,449
Emerging & Other	(5,274)	(2,787)	(53)%	(8,061)	(26,684)	(3,964)	(15)%	(30,648)
Corporate	(21,943)	(4,790)	(22)%	(26,773)	(60,735)	(54,580)	(90)%	(115,315)
Total	$59,912	$(24,742)	(41)%	$35,170	$150,987	$(109,083)	(72)%	$41,904
As a percentage of revenue	8%			4%	7%			2%
For a reconciliation of net earnings (loss) attributable to IAC shareholders to operating income (loss) to consolidated and combined Adjusted EBITDA, see “IAC’s Principles of Financial Reporting.” For a reconciliation of operating income (loss) to Adjusted EBITDA for IAC’s reportable segments, see “Note 10 — Segment Information” to the interim financial statements included in Annex J.
For the three months ended September 30, 2019 compared to the three months ended September 30, 2020
•
ANGI Adjusted EBITDA decreased 35% to $38.5 million, despite higher revenue due primarily to an increase in cost of revenue, increased investment in fixed price, an increase in compensation expense due, in part, to severance costs recorded in the European business in the third quarter of 2020 associated with headcount reductions in France and an increase of $3.6 million in bad debt expense due to higher Marketplace Revenue.

•
Vimeo Adjusted EBITDA increased $11.4 million to $3.4 million from a loss of $8.0 million due primarily to higher revenue, partially offset by higher compensation expense due primarily to an increase in headcount and increases of $2.6 million in credit card processing fees and $1.9 million in marketing.

•
Dotdash Adjusted EBITDA increased 130% to $16.2 million due primarily to higher revenue, partially offset by higher compensation expense.

•
Search Adjusted EBITDA decreased 59% to $11.9 million due to a decrease in revenue, partially offset by a decrease in marketing of $14.9 million as Search mitigates the negative impact on revenue from the browser policy changes and COVID-19, and lower traffic acquisition costs of $7.4 million.

•
Emerging & Other Adjusted EBITDA loss increased $2.8 million to $8.1 million due primarily to $5.0 million in transaction-related items from the Care.com acquisition (including $2.6 million in transaction-related costs and $2.4 million in deferred revenue write-offs), losses at Nursefly and reduced profits from Mosaic, partially offset by lower losses at College Humor Media due to its sale during the first quarter of 2020.

•
Corporate Adjusted EBITDA loss increased 22% to $26.7 million due primarily to an increase of in compensation expense driven primarily by increased employer taxes related to Match Group stock option exercises by IAC employees during the third quarter of 2020.

For the nine months ended September 30, 2019 compared to the nine months ended September 30, 2020
•
ANGI Adjusted EBITDA decreased 11% to $130.8 million, despite higher revenue due primarily to an increase in cost of revenue, an increase of $10.5 million in bad debt expense due to higher

Marketplace Revenue, the impact from COVID-19 on expected credit losses and anticipated losses on Angie’s List service professionals under contract for advertising and increased European losses.
•
Vimeo Adjusted EBITDA loss decreased 62% to $12.7 million due primarily to higher revenue, partially offset by higher compensation expense due to the factors described above in the three-month discussion and including expense from the inclusion of Magisto (acquired May 28, 2019).

•
Dotdash Adjusted EBITDA increased 57% to $35.3 million due primarily to higher revenue, partially offset by higher compensation expense, an increase in expense for third-party contractors and an increase in bad debt expense due, in part, to the impact of COVID-19 on expected credit losses.

•
Search Adjusted EBITDA decreased 66% to $34.4 million due to a decrease in revenue, partially offset by a decrease in marketing of $53.4 million as Search mitigates the negative impact on revenue from the browser policy changes and COVID-19 at both Desktop and Ask Media Group and lower traffic acquisition costs of $20.3 million.

•
Emerging & Other Adjusted EBITDA loss increased $4.0 million to $30.6 million due primarily to $25.3 million in transaction-related items from the Care.com acquisition (including $15.7 million in deferred revenue write-offs and $9.6 million in transaction-related costs), losses in the current year compared to profits in the prior year at IAC Films, losses at Nursefly and increased losses at Bluecrew, partially offset by lower losses at College Humor Media due to its sale during the first quarter of 2020 and increased profits from Mosaic.

•
Corporate Adjusted EBITDA loss increased 90% to $115.3 million due primarily to $25.0 million related to the IAC Fellows Foundation endowment, higher professional fees, including an increase of $18.2 million in costs related to the MTCH Separation and an increase of in compensation expense due to the factor described above in the three-month discussion.

Interest expense
	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	$ Change	% Change	2020	2019	$ Change	% Change	2020
	(Dollars in thousands)
Interest expense	$2,898	$2,909	100%	$5,807	$9,402	$177	2%	$9,579
For the three months ended September 30, 2019 compared to the three months ended September 30, 2020
Interest expense in 2020 increased from 2019 due primarily to the write-off of deferred financing costs as a result of the termination of the IAC Group Credit Facility and the issuance of the ANGI Group Senior Notes in August 2020, partially offset by a decrease in interest expense on the ANGI Group Term Loan due primarily to lower interest rates and the decrease in the average outstanding balance of the ANGI Group Term Loan compared to the prior year period.
For the nine months ended September 30, 2019 compared to the nine months ended September 30, 2020
Interest expense in 2020 increased from 2019 due primarily to the factors described above in the three-month discussion.
Other (expense) income, net
	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	$ Change	% Change	2020	2019	$ Change	% Change	2020
	(Dollars in thousands)
Other (expense) income, net	$(11,715)	$302,501	NM	$290,786	$16,850	$194,919	1,157%	$211,769
For the three months ended September 30, 2019 and 2020
Other expense, net in 2019 includes: an unrealized reduction of $8.7 million in the estimated fair value of a warrant; a $4.6 million loss related to IAC’s investment in Pinterest, which was carried at fair value following its initial public offering in April 2019; and $3.7 million of interest income.

Other income, net in 2020 includes: an unrealized gain of $289.1 million related to IAC’s investment in MGM Resorts International (“MGM”).
For the nine months ended September 30, 2019 and 2020
Other income, net in 2019 includes: a $25.3 million gain related to IAC’s investment in Pinterest; $11.9 million of interest income; an unrealized reduction of $8.7 million in the estimated fair value of a warrant; a realized loss of $8.2 million related to the sale of Vimeo’s hardware business; and a $2.0 million mark-to-market charge for an indemnification claim related to the Handy acquisition that was settled in ANGI shares during the first quarter of 2020.
Other income, net in 2020 includes: an unrealized gain of $264.4 million related to IAC’s investment in MGM; $6.6 million of interest income; $51.5 million in impairments related to investments in equity securities without readily determinable fair values and $7.5 million in impairments of a note receivable and a warrant related to certain investees due to the impact of COVID-19.
Income tax benefit
	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	$ Change	% Change	2020	2019	$ Change	% Change	2020
	(Dollars in thousands)
Income tax benefit	$19,079	$10,429	55%	$29,508	$53,319	$53,700	101%	$107,019
Effective income tax rate	NM			NM	NM			31%
For further details of income tax matters, see “Note 2 — Income Taxes” to the interim financial statements included in Annex J.
For the three months ended September 30, 2019 and 2020
In 2019, the income tax benefit was due primarily to excess tax benefits generated by the exercise and vesting of stock-based awards.
In 2020, IAC recorded an income tax benefit of $29.5 million, despite pre-tax income. The income tax benefit was due primarily to excess tax benefits generated by the exercise and vesting of stock-based awards, partially offset by the non-deductible portion of the Desktop goodwill impairment.
For the nine months ended September 30, 2019 and 2020
In 2019, IAC recorded an income tax benefit of $53.3 million due primarily to excess tax benefits generated by the exercise and vesting of stock-based awards.
In 2020, the income tax benefit was due primarily to excess tax benefits generated by the exercise and vesting of stock-based awards, partially offset by the non-deductible portion of the Desktop goodwill impairment.
Net earnings attributable to noncontrolling interests
	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	$ Change	% Change	2020	2019	$ Change	% Change	2020
	(Dollars in thousands)
Net earnings attributable to noncontrolling interests	$1,912	$(968)	(51)%	$944	$10,718	$(10,093)	(94)%	$625
For the three months ended September 30, 2019 and 2020
Net earnings attributable to noncontrolling interests for 2019 and 2020 primarily represents the publicly-held interest in ANGI’s earnings. Net earnings attributable to noncontrolling interests for 2019 includes a third-party interest in a subsidiary that held the gain on IAC’s investment in Pinterest.

For the nine months ended September 30, 2019 and 2020
Net earnings attributable to noncontrolling interests for 2019 and 2020 primarily represents the factors described above in the three-month discussion.
Overview — 2018 and 2019 Combined Results
	Years Ended December 31,
	2018	$ Change	% Change	2019
	(Dollars in thousands)
Revenue:
ANGI Homeservices	$1,132,241	$193,964	17%	$1,326,205
Vimeo	159,641	36,374	23%	196,015
Dotdash	130,991	36,603	28%	167,594
Search	823,950	(81,766)	(10)%	742,184
Emerging & Other	286,586	(12,479)	(4)%	274,107
Inter-segment eliminations	(361)	57	16%	(304)
Total	$2,533,048	$172,753	7%	$2,705,801
Operating Income (Loss):
ANGI Homeservices	$63,906	$(25,261)	(40)%	$38,645
Vimeo	(35,594)	(16,327)	(46)%	(51,921)
Dotdash	18,778	10,243	55%	29,021
Search	151,425	(29,078)	(19)%	122,347
Emerging & Other	(26,627)	4,837	18%	(21,790)
Corporate	(136,053)	(30,698)	(23)%	(166,751)
Total	$35,835	$(86,284)	NM	$(50,449)
Adjusted EBITDA:
ANGI Homeservices	$247,506	$(45,209)	(18)%	$202,297
Vimeo	(28,045)	(13,745)	(49)%	(41,790)
Dotdash	21,384	18,217	85%	39,601
Search	182,905	(58,742)	(32)%	124,163
Emerging & Other	(14,889)	(13,479)	(91)%	(28,368)
Corporate	(74,011)	(14,606)	(20)%	(88,617)
Total	$334,850	$(127,564)	(38)%	$207,286

NM = Not meaningful.
•
Revenue increased $172.8 million, or 7%, to $2.7 billion due to growth from ANGI of $194.0 million, increases of $36.6 million from Dotdash and $36.4 million from Vimeo, partially offset by decreases of $81.8 million from Search and $12.5 million from Emerging & Other due, in part, to the sales of Electus, Dictionary.com and CityGrid in the fourth quarter of 2018.

•
Operating income decreased $86.3 million to a loss of $50.4 million in 2019 from income of $35.8 million in 2018, due to a decrease in Adjusted EBITDA of $127.6 million, described below, an increase of $13.6 million in depreciation and a $3.3 million goodwill impairment charge related to the College Humor Media business, partially offset by decreases of $23.2 million in amortization of intangibles and $14.1 million in stock-based compensation expense and a change of $20.9 million in acquisition-related contingent consideration fair value adjustments (expense of $1.1 million in 2018 compared to income of $19.7 million in 2019). The increase in depreciation was due primarily to the development of capitalized software to support ANGI’s products and services, as well as leasehold improvements related to additional office space at ANGI. The decrease in amortization of intangibles was due primarily to the inclusion in 2018 of an impairment charge of $27.7 million at Search related to a trade name at the Desktop business and lower expense from the Combination, partially offset by recent acquisitions. The decrease in stock-based compensation expense was due primarily to a decrease of $38.0 million in modification and acceleration charges related to the Combination ($70.6 million in 2018 compared to $32.6 million in 2019), and the reversal of $7.6 million in cumulative expense in 2019 related to certain performance-based awards that did not vest, partially offset by the issuance of new equity awards since 2018, including those issued in connection with recent acquisitions, and modification charges at Corporate. The income from acquisition-related contingent consideration fair value adjustments in 2019 is due to the decrease in the expected amount of contingent consideration to be paid in connection with a previous acquisition.
•
Adjusted EBITDA decreased $127.6 million, or 38%, to $207.3 million, due primarily to decreases of $58.7 million from Search and $45.2 million from ANGI, and increased losses of $14.6 million, $13.7 million and $13.5 million from Corporate, Vimeo and Emerging & Other, respectively, partially offset by an increase of $18.2 million from Dotdash.

Acquisitions and dispositions affecting year-over-year comparability include:
Acquisitions:	Reportable Segment:	Acquisition Date:
Nursefly – controlling interest	Emerging & Other	June 26, 2019
Magisto	Vimeo	May 28, 2019
Fixd Repair	ANGI	January 25, 2019
TelTech	Emerging & Other	October 22, 2018
Handy	ANGI	October 19, 2018
iTranslate	Emerging & Other	March 15, 2018
Bluecrew – controlling interest	Emerging & Other	February 26, 2018
Dispositions:	Reportable Segment:	Sale Date:
Vimeo’s hardware business	Vimeo	March 29, 2019
CityGrid	Emerging & Other	December 31, 2018
Felix	ANGI	December 31, 2018
Dictionary.com	Emerging & Other	November 13, 2018
Electus	Emerging & Other	October 29, 2018
Results of Operations for the Years Ended December 31, 2017, 2018 and 2019
Revenue
	Years Ended December 31,
	2017	$ Change	% Change	2018	$ Change	% Change	2019
	(Dollars in thousands)
ANGI Homeservices	$736,386	$395,855	54%	$1,132,241	$193,964	17%	$1,326,205
Vimeo	103,332	56,309	54%	159,641	36,374	23%	196,015
Dotdash	90,890	40,101	44%	130,991	36,603	28%	167,594
Search	738,474	85,476	12%	823,950	(81,766)	(10)%	742,184
Emerging & Other	284,132	2,454	1%	286,586	(12,479)	(4)%	274,107
Inter-segment elimination	(607)	246	41%	(361)	57	16%	(304)
Total	$1,952,607	$580,441	30%	$2,533,048	$172,753	7%	$2,705,801
For the year ended December 31, 2017 compared to the year ended December 31, 2018
•
ANGI revenue increased 54% to $1.1 billion driven by Marketplace Revenue growth of $193.1 million, or 33%, the contribution from Angie’s List and growth of $12.6 million, or 22%, at the European businesses. Marketplace Revenue growth was driven by a 30% increase in Marketplace Service Requests to 23.5 million and an 18% increase in Marketplace Paying SPs to 214,000. Angie’s List revenue reflects the write-off of deferred revenue due to the Combination of $5.5 million in 2018 compared to $7.8 million in 2017. Revenue growth at the European businesses was driven by the acquisition of controlling interest in MyBuilder on March 24, 2017, as well as growth across other regions. European revenue also benefited from the weakening of the U.S. dollar relative to the Euro.
•
Vimeo revenue grew 54% to $159.6 million due to Platform Revenue growth of $47.0 million, or 47%, and Hardware Revenue growth of $9.3 million, both due, in part, to the contribution of Livestream. Platform Revenue growth was further impacted by a 9% increase in Vimeo Ending Subscribers to 952,000 and average revenue per user growth of 31%.

•
Dotdash revenue grew 44% to $131.0 million due to strong Display Advertising Revenue growth across several verticals, particularly Verywell and The Spruce, as well as growth in Performance Marketing Revenue.

•
Search revenue increased 12% to $824.0 million due to an increase of $148.9 million from Ask Media Group, partially offset by a decrease of $63.4 million from Desktop. The increase in Ask Media Group revenue is due to growth in paid traffic, primarily in international markets. The decline at Desktop was driven by the business-to-business partnership operations’ loss of certain partners and a decrease in the direct-to-consumer desktop applications business due primarily to lower revenue per query. The adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASU No. 2014-09”), resulted in a decrease in revenue of $6.5 million from Desktop.

•
Emerging & Other revenue increased 1% to $286.6 million due primarily to an increase of $67.7 million, or 121%, in Mosaic Group and the contribution from Bluecrew, partially offset by the sales of Electus and Dictionary.com in the fourth quarter of 2018, and lower revenue from IAC Films due to the sale of a film in the third quarter of 2017. The increase in Mosaic Group revenue was driven primarily by growth of 55% related to the ongoing transition to subscription products as well as higher marketing expense and new products, and contributions from iTranslate and TelTech. The adoption of ASU No. 2014-09 resulted in an increase in revenue of $7.3 million from Mosaic Group.

For the year ended December 31, 2018 compared to the year ended December 31, 2019
•
ANGI revenue increased 17% to $1.3 billion driven by Marketplace Revenue growth of $210.7 million, or 27%, the growth of $6.2 million, or 9%, at the European businesses, partially offset by a decrease of $23.0 million, or 8% in Advertising & Other Revenue. Advertising & Other Revenue decreased due primarily to the sale of Felix on December 31, 2018, partially offset by the contribution from Fixd Repair, acquired on January 25, 2019. Marketplace Revenue growth was driven by a 17% increase in Marketplace Service Requests to 27.4 million and a 3% increase in Marketplace Paying SPs to 220,000, reflecting, in part, the contribution from Handy. Revenue growth at the European businesses was driven by growth across several countries, partially offset by the unfavorable impact from the strengthening of the U.S. dollar relative to the Euro and GBP.

•
Vimeo revenue grew 23% to $196.0 million due to Platform Revenue growth of $47.1 million, or 32%, partially offset by lower Hardware Revenue of $10.7 million due to the sale of the hardware business in the first quarter of 2019. Platform Revenue growth was driven by a 30% increase in Vimeo Ending Subscribers to 1.2 million and a 10% increase in average revenue per subscriber, including the contribution from Magisto, acquired May 28, 2019.

•
Dotdash revenue increased 28% to $167.6 million due to 22% higher Display Advertising Revenue and growth of 51% in Performance Marketing Revenue. Higher Display Advertising Revenue was due primarily to a 26% increase in traffic.

•
Search revenue decreased 10% to $742.2 million due to a decrease of $138.5 million, or 30%, from Desktop, partially offset by an increase of $56.8 million from Ask Media Group. The decrease at Desktop was driven by lower queries, due primarily to the Google policy changes referred to above, and continuing partnership declines. The increase in Ask Media Group revenue is due to growth in paid traffic, primarily in international markets.
•
Emerging & Other revenue decreased 4% to $274.1 million due primarily to the sales of Electus, Dictionary.com and CityGrid in the fourth quarter of 2018 and lower revenue at IAC Films, partially offset by an increase of $75.7 million from Mosaic Group, and the contribution from Bluecrew. The increase at Mosaic Group was driven by the acquisitions of TelTech and iTranslate, on October 22, 2018 and March 15, 2018, respectively and growth of 12% related to the ongoing transition to subscription products and new products.

Cost of revenue
	Years Ended December 31,
	2017	$ Change	% Change	2018	$ Change	% Change	2019
	(Dollars in thousands)
Cost of revenue (exclusive of depreciation shown separately below)	$362,627	$138,525	38%	$501,152	$90,088	20%	$600,240
As a percentage of revenue	19%			20%			22%
For the year ended December 31, 2017 compared to the year ended December 31, 2018
Cost of revenue in 2018 increased from 2017 due to increases of $122.9 million from Search, $21.7 million from ANGI and $19.0 million from Vimeo, partially offset by a decrease of $25.8 million from Emerging & Other.
•
The Search increase was due primarily to a net increase in traffic acquisition costs of $126.8 million principally driven by higher revenue at Ask Media Group, primarily in international markets, partially offset by a decline in revenue from the Desktop business.

•
The ANGI increase was due primarily to increases of $7.2 million in traffic acquisition costs, $7.0 million in credit card processing fees, including $3.5 million from the inclusion of Angie’s List, and higher Marketplace Revenue, $3.7 million in costs associated with publishing and distributing the Angie’s List Magazine and $2.5 million in hosting fees, principally from the inclusion of Angie’s List.

•
The Vimeo increase was due primarily to the inclusion of Livestream.

•
The Emerging & Other decrease was due primarily to a decrease of $71.1 million in production costs, driven primarily by the sale of Electus in 2018 and lower revenue from IAC Films, and the sale of CityGrid in 2018, partially offset by expense of $17.3 million from the inclusion of Bluecrew, which was acquired on February 26, 2018, and an increase of $13.9 million in traffic acquisition costs related to increased subscription revenue at Mosaic Group and expense of $8.7 million from the inclusion of iTranslate and TelTech, acquired March 15, 2018 and October 22, 2018, respectively.

For the year ended December 31, 2018 compared to the year ended December 31, 2019
Cost of revenue in 2019 increased from 2018 due to an increase of $102.6 million from Search.
•
The Search increase was due primarily to a net increase in traffic acquisition costs of $104.9 million driven by higher revenue sourced through partners at Ask Media Group, partially offset by a decrease at Desktop related to the decline in its business-to-business partnership revenue.

Selling and marketing expense
	Years Ended December 31,
	2017	$ Change	% Change	2018	$ Change	% Change	2019
	(Dollars in thousands)
Selling and marketing expense	$998,305	$101,182	10%	$1,099,487	$102,696	9%	$1,202,183
As a percentage of revenue	51%			43%			44%

For the year ended December 31, 2017 compared to the year ended December 31, 2018
Selling and marketing expense in 2018 increased from 2017 due to increases of $77.4 million from ANGI, $40.2 million from Emerging & Other, $26.1 million from Vimeo and $8.1 million from Dotdash, partially offset by a decrease of $50.7 million from Search.
•
The ANGI increase was due primarily to increases in advertising expense of $53.7 million, reflecting the impact from the inclusion of Angie’s List, compensation expense of $12.9 million and facilities costs of $5.1 million. The increase in advertising expense was due primarily to increased investments in online marketing and television spend. Compensation expense increased due primarily to growth in the sales force, partially offset by a decrease in stock based compensation expense of $22.4 million and the inclusion of $7.4 million in severance and retention costs in 2017 related to the Combination. The decrease in stock-based compensation expense reflects decreases of $13.3 million in expense due to the modification of previously issued HomeAdvisor equity awards, which were converted into ANGI Homeservices’ equity awards ($14.8 million in 2017 compared to $1.6 million in 2018), and $9.0 million in expense related to previously issued Angie’s List equity awards, including the acceleration of certain converted equity awards resulting from the termination of Angie’s List employees in connection with the Combination ($9.6 million in 2017 compared to $0.6 million in 2018). Compensation expense in 2018 also reflects a reduction in sales commissions expense of $4.9 million due to the adoption of ASU No. 2014-09. As a percentage of revenue, selling and marketing expense declined due, in part, to accelerated revenue growth driven by capacity expansion efforts combined with marketing optimization efforts at HomeAdvisor.

•
The Emerging & Other increase was due primarily to higher online marketing expense of $35.2 million at Mosaic Group due primarily to expense from the inclusion of iTranslate and TelTech and an increase in marketing spend to acquire new subscribers.

•
The Vimeo increase was due primarily to increased investment in marketing of $13.2 million, $8.8 million of expense from the inclusion of Livestream and an increase in compensation expense of $3.2 million due, in part, to an increase in the sales force.

•
The Dotdash increase was due primarily to an increase in compensation expense of $7.7 million, including commission costs.

•
The Search decrease was due primarily to decreases of online marketing expense of $42.0 million and $9.0 million at Desktop and Ask Media Group, respectively.

For the year ended December 31, 2018 compared to the year ended December 31, 2019
Selling and marketing expense in 2019 increased from 2018 due to increases of $191.8 million from ANGI and $24.4 million from Vimeo, partially offset by a decrease of $115.7 million from Search.
•
The ANGI increase was due primarily to increases in advertising expense of $135.9 million and compensation expense of $24.4 million as well as $29.2 million of expense from the inclusion of Handy and Fixd Repair. The increase in advertising expense was due primarily to increased online marketing and television spend. The efficiency of online marketing spend was negatively impacted by traffic sourced through Google. In 2019, the proportion of service requests through Google free traffic declined while service requests through Google paid traffic increased. In addition, paid service requests were considerably more expensive on average than in 2018. ANGI implemented new processes in the second half of 2019 and expects the year-over-year increase in 2020 to be more modest, particularly in the back half of the year. As ANGI’s new processes are fully in place, it is increasingly more focused on profitability targets of its paid service requests than the cost of each service request. Compensation expense increased due primarily to growth in the sales force.

•
The Vimeo increase was due primarily to higher marketing of $15.3 million, due primarily to expense from the inclusion of Magisto and a brand campaign in the first half of 2019, and an increase in compensation expense of $9.1 million due, in part, to growth in the sales force.

•
The Search decrease was due primarily to lower online marketing of $63.7 million at Desktop, as it mitigated the negative impact on revenue from Google’s Chrome Web Store policy changes as well as other changes to policies under the Services Agreement, both of which occurred in 2019, and a decrease in marketing of $50.2 million at Ask Media Group, driven by an increase in the percentage of revenue sourced through partners resulting in higher traffic acquisition costs.
General and administrative expense
	Years Ended December 31,
	2017	$ Change	% Change	2018	$ Change	% Change	2019
	(Dollars in thousands)
General and administrative expense	$528,326	$41,476	8%	$569,802	$47,433	8%	$617,235
As a percentage of revenue	27%			22%			23%
For the year ended December 31, 2017 compared to the year ended December 31, 2018
General and administrative expense in 2018 increased from 2017 due to increases of $21.7 million from ANGI, $14.6 million from Corporate and $5.9 million from Vimeo.
•
The ANGI increase was due primarily to an increase of $19.7 million in bad debt expense due, in part, to higher Marketplace Revenue, increases of $8.8 million in software license and maintenance costs and $2.9 million in facilities costs, both reflecting the impact from the inclusion of Angie’s List, $2.4 million in compensation expense and an increase in customer service expense of $3.4 million, partially offset by a reduction in transaction and integration-related costs principally related to the Combination of $21.9 million. The increase in compensation expense was due primarily to an increase in headcount following the Combination and existing business growth as well as $3.8 million of expense from the inclusion of Handy, almost entirely offset by a decrease of $25.6 million in stock-based compensation expense and a decrease of $9.2 million in severance and retention costs related to the Combination ($11.8 million in 2017 compared to $2.7 million in 2018). The decrease in stock-based compensation expense reflects decreases of $12.9 million in expense due to the modification of previously issued HomeAdvisor equity awards, which were converted into ANGI Homeservices’ equity awards ($65.7 million in 2017 compared to $52.9 million in 2018) and $9.6 million in expense related to previously issued Angie’s List equity awards, including the acceleration of certain converted equity awards resulting from the termination of Angie’s List employees in connection with the Combination ($17.7 million in 2017 compared to $8.1 million in 2018), and the inclusion in 2017 of a modification charge related to a HomeAdvisor equity award, partially offset by acceleration of expense related to certain equity awards in the fourth quarter of 2018 in connection with the chief executive officer transition and the issuance of new equity awards since 2017.

•
The Corporate increase was due primarily to higher compensation costs.

•
The Vimeo increase was due primarily to $4.9 million of expense from the inclusion of Livestream and an increase in legal costs in 2018.

For the year ended December 31, 2018 compared to the year ended December 31, 2019
General and administrative expense in 2019 increased from 2018 due to increases of $28.2 million from Corporate, $24.8 million from ANGI and $12.4 million from Vimeo, partially offset by a decrease of $16.4 million from Emerging & Other.
•
The Corporate increase was due primarily to an increase in stock-based compensation expense and higher professional fees, including $7.9 million in costs related to the MTCH Separation. The increase in stock-based compensation expense was due primarily to the issuance of new equity awards since the prior year period and from modification charges in 2019.

•
The ANGI increase was due primarily to $30.4 million of expense from the inclusion of Handy and Fixd Repair, including $9.5 million of stock-based compensation expense related to awards issued in connection with these acquisitions, an increase of $16.8 million in bad debt expense due to higher Marketplace Revenue, and an increase of $3.0 million in software license and maintenance costs, partially offset by a decrease of $26.5 million in compensation expense and the inclusion in 2018 of $3.6 million in integration-related costs in connection with the Combination. The decrease in compensation expense was due primarily to a decrease of $37.1 million in stock-based compensation expense reflecting a decrease of $33.8 million in expense due to the modification and acceleration charges related to the Combination ($61.0 million in 2018 compared to $27.2 million in 2019) and the reversal of $7.3 million in cumulative expense in 2019 related to certain performance-based awards that did not vest, partially offset by the issuance of new equity awards since 2018.
•
The Vimeo increase was due primarily to an increase of $5.3 million in compensation expense due primarily to higher headcount, expense from the inclusion of Magisto and a charge of $2.1 million related to vacating office space.

•
The Emerging & Other decrease was due primarily to a change of $20.9 million in acquisition-related contingent consideration fair value adjustments (expense of $1.1 million in 2018 compared to income of $19.7 million in 2019) at Mosaic Group, and sales of Electus, Dictionary.com and CityGrid in 2018, partially offset by an increase of $10.8 million in compensation expense at Mosaic Group due primarily to recent acquisitions, an increase in compensation expense of $2.7 million from Bluecrew and $1.7 million in transaction costs related to the Care.com acquisition, which closed on February 11, 2020. General and administrative expense was further impacted by the inclusion in the third quarter of 2018 of a $4.8 million favorable legal settlement. The income from acquisition-related contingent consideration fair value adjustments in 2019 is due to the decrease in the expected amount of contingent consideration to be paid in connection with a previous acquisition.

Product development expense
	Years Ended December 31,
	2017	$ Change	% Change	2018	$ Change	% Change	2019
	(Dollars in thousands)
Product development expense	$148,015	$29,283	20%	$177,298	$16,159	9%	$193,457
As a percentage of revenue	8%			7%			7%
For the year ended December 31, 2017 compared to the year ended December 31, 2018
Product development expense in 2018 increased from 2017 due to increases of $13.2 million from ANGI, $9.8 million from Vimeo and $6.0 million from Dotdash.
•
The ANGI increase was due primarily to increases of $4.9 million in compensation expense and $4.5 million in software license and maintenance costs, reflecting the impact from the inclusion of Angie’s List. The increase in compensation expense was due primarily to increased headcount, partially offset by a decrease of $6.1 million in stock-based compensation expense resulting from a lower modification charge related to the Combination.

•
The Vimeo increase was due primarily to $8.7 million of expense from the inclusion of Livestream.

•
The Dotdash increase was due primarily to an increase of $5.7 million in compensation expense, due primarily to higher headcount.

For the year ended December 31, 2018 compared to the year ended December 31, 2019
Product development expense in 2019 increased from 2018 due to increases of $8.1 million from Dotdash, $7.8 million from Vimeo and $3.1 million from ANGI.
•
The Dotdash increase was due primarily to an increase of $7.4 million in compensation expense due primarily to higher headcount and an increase in expense for contractors engaged in content development.

•
The Vimeo increase was due primarily to an increase of $6.4 million in compensation expense due primarily to higher headcount and expense from the inclusion of Magisto.

•
The ANGI increase was due primarily to an increase of $6.1 million in expense from the inclusion of Handy, partially offset by decreases in compensation expense of $1.1 million, software license and maintenance costs of $0.9 million and outsourced personnel costs of $0.8 million.

Depreciation
	Years Ended December 31,
	2017	$ Change	% Change	2018	$ Change	% Change	2019
	(Dollars in thousands)
Depreciation	$40,816	$1,577	4%	$42,393	$13,556	32%	$55,949
As a percentage of revenue	2%			2%			2%
For the year ended December 31, 2017 compared to the year ended December 31, 2018
Depreciation in 2018 increased from 2017 due primarily to continued corporate growth at ANGI, partially offset by certain fixed assets becoming fully depreciated.
For the year ended December 31, 2018 compared to the year ended December 31, 2019
Depreciation in 2019 increased from 2018 due primarily to the development of capitalized software to support ANGI’s products and services, as well as leasehold improvements related to additional office space at ANGI, partially offset by certain fixed assets becoming fully depreciated.
Operating (loss) income
	Years Ended December 31,
	2017	$ Change	% Change	2018	$ Change	% Change	2019
	(Dollars in thousands)
ANGI Homeservices	$(149,176)	$213,082	NM	$63,906	$(25,261)	(40)%	$38,645
Vimeo	(27,328)	(8,266)	(30)%	(35,594)	(16,327)	(46)%	(51,921)
Dotdash	(15,694)	34,472	NM	18,778	10,243	55%	29,021
Search	153,986	(2,561)	(2)%	151,425	(29,078)	(19)%	122,347
Emerging & Other	(780)	(25,847)	(3,314)%	(26,627)	4,837	18%	(21,790)
Corporate	(125,640)	(10,413)	(8)%	(136,053)	(30,698)	(23)%	(166,751)
Total	$(164,632)	$200,467	NM	$35,835	$(86,284)	NM	$(50,449)
As a percentage of revenue	(8)%			1%			(2)%
For the year ended December 31, 2017 compared to the year ended December 31, 2018
Operating income in 2018 increased from a loss in 2017 due primarily to an increase in Adjusted EBITDA of $227.0 million described below, a decrease of $43.6 million in stock-based compensation expense, partially offset by increases of $67.9 million in amortization of intangibles and $1.6 million in depreciation and a change of $0.6 million in acquisition-related contingent consideration fair value adjustments. The decrease in stock-based compensation expense was due primarily to a decrease of $51.4 million in modification and acceleration charges related to the Combination ($122.1 million in 2017 compared to $70.6 million in 2018) and the inclusion in 2017 of a modification charge related to a HomeAdvisor equity award, partially offset by the modification of certain awards in 2018, due, in part, to the sale of businesses during the fourth quarter of 2018, and the issuance of new equity awards since 2017. The increase in amortization of intangibles reflects an increase in amortization expense of $39.4 million related to the Combination, the inclusion in 2018 of an indefinite-lived intangible asset impairment charge of $27.7 million at Search related to a trade name at the Desktop business and an increase in amortization expense of $4.0 million related to the acquisition of Livestream, partially offset by a Dotdash definite-lived trade name that became fully amortized in 2017. Certain Google policy changes related to its Chrome browser became effective on September 12, 2018; the expected reduction in future revenue and profits of the Desktop business due to these policy changes and other factors resulted in a $27.7 million impairment of the related indefinite-lived intangible asset in the fourth quarter of 2018.

For the year ended December 31, 2018 compared to the year ended December 31, 2019
Operating income decreased to a loss in 2019, due to a decrease in Adjusted EBITDA of $127.6 million described below, an increase of $13.6 million in depreciation and a $3.3 million goodwill impairment charge related to the College Humor Media business, partially offset by decreases of $23.2 million in amortization of intangibles and $14.1 million in stock-based compensation expense and a change of $20.9 million in acquisition-related contingent consideration fair value adjustments (expense of $1.1 million in 2018 compared to income of $19.7 million in 2019). The increase in depreciation was due primarily to the development of capitalized software to support ANGI’s products and services, as well as leasehold improvements related to additional office space at ANGI. The decrease in amortization of intangibles was due primarily to the inclusion in 2018 of an impairment charge of $27.7 million at Search related to a trade name at the Desktop business and lower expense from the Combination, partially offset by recent acquisitions. The decrease in stock-based compensation expense was due primarily to a decrease of $38.0 million in modification and acceleration charges related to the Combination ($70.6 million in 2018 compared to $32.6 million in 2019), and the reversal of $7.6 million in cumulative expense in 2019 related to certain performance-based awards that did not vest, partially offset by the issuance of new equity awards since 2018, including those issued in connection with recent acquisitions, and modification charges at Corporate. The income from acquisition-related contingent consideration fair value adjustments in 2019 is due to the decrease in the expected amount of contingent consideration to be paid in connection with a previous acquisition.
At December 31, 2019, there was $158.3 million of unrecognized compensation cost, net of estimated forfeitures, related to all equity-based awards, which is expected to be recognized over a weighted average period of approximately 2.2 years.
Adjusted EBITDA
	Years Ended December 31,
	2017	$ Change	% Change	2018	$ Change	% Change	2019
	(Dollars in thousands)
ANGI Homeservicess	$37,858	$209,648	554%	$247,506	$(45,209)	(18)%	$202,297
Vimeo	(23,607)	(4,438)	(19)%	(28,045)	(13,745)	(49)%	(41,790)
Dotdash	(2,763)	24,147	NM	21,384	18,217	85%	39,601
Search	162,023	20,882	13%	182,905	(58,742)	(32)%	124,163
Emerging & Other	2,124	(17,013)	NM	(14,889)	(13,479)	(91)%	(28,368)
Corporate	(67,748)	(6,263)	(9)%	(74,011)	(14,606)	(20)%	(88,617)
Total	$107,887	$226,963	210%	$334,850	$(127,564)	(38)%	$207,286
As a percentage of revenue	6%			13%			8%
For a reconciliation of net earnings attributable to Old IAC equity in IAC Holdings, Inc. to operating (loss) income to combined Adjusted EBITDA, see “IAC’s Principles of Financial Reporting.” For a reconciliation of operating (loss) income to Adjusted EBITDA for IAC’s reportable segments, see “Note 10 — Segment Information” to the annual combined financial statements included in Annex J.
For the year ended December 31, 2017 compared to the year ended December 31, 2018
•
ANGI Adjusted EBITDA increased 554% to $247.5 million, due primarily to the increase of $395.9 million in revenue, a reduction in transaction and integration-related costs principally related to the Combination of $39.1 million and lower selling and marketing expense as a percentage of revenue, partially offset by higher compensation expense due, in part, to increased headcount following the Combination, and increases of $21.7 million in cost of revenue, $19.7 million in bad debt expense, $15.2 million in software license and maintenance cost and $9.4 million in facilities costs. Additionally, Adjusted EBITDA in 2018 benefited from a reduction in sales commissions expense of $4.9 million due to the adoption of ASU No. 2014-09.

•
Vimeo Adjusted EBITDA loss increased 19% to a loss of $28.0 million, despite higher revenue, driven by investments in marketing and product development expense to continue to grow the business and an increase in legal costs.

•
Dotdash Adjusted EBITDA improved to a profit of $21.4 million in 2018 from a loss of $2.8 million in 2017, due primarily to higher revenue and lower operating expenses as a percentage of revenue.

•
Search Adjusted EBITDA increased 13% to $182.9 million, due primarily to higher revenue and lower marketing expense, partially offset by higher traffic acquisition costs.

•
Emerging & Other Adjusted EBITDA decreased $17.0 million to a loss of $14.9 million due primarily to reduced profits from both Mosaic Group and Electus, and increased investments in College Humor Media and Bluecrew, partially offset by a favorable legal settlement of $4.8 million in the third quarter of 2018 and profits at IAC Films.

•
Corporate Adjusted EBITDA loss increased 9% to $74.0 million due primarily to higher compensation costs.

For the year ended December 31, 2018 compared to the year ended December 31, 2019
•
ANGI Adjusted EBITDA decreased 18% to $202.3 million, despite higher revenue, due primarily to higher selling and marketing expense as a percentage of revenue, an increase of $16.8 million in bad debt expense due to higher Marketplace Revenue, investments in Fixd Repair and Handy, partially offset by the inclusion in 2018 of $9.0 million in costs related to the Combination (including deferred revenue write-offs, severance, retention and integration-related costs).

•
Vimeo Adjusted EBITDA loss increased 49% to a loss of $41.8 million, despite higher revenue, due primarily to higher marketing, including expense from the inclusion of Magisto and a brand campaign in the first half of 2019, as well as higher compensation expense due primarily to an increase in headcount, including its sales force, and a charge of $2.1 million related to vacating office space.

•
Dotdash Adjusted EBITDA increased 85% to $39.6 million due primarily to higher revenue and lower operating expenses as a percentage of revenue, partially offset by a charge of $2.6 million related to the early termination of a lease.

•
Search Adjusted EBITDA decreased 32% to $124.2 million due primarily to a decrease in revenue and higher traffic acquisition costs as a percentage of revenue, partially offset by lower selling and marketing expense as a percentage of revenue.

•
Emerging & Other Adjusted EBITDA loss increased 91% to $28.4 million due primarily to increased investments in Bluecrew and College Humor Media, and the sales of Dictionary.com and CityGrid, partially offset by increased profits from Mosaic Group.

•
Corporate Adjusted EBITDA loss increased 20% to $88.6 million due primarily to higher professional fees, including $7.9 million in costs related to the MTCH Separation.

Interest (expense) income, net
Interest expense — third party relates to interest on the ANGI Group Term Loan, which is due on November 5, 2023, and commitment fees on an undrawn ANGI Credit Facility, which commenced on November 5, 2018, and an undrawn IAC Group Credit Facility, which was amended and restated on November 5, 2018.
Interest income, net — related party primarily relates to net interest income earned by IAC on cash transfers to Old IAC under its centrally managed U.S. treasury function.
	Years Ended December 31,
	2017	$ Change	% Change	2018	$ Change	% Change	2019
	(Dollars in thousands)
Interest expense — third party	$2,181	$10,878	499%	$13,059	$(1,155)	(9)%	$11,904
Interest income, net — related party	$23,656	(23,331)	(99)%	$325	$95	29%	$420

Other income, net
	Years Ended December 31,
	2017	$ Change	% Change	2018	$ Change	% Change	2019
	(Dollars in thousands)
Other income, net	$12,363	$270,107	2,185%	$282,470	$(248,843)	(88)%	$33,627
Other income, net in 2017 includes: $25.8 million in realized gains related to the sale of certain investments; $4.0 million of interest income; $9.9 million in other-than-temporary impairment charges related to certain investments; and $6.6 million in net foreign currency exchange losses due primarily to the weakening of the dollar relative to the British Pound.
Other income, net in 2018 includes: a $26.8 million realized gain on the sale of certain Pinterest shares held by IAC and a $128.8 million unrealized gain (or upward adjustment) to adjust IAC’s remaining interest in Pinterest to fair value in accordance with ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, which was adopted effective January 1, 2018; $120.6 million in gains related to the sales of Dictionary.com, Electus, Felix and CityGrid; and $8.8 million of interest income.
Other income, net in 2019 includes: a $20.5 million gain related to the sale of IAC’s investment in Pinterest; $18.5 million in net upward adjustments related to investments in equity securities without readily determinable fair values; $14.7 million of interest income; an unrealized reduction of $9.1 million in the estimated fair value of a warrant; a realized loss of $8.2 million related to the sale of Vimeo’s hardware business in the first quarter of 2019; and a $1.8 million mark-to-market charge for an indemnification claim related to the Handy acquisition that will be settled in ANGI shares held in escrow.
Income tax benefit (provision)
	Years Ended December 31,
	2017	$ Change	% Change	2018	$ Change	% Change	2019
	(Dollars in thousands)
Income tax benefit (provision)	$155,402	$(168,602)	NM	$(13,200)	$73,689	NM	$60,489
Effective income tax rate	(119)%			4%			214%
For further details of income tax matters, see “Note 3 — Income Taxes” to the annual combined financial statements included in Annex J
In 2017, IAC recorded an income tax benefit of $155.4 million, which was due primarily to the effect of adopting the provisions of ASU No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, on January 1, 2017, the net effect of the Tax Act, and foreign income taxed at lower rates. Under ASU No. 2016-09, excess tax benefits generated by the exercise, purchase or settlement of stock-based awards of $77.6 million in 2017 are recognized as a reduction to the income tax provision rather than as an increase to invested capital.
On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act subjected to U.S. taxation certain previously deferred earnings of foreign subsidiaries as of December 31, 2017 (“Transition Tax”) and implemented a number of changes that took effect on January 1, 2018, including but not limited to, a reduction of the U.S. federal corporate tax rate from 35% to 21% and a new minimum tax on global intangible low-taxed income (“GILTI”) earned by foreign subsidiaries. IAC was able to make a reasonable estimate of the Transition Tax and recorded a provisional tax expense in the fourth quarter of 2017. In 2018, IAC finalized this calculation, which resulted in no adjustment to the Transition Tax.
In 2018, IAC recorded an income tax provision of $13.2 million, which represented an effective tax rate of 4%. The effective income tax rate was lower than the statutory rate of 21% due primarily to excess tax benefits generated by the exercise and vesting of stock-based awards.
In 2019, IAC recorded an income tax benefit of $60.5 million due primarily to excess tax benefits generated by the exercise and vesting of stock-based awards, realization of certain deferred tax assets, and research credits.

Net loss (earnings) attributable to noncontrolling interests
Noncontrolling interests represent the noncontrolling holders’ percentage share of earnings or losses from the subsidiaries in which IAC holds a majority, but less than 100%, ownership interest and the results of which are included in IAC’s combined financial statements.
	Years Ended December 31,
	2017	$ Change	% Change	2018	$ Change	% Change	2019
	(Dollars in thousands)
Net loss (earnings) attributable to noncontrolling interests	$12,398	$(57,997)	NM	$(45,599)	$36,311	80%	$(9,288)
Net earnings attributable to noncontrolling interests in 2018 primarily represents third party interests in a subsidiary that held the unrealized gains related to IAC’s investment in Pinterest, which was adjusted during the second quarter of 2018 to fair value in accordance with ASU No. 2016-01, as well as the publicly-held interest in ANGI’s earnings, partially offset by net losses attributable to the noncontrolling interests in certain subsidiaries within the Emerging & Other and Vimeo segments.
Net earnings attributable to noncontrolling interests in 2019 represents the publicly-held interest in ANGI’s earnings as well as third party interests in the subsidiary that held the gain on IAC’s investment in Pinterest.

IAC’S PRINCIPLES OF FINANCIAL REPORTING
IAC reports Adjusted EBITDA as a supplemental measure to U.S. generally accepted accounting principles (“GAAP”). This measure is one of the primary metrics by which IAC evaluates the performance of its businesses, on which its internal budgets are based and by which management is compensated. IAC believes that investors should have access to, and it is obligated to provide, the same set of tools that it uses in analyzing its results. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. IAC endeavors to compensate for the limitations of the non-GAAP measure presented by providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure. IAC encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measure, which is discussed below.
Definition of Non-GAAP Measure
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable, and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements. IAC believes this measure is useful for analysts and investors as this measure allows a more meaningful comparison between IAC’s performance and that of its competitors. The above items are excluded from IAC’s Adjusted EBITDA measure because these items are non-cash in nature. Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.
The following table reconciles net earnings (loss) attributable to IAC shareholders to operating income (loss) to consolidated and combined Adjusted EBITDA:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2020	2019	2020
	(In thousands)
Net earnings (loss) attributable to IAC shareholders	$16,466	$184,917	$16,008	$(239,399)
Add back:
Net earnings attributable to noncontrolling interests	1,912	944	10,718	625
Income tax benefit	(19,079)	(29,508)	(53,319)	(107,019)
Other (income) expense, net	11,715	(290,786)	(16,850)	(211,769)
Interest expense	2,898	5,807	9,402	9,579
Operating income (loss)	13,912	(128,626)	(34,041)	(547,983)
Stock-based compensation expense	24,585	31,719	94,867	148,597
Depreciation	15,009	18,753	39,042	50,849
Amortization of intangibles	22,545	60,151	64,112	132,213
Acquisition-related contingent consideration fair value adjustments	(16,139)	—	(12,993)	(6,918)
Goodwill impairment	—	53,173	—	265,146
Adjusted EBITDA	$59,912	$35,170	$150,987	$41,904
The following table reconciles net earnings attributable to Old IAC equity in IAC Holdings, Inc. to operating (loss) income to combined Adjusted EBITDA:

	Years Ended December 31,
	2017	2018	2019
	(In thousands)
Net earnings attributable to Old IAC equity in IAC Holdings, Inc.	$37,006	$246,772	$22,895
Add back:
Net (loss) earnings attributable to noncontrolling interests	(12,398)	45,599	9,288
Income tax (benefit) provision	(155,402)	13,200	(60,489)
Other income, net	(12,363)	(282,470)	(33,627)
Interest income, net – related party	(23,656)	(325)	(420)
Interest expense – third party	2,181	13,059	11,904
Operating (loss) income	(164,632)	35,835	(50,449)
Stock-based compensation expense	192,005	148,405	134,338
Depreciation	40,816	42,393	55,949
Amortization of intangibles	39,150	107,081	83,868
Goodwill impairment	—	—	3,318
Acquisition-related contingent consideration fair value adjustments	548	1,136	(19,738)
Adjusted EBITDA	$107,887	$334,850	$207,286
For a reconciliation of operating income (loss) to Adjusted EBITDA for IAC’s reportable segments, see “Note 10 — Segment Information” to the interim financial statements included in Annex J and “Note 10 — Segment Information” to the annual combined financial statements included in Annex J.
Non-Cash Expenses That Are Excluded From IAC’s Non-GAAP Measure
Stock-based compensation expense consists principally of expense associated with awards issued by certain subsidiaries of IAC and expense related to awards that were granted under various IAC stock and annual incentive plans. These expenses are not paid in cash and IAC views the economic cost of stock-based awards to be the dilution to its share base; IAC also includes the related shares in its fully diluted shares outstanding for GAAP earnings per share using the treasury stock method. IAC is currently settling all stock-based awards on a net basis and remits the required tax-withholding amounts from its current funds.
Depreciation is a non-cash expense relating to IAC’s building, capitalized software, leasehold improvements and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.
Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as technology, service professional relationships, customer lists and user base, memberships, trade names and content, are valued and amortized over their estimated lives. Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. IAC believes that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairments of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.
Gains and losses recognized on changes in the fair value of contingent consideration arrangements are accounting adjustments to report contingent consideration liabilities at fair value. These adjustments can be highly variable and are excluded from IAC’s assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or the ongoing cost of doing business.

IAC’S FINANCIAL POSITION, LIQUIDITY AND CAPITAL RESOURCES
Financial Position
	December 31, 2018	December 31, 2019	September 30, 2020
	(In thousands)
ANGI cash and cash equivalents and marketable debt securities:
United States	$328,795	$377,648	$837,611
All other countries	8,189	12,917	17,433
Total cash and cash equivalents	336,984	390,565	855,044
Marketable debt securities (United States)	24,947	—	49,992
Total ANGI cash and cash equivalents and marketable debt securities	361,931	390,565	905,036
IAC (excluding ANGI) cash and cash equivalents and marketable debt securities:
United States	498,926	392,521	2,538,201
All other countries	49,065	56,710	78,468
Total cash and cash equivalents	547,991	449,231	2,616,669
Marketable debt securities (United States)	419	—	299,961
Total IAC (excluding ANGI) cash and cash equivalents and marketable debt securities	548,410	449,231	2,916,630
Total cash and cash equivalents and marketable debt securities	$910,341	$839,796	$3,821,666
Long-term debt:
ANGI Group Senior Notes	$—	$—	$500,000
ANGI Group Term Loan	261,250	247,500	237,188
Total long-term debt	261,250	247,500	737,188
Less: current portion of ANGI Group Term Loan	13,750	13,750	13,750
Less: unamortized debt issuance costs	2,529	1,804	8,030
Total long-term debt, net	$244,971	$231,946	$715,408
Total long-term debt – related party	$2,500	$—	$—
For a detailed description of long-term debt, see “Note 7 — Long-term Debt” and “Note 13 — Related Party Transactions” to the annual combined financial statements included in Annex J and “Note 6 — Long-term Debt” to the interim financial statements included in Annex J.
Cash Flow Information
In summary, IAC’s cash flows are as follows:
	Nine Months Ended September 30,
	2019	2020
	(In thousands)
Net cash provided by (used in)
Operating activities	$191,352	$168,047
Investing activities	$(529,223)	$(1,828,298)
Financing activities	$139,237	$4,304,883

	Years Ended December 31,
	2017	2018	2019
	(In thousands)
Net cash provided by (used in):
Operating activities	$140,417	$369,435	$251,800
Investing activities	$(161,037)	$(44,682)	$(421,868)
Financing activities	$246,804	$(197,738)	$124,086
Net cash provided by operating activities consists of earnings adjusted for non-cash items, the effect of changes in working capital and acquisition-related contingent consideration payments (to the extent greater than the liability initially recognized at the time of acquisition). Non-cash adjustments include goodwill impairments, stock-based compensation expense, net gains on equity securities, amortization of intangibles, deferred income taxes, provision for credit losses, and depreciation.
Nine months ended September 30, 2019
Adjustments to earnings consist primarily of $94.9 million of stock-based compensation expense, $64.1 million of amortization of intangibles, $50.5 million of provision of credit losses, and $39.0 million of depreciation, partially offset by $56.7 million of deferred income taxes, and $26.1 million of gains on equity securities. The deferred income tax benefit primarily relates to the net operating loss created by the exercise and vesting of stock-based awards. The decrease from changes in working capital primarily consists of an increase in accounts receivable of $64.9 million, partially offset by an increase in deferred revenue of $30.5 million and a decrease in other assets of $11.4 million. The increase in accounts receivable is due primarily to revenue growth at ANGI and timing of cash receipts at Mosaic Group, including cash received in the fourth quarter of 2018 rather than in the first quarter of 2019. The increase in deferred revenue is due primarily to growth in subscription sales at Vimeo and Mosaic Group. The decrease in other assets is primarily due to a receipt of tenant improvement allowances at ANGI.
Net cash used by investing activities includes cash used for investments and acquisitions of $446.7 million, principally related to the investment in Turo and acquisitions of Magisto and Fixd Repair, and capital expenditures of $73.6 million, primarily related to investments in capitalized software at ANGI to support their products and services, leasehold improvements at ANGI, and the payment of a deposit for an ownership interest in an aircraft at Corporate, and an increase in notes receivable — related party of $55.8 million, partially offset by proceeds from maturities of marketable debt securities of $25.0 million, and net proceeds from the sale of businesses and investments of $24.5 million, principally related to the sale of Felix on December 31, 2018.
Net cash used by financing activities includes cash transfers of $225.5 million from Old IAC pursuant to Old IAC’s centrally managed U.S. treasury function, in which IAC participated for periods prior to the MTCH Separation, partially offset by $34.0 million for the repurchase of 4.1 million shares of ANGI Class A common stock, on a settlement date basis, at an average price of $8.23 per share; $30.0 million for withholding taxes paid on behalf of ANGI employees for stock-based awards that were net settled, and $10.3 million in principal payments on ANGI debt.
Nine months ended September 30, 2020
Adjustments to earnings consist primarily of a $265.1 million goodwill impairment, $148.6 million of stock-based compensation expense, $132.2 million of amortization of intangibles, including impairments of $32.2 million, $62.6 million of provision for credit losses, and $50.8 million of depreciation, partially offset by $215.9 million of gains on equity securities, net of $51.5 million of impairments of certain equity securities without readily determinable fair values, and $82.9 million of deferred income taxes. The increase from changes in working capital primarily consists of an increase in deferred revenue of $78.0 million and an increase in accounts payable and other liabilities of $50.0 million, partially offset by an increase in accounts receivable of $91.5 million and an increase in other assets of $5.7 million. The increase in deferred revenue is due primarily to growth in subscription sales at Vimeo and Care.com. The increase in accounts payable and other liabilities is due primarily to accrued advertising and related payables at ANGI, and accrued compensation costs due, in part, to the deferral of payroll tax payments under the Coronavirus Aid, Relief, and Economic Security Act. The increase in accounts receivable is due primarily to revenue growth at ANGI, Vimeo, and Care.com, and timing of cash receipts at Mosaic Group. The increase in other assets is due, in part, to capitalized production costs of various production deals at IAC Films, partially offset by a decrease in capitalized downloadable search toolbar costs at Search.
Net cash used in investing activities includes cash used for investments and acquisitions of $1.5 billion, principally related to the investment in MGM of $1.0 billion for the purchase of 59.0 million shares and acquisitions principally related to the Care.com acquisition, purchases (net of maturities) of marketable debt securities of $299.9 million, and capital expenditures of $41.7 million, primarily related to investments in capitalized software at ANGI to support their products and services, and leasehold improvements, partially offset by a decrease in notes receivable — related party of $54.8 million and proceeds from the sale of businesses and investments of $17.9 million, principally related to the sales of Dictionary and Electus in 2018.
Net cash provided by financing activities includes transfers of $1.7 billion from Old IAC to IAC pursuant to the terms of the MTCH Separation and cash merger consideration of $837.9 million paid by Old IAC in connection with the MTCH Separation, $1.4 billion of proceeds related to the sale of Old IAC Class M common stock, and $500.0 million of proceeds from the issuance of the ANGI Group Senior Notes, partially offset by $54.4 million for the repurchase of 7.7 million shares of ANGI Class A common stock, on a settlement date basis, at an average price of $7.02 per share, $50.0 million for withholding taxes paid on behalf of ANGI employees for stock-based awards that were net settled, $24.0 million for withholding taxes paid on behalf of IAC employees for stock-based awards that were net settled, $10.3 million in principal payments on the ANGI Group Term Loan, $5.6 million for debt issuance costs, and $4.3 million for the purchase of redeemable noncontrolling interests.
Year ended December 31, 2017
Adjustments to earnings consist primarily of $192.0 million of stock-based compensation expense, $40.8 million of depreciation, $39.2 million of amortization of intangibles, $28.5 million of bad debt expense, partially offset by $126.7 million of deferred income taxes and $25.8 million of net gains on equity securities. The deferred income tax benefit primarily relates to the net operating loss created primarily by excess tax benefits of $77.6 million related to stock-based awards, a reduction in deferred tax liabilities for a change in the federal tax rate from 35% to 21%, and the modification charge for the conversion and acceleration of stock-based awards in connection with the Combination, partially offset by the provisional Transition Tax. The decrease from changes in working capital consists primarily of an increase in accounts receivable of $62.2 million and a decrease in income taxes payable and receivable of $7.4 million, partially offset by a decrease in other assets of $17.9 million. The increase in accounts receivable is primarily due to revenue growth at ANGI and Vimeo. The decrease in income taxes payable and receivable is due to foreign income tax payments in excess of foreign income tax accruals. The decrease in other assets is primarily due to a decrease in production costs at IAC Films.
Net cash used in investing activities includes acquisitions and purchases of investments of $146.3 million, which includes the Livestream, Angie’s List, MyBuilder and HomeStars acquisitions, and capital expenditures of $46.2 million, primarily related to investments in development of capitalized software at ANGI to support their products and services, computer hardware and IAC’s purchase of a 50% ownership interest in an aircraft as a replacement for a then existing 50% interest in a previously owned aircraft, which was sold on February 13, 2018, partially offset by net proceeds from the sale of businesses and investments of $28.6 million, which is primarily related to the sale of certain investments.
Net cash provided by financing activities includes $275.0 million in proceeds from the ANGI Group Term Loan, cash transfers of $8.0 million from Old IAC pursuant to Old IAC’s centrally managed U.S. treasury function, partially offset by $19.7 million for distributions to and purchases of noncontrolling interests, and $10.1 million for withholding taxes paid on behalf of ANGI employees for stock-based awards that were net settled.
Year ended December 31, 2018
Adjustments to earnings consist primarily of $148.4 million of stock-based compensation expense, $107.1 million of amortization of intangibles, $48.4 million of bad debt expense, $42.4 million of depreciation, partially offset by $153.4 million of net gains on equity securities and $121.3 million of net gains from the sale of businesses. The decrease from changes in working capital primarily consists of an increase in accounts receivable of $52.1 million and an increase in other assets of $29.8 million, partially offset by an increase in deferred revenue of $36.4 million and an increase in accounts payable and other liabilities of $35.6 million. The increase in accounts receivable is primarily due to revenue growth at ANGI, Ask Media Group, and Dotdash, partially offset by a decrease at Mosaic Group related to the timing of cash receipts, including cash received in the fourth quarter of 2018 rather than in the first quarter of 2019. The increase in other assets is primarily due to increases in (i) capitalized production costs of various production deals at College Humor Media, Electus, and IAC Films, (ii) capitalized sales commissions at ANGI, and (iii) capitalized mobile app store fees at Mosaic Group. The increase in deferred revenue is due primarily to growth in subscription sales at Vimeo and Mosaic Group. The increase in accounts payable and other liabilities is primarily due to increases in (i) accrued employee compensation due, in part, to the timing of payments of cash bonuses, (ii) payables and accruals at Ask Media Group due to growth in paid traffic, primarily in international markets and (iii) payables at Vimeo due to timing of payments.
Net cash used in investing activities includes cash used for acquisitions and investments of $114.8 million, which includes the TelTech, iTranslate, Bluecrew and Handy acquisitions, capital expenditures of $54.7 million, primarily related to investments in the development of capitalized software at ANGI to support their products and services and in leasehold improvements, purchases (net of maturities) of marketable debt securities of $24.7 million, partially offset by net proceeds from the sale of businesses and investments of $136.3 million, which includes the sales of Dictionary.com and Electus, and $10.4 million in net proceeds from the sale of Angie’s List’s campus located in Indianapolis.
Net cash used in financing activities includes cash transfers of $144.1 million to Old IAC pursuant to Old IAC’s centrally managed U.S. treasury function, $29.8 million for withholding taxes paid on behalf of ANGI employees for stock-based awards that were net settled, $13.8 million in principal payments on ANGI debt, and $12.5 million for distributions to and purchases of noncontrolling interests.
Year ended December 31, 2019
Adjustments to earnings consist primarily of $134.3 million of stock-based compensation expense, $83.9 million of amortization of intangibles, $65.7 million of bad debt expense, and $55.9 million of depreciation, partially offset by $62.8 million of deferred income taxes and $41.4 million of net gains on equity securities. The deferred income tax benefit primarily relates to the net operating loss created by the exercise and vesting of stock-based awards and the realization of gains on certain equity securities. The decrease from changes in working capital primarily consists of an increase in accounts receivable of $73.6 million, partially offset by an increase in deferred revenue of $28.1 million and a decrease in other assets of $10.6 million. The increase in accounts receivable is primarily due to revenue growth at ANGI and Dotdash. The increase in deferred revenue is due primarily to growth in subscription sales at Vimeo and Mosaic Group. The decrease in other assets is due, in part, to a decrease in capitalized downloadable search toolbar costs at Search.
Net cash used in investing activities includes cash used for investments and acquisitions of $455.6 million, principally related to the investment in Turo and acquisitions of Magisto and Fixd Repair, capital expenditures of $97.9 million, primarily related to investments in the development of capitalized software at ANGI to support its products and services as well as leasehold improvements related to additional office space at ANGI, and the payment of a deposit of $23.0 million for an ownership interest in an aircraft at Corporate, and an increase in related party notes receivable of $54.8 million, partially offset by net proceeds from the sale of investments and businesses of $164.8 million, principally related to the sale of IAC’s investment in Pinterest and the proceeds received in 2019 related to the December 31, 2018 sale of Felix, and proceeds from maturities (net of purchases) of marketable debt securities of $25.0 million.
Net cash provided by financing activities includes cash transfers of $263.3 million from Old IAC pursuant to Old IAC’s centrally managed U.S. treasury function, partially offset by $56.9 million for the repurchase of 7.2 million shares of ANGI common stock, on a settlement date basis, at an average price of $7.90 per share, $35.3 million for withholding taxes paid on behalf of ANGI employees for stock-based awards that were net settled, $27.5 million for distributions to and purchases of noncontrolling interests, and $13.8 million in principal payments on ANGI debt.

Liquidity and Capital Resources
Prior to the MTCH Separation, IAC’s principal sources of liquidity were its cash and cash equivalents, including the funding it received from Old IAC pursuant to its centrally managed U.S. treasury function, in which IAC participated.
IAC generated $168.0 million of operating cash flows for the nine months ended September 30, 2020, of which $173.2 million was generated by ANGI. ANGI is a separate and distinct legal entity with its own public shareholders and board of directors and has no obligation to provide IAC with funds. As a result, IAC cannot freely access the cash of ANGI and its subsidiaries. In addition, the ANGI Group credit agreement contains covenants that would limit ANGI Group’s ability to pay dividends or make distributions in the event a default has occurred or if ANGI Group’s consolidated net leverage ratio (as defined in the ANGI Group credit agreement) exceeds 4.25 to 1.0. There were no such limitations at September 30, 2020.
On August 20, 2020, ANGI Group issued $500 million of its ANGI Group Senior Notes due August 15, 2028, with interest payable February 15 and August 15 of each year, commencing February 15, 2021. The proceeds from the offering will be used for general corporate purposes, including potential future acquisitions and return of capital.
On August 12, 2020, ANGI Group entered into a joinder agreement with ANGI, the other subsidiaries of ANGI that are party to the credit agreement, and each of the other loan parties to the credit agreement, pursuant to which ANGI Group became the successor borrower under the credit agreement and ANGI Homeservices Inc.’s obligations thereunder were terminated. The credit agreement governs the ANGI Group Term Loan and ANGI Group Revolving Facility. In addition, on August 12, 2020, the definition of “Permitted Unsecured Ratio Debt” in the credit agreement was amended to remove the requirement that guarantees of certain indebtedness of the borrower be subordinated to the guarantees under the credit agreement.
The $250 million ANGI Group Revolving Facility expires on November 5, 2023. At September 30, 2020 and December 31, 2019, there were no outstanding borrowings under the ANGI Group Revolving Facility. The annual commitment fee on undrawn funds is currently 25 basis points and is based on ANGI Group’s consolidated net leverage ratio most recently reported. Borrowings under the ANGI Group Revolving Facility bear interest, at ANGI Group’s option, at either a base rate or LIBOR, in each case plus an applicable margin, which is determined based on ANGI Group’s consolidated net leverage ratio.
The $250 million IAC Group Credit Facility, which was scheduled to expire on November 5, 2023, was terminated effective October 2, 2020. At December 31, 2019 and September 30, 2020, there were no outstanding borrowings under this credit facility.
On June 30, 2020, the Board of Directors of IAC authorized repurchases up to 8.0 million shares of common stock, which is equal to the number of shares available under the repurchase authorization at Old IAC immediately prior to the MTCH Separation.
During the nine months ended September 30, 2020, ANGI repurchased 7.6 million shares of its Class A common stock, on a trade date basis, at an average price of $7.00 per share, or $53.4 million in aggregate. At September 30, 2020, ANGI has 20.1 million shares remaining in its share repurchase authorization.
IAC and ANGI may purchase their shares over an indefinite period of time on the open market and in privately negotiated transactions, depending on those factors management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.
IAC has granted stock settled stock appreciation rights to employees and management of certain of its non-publicly traded subsidiaries that are denominated in the equity of those subsidiaries. These equity awards are settled on a net basis, with the award holder entitled to receive IAC shares equal to the intrinsic value of the award upon settlement less an amount equal to the required cash tax withholding payment, which will be paid by IAC. The aggregate intrinsic value of these awards outstanding at October 30, 2020 is $43.3 million; assuming these awards were net settled on that date, the withholding taxes that would be payable are $21.6 million, assuming a 50% withholding rate, and IAC would have issued 0.2 million common shares. The number of IAC shares ultimately needed to settle these awards and the cash withholding tax obligation may vary significantly as a result of the determination of the fair value of the relevant subsidiary. In addition, the number of IAC shares required to settle these awards will be impacted by movement in IAC’s stock price.
ANGI currently settles all equity awards on a net basis. Certain previously issued stock appreciation rights are settleable in either shares of ANGI Class A common stock or shares of IAC common stock at IAC’s option, these awards are currently being settled in shares of ANGI. The aggregate intrinsic value of these awards outstanding at October 30, 2020 is $77.2 million, assuming these awards were net settled on that date, the withholding taxes that would be payable are $38.6 million, assuming a 50% withholding rate, and ANGI would have issued 3.6 million shares of its Class A common stock. The aggregate intrinsic value of all other ANGI equity awards, including stock options, RSUs and subsidiary denominated equity at October 30, 2020 is $135.4 million; assuming these awards were net settled on that date, the withholding taxes that would be payable are $67.7 million, assuming a 50% withholding rate, and ANGI would have issued 6.4 million shares of its Class A common stock.
In connection with the MTCH Separation, Old IAC denominated stock options were converted into stock options to purchase IAC common stock and stock options to purchase New Match common stock in a manner that preserved the spread value of the stock options immediately before and immediately after the adjustment, with the allocation between the two stock options based on the value of a share of IAC common stock relative to the value of a share of New Match common stock multiplied by the transaction exchange ratio of 2.1584. Assuming all IAC stock options outstanding on October 30, 2020 were net settled on that date, withholding taxes, which would be paid by IAC on behalf of the employees upon exercise, would have been $222.6 million in aggregate assuming a 50% withholding rate.
In connection with the MTCH Separation, Old IAC’s RSUs were converted into IAC RSUs in a manner that preserved their fair value. RSUs are awards in the form of phantom shares or units denominated in a hypothetical equivalent number of shares of IAC common stock. These equity awards are settled on a net basis, with the award holder entitled to receive IAC shares equal to the fair value of the award upon settlement less an amount equal to the required cash tax withholding payment, which will be paid by IAC. The number of IAC common shares that would be required to net settle RSUs outstanding at October 30, 2020 is 0.6 million shares. In addition, withholding taxes, which will be paid by IAC on behalf of the employees upon vest, would have been $70.4 million at October 30, 2020, assuming a 50% withholding rate.
As of September 30, 2020, IAC’s economic interest and voting interest in ANGI is 84.5% and 98.2%, respectively. IAC intends to take steps if necessary to maintain an economic interest in ANGI of at least 80%.
IAC’s international cash can be repatriated without significant tax consequences.
IAC anticipates that it will need to make capital and other expenditures in connection with the development and expansion of its operations. IAC’s 2020 capital expenditures are expected to be lower than 2019 capital expenditures of $97.9 million by approximately 30% to 35%, due to timing of payments related to the purchase of a 50% interest in an aircraft at Corporate and lower leasehold improvements at ANGI. The remaining payment of $13.3 million related to the purchase of the 50% interest in an aircraft is expected to be made in the third quarter of 2021.
IAC believes its existing cash, cash equivalents, marketable debt securities, and expected positive cash flows generated from operations, will be sufficient to fund its normal operating requirements, including capital expenditures, debt service, the payment of withholding taxes paid on behalf of employees for net-settled stock-based awards, and investing and other commitments for the foreseeable future. IAC’s liquidity could be negatively affected by a decrease in demand for its products and services due to COVID-19 or other factors. As described in the “COVID-19 Update and Impairments” section above, to date, the COVID-19 outbreak and measures designed to curb its spread have had an impact on certain of IAC’s businesses. The longer the global outbreak and measures designed to curb the spread of the COVID-19 outbreak have adverse impacts on economic conditions generally, the greater the adverse impact is likely to be on IAC’s business, financial condition and results of operations. IAC’s capital structure could limit its ability to: (i) obtain additional financing to fund working capital needs, acquisitions, capital expenditures, debt service or other requirements; and (ii) use operating cash flow to make acquisitions or capital expenditures, or invest in other areas, such as developing business opportunities. IAC’s ability to obtain additional financing could also be impacted by any disruptions in the financial markets caused by COVID-19 or otherwise. IAC may need to raise additional capital through future debt or equity financing to make additional acquisitions and investments. Additional financing may not be available on terms favorable to IAC or at all.

IAC’S CONTRACTUAL OBLIGATIONS
The following table summarizes IAC’s contractual obligations as of September 30, 2020:
	Payments Due by Period
Contractual Obligations(a)	Less Than 1 Year	1 – 3 Years	3 – 5 Years	More Than 5 Years	Total
	(In thousands)
Long-term debt(b)	$37,407	$109,735	$201,125	$558,125	$906,392
Operating leases(c)	38,992	73,139	61,215	227,925	401,271
Purchase obligations(d)	62,941	23,819	—	—	86,760
Total contractual obligations	$139,340	$206,693	$262,340	$786,050	$1,394,423

(a)
IAC has excluded $18.0 million in unrecognized tax benefits and related interest from the table above as it is unable to make a reasonably reliable estimate of the period in which these liabilities might be paid. For additional information on income taxes, see “Note 2 — Income Taxes” to the interim financial statements included in Annex J.

(b)
Long-term debt at September 30, 2020 consists of $500.0 million of ANGI Group Senior Notes, which bear interest at a fixed rate of 3.875% and $237.2 million of the ANGI Group Term Loan, which bears interest at a variable rate. The ANGI Group Term loan bore interest at LIBOR plus 1.50%, or 1.66% at September 30, 2020. The amount of interest ultimately paid on the variable rate debt may differ based on changes in interest rates. For additional information on long-term debt, see “Note 6 — Long-term Debt” to the interim financial statements included in Annex J.

(c)
IAC leases land, office space, data center facilities and equipment used in connection with operations under various operating leases, the majority of which contain escalation clauses. Operating lease obligations include legally binding minimum lease payments for leases signed but not yet commenced. IAC is also committed to pay a portion of the related operating expenses under certain lease agreements. These operating expenses are not included in the table above.

(d)
The purchase obligations primarily consist of payments for cloud computing arrangements, a background check service provider arrangement, and a remaining payment of $13.3 million related to a 50% interest in a corporate aircraft.

IAC’S CRITICAL ACCOUNTING POLICIES AND ESTIMATES
The following disclosure is provided to supplement the descriptions of IAC’s accounting policies contained in “Note 2 — Summary of Significant Accounting Policies” to the annual combined financial statements included in Annex J in regard to significant areas of judgment. Management of IAC is required to make certain estimates, judgments and assumptions during the preparation of its combined financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). These estimates, judgments and assumptions impact the reported amount of assets, liabilities, revenue and expenses and the related disclosure of contingent assets and liabilities. Actual results could differ from these estimates. Because of the size of the financial statement elements to which they relate, some of IAC’s accounting policies and estimates have a more significant impact on its combined financial statements than others. What follows is a discussion of some of IAC’s more significant accounting policies and estimates.
Business Combinations and Contingent Consideration Arrangements
Acquisitions, which are generally referred to in GAAP as business combinations, are an important part of IAC’s growth strategy. IAC invested $911.9 million (including the value of ANGI Homeservices Class A common stock issued in connection with the Combination), $239.1 million (including the value of ANGI Homeservices Class A common stock issued in connection with the acquisition of Handy) and $202.0 million in acquisitions in the years ended December 31, 2017, 2018 and 2019, respectively. The purchase price of each acquisition is attributed to the assets acquired and liabilities assumed based on their fair values at the date of acquisition, including identifiable intangible assets that either arise from a contractual or legal right or are separable from goodwill.
Management makes two critical determinations at the time of an acquisition, the reporting unit that will benefit from the acquisition and to which goodwill will be assigned and the allocation of the purchase price of the business to the assets acquired and the liabilities assumed based upon their fair values. The reporting unit determination is important beyond the initial allocation of purchase price because future impairment assessments of goodwill, as described below, are performed at the reporting unit level. Historically, when IAC’s acquisitions have been complementary to existing reporting units, for example, the 2018 acquisitions of Handy by ANGI and TelTech by Mosaic Group and the 2019 acquisition of Magisto by Vimeo, the goodwill is allocated to these reporting units. Acquisitions within the Emerging & Other reportable segment, such as Bluecrew in 2018 and NurseFly in 2019, usually result in the creation of new reporting units because they are standalone businesses with unique product offerings, management or target markets, for example.
The allocation of purchase price to the assets acquired and liabilities assumed based upon their fair values is complex because of the judgments involved in determining these values. The determination of purchase price and the fair value of monetary assets acquired and liabilities assumed is typically the least complex aspect of IAC’s accounting for business combinations due to management’s experience and the inherently lower level of complexity. Due to the higher degree of complexity associated with the valuation of intangible assets, IAC usually obtains the assistance of outside valuation experts in the allocation of purchase price to the identifiable intangible assets acquired, which can be both definite-lived, such as acquired technology, customer and contractor relationships, or indefinite lived, such as acquired trade names and trademarks. While outside valuation experts may be used, management has ultimate responsibility for the valuation methods, models and inputs used and the resulting purchase price allocation. The excess purchase price over the net tangible and identifiable intangible assets is recorded as goodwill and is assigned to the reporting unit that is expected to benefit from the business combination as of the acquisition date.
In connection with certain business combinations, IAC has entered into contingent consideration arrangements that are determined to be part of the purchase price. The premise underlying the accounting for contingent consideration arrangements is that there are divergent views as to the acquired company’s valuation between IAC and the selling shareholders of the acquiree. Therefore, a model is developed with future payments of a portion of the purchase price linked to one or more financial (e.g., revenue and/or profit performance) and/or operating (e.g., number of subscribers) metrics that will be achieved over a specified time frame in the future based upon the performance of the business. In keeping with the accounting guidance for business combinations, each of these arrangements is initially recorded at its fair value at the time of the acquisition and the fair value is included in the aggregate purchase price. IAC determines the fair value of the contingent consideration arrangements by using probability-weighted analyses to determine the amounts of the gross liability, and, if the arrangement is long-term in nature, applying a discount rate that appropriately captures the risk associated with the obligation to determine the net amount reflected in the combined financial statements. The number of scenarios used is typically greater for longer-term arrangements. The contingent consideration arrangements are reassessed and reflected at current fair values for each subsequent reporting period thereafter until settled. The changes in the remeasured fair value of the contingent consideration arrangements during each reporting period, including the accretion of the discount, if applicable, are recognized in “General and administrative expense” in the combined statement of operations. Significant changes in the specified forecasted financial or operating metrics can result in a significantly higher or lower fair value measurement, which can result in volatility of general and administrative expense as the resulting remeasurement gains and losses are recorded.
Recoverability of Goodwill and Indefinite-Lived Intangible Assets
Goodwill is IAC’s largest asset with a carrying value of $1.5 billion and $1.6 billion at December 31, 2018 and 2019, respectively. Indefinite-lived intangible assets, which consist of IAC’s acquired trade names and trademarks, have a carrying value of $227.4 million and $225.3 million at December 31, 2018 and 2019, respectively.
Goodwill and indefinite-lived intangible assets are assessed annually for impairment as of October 1 or more frequently if an event occurs or circumstances change that would indicate that it is more likely than not that the fair value of a reporting unit or the fair value of an indefinite-lived intangible asset has declined below its carrying value. In performing its annual goodwill impairment assessment, IAC has the option under GAAP to qualitatively assess whether it is more likely than not that the fair value of a reporting unit is less than its carrying value; if the conclusion of the qualitative assessment is that there are no indicators of impairment, IAC does not perform a quantitative test, which would require a valuation of the reporting unit, as of October 1. GAAP provides a not all-inclusive set of examples of macroeconomic, industry, market and company specific factors for entities to consider in performing the qualitative assessment described above; management considers the factors it deems relevant in making its more likely than not assessments. While IAC also has the option under GAAP to qualitatively assess whether it is more likely than not that the fair values of its indefinite-lived intangible assets are less than their carrying values, IAC’s policy is to determine the fair value of each of its indefinite-lived intangible assets annually as of October 1, in part, because the level of effort required to perform the quantitative and qualitative assessments is essentially equivalent.
If the conclusion of IAC’s qualitative assessment is that there are indicators of impairment and a quantitative test is required, the annual or interim quantitative test of the recovery of goodwill involves a comparison of the estimated fair value of IAC’s reporting unit that is being tested to its carrying value. If the estimated fair value of a reporting unit exceeds its carrying value, goodwill of the reporting unit is not impaired. If the carrying value of a reporting unit exceeds its estimated fair value, a goodwill impairment equal to the excess is recorded.
IAC’s annual assessment of the recovery of goodwill begins with management’s reassessment of its operating segments and reporting units. A reporting unit is an operating segment or one level below an operating segment, which is referred to as a component. This reassessment of reporting units is also made each time IAC changes its operating segments. Separate from the impact of the change in operating segments, IAC concluded that its previous Applications operating segment should be split into two reporting units, Desktop, now included in the Search segment, and Mosaic Group, now included in the Emerging & Other segment, effective October 1, 2018. If the goodwill of a reporting unit is allocated to newly formed reporting units, the allocation is usually made to each reporting unit based upon their relative fair values.
For IAC’s annual goodwill test at October 1, 2019, a qualitative assessment of the ANGI, Vimeo, Mosaic Group (included in the Emerging & Other segment), College Humor Media, Bluecrew and Nursefly reporting units’ goodwill was performed because IAC concluded it was more likely than not that the fair value of these reporting units was in excess of their respective carrying values. The primary factors that IAC considered in its qualitative assessment for each of these reporting units are described below:

•
ANGI’s October 1, 2019 market capitalization of $3.6 billion exceeded its carrying value by approximately $2.2 billion.

•
IAC prepared valuations of the Vimeo, Mosaic Group, Bluecrew and Nursefly reporting units primarily in connection with the issuance and/or settlement of equity awards that are denominated in the equity of these businesses subsequent to January 1, 2019. The valuations were prepared time proximate to, however, not as of, October 1, 2019. The fair value of each of these businesses was in excess of its October 1, 2019 carrying value.

For IAC’s annual goodwill test at October 1, 2019, IAC quantitatively tested the Desktop reporting unit (included in the Search segment). IAC’s quantitative test indicated that there was no impairment. IAC’s Dotdash, Ask Media Group and The Daily Beast reporting units have no goodwill.
The aggregate goodwill balance for the Desktop reporting unit as of December 31, 2019 is $265.1 million. As described in the “COVID-19 Update and Impairments” section above, IAC recorded a $212.0 million impairment related to the goodwill of the Desktop reporting unit in the first quarter of 2020. As of March 31, 2020, the aggregate carrying value of goodwill for which the most recent estimate of the excess of fair value over carrying value is less than 10% is approximately $709.4 million. There is no goodwill for which the most recent estimate of the excess fair value over the carrying value is greater than 10% but less than 20%.
The fair value of IAC’s reporting units (except for ANGI described above) is determined using both an income approach based on discounted cash flows (“DCF”) and a market approach when IAC tests goodwill for impairment, either on an interim basis or annual basis as of October 1 each year. IAC uses the same approach in determining the fair value of its businesses in connection with its non-public subsidiary denominated stock-based compensation plans, which can be a significant factor in the decision to apply the qualitative assessment rather than a quantitative test. Determining fair value using a DCF analysis requires the exercise of significant judgment with respect to several items, including the amount and timing of expected future cash flows and appropriate discount rates. The expected cash flows used in the DCF analyses are based on IAC’s most recent forecast and budget and, for years beyond the budget, IAC’s estimates, which are based, in part, on forecasted growth rates. The discount rates used in the DCF analyses are intended to reflect the risks inherent in the expected future cash flows of the respective reporting units. Assumptions used in the DCF analyses, including the discount rate, are assessed based on each reporting unit’s current results and forecasted future performance, as well as macroeconomic and industry specific factors. The discount rates used in the quantitative test for determining the fair value of IAC’s reporting units ranged from 12.5% to 15% in 2018 and was 12.5% in 2019. Determining fair value using a market approach considers multiples of financial metrics based on both acquisitions and trading multiples of a selected peer group of companies. From the comparable companies, a representative market multiple is determined which is applied to financial metrics to estimate the fair value of a reporting unit. To determine a peer group of companies for IAC’s respective reporting units, it considered companies relevant in terms of consumer use, monetization model, margin and growth characteristics, and brand strength operating in their respective sectors.
IAC determines the fair value of indefinite-lived intangible assets using an avoided royalty DCF valuation analysis. Significant judgments inherent in this analysis include the selection of appropriate royalty and discount rates and estimating the amount and timing of expected future cash flows. The discount rates used in the DCF analyses are intended to reflect the risks inherent in the expected future cash flows generated by the respective intangible assets. The royalty rates used in the DCF analyses are based upon an estimate of the royalty rates that a market participant would pay to license IAC’s trade names and trademarks. The future cash flows are based on IAC’s most recent forecast and budget and, for years beyond the budget, IAC’s estimates, which are based, in part, on forecasted growth rates. Assumptions used in the avoided royalty DCF analyses, including the discount rate and royalty rate, are assessed annually based on the actual and projected cash flows related to the asset, as well as macroeconomic and industry specific factors. The discount rates used in IAC’s annual indefinite-lived impairment assessment ranged from 11.5% to 35% in 2018 and 11.5% to 27.5% in 2019, and the royalty rates used ranged from 0.75% to 5.5% in 2018 and 1% to 5.5% in 2019.
If the carrying value of an indefinite-lived intangible asset exceeds its estimated fair value, an impairment equal to the excess is recorded. As of December 31, 2019, the aggregate carrying value of indefinite-lived intangible assets for which the most recent estimate of the excess of fair value over carrying value is less than

10% is approximately $28.9 million. As described in the “COVID-19 Update and Impairments” section above, IAC recorded a $21.4 million impairment related to certain indefinite-lived intangible assets of the Desktop reporting unit in the first quarter of 2020. As of March 31, 2020, the aggregate carrying value of indefinite-lived intangible assets for which the most recent estimate of the excess of fair value over carrying value is less than 10% and greater than 10% but less than 20% is approximately $155.6 million and $6.9 million, respectively
The 2017 annual assessment of goodwill and indefinite-lived intangible assets did not identify any impairments.
The 2018 annual assessment of goodwill did not identify any impairments. The 2018 annual assessment of indefinite-lived intangible assets identified impairment charges of $27.7 million and $1.1 million related to certain Desktop and College Humor Media indefinite-lived trade names, respectively. The indefinite-lived intangible asset impairment charge at Desktop was due to Google’s policy changes related to its Chrome browser which became effective on September 12, 2018 and have negatively impacted the distribution of IAC’s B2C downloadable desktop products. The impairment charge related to the B2C trade name was identified in IAC’s annual impairment assessment as of October 1, 2018 and reflects the projected reduction in profits and revenues and the resultant reduction in the assumed royalty rate from these policy changes. The impairment charges are included in “Amortization of intangibles” in the combined statement of operations.
The 2019 annual assessment of goodwill and indefinite-lived intangible assets identified a $3.3 million goodwill impairment charge and $0.7 million trade name impairment, both related to the College Humor Media business.
Recoverability and Estimated Useful Lives of Long-Lived Assets
IAC reviews the carrying value of all long-lived assets, comprising right-of-use assets (“ROU assets”), property and equipment and definite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The carrying value of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value is deemed not to be recoverable, an impairment loss is recorded equal to the amount by which the carrying value of the long-lived asset exceeds its fair value. In addition, IAC reviews the useful lives of its long-lived assets whenever events or changes in circumstances indicate that these lives may be changed. The carrying value of these long-lived assets is $426.8 million and $568.9 million at December 31, 2018 and 2019, respectively.
Income Taxes
IAC is included within Old IAC’s tax group for purposes of federal and consolidated state income tax return filings. In all periods presented, current and deferred income tax provision/benefit have been computed for the entities comprising IAC on an as if standalone, separate return basis. IAC’s payments to Old IAC for its share of Old IAC’s consolidated federal and state tax return liabilities have been reflected within cash flows from operating activities in the accompanying combined statements of cash flows.
IAC accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided if it is determined that it is more likely than not that the deferred tax asset will not be realized. At December 31, 2018 and 2019, the balance of IAC’s net deferred tax liability is $137.3 million and $44.3 million, respectively.
IAC evaluates and accounts for uncertain tax positions using a two-step approach. Recognition (step one) occurs when IAC concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustainable upon examination. Measurement (step two) determines the amount of benefit that is greater than 50% likely to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. De-recognition of a tax position that was previously recognized would occur when IAC subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. This measurement step is inherently difficult and requires subjective estimations of such amounts to determine the probability of various possible outcomes. At December 31, 2018 and 2019, IAC has unrecognized tax benefits, including interest and penalties, of $17.2 million and $20.3 million, respectively. IAC considers many factors when evaluating and estimating its tax positions and unrecognized tax benefits, which may require periodic adjustment and which may not accurately anticipate actual outcomes. Although management currently believes changes to unrecognized tax benefits from period to period and differences between amounts paid, if any, upon resolution of issues raised in audits and amounts previously provided will not have a material impact on the liquidity, results of operations, or financial condition of IAC, these matters are subject to inherent uncertainties and management’s view of these matters may change in the future.
The ultimate amount of deferred income tax assets realized and the amounts paid for deferred income tax liabilities and unrecognized tax benefits may vary from IAC’s estimates due to future changes in income tax law, state income tax apportionment or the outcome of any review of its tax returns by the various tax authorities, as well as actual operating results of IAC that vary significantly from anticipated results.
IAC regularly assesses the realizability of deferred tax assets considering all available evidence including, to the extent applicable, the nature, frequency and severity of prior cumulative losses, forecasts of future taxable income, tax filing status, the duration of statutory carryforward periods, available tax planning and historical experience. As of December 31, 2019, IAC is not in a three-year cumulative loss position. IAC’s most significant net deferred tax asset relates to U.S. federal net operating loss (“NOL”) carryforwards of $95.4 million. IAC expects to generate future taxable income of at least $454.5 million prior to the expiration of these NOLs between 2026 and 2037 to fully realize this deferred tax asset.
At December 31, 2019, all of IAC’s international cash can be repatriated without significant tax consequences. During the year ended December 31, 2019, international cash totaling $70.1 million was repatriated to the U.S.
Stock-Based Compensation
The stock-based compensation expense reflected in IAC’s combined statements of operations includes expense related to equity awards issued by certain of its subsidiaries (including awards assumed in acquisitions, including the Combination) and an allocation of expense from Old IAC related to awards issued to IAC employees that were granted under various Old IAC stock and annual incentive plans. The form of awards granted to IAC employees are principally stock options, restricted stock units (“RSUs”), performance-based RSUs and market-based RSUs.
IAC recorded stock-based compensation expense of $192.0 million, $148.4 million and $134.3 million for the years ended December 31, 2017, 2018 and 2019, respectively. Included in stock-based compensation expense in the years ended December 31, 2017, 2018 and 2019 is $122.1 million, $70.6 million and $32.6 million, respectively, related to the modification of previously issued HomeAdvisor equity awards and previously issued Angie’s List equity awards, both of which were converted into ANGI Homeservices’ equity awards in the Combination, and the acceleration of certain converted equity awards resulting from the termination of Angie’s List employees in connection with the Combination.
Stock-based compensation at IAC is complex due to its desire to attract, retain, inspire and reward outstanding entrepreneurs and managers at each of its companies, including recently acquired companies, by allowing them to benefit directly from the value they help to create. IAC accomplishes these objectives, in part, by issuing equity awards denominated in the equity of its non-public subsidiaries as well as Old IAC (or IAC after the MTCH Separation) and ANGI. IAC further refines this approach by tailoring certain equity awards to the applicable circumstances. For example, IAC issues certain equity awards for which vesting is linked to the achievement of a performance target such as revenue or profits; these awards are referred to as performance-based awards. In other cases, IAC links the vesting of equity awards to the achievement of a value target for a subsidiary or Old IAC, for periods prior to the MTCH Separation, and ANGI’s stock price, as applicable; these awards are referred to as market-based awards. The nature and variety of these types of equity-based awards creates complexity in IAC’s determination of stock-based compensation expense.

In addition, acquisitions are an important part of IAC’s growth strategy. These transactions may result in the modification of equity awards which creates additional complexity and additional stock-based compensation expense. For example, the Combination resulted in the conversion of previously issued HomeAdvisor and Angie’s List awards into ANGI Homeservices awards and the recognition of additional stock-based compensation expense as described below. In addition, IAC’s internal reorganizations can also lead to modifications of equity awards and result in additional complexity and stock-based compensation expense.
Finally, the means by which IAC settles its equity-based awards also introduces complexity into its financial reporting. IAC provides a path to liquidity by settling the non-public subsidiary denominated awards in Old IAC shares, prior to the MTCH Separation, and IAC shares, subsequent to the MTCH Separation, or ANGI shares, as applicable. In addition, certain former ANGI subsidiary denominated awards can be settled in IAC or ANGI awards at IAC’s election.
IAC estimated the fair value of stock options issued (including those modified in connection with the Combination) using a Black-Scholes option pricing model and, for those with a market condition, a lattice model. IAC measures and recognizes compensation expense for all stock-based awards based on the grant date fair value and expensed over the vesting term. IAC’s stock-based compensation expense also includes expense allocated from Old IAC related to RSUs, performance-based RSUs and market-based RSUs. For RSUs, the value of the instrument is measured at the grant date as the fair value of the underlying Old IAC common stock and expensed as stock-based compensation expense over the vesting term. For performance-based RSUs, the value of the instrument is measured at the grant date as the fair value of the underlying Old IAC common stock and expensed as stock-based compensation over the vesting term when the performance targets are considered probable of being achieved. For market-based RSUs, a lattice model is used to estimate the value of the awards.
Investments in Equity Securities
IAC invests in equity securities as part of its investment strategy. IAC’s equity securities, other than those of its combined subsidiaries and those accounted for under the equity method, are accounted for at fair value or under the measurement alternative of ASU No. 2016-01, following its adoption on January 1, 2018, with changes recognized within other income (expense), net each reporting period. Under the measurement alternative, equity investments without readily determinable fair values are carried at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar securities of the same issuer; value is generally determined based on a market approach as of the transaction date. A security will be considered identical or similar if it has identical or similar rights to the equity securities held by IAC. IAC reviews its investments in equity securities without readily determinable fair values for impairment each reporting period when there are qualitative factors or events that indicate possible impairment. Factors IAC considers in making this determination include negative changes in industry and market conditions, financial performance, business prospects, and other relevant events and factors. When indicators of impairment exist, IAC prepares quantitative assessments of the fair value of its investments in equity securities, which require judgment and the use of estimates. When IAC’s assessment indicates that the fair value of the investment is below its carrying value, IAC writes down the investment to its fair value and records the corresponding charge within other income (expense), net. The carrying value of IAC’s equity securities without readily determinable fair values is $226.0 million and $348.0 million at December 31, 2018 and 2019, respectively, which is included in “Long-term investments” in the combined balance sheet. IAC had an investment in Pinterest, which became a publicly-traded company in the second quarter of 2019. With effect from Pinterest’s initial public offering, IAC’s investment has been accounted for as a marketable security. Prior to this, IAC accounted for its investment in Pinterest as an equity security without a readily determinable fair value. During 2018, IAC recognized a gain of $26.8 million on the sale of certain Pinterest shares held by IAC and a $128.8 million unrealized gain (or upward adjustment) to adjust its remaining interest in Pinterest to fair value. During 2019, IAC recognized a gain of $20.5 million on the sale of its remaining shares of Pinterest. In addition, during 2017, IAC recognized other-than-temporary impairments of $9.9 million related to cost and equity method investments. During 2018, IAC recognized other-than-temporary impairments (or downward adjustments) of $2.8 million related to equity securities without readily determinable fair values and $0.6 million related to an equity method investment. During 2019, IAC recognized $18.5 million in net upward adjustments related to equity securities without readily determinable fair values.
As described in the “COVID-19 Update and Impairments” section above, IAC recorded a $51.5 million impairment related to its portfolio of equity securities without readily determinable fair values in the first quarter of 2020.
Recent Accounting Pronouncements
For a discussion of recent accounting pronouncements, see “Note 2 — Summary of Significant Accounting Policies” to the annual combined financial statements included in Annex J.
IAC’s Quantitative and Qualitative Disclosures about Market Risk
Interest Rate Risk
IAC’s exposure to market risk for changes in interest rates relates primarily to IAC’s long-term debt, including current maturities, all of which was issued by ANGI and its subsidiaries.
At December 31, 2019, the $247.5 million outstanding balance on the ANGI Group Term Loan bears interest at LIBOR plus 1.50%. As of December 31, 2019, the rate in effect was 3.25%. If LIBOR were to increase or decrease by 100 basis points, then the annual interest expense on the ANGI Group Term Loan would increase or decrease by $2.5 million.
On August 20, 2020, ANGI Group issued $500 million of its ANGI Group Senior Notes. If market interest rates decline, IAC runs the risk that the related required payments of the ANGI Group Senior Notes will exceed those based on market rates. A 100-basis point increase or decrease in the level of interest rates would, respectively, decrease or increase the fair value of the fixed-rate debt by $33.4 million. Such potential increase or decrease in fair value is based on certain simplifying assumptions, including an immediate increase or decrease in the level of interest rates with no other subsequent changes for the remainder of the period. The outstanding balance at September 30, 2020 of $237.2 million on the ANGI Group Term Loan bears interest at LIBOR plus 1.50%. As of September 30, 2020, the rate in effect was 1.66%. If LIBOR were to increase or decrease by 100 basis points, then the annual interest expense on the ANGI Group Term Loan would increase or decrease by $2.4 million. The decline in interest rates in 2020 relative to 2019 has reduced IAC’s interest expense by approximately $1.3 million and $3.1 million for three and nine months ended September 30, 2020.
Foreign Currency Exchange Risk
IAC conducts business in certain foreign markets, primarily in various jurisdictions within the European Union, and, as a result, is exposed to foreign exchange risk for both the Euro and British Pound (“GBP”).
For the years ended December 31, 2017, 2018 and 2019, international revenue accounted for 20%, 23% and 22%, respectively, of IAC’s combined revenue. IAC has exposure to foreign currency exchange risk related to investments in foreign subsidiaries that transact business in a functional currency other than the U.S. dollar. As a result, as foreign currency exchange rates fluctuate, the translation of the statement of operations of IAC’s international businesses into U.S. dollars affects year-over-year comparability of operating results.
IAC is also exposed to foreign currency transaction gains and losses to the extent it or its subsidiaries conduct transactions in and/or have assets and/or liabilities that are denominated in a currency other than the entity’s functional currency. IAC recorded foreign exchange losses of $6.6 million for the year ended December 31, 2017 and less than $0.1 million for both years ended December 31, 2018 and 2019. The increase in GBP versus the U.S. dollar during 2017 generated the majority of IAC’s foreign currency exchange losses in 2017. The foreign exchange losses in 2017 were further impacted by U.S. dollar denominated intercompany cash, the majority of which is from the proceeds received in the PriceRunner sale in March 2016, held by a foreign subsidiary with a GBP functional currency. Subsequent to December 31, 2017, IAC moved this U.S. dollar denominated cash to a U.S. dollar functional currency entity.

Foreign currency exchange gains or losses historically have not been material to IAC. As a result, historically, IAC has not hedged foreign currency exposures. The continued growth and expansion of IAC’s international operations increases its exposure to foreign exchange rate fluctuations. Significant foreign exchange rate fluctuations, in the case of one currency or collectively with other currencies, could have a significant impact on IAC’s future results of operations.
At September 30, 2020, there have been no material changes to IAC’s instruments or positions that are sensitive to market risk since the disclosure for the year ended December 31, 2019, other than the issuance of the ANGI Group Senior Notes , which increased its exposure to interest rate risk and is discussed above.

INFORMATION ABOUT SPINCO AFTER THE SPIN-OFF
The following disclosure regarding SpinCo’s businesses assumes the completion of the Spin-off.
For the purpose of the following business description about SpinCo, “we,” “our” or “us” refers to Vimeo, Inc. with respect to periods prior to the completion of the Spin-off and to Vimeo Holdings, Inc. with respect to periods following the completion of the Spin-off.
Overview
Our mission
Our mission is to enable professional-quality video for all.
We believe that we can empower every professional, team and organization to use video, with tools that are far easier and more effective than ever before.
Who we are
We are the world’s leading all-in-one video software solution, providing the full breadth of video tools through a software-as-a-service (“SaaS”) model.
We provide a single turnkey solution to create, collaborate and communicate with video. Businesses face significant barriers to use video today, including time, cost, lack of technical expertise and the need to pay for and manage multiple software vendors. Our cloud-based software eliminates these barriers and solves essential video needs, including:
•
Creation:   Record, produce, edit and stream videos, for both live and on-demand viewing.

•
Collaboration:   Share videos privately with clients and teams, review and comment on work-in-progress videos and manage team access and permissions.

•
Distribution:   Share videos publicly, including: publishing on a website, blog, marketplace or social media platform, broadcasting through a secure corporate portal, or building a branded video destination or storefront.

•
Hosting:   Organize and manage a central video library across users and teams, in one centralized location.

•
Marketing:   Use video to capture leads and convert them into customers.

•
Monetization:   Monetize video through a subscription fee, pay-per-view model or third-party advertising, across devices, currencies and payment methods.

•
Analytics:   Measure video performance across platforms, including tracking viewer engagement and drop-off rates, sources of traffic and customer leads.

We serve a growing community of over 200 million registered users (those users who have created an account with us using an email address) in over 190 countries. Our users include creative professionals, small businesses, marketers, agencies, schools, nonprofits and large organizations. They range from the Emmy-nominated animator working on her next short, to the beauty entrepreneur creating videos for Instagram and her Shopify store, to the Fortune 500 company live streaming town halls and remotely training sales associates at stores around the world.
We operate at a significant scale. As of September 30, 2020, our video player was embedded on millions of websites and is powering billions of views a month, with over 300,000 new videos being uploaded to our platform each day. Our brand is well known and highly regarded, and most of our new users find us organically. We are also regarded as an industry leader in video technology, having set new standards in adopting higher resolutions, advanced imaging and audio protocols, new video compression formats and intelligent streaming algorithms. In 2020, Vimeo was recognized by Fast Company as the #1 Most Innovative Video Company in the World.

Recent performance
We have grown rapidly in 2020. As of September 30, 2020, we had nearly 1.5 million subscribers who pay us an average of $214 per year. For the quarter ended September 30, 2020, our total bookings increased 56% year-over-year and new bookings (those from new subscribers only) increased 172% year-over-year. We attribute this growth to (1) our recent product enhancements to better serve business needs and (2) the ongoing secular shift to online video for all forms of business communication, which has been accelerated by the COVID-19 pandemic.
As of September 30, 2020, over 80% of our subscribers are on annual plans. As a result, we enjoy a high degree of revenue predictability in future periods. Our revenue is also highly diversified across customers and geographies. For the nine months ended September 30, 2020, our top 10 customers generated less than 3% of our revenue, and nearly 50% of our revenue came from customers outside of the U.S.
We believe that we have a large opportunity to both grow our free user base and convert more of our free users into paying customers. 60% of our nearly 1.5 million subscribers started as free users, using our platform for free first before deciding to sign up for a subscription plan. These users contributed 50% of our total bookings for the nine months ended September 30, 2020. We have over 200 million free users today, and continuously seek to improve our free offering and increase product usage by adding features those users want, such as mobile video creation. Over the nine months ended September 30, 2020, we added over 25 million free users, who were more actively engaged with our platform than new free users over the same period last year.
We further believe that we have a large opportunity to grow average revenue per user. Over the nine months ended September 30, 2020, nearly 25% of our bookings came from subscribers who upgraded to a higher-priced plan from their initial plan. We continually seek to add compelling features in our higher-priced plans, and we frequently test and optimize the pricing and packaging of our subscription plans to encourage upgrades. As of September 30, 2020, we had over 3,300 enterprise customers, who pay us over $22,000 per year, on average. We define “enterprise customers” as those who purchase plans through contact with our sales force. Our enterprise customers grew over 85% year-over-year for the quarter ended September 30, 2020, and these customers now represent nearly 25% of our total revenue for the same period. We believe that we can continue to attract enterprise customers both through product enhancements which make our offering more relevant to large organizations, and through expanded sales efforts.
As of September 30, 2020, more than 60% of Fortune 500 companies have at least one paid Vimeo account, while less than 1% of our subscribers pay more than $10,000 per year. We believe this demonstrates that our product has already gained a foothold in many of the largest enterprises and that there is a clear opportunity to expand within these large enterprises to more departments, employees and customers. The net revenue retention (NRR) for our enterprise customers was above 110% for the quarter ended September 30, 2020, meaning that the enterprise customers we had one year prior paid us more overall in the current period than they did a year before, including accounting for churn.(2) This represented the sixth consecutive quarter of sequentially increasing NRR for our enterprise customers.
Lastly, we believe that we have attractive margin characteristics to support investment in future growth. In the quarter ended September 30, 2020 (as compared to the quarter ended September 30, 2019), our gross margin has increased from 60% to 70%, we exhibited significant sales and marketing customer acquisition efficiency with room to scale, and we generated positive Adjusted EBITDA.(1)

(1)
Operating loss of $7.5 million for the three months ended September 30, 2020 less amortization of intangibles of $6.6 million less stock-based compensation expense of $3.5 million less depreciation expense of $0.1 million = Adjusted EBTIDA of $2.7 million for the three months ended September 30, 2020. For the nine months ended September 30, 2020, we realized a net loss of approximately $44 million.

(2)
We calculate net revenue retention by taking the sum of (a) annualized subscription revenue for enterprise subscribers at the end of the period that also existed twelve months prior and (b) the variable revenue attributed to these same subscribers over the preceding twelve months and dividing that by annualized subscription revenue for all subscribers that existed twelve months prior plus the variable revenue attributed to this same set of subscribers over the twelve months prior to that date.

Businesses need video
In the past decade, video has gone from a form of entertainment to the most engaging and effective medium to communicate ideas, build brands, promote products and connect with each other. This is because video is a far richer and more expressive medium than text or static images. As consumers spend more time online and as workforces become more distributed, businesses need to keep pace with their customers and employees, who increasingly expect to consume engaging video content.
Yet for too many businesses, professional-quality video remains out of reach due to lack of time, budget and expertise. For example:
•
the average professionally-produced video takes weeks to make and costs thousands of dollars, but has a shelf life on social media of just a few days. Simply shooting content on one’s phone won’t produce a high-quality product demo, brand video or Facebook ad given the need to edit and stitch together multiple shots and add branding, music, voice-over and motion graphics.

•
collaborating on video projects is inefficient and full of friction, often requiring multiple pieces of software, shared passwords, expensive licenses and wasted time sharing feedback in back-and-forth email chains.

•
producing a live event typically requires expensive hardware and a professional production team. Even the largest companies struggle today to make their town halls, conferences, webinars and training programs high-quality and engaging.

•
companies lack a centralized, secure video library where all their videos are intuitively organized and easily searchable. They also lack robust and centralized video analytics to measure the return on their video investment across platforms and teams.

Vimeo solves essential video needs
We offer a SaaS solution that spans the full breadth of a business’s video needs. Our cloud-based software enables users to create, collaborate and communicate with video, eliminating the need to pay for multiple software providers and removing the barriers of time, budget and technical expertise for a wide range of use cases. For example:
•
a flower shop owner can promote their store re-opening on social media with professional-looking videos they create on their phone in a few clicks;

•
a fitness studio can launch its own video channel to stream classes in TV-quality in a matter of minutes;

•
a freelancer or creative agency can showcase their portfolio, collaborate with clients and deliver projects securely, all from a single account; and

•
a global company can integrate video across all of its corporate communications, from town halls and training to virtual conferences and product launches.

Trends in Our Favor
We believe that we are witnessing the rapid proliferation of video into every aspect of business communication. We expect many more businesses to require video in the future, aided by the following secular trends:
•
Consumers expect engaging video.   Consumers increasingly expect engaging and real-time video from both brands and employers. We expect the marked growth of self-produced video on social media platforms to put more pressure on businesses to produce professional-quality videos for these platforms as well. At work, employees are increasingly driving IT modernization as they demand the latest technologies from their personal lives in their workplace.

•
Video works better than image and text.   Video is the most engaging medium. A 2018 analysis conducted by Twitter showed that social media posts with video attract 10 times more engagement than those without, while a 2018 analysis by LinkedIn showed that videos are shared 20 times more often than other content formats. A 2020 study on advertising on Amazon shows that video increases clicks, conversion rates and visitor time-on-site, which can assist with both driving traffic and search engine optimization (SEO). More recently, video-enabled commerce is gaining traction in Asia and increasingly in the U.S. according to a 2020 report from Forbes.
•
The nature of work is changing, and organizations must adapt.   As workforces become more distributed and teams rely more on software to interact with their colleagues, video has become a critical tool to increase employee engagement, productivity and retention. A 2020 study completed by GlobalWebIndex for Vimeo shows that employees at companies that use video are 75% more likely to rate employee engagement highly and 72% more likely to rate productivity highly. Beyond distributed teams, the COVID-19 pandemic has likely ignited a permanent trend towards workplace flexibility, with over 80% of company leaders intending to permit remote work some of the time as employees return to the workplace according to a 2020 study by Gartner.

•
The rise of direct-to-consumer streaming.   Media brands and content creators are increasingly reaching audiences directly, without traditional media intermediaries like television networks. According to Mediaplaynews, the average streaming U.S. household pays for nearly four subscription services, and Wikipedia and other sources report there are now over 16 streaming services with over one million subscribers. In 2020, Forbes reported that outside of traditional media, there are two million content creators on YouTube, Instagram, TikTok and Twitch making over six figures in advertising income; we expect many of these creators will want to launch their own direct-to-consumer video offerings in the future.

•
Video is broadly distributed.   In the past, online video was primarily viewed on desktop computers that required a physical high-speed Internet connection. Today, mobile phones and tablets enable high-definition video recording and playback, 5G network coverage is expanding, and connected TVs have made their way to many households. With consumers spending an average of over six hours a day watching online video content (based upon 2020 data from Nielsen), we expect more viewing surfaces to emerge in the future, from virtual reality headsets to augmented reality devices to self-driving cars. As audiences engage on more devices, businesses will increasingly need a central hub to publish video across these platforms.

While the COVID-19 pandemic has accelerated the demand for video from businesses, we believe this shift is secular and will endure given the fundamental need for businesses to communicate online. For example, we believe that the businesses streaming their town halls, classes and events today will continue to value the global reach of livestreaming along with their physical events in the future. We see countless examples of the power of this reach in our user base today:
•
When drugstore chain Rite Aid used Vimeo to produce their first virtual town hall to their store locations, they engaged more associates than they had in over a decade of in-person events.

•
When coatings manufacturer Axalta added video to their auto shop training programs, they went from limited classroom instruction to engaging an additional 8,000 technicians virtually, for a fraction of the cost.

•
When interior design company Spoak Decor tested video ads versus image ads, they saw a 35 times higher engagement rate and 30% more registrants. They now use Vimeo for all feature releases and demo videos.

•
When fitness chain System of Strength moved its studio classes online, their viewership grew from hundreds in Ohio to thousands of people across 33 states. Video streaming will remain a key part of their ongoing strategy.

Our Market Opportunity
Target customers
Our target customers include small-to-midsize businesses (SMBs), larger enterprises, marketers, agencies and creative professionals.

We believe that anyone who produces video content, markets to customers, works with distributed teams or hosts in-person experiences is a potential Vimeo user. We further believe that once our users begin to experience the benefits of our platform, they tend to greatly expand their use of video internally and externally. As a result, we expect that use of our platform will increase the broader market penetration of video across all customer types and use cases.
Geographic market
Our market is global. Our products are used by customers in over 190 countries.
Total addressable market
Based on our internal data, we estimate our total addressable market to be approximately $40 billion in 2021, growing to $70 billion in 2024. While our opportunity includes a range of customer types, we believe the largest market segments are:
•
Small-to-midsize businesses (SMBs) who use video for marketing to consumers.   IDC estimates the number of global SMBs to be 348 million. We estimate that there is an approximately $20 billion market of SMBs willing to pay for video software, aided by the growing need for brands of all sizes to reach their customers on social media and increase engagement on their websites and marketplaces. We expect this market to grow to approximately $25 billion in 2024.

•
Enterprises who use video for internal and external communications.   CapIQ estimates that there are more than one million global enterprises with annual revenues above $10 million. We believe every one of these organizations will look to use video, and that as our product portfolio expands to cover more use cases, departments and employees within the enterprise, we can materially expand both our footprint and contract value. We estimate the addressable market for enterprises to be currently at approximately $20 billion and expect it to grow to approximately $45 billion in 2024.

Our Business Model and Services
We earn revenue primarily through a SaaS business model, selling subscriptions to our cloud-based software on an annual or monthly basis. We employ a “freemium” pricing strategy, offering free membership and access to our video tools alongside paid subscription plans for advanced video capabilities. As of September 30, 2020, over 95% of our subscribers purchased plans without ever speaking to customer support or going through a salesperson.
Basic (free) memberships
Anyone can access a basic (free) membership to Vimeo by signing up with an email address. With a basic membership, users can create, record, upload and share videos through our website and native apps for free. Our free users are subject to weekly and total caps on uploaded videos, and do not have access to advanced video capabilities such as live streaming or the ability to add team members. We provide opportunities to upgrade to a paid subscription at natural points in the user’s experience, such as when a free user nears or hits an uploaded video cap. We also highlight the advanced video capabilities of our subscription plans natively within our free user product experience.
Self-serve subscription plans
We offer paid subscription plans on a “self-serve” basis, meaning that users can sign up directly through our website or apps and pay subscription fees with a credit card or an in-app purchase mechanism. We charge fees that typically range from $7 per month to $900 per year for features that vary depending on the plan type. These features include video creation, collaboration, distribution, hosting, marketing, monetization and analytics. We also offer the ability to add multiple team members to our higher-priced plans. As of September 30, 2020, nearly 10% of our subscribers had added team members, and the number of team accounts is up nearly 100% from the same time last year.

Enterprise subscription plans
We sell enterprise subscription plans through our sales force. Our enterprise plans provide additional features beyond our self-serve plans, plus options for dedicated support, account management, service level agreements and professional live event services. Our enterprise contracts range from thousands to hundreds of thousands of dollars per year, and for the quarter ended September 30, 2020, over 60% of our new enterprise contracts came from customers who were existing free users or self-serve subscribers first. Our enterprise plans include:
•
Vimeo Enterprise:   an organization-wide video solution that includes secure unlimited live streaming of events, a corporate video portal, single-sign-on support, content delivery network optimization to improve quality-of-service in corporate networks, and the ability to use our technology on a fully branded basis (so that the company’s own branding is featured instead of Vimeo’s).

•
Vimeo OTT:   an over-the-top (OTT) video monetization solution that allows customers to launch and run their own video streaming channel directly to their audience through a branded web portal, mobile apps and Internet-enabled TV apps. Our customers have a direct relationship with the end viewers of their content, and we handle everything from app development to billing to customer support. Customers may offer their videos on a subscription basis, an à la carte basis, an ad-supported basis or for free.

•
Vimeo Custom:   plans optimized for high-volume users, e.g., plans that offer significantly higher storage or bandwidth.

Sales and Marketing
We acquire subscribers primarily through: (1) conversion of free users to subscribers through organic efforts, including word-of-mouth referrals and in-product messaging; (2) acquisition of subscribers through marketing spend, primarily through digital media channels; (3) our sales force (for enterprise customers); and (4) acquisition of subscribers through third party partnerships and integrations.
Key Benefits to Customers
We believe that our solutions provide the following benefits to our customers:
•
Centralized video solution.   We provide an integrated video software solution that enables video creation, hosting, distribution and measurement in one interface. Our platform eliminates the need to purchase and manage multiple software providers for editing, storage, publishing and analytics.

•
Scalable, reliable video delivery.   Our video player delivers a best-in-class playback and live streaming experience for audiences of all sizes, and we optimize video delivery across devices, geographies, bandwidth and network performance. Our technology enables streaming of high dynamic range (HDR) video in up to 8K resolution, and is built to scale with organizations as their needs advance.

•
Easy to use.   We provide a self-serve and intuitive interface that can be easily navigated by even first-time users. The vast majority of our users never speak to a customer support agent or salesperson. Our platform removes the need for video-specific expertise and high-touch user support and troubleshooting.

•
Fast setup, no hardware required.   Our cloud-based software runs natively on desktop and mobile devices without requiring any specialized hardware or need to download third-party software.

•
Attractive return on investment.   We provide the advanced capabilities of a live TV studio (on-screen graphics, video switching, audio mixing, audience Q&A and polls) and sophisticated marketing tools (branding customization, in-video calls-to-action, email capture and cross-platform distribution) at an accessible price point. For large organizations, switching to our platform reduces the time and cost associated with expensive on-premises infrastructure and continual maintenance.

•
Fully branded, customizable experience.   We enable subscribers to fully customize the video player experience and exercise complete control over their content and who sees it. We also enable subscribers to build branded video channels, destinations and storefronts off Vimeo, so they can directly own the relationship with their viewers.

•
Interoperable and integrated.   Vimeo integrates with cloud-based software applications such as Shopify, GoDaddy, Dropbox, Google, Slack, Adobe, Mailchimp and HubSpot. We also have an ecosystem of distribution partners where we enable native publishing of videos, including Facebook, YouTube, LinkedIn, Twitter and Pinterest.

•
Developer-friendly.   We enable anyone to build on top of our platform. Our flexible video APIs (application programming interfaces) allow external developers and engineering teams to build their own applications using our technology. As of September 30, 2020, we had over 120,000 developers using our APIs and, for the quarter ended September 30, 2020, we received an average of two billion API calls a month.

•
Robust customer support.   We offer 24/7/365 support globally, through live chat, email, telephone and video. For the quarter ended September 30, 2020, our customer support team achieved a customer satisfaction score (CSAT) of over 90%. We are obsessively focused on providing our users with excellent support, and believe this is a critical driver of our ability to build long-term relationships with them.

•
Creative inspiration.   Vimeo isn’t just software. Vimeo is a creative community. We go beyond tools and technology to offer inspiration and help from our global community of video creatives and professionals. This includes content inspiration (Staff Picks, video templates, video school), marketplaces to license content and hire video pros (For Hire, Stock), and events (Vimeo Festival & Awards, Streameo).

Our Growth Strategy
We focus on the following areas to drive our growth:
•
Grow our free user base:   Our adoption is driven by a virtuous cycle of users collaborating on and sharing videos. Every time a free user uploads a video that someone else watches, that viewer experiences a part of our platform. As a result, our addressable customer base expands each time our users publish or broadcast videos to their audience, privately share Vimeo links, collaborate with their team on a video project or embed Vimeo’s video player on another platform. These actions attract viewers, who may then decide to register and become users. Our player is embedded on millions of websites and has powered over a hundred billion views.

•
Convert free users into subscribers:   We provide a high-quality free product with numerous features that have the potential to be used repeatedly, and we offer price- and feature-optimized tiering of our subscription plans to drive organic conversion of free users to subscribers over time.

•
Extend customer value:   We seek to employ a “land and expand” strategy where we inspire our existing subscribers to increase video adoption and usage and upgrade to higher-priced plans over time. For enterprise customers, we seek to expand the number of employees, teams and departments using our platform and increase contract value organization-wide.

•
Product innovation:   We continuously innovate and improve our platform by investing in research and development, customer insights and business intelligence analytics. We strive to make both our free and paid experiences more compelling so that our users find increasing value in our services.

•
Partnerships:   We seek to grow our presence on third-party platforms with native product integrations, and encourage third-party platforms to natively integrate their software and tools with us.

•
International:   We seek to attract more subscribers outside of the U.S. through localized product, marketing and sales efforts in other countries.

•
Sales and marketing:   We intend to increase investments in marketing and in our sales team to reach and convert more customers. We monitor our sales and marketing spend and return on investment closely to ensure that we are acquiring customers in an efficient manner.

Competition and Competitive Advantages
Competition
Our competitors include large social media platforms, such as Facebook and YouTube, which allow users to share videos for free. These services provide a built-in audience, social media-specific capabilities, and the ability to monetize video through advertising. They typically don’t allow users to control whether or which kind of advertising accompanies their videos.
We also compete with a variety of companies that provide niche video services focused on a specific user segment or video use case. For example, some of these companies may provide a video editing solution, which may or may not be cloud-based, while other companies primarily provide distribution and monetization.
Competitive advantages
We believe that our competitive advantages include:
•
Centralized video solution.   Vimeo is unique in that we provide an integrated video software solution that eliminates the need to connect and pay for multiple software providers for video creation, hosting, distribution and measurement. The breadth of our tools enables us to offer more value at a competitive price point, and serve a broader range of customer types and use cases.

•
Agnostic distribution:   Social media platforms are overwhelmingly focused on increasing advertising dollars through viewership on their own properties. However, most businesses need and want to distribute their videos across multiple (if not all) platforms to reach the highest number of potential customers. We are an agnostic provider who can facilitate distribution across these platforms as well as on websites, apps and marketplaces. Our business model is aligned with our users’ need to put their videos everywhere, and as a result we can provide more distribution opportunities than social media platforms can or are likely to provide. We therefore view social media platforms as our partners rather than competitors, and we already enable native distribution from Vimeo to Facebook, YouTube, LinkedIn, Twitter and Pinterest.

•
Ad-free, fully branded experience.   Unlike social media platforms, we offer our free users an ad-free video player, and enable subscribers to fully customize the video player experience and exercise complete control over their content. Because we don’t monetize audiences through advertising, we never try to drive traffic away from our users’ content or website. We further enable subscribers to build branded video channels, destinations and storefronts off Vimeo, so they can directly own the relationship with their viewers.

•
High-quality product.   Our video player delivers a best-in-class playback and live streaming experience for audiences of all sizes, optimized across devices, geographies, bandwidth and network performance. Our technology enables streaming of high dynamic range (HDR) video in up to 8K resolution, and is built to scale with organizations as their needs advance.

•
Economies of scale.   As we store and deliver more video, we are able to reduce our variable costs. The significant scale at which we operate has enabled us to improve our margins without increasing our prices. For example, our gross margins increased from 60% to 70% from September 30, 2019 to September 30, 2020. This further allows us to offer accessible pricing in areas that have been historically cost-prohibitive, such as professional-quality live streaming, over-the-top (OTT) delivery and 8K/HDR video streaming.

•
Cross-platform data.   As a result of our scale, we have deep insight into video engagement and performance across platforms. For the nine months ended September 30, 2020, we captured over 800 billion unique video events across millions of unique destinations. We expect to use this data over time to provide personalized insights, dynamically optimize content, improve video quality and recommend which types of videos to make, when and for which platform. Our ability to deliver smarter products and insights for our users increases with the more data we collect, and the amount of data we collect increases as our users grow.

•
Creative community.   Nearly 70% of creatives whose work we recognize as Staff Picks say that Vimeo’s recognition helped them launch their video careers, and 85% of them showcase their work primarily on Vimeo. We believe that the diversity, size and engagement of our creative community is an asset that is difficult for others to replicate.

Technology
We use proprietary video creation, storage, delivery and playback technology that we have developed or acquired over the past 16 years. We are at the forefront of adopting next-generation video codecs like HEVC and AV1, which use advanced data compression and state-of-the-art prediction techniques to increase video playback quality.
We invest heavily in research and development to drive product improvements and innovation. As of September 30, 2020, nearly half of our employees were in product and engineering roles. The majority of our development work is done in-house, complemented by open-source software, off-the-shelf commercial software, and proprietary vendor-developed software.
Acquisitions
In 2016, we acquired VHX, a provider of over-the-top OTT streaming and monetization services. In 2017, we acquired Livestream, a provider of professional live streaming services. In 2019, we acquired Magisto, a provider of AI-driven video creation and editing tools. Today each of these capabilities is available through the Vimeo platform.
Intellectual Property
Our intellectual property includes registered trademarks, such as VIMEO, in the U.S. and over 15 other countries; 17 U.S. patents that claim various technologies that we may use in our operations, including patents directed to live video streaming and video editing using artificial intelligence technologies, with expiration dates ranging from 2030 to 2039; copyrights in our source code, website, apps and creative assets; over 150 domain names, including Vimeo.com and Livestream.com; and trade secrets.
Human Capital
As a software technology company, our employees are our number one resource. As of September 30, 2020, we had 674 full-time employees, of whom 204 were based outside of the U.S. None of our employees are covered by collective bargaining agreements. Overall, we consider our relations with employees to be good.
Our Company Culture
We believe that our company culture is a critical driver of our business success. We are a mission-driven company and have designed a set of guiding principles, along with our programs and processes, to help us maximize the potential of every individual in our company. Our principles are:
•
Start with Users.

•
Ask Why.

•
Aim High.

•
Own It.

•
Be Real.

We believe this approach fosters a culture that is transparent, innovative and ambitious, all of which enable us to drive long-term customer value and achieve competitive differentiation.
Diversity, Equity and Inclusion
We believe our impact is greatest when our workforce represents the diverse and global community that we serve. Accordingly, we view diversity, equity, and inclusion (DE&I) efforts as integral to our success. We have a robust DE&I program that is headed by a dedicated head of DE&I, who reports to our Chief Operating Officer. Our DE&I efforts include:
•
Hiring practices:   We use a number of techniques, primarily directed toward expanding our pipeline, to achieve a diverse workforce. Beginning in 2020, we started implementing, across selected departments in the U.S., a goal of ensuring that women, BIPOC (black, indigenous and people of color), LGBTQIA+ (lesbian, gay, bisexual, transgender, genderqueer, queer, intersexed, agender and asexual) and candidates with disabilities comprise a minimum of 30% of candidates who reach the hiring manager interview stage of our hiring process.

•
Employee community (resource) groups (ECGs):   ECGs at Vimeo are employee-led and organizationally-supported groups of employees that are drawn together by shared characteristics (such as ethnicity, gender, sexual orientation, etc.) or shared interests. Participation is open to all. Each ECG has a leader and an executive sponsor from our leadership team. ECGs serve as a resource, point of connection, and community for underrepresented employees and their allies, and are an important part of building and maintaining an equitable, diverse and inclusive workforce and community. ECGs also play an integral role in helping Vimeo reach its strategic DE&I goals as they relate to our business operations, our workplace and our community.

•
Cultural education, bias mitigation, and allyship:   We provide regular programming on cultural awareness, bias mitigation, and allyship by partnering with third parties. All new hires are required to participate in unconscious bias training.

•
Skill development:   We provide mentoring opportunities for employees as well as learning and development resources, including an annual stipend for educational activities relevant to one’s job. In addition, we provide regular manager training and coaching opportunities to continue to build skills.

As of December 31, 2019, our U.S. workforce was, based upon employee self-identification, 62% white, 12% Asian, 7% of two or more racial groups, 4% black, 7% of Hispanic or Latin background, and 0.2% Native Hawaian or other Pacific Islander; 8% declined to self-identify. As of the same date, our workforce was 60% male, 39% female, and 1% non-binary. We publicly publish metrics on these and other measures of diversity at least once annually.
Compensation
We believe in a performance-based culture and have structured our compensation packages to reflect that. Employees are paid either a salary or on an hourly basis depending on their job duties and legal requirements. For non-sales salaried employees, we set targets for discretionary bonuses as a percentage of base salary, and we determine year-end bonuses based upon a combination of company performance, team performance, and individual performance. Sales-based employees are entitled to commissions based upon sales.
We maintain an employee equity program in which we grant, at present, stock-settled stock appreciation rights (SSARs) to all full-time employees. Following the Spin-off, we expect to continue providing employees with equity, which may include stock options, restricted stock units and an employee stock purchase plan.
In addition to these compensation methods, we provide a broad range of benefits, including comprehensive health and retirement benefits, that we believe meet or exceed market levels. For example, for U.S. full-time employees, we match all pre-tax contributions by our employees to IAC’s 401(k) plan, as well as post-tax contributions by our employees to Roth individual retirement accounts, dollar for dollar in an amount of up to 10% of an employee’s base salary (subject to an annual cap).
We are committed to providing competitive and equitable pay. We base our compensation on market data and conduct evaluations of our salary bands and compensation practices with a third-party consultant on a regular basis to determine the competitiveness and fairness of our packages.
Talent development
We are committed to empowering our people with career advancement and learning opportunities. We do this by providing, among other things: written guidance on expectations for job levels; bi-annual employee evaluations; mentoring programs; training for new managers; professional and leadership development training for ECG leaders; one-on-one coaching for leadership roles; and a stipend for annual learning and development opportunities.
Government Regulation
We are subject to domestic and foreign laws that affect companies conducting business on the internet generally, including laws relating to the liability of providers of online services for their operations and the activities of their users.
Because we host user-uploaded content, we may be subject to laws concerning such content. In the U.S., we rely, to a significant degree, on laws that limit the liability of online providers for user-uploaded content, including the Digital Millennium Copyright Act of 1998 (DMCA) and Section 230 of the Communications Decency Act of 1996. Countries outside the U.S. generally do not provide as robust protections for online providers and may instead regulate such entities to a higher degree. For example, in certain countries, online providers may be liable for hosting certain types of content or may be required to remove such content within a short period of time upon notice. We or our customers may also be subject to laws that regulate streaming services or online platforms, such as the EU’s Audiovisual Media Services Directive or EU Regulation 2019/1150, which regulates platform-to-business relations.
Because we receive, store and use a substantial amount of information received from or generated by our users, we are also impacted by laws and regulations governing privacy and data security in the U.S. and worldwide. Examples of such regimes include Section 5 of the Federal Trade Commission Act, the EU’s General Data Protection Law (GDPR), and the California Consumer Privacy Act (CCPA). These laws generally regulate the collection, storage, transfer and use of personal information.
Due to our subscription business model, we are subject to a variety of laws governing online transactions, payment card transactions and the automatic renewal of online agreements. In the U.S., these matters are regulated by, among other things, the federal Restore Online Shoppers Confidence Act (ROSCA) and various state laws.
As a U.S.-based company with foreign offices, we are subject to a variety of foreign laws governing our foreign operations, as well as U.S. laws that restrict trade and certain practices, such as the Foreign Corrupt Practices Act.
Facilities
Our corporate headquarters are located in New York, New York. We do not own any real property. Our facilities, which we lease (in one case from IAC) both in the United States and abroad, consist of executive and administrative offices and space for servers and other equipment.
Our New York headquarters is located in IAC's corporate headquarters in New York, New York. We plan to remain in this space following the Spin-off and will increase our leasehold by approximately 23,291 square feet beginning in March 2021. IAC presently allocates costs to us based upon the rentable square footage that we use; we do not have a formal lease at this time. We will enter into a formal lease as part of the Spin-off.
We believe that our current facilities are adequate to meet our ongoing needs. We also believe that, if we require additional space, we will be able to lease additional facilities on commercially reasonable terms.
Legal Proceedings
Overview
Vimeo is, and from time to time may become, involved in various legal proceedings arising in the normal course of our business activities, such as copyright infringement and tort claims arising from user-uploaded content, patent infringement claims, breach of contract claims, putative class actions based upon consumer protection or privacy laws and other matters. The amounts that may be recovered in such matters may be subject to insurance coverage. The litigation matters described below involve issues or claims that may be of particular interest to our stockholders, regardless of whether any of these matters may be material to our financial position or operations based upon the standard set forth in the SEC’s rules.
Pursuant to the Separation Agreement, we have agreed to indemnify IAC for matters relating to any business of Vimeo, including indemnifying IAC for costs related to the matters described below.
EMI/Capitol Records Copyright Infringement Litigation
In December 2009, a group of music publishers owned by EMI Music Publishing (now owned by Sony/ATV Music Publishing, a subsidiary of Sony Entertainment) and a group of then EMI-affiliated record companies including Capitol Records (now owned by Universal Music Group, a subsidiary of Vivendi), filed two lawsuits against Vimeo and its former owner, Connected Ventures, in the U.S. District Court for the Southern District of New York. See Capitol Records, LLC v. Vimeo, LLC, No. 09 Civ. 10101 (S.D.N.Y.) and EMI Blackwood Music, Inc. v. Vimeo, LLC, No. 09 Civ. 10105 (S.D.N.Y.). In both cases, plaintiffs allege that Vimeo infringed their music copyrights (in the publishers’ musical compositions and the record companies’ sound recordings) by hosting and streaming videos uploaded by users (and in certain cases, former employees) featuring their musical works. The initial complaints identified 199 videos as infringing (which Vimeo removed post-suit).
Prior to suit, plaintiffs did not avail themselves of their right to submit a takedown notice to Vimeo pursuant to the online safe harbor provisions of the Digital Millennium Copyright Act of 1998 (DMCA), which limits the liability of online service providers for copyright infringement of their users when the provider takes certain measures. Vimeo asserts that the DMCA limits its liability because it complies with the DMCA and plaintiffs failed to submit takedown notices. Plaintiffs disagree, asserting various theories as to why the DMCA may not apply to some or all of the videos-in-suit.
The district court bifurcated proceedings and required the parties to first litigate the issue of whether Vimeo satisfied the DMCA’s safe harbor provisions. On September 18, 2013, the district court granted partial summary judgment to Vimeo on 144 of the 199 original videos-in-suit on the ground that Vimeo complied with the threshold requirements of the DMCA and that there was no evidence that a Vimeo employee had watched the videos in question such that Vimeo had actual or “red flag” knowledge of infringement, which would disqualify the DMCA’s application. The court denied summary judgment as to 35 videos-in-suit on the ground that there was a material question of fact as to whether Vimeo had “red flag” knowledge of infringement based upon employees having watched all or part of these videos. The court further held that the DMCA did not apply to the record companies’ state-law claims regarding sound recordings fixed before February 1972; a trial was necessary to determine whether Vimeo was liable for employees who uploaded approximately 20 videos; and that plaintiffs should be permitted to amend their complaints to add over 1,500 videos allegedly infringing their copyrights (which Vimeo removed after receiving plaintiffs’ proposed amended complaint).
Vimeo sought and obtained the right to appeal certain issues on an interlocutory basis to the U.S. Court of Appeals for the Second Circuit. On June 16, 2016, the Second Circuit held that (1) the district court had applied the incorrect summary-judgment standard for “red flag” infringement and that evidence that an employee watched all or part of a video containing plaintiffs’ music did not raise a genuine issue of fact as to whether Vimeo had “red flag” knowledge in such video; (2) the DMCA applies to state-law copyright infringement claims predicated on pre-1972 sound recordings; and (3) on an issue raised by plaintiffs in their cross-appeal, the record did not show that Vimeo was willfully blind towards infringing activity taking place on its platform. As a result of these rulings, the Second Circuit partially vacated the district court’s ruling and remanded the case for further proceedings consistent with its judgment.
On March 31, 2018, the district court granted Vimeo’s motion to dismiss plaintiffs’ state-law unfair competition claims on the grounds that they were state-law copyright claims covered by the DMCA per the Second Circuit’s judgment. In filings made over the course of 2018 through February 21, 2020, the parties have fully briefed their respective renewed motions for summary judgment in light of the Second Circuit’s judgment. The parties are currently awaiting either the scheduling of argument or a decision on these motions.
It is Vimeo’s position that the DMCA limits its liability with respect to all user-uploaded videos-in-suit. Accordingly, we believe that the allegations in these cases are without merit and will continue to defend vigorously against them.

RTI Copyright Litigation
Between 2012 and 2017, Italian broadcaster Reti Televisive Italiane s.p.a. and an affiliate thereof (collectively, RTI) filed four lawsuits for copyright infringement against Vimeo in the Civil Court of Rome. See Reti Televisive Italiane s.p.a. v. Vimeo, LLC, Cause Nos. 23732/12, 62343/2015, and 59780/2017 (Rome Civil Court), and Medusa Film v. Vimeo, Inc., Cause No. 74775/2017 (Rome Civil Court). In each case, RTI asserts that Vimeo infringed its copyrights by hosting and streaming user-uploaded videos that allegedly contain RTI’s television or film programming.
On January 15, 2019, the Civil Court of Rome concluded the first case (No. 23732/12) and entered a judgment against Vimeo, awarding RTI damages of EUR 8,500,000 plus interest and entering an injunction against Vimeo with respect to further acts of infringement. Vimeo filed an appeal and petitioned to stay the judgment pending appeal. On May 13, 2019, the Rome Court of Appeal stayed the judgment pending appeal. The appeal is currently pending.
On June 2, 2019, the Civil Court of Rome concluded the second case (No. 62343/2015) and entered a judgment against Vimeo, awarding RTI damages of EUR 4,746,273 plus interest and entering an injunction against Vimeo as to further acts infringement. Vimeo filed an appeal and petitioned to stay the judgment pending appeal. The Rome Court of Appeal declined to stay the judgment. The appeal is currently pending. On October 26, 2020, RTI commenced a lawsuit against Vimeo in the U.S. District Court for the Southern District of New York to enforce the damages award of the June 2019 judgment. See Reti Televisive Italiane s.p.a. v. Vimeo, LLC, No. 20 Civ. 8954 (S.D.N.Y.). Vimeo’s response is presently due on December 23, 2020.
Proceedings in the third and fourth cases (Nos. 59780/2017 and 74775/2017, respectively) are pending before the Civil Court of Rome.
It is Vimeo’s position that its liability is limited under Italian and EU laws and that the judgments against it are inconsistent with those laws and the decisions of the Italian Supreme Court. Accordingly, we believe that the allegations in these cases are without merit and will continue to defend vigorously against them.
British Telecommunications Patent Litigation
On March 18, 2018, British Telecommunications plc commenced a patent infringement lawsuit against Vimeo in the U.S. District Court for the District of Delaware. See British Telecommunications plc v. IAC/InterActiveCorp, et al., Civ. No. 18-366 (D. Del.). In its complaint, BT asserted that Vimeo has infringed or is infringing three of its patents, U.S. Patent Nos. 6,240,450 (‘450 patent), 6,578,079 (‘079 patent), and 7,974,200 (‘200 patent).
On February 4, 2019, on Vimeo’s motion, the district court dismissed the claims based upon the ‘450 and ‘079 patents on the ground that the asserted patents were not directed to patentable subject matter. In pursuing an immediate appeal against one of Vimeo’s co-defendants, Plaintiff waived its right to appeal the dismissal of those claims. Thereafter, Vimeo filed an inter partes review (IPR) petition with the U.S. Patent and Trademark Office (USPTO) with respect to certain of the asserted claims of the ‘200 patent. On August 5, 2020, the Patent Trial and Appeal Board (PTAB) of the USPTO issued a judgment canceling all but one of the challenged claims. Neither party appealed the PTAB’s decision.
Following the PTAB decision, proceedings in the district court (which had been stayed since the institution of the IPR) resumed. As a result of the district court and PTAB decisions to date, only certain claims of the ‘200 patent remain viable. These claims are generally directed towards a fast startup technique in video streaming applications. On November 5, 2020, the district court entered a claim construction order construing certain terms of the ‘200 patent, and on November 10, 2020, the district court entered a scheduling order requiring discovery to be completed by February 8, 2021 and scheduling a trial to commence on November 15, 2021.
It is Vimeo’s position that it does not infringe any valid claim of the ‘200 patent. Accordingly, we believe that the allegations in this case are without merit and will continue to defend vigorously against them.

Illinois Biometric Information Privacy Act Litigation
On September 9, 2019, Bradley Acaley filed, on behalf of himself and other similarly situated individuals, a putative class action complaint against Vimeo in the Circuit Court of Cook County, Illinois. Vimeo thereafter removed the case to the U.S. District Court for the Northern District of Illinois, where it is now pending. See Bradley Acaley v. Vimeo, Inc., No. 19 Civ. 7164 (N.D. Ill.). In his complaint, plaintiff asserts that Vimeo’s Magisto mobile application collected facial biometric information in a manner that violated his rights under the Illinois Biometric Information Privacy Act (BIPA).
Vimeo moved to compel arbitration of the case. On June 1, 2020, the district court denied Vimeo’s motion. On June 18, 2020, Vimeo filed an appeal to the U.S. Court of Appeals for the Seventh Circuit. On June 23, 2020, the district court administratively closed the case pending appeal. Briefing in the appeal has been stayed to permit the parties to engage in settlement discussions mediated through the Seventh Circuit’s mediation program.
It is Vimeo’s position that the Magisto app performs object detection, not facial recognition, and therefore does not violate BIPA. Accordingly, we believe that the allegations in this case are without merit and will continue to defend vigorously against them.
Management’s Discussion and Analysis of Financial Condition and Results of Operations for Vimeo
The following discussion describes the financial condition and results of operations of Vimeo as though Vimeo were a separate company as of the dates and for the periods presented. You should read this discussion in conjunction with Vimeo’s consolidated financial statements and accompanying notes included in Annex K to this proxy statement/consent solicitation statement/prospectus.
Key Terms:
When the following terms appear in this Management’s Discussion and Analysis of Financial Condition and Results of Operations for Vimeo, they have the meanings indicated below:
•
Subscribers — is the number of users who have an active subscription to one of Vimeo’s paid plans measured at the end of the relevant period (including the addition of subscribers related to Magisto’s mobile app-based video creation and editing tools, which was acquired on May 28, 2019). With respect to customers who purchase an enterprise subscription plan, we count them as a single subscriber and do not count additional accounts, users or seats within a paid plan as multiple subscribers.

•
Average Subscribers — is the sum of the number of Subscribers at the beginning and at the end of the relevant measurement period divided by two.

•
Average Revenue per User (“ARPU”) — is the annualized revenue for the relevant period divided by Average Subscribers. For periods that are less than a full year, annualized revenue is calculated by dividing the revenue for that particular period by the number of calendar days in the period and multiplying this value by the number of days in that year.

•
Gross Margin — is revenue less cost of revenue, divided by revenue.

Operating Costs and Expenses:
•
Cost of revenue — consists primarily of hosting fees, credit card processing fees, compensation expense (including stock-based compensation expense) and other employee-related costs for personnel engaged in customer care functions, traffic acquisition costs, which includes the amortization of in-app purchase fees, outsourced personnel costs, rent expense and facilities costs. In-app purchase fees are monies paid to Apple and Google in connection with the processing of in-app purchases of subscriptions and product features through the in-app payment systems provided by Apple and Google.

•
Research and development expense — consists primarily of compensation expense (including stock-based compensation expense) and other employee-related costs that are not capitalized for personnel engaged in the design, development, testing and enhancement of product offerings and related technology, software license and maintenance costs, rent expense and facilities costs.
•
Sales and marketing expense — consists primarily of advertising expenditures, which include online marketing, including fees paid to search engines, social media sites, e-mail campaigns, display advertising and affiliate marketing, and offline marketing, which includes conferences and events, compensation expense (including stock-based compensation expense) and other employee-related costs for Vimeo’s sales force and marketing personnel, software license and maintenance costs, rent expense and facilities costs.

•
General and administrative expense — consists primarily of compensation expense (including stock-based compensation expense) and other employee-related costs for personnel engaged in executive management, finance, legal, tax, information technology and human resources, fees for professional services (including acquisitions), rent expense, facilities costs, and software license and maintenance costs.

Non-GAAP financial measure:
•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — is a non-GAAP financial measure. See “Vimeo’s Principles of Financial Reporting” for the definition of Adjusted EBITDA and a reconciliation of net loss to operating loss to Adjusted EBITDA for the nine months ended September 30, 2019 and 2020 and the years ended December 31, 2019 and 2020.

MANAGEMENT OVERVIEW
Vimeo operates a cloud-based software platform for professionals, teams and organizations to create, collaborate and communicate with video. Vimeo’s all-in-one software solution makes video easier and more effective than ever before, offering the full range of video tools through a recurring software-as-a-service (“SaaS” model) that enables subscribers to create, stream, host, distribute, market, monetize and analyze videos online and across devices.
Vimeo previously sold live streaming devices and accessories through its hardware business, prior to the sale of such business on March 29, 2019. On May 28, 2019, Vimeo purchased assets relating to the Magisto video creation app from Magisto, Ltd. (this transaction is referred herein to as the acquisition of Magisto).
Sources of Revenue
Vimeo’s revenue is derived primarily from annual and monthly SaaS subscription fees paid by subscribers for self-serve and enterprise subscription plans. Subscription revenue is recognized over the term of the applicable subscription period, which range from one month to three years.
Distribution, Marketing and Advertiser Relationships
Vimeo pays to market and distribute its services on third-party search engines and social media websites, and through e-mail campaigns, display advertising and affiliate marketing. Vimeo also pays traffic acquisition costs, which consist of fees paid to Apple and Google related to the distribution and the facilitation of in-app purchases of product features. These distribution channels might also offer other third parties services and products, which compete with those Vimeo offers.
Vimeo also markets and offers its services and products through branded websites, allowing customers to transact directly with it in a convenient manner. Vimeo has made, and expects to continue to make, significant investments in online marketing to build its brands and drive traffic to its websites.
Results of Operations for the Nine Months Ended September 30, 2019 and 2020
Revenue
	Nine Months Ended September 30,
	2019	$ Change	% Change	2020
Revenue (in thousands)	$141,439	$57,993	41%	$199,432
Operating metrics:
Subscribers (in thousands)	1,211	249	21%	1,460
Average Subscribers (in thousands)	1,081	265	25%	1,346
ARPU	$175	$23	13%	$198
Revenue grew 41% to $199.4 million, driven by a 25% increase in Average Subscribers and a 13% increase in ARPU. The growth in Subscribers is the result of businesses and organizations accelerating their adoption of video to communicate with their employees and customers due, in part, to the effects of COVID-19. In addition, Magisto, which was acquired on May 28, 2019 and is included in self-serve, contributed $12.6 million to the year-over-year revenue growth. Revenue in 2019 included $2.3 million from the hardware business, which was sold in the first quarter of 2019.
ARPU increased as a greater percentage of both new and existing self-serve subscribers purchased, on average, higher-priced offerings that include features such as additional storage and bandwidth, video creation and editing tools and live streaming capability. The growth in enterprise customers, whose average annual contract values are much greater, also contributed to ARPU growth. For the ninth months ended September 30, 2020, the number of enterprise subscribers increased from nearly 1,800 to more than 3,300, and enterprise revenue, as a percentage of total revenue, increased from 17% to 22%.

Cost of revenue
	Nine Months Ended September 30,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Cost of revenue (exclusive of depreciation shown separately below)	$57,886	$6,240	11%	$64,126
As a percentage of revenue	41%			32%
Cost of revenue increased $6.2 million, or 11%, due primarily to increases of $6.6 million in credit card processing fees, $2.6 million in in-app purchase fees paid to Apple and Google, $1.5 million in outsourced personnel costs and $1.4 million in compensation expense related to increased customer care personnel, partially offset by decreases of $4.2 million in hosting fees and $1.7 million of product costs due to the sale of the hardware business. The increase in credit card processing fees and in-app purchase fees is due primarily to increases in bookings and video on-demand transactions. The decrease in hosting fees is due primarily to cost reduction initiatives and lower rates for storage and transcoding.
Gross profit
	Nine Months Ended September 30,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Gross profit	$83,553	$51,753	62%	$135,306
Gross margin percentage	59%			69%
Gross margin percentage increased due to revenue growth as well as cost reduction initiatives and lower rates for hosting, primarily for storage and transcoding. We expect gross margin percentage to increase further over time, though not at the current rate of improvement.
Research and development expense
	Nine Months Ended September 30,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Research and development expense	$33,313	$14,718	44%	$48,031
As a percentage of revenue	24%			24%
Research and development expense increased $14.7 million, or 44%, due primarily to increased investment in products, including Vimeo Create. The increased investment included $12.3 million in compensation expense due to increased headcount due, in part, to the inclusion of Magisto, and an increase of $1.4 million in stock-based compensation expense due primarily to the issuance of new equity awards since 2019. Research and development expense was also impacted by increases of $1.4 million in consulting costs and $1.1 million in software license and maintenance costs.
Sales and marketing expense
	Nine Months Ended September 30,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Sales and marketing expense	$65,211	$12,076	19%	$77,287
As a percentage of revenue	46%			39%
Sales and marketing expense increased $12.1 million, or 19%, due primarily to increases in compensation expense of $8.8 million due, in part, to growth in the sales force for enterprise offerings and increased commission expense due to the increase in enterprise bookings, marketing costs of $1.5 million and software license and maintenance costs of $1.3 million.
General and administrative expense
	Nine Months Ended September 30,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
General and administrative expense	$26,137	$8,004	31%	$34,141
As a percentage of revenue	18%			17%
General and administrative expense increased $8.0 million, or 31%, due primarily to increases of $7.1 million in compensation expense and $1.8 million in professional fees. The increase in compensation expense is due to increased headcount and an increase of $3.3 million in stock-based compensation expense due primarily to the issuance of new equity awards since 2019. General and administrative expense in 2020 and 2019 includes a lease termination cost of $1.1 million related to vacating office space and a lease impairment charge of $1.6 million, respectively.
Depreciation
	Nine Months Ended September 30,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Depreciation	$364	$(98)	(27)%	$266
As a percentage of revenue	NM			NM
Depreciation decreased $0.1 million, or 27%, due primarily to certain fixed assets becoming fully depreciated.
Operating loss
	Nine Months Ended September 30,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Operating loss	$(48,002)	$10,932	23%	$(37,070)
As a percentage of revenue	(34)%			(19)%
Operating loss decreased due to the decrease in Adjusted EBITDA loss of $21.8 million described below, and a decrease of $0.1 million in depreciation described above, partially offset by increases of $6.1 million in amortization of intangibles and $4.8 million in stock-based compensation expense. The increase in amortization of intangibles was due to the acquisition of Magisto. The increase in stock-based compensation expense was due primarily to the issuance of new equity awards since 2019.
At September 30, 2020, there was $12.9 million of unrecognized compensation cost, net of estimated forfeitures, related to all equity-based awards, which is expected to be recognized over a weighted average period of approximately 2.6 years.
Adjusted EBITDA
	Nine Months Ended September 30,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Adjusted EBITDA	$(36,366)	$21,770	60%	$(14,596)
As a percentage of revenue	(26)%			(7)%

For a reconciliation of net loss to operating loss to Adjusted EBITDA, see “Vimeo’s Principles of Financial Reporting.”
Adjusted EBITDA loss decreased 60% to a loss of $14.6 million due to higher revenue and improved gross margin percentage, which was due primarily to lower hosting costs driven by cost reduction initiatives and lower rates for storage and transcoding, partially offset by higher compensation expense due primarily to increases in research and development, sales and marketing and general and administrative headcount and higher marketing costs.
Interest expense — related party
	Nine Months Ended September 30,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Interest expense – related party	$(6,050)	$(935)	(15)%	$(6,985)
Interest expense — related party relates to interest expense charged by IAC and its subsidiaries on the outstanding long-term debt — related party notes, the proceeds of which were used primarily to fund operations.
Other expense, net
	Nine Months Ended September 30,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Other expense, net	$(6,353)	$6,219	98%	$(134)
Other expense, net in 2019 includes a realized loss of $8.2 million related to the sale of the hardware business in the first quarter of 2019 and a $2.0 million realized gain on the sale of an investment.
Other expense, net in 2020 includes $0.4 million in net foreign currency exchange losses and a $0.3 million realized gain on the sale of an investment.
Income tax provision
	Nine Months Ended September 30,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Income tax provision	$(223)	$(431)	(193)%	$(654)
For further details of income tax matters, see “Note 2 — Income Taxes” to the interim consolidated financial statements included in Annex K.
Vimeo is in a net operating loss (“NOL”) position for federal and state income tax purposes. The largest deferred tax assets are the federal and state NOLs. Vimeo has recorded a valuation allowance for its net deferred tax assets because it has concluded that it is more likely than not that the NOLs will not be utilized due to its history of pre-tax losses. The income tax provisions relate to international and state taxes for jurisdictions in which Vimeo conducts business. The increase in income tax provision is driven by an increase in international profits.
Results of Operations for the Years Ended December 31, 2019 and 2020
Revenue
	Years Ended December 31,
	2019	$ Change	% Change	2020
Revenue (in thousands)	$196,015	$—	—%	$—

	Years Ended December 31,
	2019	$ Change	% Change	2020
Operating metrics:
Subscribers (in thousands)	1,232	—	—%	—
Average Subscribers (in thousands)	1,092	—	—%	—
ARPU	$180	$—	—%	$—
Revenue was $196.0 million for the year ended December 31, 2019. Revenue benefited from the contribution of $15.3 million from Magisto, acquired May 28, 2019. Revenue in 2019 includes $2.3 million from the hardware business, which was sold in the first quarter of 2019.
Cost of revenue
	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Cost of revenue (exclusive of depreciation shown separately below)	$77,665	$—	—%	$—
As a percentage of revenue	40%			—%
Cost of revenue was $77.7 million for the year ended December 31, 2019. Cost of revenue primarily consisted of $48.9 million in hosting fees, $9.4 million in credit card processing fees, $6.4 million in compensation expense related to Vimeo’s customer care personnel, $4.2 million in-app purchase fees paid to Apple and Google, of which $3.4 million related to expense from the inclusion of Magisto and $2.6 million in outsourced personnel costs.
Gross profit
	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Gross profit	$118,350	$—	—%	$—
Gross margin percentage	60%			—%
Gross profit was $118.4 million for the year ended December 31. 2019.
Research and development expense
	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Research and development expense	$46,946	$—	—%	$—
As a percentage of revenue	24%			—%
Research and development expense was $46.9 million for the year ended December 31, 2019. Research and development expense primarily consisted of $41.6 million in compensation expense due primarily to additional headcount and expense of $4.9 million from the inclusion of Magisto.
Sales and marketing expense
	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Sales and marketing expense	$87,337	$—	—%	$—

	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
As a percentage of revenue	45%			—%
Sales and marketing expense was $87.3 million for the year ended December 31, 2019. Sales and marketing expense primarily consisted of advertising and marketing expense of $60.1 million, of which $11.6 million related to expense from the inclusion of Magisto and the inclusion in 2019 of a brand campaign, and $23.5 million in compensation expense for sales and marketing personnel.
General and administrative expense
	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
General and administrative expense	$34,189	$—	—%	$—
As a percentage of revenue	17%			—%
General and administrative expense was $34.2 million for the year ended December 31, 2019. General and administrative expense primarily consisted of $14.0 million in compensation expense, $4.9 million in professional fees resulting from increased consulting costs and transaction costs related to the acquisition of Magisto, $4.1 million in software and hardware maintenance costs, charges of $2.1 million related to vacating office space, and $1.9 million in travel and entertainment costs.
Depreciation
	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Depreciation	$478	$—	—%	$—
As a percentage of revenue	NM			—%
Depreciation was $0.5 million for the year ended December 31, 2019.
Operating loss
	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Operating loss	$(60,253)	$—	—%	$—
As a percentage of revenue	(31)%			—%
Operating loss was $60.3 million for the year ended December 31, 2019. Operating loss was due to an Adjusted EBITDA loss of $44.8 million, $9.7 million in amortization of intangibles, $5.3 million in stock-based compensation expense and $0.5 million in depreciation. Amortization of intangibles includes expense related to acquisitions, including Magisto in 2019.
At December 31, 2019, there was $11.6 million of unrecognized compensation cost, net of estimated forfeitures, related to all equity-based awards, which is expected to be recognized over a weighted average period of approximately 2.6 years.
Adjusted EBITDA
	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Adjusted EBITDA	$(44,831)	$—	—%	$—

	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
As a percentage of revenue	(23)%			—%
Adjusted EBITDA loss was $44.8 million for the year ended December 31, 2019. For a reconciliation of net loss to operating loss to Adjusted EBITDA, see “Vimeo’s Principles of Financial Reporting.”
Interest expense — related party
	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Interest expense – related party	$(8,538)	$—	—%	$—
Interest expense — related party relates to interest expense charged by IAC and its subsidiaries on the outstanding long-term debt — related party notes, the proceeds of which were used primarily to fund operations.
Other expense, net
	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Other expense, net	$(6,441)	$—	—%	$—
Other expense, net in 2019 includes a realized loss of $8.2 million related to the sale of Vimeo’s hardware business in the first quarter of 2019 and a $2.0 million realized gain on the sale of an investment.
Income tax provision
	Years Ended December 31,
	2019	$ Change	% Change	2020
	(Dollars in thousands)
Income tax provision	$(345)	$—	—%	$—
For further details of income tax matters, see “Note 3 — Income Taxes” to the annual consolidated financial statements included in Annex K.
Vimeo is in a net operating loss (“NOL”) position for federal and state income tax purposes. The largest deferred tax assets are the federal and state NOLs. Vimeo has recorded a valuation allowance for its net deferred tax assets because it has concluded that it is more likely than not that the NOLs will not be utilized due to its history of pre-tax losses. The income tax provisions relate to international and state taxes for jurisdictions in which Vimeo conducts business.

VIMEO’S PRINCIPLES OF FINANCIAL REPORTING
Vimeo reports Adjusted EBITDA as a supplemental measure to U.S. generally accepted accounting principles (“GAAP”). This measure is one of the primary metrics by which Vimeo evaluates the performance of its businesses, on which its internal budgets are based and by which management is compensated. Vimeo believes that investors should have access to, and is obligated to provide, the same set of tools that it uses in analyzing its results. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Vimeo endeavors to compensate for the limitations of the non-GAAP measure presented by providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure. Vimeo encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measure, which is discussed below.
Definition of Non-GAAP Measure
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of amortization of intangible assets and impairments of goodwill and intangible assets, if applicable. Vimeo believes this measure is useful for analysts and investors as this measure allows a more meaningful comparison between Vimeo’s performance and that of its competitors. The above items are excluded from Vimeo’s Adjusted EBITDA measure because these items are non-cash in nature. Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.
The following table reconciles net loss to operating loss to Adjusted EBITDA for the nine months ended September 30, 2019 and 2020 and for the years ended December 2019 and 2020:
	Nine Months Ended September 30,		Year Ended December 31,
	2019	2020	2019	2020
	(In thousands)
Net loss	$(60,628)	$(44,843)	$(75,577)	$—
Add back:
Income tax provision	223	654	345	—
Other expense, net	6,353	134	6,441	—
Interest expense – related party	6,050	6,985	8,538	—
Operating loss	(48,002)	(37,070)	(60,253)	—
Stock-based compensation expense	4,742	9,557	5,291	—
Depreciation	364	266	478	—
Amortization of intangibles	6,530	12,651	9,653	—
Adjusted EBITDA	$(36,366)	$(14,596)	$(44,831)	$—
Non-Cash Expenses That Are Excluded From Vimeo’s Non-GAAP Measure
Stock-based compensation expense consists principally of expense associated with the grants of stock appreciation rights in Vimeo, IAC stock options and restricted stock units issued to employees of Vimeo and an allocation of expense from IAC related to awards issued to corporate employees of IAC that were granted under various IAC stock and annual incentive plans. These expenses are not paid in cash. Upon the exercise of stock appreciation rights, the awards are settled on a net basis in shares of IAC common stock (for which Vimeo compensates IAC with additional shares of Vimeo common stock), Vimeo remits the required tax-withholding amounts from its current funds.
Depreciation is a non-cash expense relating to Vimeo’s leasehold improvements and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.
Amortization of intangible assets is a non-cash expense related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer relationships, technology and trade names, are valued and amortized over their estimated lives. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. Vimeo believes that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairments of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

VIMEO’S FINANCIAL POSITION, LIQUIDITY AND CAPITAL RESOURCES
Financial Position
	September 30,	December 31,
	2020	2019	2020
		(In thousands)
Cash and cash equivalents:
United States	$9,550	$—	$—
All other countries	2,956	1,939	—
Cash and cash equivalents	$12,506	$1,939	$—
Long-term debt – related party:
Promissory note due May 2, 2023	$50,000	$37,706	$—
Promissory note due on demand	—	35,457	—
Promissory note due on demand	40,602	24,296	—
Total long-term debt – related party	90,602	97,459	—
Less: Current portion of long-term – related party	40,602	59,753	—
Total long-term debt – related party, net of current portion	$50,000	$37,706	$—
Long-term Debt — Related Party
For a detailed description of Long-term debt — related party, see “Note 9 — Related Party Transactions” to the interim consolidated financial statements and “Note 13 — Related Party Transactions” to the annual consolidated financial statements included in Annex K.
Cash Flow Information
In summary, Vimeo’s cash flows are as follows:
	Nine Months Ended September 30,		Year Ended December 31,
	2019	2020	2019	2020
	(In thousands)
Net cash (used in) provided by:
Operating activities	$(34,394)	$17,955	$(27,444)	$—
Investing activities	$(171,651)	$(318)	$(172,196)	$—
Financing activities	$207,139	$(6,857)	$200,723	$—
Net cash used in operating activities consists of earnings adjusted for non-cash items and the effect of changes in working capital. Non-cash adjustments include amortization of intangibles, stock-based compensation expense, loss on the sale of a business, gain on the sale of an investment, provision for credit losses and depreciation.
Nine months ended September 30, 2019
Adjustments to earnings consist primarily of a loss of $8.2 million on the sale of the hardware business, $6.5 million of amortization of intangibles, $4.7 million of stock-based compensation expense, and $1.1 million of bad debt expense, partially offset by a realized gain of $2.0 million on the sale of an investment. The increase from changes in working capital primarily consists of an increase in deferred revenue of $12.5 million, partially offset by increases in other assets of $3.6 million and accounts receivable of $3.0 million. The increase in deferred revenue is due primarily to growth in subscription sales. The increase in other assets is due primarily to an increase in a working capital receivable related to the acquisition of Magisto. The increase in accounts receivable is primarily due to revenue growth and timing of cash receipts at Magisto.

Net cash used in investing activities includes cash used for acquisitions of $168.1 million, related to the acquisition of Magisto, and $2.2 million of capital expenditures, primarily related to leasehold improvements, partially offset by $2.2 million in proceeds from the sale of an investment.
Net cash provided by financing activities includes $168.5 million for the issuance of common stock to IAC in connection with the funding of the acquisition of Magisto and $38.7 million of proceeds from the issuance of related-party debt.
Nine months ended September 30, 2020
Adjustments to earnings consist primarily of $12.7 million of amortization of intangibles, $9.6 million of stock-based compensation expense, and $1.5 million of provision for credit losses. The increase from changes in working capital primarily consists of an increase in deferred revenue of $46.6 million, partially offset by an increase in accounts receivable of $8.7 million. The increase in deferred revenue is due primarily to growth in subscription sales as organizations move to deliver their products and communicate with their customers via video due, in part, to the effects of COVID-19. The increase in accounts receivable is primarily due to revenue growth as the demand for communication via video has increased due to the pandemic.
Net cash used in investing activities includes capital expenditures of $0.7 million, primarily related to leasehold improvements, partially offset by $0.3 million in proceeds from the sale of an investment.
Net cash used in financing activities includes principal payments on related-party debt of $35.5 million, partially offset by $28.6 million of proceeds from the issuance of related-party debt.
Year ended December 31, 2019
Adjustments to earnings consist primarily of $9.7 million of amortization of intangibles, a loss of $8.2 million on the sale of the hardware business, $5.3 million of stock-based compensation expense, and $1.2 million of bad debt expense, partially offset by a realized gain of $2.0 million on the sale of an investment. The increase from changes in working capital primarily consists of increases in deferred revenue of $17.3 million and accounts payable and other liabilities of $8.4 million. The increase in deferred revenue is due primarily to growth in subscription sales. The increase in accounts payable and other liabilities is due primarily to an increase in a payable due to IAC and accrued interest on related-party debt.
Net cash used in investing activities includes cash used for acquisitions of $168.1 million, related to the acquisition of Magisto, and $2.8 million of capital expenditures, primarily related to leasehold improvements, partially offset by $2.2 million in proceeds from the sale of an investment.
Net cash provided by financing activities includes $168.5 million from the issuance of common stock of Vimeo to IAC in connection with the funding of the acquisition of Magisto and $32.2 million of proceeds from the issuance of related-party debt.
Liquidity and Capital Resources
Prior to the November 10, 2020 equity sale, described below, domestically, Vimeo participated in IAC’s centrally managed U.S. treasury function in which IAC sweeps Vimeo’s domestic cash.
Vimeo’s principal sources of liquidity have historically been the funding received from IAC and its subsidiaries, cash and cash equivalents and cash flows generated from operations in 2020. These sources have been sufficient to enable Vimeo to fund its normal operating requirements, including capital expenditures and acquisitions. On May 28, 2019, Vimeo completed the acquisition of Magisto for $168.1 million, which was funded by a capital contribution from IAC.
Vimeo’s consolidated cash and cash equivalents at September 30, 2020 were $12.5 million. Vimeo generated $18.0 million of operating cash flows for the nine months ended September 30, 2020. At September 30, 2020, all of Vimeo’s international cash can be repatriated without significant tax consequences.
At September 30, 2020, Vimeo has $19.4 million of a current payable due to IAC and $90.6 million of long-term debt — related party consisting of a promissory note due on demand and a promissory note due in May 2023.

On November 10, 2020, Vimeo sold approximately 8.7 million shares of Class A voting common stock at a price of $17.33 per share, or $150 million in the aggregate, based on an enterprise value of approximately $2.75 billion. During November 2020, Vimeo paid a cash dividend of $0.22 per share of Class A voting common stock and Class B non-voting common stock to holders of record on November 5, 2020, for approximately $31 million in aggregate. In January 2021, Vimeo issued and sold 6.2 million shares of Vimeo voting common stock for $200 million, or $32.41 per share, at a $5.2 billion pre-money valuation, and 2.8 million shares of Vimeo voting common stock for $100 million, or $35.35 per share, at a $5.7 billion pre-money valuation. Vimeo also expects to negotiate a revolving credit facility prior to the Spin-off. The intercompany payable due to IAC and related party debt was repaid by Vimeo in December 2020 and January 2021, respectively. Vimeo will describe the terms of the new revolving credit facility once Vimeo has negotiated such terms.
Vimeo anticipates that it will need to make capital and other expenditures in connection with the development and expansion of its operations. Vimeo’s 2020 capital expenditures are expected to be lower than 2019 capital expenditures of $2.8 million by approximately 70% to 75%, driven primarily by lower leasehold improvements.
Historically, Vimeo has granted stock settled stock appreciation rights to its employees and management that are denominated in the equity of Vimeo. Prior to the Spin-off, these equity awards have been settled on a net basis, with the award holder entitled to receive IAC shares equal to the intrinsic value of the Vimeo award upon settlement less an amount equal to the required cash tax withholding payment, which has been paid by IAC on behalf of the Vimeo employee. Vimeo has reimbursed IAC in cash for the withholding taxes remitted on behalf of the employees and, prior to November 2020, reimbursed IAC for the IAC shares issued through the issuance of common shares of Vimeo stock. In November and December 2020, Vimeo employees exercised stock settled stock appreciation rights with an intrinsic value of approximately $21.4 million, which resulted in the payment of approximately $9.5 million in withholding taxes on behalf of employees and an approximately $11.9 million payment to IAC as reimbursement for the IAC common shares issued.
The aggregate intrinsic value of Vimeo outstanding awards as of January 29, 2021, assuming a per share price of $35.35, which is equal to the per share price based upon a $6.0 billion equity valuation, is $405.1 million. If Vimeo settles these awards on a net basis the withholding taxes payable by Vimeo on behalf of its employees upon net settlement would be $202.6 million, assuming a 50% withholding rate and 5.7 million shares of Vimeo common stock would be issued. After the Spin-off, these awards will be settled in shares of SpinCo common stock. See the section of this proxy statement/ consent solicitation statement/prospectus entitled "The Spin-off — Treatment of Vimeo Equity Awards. SpinCo management will have the discretion to continue to net settle these awards, or require the award holder to pay its share of the withholding tax, which he or she may do so by selling SpinCo common shares.
Vimeo believes its existing cash and cash equivalents, the proceeds received from its sale of equity in November 2020 and January 2021, and the anticipated available borrowings under a revolving credit facility that Vimeo expects to negotiate prior to the Spin-off and expected positive cash flows generated from operations, will be sufficient to fund Vimeo’s normal operating requirements, including capital expenditures, the payment of withholding taxes paid on behalf of employees for net-settled stock-based awards, if Vimeo chose to settle stock based awards in this manner, and investing and other commitments for the foreseeable future. Vimeo’s liquidity could be negatively affected by a decrease in demand for its products and services. Vimeo may need to raise additional capital through future debt or equity financing to make additional acquisitions and investments or to provide for greater financial flexibility. Additional financing may not be available on terms favorable to Vimeo or at all.

VIMEO’S CONTRACTUAL OBLIGATIONS
The following table summarizes Vimeo’s contractual obligations as of September 30, 2020:
	Payments Due by Period
Contractual Obligations(a)	Less Than 1 Year	1 – 3 Years	3 – 5 Years	More Than 5 Years	Total
	(In thousands)
Long-term debt – related party(b)	$41,414	$64,124	$—	$—	$105,538
Operating leases(c)	665	1,069	89	—	1,823
Purchase obligations(d)	26,954	—	—	—	26,954
Total contractual obligations	$69,033	$65,193	$89	$—	$134,315

(a)
Vimeo has excluded $1.6 million in unrecognized tax benefits from the table above as it is unable to make a reasonably reliable estimate of the period in which these liabilities might be paid. For additional information on income taxes, see “Note 2 — Income Taxes” to the interim consolidated financial statements included in Annex K.

(b)
Long-term debt — related party consists of $90.6 million in promissory notes bearing interest at a fixed rate of 10%, which will be repaid prior to the Spin-off. For additional information on long-term debt — related party, see “Note 9 — Related Party Transactions” to the interim consolidated financial statements included in Annex K.

(c)
Vimeo leases office space and equipment used in connection with operations under various operating leases, the majority of which contain escalation clauses. Operating lease obligations include legally binding minimum lease payments for leases signed but not yet commenced. Vimeo is also committed to pay a portion of the related operating expenses under certain lease agreements. These operating expenses are not included in the table above.

(d)
The purchase obligations primarily consist of payments for cloud computing arrangements.

Off-Balance Sheet Arrangements
Other than the items described above, Vimeo does not have any off-balance sheet arrangements as of September 30, 2020.

VIMEO’S CRITICAL ACCOUNTING POLICIES AND ESTIMATES
The following disclosure is provided to supplement the descriptions of Vimeo’s accounting policies contained in “Note 2 — Summary of Significant Accounting Policies” to the annual consolidated financial statements included in Annex K in regard to significant areas of judgment. Management of Vimeo is required to make certain estimates, judgments and assumptions during the preparation of its consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). These estimates, judgments and assumptions impact the reported amount of assets, liabilities, revenue and expenses and the related disclosure of contingent assets and liabilities. Actual results could differ from these estimates. Because of the size of the financial statement elements to which they relate, some of Vimeo’s accounting policies and estimates have a more significant impact on its consolidated financial statements than others. What follows is a discussion of some of Vimeo’s more significant accounting policies and estimates.
Business Combinations
Acquisitions, which are generally referred to in GAAP as business combinations, have been an important part of Vimeo’s growth strategy. Vimeo invested $168.1 million for the acquisition of Magisto in 2019. Management makes a critical determination at the time of an acquisition related to the allocation of the purchase price of the business to the assets acquired and the liabilities assumed based upon their fair values.
The purchase price of each acquisition is attributed to the assets acquired and liabilities assumed based on their fair values at the date of acquisition, including identifiable intangible assets that either arise from a contractual or legal right or are separable from goodwill.
The allocation of purchase price to the assets acquired and liabilities assumed based upon their fair values is complex because of the judgments involved in determining these values. The determination of purchase price and the fair value of monetary assets acquired and liabilities assumed is typically the least complex aspect of Vimeo’s accounting for business combinations due to the inherent lower level of complexity. Due to the higher degree of complexity associated with the valuation of intangible assets, Vimeo usually obtains the assistance of outside valuation experts in the allocation of purchase price to the identifiable intangible assets acquired, which can be both definite-lived, such as acquired technology, customer relationships, or indefinite lived, such as acquired trade names and trademarks. While outside valuation experts may be used, management has ultimate responsibility for the valuation methods, models and inputs used and the resulting purchase price allocation. The excess purchase price over the net tangible and identifiable intangible assets is recorded as goodwill.
Recoverability of Goodwill
Goodwill is Vimeo’s largest asset with a carrying value of $219.4 million at December 31, 2019.
Goodwill is assessed annually for impairment as of October 1 or more frequently if an event occurs or circumstances change that would indicate that it is more likely than not that the fair value of Vimeo has declined below its carrying value. In performing its annual goodwill impairment assessment, Vimeo has the option under GAAP to qualitatively assess whether it is more likely than not that its fair value is less than its carrying value; if the conclusion of the qualitative assessment is that there are no indicators of impairment, Vimeo does not perform a quantitative test, which would require a valuation, as of October 1. GAAP provides a not all-inclusive set of examples of macroeconomic, industry, market and company specific factors for entities to consider in performing the qualitative assessment described above; management considers the factors it deems relevant in making its more likely than not assessments.
For Vimeo’s annual goodwill test at October 1, 2019, a qualitative assessment of Vimeo’s goodwill was performed because Vimeo concluded it was more likely than not that its fair value was in excess of its carrying value based upon valuations of Vimeo prepared by IAC primarily in connection with the issuance and/or settlement of equity awards that are denominated in the equity of Vimeo. These valuations were prepared time proximate to, however, not as of, October 1, 2019. The fair value of Vimeo in these valuations was significantly in excess of its October 1, 2019 carrying value. The methods used to determine the valuation of Vimeo is described below in “Stock-based Compensation — Valuations of Vimeo and Description of the Assumptions Used in the Black-Scholes Option-Pricing Model.”
Stock-based Compensation
Stock-based compensation is one of the ways Vimeo attracts, retains, inspires and rewards outstanding entrepreneurs and managers, including recently acquired companies, by allowing them to benefit directly from the value they help to create.
The stock-based compensation expense reflected in Vimeo’s consolidated statement of operations consists of expense related to stock appreciation rights denominated in Vimeo equity, IAC stock options and restricted stock units issued to employees of Vimeo and an allocation of expense from IAC related to awards issued to corporate employees of IAC that were granted under various IAC stock and annual incentive plans. Vimeo recorded stock-based compensation expense of $5.3 million for the year ended December 31, 2019. Of this amount $4.1 million relates to Vimeo denominated equity awards.
Prior to the Spin-off, the Vimeo denominated stock appreciation rights are settled on a net basis in shares of IAC common stock having a value equal to the difference between the exercise price and the fair value of the Class A voting common stock of Vimeo. Upon completion of the Spin-off, the Vimeo denominated stock appreciation rights will be converted into awards that are exercisable for shares of SpinCo common stock.
Vimeo measures and recognizes compensation expense for all stock-based awards based on the grant date fair value of the awards. The fair value of stock appreciation rights and stock options is estimated using the Black-Scholes option-pricing model. Fair value is recognized as an expense on a straight-line basis, net of estimated forfeitures, over the requisite service period, which is the vesting period of the award.
The Black-Scholes option-pricing model requires the use of highly subjective and complex assumptions to determine the inputs to the model, which include estimating the fair value of the underlying shares, expected term, expected volatility of the underlying shares, risk-free interest rates and the expected dividend yield. The determination of these assumptions is described immediately below. For a description of the methods used to determine the value of IAC denominated equity awards see “IAC’s Critical Accounting Policies and Estimates — Stock-based Compensation.”
Valuations of Vimeo and Description of the Assumptions Used in the Black-Scholes Option-Pricing Model
Vimeo estimated the fair value of its stock appreciation rights by using the Black-Scholes option-pricing model. The fair value of the Class A voting common stock of Vimeo was approved by the Compensation and Human Resources Committee of the IAC Board of Directors (the “IAC Committee”), after consultation with IAC management and based on valuations prepared by IAC management and, at certain times, a valuation prepared by an unrelated third party valuation advisory firm. All awards granted are exercisable at a price per share not less than the per share fair value of the Class A voting common stock of Vimeo on the grant date. In the absence of a public trading market of the shares of Vimeo, the IAC Committee exercised its judgment and considered numerous objective and subjective factors to determine what it believed to be the best estimate of the fair value of the shares of Class A voting common stock of Vimeo. These factors generally included the following:
•
actual operating and financial performance;

•
current business conditions and financial projections;

•
the market performance of comparable publicly traded companies;

•
a valuation performed at a periodic interval by an unrelated third-party valuation advisory firm; and

•
the U.S. capital market conditions.

In valuing the shares of Vimeo, IAC determined its equity value by assessing a combination of value indicators using a market comparable approach and an income approach. The valuation method ultimately selected to determine the equity value was the market comparable approach after determining that the resulting valuation was reasonable given the range of valuations determined using the income approach.

While outside valuation experts may be used, IAC management has ultimate responsibility for the valuation methods, models and inputs used and the resulting valuation of Vimeo.
Market comparable approach
The market comparable approach considers multiples of financial metrics based on both acquisitions and trading multiples of a selected peer group of companies. From the comparable companies, a representative market multiple is determined which is applied to financial metrics to estimate the equity value of Vimeo.
The peer group of companies was determined by considering companies relevant in terms of business function, monetization model, and margin and growth characteristics operating in these sectors: SaaS and branded consumer internet companies with strong revenue growth.
Income approach
For the income approach, a discounted cash flow method was utilized to estimate the enterprise value based on the estimated present value of future net cash flows Vimeo expected to generate over a forecasted period and an estimate of the present value of cash flows beyond that period. The present value was estimated using a discount rate, which accounts for the time value of money and the appropriate degree of risks inherent in the business. For these valuations, Vimeo prepared financial projections to be used in the income approach. The financial projections took into account the historical financial results of operations and future expectations of Vimeo. The risk associated with achieving these forecasts was used to select the appropriate exit multiple and discount rate. There is inherent uncertainty in these estimates, as the assumptions used were highly subjective and subject to change as a result of new operating data and economic and other conditions that impact the business.
Option-pricing model
The key assumptions and estimates used in the option-pricing model to value Vimeo’s denominated stock appreciation rights are as follows:
•
Fair value of shares.   Because the shares of Vimeo have no publicly traded history, the grant date fair value of these shares must be estimated, as described above.

•
Expected term.   The stock appreciation rights of Vimeo have generally had one window each year during which a holder could exercise their awards and the expected term is based upon the mid-point of the first and last exercise window.

•
Expected volatility.   In the absence of a trading history for the common stock of Vimeo, the expected price volatility of these stock appreciation rights was estimated by making reference to the peer group of companies used in the preparation of valuations.

•
Risk-free interest rate.   The risk-free interest rate for all awards is based on U.S. Treasuries equal to the expected term of the award on the grant date.

•
Expected dividend yield.   The expected dividend assumption for the stock appreciation rights was zero at the time of grant based on the then-current expectation of not paying dividends in the foreseeable future.

The following table summarizes the weighted-average assumptions used in the option pricing model for grants made during 2019 for the stock appreciation rights of Vimeo.
Year Ended December 31, 2019
Weighted average grant date fair value of shares(1)	$2.14
Expected term	3.4 years
Expected volatility	41%
Risk-free interest rate	1.8%
Expected dividend yield	—%

(1)
The weighted average grant date fair value per share for these awards does not give effect to the exchange ratio that will be applied in connection with the Vimeo merger.

In addition to the above assumptions, Vimeo also estimates a forfeiture rate to calculate stock-based compensation expense, which is based on an analysis of historical forfeitures.
Recoverability and Estimated Useful Lives of Long-Lived Assets
Vimeo reviews the carrying value of all long-lived assets, comprising right-of-use assets (“ROU assets”), leasehold improvements and equipment and definite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The carrying value of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value is deemed not to be recoverable, an impairment loss is recorded equal to the amount by which the carrying value of the long-lived asset exceeds its fair value. In addition, Vimeo reviews the useful lives of its long-lived assets whenever events or changes in circumstances indicate that these lives may be changed. The carrying value of these long-lived assets is $31.2 million at December 31, 2019.
Income Taxes
Vimeo is included within IAC’s tax group for purposes of federal and consolidated state income tax return filings. In the periods presented, current and deferred income tax provision has been computed for Vimeo on an as if standalone, separate tax return basis. Vimeo’s payments to IAC for its share of IAC’s consolidated state tax return liabilities have been reflected within cash flows from operating activities in the consolidated statements of cash flows included in Annex K.
Vimeo accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided if it is determined that it is more likely than not that the deferred tax asset will not be realized.
The ultimate amount of deferred income tax assets realized and the amounts paid for deferred income tax liabilities and unrecognized tax benefits may vary from Vimeo’s estimates due to future changes in income tax law, state income tax apportionment or the outcome of any review of Vimeo’s tax returns by the various tax authorities, as well as actual operating results of Vimeo that vary significantly from anticipated results.
Vimeo regularly assesses the realizability of deferred tax assets considering all available evidence including, to the extent applicable, the nature, frequency and severity of prior cumulative losses, forecasts of future taxable income, tax filing status, the duration of statutory carryforward periods, available tax planning and historical experience. As of December 31, 2019, Vimeo is in a three-year cumulative loss position and has recorded a full valuation allowance against its domestic net deferred tax assets of $35.7 million.
Vimeo evaluates and accounts for uncertain tax positions using a two-step approach. Recognition (step one) occurs when Vimeo concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustainable upon examination. Measurement (step two) determines the amount of benefit that is greater than 50% likely to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. De-recognition of a tax position that was previously recognized would occur when Vimeo subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. This measurement step is inherently difficult and requires subjective estimations of such amounts to determine the probability of various possible outcomes. At December 31, 2019, Vimeo has unrecognized tax benefits of $1.5 million. Vimeo considers many factors when evaluating and estimating its tax positions and unrecognized tax benefits, which may require periodic adjustment and which may not accurately anticipate actual outcomes. Although management currently believes changes to unrecognized tax benefits from period to period and differences between amounts paid, if any, upon resolution of issues raised in audits and amounts previously provided will not have a material impact on the liquidity, results of operations, or financial condition of Vimeo, these matters are subject to inherent uncertainties and management’s view of these matters may change in the future.
At December 31, 2019, all of Vimeo’s international cash can be repatriated without significant tax consequences.
Recent Accounting Pronouncements
For a discussion of recent accounting pronouncements, see “Note 2 — Summary of Significant Accounting Policies” to the annual consolidated financial statements included in Annex K.
JOBS Act
As a company with less than $1.1 billion in revenue during SpinCo’s last fiscal year, SpinCo qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. SpinCo will continue to be an emerging growth company until the earliest to occur of:
•
the last day of the fiscal year ending after the fifth anniversary of the date of the first sale of SpinCo common equity securities pursuant to the registration statement of which this proxy statement/consent solicitation statement/prospectus forms a part;

•
the last day of the fiscal year in which SpinCo has more than $1.1 billion in annual revenues;

•
the last day of the fiscal year in which SpinCo is deemed to be a large accelerated filer, which means the market value of its common shares which are held by non-affiliates exceeds $700 million as of the prior June 30; or

•
the date on which SpinCo has issued more than $1.0 billion of nonconvertible debt during the prior three-year period.

Until SpinCo ceases to be an emerging growth company, it may take advantage of reduced reporting requirements generally unavailable to other public companies. Those provisions allow SpinCo to:
•
provide less than five years of selected financial data in an initial public offering registration statement;

•
provide reduced disclosure regarding its executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means SpinCo does not have to include a compensation discussion and analysis and certain other disclosure regarding its executive compensation; and

•
not provide an auditor attestation of SpinCo’s internal control over financial reporting.

The JOBS Act also permits an emerging growth company such as SpinCo to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies, and exempts an emerging growth company from Sections 14A(a) and (b) of the Exchange Act, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.
SpinCo has elected to adopt the reduced disclosure requirements described above for purposes of the registration statement of which this proxy statement/consent solicitation statement/prospectus forms a part. In addition, for so long as SpinCo qualifies as an emerging growth company, it expects to take advantage of certain of the reduced reporting and other requirements of the JOBS Act with respect to the periodic reports it will file with the SEC and proxy statements that it uses to solicit proxies from its stockholders.
SpinCo has elected to not take advantage of the extended transition period that allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies, which means that the financial statements included in this proxy statement/consent solicitation statement/prospectus, as well as financial statements SpinCo files in the future, will be subject to all new or revised accounting standards generally applicable to public companies. SpinCo’s election not to take advantage of the extended transition period is irrevocable.
Vimeo’s Quantitative and Qualitative Disclosures About Market Risk
Foreign Currency Exchange Risk
For the nine months ended September 30, 2019 and 2020, international revenue accounted for 48% and 49%, respectively, of Vimeo’s consolidated revenue. This international revenue is based upon the location of the customer and primarily relates to international subscribers to Vimeo’s self-serve product offering, which is priced in local currency for international customers. Vimeo’s investments in foreign subsidiaries that transact business in a functional currency other than the U.S. dollar are not material and, therefore, translation gains and losses are not material.
In addition, foreign currency exchange gains or losses historically have not been material to Vimeo. Vimeo recorded foreign exchange losses of $0.1 million and $0.4 million for the nine months ended September 30, 2019 and 2020, respectively.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a discussion of material U.S. federal income tax consequences of the IAC reclassification, the Spin-off and the Vimeo merger to “U.S. holders” (as defined below) of IAC common stock or Vimeo capital stock. This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, in each case as in effect and available on the date of this proxy statement/consent solicitation statement/prospectus and all of which are subject to differing interpretations and change at any time, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this proxy statement/consent solicitation statement/prospectus.
This discussion applies only to U.S. holders of shares of IAC common stock or Vimeo capital stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based upon the assumption that the IAC reclassification, the Spin-off and the Vimeo merger will be completed in accordance with the separation agreement, the Vimeo merger agreement and the other separation-related agreements and as described in this proxy statement/consent solicitation statement/prospectus. Holders of IAC common stock or Vimeo capital stock that are not U.S. holders should consult their own tax advisors as to the tax consequences of the IAC reclassification, the Spin-off and the Vimeo merger.
This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of IAC common stock or Vimeo capital stock in light of their particular circumstances nor does it address tax consequences applicable to holders that are or may be subject to special treatment under the U.S. federal income tax laws (such as, for example, insurance companies, tax-exempt organizations, financial institutions, mutual funds, certain former U.S. citizens or long-term residents of the United States, broker-dealers, partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes), or other pass-through entities or owners thereof, traders in securities who elect a mark-to-market method of accounting, holders who hold their IAC common stock or Vimeo capital stock as part of a “hedge,” “straddle,” “conversion,” “synthetic security,” “integrated investment” or “constructive sale transaction,” holders who acquired IAC common stock or Vimeo capital stock upon the exercise of employee stock options or otherwise as compensation, or U.S. holders whose functional currency is not the U.S. dollar). This discussion also does not address any tax consequences arising under the alternative minimum tax, the Medicare tax on net investment income or the Foreign Account Tax Compliance Act (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). In addition, no information is provided with respect to any tax consequences under state, local, or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion does not address the tax consequences to any person who actually or constructively owns 5% or more of IAC common stock or Vimeo capital stock or any person who owns IAC Class B common stock.
If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds IAC common stock or Vimeo capital stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Holders of IAC common stock or Vimeo capital stock that are partnerships and partners in such partnerships should consult their own tax advisors as to the tax consequences of the IAC reclassification, the Spin-off and the Vimeo merger.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of IAC common stock or Vimeo capital stock, as applicable, that is, for U.S. federal income tax purposes:
•
an individual citizen or a resident of the United States;

•
a corporation (or any other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

THE FOLLOWING DISCUSSION IS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE IAC RECLASSIFICATION, THE SPIN-OFF AND THE VIMEO MERGER UNDER CURRENT LAW AND IS FOR GENERAL INFORMATION ONLY. ALL HOLDERS OF IAC COMMON STOCK OR VIMEO CAPITAL STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE IAC RECLASSIFICATION, THE SPIN-OFF AND THE VIMEO MERGER INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.
It is a condition to the Spin-off that IAC receive an opinion of IAC’s outside counsel satisfactory to the IAC board of directors regarding the qualification of (i) the exchange of shares of IAC common stock or IAC Class B common stock, as applicable, for shares of IAC common stock or IAC Class B common stock, as applicable, pursuant to the IAC reclassification as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code and/or an exchange described in Section 1036 of the Code and (ii) the Spin-off and certain related transactions, taken together, as a “reorganization” within the meaning of Sections 368(a)(1)(D) and 355(a) of the Code. The opinion of counsel will be based upon and rely on, among other things, various facts and assumptions, as well as certain representations, statements and undertakings of IAC and SpinCo. If any of these representations, statements or undertakings is, or becomes, inaccurate or incomplete, or if any of the representations or covenants contained in any of the separation-related agreements and documents or in any documents relating to the opinion of counsel are inaccurate or not complied with by IAC, SpinCo or any of their respective subsidiaries, the opinion of counsel may be invalid and the conclusions reached therein could be jeopardized. An opinion of counsel represents the judgment of such counsel and is not binding on the IRS or any court, and the IRS or a court may disagree with the conclusions in the opinion of counsel. Accordingly, notwithstanding receipt by IAC of an opinion of counsel, there can be no assurance that the IRS will not assert that the IAC reclassification, the Spin-off and/or certain related transactions, do not qualify for tax-free treatment for U.S. federal income tax purposes or that a court would not sustain such a challenge.
The IAC Reclassification
Provided the IAC reclassification qualifies as a “recapitalization” within the meaning of Section 368(a) of the Code, no gain or loss will be recognized by U.S. holders of IAC common stock who exchange their shares of IAC common stock for shares of IAC common stock pursuant to the IAC reclassification. Each U.S. holder’s aggregate tax basis in the shares of IAC common stock received in the IAC reclassification will equal such holder’s aggregate adjusted tax basis in the shares of IAC common stock surrendered in the IAC reclassification. The holding period of the shares of IAC common stock received by a U.S. holder of IAC common stock in the IAC reclassification will include such holder’s holding period for the shares of IAC common stock surrendered. If a U.S. holder holds different blocks of IAC common stock (generally, IAC common stock acquired on different dates or at different prices) at the time of the IAC reclassification, such holder should consult its own tax advisor with respect to the determination of the tax bases and/or holding periods of the particular shares of IAC common stock received in the IAC reclassification.
For U.S. federal income tax purposes, the receipt by U.S. holders of IAC Series 1 mandatorily exchangeable preferred stock pursuant to the IAC reclassification will be disregarded.
The Spin-off
As discussed above, notwithstanding receipt by IAC of the opinion of counsel described above, there can be no assurance that the IRS will not assert that the Spin-off does not qualify for tax-free treatment for U.S. federal income tax purposes or that a court would not sustain such a challenge. In the event the IRS were to prevail with such challenge, IAC, SpinCo and IAC stockholders could be subject to significant U.S. federal income tax liability. See “Material U.S. Federal Income Tax Consequences of the Spin-off — The Spin-off — Material U.S. Federal Income Tax Consequences if the Spin-off is Taxable” below for a discussion of this topic.
Material U.S. Federal Income Tax Consequences if the Spin-off is Tax-Free.
If the Spin-off qualifies as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code, the U.S. federal income tax consequences of the Spin-off generally are as follows:

•
no gain or loss will be recognized by (and no amount will be includible in the income of) IAC as a result of the Spin-off, other than with respect to any “excess loss account” or “intercompany transaction” required to be taken into account by IAC under Treasury Regulations relating to consolidated federal income tax returns;

•
no gain or loss will be recognized by (and no amount will be included in the income of) U.S. holders of IAC common stock upon the receipt of SpinCo common stock in the Spin-off for U.S. federal income tax purposes, except with respect to any cash received in lieu of fractional shares of SpinCo common stock;

•
the aggregate tax basis of the IAC common stock held by a U.S. holder as determined above under “Material U.S. Federal Income Tax Consequences of the Spin-off — The IAC Reclassification” will be allocated between such holder’s IAC common stock and such holder’s SpinCo common stock (including any fractional share interest in SpinCo common stock for which cash is received) in proportion to the relative fair market value of each on the date of the IAC reclassification; and

•
the holding period of the SpinCo common stock received by each U.S. holder of IAC common stock in the Spin-off (including any fractional share interest in SpinCo common stock for which cash is received) will generally include the holding period for such holder’s IAC common stock, as determined above under “Material U.S. Federal Income Tax Consequences of the Spin-off — The IAC Reclassification.”

If a U.S. holder of IAC common stock holds different blocks of IAC common stock (generally shares of IAC common stock acquired on different dates or at different prices), at the time of the IAC reclassification, such holder should consult its own tax advisor regarding the determination of the basis and holding period of shares of SpinCo common stock received in the Spin-off in respect of particular blocks of IAC common stock.
Material U.S. Federal Income Tax Consequences if the Spin-off Is Taxable.
As discussed above, notwithstanding receipt by IAC of an opinion of outside counsel, the IRS could assert that the Spin-off does not qualify for tax-free treatment for U.S. federal income tax purposes. If the IRS were successful in taking this position, some or all of the consequences described above would not apply, and IAC, SpinCo and IAC stockholders could be subject to significant U.S. federal income tax liability. In addition, certain events that may or may not be within the control of IAC or SpinCo could cause the Spin-off not to qualify for tax-free treatment for U.S. federal income tax purposes. Depending on the circumstances, SpinCo may be required to indemnify IAC for taxes (and certain related losses) resulting from the Spin-off not qualifying as tax-free.
If the Spin-off were to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code, in general, for U.S. federal income tax purposes, IAC would recognize taxable gain as if it had sold the SpinCo stock in a taxable sale for its fair market value (unless IAC and SpinCo jointly make an election under Section 336(e) of the Code with respect to the Spin-off, in which case, in general, (1) the IAC group would recognize taxable gain as if SpinCo had sold all of its assets in a taxable sale in exchange for an amount equal to the fair market value of the SpinCo common stock and the assumption of all SpinCo liabilities and (2) SpinCo would obtain a related step up in the basis of its assets), and IAC stockholders who receive shares of SpinCo common stock in the Spin-off would be subject to tax as if they had received a taxable distribution equal to the fair market value of such shares.
Even if the Spin-off were otherwise to qualify as a tax-free transaction under Sections 355(a) and 368(a)(1)(D) of the Code, the Spin-off may result in taxable gain to IAC (but not its stockholders) under Section 355(e) of the Code if the Spin-off were deemed to be part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, shares representing a 50 percent or greater interest (by vote or value) in IAC or SpinCo. For this purpose, any acquisitions of IAC stock or SpinCo stock within the period beginning two years before, and ending two years after, the Spin-off are presumed to be part of such a plan, although IAC or SpinCo may be able to rebut that presumption (including by qualifying for one or more safe harbors under applicable Treasury Regulations).

In connection with the Spin-off, IAC and SpinCo will enter into a tax matters agreement that, among other things, will allocate between IAC and SpinCo the responsibility for tax liabilities incurred by them as a result of the failure of the Spin-off to qualify for tax-free treatment. For a discussion of the allocation of such tax liabilities under the tax matters agreement, see “Transactions with Related Persons, Promoters and Certain Control Persons — Transactions with Related Persons — Tax Matters Agreement.”
The Vimeo Merger
IAC, SpinCo, and Vimeo intend for (i) the Vimeo merger to qualify as a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code and/or (ii) the Vimeo merger, together with certain transactions undertaken as a part of the Spin-off, to qualify as a transaction that is generally tax free to holders of Vimeo capital stock pursuant to Section 351(a) of the Code. However, the completion of the Vimeo merger is not conditioned on the Vimeo merger qualifying for the intended tax treatment or upon the receipt of an opinion of counsel to that effect, and none of IAC, SpinCo or Vimeo will request a ruling from the IRS regarding the U.S. federal income tax consequences of the Vimeo merger. Accordingly no assurance can be given that the Vimeo merger will so qualify. Further, no assurance can be given that the IRS will not challenge the intended tax treatment or that a court would not sustain such a challenge.
Material U.S. Federal Income Tax Consequences if the Vimeo Merger Qualifies as a Reorganization and/or the Vimeo Merger, Together with Certain Transactions Undertaken as a part of the Spin-off, Qualifies as a Section 351 Exchange.
If (i) the Vimeo merger qualifies as a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code and/or (ii) the Vimeo merger, together with certain transactions undertaken as a part of the Spin-off, qualifies as a transaction that is generally tax-free pursuant to Section 351(a) of the Code, the U.S. federal income tax consequences of the Vimeo merger generally are as follows:
•
no gain or loss will be recognized by U.S. holders of Vimeo capital stock upon the receipt of SpinCo common stock pursuant to the Vimeo merger for U.S. federal income tax purposes, except with respect to any cash received in lieu of fractional shares of SpinCo common stock;

•
a U.S. holder’s aggregate tax basis in the shares of SpinCo common stock received pursuant to the Vimeo merger (including any fractional share interest in SpinCo common stock deemed received and exchanged for cash) will equal such holder’s aggregate adjusted tax basis in the shares of Vimeo capital stock surrendered in in the Vimeo merger; and

•
the holding period of the SpinCo common stock received by a U.S. holder pursuant to the Vimeo merger (including any fractional share interest in SpinCo common stock for which cash is received) will include such holder’s holding period for the Vimeo capital stock surrendered in the Vimeo merger.

If a U.S. holder acquired different blocks of Vimeo capital stock at different times or different prices, such U.S. holder should consult its own tax advisor regarding the determination of the tax bases and/or holding periods of the particular shares of SpinCo common stock received in the Vimeo merger.
Material U.S. Federal Income Tax Consequences if the Vimeo Merger does not Qualify as a Reorganization and the Vimeo Merger, Taken Together with Certain Transactions Undertaken as a part of the Spin-off, does not Qualify as a Transaction that is Generally Tax-Free Pursuant to Section 351(a) of the Code.
If (i) the Vimeo merger were to fail to qualify as a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code and (ii) the Vimeo merger, together with certain transactions undertaken as a part of the Spin-off, were to fail to qualify as a transaction that is generally tax-free pursuant to Section 351(a) of the Code, then a U.S. holder generally will recognize gain or loss upon the exchange of Vimeo capital stock in the Vimeo merger equal to the difference, if any, between (1) the sum of the fair market value of the shares of SpinCo common stock received and the amount of cash received in lieu of fractional shares of SpinCo common stock and (2) such U.S. holder’s adjusted tax basis in the shares of Vimeo capital stock surrendered in exchange therefor. If a U.S. holder acquired different blocks of Vimeo capital stock at different times or different prices, any gain or loss must be determined separately with respect to each block of shares of Vimeo capital stock that is surrendered in the Vimeo merger, and such U.S. holder should consult its own tax advisor regarding the manner in which gain or loss should be determined. Any recognized gain or loss generally will be long-term capital gain or loss if, as of the effective date of the Vimeo merger, the U.S. holder’s holding period with respect to the shares of Vimeo capital stock surrendered exceeds one year. The deductibility of capital losses is subject to limitations.
A U.S. holder generally will have an aggregate tax basis in its shares of SpinCo common stock received in the Vimeo merger equal to the fair market value of such shares as of the date such shares are received. A U.S. holder’s holding period in shares of SpinCo common stock received in the Vimeo merger will begin on the day following the Vimeo merger.
Information Reporting and Backup Withholding
Payments of cash to U.S. holders of IAC common stock in lieu of fractional shares of SpinCo common stock in connection with the Spin-off or to U.S. holders of Vimeo capital stock in lieu of fractional shares of SpinCo common stock in connection with the Vimeo merger generally will be subject to information reporting and, under certain circumstances, may be subject to backup withholding (currently, at a rate of 24%), unless such U.S. holder delivers a properly completed IRS Form W-9 certifying such U.S. holder’s correct taxpayer identification number and certain other information, or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE IAC RECLASSIFICATION, THE SPIN-OFF AND THE VIMEO MERGER UNDER CURRENT LAW. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES THAT MAY BE IMPORTANT TO PARTICULAR HOLDERS. ALL HOLDERS OF IAC COMMON STOCK OR VIMEO CAPITAL STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE IAC RECLASSIFICATION, THE SPIN-OFF AND THE VIMEO MERGER, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

DESCRIPTION OF IAC CAPITAL STOCK AFTER THE SPIN-OFF
The following is a description of the material terms of IAC’s capital stock from and after the time of the Spin-off. The following description is not meant to be complete and is qualified by reference to IAC’s restated certificate of incorporation (as amended from time to time, the “IAC certificate of incorporation”) and amended and restated by-laws (the “IAC by-laws”) and the DGCL. Copies of the current IAC certificate of incorporation and the IAC by-laws are incorporated by reference herein. For more information on how you can obtain copies of these documents, see “Where You Can Find More Information.” We urge you to read the IAC certificate of incorporation and the IAC by-laws in their entirety.
IAC Authorized Capital Stock
If IAC stockholders approve the Spin-off Proposal and the Spin-off is completed, IAC’s authorized capital stock will consist of 1,600,000,000 shares of IAC common stock, par value $0.0001 per share, 400,000,000 shares of IAC Class B common stock, par value $0.0001 per share, and 100,000,000 shares of IAC preferred stock, par value $0.01 per share, 1,413,740 shares of which have been designated as Series A Cumulative Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”).
IAC Common Stock
In general, the holders of IAC common stock will vote together as a single class with the holders of IAC Class B common stock on all matters, including the election of directors; provided, however, that the holders of IAC common stock, acting as a single class, will be entitled to elect twenty-five percent (25%) of the total number of IAC directors, rounded up to the next whole number in the event of a fraction. Each outstanding share of IAC common stock will entitle the holder to one vote per share. The IAC certificate of incorporation will not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of IAC preferred stock created by the IAC board of directors from time to time, including the Series A Preferred Stock, the holders of IAC common stock will be entitled, share-for-share with the holders of the IAC Class B common stock, to such dividends as may be declared from time to time by the IAC board of directors from funds legally available for the payment of dividends, and, upon liquidation, dissolution or winding up, will be entitled to receive, pro rata, share-for-share with the holders of the IAC Class B common stock, all assets available for distribution after payment of a proper amount to the holders of any series of IAC preferred stock, including any series that may be issued in the future.
IAC Class B Common Stock
In general, the holders of IAC Class B common stock will vote together as a single class with the holders of IAC common stock on all matters, including the election of directors; provided, however, that the holders of IAC common stock, acting as a single class, will be entitled to elect twenty-five percent (25%) of the total number of IAC directors, rounded up to the next whole number in the event of a fraction. The holders of IAC Class B common stock will be entitled to ten votes per share. The IAC certificate of incorporation will not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of IAC preferred stock created by the IAC board of directors from time to time, including the Series A Preferred Stock, the holders of IAC Class B common stock will be entitled, share-for-share with the holders of the IAC common stock, to such dividends as may be declared from time to time by the IAC board of directors from funds legally available for the payment of dividends, and, upon liquidation, dissolution or winding up, will be entitled to receive pro rata, share-for-share with the holders of the IAC common stock, all assets available for distribution after payment of a proper amount to the holders of any series of IAC preferred stock, including any series that may be issued in the future.
IAC Preferred Stock
IAC has the authority to issue shares of IAC preferred stock from time to time in one or more series. The IAC board of directors has the authority, by resolution, to designate the powers, preferences, rights, qualifications, limitations and restrictions of IAC preferred stock.
IAC has designated 1,413,740 shares of IAC preferred stock as shares of Series A Preferred Stock. All outstanding shares of Series A Preferred Stock are held by a wholly-owned subsidiary of IAC. The Series A

Preferred Stock has a face value per share of $1,000.00, and ranks prior, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of IAC, to all outstanding classes or series of common stock. The holders of shares of Series A Preferred Stock are entitled to receive, if, as and when declared by the IAC board of directors, dividends in the amount of 7.50% of the face value per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization). In the event of any liquidation, dissolution or winding up of IAC, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, out of the assets of IAC available for distribution to IAC’s stockholders, an amount equal to the dividends accrued and unpaid on the outstanding shares of Series A Preferred Stock to the date of final distribution to such holders, whether or not declared, without interest, plus $1,000 per share of Series A Preferred Stock, before any payment is made or assets are distributed to the holders of IAC common stock or any other class or series of IAC’s capital stock ranking junior as to liquidation rights to the Series A Preferred Stock. Shares of Series A Preferred Stock may be redeemed by IAC, at IAC’s option, at any time or from time to time after June 30, 2040, at a redemption price equal to the face value per share plus all dividends on the shares being redeemed that are accrued and unpaid thereon, whether or not declared or due, to the date fixed for redemption. Shares of Series A Preferred Stock are generally entitled to ten votes per share on any matter that is submitted to a vote or to the consent of the stockholders of IAC; however, pursuant to the DGCL, the holders of such shares will generally not be entitled to vote while such shares are held by a subsidiary of IAC.
Effect of Delaware Anti-Takeover Statute
IAC is subject to Section 203 of the DGCL, which generally prevents corporations from engaging in a business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless that business combination for the transaction which resulted in the stockholder becoming an interested stockholder has been approved in one of a number of specific ways. For purposes of Section 203, a “business combination” includes, among other things, a merger or consolidation involving IAC and the interested stockholder and a sale of more than 10% of IAC’s assets. In general, the anti-takeover law defines an “interested stockholder” as any entity or person beneficially owning 15% or more of a corporation’s outstanding voting stock and any entity or person affiliated or associated with such entity or person. A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of a corporation’s outstanding voting stock. IAC has not “opted out” of the provisions of Section 203, and following the Spin-off will remain subject to the provisions of Section 203.
Limitations on Liability, Indemnification of Officers and Directors and Insurance
Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of a proceeding subject to receipt of an undertaking by such director or officer to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, and vote of stockholders or disinterested directors or otherwise.
The IAC certificate of incorporation and IAC by-laws provide for indemnification of IAC’s directors and officers (and their legal representatives), and of those serving at the request of the IAC board of directors or officers as an employee or agent of the corporation, or as a director, officer, employee, or agent of another corporation, partnership, joint venture or other enterprise, to the fullest extent authorized by the DGCL, except that IAC will indemnify a person for a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the IAC board of directors. The IAC by-laws provide for mandatory advancement of expenses to persons entitled to indemnification in defending any action, suit or proceeding in advance of its final disposition, provided that, if the DGCL so requires, such persons provide an undertaking to repay such amounts advanced if it is ultimately determined that such person is not entitled to indemnification. From time to time, IAC’s directors and officers may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions. In addition, to the extent that IAC’s officers and directors also serve as executive officers or directors of subsidiaries of IAC, such officers and directors are also subject to indemnification consistent with the indemnification provisions of the charter documents of such subsidiaries. IAC has policies of directors’ and officers’ liability insurance that insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. IAC believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation is not personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The IAC certificate of incorporation provides for such limitation of liability.
Action by Written Consent
Under Section 228 of the DGCL, unless a corporation’s certificate of incorporation expressly prohibits action by the written consent of stockholders, any action required or permitted to be taken by its stockholders at a duly called annual or special meeting may be taken by a consent in writing executed by stockholders possessing not less than the minimum number of votes necessary to authorize or take such action at a meeting. The IAC certificate of incorporation does not expressly prohibit action by the written consent of stockholders.
Listing
IAC common stock currently trades on the Nasdaq under the ticker symbol “IAC” and IAC expects that it will continue to do so after the Spin-off (as adjusted in connection with the Spin-off).
Transfer Agent
The transfer agent for the shares of IAC common stock and IAC Class B common stock following the Spin-off will be Computershare Trust Company, N.A.

DESCRIPTION OF SPINCO CAPITAL STOCK AFTER THE SPIN-OFF
The following is a description of the material terms of SpinCo’s capital stock from and after the time of the Spin-off (and, if the Vimeo merger is completed, the Vimeo merger). The following description is not meant to be complete and is qualified by reference to the forms of SpinCo’s amended and restated certificate of incorporation (as amended from time to time, the “SpinCo certificate of incorporation”) and amended and restated by-laws (the “SpinCo by-laws”) to be filed as Exhibits 3.9 and 3.10, respectively, to the registration statement of which this proxy statement/consent solicitation statement/prospectus forms a part, and to the DGCL. Copies of the current SpinCo certificate of incorporation and the SpinCo by-laws are incorporated by reference herein. For more information on how you can obtain copies of these documents, see “Where You Can Find More Information.” We urge you to read the SpinCo certificate of incorporation and the SpinCo by-laws in their entirety.
SpinCo Authorized Capital Stock
If SpinCo stockholders approve the Spin-off Proposal and the Spin-off is completed, SpinCo’s authorized capital stock will consist of 1,600,000,000 shares of SpinCo common stock, par value $0.01 per share, 400,000,000 shares of SpinCo Class B common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share. The number of shares of SpinCo common stock outstanding immediately following the Spin-off and the Merger will depend on the results of the anti-dilution adjustment described in the section of this proxy statement/consent solicitation statement/consent solicitation statement/prospectus titled “The Vimeo Merger — Consideration to SpinCo Stockholders,” but is expected to be between approximately [•] and [•]. The number of shares of SpinCo Class B common stock outstanding immediately following the Spin-off and the consummation of the SpinCo merger is expected to be [•].
SpinCo Common Stock
In general, the holders of SpinCo common stock will vote together as a single class with the holders of SpinCo Class B common stock on all matters, including the election of directors; provided, however, that the holders of SpinCo common stock, acting as a single class, will be entitled to elect twenty-five percent (25%) of the total number of SpinCo directors, rounded up to the next whole number in the event of a fraction. Each outstanding share of SpinCo common stock will entitle the holder to one vote per share. The SpinCo certificate of incorporation will not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of SpinCo preferred stock created by the SpinCo board of directors from time to time, the holders of SpinCo common stock will be entitled, share-for-share with the holders of the SpinCo Class B common stock, to such dividends as may be declared from time to time by the SpinCo board of directors from funds legally available for the payment of dividends, and, upon liquidation, dissolution or winding up, will be entitled to receive, pro rata, share-for-share with the holders of the SpinCo Class B common stock, all assets available for distribution after payment of a proper amount to the holders of any series of SpinCo preferred stock, including any series that may be issued in the future.
SpinCo Class B Common Stock
In general, the holders of SpinCo Class B common stock will vote together as a single class with the holders of SpinCo common stock on all matters, including the election of directors; provided, however, that the holders of SpinCo common stock, acting as a single class, will be entitled to elect twenty-five percent (25%) of the total number of SpinCo directors, rounded up to the next whole number in the event of a fraction. The holders of SpinCo Class B common stock will be entitled to ten votes per share. The SpinCo certificate of incorporation will not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of SpinCo preferred stock created by the SpinCo board of directors from time to time, the holders of SpinCo Class B common stock will be entitled, share-for-share with the holders of the SpinCo common stock, to such dividends as may be declared from time to time by the SpinCo board of directors from funds legally available for the payment of dividends, and, upon liquidation, dissolution or winding up, will be entitled to receive pro rata, share-for-share with the holders of the SpinCo common stock, all assets available for distribution after payment of a proper amount to the holders of any series of SpinCo preferred stock that may be issued in the future.

SpinCo Preferred Stock
SpinCo will have the authority to issue shares of preferred stock from time to time in one or more series. The SpinCo board of directors will have the authority, by resolution, to designate the powers, preferences, rights, qualifications, limitations and restrictions of preferred stock of SpinCo.
Effect of Delaware Anti-Takeover Statute
SpinCo is subject to Section 203 of the DGCL, which generally prevents Delaware corporations from engaging in a business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless that business combination or the transaction which resulted in the stockholder becoming an interested stockholder has been approved in one of a number of specific ways. For purposes of Section 203, a “business combination” includes, among other things, a merger or consolidation involving SpinCo and the interested stockholder and a sale of more than 10% of SpinCo’s assets. In general, the anti-takeover law defines an “interested stockholder” as any entity or person beneficially owning 15% or more of a corporation’s outstanding voting stock and any entity or person affiliated or associated with such entity or person. A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of a corporation’s outstanding voting stock. SpinCo has not “opted out” of the provisions of Section 203, and following the Spin-off will remain subject to the provisions of Section 203.
Limitations on Liability, Indemnification of Officers and Directors and Insurance
Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of a proceeding subject to receipt of an undertaking by such director or officer to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement and vote of stockholders or disinterested directors or otherwise.
The SpinCo certificate of incorporation and SpinCo by-laws provide for indemnification of SpinCo’s directors and officers (and their legal representatives), and of those serving at the request of the SpinCo board of directors or officers as an employee or agent of the corporation, or as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, to the fullest extent authorized by the DGCL, except that SpinCo will indemnify a person for a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the SpinCo board of directors. The SpinCo by-laws provide for mandatory advancement of expenses to persons entitled to indemnification in defending any action, suit or proceeding in advance of its final disposition, provided that, if the DGCL so requires, such persons provide an undertaking to repay such amounts advanced if it is ultimately determined that such person is not entitled to indemnification. From time to time, SpinCo’s directors and officers may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions. In addition, to the extent that SpinCo’s officers and directors also serve as executive officers or directors of subsidiaries of SpinCo, such officers and directors will also be subject to indemnification consistent with the indemnification provisions of the charter documents of such subsidiaries. SpinCo will have policies of directors’ and officers’ liability insurance that insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. SpinCo believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation is not personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The SpinCo certificate of incorporation will provide for such limitation of liability.
Action by Written Consent
Under Section 228 of the DGCL, unless a corporation’s certificate of incorporation expressly prohibits action by the written consent of stockholders, any action required or permitted to be taken by its stockholders at a duly called annual or special meeting may be taken by a consent in writing executed by stockholders possessing not less than the minimum number of votes necessary to authorize or take such action at a meeting. The SpinCo certificate of incorporation that will be in effect following the Spin-off does not expressly prohibit action by the written consent of stockholders.
Listing
SpinCo will apply to list SpinCo common stock on [•] and has reserved the ticker symbol “[•]” for such listing.
Transfer Agent
The transfer agent for the shares of SpinCo common stock and SpinCo Class B common stock following the Spin-off will be Computershare Trust Company, N.A.

COMPARISON OF RIGHTS OF HOLDERS OF IAC SECURITIES BEFORE THE SPIN-OFF WITH RIGHTS OF HOLDERS OF IAC SECURITIES AND SPINCO SECURITIES AFTER THE SPIN-OFF
The following table sets forth a comparison of (i) IAC common stock and IAC Class B common stock prior to the Spin-off to (ii) IAC common stock and IAC Class B common stock after the Spin-off to (iii) SpinCo common stock and SpinCo Class B common stock after the Spin-off. It assumes receipt of the requisite stockholder approvals with respect to the Spin-off Proposal and the Corporate Opportunities Proposal, which, upon implementation, would result in amendments to the IAC certificate of incorporation.
	IAC Common Stock and IAC Class B Common Stock before the Spin-off	IAC Common Stock and IAC Class B Common Stock after the Spin-off	SpinCo Common Stock and SpinCo Class B Common Stock after the Spin-off
Authorized Capital Stock:	2,100,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of IAC common stock, par value $0.001 per share, (ii) 400,000,000 shares of IAC Class B common stock, par value $0.001 per share and (iii) 100,000,000 shares of IAC preferred stock, par value $0.01 per share, 1,413,740 shares of which have been designated as shares of Series A Preferred Stock.	2,100,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of IAC common stock, par value $0.0001 per share, (ii) 400,000,000 shares of IAC Class B common stock, par value $0.0001 per share and (iii) 100,000,000 shares of IAC preferred stock, par value $0.01 per share, 1,413,740 shares of which have been designated as shares of Series A Preferred Stock.	2,100,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of SpinCo common stock, par value $0.01 per share, (ii) 400,000,000 shares of SpinCo Class B common stock, par value $0.01 per share and (iii) 100,000,000 shares of preferred stock, par value $0.01 per share.
Voting Power of Capital Stock:	Each share of IAC common stock is entitled to one vote per share; each share of IAC Class B common stock is entitled to ten votes per share and each share of IAC voting preferred stock has the voting rights set forth in Exhibit A to the IAC certificate of incorporation, in each case, generally voting together on all matters submitted for the vote or consent of IAC stockholders, except in cases where the DGCL provides for a separate class vote and except for the election of 25% of the IAC board of directors, which are elected by the holders of the IAC common stock.	Each share of IAC common stock will be entitled to one vote per share; each share of IAC Class B common stock will be entitled to ten votes per share and each share of IAC voting preferred stock will have the voting rights set forth in Exhibit A to the IAC certificate of incorporation, in each case, generally voting together on all matters submitted for the vote or consent of IAC stockholders, except in cases where the DGCL provides for a separate class vote and except for the election of 25% of the IAC board of directors, which will be elected by the holders of the IAC common stock.	Each share of SpinCo common stock will be entitled to one vote per share and each share of SpinCo Class B common stock will be entitled to ten votes per share, in each case, generally voting together on all matters submitted for the vote or consent of SpinCo stockholders, except in cases where the DGCL provides for a separate class vote and except for the election of 25% of the SpinCo board of directors, which will be elected by the holders of the SpinCo common stock.

	IAC Common Stock and IAC Class B Common Stock before the Spin-off	IAC Common Stock and IAC Class B Common Stock after the Spin-off	SpinCo Common Stock and SpinCo Class B Common Stock after the Spin-off
Board of Directors:	The IAC by-laws provide that the IAC board of directors will determine the number of directors by resolution. Currently, the number of directors is 12. The IAC certificate of incorporation provides that the holders of the IAC common stock, acting as a single class, elect 25% of the total number of directors, with the remaining directors elected by the holders of the IAC common stock, IAC Class B common stock and IAC voting preferred stock, voting together as a single class.	The IAC by-laws will provide that the IAC board of directors will determine the number of directors by resolution. The number of directors at the time of the Spin-off is expected to be 12. The IAC certificate of incorporation will provide that the holders of the IAC common stock, acting as a single class, elect 25% of the total number of directors, with the remaining directors elected by the holders of the IAC common stock, IAC Class B common stock and IAC voting preferred stock, voting together as a single class.	The SpinCo by-laws will provide that the SpinCo board of directors will determine the number of directors by resolution. The number of directors at the time of the Spin-off is expected to be [•]. The SpinCo certificate of incorporation will provide that the holders of the SpinCo common stock, acting as a single class, elect 25% of the total number of directors, with the remaining directors elected by the holders of the SpinCo common stock and SpinCo Class B common stock voting together as a single class.
Removal of Directors:	The IAC certificate of incorporation currently provides that a director may be removed either with or without cause, by the affirmative vote of a majority of the voting power of shares then entitled to vote of the class or classes that elected such director.	The IAC certificate of incorporation will provide that a director may be removed either with or without cause, by the affirmative vote of a majority of the voting power of shares then entitled to vote of the class or classes that elected such director.	The SpinCo certificate of incorporation will provide that a director may be removed either with or without cause, by the affirmative vote of a majority of the voting power of shares then entitled to vote of the class or classes that elected such director.
Filling Vacancies of the Board of Directors:	The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, whenever the holders of any class or classes are entitled to elect directors, vacancies and newly created directorships of such class or classes may be filled by a majority of the directors elected by such class or classes then in office or by a sole remaining director so elected. The IAC by-laws	The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, whenever the holders of any class or classes are entitled to elect directors, vacancies and newly created directorships of such class or classes may be filled by a majority of the directors elected by such class or classes then in office or by a sole remaining director so elected. The IAC by-laws	The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, whenever the holders of any class or classes are entitled to elect directors, vacancies and newly created directorships of such class or classes may be filled by a majority of the directors elected by such class or classes then in office or by a sole remaining director so elected. The SpinCo

	IAC Common Stock and IAC Class B Common Stock before the Spin-off	IAC Common Stock and IAC Class B Common Stock after the Spin-off	SpinCo Common Stock and SpinCo Class B Common Stock after the Spin-off
	also permit holders of a majority of the voting power of outstanding shares entitled to vote on a particular directorship to fill vacancies with respect to that directorship.	will permit holders of a majority of the voting power of outstanding shares entitled to vote on a particular directorship to fill vacancies with respect to that directorship.	by-laws will permit holders of a majority of the voting power of outstanding shares entitled to vote on a particular directorship to fill vacancies with respect to that directorship.
Stockholder Action by Written Consent:	The DGCL provides that unless a corporation otherwise provides in its certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote on the matter are present. The IAC certificate of incorporation does not provide otherwise.	The DGCL provides that unless a corporation otherwise provides in its certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote on the matter are present. The IAC certificate of incorporation will not provide otherwise.	The DGCL provides that unless a corporation otherwise provides in its certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote on the matter are present. The SpinCo certificate of incorporation will not provide otherwise.
Stockholder Proposals and Nominations of Candidates for Election to the Board of Directors	The IAC by-laws do not contain specific notice timelines for stockholder nominations and proposals at annual meetings or special meetings.	The IAC by-laws will not contain specific notice timelines for stockholder nominations and proposals at annual meetings or special meetings.	The SpinCo by-laws will not contain specific notice timelines for stockholder nominations and proposals at annual meetings or special meetings.
Calling of Special Meetings of Stockholders:	The DGCL provides that a special meeting of stockholders may be called by the IAC board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the	The DGCL provides that a special meeting of stockholders may be called by the IAC board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the	The DGCL provides that a special meeting of stockholders may be called by the SpinCo board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the

	IAC Common Stock and IAC Class B Common Stock before the Spin-off	IAC Common Stock and IAC Class B Common Stock after the Spin-off	SpinCo Common Stock and SpinCo Class B Common Stock after the Spin-off
	bylaws. The IAC by-laws provide that a special meeting of stockholders may be called by the chairman of the IAC board of directors or by a majority of the IAC board of directors.	bylaws. The IAC by-laws will provide that a special meeting of stockholders may be called by the chairman of the IAC board of directors or by a majority of the IAC board of directors.	bylaws. The SpinCo by-laws will provide that a special meeting of stockholders may be called by the chairman of the SpinCo board of directors or by a majority of the SpinCo board of directors.
Amendment of the Certificate of Incorporation:	IAC reserves the right to amend, alter, change or repeal any provision contained in the IAC certificate of incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders therein are granted subject to this reservation except that under no circumstances may such amendment be adopted except as prescribed by Article IV of the IAC certificate of incorporation, and provided further that the rights of the Class B common stock may not be amended, altered, changed or repealed without the approval of the holders of the requisite number of said shares of Class B common stock.	IAC will reserve the right to amend, alter, change or repeal any provision contained in the IAC certificate of incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders therein are granted subject to this reservation except that under no circumstances may such amendment be adopted except as prescribed by Article IV of the IAC certificate of incorporation, and provided further that the rights of the Class B common stock may not be amended, altered, changed or repealed without the approval of the holders of the requisite number of said shares of Class B common stock.	SpinCo will reserve the right to amend, alter, change or repeal any provision contained in the SpinCo certificate of incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders therein are granted subject to this reservation except that under no circumstances may such amendment be adopted except as prescribed by Article IV of the SpinCo certificate of incorporation, and provided further that the rights of the Class B common stock may not be amended, altered, changed or repealed without the approval of the holders of the requisite number of said shares of Class B common stock.
Corporate Opportunity:	The IAC certificate of incorporation currently provides that any officer or director of IAC who is also an officer or director of Expedia, Inc. (“Expedia”) or Match Group, Inc. (“Match”) will not be liable to IAC or its stockholders for breach of any fiduciary duty by reason of the fact that any such	The IAC certificate of incorporation will provide that any officer or director of IAC who is also an officer or director of Expedia, Match or SpinCo will not be liable to IAC or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual (i) fails to communicate	The SpinCo certificate of incorporation will provide that any officer or director of SpinCo who is also an officer or director of IAC, Match or Expedia will not be liable to SpinCo or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual (i) fails to communicate

	IAC Common Stock and IAC Class B Common Stock before the Spin-off	IAC Common Stock and IAC Class B Common Stock after the Spin-off	SpinCo Common Stock and SpinCo Class B Common Stock after the Spin-off
	individual (i) fails to communicate or offer to IAC a corporate opportunity that has been communicated or offered to Expedia or Match, that may also be a corporate opportunity for IAC or (ii) communicates or offers to Expedia or Match any corporate opportunity that may also be a corporate opportunity for IAC, so long as (1) such opportunity did not become known to such officer or director in his or her capacity as a director or officer of IAC and (2) such opportunity is not presented to any party other than Expedia or Match and such officer or director will not pursue the opportunity in his or her individual capacity.	or offer to IAC a corporate opportunity that has been communicated or offered to Expedia, Match or SpinCo, that may also be a corporate opportunity for IAC or (ii) communicates or offers to Expedia, Match or SpinCo any corporate opportunity that may also be a corporate opportunity for IAC, so long as (1) such opportunity did not become known to such officer or director in his or her capacity as a director or officer of IAC and (2) such opportunity is not presented to any party other than Expedia, Match or SpinCo and such officer or director will not pursue the opportunity in his or her individual capacity.	or offer to SpinCo a corporate opportunity that has been communicated or offered to Expedia, Match or IAC, that may also be a corporate opportunity for SpinCo or (ii) communicates or offers to Expedia, Match or IAC any corporate opportunity that may also be a corporate opportunity for SpinCo, so long as (1) such opportunity did not become known to such officer or director in his or her capacity as a director or officer of SpinCo and (2) such opportunity is not presented to any party other than Expedia, Match or IAC and such officer or director will not pursue the opportunity in his or her individual capacity.
Amendments to Bylaws	Except as expressly provided otherwise by the DGCL, the IAC certificate of incorporation, or any provision of the IAC by-laws, the IAC by-laws may be altered, amended or repealed and new by-laws adopted at any annual or special meeting of the IAC board of directors by an affirmative vote of a majority of all directors.	Except as expressly provided otherwise by the DGCL, the IAC certificate of incorporation, or any provision of the IAC by-laws, the IAC by-laws may be altered, amended or repealed and new by-laws adopted at any annual or special meeting of the IAC board of directors by an affirmative vote of a majority of all directors.	Except as expressly provided otherwise by the DGCL, the SpinCo certificate of incorporation or any provision of the SpinCo by-laws, the SpinCo by-laws may be altered, amended or repealed and new by-laws adopted at any annual or special meeting of the SpinCo board of directors by an affirmative vote of a majority of all directors.
Certain Business Combinations	Section 203 of the DGCL prohibits a Delaware corporation from engaging in a “business combination” with a stockholder who owns 15% or more of the corporation’s voting stock (an “interested stockholder”) for three years following the time that such stockholder became an interested stockholder unless (i) prior to the time such stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested

	IAC Common Stock and IAC Class B Common Stock before the Spin-off	IAC Common Stock and IAC Class B Common Stock after the Spin-off	SpinCo Common Stock and SpinCo Class B Common Stock after the Spin-off stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (subject to certain exclusions) or (iii) at or subsequent to such time, the business combination is approved by the board of directors and by the affirmative vote (but not by written consent) of at least 66 2∕3% of the corporation’s outstanding voting stock that is not owned by the interested stockholder. A Delaware corporation may opt out of Section 203 of the DGCL in its certificate of incorporation or a stockholder approved bylaw.
	The IAC certificate of incorporation does not opt out of the provisions of Section 203 of the DGCL, and IAC is subject to such provisions.	The IAC certificate of incorporation will not opt out of the provisions of Section 203 of the DGCL, and IAC will be subject to such provisions.	The SpinCo certificate of incorporation will not opt out of the provisions of Section 203 of the DGCL, and SpinCo will be subject to such provisions.
Indemnification of Directors & Officers	Under the IAC certificate of incorporation, IAC is required to indemnify to the fullest extent permitted by the DGCL, (1) each person who is or was or had agreed to become a director or officer of IAC, (2) each such person who is or was serving or who had agreed to serve at the request of the IAC board of directors or an officer of IAC as (x) an employee or agent of IAC or (y) or a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.	Under the IAC certificate of incorporation, IAC will be required to indemnify to the fullest extent permitted by the DGCL, (1) each person who is or was or had agreed to become a director or officer of IAC, (2) each such person who is or was serving or who had agreed to serve at the request of the IAC board of directors or an officer of IAC as (x) an employee or agent of IAC or (y) or a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.	Under the SpinCo certificate of incorporation, SpinCo will be required to indemnify to the fullest extent permitted by the DGCL, (1) each person who is or was or had agreed to become a director or officer of SpinCo, (2) each such person who is or was serving or who had agreed to serve at the request of the SpinCo board of directors or an officer of SpinCo as (x) an employee or agent of SpinCo or (y) or a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
Limitation of Liability of Directors	The DGCL permits corporations to include provisions in their certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty. A corporation may not eliminate liability for a director’s breach of the duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, for unlawful dividends, stock purchases or redemptions, or for any transaction from which the director derived an improper personal benefit.
	The IAC certificate of incorporation provides	The IAC certificate of incorporation will	The SpinCo certificate of incorporation will

	IAC Common Stock and IAC Class B Common Stock before the Spin-off	IAC Common Stock and IAC Class B Common Stock after the Spin-off	SpinCo Common Stock and SpinCo Class B Common Stock after the Spin-off
	that the liability of a director will be limited to the full extent permitted by Delaware law.	provide that the liability of a director will be limited to the full extent permitted by Delaware law.	provide that the liability of a director will be limited to the full extent permitted by Delaware law.
Exclusive Forum Provision	The IAC by-laws do not include an exclusive forum provision.	The IAC by-laws will not include an exclusive forum provision.	The SpinCo by-laws will not include an exclusive forum provision.

COMPARISON OF RIGHTS OF HOLDERS OF VIMEO SECURITIES BEFORE THE VIMEO MERGER WITH RIGHTS OF HOLDERS OF SPINCO COMMON STOCK AFTER THE VIMEO MERGER
The following table sets forth a comparison of (i) Vimeo voting common stock and Vimeo non-voting common stock to (ii) SpinCo common stock after the Spin-off and the Vimeo Merger.
	Vimeo Voting Common Stock and Vimeo Non-Voting Common Stock prior to the Vimeo Merger	SpinCo Common Stock and SpinCo Class B Common Stock after the Spin-off and the SpinCo Merger
Authorized Capital Stock:	300,000,000 shares of common stock, consisting of (i) 150,000,000 shares of Vimeo voting common stock, par value $0.01 per share, (ii) 150,000,000 shares of Vimeo non-voting common stock, par value $0.01 per share, and (iii) 50,000,000 shares of preferred stock, par value $0.01 per share.	2,100,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of SpinCo common stock, par value $0.01 per share, (ii) 400,000,000 shares of SpinCo Class B common stock, par value $0.01 per share and (iii) 100,000,000 shares of preferred stock, par value $0.01 per share.
Voting Power of Capital Stock:	Each share of Vimeo voting common stock is entitled to one vote per share on all matters submitted for the vote or consent of Vimeo stockholders, except as required by law. The shares of Vimeo non-voting common stock have no voting rights, except as required by law.	Each share of SpinCo common stock will be entitled to one vote per share and each share of SpinCo Class B common stock will be entitled to ten votes per share, in each case, generally voting together on all matters submitted for the vote or consent of SpinCo stockholders, except in cases where the DGCL provides for a separate class vote and except for the election of 25% of the SpinCo board of directors, which will be elected by the holders of the SpinCo common stock.
Board of Directors:	The Vimeo bylaws provide that the Vimeo board of directors will determine the number of directors by resolution. The current number of directors is two.	The SpinCo by-laws will provide that the SpinCo board of directors will determine the number of directors by resolution. The number of directors at the time of the Spin-off is expected to be [•]. The SpinCo certificate of incorporation will provide that the holders of the SpinCo common stock, acting as a single class, elect 25% of the total number of directors, with the remaining directors elected by the holders of the SpinCo common stock and SpinCo Class B common stock voting together as a single class.

	Vimeo Voting Common Stock and Vimeo Non-Voting Common Stock prior to the Vimeo Merger	SpinCo Common Stock and SpinCo Class B Common Stock after the Spin-off and the SpinCo Merger
Removal of Directors:	Vimeo directors may be removed either with or without cause, by the affirmative vote of a majority of the voting power of shares then entitled to vote for the election of directors.	The SpinCo certificate of incorporation will provide that a director may be removed either with or without cause, by the affirmative vote of a majority of the voting power of shares then entitled to vote of the class or classes that elected such director.
Filling Vacancies of the Board of Directors:	The Vimeo bylaws provide that (i) a vacancy created by the removal of a director may be filled at a meeting called for the purpose of the removal of a director by the majority of the voting power of Vimeo and (ii) vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the vote of the majority of the remaining directors elected by the stockholders who vote on such directorship, though less than a quorum, or a majority of the voting power of shares of such stock issued and outstanding	The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, whenever the holders of any class or classes are entitled to elect directors, vacancies and newly created directorships of such class or classes may be filled by a majority of the directors elected by such class or classes then in office or by a sole remaining director so elected. The SpinCo by-laws will permit holders of a majority of the voting power of outstanding shares entitled to vote on a particular directorship to fill vacancies with respect to that directorship.
Stockholder Action by Written Consent:	The DGCL provides that unless a corporation otherwise provides in its certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote on the matter are present. The Vimeo certificate of incorporation does not provide otherwise.	The DGCL provides that unless a corporation otherwise provides in its certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote on the matter are present. The SpinCo certificate of incorporation will not provide otherwise.
Stockholder Proposals and Nominations of Candidates for Election to the Board of Directors	The Vimeo by-laws do not contain specific notice timelines for stockholder nominations and proposals at annual meetings or special meetings.	The SpinCo by-laws will not contain specific notice timelines for stockholder nominations and proposals at annual meetings or special meetings.
Calling of Special Meetings of	The DGCL provides that a	The DGCL provides that a

	Vimeo Voting Common Stock and Vimeo Non-Voting Common Stock prior to the Vimeo Merger	SpinCo Common Stock and SpinCo Class B Common Stock after the Spin-off and the SpinCo Merger
Stockholders:	special meeting of stockholders may be called by the Vimeo board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. The Vimeo by-laws provide that a special meeting of stockholders may be called by the chairman of the Vimeo board of directors, the present or the secretary of Vimeo, or by resolution of the Vimeo board of directors.	special meeting of stockholders may be called by the SpinCo board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. The SpinCo by-laws will provide that a special meeting of stockholders may be called by the chairman of the SpinCo board of directors or by a majority of the SpinCo board of directors.
Amendment of the Certificate of Incorporation:	Vimeo has reserved the right to amend, alter, change or repeal any provision contained in the Vimeo certificate of incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders therein are granted subject to this reservation.	SpinCo will reserve the right to amend, alter, change or repeal any provision contained in the SpinCo certificate of incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders therein will be granted subject to this reservation except that under no circumstances may such amendment be adopted except as prescribed by Article IV of the SpinCo certificate of incorporation, and provided further that the rights of the Class B common stock may not be amended, altered, changed or repealed without the approval of the holders of the requisite number of said shares of Class B common stock.
Corporate Opportunity:	The Vimeo certificate of incorporation provides that Vimeo has renounced, to the fullest extent permitted by Secteion 122(17) of the DGCL, any interest or expectancy of Vimeo in, or in being offered an opportunity to participate in, any business opportunities presented to one or more of its directors or stockholders.	The SpinCo certificate of incorporation will provide that any officer or director of SpinCo who is also an officer or director of IAC, Match or Expedia will not be liable to SpinCo or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual (i) fails to communicate or offer to SpinCo a corporate opportunity that has been communicated or offered to Expedia, Match or IAC, that may also be a corporate opportunity for SpinCo or (ii) communicates

	Vimeo Voting Common Stock and Vimeo Non-Voting Common Stock prior to the Vimeo Merger	SpinCo Common Stock and SpinCo Class B Common Stock after the Spin-off and the SpinCo Merger or offers to Expedia, Match or IAC any corporate opportunity that may also be a corporate opportunity for SpinCo, so long as (1) such opportunity did not become known to such officer or director in his or her capacity as a director or officer of SpinCo and (2) such opportunity is not presented to any party other than Expedia, Match or IAC and such officer or director will not pursue the opportunity in his or her individual capacity.
Amendments to Bylaws	The Vimeo bylaws may be altered, amended or repealed at any annual meeting of stockholders (or any special meeting if notice of the proposed alteration, amendment or repeal to be considered is contained in the notice of such special meeting) by the affirmative vote of a majority of the voting power of the Corporation, or, except as otherwise provided in the Vimeo certificate of incorporation, by majority vote of the members of the Vimeo board present at any meeting at which a quorum is present.	Except as expressly provided otherwise by the DGCL, the SpinCo certificate of incorporation or any provision of the SpinCo by-laws, the SpinCo by-laws may be altered, amended or repealed and new by-laws adopted at any annual or special meeting of the SpinCo board of directors by an affirmative vote of a majority of all directors.
Certain Business Combinations	Section 203 of the DGCL prohibits a Delaware corporation from engaging in a “business combination” with a stockholder who owns 15% or more of the corporation’s voting stock (an “interested stockholder”) for three years following the time that such stockholder became an interested stockholder unless (i) prior to the time such stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (subject to certain exclusions) or (iii) at or subsequent to such time, the business combination is approved by the board of directors and by the affirmative vote (but not by written consent) of at least 66 2∕3% of the corporation’s outstanding voting stock that is not owned by the interested stockholder. A Delaware corporation may opt out of Section 203 of the DGCL in its certificate of incorporation or a stockholder approved bylaw.
	The Vimeo certificate of incorporation does not opt out of	The SpinCo certificate of incorporation will not opt out of

	Vimeo Voting Common Stock and Vimeo Non-Voting Common Stock prior to the Vimeo Merger	SpinCo Common Stock and SpinCo Class B Common Stock after the Spin-off and the SpinCo Merger
	the provisions of Section 203 of the DGCL, and Vimeo is subject to such provisions.	the provisions of Section 203 of the DGCL, and SpinCo will be subject to such provisions.
Indemnification of Directors & Officers	Under the Vimeo certificate of incorporation, Vimeo is required to indemnify to the fullest extent permitted by the DGCL, (1) each person who is or was serviing as a director or officer Vimeo, and (2) each person who is or was servicing at the request of Vimeo as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or any legal representative of any of the foregoing	Under the SpinCo certificate of incorporation, SpinCo will be required to indemnify to the fullest extent permitted by the DGCL, (1) each person who is or was or had agreed to become a director or officer of SpinCo, and (2) each such person who is or was serving or who had agreed to serve at the request of the SpinCo board of directors or an officer of SpinCo as (x) an employee or agent of SpinCo or (y) or a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
Limitation of Liability of Directors	The DGCL permits corporations to include provisions in their certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty. A corporation may not eliminate liability for a director’s breach of the duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, for unlawful dividends, stock purchases or redemptions, or for any transaction from which the director derived an improper personal benefit.
	The Vimeo certificate of incorporation provides that the liability of a director will be limited to the full extent permitted by Delaware law.	The SpinCo certificate of incorporation will provide that the liability of a director will be limited to the full extent permitted by Delaware law.
Exclusive Forum Provision	The Vimeo by-laws do not include an exclusive forum provision.	The SpinCo by-laws will not include an exclusive forum provision.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of IAC Capital Stock
The following table presents, as of [•], 2021, the most recent date for which information was available prior to the filing of this proxy statement/consent solicitation/prospectus, information relating to the beneficial ownership of IAC common stock and IAC Class B common stock by: (1) each person known by IAC to own beneficially more than 5% of the outstanding shares of IAC common stock and/or IAC Class B common stock, (2) each member of the IAC board of directors, (3) each named executive officer of IAC and (4) all members of the IAC board of directors and executive officers of IAC as a group. As of [•], 2021, there were [•] and 5,789,499 shares of IAC common stock and IAC Class B common stock, respectively, outstanding.
Unless otherwise indicated, the beneficial owners listed below may be contacted at IAC’s corporate headquarters located at 555 West 18th Street, New York, New York 10011. For each listed person, the number of shares of IAC common stock and percent of such class listed includes vested IAC stock options and assumes the conversion of shares of IAC Class B common stock beneficially owned by such person to the extent indicated in the table, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other person. Shares of IAC Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of IAC common stock. The percentage of votes for all classes of capital stock is based on one vote for each share of IAC common stock and ten votes for each share of IAC Class B common stock.
	IAC Common Stock		IAC Class B Common Stock		Percent of Votes
Name and Address of Beneficial Owner	Number of Shares Owned	% of Class Owned	Number of Shares Owned	% of Class Owned	(All Classes) %
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	5,483,761(1)	[•]%	—	—	[•]%
Luxor Capital Group, LP. 1114 Avenue of the Americas, 28th Floor New York, New York 10036	4,021,695(2)	[•]%	—	—	[•]%
Barry Diller	7,100,629(3)	[•]%	5,789,499(4)	100%	[•]%
Chelsea Clinton	31,551(5)	*	—	—	*
Michael D. Eisner	81,376(6)	*	—	—	*
Bonnie S. Hammer	14,414(7)	*	—	—	*
Victor A. Kaufman	71,050(8)	*	—	—	*
Joseph Levin	4,597,033(9)	[•]%	5,789,499(10)	100%	*
Bryan Lourd	25,886(11)	*	—	—	*
Westley Moore	—	—	—	—	—
David Rosenblatt	45,476(12)	*	—	—	*
Glenn H. Schiffman	415,608(13)	*	—	—	*
Alan G. Spoon	101,338(14)	*	—	—	*
Mark Stein	583,696(15)	*	—	—	*
Alexander von Furstenberg	512,057(4)(16)	*	446,053(4)	7.7%	[•]%
Diane von Furstenberg	136,711(17)	[•]%	3,692,425(4)	63.8%	[•]%
Gregg Winiarski	518,183(18)	*	—	—	*
Richard F. Zannino	38,200(19)	*	—	—	*
All current executive officers and directors as a group (15 persons)	[•]	[•]%	5,789,499	100%	[•]%

*
The percentage of shares beneficially owned does not exceed 1% of the class or voting power (of all classes).

(1)
Based upon information regarding IAC holdings reported by way of Amendment No. 4 to a Schedule 13G filed with the SEC on October 13, 2020 by T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates has sole voting and sole dispositive power over 2,220,769 and 5,483,761 shares of IAC common stock, respectively, listed in the table above. Price Associates may be deemed to be the beneficial owner of all of the shares listed in the table above; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)
Based upon information regarding IAC holdings reported by way of a Schedule 13G filed with the SEC on October 13, 2020 by (i) Luxor Capital Partners, LP, Luxor Capital Partners Offshore Master Fund, LP, Luxor Capital Partners Offshore, Ltd., Lugard Road Capital Master Fund, LP and Luxor Wavefront, LP (collectively, the “Funds”), (ii) Luxor Capital Group, LP (“Luxor Capital Group”), (iii) Luxor Management, LLC (“Luxor Management”), (iv) Christian Leone and (v) the other reporting persons and entities named therein. Luxor Capital Group, as the investment manager of the Funds, Luxor Management, as the general partner of Luxor Capital Group, and Mr. Leone, as the managing member of Luxor Management, may each be deemed to beneficially own the 4,021,695 shares of IAC common stock beneficially owned by the Funds, and to have shared voting power and shared dispositive power over such shares.

(3)
Consists of (i) 172,708 shares of IAC common stock and 1,651,011 shares of IAC Class B common stock, which are convertible on a one-for-one basis into shares of IAC common stock, held directly by Mr. Diller and/or through The Arrow 1999 Trust, dated September 16, 1999, as amended (the “Arrow Trust”), over which Mr. Diller has sole investment and voting power (and may be deemed to share voting power with Mr. Levin (see footnotes 9 and 10)), (ii) 136,711 shares of IAC common stock and 3,692,435 shares of IAC Class B common stock held by trusts for the benefit of certain members of Mr. Diller’s family (the “Descendants Trusts”), over which Mr. Diller has sole investment power and Ms. von Furstenberg, Mr. Diller’s spouse, has sole voting power (and may be deemed to share voting power with Mr. Levin (see footnotes 9 and 10)) (see footnote 17), (iii) vested options to purchase 1,000,000 shares of IAC common stock, over which Mr. Diller has sole investment and voting power, (iv) 446,053 shares of IAC Class B common stock held by a trust for the benefit of certain members of Mr. Diller’s family (the “TALT Trust”), over which Mr. von Furstenberg, Mr. Diller’s stepson, has sole investment and voting power (and may be deemed to share voting power with Mr. Levin (see footnote 10)), and over which Mr. Diller may be deemed to have the right to acquire investment power within 60 days as a result of his ability to designate a replacement for Mr. von Furstenberg as investment advisor (see footnotes 4 and 16) (provided, however, that Mr. Diller may not act as the replacement investment advisor with respect to voting control over such securities), and (v) 1,711 shares of IAC common stock held by a family foundation, as to which Mr. Diller has shared voting and investment power and as to which Mr. Diller disclaims beneficial ownership.

(4)
The total number of shares of IAC Class B common stock outstanding includes (i) 1,651,011 shares of IAC Class B common stock, which are convertible on a one-for-one basis into shares of IAC common stock, held directly by Mr. Diller and/or through the Arrow Trust, over which Mr. Diller has sole investment and voting power (and may be deemed to share voting power with Mr. Levin (see footnote 10)), (ii) 3,692,435 shares of IAC Class B common stock held by the Descendants Trusts, over which Mr. Diller has sole investment power and Ms. von Furstenberg, Mr. Diller’s spouse, has sole voting power (and may be deemed to share voting power with Mr. Levin (see footnote 10))(see footnote 17), and (iii) 446,053 shares of IAC Class B common stock held by the TALT Trust, over which Mr. von Furstenberg, Mr. Diller’s stepson, has sole investment and voting power (and may be deemed to share voting power with Mr. Levin (see footnote 10)), and over which Mr. Diller may be deemed to have the right to acquire investment power within 60 days as a result of his ability to designate a replacement for Mr. von Furstenberg as investment advisor (see footnote 16) (provided, however, that Mr. Diller may not act as the replacement investment advisor with respect to voting control over such securities).

(5)
Consists of shares of IAC common stock held directly by Ms. Clinton.

(6)
Consists of (i) 40,821 shares of IAC common stock held directly by Mr. Eisner and (ii) 40,555 shares of IAC common stock held by a trust, of which Mr. Eisner is the trustee.

(7)
Consists of shares of IAC common stock held directly by Ms. Hammer.

(8)
Consists of (i) 2,766 shares of IAC common stock held directly by Mr. Kaufman and (ii) 68,284 shares of IAC common stock held through a grantor retained annuity trust established for the benefit of Mr. Kaufman’s spouse, and as to which (x) Mr. Kaufman’s spouse serves as trustee and is the sole annuitant and (y) Mr. Kaufman disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(9)
Consists of (i) 3,088,181 shares of IAC common stock held directly by Mr. Levin, (ii) 199,433 shares of IAC common stock held through a grantor retained annuity trust, of which Mr. Levin serves as sole trustee and is the sole annuitant, (iii) vested options to purchase 1,000,000 shares of IAC common stock and (iv) by virtue of Mr. Levin’s entry into a Voting Agreement on November 5, 2020 with Mr. Diller and the respective trustees of the Arrow Trust, the Descendants Trusts and the TALT Trust with respect to the election of Mr. Levin as a director of IAC and certain other matters (the “Voting Agreement”), (x) 172,708 shares of IAC common stock held by Mr. Diller, over which Mr. Diller has sole investment power and Mr. Diller and Mr. Levin may be deemed to have shared voting power, and (y) 136,711 shares of IAC common stock held by the Descendants Trusts, over which Mr. Diller has sole investment power and Ms. von Furstenberg and Mr. Levin may be deemed to have shared voting power (see footnotes 3 and 16).

(10)
Consists of (i) 1,651,011shares of IAC Class B common stock held by Mr. Diller directly or through the Arrow Trust, (ii) 3,692,435 shares of IAC Class B common stock held by the Descendant Trusts and (iii) 446,053 shares of IAC Class B common stock held by the TALT Trust, in each case as to which Mr. Levin may be deemed to share voting power by virtue of his entry into the Voting Agreement.

(11)
Consists of shares of IAC common stock held directly by Mr. Lourd.

(12)
Consists of shares of IAC common stock held directly by Mr. Rosenblatt.

(13)
Consists of (i) 34,608 shares of IAC common stock held directly by Mr. Schiffman and (ii) vested options to purchase 381,000 shares of IAC common stock.

(14)
Consists of (i) 86,338 shares of IAC common stock held directly by Mr. Spoon and (ii) 15,000 shares of IAC common stock held by a limited liability company controlled by certain members of Mr. Spoon’s family.

(15)
Consists of (i) 83,696 shares of IAC common stock held directly by Mr. Stein and (ii) vested options to purchase 500,000 shares of IAC common stock.

(16)
Consists of (i) 66,004 shares of IAC common stock held directly by Mr. von Furstenberg and (ii) 446,053 shares of IAC Class B common stock, which are convertible on a one-for-one basis into shares of IAC common stock, held by the TALT Trust, over which Mr. von Furstenberg has sole investment and voting power (and may be deemed to share voting power with Mr. Levin (see footnote 10)), and as to which Mr. von Furstenberg disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(17)
Consists of 136,711 shares of IAC common stock held by the Descendants Trusts, over which Ms. von Furstenberg has sole voting power (and may be deemed to share voting power with Mr. Levin (see footnote 9)) and Mr. Diller, Ms. von Furstenberg’s spouse, has sole investment power (see footnote 3).

(18)
Consists of (i) 49,178 shares of IAC common stock held directly by Mr. Winiarski and (ii) vested options to purchase 469,005 shares of IAC common stock.

(19)
Consists of shares of IAC common stock held directly by Mr. Zannino.

Security Ownership of Vimeo Capital Stock Prior to the Spin-off and the Merger
The following table presents, as of [•], 2021, the most recent date for which information was available prior to the filing of this proxy statement/consent solicitation/prospectus, information relating to the beneficial ownership of Vimeo voting common stock by: (1) each person known by Vimeo to own beneficially more than 5% of the outstanding shares of Vimeo voting common stock, (2) each member of the Vimeo board of directors, (3) each executive officer of Vimeo and (4) all members of the Vimeo board of directors and executive officers of Vimeo as a group. As of [•], 2021, there were [•] shares of Vimeo voting common stock outstanding.

Unless otherwise indicated, the beneficial owners listed below may be contacted at Vimeo’s corporate headquarters located at 555 West 18th Street, New York, New York 10011.
	Vimeo Voting Common Stock
Name and Address of Beneficial Owner	Number of Shares Owned	% of Class Owned
IAC Group, LLC	75,000,000	[80.95]%
Entities associated with Thrive Capital 295 Lafayette Street, Suite 701 New York, NY 10012	5,770,340	[6.23]%
Glenn H. Schiffman	0	0
Kendall F. Handler	0	0
Anjali Sud	0	0
Narayan Menon	0	0
Mark Kornfilt	0	0
Michael A. Cheah	0	0
All executive officers and directors as a group (6 persons)(1)	0(1)	0

(1)
Each of the Vimeo executive officers beneficially owns stock appreciation rights or other stock-based awards related to shares of Vimeo common stock, which are currently settled on a net basis in shares of IAC common stock.

Security Ownership of SpinCo Capital Stock Immediately Following the Spin-off
The following table presents, based on information available regarding beneficial ownership of IAC capital stock as of [•], 2021, the most recent date for which information was available prior to the filing of this proxy statement/consent solicitation/prospectus, and the spin-off exchange ratio of [•], information relating to the anticipated beneficial ownership of SpinCo common stock and SpinCo Class B common stock by: (1) each person anticipated by SpinCo to own beneficially more than 5% of the outstanding shares of SpinCo common stock and/or SpinCo Class B common stock immediately following the consummation of the Spin-off, (2) each person anticipated to be a member of the SpinCo board of directors, (3) each person anticipated to be a named executive officer of SpinCo and (4) all anticipated members of the SpinCo board of directors and executive officers of SpinCo as a group.
Unless otherwise indicated, the beneficial owners listed below may be contacted at IAC’s corporate headquarters located at 555 West 18th Street, New York, New York 10011. For each listed person, the number of shares of SpinCo common stock and percent of such class listed includes vested SpinCo stock options anticipated to be held by such person and assumes the conversion of shares of SpinCo Class B common stock beneficially owned by such person to the extent indicated in the table, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other person. Shares of SpinCo Class B common stock will be convertible, at the option of the holder, on a one-for-one basis into shares of SpinCo common stock. The percentage of votes for all classes of capital stock is based on one vote for each share of SpinCo common stock and ten votes for each share of SpinCo Class B common stock.

	SpinCo Common Stock		SpinCo Class B Common Stock		Percent of Votes
Name and Address of Beneficial Owner	Number of Shares Owned	% of Class Owned	Number of Shares Owned	% of Class Owned	(All Classes) %
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	[•]	[•]%	—	—	[•]%
Luxor Capital Group, LP. 1114 Avenue of the Americas, 28th Floor New York, New York 10036	[•]	[•]%	—	—	[•]%
Barry Diller	[•]	[•]%	[•]	100%	[•]%
Joseph Levin	[•]	[•]%	[•]	100%	*
Alexander von Furstenberg	[•]	*	[•]	7.7%	[•]%
Diane von Furstenberg	[•]	[•]%	[•]	63.8%	[•]%
Anjali Sud	[•]	*	—	—	*
Narayan Menon	[•]	*	—	—	*
Mark Kornfilt	[•]	*	—	—	*
Michael A. Cheah	[•]	*	—	—	*
All executive officers and directors as a group ([•] persons)	[•]	[•]%	[•]	100%	[•]%

*
The percentage of shares beneficially owned does not exceed 1% of the class or voting power (of all classes).

Security Ownership of SpinCo Capital Stock Immediately Following the Spin-off and the Merger
The following table presents, based on information available regarding beneficial ownership of IAC capital stock as of [•], 2021 and Vimeo capital stock as of [•], 2021, the most recent date for which information was available prior to the filing of this proxy statement/consent solicitation/prospectus, the spin-off exchange ratio of [•] and an assumed illustrative Vimeo merger exchange ratio of [•], information relating to the anticipated beneficial ownership of SpinCo common stock and SpinCo Class B common stock by: (1) each person anticipated by SpinCo to own beneficially more than 5% of the outstanding shares of SpinCo common stock and/or SpinCo Class B common stock immediately following the consummation of the Spin-off, (2) each person anticipated to be a member of the SpinCo board of directors, (3) each person anticipated to be a named executive officer of SpinCo and (4) all anticipated members of the SpinCo board of directors and executive officers of SpinCo as a group.
Unless otherwise indicated, the beneficial owners listed below may be contacted at IAC’s corporate headquarters located at 555 West 18th Street, New York, New York 10011. For each listed person, the number of shares of SpinCo common stock and percent of such class listed includes vested SpinCo stock options anticipated to be held by such person and assumes the conversion of shares of SpinCo Class B common stock beneficially owned by such person to the extent indicated in the table, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other person. Shares of SpinCo Class B common stock will be convertible, at the option of the holder, on a one-for-one basis into shares of SpinCo common stock. The percentage of votes for all classes of capital stock is based on one vote for each share of SpinCo common stock and ten votes for each share of SpinCo Class B common stock.

	SpinCo Common Stock		SpinCo Class B Common Stock		Percent of Votes
Name and Address of Beneficial Owner	Number of Shares Owned	% of Class Owned	Number of Shares Owned	% of Class Owned	(All Classes) %
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	[•]	[•]%	—	—	[•]%
Luxor Capital Group, LP. 1114 Avenue of the Americas, 28th Floor New York, New York 10036	[•]	[•]%	—	—	[•]%
Barry Diller	[•]	[•]%	[•]	100%	[•]%
Joseph Levin	[•]	[•]%	[•]	100%	*
Alexander von Furstenberg	[•]	*	[•]	7.7%	[•]%
Diane von Furstenberg	[•]	[•]%	[•]	63.8%	[•]%
Anjali Sud	[•]	*	—	—	*
Narayan Menon	[•]	*	—	—	*
Mark Kornfilt	[•]	*	—	—	*
Michael A. Cheah	[•]	*	—	—	*
All current executive officers and directors as a group ([•] persons)	[•]	[•]%	[•]	100%	[•]%

*
The percentage of shares beneficially owned does not exceed 1% of the class or voting power (of all classes).

IAC DIRECTORS AND EXECUTIVE OFFICERS
Directors
Name	Age	Position
Chelsea Clinton	40	Director
Barry Diller	78	Director and Chairman and Senior Executive
Michael D. Eisner	78	Director
Bonnie S. Hammer	70	Director
Victor A. Kaufman	77	Director and Vice Chairman
Joseph Levin	41	Director and Chief Executive Officer
Bryan Lourd	60	Director
Westley Moore	42	Director
David Rosenblatt	52	Director
Alan G. Spoon	69	Director
Alexander von Furstenberg	50	Director
Richard F. Zannino	62	Director
Background information about each director of IAC is set forth below, including information regarding their respective experiences, characteristics, attributes and skills, all of which the IAC board of directors believes provide IAC with the perspective and judgment needed to guide, monitor and execute its strategies. For purposes of this section, references to IAC relating to periods prior to June 30, 2020 refer to Old IAC.
Chelsea Clinton, age 40, has been a director of IAC since September 2011. Since March 2013, Ms. Clinton has served as Vice Chair of the Clinton Foundation, where her work emphasizes improving global and domestic health, creating service opportunities and empowering the next generation of leaders. Ms. Clinton also currently teaches at Columbia University’s Mailman School of Public Health. Ms. Clinton has served as a member of the board of directors of the Clinton Health Access Initiative since September 2011 and previously served as a member of the board of directors of the Clinton Foundation from September 2011 to February 2013. From March 2010 through May 2013, Ms. Clinton served as an Assistant Vice Provost at New York University, where she focused on interfaith initiatives and the university’s global expansion program. From November 2011 to August 2014, Ms. Clinton also worked as a special correspondent for NBC News. Prior to these efforts, Ms. Clinton worked as an associate at McKinsey & Company, a consulting firm, from August 2003 to October 2006, and as an associate at Avenue Capital Group, an investment firm, from October 2006 to November 2009. Ms. Clinton has served as a member of the boards of directors of Expedia Group, Inc. (formerly Expedia, Inc.) since March 2017 and Nurx, a telemedicine start-up company, since June 2018. In addition to her for-profit affiliations, Ms. Clinton currently serves on the boards of directors of The School of American Ballet, the Africa Center, the Weill Cornell Medical College, Clover Health and Columbia University’s Mailman School of Public Health, and as Co-Chair of the Advisory Board of the Of Many Institute at New York University. When concluding that Ms. Clinton should serve as a director, the IAC board of directors considered her broad public policy experience and keen intellectual acumen, which together the IAC board of directors believes continue to bring a fresh and youthful perspective to IAC’s businesses and initiatives.
Barry Diller, age 78, has been a director and Chairman and Senior Executive of IAC since December 2010. Mr. Diller previously served as a director and Chairman and Chief Executive Officer of IAC (and its predecessors) from August 1995 to November 2010. Mr. Diller also serves as Chairman and Senior Executive of Expedia Group, Inc., which position he has held since August 2005, and has, along with Expedia Group’s Vice Chairman, overseen the company’s executive leadership team, managing day-to-day operations, since the departure of Expedia Group’s former Chief Executive Officer in December 2019. Prior to joining IAC, Mr. Diller was Chairman of the Board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994. From 1984 to 1992, Mr. Diller served as Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Inc., Mr. Diller served for ten years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. Mr. Diller served as

Chairman (in a non-executive capacity) of the board of directors of Live Nation Entertainment, Inc. (and its predecessor companies, Ticketmaster Entertainment and Ticketmaster) (“Live Nation”)) from August 2008 to October 2010, and continued to serve as a member of the board of directors of Live Nation through January 2011. Mr. Diller also served as Chairman and Senior Executive of TripAdvisor, Inc., an online travel company (“TripAdvisor”), from December 2011 to December 2012, served as a member of the board of directors of TripAdvisor from December 2011 through April 2013 and served as a special advisor to the Chief Executive Officer of TripAdvisor from April 2013 to March 2017. Mr. Diller is also currently a member of the board of directors of The Coca-Cola Company and MGM Resorts International and served as a member of the board of directors of Graham Holdings Company (formerly The Washington Post Company) during the past five years. In addition to his for-profit affiliations, Mr. Diller is a member of The Business Council and serves on the Dean’s Council of The New York University Tisch School of the Arts, the Board of Councilors for the School of Cinema-Television at the University of Southern California and the Advisory Board of the Peter G. Peterson Foundation, among other not-for-profit affiliations. The IAC board of directors nominated Mr. Diller because he has been Chairman and Senior Executive since 2010 and prior to that time, served as Chairman and Chief Executive Officer of IAC since 1995, and as a result, possesses a great depth of knowledge and experience regarding IAC and its businesses. In addition, the IAC board of directors noted Mr. Diller’s ability to exercise influence (subject to IAC’s organizational documents and Delaware law) over the outcome of matters involving IAC that require stockholder approval given the fact that he and certain members of his family collectively have sole voting and/or investment power over all shares of IAC Class B common stock outstanding, which shares represent a significant percentage of the voting power of IAC capital stock.
Michael D. Eisner, age 78, has been a director of IAC since March 2011. Mr. Eisner has served as Chairman of The Tornante Company, LLC, a privately held company that invests in, acquires, incubates and operates media and entertainment companies (“Tornante”), since 2005. Mr. Eisner currently serves as Chairman of the board of directors of the Portsmouth Community Football Club Limited, a League One English football club, which Tornante acquired in August 2017. Mr. Eisner also previously served as Chairman of two Tornante portfolio companies, The Topps Company, a leading creator and marketer of sports cards, distinctive confectionery and other entertainment products (from October 2007 to April 2013), and Vuguru, a studio focusing on the production of groundbreaking programming for the internet and other digital platforms (from October 2009 to December 2014, when Tornante acquired that portion of Vuguru that it did not already own). Prior to founding Tornante, Mr. Eisner served as Chairman and Chief Executive Officer of The Walt Disney Company from 1984. In addition to his for-profit affiliations, Mr. Eisner serves on the boards of directors of Denison University, The Aspen Institute, the Yale School of Architecture Dean’s Council and The Eisner Foundation. When concluding that Mr. Eisner should serve as a director, the IAC board of directors considered his experience with Tornante, which the IAC board of directors believes gives him particular insight into investments in, and the development and operation of, media and entertainment companies that focus on programming and content for emerging platforms. The IAC board of directors also considered Mr. Eisner’s experience as the Chairman and Chief Executive Officer of The Walt Disney Company, which the IAC board of directors believes gives him particular insight into business strategy and leadership, marketing and consumer branding, as well as a high level of financial literacy and insight into the media and entertainment industries.
Bonnie S. Hammer, age 70, has been a director of IAC since September 2014. Since September 2020, Ms. Hammer has served as Vice Chairman of NBCUniversal. Prior to assuming this role, Ms. Hammer served as Chairman of NBCUniversal Content Studios, in which capacity she oversaw the company’s television studios (Universal Television, Universal Content Productions and NBCUniversal International Studios), from October 2019. Prior to her tenure as Chairman of NBCUniversal Content Studios, Ms. Hammer served as Chairman of NBCUniversal Direct to Consumer and Digital Enterprises from January 2019 to October 2019, where she led the development of NBCUniversal’s soon-to-be launched streaming service, Peacock. Prior to this role, Ms. Hammer served as Chairman of NBCUniversal Cable Entertainment from February 2013 to January 2019. In this capacity, Ms. Hammer had executive oversight over a number of leading cable brands (the USA, Syfy, E! Entertainment, Bravo, Oxygen and Universal Kids networks), as well as Universal Cable Productions, which creates original scripted content for cable, broadcast and streaming platforms, and Wilshire Studios, which produces original reality programming. Prior to her tenure as Chairman of NBCUniversal Cable Entertainment, Ms. Hammer served as Chairman of NBCUniversal Cable Entertainment and Cable Studios from November 2010. In this capacity,

Ms. Hammer had executive oversight over certain leading cable brands (the USA, Syfy, E! Entertainment, Chiller, Cloo and Universal HD networks), as well as Universal Cable Productions and Wilshire Studios. Prior to joining NBCUniversal in May 2004, Ms. Hammer served as President of Syfy from 2001 to 2004 and held other senior executive positions at Syfy and USA Network from 1989 to 2000. Before that time, she was an original programming executive at Lifetime Television Network from 1987 to 1989. Ms. Hammer has served as a member of the board of directors of eBay, Inc. since January 2015. In addition to her for-profit affiliations, Ms. Hammer currently sits on the Board of Governors for the Motion Picture & Television Fund (MPTF) Foundation and serves on the strategic planning committee for Boston University’s College of Communication, her alma mater, and from which Ms. Hammer received an honorary doctorate degree in 2017. When concluding that Ms. Hammer should serve as a director, the IAC board of directors considered her experience as the Chairman of both NBCUniversal Content Studios and NBCUniversal Direct to Consumer and Digital Enterprises, as well as her prior roles with NBCUniversal Cable Entertainment, NBCUniversal Media, LLC, USA Network and Lifetime Television Network, which the IAC board of directors believes give her particular insight into business strategy and leadership, as well as a high level of financial literacy and a seasoned insight into the media and entertainment industries, particularly pay television network programming and production and multiplatform branding.
Victor A. Kaufman, age 77, has been a director of IAC (and its predecessors) since December 1996 and has been Vice Chairman of IAC (and its predecessors) since October 1999. Mr. Kaufman also served as Vice Chairman of Expedia Group, Inc. from August 2005 to June 2018 and as a member of its board of directors from August 2005 to March 2020. Previously, Mr. Kaufman served in IAC’s Office of the Chairman from January 1997 to November 1997 and as IAC’s Chief Financial Officer from November 1997 to October 1999. Prior to joining the Company, Mr. Kaufman served as Chairman and Chief Executive Officer of Savoy Pictures Entertainment, Inc. from March 1992 and as a director of Savoy from February 1992. Mr. Kaufman was the founding Chairman and Chief Executive Officer of Tri-Star Pictures, Inc. and served in such capacities from 1983 until December 1987, at which time he became President and Chief Executive Officer of Tri-Star’s successor company, Columbia Pictures Entertainment, Inc. He resigned from these positions at the end of 1989 following the acquisition of Columbia by Sony USA, Inc. Mr. Kaufman joined Columbia in 1974 and served in a variety of senior positions at Columbia and its affiliates prior to the founding of Tri-Star. Mr. Kaufman also served as Vice Chairman of the board of directors of Live Nation from August 2008 through January 2010, and continued to serve as a member of the board of directors of Live Nation from January 2010 through December 2010. In addition, Mr. Kaufman served as a member of the board of directors of TripAdvisor from December 2011 to February 2013. When concluding that Mr. Kaufman should serve as a director, the IAC board of directors considered the unique knowledge and experience regarding IAC and its businesses that he has gained through his involvement with IAC in various roles since 1996, as well as his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.
Joseph Levin, age 41, has been a director and Chief Executive Officer of IAC since June 2015. Prior to his appointment as Chief Executive Officer of IAC, Mr. Levin served as Chief Executive Officer of IAC Search & Applications, overseeing the desktop software, mobile applications and media properties that comprised IAC’s former Search & Applications segment, from January 2012. From November 2009 to January 2012, Mr. Levin served as Chief Executive Officer of Mindspark Interactive Network, an IAC subsidiary, and previously served in various capacities at IAC in strategic planning, mergers and acquisitions and finance since joining IAC in 2003. Mr. Levin has served on the boards of directors of Match Group, Inc., ANGI Homeservices Inc. and MGM Resorts International since October 2015, September 2017 and August 2020, respectively, and currently serves as Executive Chairman of the board of Match Group, Inc. and Chairman of the board of ANGI Homeservices Inc. Mr. Levin previously served on the boards of directors of LendingTree, Inc. (from August 2008 through November 2014), The Active Network (beginning prior to its 2011 initial public offering through its sale in December 2013) and Groupon, Inc. (from March 2017 to July 2019). In addition to his for-profit affiliations, Mr. Levin serves on the Undergraduate Executive Board of Wharton School. When concluding that Mr. Levin should serve as a director, the IAC board of directors considered the unique knowledge and experience regarding IAC and its businesses that he has gained through his various roles with IAC since 2003, most recently his role as Chief Executive Officer of IAC, as well as his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

Bryan Lourd, age 60, has been a director of IAC since April 2005. Mr. Lourd has served as a partner and Managing Director of Creative Artists Agency (“CAA”) since October 1995. CAA is among the world’s leading entertainment agencies and is based in Los Angeles, California, with offices in Nashville, New York, London and Beijing, among other locations. He is a graduate of the University of Southern California. When concluding that Mr. Lourd should serve as a director, the IAC board of directors considered his extensive experience as a principal of CAA, which the IAC board of directors believes gives him particular insight into business strategy and leadership, as well as unique and specialized experience regarding the entertainment industry and marketing.
Westley Moore, age 42, has been a director of IAC since July 2020. Mr. Moore has served as Chief Executive Officer of Robin Hood, the largest poverty-fighting organization in New York and one of the largest anti-poverty forces in the United States, since April 2017. Prior to his tenure at Robin Hood, in 2013 Mr. Moore founded BridgeEdU, an innovative technology platform addressing the college completion and job placement crisis, and served as its Chief Executive Officer until February 2017 and as its Chairman until June 2019. Prior to founding BridgeEdU, Mr. Moore worked as an investment banker with Citigroup in New York and Deutsche Bank in London. In addition to the roles described above, Mr. Moore is a decorated army combat veteran, New York Times and Wall Street Journal bestselling author (The Other Wes Moore and The Work, among other works) and nationally prominent social justice advocate. Mr. Moore earned an MLitt in International Relations from Oxford University as a Rhodes Scholar and served as a White House Fellow to Secretary of State Condoleezza Rice. Mr. Moore has served on the boards of directors of Green Thumb Industries Inc., Longview Acquisition Corp. and Under Armour, Inc. since July 2018, May 2020 and September 2020, respectively. When concluding that Mr. Moore should serve as a director, the IAC board of directors considered his management experience at the helm of a leading national not-for-profit organization, as well as his commitment to social justice, military service and keen intellectual acumen, all of which the IAC board of directors believes bring a new and diverse perspective to IAC’s businesses and initiatives.
David Rosenblatt, age 52, has been a director of IAC since December 2008. Mr. Rosenblatt currently serves as the Chief Executive Officer of 1stdibs.com, Inc., an online marketplace for design, including furniture, art, jewelry and fashion. Mr. Rosenblatt previously served as President, Global Display Advertising, of Google, Inc. from October 2008 through May 2009. Mr. Rosenblatt joined Google in March 2008 in connection with Google’s acquisition of DoubleClick, Inc., a provider of digital marketing technology and services. Mr. Rosenblatt joined DoubleClick in 1997 as part of its initial management team and held several executive positions during his tenure, including Chief Executive Officer of DoubleClick from July 2005 through March 2008 and President of DoubleClick from 2000 through July 2005. Mr. Rosenblatt also serves as a member of the boards of directors of Twitter (since January 2011) and Farfetch UK Limited, the world’s largest digital marketplace for luxury fashion (since July 2017). When concluding that Mr. Rosenblatt should serve as a director, the IAC board of directors considered his extensive and unique experience in the online advertising and digital marketing technology and services industries, as well as his management experience with DoubleClick, Google and 1stdibs.com, Inc., which the IAC board of directors believes give him particular insight into business strategy and leadership, as well as a deep understanding of the internet industry.
Alan G. Spoon, age 69, has been a director of IAC (and its predecessors) since February 2003. Mr. Spoon served as General Partner and Partner Emeritus of Polaris Partners from 2011 to 2018. He previously served as Managing General Partner of Polaris Partners from 2000 to 2010. Polaris Partners is a private investment firm that provides venture capital and management assistance to development stage information technology and life sciences companies. Mr. Spoon was Chief Operating Officer and a director of The Washington Post Company (now known as Graham Holdings Company) from March 1991 through May 2000 and served as President from September 1993 through May 2000. Prior to his service in these roles, he held a wide variety of positions at The Washington Post Company, including President of Newsweek from September 1989 to May 1991. Mr. Spoon has served as a member of the board of directors of Danaher Corporation since July 1999, CableOne since July 2015 and Match Group, Inc. since November 2015 and as Chairman of the board of directors of Fortive Corporation since July 2016. In his not-for-profit affiliations, Mr. Spoon was a member of the Board of Regents at the Smithsonian Institution (formerly Vice Chairman) and is now a member of the MIT Corporation (and its Executive Committee). He also serves as a member of the board of directors of edX, a not-for-profit online education platform sponsored by Harvard and the

MIT Corporation. When concluding that Mr. Spoon should serve as a director, the IAC board of directors considered his extensive private and public company board experience and public company management experience, all of which the IAC board of directors believes give him particular insight into business strategy, leadership and marketing in the media industry. The Board also considered Mr. Spoon’s private equity experience and engagement with the MIT Corporation, which the IAC board of directors believes gives him particular insight into trends in the internet and technology industries, as well as into acquisition strategy and financing.
Alexander von Furstenberg, age 50, has been a director of IAC since December 2008. Mr. von Furstenberg currently serves as Chief Investment Officer of Ranger Global Advisors, LLC, a family office focused on value-based investing (“Ranger”), which he founded in June 2011. Prior to founding Ranger, Mr. von Furstenberg founded Arrow Capital Management, LLC, a private investment firm focused on global public equities, where he served as Co-Managing Member and Chief Investment Officer from 2003 to 2011. Mr. von Furstenberg has served as a member of the board of directors of Expedia Group, Inc. since December 2015 and La Scogliera, an Italian financial holding company and bank, since December 2016. Mr. von Furstenberg previously served on the board of directors of Liberty Expedia Holdings, Inc. from November 2016 to July 2019, when the company was acquired by Expedia Group. Since 2001, he has acted as Chief Investment Officer of Arrow Finance, LLC (formerly known as Arrow Investments, Inc.), the private investment office that serves his family. Mr. von Furstenberg also serves as a partner and Co-Chairman of Diane von Furstenberg Studio, LLC. In addition to his for-profit affiliations, Mr. Von Furstenberg serves as a director of The Diller-von Furstenberg Family Foundation and as a member of the board of directors of Friends of the High Line. When concluding that Mr. von Furstenberg should serve as a director, the IAC board of directors considered his private investment and public board experience, which the IAC board of directors believes give him particular insight into capital markets and investment strategy, as well as a high level of financial literacy. Mr. von Furstenberg is Mr. Diller’s stepson.
Richard F. Zannino, age 62, has been a director of IAC since June 2009. Since July 2009, Mr. Zannino has been a Managing Director at CCMP Capital Advisors, LLC, a private equity firm, where he also serves as a member of the firm’s Investment Committee and as co-head of the firm’s consumer sector. Mr. Zannino has served as a member of the boards of directors of The Estée Lauder Companies, Inc. since January 2010 and Ollie’s Bargain Outlet since July 2015 and served as a member of the boards of directors of Francesca’s Collections and Jamieson Wellness during the past five years. Mr. Zannino previously served as Chief Executive Officer and a member of the board of directors of Dow Jones & Company from February 2006 to December 2007, when Mr. Zannino resigned from these positions upon the acquisition of Dow Jones by News Corp. Prior to this time, Mr. Zannino served as Chief Operating Officer of Dow Jones from July 2002 to February 2006 and as Executive Vice President and Chief Financial Officer of Dow Jones from February 2001 to June 2002. Prior to his tenure at Dow Jones, Mr. Zannino served in a number of executive capacities at Liz Claiborne from 1998 to January 2001, and prior to that time served as Executive Vice President and Chief Financial Officer of General Signal and in a number of executive capacities at Saks Fifth Avenue. In addition to his for-profit affiliations, Mr. Zannino currently serves as Vice Chairman of the Board of Trustees of Pace University. When concluding that Mr. Zannino should serve as a director, the IAC board of directors considered his extensive public company management experience, which the IAC board of directors believes gives him particular insight into business strategy, leadership and marketing, as well as a high level of financial literacy. The IAC board of directors also considered Mr. Zannino’s private equity experience, which the IAC board of directors believes gives him particular insight into acquisition and investment strategy and financing.
Executive Officers Who Are Not Directors
Name	Age	Position
Glenn H. Schiffman	51	Executive Vice President and Chief Financial Officer
Mark Stein	52	Executive Vice President and Chief Strategy Officer
Kendall F. Handler	36	Senior Vice President, General Counsel and Secretary
Background information about IAC’s current executive officers who are not directors is set forth below. For background information about IAC’s Chairman and Senior Executive, Barry Diller, Chief Executive

Officer, Joseph Levin, and Vice Chairman, Victor A. Kaufman, see the discussion under Information Concerning IAC Directors. For purposes of this section, references to IAC relating to periods prior to June 30, 2020 refer to Old IAC.
Glenn H. Schiffman, age 51, has served as Executive Vice President and Chief Financial Officer of IAC since April 2016 and served as Chief Financial Officer of ANGI Homeservices Inc. from September 2017 to March 2019. Prior to joining IAC, Mr. Schiffman served as Senior Managing Director at Guggenheim Securities, the investment banking and capital markets business of Guggenheim Partners, from March 2013. Prior to his tenure at Guggenheim Securities, Mr. Schiffman was a partner at The Raine Group, a merchant bank focused on advising and investing in the technology, media and telecommunications industries, from September 2011 to March 2013. Prior to joining The Raine Group, Mr. Schiffman served as Co-Head of the Global Media group at Lehman Brothers from 2005 to 2007 and Head of Investment Banking Asia-Pacific at Lehman Brothers (and subsequently Nomura) from April 2007 to January 2010, as well as Head of Investment Banking, Americas from January 2010 to April 2011 for Nomura. Mr. Schiffman’s roles at Nomura followed Nomura’s acquisition of Lehman’s Asia business in 2008. In his not-for-profit affiliations, Mr. Schiffman is a member of the National Committee on United States-China Relations and serves as a Member of the Board of Visitors for the Duke University School of Medicine. Mr. Schiffman has served on the boards of directors of Match Group, Inc. and ANGI Homeservices Inc. since September 2016 and June 2017, respectively.
Mark Stein, age 52, has served as Executive Vice President and Chief Strategy Officer of IAC since January 2016 and prior to that time, served as Senior Vice President and Chief Strategy Officer of IAC from September 2015. Mr. Stein previously served as both Senior Vice President of Corporate Development at IAC (from January 2008) and Chief Strategy Officer of IAC Search & Applications, the desktop software, mobile applications and media properties that comprised IAC’s former Search & Applications segment (from November 2012). Prior to his service in these roles, Mr. Stein served in several other capacities for IAC and its businesses, including as Chief Strategy Officer of Mindspark Interactive Network from 2009 to 2012, and prior to that time as Executive Vice President of Corporate and Business Development of IAC Search & Media. Mr. Stein served on the board of directors of Match Group, Inc. from October 2015 through June 2020 and has served on the board of directors of ANGI Homeservices Inc. since September 2017.
Kendall Handler, age 36, has served as Senior Vice President and General Counsel of IAC since January 2021. Ms. Handler previously served as M&A Counsel and VP, M&A Counsel of IAC from March 2007, during which time she had primary responsibility for all legal aspects of IAC’s mergers and acquisitions and other transactional work. Before joining IAC in 2017, Ms. Handler was an associate at Wachtell, Lipton, Rosen & Katz from 2010 to March 2017.
SPINCO DIRECTORS AND EXECUTIVE OFFICERS
Directors
The following sets forth information as of [•], 2021 regarding the individuals who are expected to serve as directors of SpinCo following the Spin-off.
Name	Age	Position

Executive Officers Who Are Not Directors
The following sets forth information as of [•], 2021 regarding the individuals who are expected to serve as executive officers of SpinCo following the Spin-off.
Name	Age	Position
Anjali Sud	37	Chief Executive Officer
Narayan Menon	51	Chief Financial Officer
Mark Kornfilt	38	Chief Product & Technology Officer
Michael A. Cheah	44	General Counsel and Secretary
Anjali Sud, age 37, has served as Chief Executive Officer of Vimeo since July 2017. Prior to that time, Ms. Sud previously served as Vimeo’s Senior Vice President and General Manager, Creator Platform from September 2016 to June 2017, Vice President and Head of Global Marketing from July 2015 to August 2016, and Director of Marketing from July 2014 to June 2015. Prior to joining Vimeo in July 2014, Ms. Sud held various management positions at Amazon and was a member of the mergers and acquisitions team at Time Warner. Ms. Sud holds a B.Sc. from The Wharton School of the University of Pennsylvania and an MBA from Harvard Business School. Ms. Sud also serves as a Young Global Leader at the World Economic Forum and has served on the board of directors of Dolby Laboratories since May 2019.
Narayan Menon, age 51, has served as Chief Financial Officer of Vimeo since January 2020. Prior to joining Vimeo, Mr. Menon served as Chief Financial Officer, Treasurer and Corporate Secretary at Prezi, a cloud-based presentation software provider, from February 2018 to December 2019, and, before that time, served as Vice President of Finance at Intuit from from October 2013 to January 2018. Earlier in his career, Mr Menon held a variety of senior finance and operational roles at Microsoft, Skype and Cisco. Mr. Menon holds a B.Tech. in Engineering from the University of Calicut, a M.Tech. in Engineering from the Manipal Institute of Technology, and an MBA from the Kelley School of Business at Indiana University. In his not-for-profit affiliations, Mr. Menon has served on the board of the Food Bank for Contra Costa and Solano counties in California and served as an Advisory Board Member for the Rutgers University Big Data Program.
Mark Kornfilt, age 38, has served as Chief Product & Technology Officer of Vimeo since May 2018. Prior to that time, Mr. Kornfilt served as General Manager, Live of Vimeo following Vimeo’s acquisition of Livestream from October 2017 to May 2018. Prior to joining Vimeo, Mr. Kornfilt served as Chief Executive Officer of Livestream, which he co-founded in 2007. Mr. Kornfilt held a variety of senior operational and engineering roles at Livestream before becoming Chief Executive Officer in May 2017. Mr. Kornfilt holds a M.Sc. from the Ecole Polytechnique Federale de Lausanne and an Executive MBA from the London Business School. Mr. Kornfilt also serves on the board of directors of Korab International, a global pulp and paper trading company, and as an advisor to humbition, a private investment firm that provides venture capital to early stage, founder-led companies in New York.
Michael A. Cheah, age 44, has served as General Counsel and Secretary of Vimeo in a full-time capacity since March 2014. Mr. Cheah joined IAC in June 2006 as Litigation Counsel and served as Senior Litigation Counsel from 2008 through 2014, during which time he also served as General Counsel to Vimeo and certain other IAC businesses. Prior to joining IAC, Mr. Cheah was an associate at Sullivan & Cromwell, a global law firm. Mr. Cheah holds a B.Comm. from Dalhousie University and a J.D. from the University of Toronto Faculty of Law and also serves as a member of the adjunct faculty at the University of Miami School of Law. He is admitted to the Bar of the State of New York.

Other Significant Employees
The following sets forth information as of [•], 2021 regarding the individuals who are expected to be other significant employees of SpinCo following the Spin-off.
Name	Age	Position
Courtney Sanchez	45	Chief Operating Officer
Harris Beber	41	Chief Marketing Officer
Josh Normand	45	Senior Vice President, Sales
Kathleen Barrett	35	Senior Vice President, Enterprise and Head of Creator Success
Courtney Sanchez, age 45, has served as Chief Operating Officer of Vimeo since February 2018. Prior to that time, Ms. Sanchez served as Senior Vice President, Business Intelligence and Strategy from October 2016 to February 2018 and Vice President, Business Intelligence and Strategy from March 2014 to October 2016. Prior to joining Vimeo in March 2014, Ms. Sanchez spent fourteen years at HBO, where she last served as Vice President, Web Analytics. Ms. Sanchez holds a B.Sc. from Bucknell University and an MBA from New York University, Stern School of Business.
Harris Beber, age 41, has served as Chief Marketing Officer of Vimeo since December 2017. Prior to joining Vimeo, Mr. Beber served as Chief Marketing Officer, Direct to Consumer at The Nature’s Bounty Company, a position he held from June 2016 to August 2017 and, before that time, served in various senior marketing positions at Amazon, GameChanger Media and Shutterfly (previously MyPublisher). In 2006, Mr. Beber founded Giftback, an online retailer of gifts that donates 10% of purchases to certain charities selected by purchasers, which he sold in 2010. Mr. Beber holds a B.A. and MBA from Binghamton University.
Josh Normand, age 45, has served as Senior Vice President, Sales of Vimeo since March 2017. Prior to joining Vimeo, Mr. Normand served as Vice President, Strategic Sales at Hootsuite Media, a leading social media dashboard, from May 2015 to November 2016. Prior to that time, Mr. Normand held a variety of senior sales management positions at Brightcove and Adobe. Mr. Normand holds a B.Sc. from the University of New Hampshire, Peter T. Paul College of Business and Economics and an MBA from the University of Oklahoma, Price College of Business.
Kathleen Barrett, age 35, has served as Senior Vice President, Enterprise and Head of Creator Success of Vimeo since May 2018. Prior to assuming her current role, Ms. Barrett served as Vice President and General Manager of Vimeo OTT from May 2017 to May 2018, and Vice President of Operations, VHX (now Vimeo OTT) from June 2016 to May 2017. Prior to joining Vimeo, Ms. Barrett served as Head of Finance & Operations at VHX, which Vimeo acquired in April 2016. Before joining VHX, Ms. Barrett spent five years at Goldman Sachs working in Credit Risk, Management & Advisory and Capital Markets. Ms. Barrett holds a B.A. from New York University.

IAC EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
The information to be set forth in this section will be filed by amendment.
Compensation Committee Interlocks and Insider Participation
The membership of IAC’s Compensation and Human Resources Committee consisted of Ms. Hammer and Mr. Rosenblatt during 2020. Neither of them has ever been an officer or employee of IAC at any time during their respective service on the committee.
Executive Compensation
Overview
The IAC Executive Compensation section of this proxy statement/consent solicitation statement/prospectus sets forth certain information regarding total compensation earned by IAC’s named executives for the years set forth below, as well as IAC equity awards granted to them in 2020, equity awards held by them on December 31, 2020 and the dollar value realized by them upon the vesting and exercise of equity awards during 2020. All information provided regarding IAC equity awards (other than IAC RSU awards granted in July 2020 and November 2020 and an IAC Restricted Stock award granted in November 2020) and related non-cash compensation expense was adjusted to give effect to the Match Separation. For a discussion of adjustments made to then outstanding IAC equity awards in connection with the Match Separation, see the discussion under “IAC Executive Officer And Director Compensation — Compensation Discussion and Analysis.” All information regarding 2020 compensation set forth in this section will be filed by amendment.
Summary Compensation Table
Name and Principal Positions	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)(2)		Option Awards ($)(3)		All Other Compensation ($)(4)		Total ($)
Barry Diller	2020	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]
Chairman and Senior	2019		$500,000		$2,000,000		$4,942,237		—		$757,986		$8,200,233
Executive	2018		$500,000		$3,000,000		—		—		$503,245		$4,003,245
Joseph Levin	2020	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]
Chief Executive Officer	2019		$1,000,000		$3,500,000		$10,623,091		—		$385,889		$15,508,980
	2018		$1,000,000		$5,000,000		—		—		$315,554		$6,315,554
Glenn H. Schiffman	2020	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]
Executive Vice President	2019		$600,000		$3,000,000		$4,249,138		—		$24,824		$7,873,962
and Chief Financial Officer	2018		$600,000		$3,500,000		—		$4,315,200		$149,612		$8,564,812
Mark Stein	2020	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]
Executive Vice President	2019		$550,000		$1,500,000		$2,124,494		—		$8,400		$4,182,894
and Chief Strategy Officer	2018		$550,000		$2,000,000		—		—		$8,250		$2,558,250
Gregg Winiarski	2020	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]
Executive Vice President	2019		$500,000		$1,750,000		$2,124,494		—		$8,400		$4,382,894
and General Counsel(5)	2018		$500,000		$2,000,000		—		—		$8,250		$2,508,250

(1)
In the case of Mr. Diller, reflects the dollar value of IAC RSU awards granted in November 2020, calculated by multiplying the closing price of IAC common stock on the grant date by the number of RSUs awarded, and (ii) non-cash compensation expense attributable to the modification of certain IAC performance-based RSU awards in connection with the Match Separation.

In the case of Messrs. Schiffman, Stein and Winiarski, reflects: (i) the dollar value of IAC RSU awards granted in July 2020, calculated by multiplying the volume weighted average price of IAC common stock over a ten-day period following the Match Separation on June 30, 2020 by the number of RSUs awarded, and (ii) non-cash compensation expense attributable to the modification of certain IAC RSU and performance-based RSU awards in connection with the Match Separation.
In the case of Mr. Levin, reflects: (i) the dollar value of an IAC Restricted Stock award granted in November 2020, the vesting of which is subject to continued service, with the number of shares of IAC common stock vesting dependent upon IAC stock price performance, calculated based on a probability weighted outcome analysis as of the grant date that incorporates a Monte Carlo simulation of IAC’s stock price, and (ii) non-cash compensation expense attributable to the modification of certain IAC performance-based RSU awards in connection with the Match Separation.
For details regarding IAC RSU awards and the IAC Restricted Stock award granted in 2020, see Grants of Plan-Based Awards in 2020 below.
(2)
Approximately $[•], $[•], $[•], $[•] and $[•] of the 2020 amount for Messrs. Diller, Levin,
Schiffman, Stein and Winiarski, respectively, reflects non-cash compensation expense attributable to the modification of certain IAC performance-based RSU awards in connection with the Match Separation.

(3)
Reflects non-cash compensation expense attributable to the modification of certain IAC stock option awards in connection with the Match Separation.

(4)
Additional information regarding all other compensation amounts for each named executive in 2020 is as follows:

	Barry Diller		Joseph Levin		Glenn H. Schiffman		Mark Stein		Gregg Winiarski
Personal use of IAC aircraft(a)	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]
401(k) plan match amounts by IAC	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]
Miscellaneous(b)	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]
	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]

(a)
Pursuant to IAC’s Airplane Travel Policy, Mr. Diller is required to travel by IAC aircraft (either IAC-owned or aircraft in which IAC has purchased a fractional interest) for both business and personal purposes and Mr. Levin is encouraged to use IAC aircraft (either IAC-owned or aircraft in which IAC has purchased a fractional interest) for business and personal purposes when doing so would serve the interests of IAC. See the discussion regarding airplane travel under the Other Compensation section of the Compensation Discussion and Analysis. Amounts in the table above for each named executive reflect incremental cost to IAC for personal use of IAC aircraft. We calculate the incremental cost to IAC for personal use based on the average variable operating costs to IAC. In the case of IAC-owned aircraft, variable operating costs include fuel, certain maintenance costs, navigation fees, on-board catering, landing fees, crew travel expenses and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of miles the IAC-owned aircraft flew to derive an average variable cost per mile. This average variable cost per mile is then multiplied by the miles flown for personal use. Incremental costs do not include fixed costs that do not change based on usage, such as pilot salaries, the purchase costs of IAC-owned aircraft, insurance, scheduled maintenance and non-trip related hangar expenses. In the case of aircraft in which IAC has purchased a fractional interest, variable costs are calculated by multiplying the hours flown for personal use by the hourly flight and fuel charges, plus airport arrival and/or departure fees (if applicable), and do not include monthly management fees for such aircraft. In the event a named executive has family members or other guests accompany him on a business or personal trip, such travel (while it does not result in any incremental cost to IAC) results in the imputation of taxable income to the relevant named executive, the amount of which is calculated in accordance with applicable Internal Revenue Service rules.

(b)
Represents the total amount of other benefits provided to Mr. Diller, none of which individually exceeded 10% of the total value of all perquisites and personal benefits. The total amount of other benefits provided reflects: (i) lease payments, parking, fuel, maintenance and other costs associated with

Mr. Diller’s personal use of two automobiles leased and maintained by IAC, (ii) an allocation (based on square footage) of costs for the use of IAC office space by certain individuals who work for Mr. Diller personally and (iii) an allocation (based on the number of personal computers and communication devices supported by IAC) of costs relating to the use by such individuals of IAC’s information technology technical support and certain communications equipment. In the case of Mr. Levin, the amount reflects payments for certain car-related services.
(5)
Positions held during the reported period.

Grants of IAC Plan-Based Awards in 2020
The table below provides information regarding all IAC equity awards granted to IAC’s named executives in 2020.
Name	Grant Date(1)	Grant Date Fair Value of Stock and Option Awards(2)
Barry Diller	[•]	$	[•]
Joseph Levin	[•]	$	[•]
Glenn H. Schiffman	[•]	$	[•]
Mark Stein	[•]	$	[•]
Gregg Winiarski	[•]	$	[•]

(1)
The IAC RSUs granted to Mr. Diller cliff vest on November 5, 2025, subject to continued service through the vesting date, and with partial vesting upon certain terminations of employment.

The IAC Restricted Stock award granted to Mr. Levin cliff vests on the ten-year anniversary of the grant date (November 5, 2020), based on the satisfaction of the IAC stock price targets set forth below and Mr. Levin’s continued employment through the vesting date:
IAC Stock Price	Number of Shares Vesting
less than $157.99	0
$157.99	500,000
$201.04	2,000,000
$254.37	2,750,000
$320.12 or greater	3,000,000
Mr. Levin may request an extension of the measurement period from ten to twelve years and IAC will consider any such request in light of the circumstances.
In addition, Mr. Levin may elect to accelerate the vesting of the shares of IAC common stock underlying his IAC Restricted Stock award on any of the sixth, seventh, eighth or ninth anniversaries of the grant date, in which case, IAC stock price performance will be measured through the applicable anniversary date, and Mr. Levin will receive a pro-rated portion of his IAC Restricted Stock award (based on the number of years that will have then elapsed from the grant date) and any remaining shares of IAC common stock underlying the award will be forfeited. The applicable stock price goals are proportionately lower on the earlier vesting dates. Mr. Levin is not permitted to transfer any shares of IAC commons stock underlying his IAC Restricted Stock award that vest pursuant to an early vesting election prior to November 5, 2030.
Mr. Levin has the right to vote the shares of IAC common stock underlying his IAC Restricted Stock award prior to vesting, as well as receive ordinary course cash dividends (on a current, unrestricted basis) on the number of shares of IAC common stock that would vest on the applicable dividend record date based on IAC stock price performance through such record date.
The IAC RSUs granted to Messrs. Schiffman, Stein and Winiarski cliff vest on February 15, 2025, subject to continued service through the vesting date, and with partial vesting upon certain terminations of employment.

(2)
In the case of Mr. Diller, reflects the dollar value of an IAC RSU award granted in November 2020, calculated by multiplying the closing price of IAC common stock on the grant date by the number of RSUs awarded. In the case of Messrs. Schiffman, Stein and Winiarski, reflects the dollar value of IAC RSU awards granted in in July 2020, calculated by multiplying the volume weighted average price of IAC common stock over a ten-day period following the Match Separation on June 30, 2020 by the number of RSUs awarded.

In the case of Mr. Levin, reflects the dollar value of an IAC Restricted Stock award granted in November 2020, the vesting of which is subject to continued service with the number of shares of IAC common stock vesting dependent upon IAC stock price performance, calculated based on a probability weighted outcome analysis as of the grant date that incorporates a Monte Carlo simulation of IAC’s stock price.

Outstanding Equity Awards at 2020 Fiscal Year-End
The table below provides information regarding IAC and MTCH equity awards held by IAC’s named executives on December 31, 2020. The market value of IAC RSU and Restricted Stock awards is based on the closing price of IAC common stock on December 31, 2020 ($[•]).
	Option Awards(1)					Stock Awards(2)
	Number of securities underlying unexercised options (#)(1)	Number of securities underlying unexercised options (#)(1)	Option exercise price ($)(1)		Option expiration date(1)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
	(Exercisable)	(Unexercisable)
Barry Diller	[ ]	—	$	[ ]	[ ]	—		—
	[ ]	—	$	[ ]	[ ]	—		—
	[ ]	—	$	[ ]	[ ]	—		—
	—	—		—	—	[ ]	$	[ ]
Joseph Levin	[ ]	—	$	[ ]	[ ]	—		—
	[ ]	—	$	[ ]	[ ]	—		—
	[ ]	—	$	[ ]	[ ]	—		—
	[ ]	—	$	[ ]	[ ]	—		—
	[ ]	—	$	[ ]	[ ]	—		—
	—	—		—	—	[ ]	$	[ ]
Glenn H. Schiffman	[ ]	—	$	[ ]	[ ]	—		—
	[ ]	—	$	[ ]	[ ]	—		—
	[ ]	—	$	[ ]	[ ]	—		—
	—	—		—	—	[ ]	$	[ ]
Mark Stein	[ ]	—	$	[ ]	[ ]	—		—
	[ ]	—	$	[ ]	[ ]	—		—
	[ ]	—	$	[ ]	[ ]	—		—
	[ ]	—	$	[ ]	[ ]	—		—
	—	—		—	—	[ ]	$	[ ]
Gregg Winiarski	[ ]	—	$	[ ]	[ ]	—		—
	[ ]	—	$	[ ]	[ ]	—		—
	[ ]	—	$	[ ]	[ ]	—		—
	[ ]	—	$	[ ]	[ ]	—		—
	[ ]	—	$	[ ]	[ ]	—		—
	—	—		—	—	[ ]	$	[ ]

(1)
In connection with the Match Separation, each IAC stock option (all of which were vested) was split into an IAC stock option and a MTCH stock option based on the relative values of the two companies at the time of the Match Separation, with appropriate adjustments made to the exercise prices and number of shares covered by the stock options to maintain pre- and post-transaction value. These IAC and MTCH stock options otherwise have the same terms and conditions, including exercise periods, as the corresponding vested IAC stock options outstanding immediately prior to the Match Separation.

For all of IAC’s named executives, any value realized upon the exercise of MTCH stock options is treated for tax purposes as compensation payable to them in their respective capacities as executive officers of IAC. Accordingly, information regarding MTCH stock options held by IAC’s named executives as of December 31, 2020 appears in the following table and information regarding any exercises of MTCH stock options by these named executives in 2020 is disclosed in the 2020 Option Exercises and Stock Vested table below.
	Number of securities underlying unexercised MTCH options (#)	MTCH Option exercise price ($)		MTCH Option expiration date
(Exercisable)
Joseph Levin(a)	[ ]	$	[ ]	[ ]
	[ ]	$	[ ]	[ ]
	[ ]	$	[ ]	[ ]
	[ ]	$	[ ]	[ ]
	[ ]	$	[ ]	[ ]
	[ ]	$	[ ]	[ ]
Glenn H. Schiffman	[ ]	$	[ ]	[ ]
	[ ]	$	[ ]	[ ]
	[ ]	$	[ ]	[ ]
Gregg Winiarski	[ ]	$	[ ]	[ ]
	[ ]	$	[ ]	[ ]
	[ ]	$	[ ]	[ ]
	[ ]	$	[ ]	[ ]
	[ ]	$	[ ]	[ ]

(a)
Pursuant to the terms of his employment agreement, Mr. Levin has agreed to sell, prior to November 5, 2022, at least 50% of the shares of MTCH common stock beneficially owned by him (with the total number of shares of MTCH common stock beneficially owned by him consisting of any outstanding shares of MTCH common stock held by him and all of the shares of MTCH common stock underlying the MTCH stock options held by Mr. Levin listed above); provided¸ however, that if requested by Mr. Levin prior to the completion of such sales, IAC has agreed to discuss with Mr. Levin a mutually agreeable extension of the deadline for such sales in light of the relevant circumstances at the time.

(2)
For details regarding the vesting terms of IAC RSU awards granted to Messrs. Diller, Schiffman, Stein and Winiarski and the IAC Restricted Stock award granted to Mr. Levin, see footnote 1 to the Grants of IAC Plan-Based Awards in 2020 table above.

2020 Option Exercises and Stock Vested
The table below provides information regarding the number of shares acquired by IAC’s named executives upon the exercise of IAC and MTCH stock options and the vesting of IAC performance-based RSU awards in 2020 and the related value realized, excluding the effect of any applicable taxes. The dollar value realized upon the exercise of IAC and/or MTCH stock options represents the difference between the sale price of the shares acquired upon exercise and the exercise price of the stock options, multiplied by the number of stock options exercised. The dollar value realized upon the vesting of IAC performance-based RSUs represents the closing price of IAC common stock on the vesting date, multiplied by the number of performance-based RSUs vesting.

Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)		Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)
Barry Diller	—		—	[•]	$	[•]
Joseph Levin	—		—	[•]	$	[•]
Glenn H. Schiffman	[•]	$	[•]	[•]	$	[•]
Mark Stein	—		—	[•]	$	[•]
Gregg Winiarski	—		—	[•]	$	[•]
In addition to the exercises of IAC stock options and vesting of IAC performance-based RSUs disclosed above, Messrs. Diller, Levin, Schiffman, Stein and Winiarski exercised MTCH stock options in 2020, in connection with which they realized values of $[•], $[•], $[•], $[•] and $[•], respectively.
Estimated Potential Payments Upon Termination or Change in Control of IAC
Overview
Certain IAC employment agreements, equity award agreements and/or omnibus stock and annual incentive plans entitle IAC’s named executives to continued base salary payments, the acceleration of the vesting of IAC equity awards and/or extended post-termination exercise periods for IAC stock options upon certain terminations of employment (including certain terminations during specified periods following a change in control of IAC). In addition, pursuant to Mr. Levin’s IAC Restricted Stock award agreement, Mr. Levin is entitled to the acceleration of vesting of all of the shares of IAC common stock underlying such award upon a change in control of IAC.
Certain amounts that would have become payable to IAC’s named executives upon the events described above (as and if applicable), assuming that the relevant event occurred on December 31, 2020, are described and quantified in the table below. These amounts, which exclude the effect of any applicable taxes, are based on the applicable named executive’s base salary, the number of unvested IAC RSUs or shares of IAC Restricted Stock outstanding on December 31, 2020, and the closing price of IAC common stock ($[•]) on December 31, 2020 (all IAC stock options held by IAC’s named executives as of December 31, 2020 were vested). In addition to these amounts, certain other amounts and benefits generally payable and made available to other IAC employees upon a termination of employment, including payments for outplacement services, will generally be payable/provided to IAC’s named executives.
Amounts and Benefits Payable Upon a Qualifying Termination
Mr. Diller.   No payments or other benefits would have been made or provided to Mr. Diller pursuant to any agreement between him and IAC upon a termination without cause or a resignation for good reason (a “Qualifying Termination”) or due to death or disability on December 31, 2020.
Mr. Levin.   Upon a Qualifying Termination on December 31, 2020, pursuant to the terms of his employment agreement, Mr. Levin would have been entitled to:
•
receive base salary through the date that is twelve months from the date of such Qualifying Termination (the “Severance Period”), subject to the execution and non-revocation of a release and compliance with customary post-termination covenants, and subject to offset for any amounts earned from other employment during the Severance Period;

•
the vesting of all outstanding and unvested IAC stock (excluding his November 2020 IAC Restricted Stock award, the treatment of which is described below) that would have otherwise vested during the Severance Period; and

•
continue to have the ability to exercise his vested IAC and MTCH stock options through June 30, 2022.

In addition, pursuant to the award agreement governing his IAC Restricted Stock award, upon a Qualifying Termination on December 31, 2020, Mr. Levin would have been entitled to the vesting of 1,500,000 shares underlying such award.
For Mr. Levin, “good reason” means: (i) a material reduction in his title, responsibilities, duties or authority from time to time (for the avoidance of doubt, it shall be a material adverse change in his title, responsibilities, duties or authority if: (A) a material acquisition or disposition of any assets or business, (B) the entry into a material new line of business or (C) the spin off or split off or similar separation of a material business of IAC (excluding, in the case of this clause (C), a spin off, split off or similar transaction involving Vimeo) is approved by the IAC board of directors over his written objection (which must be provided by him reasonably in advance of the approval of the IAC board of directors, so long as he has reasonable notice of its consideration), (ii) any material reduction in his base salary, (iii) the relocation of his principal place of employment outside of New York, New York, (iv) the failure of IAC to nominate him to stand for election to the IAC board of directors or his removal from the IAC board of directors (other than by reason of death, disability, cause or a voluntary resignation), (v) the requirement that he report to anyone other than IAC’s Chairman and Senior Executive or, if Mr. Diller ceases to serve as IAC’s Chairman and Senior Executive, to the IAC board of directors, (vi) an individual other than Mr. Diller, Mr. Levin, or another member of the IAC board of directors who has served for at least three years at the time of his or her appointment is elected to serve as Chairman of the IAC board of directors, (vii) any other action or inaction that constitutes a material breach by IAC of his employment agreement and (viii) a successor to all or substantially all of the business and/or assets of IAC does not assume expressly and agree to perform his employment agreement.
Upon a termination of Mr. Levin’s employment due to his death on December 31, 2020, pursuant to the terms of his employment agreement: (i)  his estate would have been entitled to: (A) the vesting of all outstanding and unvested IAC equity awards (excluding his IAC Restricted Stock award) that would have otherwise vested in accordance with the terms of such awards during the twelve month period following his death and (B) continue to have the ability to exercise his vested IAC stock options through June 30, 2022, and (ii) the shares of IAC common stock underlying his IAC Restricted Stock award would have vested based on IAC stock price performance through the date of his death (taking into account the shortened IAC stock price performance period), subject to pro-ration, based on the portion of the ten-year term that would have elapsed through such date. Upon a termination of Mr. Levin’s employment due to disability on December 31, 2020, he would have been entitled to receive the benefits described in (ii) immediately above pursuant to the terms of his IAC Restricted Stock award agreement.
Mr. Schiffman.   Upon a Qualifying Termination on December 31, 2020, pursuant to the terms of his employment agreement, Mr. Schiffman would have been entitled to:
•
receive base salary for the Severance Period, subject to the execution and non-revocation of a release and compliance with customary post-termination covenants, and subject to offset for any amounts earned from other employment during the Severance Period;

•
the partial vesting of outstanding and unvested IAC RSUs (including any cliff vesting awards, which shall be subject to pro-ration as though such awards had an annual vesting schedule) in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the Severance Period; and

•
continue to have the ability to exercise his IAC and MTCH vested stock options through June 30, 2022.

For Mr. Schiffman, “good reason” means: (i) a material diminution in the authorities, duties or responsibilities of the person to whom Mr. Schiffman is required to report (IAC’s Chief Executive Officer), (ii) a material reduction in his title, duties or level of responsibilities, including any circumstances under which IAC is no longer publicly traded and is controlled by another company, (iii) a material reduction in his base salary, (iv) a relocation of his principal place of employment outside of the New York City metropolitan area, and (v) any other action or inaction that constitutes a material breach by IAC of his employment agreement, in each case, without the written consent of Mr. Schiffman or that is not cured promptly after notice. No payments or other benefits would have been made or provided to Mr. Schiffman pursuant to any agreement between him and IAC upon a termination of his employment due to death or disability.
Messrs. Stein and Winiarski.   Upon a Qualifying Termination on December 31, 2020, pursuant to the terms of their respective employment agreements, each of Messrs. Stein and Winiarski would have been entitled to:
•
receive base salary for the Severance Period, subject to the execution and non-revocation of a release and compliance with customary post-termination covenants, and subject to offset for any amounts earned from other employment during the Severance Period;

•
the partial vesting of outstanding and unvested IAC RSUs (including any cliff vesting awards, which shall be subject to pro-ration as though such awards had an annual vesting schedule) in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the Severance Period; and

•
continue to have the ability to exercise his vested IAC and MTCH stock options through June 30, 2022.

For each of Messrs. Stein and Winiarski, “good reason” means: (i) a material adverse change in his title, duties or level of responsibilities, (ii) a material reduction in his base salary, (iii) a material relocation of his principal place of employment outside of the New York City metropolitan area, and (iv) a material adverse change in reporting structure such that he is no longer reporting to: (A) in the case of Mr. Stein, IAC’s Chief Executive Officer (or if IAC does not have a Chief Executive Officer, to its Chairman and Senior Executive), and (B) in the case of Mr. Winiarski, an IAC officer with a title of Executive Vice President or higher that reports to IAC’s Chairman or Vice Chairman, in each case, without his written consent or that is not cured promptly after notice. No payments or other benefits would have been made or provided to Mr. Stein and Mr. Winiarski pursuant to any agreement between these named executives and IAC upon a termination of their respective employment due to death or disability.
Amounts and Benefits Payable Upon a Change in Control
With the exception of Mr. Levin, no payments would have been made to any of IAC’s named executives pursuant to any agreement between any of them and IAC upon a change in control of IAC on December 31, 2020. In the case of Mr. Levin, all of the shares of IAC common stock underlying his IAC Restricted Stock award would have vested in full upon a change in control of IAC (as defined in his IAC Restricted Stock award agreement) as of December 31, 2020. Mr. Levin’s IAC Restricted Stock award agreement provides that “change in control” shall have the meaning set forth in IAC’s 2018 Stock and Annual Incentive Plan (“2018 IAC Plan”); provided, however, that the occurrence of the following shall also constitute a change in control for purposes of the award: the acquisition by any individual entity or group other than Barry Diller of any of his affiliates of beneficial ownership of equity securities of IAC representing both: (i) more than 35% of the voting power of the then outstanding equity securities of IAC entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”) and (ii) more than the aggregate voting power of the then Outstanding Company Voting Securities represented by the equity securities held by the Permitted Holders.
Upon a Qualifying Termination on December 31, 2020 that occurred during the two year period following a change in control of IAC (as defined in the applicable omnibus stock and incentive plan(s) and related award agreements), the vesting of all then outstanding and unvested IAC RSUs held by each named executive would have been accelerated.
In addition, under the Equity and Bonus Compensation Agreement, dated August 24, 1995, between IAC and Mr. Diller, IAC agreed that to the extent any payment or distribution by IAC to or for the benefit of Mr. Diller (whether under the terms of the related agreement or otherwise) would be subject to the excise tax imposed by §4999 of the Code, or any interest or penalties are incurred by Mr. Diller with respect to such excise tax, then Mr. Diller would be entitled to a gross-up payment covering the excise taxes and related interest and penalties. Given the payments Mr. Diller would have received upon an assumed change in control of IAC on December 31, 2020, IAC does not believe that any excise tax would be imposed or that any gross-up would be required.
Name and Benefit	Qualifying Termination		Change in Control of IAC		Qualifying Termination During the Two Year Period Following a Change in Control of IAC
Joseph Levin
Continued Salary	$	[ ]		—	$	[ ]
Market Value of IAC RSUs that would vest(1)(2)	$	[ ]		—	$	[ ]
Market Value of shares of IAC Restricted Stock that would vest(1)(2)	$	[ ]	$	[ ]	$	[ ]
Total Estimated Incremental Value	$	[ ]	$	[ ]	$	[ ]
Glenn H. Schiffman
Continued Salary	$	[ ]		—	$	[ ]
Market Value of IAC RSUs that would vest(1)	$	[ ]		—	$	[ ]
Total Estimated Incremental Value	$	[ ]		—	$	[ ]
Mark Stein
Continued Salary	$	[ ]		—	$	[ ]
Market Value of IAC RSUs that would vest(1)	$	]		—	$	[ ]
Total Estimated Incremental Value	$	[ ]		—	$	[ ]
Gregg Winiarski
Continued Salary	$	]		—	$	[ ]
Market Value of IAC RSUs that would vest(1)	$	[ ]		—	$	[ ]
Total Estimated Incremental Value	$	[ ]		—	$	[ ]

(1)
Represents the closing price of IAC common stock ($[•]) on December 31, 2020, multiplied by the number of IAC RSUs or shares of IAC common stock underlying Mr. Levin’s IAC Restricted Stock award, as applicable, that would have vested upon the occurrence of the relevant event specified above.

(2)
In the event of Mr. Levin’s death or disability on December 31, 2020, IAC RSUs and shares of IAC common stock underlying his IAC Restricted Stock award with a value of $[•] and $[•], respectively, would have vested in accordance with the terms of Mr. Levin’s employment agreement.

IAC Director Compensation
Non-Employee Director Compensation Arrangements.   The Nominating Committee of IAC’s Board of Directors has primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of IAC common stock to further align the interests of IAC’s non-employee directors with those of IAC’s stockholders. Arrangements in effect during 2020 provided that: (i) each non-employee director receive an annual retainer in the amount of $50,000, (ii) each member of the Audit and Compensation and Human Resources Committees (including their respective Chairpersons) receive an additional annual retainer in the amount of $10,000 and $5,000, respectively, and (iii) the Chairpersons of each of the Audit and Compensation and Human Resources Committees receive an additional annual retainer in the amount of $20,000, with all amounts being paid quarterly, in arrears.

In addition, these arrangements also provided that each non-employee director receive a grant of IAC RSUs with a dollar value of $250,000 upon his or her initial election to the Board and annually thereafter upon re-election on the date of IAC’s annual meeting of stockholders, the terms of which provide for: (i) vesting in three equal installments commencing on the anniversary of the grant date, (ii) cancellation and forfeiture of unvested RSUs in their entirety upon termination of service for IAC and its subsidiaries and (iii) full acceleration of the vesting of RSUs upon a change in control of IAC. IAC also reimburses non-employee directors for all reasonable expenses incurred in connection with attendance at IAC Board and Board committee meetings.
Deferred Compensation Plan for Non-Employee Directors.   Under IAC’s Deferred Compensation Plan for Non-Employee Directors, non-employee directors may defer all or a portion of their Board and Board committee fees. Eligible directors who defer all or any portion of these fees can elect to have such deferred fees applied to the purchase of share units, representing the number of shares of IAC common stock that could have been purchased on the relevant date, or credited to a cash fund. If any dividends are paid on IAC common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the weighted average prime lending rate of JPMorgan Chase & Co. After a director leaves the Board, he or she will receive: (i) with respect to share units, the number of shares of IAC common stock represented by such share units, and (ii) with respect to the cash fund, a cash payment in an amount equal to deferred amounts, plus accrued interest. These payments are generally made in one lump sum installment after the relevant director leaves the Board and otherwise in accordance with the plan.
2020 Non-Employee Director Compensation.   The table below provides the amount of: (i) fees earned by IAC’s non-employee directors for services performed during 2020 (excluding the effect of any applicable taxes) and (ii) the grant date fair value of IAC RSU awards granted in 2020. All information regarding 2020 director compensation will be filed by amendment.
Fees Earned
Name	Fees Paid in Cash ($)		Fees Deferred ($)(1)		Stock Awards ($)(2)(3)		Total($)(4)
Chelsea Clinton	$	[ ]	$	[ ]	$	[ ]	$	[ ]
Michael D. Eisner	$	[ ]		—	$	[ ]	$	[ ]
Bonnie S. Hammer	$	[ ]		—	$	[ ]	$	[ ]
Bryan Lourd		—	$	[ ]	$	[ ]	$	[ ]
Westley Moore	$	[ ]		—	$	[ ]	$	[ ]
David Rosenblatt	$	[ ]		—	$	[ ]	$	[ ]
Alan G. Spoon	$	[ ]		—	$	[ ]	$	[ ]
Alexander von Furstenberg	$	[ ]		—	$	[ ]	$	[ ]
Richard F. Zannino	$	[ ]		—	$	[ ]	$	[ ]

(1)
Represents the dollar value of fees deferred in the form of share units by the relevant director under IAC’s Deferred Compensation Plan for Non-Employee Directors.

(2)
Reflects the grant date fair value of IAC RSU awards, calculated by multiplying the closing price of IAC common stock on the grant date by the number of IAC RSUs awarded.

(3)
Each of Messrs. Eisner, Lourd, Rosenblatt, Spoon, von Furstenberg and Zannino and Mses. Clinton and Hammer held a total of [•] IAC RSUs, and Mr. Moore held a total of [•] IAC RSUs, in each case, as of December 31, 2020.

(4)
The differences in the amounts shown above among directors reflect, as applicable, committee service (or lack thereof), which varies among directors.

2020 Employee Director Compensation.   The table below provides information regarding compensation earned for services performed by one of IAC’s employee directors in 2020. All such information will be filed by amendment.

Name	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)(2)		All Other Compensation ($)(3)		Total ($)
Victor A. Kaufman	2020	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]

(1)
Reflects: (i) the dollar value of IAC RSU awards granted in July 2020, calculated by multiplying the closing price of IAC common stock on the grant date by the number of RSUs awarded, and (ii) non-cash compensation expense in the amount of $[•] attributable to the modification of certain IAC RSU and performance-based RSUs awards in connection with the MTCH Separation.

(2)
Mr. Kaufman held a total of [•] IAC RSUs as of December 31, 2020.

(3)
$[•] of this compensation relates to a parking garage paid for by IAC and $[•] of this compensation relates to Mr. Kaufman’s 401(k) plan match by IAC.

Compensation Risk Assessment
IAC periodically conducts risk assessments of its compensation policies and practices for its employees, including those related to its executive compensation programs. The goal of these assessments is to determine whether the general structure of IAC’s compensation policies and programs and the administration of these programs pose any material risks to IAC. The findings of any risk assessment are discussed with IAC’s Compensation and Human Resources Committee and, where appropriate, the full IAC board of directors. Based upon these assessments, IAC believes that its compensation policies and programs do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on IAC.
Pay Ratio Disclosure
[The information to be set forth in this section will be filed by amendment.]

SPINCO EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Overview
The SpinCo Executive Compensation section of this proxy statement/consent solicitation statement/prospectus sets forth certain information regarding total compensation earned by Vimeo named executives in 2020, as well as equity awards held by them on December 31, 2020. Compensation packages for such executives primarily consist of salary, annual bonuses, equity awards and certain other benefits.
Summary Compensation Table
Name and Principal Positions	Year	Salary ($)		Bonus ($)(1)		Stock Awards ($)	Option Awards ($)(2)		All Other Compensation ($)(3)		Total ($)
Anjali Sud	2020	$	[ ]	$	[ ]	—	$	[ ](4)	$	[ ]	$	[ ]
Chief Executive Officer
Narayan Menon	2020	$	[ ]	$	[ ]	—	$	[ ]	$	[ ]	$	[ ]
Chief Financial Officer
(since January 2020)
Mark Kornfilt	2020	$	[ ]	$	[ ]	—		—(4)	$	[ ]	$	[ ]
Chief Product & Technology Officer

(1)
Annual cash bonuses are discretionary. The determination of bonus amounts is based on a non-formulaic assessment of factors that vary from year to year. In determining individual annual bonus amounts, a variety of factors regarding SpinCo’s overall performance are considered, such as growth in profitability or achievement of strategic objectives, an individual executive’s performance and contribution to SpinCo, and general bonus expectations previously established between SpinCo and the executive, without quantifying the weight given to any specific element or otherwise following a formulaic calculation; however, SpinCo performance tends to be the dominant driver of the ultimate bonus amount.

(2)
Reflects the grant date fair value of stock appreciation rights granted to Mr. Menon denominated in the equity of Vimeo (“Vimeo SARs”) using the Black-Scholes option pricing model, net of estimated forfeitures. The Black-Scholes option pricing model incorporates various assumptions, including expected volatility (based on historical stock prices of peer companies that were used in the preparation of internal valuations used in valuing shares of Vimeo), risk-free interest rates (based on U.S. Treasury yields for notes with terms comparable to those of the Vimeo SARs, in effect at the grant date), expected term (based on the mid-point of the first and last windows of exercise) and dividend yield. The assumptions used to calculate the amount in the table above are as follows: expected volatility ([•]), risk-free interest rate ([•]), expected term ([•]) and dividend yield (none). The Vimeo SARs awarded to Mr. Menon in 2020 vest in four equal annual installments on the anniversary of the commencement of Mr. Menon’s employment with Vimeo (January 6, 2020) and expire on the tenth anniversary of the grant date (February 24, 2020).

(3)
For each named executive, reflects 401(k) plan match amounts by SpinCo.

(4)
In the case of: (i) Ms. Sud, reflects non-cash compensation expense attributable to the modification of certain Vimeo SAR awards ($[•]) held by Ms. Sud and certain IAC stock option awards ($[•]) held by Ms. Sud in connection with the MTCH Separation and (ii) Mr. Kornfilt, reflects non-cash compensation expense attributable to the modification of certain Vimeo SAR awards held by Mr. Kornfilt. For a discussion of adjustments made to then outstanding equity awards in connection with the MTCH Separation, see the discussion in footnote 2 to the Outstanding Equity Awards at 2020 Fiscal Year-End table.

Outstanding Equity Awards at 2020 Fiscal Year-End
The table below provides information regarding Vimeo SARs and IAC stock options held by SpinCo’s named executives on December 31, 2020.

	Option Awards					Stock Awards(2)
	Number of securities underlying unexercised options (#)(1)	Number of securities underlying unexercised options (#)(1)	Option exercise price ($)(1)		Option expiration date(1)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
	(Exercisable)	(Unexercisable)
Anjali Sud
Vimeo SARs	[ ]	—	$	[ ]	[ ]	—	—
Vimeo SARs	[ ]	—	$	[ ]	[ ]	—	—
Vimeo SARs	[ ]	—	$	[ ]	[ ]	—	—
Vimeo SARs	[ ]	—	$	[ ]	[ ]	—	—
Vimeo SARs	[ ]	—	$	[ ]	[ ]	—	—
Vimeo SARs	[ ]	—	$	[ ]	[ ]	—	—
Vimeo SARs	[ ]	—	$	[ ]	[ ]	—	—
Vimeo SARs	[ ]	—	$	[ ]	[ ]	—	—
IAC stock options(2)	[ ]	—	$	[ ]	[ ]	—	—
Narayan Menon
Vimeo SARs	[ ]	—	$	[ ]	[ ]	—	—
Mark Kornfilt	[ ]	—	$	[ ]	[ ]	—	—
Vimeo SARs	[ ]	—	$	[ ]	[ ]	—	—
Vimeo SARs	[ ]	—	$	[ ]	[ ]	—	—
Vimeo SARs	[ ]	—	$	[ ]	[ ]	—	—
Vimeo SARs	[ ]	—	$	[ ]	[ ]	—	—

(1)
The number and exercise price of Vimeo SARs have not yet been adjusted to reflect SpinCo’s post-Spin-off capital structure.

(2)
In connection with the Match Separation, each IAC stock option (all of which were vested) was split into an IAC stock option and a MTCH stock option based on the relative values of the two companies at the time of the Match Separation, with appropriate adjustments made to the exercise prices and number of shares covered by the stock options to maintain pre- and post-transaction value. These IAC and MTCH stock options otherwise have the same terms and conditions, including exercise periods, as the corresponding vested IAC stock options outstanding immediately prior to the Match Separation.

As of December 31, 2020, Ms. Sud held [•] MTCH stock options, all of which have an exercise price of [•] and expire on [•]. Any value realized upon the exercise of IAC and MTCH stock options is treated for tax purposes as compensation payable to Ms. Sud in her capacity as an executive officer of SpinCo.
Severance Arrangements
Pursuant to letter agreements with Ms. Sud and Messrs. Menon and Kornfilt, SpinCo has agreed to provide these named executive officers with six, three and six months, respectively, of continued salary upon the termination of their employment without cause or resignation for good reason. There is no letter or other agreement between Mr. Cheah and SpinCo regarding the provision of any severance benefits.
Stock and Annual Incentive Plan
In connection with the Spin-off, SpinCo expects to adopt a new stock and annual incentive plan that will cover previously granted Vimeo SARs, as well as new awards to be denominated in shares of SpinCo common stock, including stock options, stock appreciation rights, restricted stock, restricted stock units and cash awards. The terms of the new stock and annual incentive plan have not yet been determined and information regarding such plan will be filed by amendment.
Compensation Risk Assessment
In connection with the Spin-off, the SpinCo board of directors conducted a risk assessment of SpinCo’s compensation policies and practices for its employees, including those related to its executive compensation programs. The goal of this assessment was to determine whether the general structure of SpinCo’s compensation policies and programs and the administration of these programs pose any material risks to SpinCo. Based upon this assessment, SpinCo believes that its compensation policies and programs do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on SpinCo.
Compensation of Directors
Director Compensation
The information to be set forth in this section will be filed by amendment.

SPINCO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The information to be set forth in this section will be filed by amendment.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
Transactions with Related Persons
Review of Related Person Transactions for IAC
The IAC Audit Committee has a formal, written policy that requires an appropriate review of all related person transactions by the IAC Audit Committee, as required by Marketplace Rules of the Nasdaq (the “Marketplace Rules”) governing conflict of interest transactions. For purposes of this policy, as amended, consistent with the Marketplace Rules, the terms “related person” and “transaction” are determined by reference to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (“Item 404”). During 2020, in accordance with this policy, IAC management was required to determine whether any proposed transaction, arrangement or relationship with a related person fell within the Item 404 definition of “transaction,” and if so, review such transaction with the IAC Audit Committee. In connection with such determinations, IAC management and the IAC Audit Committee consider: (i) the parties to the transaction and the nature of their affiliation with IAC and the related person, (ii) the dollar amount involved in the transaction, (iii) the material terms of the transaction, including whether the terms of the transaction are ordinary course and/or otherwise negotiated at arms’ length, (iv) whether the transaction is material, on a quantitative and/or qualitative basis, to IAC and/or the related person and (v) any other facts and circumstances that IAC management or the IAC Audit Committee deems appropriate.
Relationships Involving Significant Stockholders, Named Executives and Directors
Relationships Involving Mr. Diller.   Pursuant to an amended and restated governance agreement between IAC and Mr. Diller, for so long as Mr. Diller serves as IAC’s Chairman and Senior Executive, he currently generally has the right to consent to limited matters in the event that IAC’s ratio of total debt to EBITDA (as defined in the governance agreement) equals or exceeds four to one over a continuous twelve-month period.
Relationships Involving Expedia Group, Inc.
Overview.   Since the completion of the spin-off of Expedia in August 2005 (the “Expedia Spin-Off”), IAC and Expedia (now known as Expedia Group, Inc. (“Expedia Group”)) have been related parties since Mr. Diller exerts significant influence over both entities by virtue of his role as Chairman and Senior Executive at both companies, the fact that he and certain members of his family collectively have sole voting and/or investment power over all shares of IAC Class B common stock outstanding and his voting power at Expedia Group. In connection with and following the Expedia Spin-Off, IAC and Expedia Group entered into certain arrangements, including arrangements regarding the sharing of certain costs, the use and ownership of certain aircraft and various commercial agreements, certain of which are generally described below.
Cost Sharing Arrangements.   Mr. Diller currently serves as Chairman and Senior Executive of both IAC and Expedia Group. In connection with the Expedia Spin-Off, IAC and Expedia Group had agreed, in light of Mr. Diller’s senior role at both companies and his anticipated use of certain resources to the benefit of both companies, to share certain expenses associated with such usage, as well as certain costs incurred by IAC in connection with the provision of certain benefits to Mr. Diller (the “Shared Costs”). Cost sharing arrangements in effect during 2020 provided that each of IAC and Expedia Group cover 50% of the Shared Costs, which both companies agreed best reflects the allocation of actual time spent (and time to be spent) by Mr. Diller between the two companies. Shared Costs include costs for personal use of cars and equipment dedicated to Mr. Diller’s use and expenses relating to Mr. Diller’s support staff. Costs in 2020 for which IAC billed Expedia Group pursuant to these arrangements were approximately $[      ].
Aircraft Arrangements.   Each of IAC and Expedia Group currently has a 50% ownership interest in two aircraft that may be used by both companies (the “Aircraft”). Pursuant to an amended and restated operating agreement that allocates the costs of operating and maintaining the Aircraft between the parties, fixed costs are allocated 50% to each company and variable costs are allocated based on usage. Fixed and variable costs are generally paid by each company to third parties in accordance with the terms of the amended and restated operating agreement.

In the event Mr. Diller ceases to serve as Chairman of either IAC or Expedia Group, each of IAC and Expedia Group will have a put right (to the other party) with respect to its 50% ownership interest in the aircraft that it does not primarily use (with such determination to be based on relative usage over the twelve month period preceding such event), in each case, at fair market value for the relevant aircraft.
Members of the flight crew for the Aircraft are employed by an entity in which each of IAC and Expedia Group has a 50% ownership interest. IAC and Expedia Group share costs relating to flight crew compensation and benefits pro-rata according to each company’s respective usage of the Aircraft, for which they are separately billed by the entity described above. During 2020, total payments in the amount of approximately $[ ] million were made to this entity by IAC.
In 2019, IAC and Expedia Group entered into an agreement to jointly acquire a new corporate aircraft for a total expected cost of $72.3 million (including purchase price and related costs), with each company to bear 50% of such expected cost. IAC and Expedia Group each paid approximately $23.0 million in 2019 in connection with their joint entry into the related purchase agreement, with their respective shares of the purchase price balance due upon delivery of the new aircraft, which is expected to occur in early 2021.
Commercial Agreements.   In connection with and following the Expedia Spin-Off, certain IAC businesses entered into commercial agreements with certain Expedia Group businesses, including a lease for IAC office space to Expedia Group. IAC believes that these arrangements are ordinary course and have been negotiated at arm’s length. In addition, IAC believes that none of these arrangements, whether taken individually or in the aggregate, constitute a material contract to IAC. With the exception of the lease (pursuant to which IAC billed Expedia Group approximately $[      ] in 2020), none of these arrangements, whether taken individually or together with other similar agreements, involved payments to or from IAC and its businesses in excess of $120,000 in 2020.
Review of Related Person Transactions for Vimeo
Upon the completion of the Spin-off, the Vimeo Audit Committee will have a formal, written policy that requires an appropriate review of all related person transactions by the Vimeo Audit Committee, as required by Marketplace Rules governing conflict of interest transactions. For purposes of this policy, consistent with the Marketplace Rules, the terms “related person” and “transaction” are determined by reference to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (“Item 404”). In accordance with this policy, Vimeo management will be required to determine whether any proposed transaction, arrangement or relationship with a related person falls within the Item 404 definition of “transaction,” and if so, review such transaction with the Vimeo Audit Committee. In connection with such determinations, Vimeo management and the Vimeo Audit Committee will consider: (i) the parties to the transaction and the nature of their affiliation with Vimeo and the related person, (ii) the dollar amount involved in the transaction, (iii) the material terms of the transaction, including whether the terms of the transaction are ordinary course and/or otherwise negotiated at arms’ length, (iv) whether the transaction is material, on a quantitative and/or qualitative basis, to Vimeo and/or the related person and (v) any other facts and circumstances that Vimeo management or the Vimeo Audit Committee deems appropriate.
Relationship Between IAC and SpinCo After the Spin-off
Following the Spin-off, the relationship between IAC and SpinCo will be governed by a number of agreements. These agreements include:
•
a separation agreement;

•
a tax matters agreement;

•
an employee matters agreement; and

•
a transition services agreement.

IAC and SpinCo will attach forms of these agreements as annexes to this proxy statement/consent solicitation statement/prospectus, and the summaries of these documents that follow are qualified in their entirety by reference to the full text of those documents. IAC and SpinCo also anticipate that SpinCo will agree to lease office space from IAC pursuant to an office lease agreement.

Separation Agreement
The separation agreement will provide for restructuring transactions including, among other things, the transfer to SpinCo of IAC’s equity interests in Vimeo and the repayment by Vimeo of all outstanding intercompany debt owed to IAC and its subsidiaries (other than Vimeo’s subsidiaries). The separation agreement will also provide for the pre-Spin-off adoption of the certificate of incorporation and bylaws of SpinCo to be in effect at the time of the Spin-off.
Additional matters to be governed by the separation agreement include:
Releases:
•
the release and discharge by SpinCo and its subsidiaries of IAC and its affiliates from all liabilities allocated to SpinCo under the separation agreement, all liabilities arising from or in connection with the activities to implement the Spin-off, and all liabilities arising from or in connection with all actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing before the effective time of the Spin-off to the extent relating to, arising out of or resulting from the SpinCo business or the assets and liabilities allocated to SpinCo under the separation agreement, in each case except as expressly set forth in the separation agreement; and

•
the release and discharge by IAC and its subsidiaries of SpinCo and its affiliates from all liabilities allocated to IAC under the separation agreement, all liabilities arising from or in connection with the activities to implement the Spin-off, and all liabilities arising from or in connection with all actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing before the effective time of the Spin-off to the extent relating to, arising out of or resulting from the IAC businesses or the assets and liabilities allocated to IAC under the separation agreement, in each case except as expressly set forth in the separation agreement.

These releases will not extend to obligations or liabilities under any agreements among the parties that remain in effect following the Spin-off, which agreements include the separation agreement and the other agreements described below, or to any obligations or liabilities for the sale, lease, construction or receipt of goods, property or services in the ordinary course of business prior to the date of the Spin-off.
Indemnification Arrangements:.
•
the indemnification by SpinCo and its subsidiaries of IAC, its affiliates (other than SpinCo and its subsidiaries) and their respective current and former directors, officers and employees for any and all liabilities:

•
arising out of any breach of the separation agreement, the tax matters agreement, the employee matters agreement or the transition services agreement or out of any failure by SpinCo to assume and perform any applicable liabilities;

•
relating to SpinCo’s or Vimeo’s financial and business information included in this proxy statement/consent solicitation statement/prospectus; or

•
associated with any litigation relating to the conduct, prior to or after the Spin-off, of the business and entities that comprise SpinCo following the Spin-off, regardless of whether the litigation arises before or after the Spin-off;

•
the indemnification by IAC and its subsidiaries of SpinCo, its subsidiaries and their respective current and former directors, officers and employees for any and all liabilities arising out of any breach of the separation agreement, the tax matters agreement, the employee matters agreement, the transition services agreement and any failure by IAC to perform any of IAC’s liabilities; and

•
the allocation between IAC and SpinCo of the costs and liabilities associated with any securities law litigation relating to public disclosures made prior to the Spin-off with respect to the businesses or entities that comprise SpinCo following the Spin-off, regardless of whether the litigation arises prior to or after the Spin-off.

Indemnification with respect to taxes will be governed by the tax matters agreement.

Cooperation on Governmental Filings and Third Party Consents:   the parties’ use of their respective commercially reasonable efforts to assist and cooperate with the other party to obtain any necessary or advisable governmental approvals and third-party consents in connection with the Spin-off.
Release of Guarantees:   the parties’ use of their respective commercially reasonable efforts to obtain prior to the Spin-off the release or termination of any existing guarantees by IAC or any of its subsidiaries (other than SpinCo and its subsidiaries) for the benefit of SpinCo and its subsidiaries, and by SpinCo and its subsidiaries for the benefit of IAC or any of its subsidiaries (other than SpinCo and its subsidiaries).
Control of Ongoing Litigation:   IAC’s and SpinCo’s rights to control, settle and compromise, and obligation to cooperate and assist with respect to, certain types of litigation following the completion of the Spin-off and to control privilege with respect to privileged information.
Expenses:   Except as expressly set forth in the separation agreement or in any ancillary agreement, the party incurring the expense will be responsible for all costs and expenses incurred prior to the Spin-off date in connection with the Spin-off, including costs and expenses relating to legal and tax counsel, financial advisors and accounting advisory work related to the separation. Except as expressly set forth in the separation agreement or in any ancillary agreement, or as otherwise agreed in writing by IAC and SpinCo, all costs and expenses incurred in connection with the Spin-off after the effective time of the Spin-off will also be paid by the party incurring such cost and expense.
Section 16 Approvals:   the parties’ agreement to cause any acquisitions or dispositions of securities of any of the parties resulting from the Spin-off by each individual who is subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Non-Exclusive License:   IAC’s and SpinCo’s agreement to grant to the other party, for an agreed period following the Spin-off, a worldwide, perpetual, royalty free, paid-up and non-exclusive license to use certain names and marks of IAC and SpinCo, respectively, for limited purposes.
Dispute Resolution:   The separation agreement will contain provisions that govern, except as otherwise provided in any ancillary agreement, the resolution of disputes, controversies or claims that may arise between IAC and SpinCo related to the Spin-off.
Other Matters.   Other matters governed by the separation agreement will include, among others, termination of intercompany agreements, shared contracts, insurance, financial information certifications, confidentiality, access to and provision and retention of records, privacy and data protection, production of witnesses and privileged matters. The separation agreement will not provide for either of IAC or SpinCo to be subject to restrictions on competition.
The parties have also agreed that certain covenants under the separation agreement and ancillary agreements that apply to IAC and its subsidiaries will not apply to ANGI Homeservices Inc., subject to limited exceptions.
Except as expressly set forth in the separation agreement or any ancillary agreement, neither IAC nor SpinCo will make any representation or warranty as to the assets, business or liabilities transferred or assumed as part of the separation, as to any consents or approvals required in connection with the transfers, as to the value of or the freedom from any security interests of any of the assets transferred, as to the absence or presence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset of either of IAC or SpinCo or as to the legal sufficiency of any document or instrument delivered to convey title to any asset to be transferred in connection with the separation. All assets will be transferred on an “as is,” “where is” basis, and the transferee will bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests, that any necessary consents or governmental approvals or notifications are not obtained or made, or that any requirements of laws or judgments are not complied with.
The separation agreement will provide that IAC may terminate the separation agreement and abandon the Spin-off, in its sole discretion, at any time prior to completion of the Spin-off.

Tax Matters Agreement
In connection with the Spin-off, IAC and SpinCo will enter into a tax matters agreement that will govern the parties’ respective rights, responsibilities and obligations with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the Spin-off and certain related transactions to qualify as tax-free for U.S. federal income tax purposes), entitlement to refunds, allocation of tax attributes, preparation of tax returns, control of tax contests and other tax matters.
In addition, the tax matters agreement will impose certain restrictions on SpinCo and its subsidiaries (including restrictions on share issuances, business combinations, sales of assets and similar transactions) designed to preserve the tax-free status of the Spin-off and certain related transactions. The tax matters agreement will provide special rules that allocate tax liabilities in the event the Spin-off, together with certain related transactions, fails to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355(a) and 368(a)(1)(D) of the Code. Under the tax matters agreement, IAC and SpinCo generally will be responsible for any taxes and related amounts imposed on either of the parties as a result of a failure to so qualify to the extent that the failure to so qualify is attributable to a breach of the relevant representations or covenants made by that party in the tax matters agreement or an acquisition of such party’s equity securities or assets.
Employee Matters Agreement
The employee matters agreement covers a range of compensation and benefit matters related to the Spin-off. In general, under the employee matters agreement IAC will assume or retain (i) all liabilities with respect to IAC employees, former IAC employees and their dependents and beneficiaries under all IAC employee benefit plans, and (ii) all liabilities with respect to the employment or termination of employment of all IAC employees, former IAC employees and other service providers. SpinCo will assume or retain (i) all liabilities under its employee benefit plans, and (ii) all liabilities with respect to the employment or termination of employment of all SpinCo employees, former employees and other service providers.
Subject to a transition period through [ ], after the Spin-off, SpinCo will no longer participate in IAC employee benefit plans, but will have established its own employee benefit plans that are currently expected to be substantially similar to the plans sponsored by IAC prior to the Spin-off. Through the end of [  ], IAC will continue to provide benefits under the IAC health and welfare plans and flexible benefits plan to SpinCo employees and SpinCo will bear the cost of this coverage with respect to its employees. Assets and liabilities from the IAC Retirement Savings Plan relating to the accounts of SpinCo employees will be transferred to the comparable SpinCo plan as soon as practicable following the Spin-off.
For a description of the treatment of outstanding IAC equity awards pursuant to the employee matters agreement, see “The Spin-off — Treatment of IAC Equity Awards.”
Transition Services Agreement
Under the transition services agreement, IAC will provide to SpinCo on an interim, transitional basis, various support services, which the parties currently expect may include support with governmental affairs, finance and accounting services, corporate sourcing, legal affairs, systems support, and any such other support services as to which IAC and SpinCo mutually agree. The charges for these services will be on a cost plus fixed percentage or hourly rate basis to be agreed upon prior to the completion of the Spin-off.
In general, the services will begin on the date of the completion of the Spin-off and will cover a period generally not expected to exceed 12 months following the Spin-off. SpinCo will have the right to terminate the transition services agreement with respect to one or more particular services upon 90 days’ prior written notice.

EXPERTS
IAC Holdings, Inc.
The combined financial statements of IAC Holdings, Inc. at December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, appearing in Amendment No. 1 to this Registration Statement and related proxy statement/consent solicitation statement/prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Vimeo, Inc.
The consolidated financial statements of Vimeo, Inc. at December 31, 2019, and for the year then ended, appearing in Amendment No. 1 to this Registration Statement and related proxy statement/consent solicitation statement/prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
As allowed under SEC rules, IAC is delivering only one copy of this proxy statement/consent solicitation statement/prospectus to eligible IAC stockholders that are the beneficial owner of shares that share an address, unless contrary instructions were received from any such stockholder prior to the mailing date.
Any IAC stockholder that would prefer to receive a separate copy of this proxy statement/consent solicitation statement/prospectus, should (1) notify its broker, (2) direct its written request to: Investor Relations, IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011 or (3) contact IAC’s Investor Relations department by sending an email to ir@iac.com. IAC will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders that currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. Beneficial owners sharing an address that receive multiple copies of this proxy statement/consent solicitation statement/prospectus and that would like to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of such document be mailed to all stockholders at the shared address in the future.

LEGAL MATTERS
The validity of the shares of IAC common stock and IAC Class B common stock to be issued in connection with the Spin-off will be passed upon for IAC by [•]. The validity of the shares of SpinCo common stock and SpinCo Class B common stock to be issued in connection with the Spin-off and the shares of SpinCo common stock to be issued in connection with the Vimeo merger will be passed upon for SpinCo by [•].

STOCKHOLDER PROPOSALS
IAC
IAC will hold its first annual meeting of stockholders in 2021. Eligible stockholders who intend to have a proposal considered for inclusion in IAC’s proxy materials for presentation at the 2021 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit such proposal to IAC at its corporate headquarters no later than January 4, 2021. Stockholder proposals submitted for inclusion in IAC’s proxy materials must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. If IAC does not receive notice of the proposal or nomination at its corporate headquarters prior to such date, such proposal or nomination will be considered untimely for purposes of Rules 14a-4 and 14a-5 of the Exchange Act and those IAC officers who have been designated as proxies will accordingly be authorized to exercise discretionary voting authority to vote for or against the proposal or nomination. IAC reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.
SpinCo
SpinCo expects to hold its first annual meeting of stockholders in 202[•]. SpinCo will announce the date by which eligible stockholders who intend to have a proposal considered for inclusion in SpinCo’s proxy materials for presentation at the 202[•] annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit such proposal to SpinCo at its corporate headquarters, which date will be a reasonable time before SpinCo begins to print and send its proxy materials. Stockholder proposals submitted for inclusion in SpinCo’s proxy materials must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. If SpinCo does not receive notice of the proposal or nomination at its corporate headquarters prior to such date, such proposal or nomination will be considered untimely for purposes of Rules 14a-4 and 14a-5 of the Exchange Act and those IAC officers who have been designated as proxies will accordingly be authorized to exercise discretionary voting authority to vote for or against the proposal or nomination. SpinCo reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

WHERE YOU CAN FIND MORE INFORMATION
IAC and SpinCo have filed a joint registration statement on Form S-4 to register with the SEC the shares of IAC common stock, IAC Class B common stock, SpinCo common stock and SpinCo Class B common stock to be delivered to IAC stockholders in connection with the Spin-off, and the shares of SpinCo common stock to be delivered to Vimeo stockholders in connection with the merger. This proxy statement/consent solicitation statement/prospectus, which forms a part of the registration statement, does not contain all the information included in the registration statement and the exhibits to the registration statement, to which reference is hereby made. You should refer to the registration statement, including its exhibits and schedules, for further information about IAC and SpinCo and their securities. In addition, IAC files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an Internet web site that has reports, proxy statements and other information regarding issuers that file electronically with the SEC, including IAC. The address of that site is http://www.sec.gov. The reports and other information filed by IAC with the SEC are also available free of charge at IAC’s Internet web site, www.iac.com. Information on IAC’s Internet web site is not part of or incorporated by reference into this document.
The reports, proxy statements and other information that IAC files with the SEC may contain important information about IAC and SpinCo. SpinCo does not currently file reports with the SEC. However, in connection with the Spin-off, SpinCo, as an independent, separately traded public company, will become subject to the informational reporting requirements of the Securities Exchange Act of 1934. Accordingly, following the Spin-off, SpinCo will file annual, quarterly and other reports and other information with the SEC.
You should rely only on the information contained in this document. None of IAC, SpinCo or their affiliates has authorized anyone to provide you with information different from that contained in this document. The information contained in this document is accurate only as of the date of this document, regardless of the time of delivery of this document or any distribution of securities described in this document. Please note that information included in IAC’s website does not form a part of this document.
If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or solicitations of proxies are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.
This document is dated [•]. You should not assume that the information in it is accurate as of any date other than that date, and neither its mailing to IAC stockholders nor the issuance of shares of IAC capital stock or SpinCo capital stock in connection with the Spin-off shall create any implication to the contrary. You should not assume that the information incorporated by reference into this document is accurate as of any date other than the date of such incorporated document.
YOUR VOTE IS VERY IMPORTANT. THE IAC BOARD OF DIRECTORS ENCOURAGES YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.
If you have any questions or need assistance in voting your shares, please contact Georgeson at their toll-free number, 1-800-891-3214.
New York, New York
[•]

ANNEX A
FORM OF RECLASSIFICATION CHARTER AMENDMENT
“Article IV is hereby amended by deleting the first paragraph of Article IV and replacing that paragraph with the following text:
‘Without regard to any other provision of the Certificate of Incorporation (including, without limitation, all of the provisions of Article IV), upon the effectiveness of the Certificate of Amendment to Restated Certificate of Incorporation containing this sentence (the “Reclassification Effective Time”), (a) each one share of Common Stock, $0.001 par value, of the Corporation that is either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Reclassification Effective Time (the “Old Common Stock”) shall be and hereby is automatically reclassified as and changed (without any further act) into (i) one share of Common Stock, $0.0001 par value, of the Corporation and (ii) one one-hundredth of a share of Series 1 Mandatorily Exchangeable Preferred Stock, $0.01 par value, of the Corporation, and (b) each one share of Class B Common Stock, $0.001 par value, of the Corporation, that is either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Reclassification Effective Time (the “Old Class B Common Stock”) shall be and is hereby automatically reclassified as and changed (without any further act) into (i) one share of Class B Common Stock, $0.0001 par value, of the Corporation and (ii) one one-hundredth of a share of Series 2 Mandatorily Exchangeable Preferred Stock, $0.01 par value, of the Corporation (collectively, the “Reclassification”). Each stock certificate that, immediately prior to the Reclassification Effective Time, represented shares of Old Common Stock or Old Class B Common Stock, as applicable, shall, from and after the Reclassification Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares (or fractions thereof as applicable) of Common Stock, Class B Common Stock, Series 1 Mandatorily Exchangeable Preferred Stock or Series 2 Mandatorily Exchangeable Preferred Stock, as applicable, into which the shares of Old Common Stock or Old Class B Common Stock, as applicable, represented by such certificate shall have been reclassified.
The Corporation shall have the authority to issue one billion six hundred million (1,600,000,000) shares of $0.0001 par value Common Stock, four hundred million (400,000,000) shares of $0.0001 par value Class B Common Stock and one hundred million (100,000,000) shares of $0.01 par value Preferred Stock (the “Preferred Stock”) (of which 1,413,740 shares are designated as shares of Series A Cumulative Preferred Stock, 2,000,000 shares are designated as shares of Series 1 Mandatorily Exchangeable Preferred Stock of the Corporation, and 57,895 shares are designated as shares of Series 2 Mandatorily Exchangeable Preferred Stock of the Corporation).’
Article IV is hereby amended by deleting Section D. of Article IV and replacing that Section with the following text:
‘D.
PREFERRED STOCK

The Board of Directors is authorized, by resolution, to designate the voting powers, preferences, rights and qualifications, limitations and restrictions of the Preferred Stock and any class or series thereof. Pursuant to subsection 242(b) of the Delaware General Corporation Law, the number of authorized shares of Preferred Stock or any class or series thereof may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of such subsection.
Pursuant to the authority conferred by this Article IV.D, in addition to the remaining provisions of this Article IV.D, the Series A Cumulative Preferred Stock has been designated, with such series consisting of such number of shares and such voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation as are stated and expressed in Exhibit A attached hereto (as it may be amended from time to time) and incorporated herein by reference.

A-1

(1)   SERIES 1 MANDATORILY EXCHANGEABLE PREFERRED STOCK.
(a)   All shares of Series 1 Mandatorily Exchangeable Preferred Stock shall rank as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (i) prior to all of the now or hereafter issued shares of Common Stock or Class B Common Stock of the Corporation, (ii) pari passu with the Series 2 Mandatorily Exchangeable Preferred Stock of the Corporation and (iii) junior to all other series of Preferred Stock of the Corporation.
(b)   The holders of Series 1 Mandatorily Exchangeable Preferred Stock shall not be entitled to receive any dividends based on their holdings thereof.
(c)   Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series 1 Mandatorily Exchangeable Preferred Stock unless, prior thereto, the holders of shares of Series 1 Mandatorily Exchangeable Preferred Stock shall have received $1.00 per share, or (ii) to the holders of shares of stock ranking on a parity (upon liquidation, dissolution or winding up) with the Series 1 Mandatorily Exchangeable Preferred Stock, except distributions made ratably on the Series 1 Mandatorily Exchangeable Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.
(d)   Holders of Series 1 Mandatorily Exchangeable Preferred Stock shall not have any voting rights by virtue of their ownership of any shares of Series 1 Mandatorily Exchangeable Preferred Stock except as otherwise from time to time may be required by law.
(e)   Shares of Series 1 Mandatorily Exchangeable Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.
(f)   To the fullest extent permitted by law, at the time that is one minute following the Reclassification Effective Time (the “Mandatory Exchange Effective Time”), each outstanding one one-hundredth of a share of Series 1 Mandatorily Exchangeable Preferred Stock shall be redeemed by the Corporation, without notice, in exchange for a number of shares of common stock (“Vimeo Common Stock”) of a corporation to be incorporated and subsequently renamed to Vimeo, Inc. (“Vimeo, Inc.”) equal to the Spin-off Exchange Ratio (as defined in the Separation Agreement to be entered into between the Corporation and Vimeo, Inc. (as it may be amended from time to time, the “Separation Agreement”)). A copy of the Separation Agreement, once entered into, shall be maintained by the Secretary of the Corporation at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor. Any reference in this Certificate of Incorporation to the Separation Agreement shall be deemed a reference to such Separation Agreement as amended from time to time in accordance with its terms. No fractional shares of Vimeo Common Stock, or certificates representing fractional shares thereof, shall be delivered to the former holders of Series 1 Mandatorily Exchangeable Preferred Stock as a result of the Reclassification. Stockholders that otherwise would be entitled to receive fractional shares of Vimeo Common Stock shall be entitled to receive cash (without interest) as contemplated by the Separation Agreement (taking into account all shares of capital stock held by such stockholders).
(g)   Shares of Series 1 Mandatorily Exchangeable Preferred Stock redeemed or otherwise acquired by the Corporation may thereafter be issued, but not as shares of Series 1 Mandatorily Exchangeable Preferred Stock and, upon their retirement, will be restored to the status of authorized and unissued shares of Preferred Stock.
(2)   SERIES 2 MANDATORILY EXCHANGEABLE PREFERRED STOCK
(a)   All shares of Series 2 Mandatorily Exchangeable Preferred Stock shall rank as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (i) prior to all of the now or hereafter issued shares of Common

A-2

Stock or Class B Common Stock of the Corporation, (ii) pari passu with the Series 1 Mandatorily Exchangeable Preferred Stock of the Corporation and (iii) junior to all other series of Preferred Stock of the Corporation.
(b)   The holders of Series 2 Mandatorily Exchangeable Preferred Stock shall not be entitled to receive any dividends based on their holdings thereof.
(c)   Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series 2 Mandatorily Exchangeable Preferred Stock unless, prior thereto, the holders of shares of Series 2 Mandatorily Exchangeable Preferred Stock shall have received $1.00 per share, or (ii) to the holders of shares of stock ranking on a parity (upon liquidation, dissolution or winding up) with the Series 2 Mandatorily Exchangeable Preferred Stock, except distributions made ratably on the Series 2 Mandatorily Exchangeable Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.
(d)   Holders of Series 2 Mandatorily Exchangeable Preferred Stock shall not have any voting rights by virtue of their ownership of any shares of Series 2 Mandatorily Exchangeable Preferred Stock except as otherwise from time to time may be required by law.
(e)   Shares of Series 2 Mandatorily Exchangeable Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.
(f)   To the fullest extent permitted by law, at the Mandatory Exchange Effective Time, each outstanding one one-hundredth of a share of Series 2 Mandatorily Exchangeable Preferred Stock shall be redeemed by the Corporation, without notice, in exchange for one share of Class B common stock of Vimeo, Inc. (“Vimeo Class B Common Stock”) equal to the Spin-off Exchange Ratio. No fractional shares of Vimeo Class B Common Stock, or certificates representing fractional shares thereof, shall be delivered to the former holders of Series 2 Mandatorily Exchangeable Preferred Stock as a result of the Reclassification. Stockholders that otherwise would be entitled to receive fractional shares of Vimeo Class B Common Stock shall be entitled to receive cash (without interest) as contemplated by the Separation Agreement (taking into account all shares of capital stock held by such stockholders).
(g)   Shares of Series 2 Mandatorily Exchangeable Preferred Stock redeemed or otherwise acquired by the Corporation may thereafter be issued, but not as shares of Series 2 Mandatorily Exchangeable Preferred Stock and, upon their retirement, will be restored to the status of authorized and unissued shares of Preferred Stock.’”
Section 2 of the Certificate of Designations of Series A Cumulative Preferred Stock of the Company is hereby amended by deleting from the first sentence thereof the following text:    ‘, $0.001 par value per share, ’.
Section 7 of the Certificate of Designations of Series A Cumulative Preferred Stock of the Company is hereby amended by deleting from the second sentence thereof the following text:    ‘, $0.00 par value per share, ’.”

A-3

ANNEX B
FORM OF CORPORATE OPPORTUNITIES CHARTER AMENDMENT
“Sections A to D of Article XIII are hereby amended to read in their entirety as follows:
A.   COMPETITION AND CORPORATE OPPORTUNITIES
(1)   To the extent provided in the following sentence, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any Expedia Dual Opportunity about which an Expedia Dual Role Person acquires knowledge. An Expedia Dual Role Person shall have no duty to communicate or offer to the Corporation or any of its Affiliated Companies any Expedia Dual Opportunity that such Expedia Dual Role Person has communicated or offered to Expedia, shall not be prohibited from communicating or offering any Expedia Dual Opportunity to Expedia, and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, resulting from (i) the failure to communicate or offer to the Corporation or any of its Affiliated Companies any Expedia Dual Opportunity that such Expedia Dual Role Person has communicated or offered to Expedia or (ii) the communication or offer to Expedia of any Expedia Dual Opportunity, so long as (x) the Expedia Dual Opportunity does not become known to the Expedia Dual Role Person in his or her capacity as a director or officer of the Corporation, and (y) the Expedia Dual Opportunity is not presented by the Expedia Dual Role Person to any party other than Expedia, Match or Vimeo and the Expedia Dual Role Person does not pursue the Expedia Dual Opportunity individually.
(2)   To the extent provided in the following sentence, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any Match Dual Opportunity about which an Match Dual Role Person acquires knowledge. A Match Dual Role Person shall have no duty to communicate or offer to the Corporation or any of its Affiliated Companies any Match Dual Opportunity that such Match Dual Role Person has communicated or offered to Match, shall not be prohibited from communicating or offering any Match Dual Opportunity to Match, and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, resulting from (i) the failure to communicate or offer to the Corporation or any of its Affiliated Companies any Match Dual Opportunity that such Match Dual Role Person has communicated or offered to Match or (ii) the communication or offer to Match of any Match Dual Opportunity, so long as (x) the Match Dual Opportunity does not become known to the Match Dual Role Person in his or her capacity as a director or officer of the Corporation, and (y) the Match Dual Opportunity is not presented by the Match Dual Role Person to any party other than Match, Expedia or Vimeo and the Match Dual Role Person does not pursue the Match Dual Opportunity individually.
(3)   To the extent provided in the following sentence, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any Vimeo Dual Opportunity about which a Vimeo Dual Role Person acquires knowledge. A Vimeo Dual Role Person shall have no duty to communicate or offer to the Corporation or any of its Affiliated Companies any Vimeo Dual Opportunity that such Vimeo Dual Role Person has communicated or offered to Vimeo, shall not be prohibited from communicating or offering any Vimeo Dual Opportunity to Vimeo, and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, resulting from (i) the failure to communicate or offer to the Corporation or any of its Affiliated Companies any Vimeo Dual Opportunity that such Vimeo Dual Role Person has communicated or offered to Vimeo or (ii) the communication or offer to Vimeo of any Vimeo Dual Opportunity, so long as (x) the Vimeo Dual Opportunity does not become known to the Vimeo Dual Role Person in his or her capacity as a director or officer of the Corporation, and (y) the Vimeo Dual Opportunity is not presented by the Vimeo Dual Role Person to any party other than Vimeo, Expedia or Match and the Vimeo Dual Role Person does not pursue the Vimeo Dual Opportunity individually.

B.   CERTAIN MATTERS DEEMED NOT CORPORATE OPPORTUNITIES
In addition to and notwithstanding the foregoing provisions of this Article XIII, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake. Moreover, nothing in this Article XIII shall amend or modify in any respect any written contractual agreement between Expedia, Match or Vimeo on the one hand and the Corporation or any of its Affiliated Companies on the other hand.
C.   CERTAIN DEFINITIONS
For purposes of this Article XIII:
“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the foregoing definition, the term “controls,” “is controlled by,” or “is under common control with” means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Affiliated Company” means (i) with respect to the Corporation, any Person controlled by the Corporation, (ii) with respect to Expedia, any Person controlled by Expedia, (iii) with respect to Match, any Person controlled by Match, and (iv) with respect to Vimeo, any Person controlled by Vimeo.
“Expedia” means Expedia Group, Inc., a Delaware corporation, and its Affiliated Companies.
“Expedia Dual Opportunity” means any potential transaction or matter which may be a corporate opportunity for both Expedia, on the one hand, and the Corporation or any of its Affiliated Companies, on the other hand.
“Expedia Dual Role Person” means any individual who is an officer or director of both the Corporation and Expedia.
“Match” means Match Group, Inc., a Delaware corporation originally incorporated on July 28, 1986 under the name Silver King Broadcasting Company, Inc., and its Affiliated Companies.
“Match Dual Opportunity” means any potential transaction or matter which may be a corporate opportunity for both Match, on the one hand, and the Corporation or any of its Affiliated Companies, on the other hand.
“Match Dual Role Person” means any individual who is an officer or director of both the Corporation and Match.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
“Vimeo” means a corporation to be incorporated and subsequently renamed to Vimeo, Inc., and its Affiliated Companies.
“Vimeo Dual Opportunity” means any potential transaction or matter which may be a corporate opportunity for both Vimeo, on the one hand, and the Corporation or any of its Affiliated Companies, on the other hand.
“Vimeo Dual Role Person” means any individual who is an officer or director of both the Corporation and Vimeo.
D.   TERMINATION
The provisions of this Article XIII shall have no further force or effect (i) with respect to Expedia Dual Role Persons or Expedia Dual Opportunities at such time as (a) the Corporation and Expedia are no longer Affiliates and (b) none of the directors and officers of Expedia serve as directors or officers of the Corporation and its Affiliated Companies, (ii) with respect to Match Dual Role Persons and Match Dual Opportunities at such time as (a) the Corporation and Match are no longer Affiliates and (b) none of the directors and officers of Match serve as directors or officers of the Corporation and its Affiliated Companies and (iii) with respect to Vimeo Dual Role Persons and Vimeo Dual Opportunities at such time as (a) the Corporation and Vimeo are no longer Affiliates and (b) none of the directors and officers of Vimeo serve as directors or officers of the Corporation and its Affiliated Companies; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any agreement, arrangement or other understanding between the Corporation or an Affiliated Company thereof on the one hand, and Expedia, Match or Vimeo, on the other hand, as applicable, that was entered into before such time or any transaction entered into in the performance of such agreement, arrangement or other understanding, whether entered into before or after such time.”

ANNEX C
FORM OF SEPARATION AGREEMENT
[To be filed by Amendment]

C-1

ANNEX D
FORM OF TAX MATTERS AGREEMENT
[To be filed by Amendment]

D-1

ANNEX E
FORM OF EMPLOYEE MATTERS AGREEMENT
[To be filed by Amendment]

E-1

ANNEX F
FORM OF TRANSITION SERVICES AGREEMENT
[To be filed by Amendment]

F-1

ANNEX G
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER
by and among
VIMEO HOLDINGS, INC.,
STREAM MERGER SUB, INC.,
and
VIMEO, INC.
dated as of
December 23, 2020

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 23, 2020, is by and among Vimeo Holdings, Inc., a Delaware corporation (“Parent”), Stream Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Vimeo, Inc., a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex A or as otherwise defined elsewhere in this Agreement. Parent, Merger Sub and the Company are each sometimes referred to herein as a “Party” and collectively, as the “Parties.”
RECITALS
WHEREAS, Parent is currently a wholly owned direct Subsidiary of IAC/InterActiveCorp, a Delaware corporation (“IAC”), and the Company is currently a direct Subsidiary of IAC Group, LLC, a Delaware limited liability company and a wholly owned Subsidiary of IAC (“IAC Group”);
WHEREAS, IAC Group currently owns 75,000,000 shares of Company Voting Common Stock and 64,694,619 shares of Company Non-Voting Common Stock (collectively, the “IAC Group Held Shares”), which in the aggregate represent approximately 93% of the issued and outstanding shares of Company Common Stock;
WHEREAS, IAC, IAC Group, Parent and the Company desire to consummate a series of transactions in order to effect the separation of IAC’s Vimeo business from IAC’s remaining businesses (the “Spin-off”), including (a) the transfer by IAC Group to Parent of the IAC Group Held Shares (the “IAC Group Transfer”), (b) the reclassification of each share of common stock, par value $0.001 per share, of IAC into (x) one share of common stock, par value $0.0001 per share, of IAC and (y) 1/100th of a share of IAC Series 1 Mandatorily Exchangeable Preferred Stock, (c) the reclassification of each share of Class B common stock, par value $0.001 per share, of IAC into (x) one share of Class B common stock, par value $0.0001 per share, of IAC and (y) 1/100th of a share of IAC Series 2 Mandatorily Exchangeable Preferred Stock, (d) the mandatory exchange of each 1/100th of a share of IAC Series 1 Mandatorily Exchangeable Preferred Stock for a number of shares of Parent Common Stock held by IAC equal to the Spin-off Exchange Ratio, and (e) the mandatory exchange of each 1/100th of a share of IAC Series 2 Mandatorily Exchangeable Preferred Stock for a number of shares of Parent Class B Common Stock held by IAC equal to the Spin-off Exchange Ratio (the steps described in clauses (b) through (e), collectively the “IAC Reclassification”);
WHEREAS, in connection with the Spin-off, the Parties intend that, upon the terms and subject to the conditions set forth in this Agreement (including the condition precedent that the Spin-off have been completed), Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned direct Subsidiary of Parent;
WHEREAS, the board of directors of the Company (the “Company Board of Directors”) has unanimously (a) approved and declared advisable this Agreement and the Merger, upon the terms and subject to the conditions set forth in this Agreement, (b) approved the execution, delivery and performance by the Company of this Agreement, (c) recommended the adoption of this Agreement to the holders of Company Voting Common Stock, upon the terms and subject to the conditions set forth in this Agreement, and (d) directed that this Agreement be submitted to the holders of Company Voting Common Stock for adoption;
WHEREAS, the board of directors of Merger Sub has (a) approved and declared advisable this Agreement and the Merger, upon the terms and subject to the conditions set forth in this Agreement, (b) determined that this Agreement and the Merger are in the best interests of Merger Sub and its sole stockholder, (c) approved the execution, delivery and performance by Merger Sub of this Agreement and (d) directed that this Agreement be submitted to the sole stockholder of Merger Sub for adoption, and recommended such adoption to such stockholder;
WHEREAS, the board of directors of Parent has approved and declared advisable this Agreement and the Merger (including the issuance of Parent Common Stock in connection with the Merger), upon the terms and subject to the conditions set forth in this Agreement, (b) determined that this Agreement and the Merger are in the best interests of Parent and its sole stockholder, and (c) approved the execution, delivery and performance by Parent of this Agreement;

WHEREAS, it is intended that, for U.S. federal income tax purposes, (a) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and/or the IAC Group Transfer and the exchange of shares of Company Common Stock for shares of Parent Common Stock pursuant to the Merger, taken together, will qualify as an exchange described in Section 351(a) of the Code, and (b) this Agreement will constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code; and
WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe various terms of and conditions to the Merger.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
THE MERGER
Section 1.1.   The Merger.   Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub will cease, with the Company surviving the Merger (the Company, as the surviving corporation in the Merger, sometimes being referred to herein as the “Surviving Corporation”), such that following the Merger, the Surviving Corporation will be a wholly owned Subsidiary of Parent. The Merger shall have the effects provided in this Agreement and as specified in the DGCL.
Section 1.2.   The Closing.   The closing of the Merger (the “Closing”) shall take place remotely by exchange of documents and signatures (or their electronic counterparts), at 9:00 a.m., Eastern Time, on the third (3rd) business day after the satisfaction or, to the extent permitted by applicable Law, waiver of the last of the conditions set forth in Article VI to be satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions at the Closing), unless another date or place is agreed to in writing by the Company and Parent. The date on which the Closing actually takes place is referred to as the “Closing Date.”
Section 1.3.   Effective Time .   On the Closing Date, the Parties shall cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be duly executed and filed with the Secretary of State of the State of Delaware as provided under the DGCL and make any other filings, recordings or publications required to be made by the Company or Merger Sub under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such other time as may be agreed to by the Company and Parent and specified in the Certificate of Merger (such date and time being hereinafter referred to as the “Effective Time”).
Section 1.4.   Governing Documents . At the Effective Time, the certificate of incorporation and the bylaws of the Surviving Corporation shall be amended to read the same as the certificate of incorporation and the bylaws, respectively, of Merger Sub as in effect immediately prior to the Effective Time until thereafter changed or amended (subject to the requirements set forth in Section 5.2(b),) as provided therein or by applicable Law; provided that the name of the Surviving Corporation shall be “Vimeo Operating Company, Inc.” and references to the incorporator shall be deleted.
Section 1.5.   Officers and Directors of the Surviving Corporation.   The officers and directors of the Company immediately prior to the Effective Time, from and after the Effective Time, shall be the officers and directors, respectively, of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.
Section 1.6.   Closing Deliveries.   Promptly following receipt, and in any event prior to the Closing, the Company shall deliver to Parent written consents evidencing the obtainment of the Company Stockholder Approval.

ARTICLE II
EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES
Section 2.1.   Effect on Capital Stock.
(a)   Treatment of Company Common Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or holders of any securities of the Company, Merger Sub or any other Person, each share of Company Voting Common Stock and each share of Company Non-Voting Common Stock (other than any shares of Company Voting Common Stock or Company Non-Voting Common Stock owned by Parent, IAC or any Subsidiary of either Parent or IAC (other than any Company Subsidiary) or held in treasury by the Company, or any Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, subject to the provisions of this Article II, a number of shares of Parent Common Stock equal to the Merger Exchange Ratio.
(b)   Certain Company Common Stock.   At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by Parent, IAC or any Subsidiary of either Parent or IAC (other than any Company Subsidiary) or held in treasury by the Company shall automatically be cancelled and extinguished without any conversion thereof or payment of any cash or other property or consideration therefor and shall cease to exist.
(c)   Treatment of Merger Sub Shares.   At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub (the “Merger Sub Shares”) issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one (1) fully paid and nonassessable share of common stock of the Surviving Corporation (“Surviving Corporation Stock”). From and after the Effective Time, all certificates (if any) representing Merger Sub Shares shall be deemed for all purposes to represent the number of shares of Surviving Corporation Stock into which they were converted in accordance with the immediately preceding sentence.
(d)   Calculation of Merger Exchange Ratio. For the purposes of this Agreement, the term:
“Base Merger Exchange Ratio” means (a) the number of Mandatory Exchange Shares divided by (b) the number of shares of Company Common Stock outstanding and owned by Parent, IAC, or any subsidiary of either Parent or IAC immediately prior to the Effective Time.
“IAC Common Stock” means prior to the Reclassification Effective Time (as defined in the draft amendment to the IAC restated certificate of incorporation, substantially in the form attached as Annex B), the common stock, par value $0.001 per share, of IAC, and from and after the Reclassification Effective Time, the common stock, par value $0.0001 per share, of IAC.
“IAC Mandatorily Exchangeable Preferred Stock” means the IAC Series 1 Mandatorily Exchangeable Preferred Stock, par value $0.01 per share, and the IAC Series 2 Mandatorily Exchangeable Preferred Stock, par value $0.01 per share.
“IAC Option” means an option (either nonqualified or incentive) to purchase shares of IAC Common Stock issued under any of the IAC Plans.
“IAC Plans” means the plans set forth on Schedule 1 to this Agreement.
“IAC Ratio” means (a) one minus (b) the SpinCo Ratio.
“IAC Service Provider Option Value” means (a) the product of (i) the total number of shares of IAC Common Stock underlying IAC Options (excluding IAC Options held by the employees of the Company and its Subsidiaries set forth on Schedule 2 to this Agreement) (referred to as “IAC Service Provider Options”) as of immediately prior to the Mandatory Exchange Effective Time and (ii) the IAC VWAP, less (b) the sum of the exercise prices required to exercise all IAC Service Provider Options; provided that if such product is a negative number, IAC Service Provider Option Value means $0.00.
“IAC Stock Value” means the opening price of IAC common stock, par value $0.0001 per share, on the NASDAQ Global Select Market on the first NASDAQ trading day following the occurrence of the Mandatory Exchange Effective Time.

“IAC VWAP” means the average, rounded to four decimal places, of the daily dollar-volume-weighted average price for IAC Common Stock, as reported by Bloomberg, L.P. through its “IAC Equity AQR” function for the time period 9:30 a.m. through 4:00 p.m. (or if such function or service ceases to exist, any substitute function or service mutually agreed between the Company and Parent) for the ten consecutive NASDAQ trading days ending on the date that is the second business day prior to the occurrence of the Mandatory Exchange Effective Time.
“Mandatory Exchange” means the exchange of shares of IAC Mandatorily Exchangeable Preferred Stock for shares of Parent Capital Stock pursuant to the draft amendment to the IAC restated certificate of incorporation, substantially in the form attached as Annex B.
“Mandatory Exchange Effective Time” has the meaning given to it in the draft amendment to the IAC restated certificate of incorporation, substantially in the form attached as Annex B.
“Mandatory Exchange Ratio” means the number of shares of Parent Capital Stock exchanged for each 1/100th of a share of IAC Mandatorily Exchangeable Preferred Stock pursuant to the Mandatory Exchange.
“Mandatory Exchange Shares” means shares of Parent Capital Stock exchanged for shares of IAC Mandatorily Exchangeable Preferred Stock pursuant to the Mandatory Exchange (including any shares of Parent Capital Stock sold or to be sold in order to pay cash in lieu of fractional shares).
“Merger Exchange Ratio” means the sum of (a) the Base Merger Exchange Ratio and (b) the Merger Exchange Ratio Adjustment Amount, rounded to four decimal places.
“Merger Exchange Ratio Adjustment Amount” means (a) the Option Adjustment Share Number divided by (b) the number of shares of Company Common Stock outstanding (calculated on a fully diluted, treasury method basis) immediately prior to the Mandatory Exchange Effective Time, with such calculation in respect of all stock appreciation rights issued under any of the Vimeo Plans and denominated in Company Common Stock made based on a price per share of Company Common Stock as determined consistent with an aggregate valuation for the Company determined in good faith by the Company Board of Directors prior to Closing.
“Option Adjustment Share Number” means (a) the Option Adjustment Value divided by (b) the SpinCo Stock Price.
“Option Adjustment Value” means (a) the product of (i) fifty percent (50%) of the IAC Service Provider Option Value and (ii) the SpinCo Ratio minus (b) the product of (i) the Vimeo Service Provider Option Value and (ii) the IAC Ratio.
“Parent Capital Stock” means Parent Common Stock and Parent Class B Common Stock.
“SpinCo Ratio” means (a) the SpinCo Stock Value divided by (b) the sum of (i) the SpinCo Stock Value and (ii) the IAC Stock Value.
“SpinCo Stock Price” means (a) the closing price of IAC common stock, par value $0.001 per share, on the NASDAQ Global Select Market on the last full NASDAQ trading day prior to the occurrence of the Mandatory Exchange Effective Time minus (b) the IAC Stock Value.
“SpinCo Stock Value” means the product of (a) the SpinCo Stock Price and (b) the Mandatory Exchange Ratio.
“Vimeo Plans” means the plans set forth on Schedule 3 to this Agreement.
“Vimeo Service Provider Option Value” means (a) the product of (i) the total number of shares of IAC Common Stock underlying IAC Options held by the individuals set forth on Schedule 2 (referred to as “Vimeo Service Provider Options”) as of immediately prior to the Mandatory Exchange Effective Time and (ii) the IAC VWAP, less (b) the sum of the exercise prices required to exercise all Vimeo Service Provider Options; provided that if such product is a negative number, Vimeo Service Provider Option Value means $0.00.

Section 2.2.   Payment for Securities; Surrender of Certificates and Book-Entry Shares.
(a)   Exchange Fund.   Prior to the Effective Time, Parent shall designate a bank or trust company to act as the exchange agent in connection with the Merger (the “Exchange Agent”). Parent shall deposit, or cause to be deposited, with the Exchange Agent (i) promptly (and in any event within three (3) business days) after the Effective Time, evidence of book-entry shares of Parent Common Stock representing the shares of Parent Common Stock issuable pursuant to Section 2.1(a) and (ii) promptly following the payment date of any dividend or distribution referred to in Section 2.2(f), cash in immediately available funds (or other property or securities, as applicable) in an amount sufficient to pay any dividends or other distributions under Section 2.2(f) (such evidence of book-entry shares of Parent Common Stock, together with any cash from the aggregate sale of fractional shares pursuant to Section 2.4 and any such dividends or other distributions, the “Exchange Fund”), in each case, for the sole benefit of the Converting Holders. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make, delivery of the shares of Parent Common Stock issuable pursuant to Section 2.1(a), including payment of any cash in lieu of fractional shares of Parent Common Stock in accordance with Section 2.4 and any amounts payable in respect of dividends or other distributions on shares of Parent Common Stock in accordance with Section 2.2(f), out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. Any cash portion of the Exchange Fund shall be invested by the Exchange Agent as reasonably directed by Parent. Any interest and other income resulting from such investments shall be paid to Parent.
(b)   Procedures for Surrender.   As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of shares of Company Common Stock that were converted pursuant to Section 2.1(a) into the right to receive shares of Parent Common Stock (i) with respect to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates”) and each holder of record of a book-entry position or book-entry positions which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Book-Entry Shares”), a customary letter of transmittal (the “Letter of Transmittal”), which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof and, if required by Parent, an indemnity bond) to the Exchange Agent and (ii) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof and, if required by Parent, an indemnity bond) or Book-Entry Shares in exchange for the shares of Parent Common Stock into which such shares of Company Common Stock have been converted pursuant to Section 2.1(a), including any cash amount payable in lieu of fractional shares of Parent Common Stock in accordance with Section 2.4, and any dividends or other distributions on shares of Parent Common Stock in accordance with Section 2.2(f). Upon surrender of a Certificate (or an affidavit of loss in lieu thereof and, if required by Parent, an indemnity bond) or Book-Entry Share for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent (if applicable), together with a Letter of Transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, such holder shall be entitled to receive in exchange therefor (A) that number of whole shares of Parent Common Stock (which shall be in uncertificated book-entry form) which such holder has the right to receive pursuant to Section 2.1(a), (B) any cash in lieu of fractional shares of Parent Common Stock that such holder has the right to receive pursuant to Section 2.4, and (C) any amounts that such holder has the right to receive in respect of dividends or other distributions on shares of Parent Common Stock in accordance with Section 2.2(f) for the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Shares, and the Certificate (or affidavit of loss in lieu thereof and, if required by Parent, an indemnity bond) or Book-Entry Shares so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof and, if required by Parent, an indemnity bond) or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.
(c)   Transfer Books; No Further Ownership Rights in Company Common Stock.   At the Effective Time, there shall be no further registration of transfers of Company Common Stock on the records of the Company. Until surrendered as contemplated by this Section 2.2, each Certificate and each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the shares of

Parent Common Stock payable in respect of such shares pursuant to Section 2.1(a), including any cash amount payable in respect of fractional shares of Parent Common Stock in accordance with Section 2.4 and any dividends or other distributions on shares of Parent Common Stock in accordance with Section 2.2(f). If, after the Effective Time, Certificates or Book-Entry Shares are presented to Parent for any reason, they shall be cancelled and exchanged as provided in this Agreement.
(d)   Termination of Exchange Fund; No Liability.   Any portion of the Exchange Fund that remains unclaimed by the Converting Holders six (6) months following the Closing Date shall, at any time thereafter at the request of Parent, be delivered to Parent or as otherwise instructed by Parent, and thereafter such Converting Holders shall be entitled to look only to Parent (subject to abandoned property, escheat or similar Laws) as general creditors thereof with respect to the shares of Parent Common Stock issuable pursuant to Section 2.1(a), including any cash amount payable in respect of fractional shares of Parent Common Stock in accordance with Section 2.4 and any dividends or other distributions on shares of Parent Common Stock in accordance with Section 2.2(f), payable upon due surrender of their Certificates (or affidavit of loss in lieu thereof in accordance with Section 2.2(e)) or Book-Entry Shares and compliance with the procedures in Section 2.2(b), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Converting Holder or any other Person for any shares of Parent Common Stock issuable pursuant to Section 2.1(a) or other amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by Converting Holders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.
(e)   Lost, Stolen or Destroyed Certificates.   In the event that any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof and, if required by Parent, an indemnity bond, the shares of Parent Common Stock issuable pursuant to Section 2.1(a) in respect of the shares of Company Common Stock represented by such Certificate, including any cash amount payable in respect of fractional shares of Parent Common Stock in accordance with Section 2.4 and any dividends or other distributions on shares of Parent Common Stock in accordance with Section 2.2(f).
(f)   Dividends or Distributions with Respect to Parent Common Stock.   No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Shares with respect to the shares of Parent Common Stock issuable hereunder, and all such dividends and other distributions shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case, until the surrender of such Certificate (or affidavit of loss in lieu thereof and, if required by Parent, an indemnity bond) or Book-Entry Shares in accordance with this Agreement. Subject to applicable Law, following surrender of any such Certificate (or affidavit of loss in lieu thereof and, if required by Parent, an indemnity bond) or Book-Entry Shares, there shall be paid to the holder thereof, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock to which such holder is entitled pursuant to this Agreement and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.
Section 2.3.   Withholding.   Each of Parent, the Company, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement any amounts as are required to be deducted or withheld with respect to such payment under the Code, or any other applicable Law. To the extent that amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
Section 2.4.   Fractional Shares.   No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares or otherwise, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. As promptly as reasonably practicable following the Effective Time, the

Exchange Agent, acting as agent for the holders of Company Common Stock who would otherwise have been entitled to receive fractional shares of Parent Common Stock under Section 2.1(a), shall aggregate all fractional shares of Parent Common Stock that would otherwise have been required to be distributed to such holders and cause such fractional shares to be sold on the nationally recognized stock exchange on which shares of Parent Common Stock will be listed in connection with the Spin-off at then-prevailing prices in the manner provided in the immediately following sentence. The sale of such fractional shares by the Exchange Agent, acting as agent for such holders, shall be executed in round lots to the extent practicable, and until the proceeds of sale or sales have been distributed to such holders, the Exchange Agent shall, subject to Section 2.2(d), hold such proceeds in trust for such holders. Each such holder shall, in lieu of receiving fractional shares that such holder would otherwise have been entitled to receive under Section 2.1(a), be entitled to receive from the proceeds from such sales by the Exchange Agent, rounded to the nearest whole cent and without interest, an amount equal to such holder’s proportionate interest in the proceeds from such sales. As promptly as reasonably practicable after the determination of the amount of cash, if any, to be paid to the holders of Company Common Stock who would otherwise have been entitled to receive fractional shares of Parent Common Stock under Section 2.1(a), the Exchange Agent shall make available such amounts, without interest, to such holders.
Section 2.5.   Dissenting Shares.
(a)   Notwithstanding anything to the contrary contained in this Agreement, any share of Company Common Stock, as of the Effective Time, held by a holder who has properly exercised (and has not effectively withdrawn or lost) his, her or its appraisal rights with respect to such share under Section 262 of the DGCL (a “Dissenting Share”) shall not be converted into or represent the right to receive the consideration set forth in Section 2.1(a), and the holder of such Dissenting Share shall be entitled only to such rights as may be granted to such holder in Section 262 of the DGCL; provided, however, that if the status of any such Dissenting Share as a share carrying appraisal or dissenters’ rights shall be withdrawn, or if any such Dissenting Share shall lose its status as a share carrying appraisal or dissenters’ rights, then, as of the later of the Effective Time or the loss of such status, such Dissenting Share shall automatically be converted into and shall represent only the right to receive (upon the surrender of the applicable Certificate (or an affidavit of loss in lieu thereof and, if required by Parent, an indemnity bond) or Book-Entry Share) the consideration set forth in Section 2.1(a), without any interest thereon.
(b)   The Company shall give Parent (i) prompt notice and a copy of any written demand received by the Company prior to the Effective Time to require payment for shares of Company Common Stock pursuant to Section 262 of the DGCL and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL, and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make, propose, enter into or approve any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer (which such consent may be withheld by Parent in its sole discretion).
Section 2.6.   Actions Related to the Spin-off.   For the avoidance of doubt, nothing in this Agreement shall, or shall be deemed to, restrict, prevent or prohibit the consummation of any transactions determined by IAC or any of its Subsidiaries to be necessary or desirable to carry out the Spin-off, including the IAC Group Transfer and the IAC Reclassification, or to affect in any respect IAC’s right to abandon the Spin-off (and accordingly cause the Merger to be abandoned) in its sole discretion. The Parties acknowledge and agree that IAC and its Subsidiaries (other than the Company and the Company Subsidiaries) is intended to be a third party beneficiary of this Section 2.6.
Section 2.7.   Further Action.   If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest Parent or the Surviving Corporation with full right, title and possession of and to all rights and property of the Company, any Company Subsidiary or Merger Sub with respect to the Merger, the officers of Parent shall be fully authorized (in the name of Parent, the Company, any Company Subsidiary, Merger Sub, the Surviving Corporation and otherwise) to take such action.

ARTICLE III
REPRESENTATIONS AND
WARRANTIES OF THE COMPANY
The Company represents and warrants to Parent and Merger Sub as set forth below:
Section 3.1.    Qualification, Organization, Subsidiaries, etc.   Each of the Company and each Company Subsidiary is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company and the Company Subsidiaries is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except, in each case, where the failure to be so qualified or, where relevant, in good standing, has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. The Company Governing Documents are in full force and effect and the Company is not in violation of the Company Governing Documents.
Section 3.2.   Capitalization.
(a)   The authorized capital stock of the Company consists of 350,000,000 shares of capital stock, consisting of 150,000,000 shares of Company Voting Common Stock, 150,000,000 shares of Company Non-Voting Common Stock and 50,000,000 shares of Company Preferred Stock. As of November 11, 2020, (i) (A) 83,655,510 shares of Company Voting Common Stock were issued and outstanding, (B) 66,285,164 shares of Company Non-Voting Common Stock were issued and outstanding, (C) no shares of Company Preferred Stock were outstanding and (D) no shares of Company Common Stock were reserved for issuance. All the outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. All the outstanding shares of Company Capital Stock were issued in compliance with applicable Law and all requirements set forth in the Company Governing Documents. No Company Subsidiary owns any capital stock of the Company.
Section 3.3.   Corporate Authority.
(a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject only to the receipt of the Company Stockholder Approval, to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by the Company Board of Directors and no other corporate proceedings (pursuant to the Company Governing Documents or otherwise) on the part of the Company or any Company Subsidiary are necessary to authorize the consummation of, and to consummate, the Merger, except for the receipt of the Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. On or prior to the date hereof, the Company Board of Directors has unanimously (i) approved and declared advisable this Agreement and the Merger, upon the terms and subject to the conditions set forth in this Agreement, (ii) approved the execution, delivery and performance by the Company of this Agreement, (iii) recommended the adoption of this Agreement to the holders of Company Voting Common Stock, upon the terms and subject to the conditions set forth in this Agreement, and (iv) directed that this Agreement be submitted to the holders of Company Voting Common Stock for adoption. None of the foregoing actions by the Company Board of Directors have been rescinded or modified in any way as of the date hereof.
(b)   The adoption of this Agreement by the affirmative vote or the execution and delivery to the Company of written consents of the holders of at least a majority of the aggregate voting power of all outstanding shares of Company Voting Common Stock entitled to vote thereon is the only vote of holders of securities of the Company or any Company Subsidiary that is required in connection with the consummation of the Merger.
(c)   This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Limitations”).
Section 3.4.   No Violation.   The execution and delivery by the Company of this Agreement do not, and the consummation of the Merger, and compliance with the provisions hereof will not, (i) conflict with or result in any violation of any provision of the Company Governing Documents or the organizational or governing documents of any Company Subsidiary or (ii) assuming receipt of the Company Stockholder Approval, conflict with or violate any Laws applicable to the Company or any Company Subsidiary or any of their respective properties, rights or assets, other than in the case of this clause (ii), any such conflict or violation that has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.
Section 3.5.   No Other Representations.   Except for the representations and warranties contained in Article IV, the Company acknowledges that none of Parent, Merger Sub, any of their respective Representatives or any other Person makes, and the Company acknowledges that it has not relied upon or otherwise been induced by, any express or implied representation or warranty with respect to Parent, Merger Sub or any of their respective Subsidiaries or with respect to any other information provided or made available to the Company or its Representatives in connection with the Merger and the other transactions contemplated by this Agreement, including any information, documents, estimates, projections, forecasts, other forward-looking information or other material made available to the Company or its Representatives in expectation of the Merger and the other transactions contemplated by this Agreement, or the accuracy or completeness of any of the foregoing, except, in each case for the representations and warranties contained in Article IV.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB
Parent and Merger Sub represent and warrant to the Company as set forth below:
Section 4.1.   Qualification, Organization, etc.   Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of Parent and Merger Sub is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, has not been and would not reasonably be expected to be, individually or in the aggregate, material to Parent and Merger Sub, taken as a whole. The Parent Governing Documents are in full force and effect and Parent is not in violation of the Parent Governing Documents.
Section 4.2.   Corporate Authority.
(a)   Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and, subject to adoption of this Agreement by Parent as the sole stockholder of Merger Sub, to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action of Parent and Merger Sub and no other corporate proceedings (pursuant to the Parent Governing Documents or otherwise) on the part of Parent or Merger Sub are necessary to authorize the consummation of, and to consummate, the Merger, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and adoption of this Agreement by the sole stockholder of Merger Sub as contemplated by Section 5.5. On or prior to the date hereof, the board of directors of Parent has (i) approved and declared advisable this Agreement and the

Merger (including the issuance of Parent Common Stock in connection with the Merger), upon the terms and subject to the conditions set forth in this Agreement, (ii) determined that this Agreement and the Merger are in the best interests of Parent and its sole stockholder, and (iii) approved the execution, delivery and performance by Parent of this Agreement. On or prior to the date hereof, the board of directors of Merger Sub has (i) approved and declared advisable this Agreement and the Merger, (ii) determined that this Agreement and the Merger are in the best interests of Merger Sub and its sole stockholder, (iii) approved the execution, delivery and performance by Merger Sub of this Agreement, and (iv) directed that this Agreement be submitted to the sole stockholder of Merger Sub for adoption and recommended such adoption to such stockholder.
(b)   No vote of the stockholders of Parent or the holders of any other securities of Parent is required by Law or the Parent Governing Documents in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, and the issuance of shares of Parent Common Stock in connection therewith.
(c)   This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Limitations.
Section 4.3.   No Violation.   The execution and delivery by Parent and Merger Sub of this Agreement do not, and the consummation of the Merger and compliance with the provisions hereof will not, (i) conflict with or result in any violation of any provision of the Parent Governing Documents or the certificate of incorporation or bylaws of Merger Sub or (ii) subject to adoption of this Agreement by Parent as sole stockholder of Merger Sub, conflict with or violate any Laws applicable to Parent or Merger Sub or any of their respective properties, rights or assets, other than in the case of this clause (ii), any such conflict or violation, that has not been and would not reasonably be expected to be, individually or in the aggregate, material to Parent and the Parent Subsidiaries, taken as a whole.
Section 4.4.   No Other Representations.   Except for the representations and warranties contained in Article III, each of Parent and Merger Sub acknowledges that none of the Company, any of its Representatives or any other Person makes, and each of Parent and Merger Sub acknowledges that it has not relied upon or otherwise been induced by, any express or implied representation or warranty with respect to the Company or any Company Subsidiary or with respect to any other information provided or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger and the other transactions contemplated by this Agreement, including any information, documents, estimates, projections, forecasts, other forward-looking information or other material made available to Parent, Merger Sub or their respective Representatives in expectation of the Merger and the other transactions contemplated by this Agreement, or the accuracy or completeness of any of the foregoing, except, in each case for the representations and warranties contained in Article III.
ARTICLE V
COVENANTS AND AGREEMENTS
Section 5.1.   Preparation of Consent Solicitation Statement and Form S-4.
(a)   As promptly as practicable after the execution of this Agreement, (i) the Company (with Parent’s reasonable cooperation) shall prepare a consent solicitation statement with respect to the solicitation of consents from the holders of Company Voting Common Stock in connection with the Company Stockholder Approval (as amended or supplemented from time to time, the “Consent Solicitation Statement”) and (ii) Parent (with the Company’s reasonable cooperation) shall prepare and file with the SEC a registration statement on Form S-4, in which the Consent Solicitation Statement will be included as a prospectus, in connection with, among other things, the registration under the Securities Act of the issuance of Parent Common Stock in connection with the Merger, and which may, as determined by Parent in its sole discretion, be combined with a proxy statement of IAC in connection with the Spin-Off, a prospectus of IAC in connection with the registration under the Securities Act of the issuance of IAC securities in connection with the Spin-off, and a prospectus in connection with the registration under the Securities Act of the issuance of Parent Common Stock in connection with the Spin-off (as amended or supplemented from time to time, the “Form S-4”). The Consent Solicitation Statement shall include a form of written consent mutually agreed to by Parent and the Company (the “Form Written Consent”). Subject to IAC’s right to abandon the Spin-off (and accordingly cause the Merger to be abandoned) in its sole discretion, each of the Company and Parent shall use its reasonable best efforts to (A) cause the Consent Solicitation Statement and the Form S-4 to comply with the applicable rules and regulations promulgated by the SEC, (B) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing (including by responding to comments from the SEC) and (C) keep the Form S-4 effective as long as necessary to consummate the Merger and the other transactions contemplated by this Agreement. Each of the Company and Parent shall furnish all information as may be reasonably requested by the other in connection with any such action and the preparation, filing or distribution, as applicable, of the Consent Solicitation Statement and the Form S-4. If, at any time prior to the Effective Time, any information relating to the Company or Parent or any of their respective affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either the Consent Solicitation Statement or the Form S-4, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be prepared and, following a reasonable opportunity for the other Party (and its counsel) to review and comment on such amendment or supplement, promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the holders of Company Voting Common Stock. Subject to applicable Law, each Party shall notify the other promptly of the time when the Form S-4 has become effective, of the issuance of any stop order or suspension of the qualification of the Parent Common Stock issuable in connection with the Spin-off or the Merger for offering or sale in any jurisdiction, or of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Consent Solicitation Statement or the Form S-4 or for additional information and shall supply each other with copies of all correspondence between either Party or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Consent Solicitation Statement, the Form S-4 or the Merger and or the other transactions contemplated by this Agreement.
(b)   The Company shall, as soon as practicable after the Form S-4 shall have become effective, cause the Consent Solicitation Statement to be mailed or otherwise delivered to the holders of Company Voting Common Stock, seek the Company Stockholder Approval via written consent in compliance with the applicable provisions of the DGCL and the Company Governing Documents and take such other actions as may be necessary under applicable Law and the Company Governing Documents in connection with obtaining the Company Stockholder Approval. The Consent Solicitation Statement shall include a description of the appraisal rights of the Company Stockholders available under the DGCL, along with such other information as is required thereunder and pursuant to applicable Law.
(c)   As promptly as practicable (and in any case within five (5) days) after the Company obtains the Company Stockholder Approval, the Company shall prepare, with the cooperation of Parent (and with the form of such notice to be subject to the approval of Parent prior to mailing), and mail to each Company Stockholder (other than any Company Stockholder that has theretofore delivered an executed Form Written Consent in favor of the adoption of this Agreement), a joint notice of appraisal rights and notice of the taking of such action, which shall include all information required in order to comply with Sections 262 and 228(e) of the DGCL (as it may be amended or supplemented from time to time, the “Statutory Notice”). The Statutory Notice shall include such information as the Company and Parent may agree is required or advisable under applicable Law to be included therein.
(d)   The “Company Stockholder Approval” means the adoption of this Agreement by the affirmative vote or the execution and delivery to the Company of written consents of the holders of (i) at least a majority of the aggregate voting power of all outstanding shares of Company Voting Common Stock entitled to vote thereon and (ii) at least a majority of the aggregate voting power of all outstanding shares of Company Voting Common Stock entitled to vote thereon and held by stockholders other than IAC and its Subsidiaries.
Section 5.2.   Director and Officer Indemnification.

(a)   For six (6) years from and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless all past and present directors and officers of the Company and the Company Subsidiaries (collectively, the “Indemnified Parties”) against any costs or expenses (including advancing attorneys’ fees and expenses prior to the final disposition of any actual or threatened claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable Law and the Company Governing Documents; provided that such Indemnified Party agrees in advance to return any such funds to which a court of competent jurisdiction determines in a final judgment not subject to further appeal that such Indemnified Party is not ultimately entitled), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit or proceeding in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger), whether asserted or claimed prior to, at or after the Effective Time, in connection with such Persons serving as an officer or director of the Company or any Company Subsidiary or of any other Person if such service was at the request or for the benefit of the Company or any Company Subsidiary, to the fullest extent permitted by applicable Law and the Company Governing Documents.
(b)   For six (6) years after the Effective Time, Parent shall cause to be maintained in effect the provisions in the Company Governing Documents in existence on the date of this Agreement regarding elimination of liability, indemnification of officers and directors and advancement of expenses that are in existence on the date hereof, and no such provision shall be amended, modified or repealed in any manner that would adversely affect the rights or protections thereunder of any such Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger).
(c)   In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.2. The rights and obligations under this Section 5.2 shall survive consummation of the Merger and shall not be terminated or amended in a manner that is adverse to any Indemnified Party without the written consent of such Indemnified Party. The Parties acknowledge and agree that the Indemnified Parties shall be intended third party beneficiaries of this Section 5.2.
Section 5.3.   Takeover Statutes.   The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no restriction on business combinations in any Takeover Statute is or becomes applicable to the Merger or the other transactions contemplated by this Agreement, and (b) if any such restriction on business combinations in any Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other transactions contemplated by this Agreement, may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Merger and the other transactions contemplated by this Agreement.
Section 5.4.   Stock Exchange Listing.   Prior to the Closing, Parent shall make an application for the listing of the shares of Parent Common Stock to be issued in connection with the Merger (the “Listing Application”) with the nationally recognized stock exchange on which shares of Parent Common Stock will be listed in connection with the Spin-off.
Section 5.5.   Merger Sub Stockholder Approval.   Promptly following the execution of this Agreement, and in accordance with the DGCL, Parent, as the sole stockholder of Merger Sub, shall execute a written consent adopting this Agreement and approving the Merger and the other transactions contemplated by this Agreement, and deliver an executed copy thereof to the Company.
ARTICLE VI
CONDITIONS TO CONSUMMATION OF THE MERGER
Section 6.1.    Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of each Party to effect the Merger shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any and all of which may be waived in whole or in part by Parent (for itself and Merger Sub) or the Company, as the case may be, to the extent permitted by applicable Law:
(a)   Company Stockholder Approval.   The Company Stockholder Approval shall have been obtained through due execution and delivery to the Company of the Form Written Consent.
(b)   Spin-off Completion.   The Spin-off shall have been completed.
(c)   No Legal Prohibition.   No Governmental Entity of competent jurisdiction shall have (i) enacted, issued or promulgated any Law after the date of this Agreement that is in effect or (ii) issued or granted any order, judgment, decree, ruling or injunction (whether temporary, preliminary or permanent) after the date of this Agreement that is in effect, in each case which has the effect of enjoining or otherwise prohibiting the consummation of the Merger (a “Restraint”).
(d)   Form S-4.   The Form S-4 shall have been declared effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceeding for such purpose shall have been initiated by the SEC.
Section 6.2.    Conditions to Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction at or prior to the Closing of each of the following conditions, any and all of which may be waived in whole or in part by Parent to the extent permitted by applicable Law:
(a)   Statutory Notice and Appraisal Rights.   At least twenty days shall have elapsed following the valid delivery of the Statutory Notice to the Company Stockholders (other than any Company Stockholder that has theretofore delivered a Form Written Consent in favor of the adoption of this Agreement), and no appraisal or dissenter’s rights shall have been asserted by any holder of any shares of Company Common Stock that have not subsequently been irrevocably waived, lost or abandoned, .
(b)   Stock Exchange Listing.   The shares of Parent Common Stock that shall be issuable to the Company Stockholders in connection with the Merger as contemplated by Article II shall have been approved for listing on the nationally recognized stock exchange on which shares of Parent common stock will be listed in connection with the Spin-off.
ARTICLE VII
TERMINATION
Section 7.1.   Termination.   This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement, may be abandoned at any time before the Effective Time, whether before or after the Company Stockholder Approval has been obtained or this Agreement has been adopted by Parent as the sole stockholder of Merger Sub, as follows (with any termination by Parent also being an effective termination by Merger Sub):
(a)   by mutual written consent of Parent and the Company;
(b)   by either Parent or the Company, if a Governmental Entity of competent jurisdiction shall have issued or granted an order, judgment, decree, ruling or injunction that results in a permanent Restraint and has become final and non-appealable; or
(c)   by Parent, by written notice to the Company, in the event the board of directors of IAC shall have determined to abandon the Spin-off.
Section 7.2.   Effect of Termination.
(a)   In the event of the valid termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent, Merger Sub or the Company.

ARTICLE VIII
MISCELLANEOUS
Section 8.1.   Amendment and Modification; Waiver.
(a)   Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented by written agreement of each of the Parties at any time before or after receipt of the Company Stockholder Approval; provided that after the Company Stockholder Approval has been obtained, there shall not be any amendment that by applicable Law requires further approval by the Company Stockholders or the respective stockholders of Parent and Merger Sub, as applicable, without such further approval of such stockholders.
(b)   At any time and from time to time prior to the Effective Time, either the Company, on the one hand, or Parent (for itself and Merger Sub), on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable, (ii) waive any inaccuracies in the representations and warranties made by the other Parties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for their respective benefit contained herein. Any agreement on the part of Parent, Merger Sub or the Company to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Parent or the Company, as applicable. No failure or delay by Parent, Merger Sub or the Company in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
Section 8.2.   Expenses.   Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement, shall be paid by the Party incurring such costs and expenses.
Section 8.3.   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt) or by electronic mail (notice deemed given upon the earlier of (a) confirmation of receipt or (b) in the event that confirmation of receipt is not delivered, if such electronic mail is sent prior to 5:00 p.m., Eastern Time, on a business day, on such business day, and if such electronic mail is sent on or after 5:00 p.m., Eastern Time, on a business day or sent not on a business day, the next business day) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
if to Parent or Merger Sub, to:
Vimeo Holdings, Inc.
555 West 18th Street
New York, NY 10011
Attention: Kendall Handler, Vice President, Mergers & Acquisition Counsel
Email: kendall.handler@iac.com
with a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:
Andrew J. Nussbaum
Jenna E. Levine

Email:
ajnussbaum@wlrk.com
jelevine@wlrk.com

if to the Company, to:
Vimeo, Inc.
555 West 18th Street
New York, NY 10011

Attention: Michael Cheah, General Counsel
Email: michael.cheah@vimeo.com
with a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:
Andrew J. Nussbaum
Jenna E. Levine

Email:
ajnussbaum@wlrk.com
jelevine@wlrk.com

Section 8.4.   Interpretation.   When a reference is made in this Agreement to an article or section, such reference shall be to an article or section of this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not merely mean “if.” The term “or” is not exclusive. The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. References to “day” or “days” (except in the phrase “business day” or “business days”) are to calendar days. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof or thereof. Words in this Agreement describing the singular number shall be deemed to include the plural and vice versa, and words in this Agreement denoting any gender shall be deemed to include all genders. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person, unless otherwise indicated or the context otherwise requires. References to a Person are also to its permitted successors and assigns. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
Section 8.5.   Counterparts.   This Agreement may be executed manually or by facsimile or by other electronic transmission by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement. Signatures to this Agreement transmitted by electronic mail in .pdf form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.
Section 8.6.   Entire Agreement; Third Party Beneficiaries.
(a)   This Agreement (including the agreements, documents and instruments referred to herein) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof.
(b)   Except as expressly provided in Section 2.6 and Section 5.2, nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties any rights or remedies hereunder or thereunder.
Section 8.7.   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this

Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger and the other transactions contemplated by this Agreement is not affected in any manner adverse to any Party or such Party waives its rights under this Section 8.7 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Merger and the other transactions contemplated by this Agreement are fulfilled to the extent possible.
Section 8.8.   Governing Law; Jurisdiction.
(a)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state.
(b)   Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding, except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts; and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each Party irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 8.8(b) in the manner provided for notices in Section 8.3. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by applicable Law.
Section 8.9.   Waiver of Jury Trial.   EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING THE MERGER.
Section 8.10.   Assignment.   This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.
Section 8.11.   Nonsurvival of Representations, Warranties and Covenants.   Notwithstanding anything to the contrary in this Agreement, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations and other agreements shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing, which shall survive the closing in accordance with their respective terms, and (b) this Article VIII.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.
VIMEO HOLDINGS, INC.
By:	/s/ Kendall Handler
Name: Kendall Handler
Title: Vice President and Secretary
STREAM MERGER SUB, INC.
By:	/s/ Kendall Handler
Name: Kendall Handler
Title: Vice President and Secretary
VIMEO, INC.
By:	/s/ Gregg Winiarski
Name: Gregg Winiarski
Title: Vice President and Assistant Secretary
[Signature Page to Agreement and Plan of Merger]

Annex A
Certain Definitions
For the purposes of this Agreement, the term:
“business day” means any day, other than a Saturday, Sunday and any day which is a legal holiday under the Laws of the State of New York or is a day on which banking institutions located in such State are authorized or required by applicable Law or other governmental action to close.
“Company Capital Stock” means, collectively, the Company Common Stock and the Company Preferred Stock.
“Company Common Stock” means, collectively, the Company Voting Common Stock and the Company Non-Voting Company Stock.
“Company Governing Documents” means, collectively, the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof.
“Company Non-Voting Common Stock” means the Class B Non-Voting common stock, par value $0.01 per share, of the Company.
“Company Preferred Stock” means the preferred stock, par value $0.01 per share, of the Company.
“Company Stockholders” means the holders of record of shares of Company Common Stock as of the applicable time of determination.
“Company Subsidiaries” means the Subsidiaries of the Company.
“Company Voting Common Stock” means the Class A Voting common stock, par value $0.01 per share, of the Company.
“Converting Holders” means the Company Stockholders (other than Parent, IAC, any Subsidiary of Parent or IAC (other than any Company Subsidiary), and any Dissenting Stockholders) as of immediately prior to the Effective Time.
“Dissenting Stockholders” means any Person who objects to the Merger and complies with the provisions of the DGCL concerning the rights of holders of Company Common Stock to dissent from the Merger and demand appraisal of and payment for their shares of Company Common Stock.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Governmental Entity” means any (a) supranational, national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of or pertaining to government, (b) public international governmental organization or (c) agency, division, bureau, department, court or other political subdivision of any government, entity or organization described in the foregoing clause (a) or (b) of this definition (including patent and trademark offices and self-regulatory organizations).
“IAC Series 1 Mandatorily Exchangeable Preferred Stock” means the Series 1 mandatorily exchangeable preferred stock, par value $0.01 per share, of IAC to be established in connection with the Spin-off.
“IAC Series 2 Mandatorily Exchangeable Preferred Stock” means the Series 2 mandatorily exchangeable preferred stock, par value $0.01 per share, of IAC to be established in connection with the Spin-off.
“Law” means any law (including common law), statute, requirement, code, rule, regulation, order, ordinance, judgment or decree or other pronouncement of any Governmental Entity.
“Parent Class B Common Stock” means the Class B common stock, par value $0.01 per share, of Parent.
“Parent Common Stock” means the common stock, par value $0.01 per share, of Parent.

“Parent Governing Documents” means the Certificate of Incorporation and Bylaws of Parent as in effect on the date hereof.
“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.
“Representatives” means, when used with respect to any Person, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers and other agents, advisors and representatives of such Person and its affiliates.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Spin-off Exchange Ratio” means the number of shares of Parent Common Stock or Parent Class B Common Stock, as applicable, for which each 1/100th of a share of IAC Series 1 Mandatorily Exchangeable Preferred Stock or IAC Series 2 Mandatorily Exchangeable Preferred Stock, as applicable, are exchanged in connection with the Spin-off.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, (a) of which at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, limited liability company, partnership or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) in the case of a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.
“Takeover Statute” means any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar Law.
Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:
Agreement	Preamble
Base Merger Exchange Ratio	Section 2.1(d)
Book-Entry Shares	Section 2.2(b)
Certificate of Merger	Section 1.3
Certificates	Section 2.2(b)
Closing	Section 1.2
Closing Date	Section 1.2
Code	Recitals
Company	Preamble
Company Board of Directors	Recitals
Company Stockholder Approval	Section 5.1(d)
Consent Solicitation Statement	Section 5.1(a)
DGCL	Section 1.1
Dissenting Share	Section 2.5(a)
Effective Time	Section 1.3
Enforceability Limitations	Section 3.3(c)
Exchange Agent	Section 2.2(a)
Exchange Fund	Section 2.2(a)
Form S-4	Section 5.1(a)

Form Written Consent	Section 5.1(a)
IAC	Recitals
IAC Common Stock	Section 2.1(d)
IAC Group	Recitals
IAC Group Held Shares	Recitals
IAC Group Transfer	Recitals
IAC Mandatorily Exchangeable Preferred Stock	Section 2.1(d)
IAC Option	Section 2.1(d)
IAC Plans	Section 2.1(d)
IAC Ratio	Section 2.1(d)
IAC Reclassification	Recitals
IAC Service Provider Option Value	Section 2.1(d)
IAC Service Provider Options	Section 2.1(d)
IAC Stock Value	Section 2.1(d)
IAC VWAP	Section 2.1(d)
Indemnified Parties	Section 5.2(a)
Letter of Transmittal	Section 2.2(b)
Listing Application	Section 5.4
Mandatory Exchange	Section 2.1(d)
Mandatory Exchange Effective Time	Section 2.1(d)
Mandatory Exchange Ratio	Section 2.1(d)
Mandatory Exchange Shares	Section 2.1(d)
Merger	Recitals
Merger Exchange Ratio	Section 2.1(d)
Merger Exchange Ratio Adjustment Amount	Section 2.1(d)
Merger Sub	Preamble
Merger Sub Shares	Section 2.1(c)
Option Adjustment Share Number	Section 2.1(d)
Option Adjustment Value	Section 2.1(d)
Parent	Preamble
Parent Capital Stock	Section 2.1(d)
Parties	Preamble
Party	Preamble
Restraint	Section 6.1(c)
SpinCo Ratio	Section 2.1(d)
SpinCo Stock Price	Section 2.1(d)
SpinCo Stock Value	Section 2.1(d)
Spin-off	Recitals
Statutory Notice	Section 5.1(c)
Surviving Corporation Stock	Section 2.1(c)
Surviving Corporation	Section 1.1
Vimeo Plans	Section 2.1(d)
Vimeo Service Provider Option Value	Section 2.1(d)
Vimeo Service Provider Options	Section 2.1(d)

Annex B
Form of Amendment to IAC Certificate of Incorporation
“Article IV is hereby amended by deleting the first paragraph of Article IV and replacing that paragraph with the following text:
‘Without regard to any other provision of the Certificate of Incorporation (including, without limitation, all of the provisions of Article IV), upon the effectiveness of the Certificate of Amendment to Restated Certificate of Incorporation containing this sentence (the “Reclassification Effective Time”), (a) each one share of Common Stock, $0.001 par value, of the Corporation that is either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Reclassification Effective Time (the “Old Common Stock”) shall be and hereby is automatically reclassified as and changed (without any further act) into (i) one share of Common Stock, $0.0001 par value, of the Corporation and (ii) one one-hundredth of a share of Series 1 Mandatorily Exchangeable Preferred Stock, $0.01 par value, of the Corporation, and (b) each one share of Class B Common Stock, $0.001 par value, of the Corporation, that is either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Reclassification Effective Time (the “Old Class B Common Stock”) shall be and is hereby automatically reclassified as and changed (without any further act) into (i) one share of Class B Common Stock, $0.0001 par value, of the Corporation and (ii) one one-hundredth of a share of Series 2 Mandatorily Exchangeable Preferred Stock, $0.01 par value, of the Corporation (collectively, the “Reclassification”). Each stock certificate that, immediately prior to the Reclassification Effective Time, represented shares of Old Common Stock or Old Class B Common Stock, as applicable, shall, from and after the Reclassification Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares (or fractions thereof as applicable) of Common Stock, Class B Common Stock, Series 1 Mandatorily Exchangeable Preferred Stock or Series 2 Mandatorily Exchangeable Preferred Stock, as applicable, into which the shares of Old Common Stock or Old Class B Common Stock, as applicable, represented by such certificate shall have been reclassified.
The Corporation shall have the authority to issue one billion six hundred million (1,600,000,000) shares of $0.0001 par value Common Stock, four hundred million (400,000,000) shares of $0.0001 par value Class B Common Stock and one hundred million (100,000,000) shares of $0.01 par value Preferred Stock (the “Preferred Stock”) (of which 1,413,740 shares are designated as shares of Series A Cumulative Preferred Stock, 2,000,000 shares are designated as shares of Series 1 Mandatorily Exchangeable Preferred Stock of the Corporation, and 57,895 shares are designated as shares of Series 2 Mandatorily Exchangeable Preferred Stock of the Corporation).’
Article IV is hereby amended by deleting Section D. of Article IV and replacing that Section with the following text:
‘D.   PREFERRED STOCK
The Board of Directors is authorized, by resolution, to designate the voting powers, preferences, rights and qualifications, limitations and restrictions of the Preferred Stock and any class or series thereof. Pursuant to subsection 242(b) of the Delaware General Corporation Law, the number of authorized shares of Preferred Stock or any class or series thereof may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of such subsection.
Pursuant to the authority conferred by this Article IV.D, in addition to the remaining provisions of this Article IV.D, the Series A Cumulative Preferred Stock has been designated, with such series consisting of such number of shares and such voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation as are stated and expressed in Exhibit A attached hereto (as it may be amended from time to time) and incorporated herein by reference.
(1)
SERIES 1 MANDATORILY EXCHANGEABLE PREFERRED STOCK.

(a)
All shares of Series 1 Mandatorily Exchangeable Preferred Stock shall rank as to distributions of assets upon liquidation, dissolution or winding up of the Corporation,

whether voluntary or involuntary (i) prior to all of the now or hereafter issued shares of Common Stock or Class B Common Stock of the Corporation, (ii) pari passu with the Series 2 Mandatorily Exchangeable Preferred Stock of the Corporation and (iii) junior to all other series of Preferred Stock of the Corporation.
(b)
The holders of Series 1 Mandatorily Exchangeable Preferred Stock shall not be entitled to receive any dividends based on their holdings thereof.

(c)
Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series 1 Mandatorily Exchangeable Preferred Stock unless, prior thereto, the holders of shares of Series 1 Mandatorily Exchangeable Preferred Stock shall have received $1.00 per share, or (ii) to the holders of shares of stock ranking on a parity (upon liquidation, dissolution or winding up) with the Series 1 Mandatorily Exchangeable Preferred Stock, except distributions made ratably on the Series 1 Mandatorily Exchangeable Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

(d)
Holders of Series 1 Mandatorily Exchangeable Preferred Stock shall not have any voting rights by virtue of their ownership of any shares of Series 1 Mandatorily Exchangeable Preferred Stock except as otherwise from time to time may be required by law.

(e)
Shares of Series 1 Mandatorily Exchangeable Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

(f)
To the fullest extent permitted by law, at the time that is one minute following the Reclassification Effective Time (the “Mandatory Exchange Effective Time”), each outstanding one one-hundredth of a share of Series 1 Mandatorily Exchangeable Preferred Stock shall be redeemed by the Corporation, without notice, in exchange for a number of shares of common stock (“Vimeo Common Stock”) of a corporation to be incorporated and subsequently renamed to Vimeo, Inc. (“Vimeo, Inc.”) equal to the Spin-off Exchange Ratio (as defined in the Separation Agreement to be entered into between the Corporation and Vimeo, Inc. (as it may be amended from time to time, the “Separation Agreement”)). A copy of the Separation Agreement, once entered into, shall be maintained by the Secretary of the Corporation at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor. Any reference in this Certificate of Incorporation to the Separation Agreement shall be deemed a reference to such Separation Agreement as amended from time to time in accordance with its terms. No fractional shares of Vimeo Common Stock, or certificates representing fractional shares thereof, shall be delivered to the former holders of Series 1 Mandatorily Exchangeable Preferred Stock as a result of the Reclassification. Stockholders that otherwise would be entitled to receive fractional shares of Vimeo Common Stock shall be entitled to receive cash (without interest) as contemplated by the Separation Agreement (taking into account all shares of capital stock held by such stockholders).

(g)
Shares of Series 1 Mandatorily Exchangeable Preferred Stock redeemed or otherwise acquired by the Corporation may thereafter be issued, but not as shares of Series 1 Mandatorily Exchangeable Preferred Stock and, upon their retirement, will be restored to the status of authorized and unissued shares of Preferred Stock.

(2)
SERIES 2 MANDATORILY EXCHANGEABLE PREFERRED STOCK

(a)
All shares of Series 2 Mandatorily Exchangeable Preferred Stock shall rank as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (i) prior to all of the now or hereafter issued shares of Common Stock or Class B Common Stock of the Corporation, (ii) pari passu with the

Series 1 Mandatorily Exchangeable Preferred Stock of the Corporation and (iii) junior to all other series of Preferred Stock of the Corporation.
(b)
The holders of Series 2 Mandatorily Exchangeable Preferred Stock shall not be entitled to receive any dividends based on their holdings thereof.

(c)
Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series 2 Mandatorily Exchangeable Preferred Stock unless, prior thereto, the holders of shares of Series 2 Mandatorily Exchangeable Preferred Stock shall have received $1.00 per share, or (ii) to the holders of shares of stock ranking on a parity (upon liquidation, dissolution or winding up) with the Series 2 Mandatorily Exchangeable Preferred Stock, except distributions made ratably on the Series 2 Mandatorily Exchangeable Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

(d)
Holders of Series 2 Mandatorily Exchangeable Preferred Stock shall not have any voting rights by virtue of their ownership of any shares of Series 2 Mandatorily Exchangeable Preferred Stock except as otherwise from time to time may be required by law.

(e)
Shares of Series 2 Mandatorily Exchangeable Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

(f)
To the fullest extent permitted by law, at the Mandatory Exchange Effective Time, each outstanding one one-hundredth of a share of Series 2 Mandatorily Exchangeable Preferred Stock shall be redeemed by the Corporation, without notice, in exchange for one share of Class B common stock of Vimeo, Inc. (“Vimeo Class B Common Stock”) equal to the Spin-off Exchange Ratio. No fractional shares of Vimeo Class B Common Stock, or certificates representing fractional shares thereof, shall be delivered to the former holders of Series 2 Mandatorily Exchangeable Preferred Stock as a result of the Reclassification. Stockholders that otherwise would be entitled to receive fractional shares of Vimeo Class B Common Stock shall be entitled to receive cash (without interest) as contemplated by the Separation Agreement (taking into account all shares of capital stock held by such stockholders).

(g)
Shares of Series 2 Mandatorily Exchangeable Preferred Stock redeemed or otherwise acquired by the Corporation may thereafter be issued, but not as shares of Series 2 Mandatorily Exchangeable Preferred Stock and, upon their retirement, will be restored to the status of authorized and unissued shares of Preferred Stock.’”

Section 2 of the Certificate of Designations of Series A Cumulative Preferred Stock of the Company is hereby amended by deleting from the first sentence thereof the following text: ‘, $0.001 par value per share, ‘.
Section 7 of the Certificate of Designations of Series A Cumulative Preferred Stock of the Company is hereby amended by deleting from the second sentence thereof the following text: ‘, $0.001 par value per share, ‘.”

ANNEX H
IAC/INTERACTIVECORP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
AND COMBINED FINANCIAL STATEMENTS
IAC/InterActiveCorp (“IAC”) and Vimeo Holdings, Inc. (“SpinCo”) expect to enter into a separation agreement to separate the Vimeo business from the remaining businesses of IAC through a series of transactions that will result in the pre-transaction stockholders of IAC directly owning shares in both IAC and SpinCo, and in SpinCo becoming a separate public company (the “Spin-off”). The following unaudited pro forma condensed consolidated and combined financial statements of IAC give effect to the Spin-off. As a result of the Spin-off, the operations of Vimeo, Inc. (“Vimeo”) will be accounted for as a discontinued operation by IAC in accordance with ASC 205, “Presentation of Financial Statements” (“ASC 205”).
In May 2020, the Securities and Exchange Commission (the “SEC”) adopted Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (the “Final Rule”). The Final Rule is effective on January 1, 2021; however, voluntary early adoption is permitted. IAC has elected to early adopt the provisions of the Final Rule. IAC’s probable disposition of Vimeo was not significant pursuant to Regulation S-X Rule 1-02(w), as amended by the Final Rule. However, IAC has included the unaudited pro forma condensed consolidated and combined financial information of IAC presented herein to reflect the Spin-off and related transactions as supplemental information. The unaudited pro forma condensed consolidated and combined financial information of IAC for the periods presented has been prepared in accordance with Article 11 of the SEC’s Regulation S-X, as amended by the Final Rule.
For purposes of these unaudited pro forma condensed consolidated and combined financial statements, the Spin-off is assumed to have occurred as of January 1, 2019 with respect to the unaudited pro forma condensed consolidated and combined statements of operations and as of September 30, 2020 with respect to the unaudited pro forma condensed consolidated balance sheet.
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2020 has been derived from:
•
the unaudited historical consolidated balance sheet of IAC as of September 30, 2020; and

•
the unaudited historical consolidated balance sheet of Vimeo as of September 30, 2020.

The unaudited pro forma condensed consolidated and combined statement of operations for the nine months ended September 30, 2020 has been derived from:
•
the unaudited historical consolidated and combined statement of operations of IAC for the nine months ended September 30, 2020; and

•
the unaudited historical consolidated statement of operations of Vimeo for the nine months ended September 30, 2020.

The following unaudited pro forma condensed combined statements of operations for the years ended December 31, 2019 and 2018 have been derived from:
•
the audited historical combined statements of operations of IAC for the years ended December 31, 2019 and 2018;

•
the audited historical consolidated statement of operations of Vimeo for the year ended December 31, 2019; and

•
the unaudited historical consolidated statement of operations of Vimeo for the year ended December 31, 2018.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the Spin-off had occurred on the dates assumed, nor is it indicative of future operating results or financial position. Because these unaudited pro forma condensed consolidated and combined financial statements have been prepared based

IAC/INTERACTIVECORP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
AND COMBINED FINANCIAL STATEMENTS (Continued)
upon preliminary estimates, the impact of the Spin-off and the timing thereof could cause material differences from the information presented herein.
The pro forma information should be read in conjunction with the accompanying notes thereto, with “Information About IAC After the Spin-off — Management’s Discussion and Analysis of Financial Condition and Results of Operations for IAC,” which is included elsewhere in this proxy statement/consent solicitation statement/prospectus, IAC’s historical consolidated and combined financial statements and related notes thereto, which are included in Annex J to this proxy statement/consent solicitation statement/prospectus, and Vimeo’s historical consolidated financial statements and related notes thereto, which are included in Annex K to this proxy statement/consent solicitation statement/prospectus.

IAC/INTERACTIVECORP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2020
(In thousands, except par value amounts)
	IAC Historical Consolidated	Transactions That Have Occurred or Are Expected to Occur Prior to the Spin-off	Notes	Adjustments to reflect the Spin-off and the Reclassification	Notes	Total IAC Pro Forma
ASSETS
Cash and cash equivalents	$3,471,713	$30,733	(1)	$(12,506)	(4a)	$3,601,987
		112,047	(2)
Marketable debt securities	349,953	—		—		349,953
Accounts receivable, net	227,316	—		(15,047)	(4a)	212,269
Other current assets	156,489	—		(7,731)	(4a)	148,758
Total current assets	4,205,471	142,780		(35,284)		4,312,967
Building, capitalized software, leasehold improvements and equipment, net	265,818	—		(3,321)	(4a)	262,497
Goodwill	1,767,834	—		(219,337)	(4a)	1,548,497
Intangible assets, net	394,415	—		(12,947)	(4a)	381,468
Long-term investments	1,580,478	—		—		1,580,478
Other non-current assets	266,198	—		(6,051)	(4a)	260,147
TOTAL ASSETS	$8,480,214	$142,780		$(276,940)		$8,346,054
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Current portion of long-term debt	$13,750	$—		$—		$13,750
Accounts payable, trade	96,062	—		(2,618)	(4a)	93,444
Deferred revenue	268,225	—		(128,412)	(4a)	139,813
Accrued expenses and other current liabilities	402,198	62,047	(2)	(101,937)	(4a)	369,408
		7,100	(3)
Total current liabilities	780,235	69,147		(232,967)		616,415
Long-term debt, net	715,408	—		—		715,408
Income taxes payable	6,207	—		—		6,207
Deferred income taxes	25,970	—		—		25,970
Other long-term liabilities	192,313	50,000	(2)	(53,595)	(4a)	188,718
Redeemable noncontrolling interests	44,164			(11,263)	(5)	32,901
Commitments and contingencies
SHAREHOLDERS’ EQUITY:
Common stock, $0.001 par value	80	—		(80)	(9a)	—
Class B common stock, $0.001 par value	6	—		(6)	(9a)	—
Series 1 mandatorily exchangeable preferred stock, $0.01 par value	—	—		8	(9a)	—
				(8)	(9b)
Series 2 mandatorily exchangeable preferred stock, $0.01 par value	—	—		1	(9a)	—
				(1)	(9b)
Common stock, $0.0001 par value	—	—		8	(9a)	8
Class B common stock, $0.0001 par value	—	—		1	(9a)	1
Additional paid-in-capital	6,021,045	—		—	(4a)	6,032,385
				11,263	(5)
				68	(9a)
				9	(9b)
Retained earnings	184,917	30,733	(1)	9,373	(4a)	217,923
		(7,100)	(3)
Accumulated other comprehensive loss	(11,818)	—		249	(4a)	(11,569)
Total IAC shareholders’ equity	6,194,230	23,633		20,885		6,238,748
Noncontrolling interests	521,687	—		—		521,687
Total shareholders’ equity	6,715,917	23,633		20,885		6,760,435
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,480,214	$142,780		$(276,940)		$8,346,054

IAC/INTERACTIVECORP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND
COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020
(In thousands, except per share data)
	IAC Historical Consolidated	Vimeo Historical Consolidated (4a)	Other Adjustments to Reflect the Spin-off	Notes	Total IAC Pro Forma
Revenue	$2,198,862	$(199,432)	$61	(6)	$1,999,491
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	565,609	(64,126)	371	(6)	501,854
Selling and marketing expense	957,557	(77,287)	33	(6)	880,303
General and administrative expense	583,355	(34,141)	4,695	(4b)	551,849
			(27)	(6)
			(2,033)	(7)
Product development expense	192,116	(48,031)	—		144,085
Depreciation	50,849	(266)	—		50,583
Amortization of intangibles	132,213	(12,651)	—		119,562
Goodwill impairment	265,146	—	—		265,146
Total operating costs and expenses	2,746,845	(236,502)	3,039		2,513,382
Operating loss	(547,983)	37,070	(2,978)		(513,891)
Interest expense – third party	(9,579)	—	—		(9,579)
Interest expense – related party	—	6,985	(6,985)	(6)	—
Other income, net	211,769	134	—		211,903
Loss before income taxes	(345,793)	44,189	(9,963)		(311,567)
Income tax benefit	107,019	654	2,291	(8)	109,964
Net loss from continuing operations	(238,774)	44,843	(7,672)		(201,603)
Net earnings attributable to noncontrolling interests	(625)	—	(295)	(5)	(920)
Net loss attributable to IAC shareholders from continuing operations	$(239,399)	$44,843	$(7,967)		$(202,523)
Loss per share:(10)
Basic loss per share	$(2.81)				$(2.37)
Diluted loss per share	$(2.81)				$(2.38)
Weighted average basic and diluted shares outstanding	85,295				85,295

IAC/INTERACTIVECORP
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
(In thousands, except per share data)
	IAC Historical Consolidated	Vimeo Historical Consolidated (4a)	Other Adjustments to Reflect the Spin-off	Notes	Total IAC Pro Forma
Revenue	$2,705,801	$(196,015)	$194	(6)	$2,509,980
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	600,240	(77,665)	—		522,575
Selling and marketing expense	1,202,183	(87,337)	57	(6)	1,114,903
General and administrative expense	617,235	(34,189)	2,500	(4b)	589,922
			7,100	(3)
			(2,710)	(7)
			(14)	(6)
Product development expense	193,457	(46,946)	—		146,511
Depreciation	55,949	(478)	—		55,471
Amortization of intangibles	83,868	(9,653)	—		74,215
Goodwill impairment	3,318	—	—		3,318
Total operating costs and expenses	2,756,250	(256,268)	6,933		2,506,915
Operating (loss) income	(50,449)	60,253	(6,739)		3,065
Interest expense – third party	(11,904)	—	—		(11,904)
Interest expense – related party	—	8,538	(8,538)	(6)	—
Other income, net	34,047	6,441	—		40,488
(Loss) earnings before income taxes	(28,306)	75,232	(15,277)		31,649
Income tax benefit	60,489	345	3,514	(8)	64,348
Net earnings from continuing operations	32,183	75,577	(11,763)		95,997
Net earnings attributable to noncontrolling interests	(9,288)	—	(657)	(5)	(9,945)
Net earnings attributable to IAC shareholders from continuing operations	$22,895	$75,577	$(12,420)		$86,052
Earnings per share:(10)
Basic earnings per share	$0.27				$1.01
Diluted earnings per share	$0.27				$1.01
Weighted average basic and diluted shares outstanding	85,132				85,132

IAC/INTERACTIVECORP
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands, except per share data)
	IAC Historical Consolidated	Vimeo Historical Consolidated (4a)	Other Adjustments to Reflect the Spin-off	Notes	Total IAC Pro Forma
Revenue	$2,533,048	$(159,641)	$113	(6)	$2,373,520
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	501,152	(69,378)	—		431,774
Selling and marketing expense	1,099,487	(61,943)	72	(6)	1,037,616
General and administrative expense	569,802	(21,812)	1,844	(4b)	549,834
Product development expense	177,298	(38,525)	2	(6)	138,775
Depreciation	42,393	(1,200)	—		41,193
Amortization of intangibles	107,081	(6,349)	—		100,732
Goodwill impairment	—	—	—		—
Total operating costs and expenses	2,497,213	(199,207)	1,918		2,299,924
Operating income	35,835	39,566	(1,805)		73,596
Interest expense – third party	(13,059)	—	—		(13,059)
Interest expense – related party	—	6,255	(6,255)	(6)	—
Other income, net	282,795	(64)	—		282,731
Earnings before income taxes	305,571	45,757	(8,060)		343,268
Income tax provision	(13,200)	137	1,854	(8)	(11,209)
Net earnings from continuing operations	292,371	45,894	(6,206)		332,059
Net earnings attributable to noncontrolling interests	(45,599)	—	(582)	(5)	(46,181)
Net earnings attributable to IAC shareholders from continuing operations	$246,772	$45,894	$(6,788)		$285,878
Earnings per share:(10)
Basic earnings per share	$2.90				$3.36
Diluted earnings per share	$2.90				$3.36
Weighted average basic and diluted shares outstanding	85,132				85,132

IAC/INTERACTIVECORP
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
AND COMBINED FINANCIAL STATEMENTS
Transactions That Have Occurred or Are Expected to Occur Prior to the Spin-off
(1)
Reflects the receipt by IAC of a dividend, which was declared on November 5, 2020, payable on November 13, 2020 to Vimeo stockholders of record as of November 5, 2020, of $30.7 million of cash from Vimeo. The distribution of cash to IAC and Vimeo’s minority shareholders was funded by a portion of the net proceeds Vimeo received from the November 10, 2020, $150 million investment by third-party investors in Vimeo.

(2)
Reflects the settlement of IAC’s $19.4 million intercompany payable, $90.6 million intercompany loan and $2.1 million of accrued interest owed by Vimeo to IAC and its subsidiaries. In January 2021, Vimeo raised $300 million of primary equity. Vimeo’s outstanding intercompany payable to IAC was repaid in December 2020 and debt owed to IAC and its subsidiaries (other than Vimeo’s subsidiaries) was repaid in January 2021.

(3)
Reflects additional estimated transaction costs related to the Spin-off that are expected to be incurred by IAC subsequent to September 30, 2020 and are, therefore, not reflected in the historical consolidated and combined financial statements of IAC.

Spin-off
(4)
The Spin-off will result in Vimeo being presented as a discontinued operation by IAC in accordance with ASC 205.

(a)
This adjustment removes Vimeo’s historical balances from IAC’s consolidated and combined balances in accordance with ASC 205.

(b)
Certain IAC overhead costs allocated to Vimeo and reflected in Vimeo’s historical audited and unaudited consolidated statements of operations will not be reclassified to discontinued operations as such costs do not meet the criteria for discontinued operations presentation. These pro forma adjustments are required to present IAC’s pro forma results of operations in accordance with ASC 205.

(5)
Reflects the elimination of Vimeo’s redeemable noncontrolling interest and earnings allocated to Vimeo’s noncontrolling interest included in the historical consolidated and combined financial statements of IAC.

(6)
Reflects the reinstatement of transactions between IAC and Vimeo that were historically eliminated in consolidation. These transactions relate to (i) intercompany sales, (ii) cost of revenue, (iii) sales and marketing activities, (iv) general and administrative expenses, (v) product development expenses and (vi) interest expense associated with the intercompany debt payable to IAC and its subsidiaries by Vimeo.

(7)
Reflects the impact of the lease agreement expected to be entered into by IAC and SpinCo at the time of the Spin-off. Under the terms of the agreement, SpinCo is expected to pay rent to IAC for the right to use certain space in IAC’s corporate offices in excess of historical allocated costs.

(8)
Reflects the income tax effect of pro forma pre-tax adjustments at an assumed statutory rate of 23%.

Reclassification of IAC common stock and Class B common stock
(9)
To effect the Spin-off, each share of IAC par value $0.001 common stock will be reclassified into (i) one share of IAC par value $0.0001 common stock and (ii) 1/100th of a share of IAC Series 1 mandatorily exchangeable preferred stock that will automatically be exchanged for a number of shares of SpinCo common stock equal to the Spin-off exchange ratio (with holders receiving cash in lieu of any fractional shares of SpinCo common stock resulting, after aggregation, from the

IAC/INTERACTIVECORP
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
AND COMBINED FINANCIAL STATEMENTS
reclassification), and each share of IAC par value $0.001 Class B common stock will be reclassified into (i) one share of IAC par value $0.0001 Class B common stock and (ii) 1/100th of a share of IAC Series 2 mandatorily exchangeable preferred stock that will automatically be exchanged for a number of shares of SpinCo Class B common stock equal to the Spin-off exchange ratio (with holders receiving cash in lieu of any fractional shares of SpinCo common stock resulting, after aggregation, from the reclassification).
(a)
This adjustment reflects the reclassification of the existing shares of IAC common stock and IAC Class B common stock and the issuance of the IAC Series 1 and Series 2 mandatorily exchangeable preferred stock.

(b)
This adjustment reflects the effect of the mandatory exchange of IAC Series 1 and Series 2 mandatorily exchangeable preferred stock for shares of SpinCo common stock and SpinCo Class B common stock, respectively.

(Loss) earnings per share:
(10)
Pro forma (loss) earnings per share is calculated as follows:

	Nine Months Ended September 30, 2020
	IAC Historical Consolidated	IAC Pro Forma
	(In thousands, except per share data)
Numerator:
Net loss from continuing operations attributable to IAC shareholders – Basic	$(239,399)	$(202,523)
Impact from public subsidiary dilutive securities	(150)	(150)
Net loss from continuing operations attributable to IAC shareholders – Dilutive	$(239,549)	$(202,673)
Denominator:
Weighted average basic and diluted shares outstanding(a)	85,295	85,295
Loss per share attributable to IAC shareholders:
Basic loss per share from continuing operations	$(2.81)	$(2.37)
Diluted loss per share from continuing operations	$(2.81)	$(2.38)

IAC/INTERACTIVECORP
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
AND COMBINED FINANCIAL STATEMENTS
	Year Ended December 31, 2019		Year Ended December 31, 2018
	IAC Historical Consolidated	IAC Pro Forma	IAC Historical Consolidated	IAC Pro Forma
	(In thousands, except per share data)
Numerator:
Net earnings from continuing operations attributable to IAC shareholders – Basic	$22,895	$86,052	$246,772	$285,878
Impact from public subsidiary dilutive securities	—	—	—	—
Net earnings from continuing operations attributable to IAC shareholders – Dilutive	$22,895	$86,052	$246,772	$285,878
Denominator:
Weighted average basic and diluted shares outstanding(b)	85,132	85,132	85,132	85,132
Earnings per share attributable to IAC shareholders:
Basic earnings per share from continuing operations	$0.27	$1.01	$2.90	$3.36
Diluted earnings per share from continuing operations	$0.27	$1.01	$2.90	$3.36

(a)
If the effect is dilutive, weighted average common shares outstanding include the incremental shares that would be issued upon the assumed exercise of stock options and subsidiary denominated equity, and vesting of restricted stock units (“RSUs”). For the nine months ended September 30, 2020, IAC had a loss from operations and, as a result, approximately 6.0 million potentially dilutive securities were excluded from the calculation of diluted earnings per share because their inclusion would have been anti-dilutive. Accordingly, the weighted average basic shares outstanding were used to compute the earnings per share amounts for the nine months ended September 30, 2020.

(b)
IAC computed basic and diluted earnings per share for the years ended December 31, 2019 and 2018 using the number of shares issued in connection with the Match Group separation on June 30, 2020.

ANNEX I
VIMEO HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
IAC/InterActiveCorp (“IAC”) and Vimeo Holdings, Inc. (“SpinCo”) expect to enter into a separation agreement to separate the Vimeo business from the remaining businesses of IAC through a series of transactions that will result in the pre-transaction stockholders of IAC directly owning shares in both IAC and SpinCo, and in SpinCo becoming a separate public company (the “Spin-off”). In connection with the Spin-off, pursuant to Vimeo’s existing shareholders agreement, IAC will cause the conversion (or exchange) of the Vimeo shares held by such non-IAC Vimeo stockholders into SpinCo common stock, which we refer to as the “Vimeo minority exchange.”
The following unaudited pro forma condensed consolidated financial statements of SpinCo give effect to the Spin-off and Vimeo minority exchange in accordance with Article 11 of the Securities and Exchange Commission’s (the “SEC”) Regulation S-X. In May 2020, the SEC adopted Release No.33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (the “Final Rule”). The Final Rule is effective on January 1, 2021, however, voluntary early adoption is permitted. SpinCo has elected to early adopt the provisions of the Final Rule, and the unaudited pro forma condensed consolidated financial information herein is presented in accordance therewith.
For purposes of these unaudited pro forma condensed consolidated financial statements, the Spin-off and Vimeo minority exchange are assumed to have occurred as of January 1, 2020 with respect to the unaudited pro forma condensed consolidated statement of operations and as of December 31, 2020 with respect to the unaudited pro forma condensed consolidated balance sheet.
The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2020 has been derived from the audited historical consolidated statement of operations of Vimeo for the year ended December 31, 2020 included in Annex K to this proxy statement/consent solicitation statement/prospectus. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2020 has been derived from the audited historical consolidated balance sheet of Vimeo as of December 31, 2020 included in Annex K to this proxy statement/consent solicitation statement/prospectus.
The historical consolidated financial statements of Vimeo have been derived from IAC’s historical accounting records and reflect the allocation of costs from IAC for certain services that IAC provides to Vimeo in the ordinary course (e.g. shared services and rent for space in IAC’s corporate headquarters). In addition, certain previously unallocated costs have been allocated to Vimeo in accordance with the SEC’s Staff Accounting Bulletin Topic No. 1:B:1, “Allocation Of Expenses And Related Disclosure In Financial Statements Of Subsidiaries, Divisions Or Lesser Business Components Of Another Entity” in the preparation of Vimeo’s historical consolidated financial statements included in this proxy statement/consent solicitation statement/prospectus. In management’s opinion, the basis on which these expenses have been allocated to Vimeo from IAC are reasonable. However, the historical consolidated financial statements of Vimeo do not necessarily represent the financial position or results of operations of Vimeo had it been operated as an independent, separate public company during the period or at the date presented. As a result, a pro forma adjustment has been made to reflect the incremental costs that SpinCo expects to incur as an independent, separate public company. These pro forma adjustments are referred to as “Autonomous Entity Adjustments” in these unaudited pro forma condensed consolidated financial statements.
The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the Spin-off occurred on January 1, 2020, nor is it indicative of SpinCo’s future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this proxy statement/consent solicitation statement/prospectus as set forth in the notes to the unaudited pro forma condensed consolidated financial statements.
Because these unaudited pro forma condensed consolidated financial statements have been prepared based upon preliminary estimates, the impact of the Spin-off and the timing thereof could cause material differences from the information presented herein.

VIMEO HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
These unaudited pro forma condensed consolidated financial statements should be read in conjunction with “Information about SpinCo after the Spin-off — Management’s Discussion and Analysis of Financial Condition and Results of Operations for Vimeo,” which is included elsewhere in this proxy statement/consent solicitation statement/prospectus, and Vimeo’s historical audited consolidated financial statements and related notes thereto, which are included in Annex K to this proxy statement/consent solicitation statement/prospectus.

VIMEO HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2020
(In thousands, except par value amounts)
	Vimeo Historical Consolidated	Adjustments Related to the Spin-off and Other Transactions	Notes	Autonomous Entity Adjustments	Notes	SpinCo Pro Forma
ASSETS
Cash and cash equivalents	$	$	(1a)	$		$
			(1b)
Accounts receivable, net
Other current assets
Total current assets
Leasehold improvements and equipment, net
Goodwill
Intangible assets, net
Other non-current assets
TOTAL ASSETS	$	$		$		$
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$	$		$		$
Current portion of long-term debt – related party			(1b)
Deferred revenue
Due to IAC/InterActiveCorp			(1b)
Accrued expenses and other current liabilities					(8)
Total current liabilities
Long-term debt – related party			(1b)
Other long-term liabilities
Commitments and contingencies
SHAREHOLDERS’ EQUITY:
Class A voting common stock $0.01 par value			(1a)
			(3)
			(4)
Class B non-voting common stock $0.01 par value			(3)
			(4)
Preferred stock $0.01 par value
Common stock $0.01 par value			(3)
			(4)
Class B common stock $0.01 par value			(4)
Additional paid-in-capital			(1a)
			(3)
Accumulated deficit					(8)
Accumulated other comprehensive loss
Total shareholders’ equity
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$	$		$		$

VIMEO HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
AS OF DECEMBER 31, 2020
(In thousands, except par value amounts)
	Vimeo Historical Consolidated	Adjustments Related to the Spin-off and Other Transactions	Notes	Autonomous Entity Adjustments	Notes	SpinCo Pro Forma
Revenue	$	$		$		$
Cost of revenue (exclusive of depreciation shown separately below)
Gross profit
Operating Expenses:
Research and development expense
Sales and marketing expense			(5)		(8)
General and administrative expense			(6)
Depreciation
Amortization of intangibles
Total operating expenses
Operating loss
Interest expense – related party			(2)
Other expense, net					(8)
Loss before income taxes
Income tax provision			(7)		(7)
Net loss	$	$		$		$
Loss per share:(9)(10)
Basic and diluted loss per share	$					$
Weighted average shares outstanding

(10)
Shares of Vimeo Class A Voting common stock and shares of Vimeo Class B non-voting common stock participate in earnings on the same basis.

VIMEO HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
Adjustments Related to the Spin-off and Other Transactions:
(1)
In January 2021, Vimeo raised $300 million of primary equity. Vimeo also expects to negotiate a $[•] revolving credit facility prior to the Spin-off. Vimeo’s outstanding intercompany payable to IAC was repaid in December 2020 and debt owed to IAC and its subsidiaries (other than Vimeo’s subsidiaries) was repaid in January 2021. These transactions have been reflected through the following adjustments:

(a)
approximately $300 million of proceeds from the sale of equity, net of anticipated related costs of $0.25 million;

(b)
the repayment of the intercompany payable to IAC and the intercompany debt to IAC and subsidiaries.

(2)
Reflects the elimination of historical related party interest expense associated with the intercompany debt payable to IAC and subsidiaries that was settled in January 2021 as described in Note (1) above.

(3)
IAC currently indirectly owns approximately 88% of the total outstanding shares of Vimeo, with the remaining Vimeo shares held by third parties. In connection with the Spin-off, pursuant to Vimeo’s existing shareholders agreement, IAC will cause the conversion (or exchange) of the Vimeo shares held by such non-IAC Vimeo stockholders into SpinCo common stock, which we refer to as the “Vimeo minority exchange”. The shareholders agreement also requires an exchange ratio (“the minority interest exchange ratio”) for the Vimeo minority exchange that results in an increase in the post-exchange fully-diluted equity ownership of such persons in SpinCo (relative to the fully-diluted equity ownership in SpinCo that would result if their interests were exchanged on a proportionate basis) in order to offset such holders’ ratable portion of 50% of the aggregate dilution resulting from the splitting of IAC employee options in connection with the Spin-off, as reduced by the intrinsic value of IAC employee options held by employees of Vimeo, in each case as measured at the time of the Spin-off (see the section of this proxy statement/consent solicitation statement/prospectus entitled “The Vimeo Merger — Consideration to Vimeo Stockholders”).

This adjustment reflects the Vimeo minority exchange using a minority interest exchange ratio of [•]. The minority interest exchange ratio is calculated based upon information as of December 31, 2020 for: (i) the number of Vimeo shares owned by non-IAC Vimeo stockholders; (ii) the number of Vimeo shares indirectly owned by IAC; (iii) 50% of the aggregate dilution resulting from the splitting of IAC employee options in connection with the Spin-off (based on [•]); (iv) the intrinsic value of IAC employee options held by employees of Vimeo; and (v) the number of fully-diluted shares of Vimeo (based on [•]).

(4)
Prior to the Spin-off, SpinCo’s outstanding capital stock will be subject to a stock split, resulting in IAC owning a number of shares of SpinCo common stock equal to the product of the number of outstanding shares of IAC common stock and the spin-off exchange ratio, and a number of shares of SpinCo Class B common stock equal to the product of the number of outstanding shares of IAC Class B common stock and the spin-off exchange ratio.

VIMEO HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

Following the stock split described above, to effect the Spin-off, each share of IAC par value $0.001 common stock will be reclassified into (i) one share of IAC par value $0.0001 common stock and (ii) 1/100th of a share of IAC Series 1 mandatorily exchangeable preferred stock that will automatically be exchanged for a number of shares of SpinCo common stock equal to the Spin-off exchange ratio (with holders receiving cash in lieu of any fractional shares of SpinCo common stock resulting, after aggregation, from the reclassification) and each share of IAC par value $0.001 Class B common stock will be reclassified into (i) one share of IAC par value $0.0001 Class B common stock and (ii) 1/100th of a share of IAC Series 2 mandatorily exchangeable preferred stock that will automatically be exchanged for a number of shares of SpinCo Class B common stock equal to the Spin-off exchange ratio (with holders receiving cash in lieu of any fractional shares of SpinCo common stock resulting, after aggregation, from the reclassification).

This adjustment reflects the implementation of the Spin-off by the exchange of [•] shares of IAC Series 1 mandatorily exchangeable preferred stock for [•] shares of SpinCo common stock and the exchange of [•] shares of IAC Series 2 mandatorily exchangeable preferred stock for [•] shares of SpinCo Class B common stock based on the Spin-off exchange ratio. The Spin-off exchange ratio will be equal to [•]

(5)
Reflects $[•] million of non-cash compensation expense resulting from the expected modification of certain stock-based compensation awards at the time of the Spin-off.

(6)
Reflects additional estimated transaction costs related to the Spin-off that are expected to be incurred by Vimeo subsequent to December 31, 2020 and are, therefore, not reflected in the historical consolidated financial statements of Vimeo.

(7)
Reflects the tax effects of the pro forma pre-tax adjustments at the applicable statutory income tax rate of 23%.

Autonomous Entity Adjustments:
(8)
As an independent, separate public company following the Spin-off, SpinCo expects to incur certain costs including financial reporting and regulatory compliance, board of directors’ fees and expenses, accounting, auditing, tax, legal, insurance, information technology, human resources, investor relations, risk management, treasury and other general and administrative-related functions.

The unaudited pro forma condensed consolidated financial statements have been adjusted to depict SpinCo as an autonomous entity. SpinCo expects to incur approximately $[•] million of expenses in addition to IAC’s corporate and shared costs allocated to Vimeo in its historical consolidated financial statements. The additional expenses have been estimated based on assumptions that IAC and Vimeo management believe are reasonable. However, actual incremental costs that will be incurred could differ materially from these estimates and depend on several factors, such as the macro-economic environment and strategic decisions made in the applicable functional areas.

Loss Per Share
(9)
The number of SpinCo shares used to determine basic loss per share reflects the total number of SpinCo common shares and Class B common shares expected to be outstanding upon completion of the Spin-off based upon the shares assumed to be issued as described in Notes (3) and (4) above.

VIMEO HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

Pro forma loss per share was calculated as follows:

Year Ended December 31, 2020
	Vimeo Historical Consolidated	SpinCo Pro Forma
(In thousands, except per share data)
Numerator:
Net loss	$	$
Denominator:
Vimeo historical weighted average shares outstanding
Weighted average basic shares of SpinCo outstanding after giving effect to the reclassification and minority exchange
Dilutive securities(a)
Denominator for earnings per share — weighted average shares(a)
Loss per share:
Basic and diluted loss per share	$	$

(a)
For the year ended December 31, 2020, Vimeo had a loss from operations. As a result, approximately [•] potentially dilutive securities were excluded from computing dilutive loss per share as their inclusion would have been anti-dilutive. Accordingly, the number of shares used to compute diluted earnings per share is based [(i) in the case of Vimeo Historical Consolidated, on the number of shares of Vimeo Class A voting common stock and Class B non-voting common stock described above, and (ii) in the case of SpinCo Pro Forma, on the number of shares of SpinCo common stock and Class B common stock described above].

ANNEX J
CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS OF
IAC HOLDINGS, INC.
(ALSO KNOWN AS NEW IAC AND IAC)
Index to Financial Statements
Page
Audited Combined Financial Statements:
Report of Independent Registered Public Accounting Firm	J-2
Combined Balance Sheets as of December 31, 2019 and December 31, 2018	J-3
Combined Statement of Operations for the fiscal years ended December 31, 2019, December 31, 2018 and December 31, 2017	J-4
Combined Statement of Comprehensive Operations for the fiscal years ended December 31, 2019, December 31, 2018 and December 31, 2017	J-5
Combined Statement of Parent’s Equity for the fiscal years ended December 31, 2019, December 31, 2018 and December 31, 2017	J-6
Combined Statement of Cash Flows for the fiscal years ended December 31, 2019, December 31, 2018 and December 31, 2017	J-7
Notes to Combined Financial Statements	J-8
Unaudited Consolidated and Combined Financial Statements:
Consolidated and Combined Balance Sheets as of September 30, 2020 and December 31, 2019 (Unaudited)	J-60
Consolidated and Combined Statement of Operations for the three and nine months ended September 30, 2020 and September 30, 2019 (Unaudited)	J-61
Consolidated and Combined Statement of Comprehensive Operations for the three and nine months ended September 30, 2020 and September 30, 2019 (Unaudited)	J-62
Consolidated and Combined Statement of Shareholders’ Equity for the three and nine months ended September 30, 2020 (Unaudited)	J-63
Combined Statement of Parent’s Equity for the three and nine months ended September 30, 2019 (Unaudited)	J-64
Consolidated and Combined Statement of Cash Flows for the nine months ended September 30, 2020 and September 30, 2019 (Unaudited)	J-65
Notes to Consolidated and Combined Financial Statements (Unaudited)	J-66

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of IAC/InterActiveCorp
Opinion on the Financial Statements
We have audited the accompanying combined balance sheet of IAC Holdings, Inc. and subsidiaries (the Company) as of December 31, 2019 and 2018, the related combined statements of operations, comprehensive operations, parent’s equity and cash flows for each of the three years in the period ended December 31, 2019, and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.
Adoption of Accounting Standards Updates
As discussed in Note 2 to the combined financial statements, the Company changed its method of accounting for leases, which generally requires all leases be recognized in the statement of financial position, effective January 1, 2019 due to the adoption of ASU No. 2016-02, Leases (Topic 842). Additionally, as discussed in Note 2 to the combined financial statements, the Company changed its method of accounting for the recognition, measurement, presentation and disclosure of certain equity securities effective January 1, 2018 due to the adoption of ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2019.
New York, New York
March 20, 2020
except for notes 1, 2, 5, 10 and 17,
as to which the date is October 5, 2020

IAC HOLDINGS, INC. AND SUBSIDIARIES
COMBINED BALANCE SHEET
	December 31,
	2019	2018
	(In thousands)
ASSETS
Cash and cash equivalents	$839,796	$884,975
Marketable securities	—	25,366
Accounts receivable, net of allowance and reserves of $24,148 and $18,136, respectively	181,875	180,137
Notes receivable – related party	55,251	—
Other current assets	152,334	167,459
Total current assets	1,229,256	1,257,937
Right-of-use assets, net	138,608	—
Property and equipment, net	305,414	260,448
Goodwill	1,616,867	1,484,117
Intangible assets, net	350,150	393,782
Long-term investments	347,975	225,979
Other non-current assets	109,138	109,918
TOTAL ASSETS	$4,097,408	$3,732,181
LIABILITIES AND PARENT’S EQUITY
LIABILITIES:
Current portion of long-term debt	$13,750	$13,750
Accounts payable, trade	72,452	64,075
Deferred revenue	178,647	150,080
Accrued expenses and other current liabilities	320,473	299,565
Total current liabilities	585,322	527,470
Long-term debt, net	231,946	244,971
Long-term debt – related party	—	2,500
Income taxes payable	6,410	6,534
Deferred income taxes	44,459	137,642
Other long-term liabilities	180,307	62,977
Redeemable noncontrolling interests	43,818	65,687
Commitments and contingencies
PARENT’S EQUITY:
Invested capital	2,547,251	2,296,583
Accumulated other comprehensive loss	(12,226)	(12,541)
Old IAC equity in IAC Holdings, Inc. and subsidiaries	2,535,025	2,284,042
Noncontrolling interests	470,121	400,358
Total parent’s equity	3,005,146	2,684,400
TOTAL LIABILITIES AND PARENT’S EQUITY	$4,097,408	$3,732,181
The accompanying Notes to Combined Financial Statements are an integral part of these statements.

IAC HOLDINGS, INC. AND SUBSIDIARIES
COMBINED STATEMENT OF OPERATIONS
	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Revenue	$2,705,801	$2,533,048	$1,952,607
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	600,240	501,152	362,627
Selling and marketing expense	1,202,183	1,099,487	998,305
General and administrative expense	617,235	569,802	528,326
Product development expense	193,457	177,298	148,015
Depreciation	55,949	42,393	40,816
Amortization of intangibles	83,868	107,081	39,150
Goodwill impairment	3,318	—	—
Total operating costs and expenses	2,756,250	2,497,213	2,117,239
Operating (loss) income	(50,449)	35,835	(164,632)
Interest expense – third party	(11,904)	(13,059)	(2,181)
Interest income, net – related party	420	325	23,656
Other income, net	33,627	282,470	12,363
(Loss) earnings before income taxes	(28,306)	305,571	(130,794)
Income tax benefit (provision)	60,489	(13,200)	155,402
Net earnings	32,183	292,371	24,608
Net (earnings) loss attributable to noncontrolling interests	(9,288)	(45,599)	12,398
Net earnings attributable to Old IAC equity in IAC Holdings, Inc.	$22,895	$246,772	$37,006
Stock-based compensation expense by function:
Cost of revenue	$74	$195	$180
Selling and marketing expense	5,185	4,345	26,654
General and administrative expense	118,709	132,180	146,963
Product development expense	10,370	11,685	18,208
Total stock-based compensation expense	$134,338	$148,405	$192,005

The accompanying Notes to Combined Financial Statements are an integral part of these statements.

IAC HOLDINGS, INC. AND SUBSIDIARIES
COMBINED STATEMENT OF COMPREHENSIVE OPERATIONS
	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Net earnings	$32,183	$292,371	$24,608
Other comprehensive income (loss), net of income taxes:
Change in foreign currency translation adjustment	311	(6,444)	15,677
Change in unrealized gains and losses on available-for-sale marketable debt securities	(3)	3	—
Total other comprehensive income (loss), net of income taxes	308	(6,441)	15,677
Comprehensive income, net of income taxes	32,491	285,930	40,285
Components of comprehensive (income) loss attributable to noncontrolling interests:
Net (earnings) loss attributable to noncontrolling interests	(9,288)	(45,599)	12,398
Change in foreign currency translation adjustment attributable to noncontrolling interests	26	1,416	(1,310)
Change in unrealized gains and losses of available-for-sale securities attributable to noncontrolling interests	1	(1)	—
Comprehensive (income) loss attributable to noncontrolling interests	(9,261)	(44,184)	11,088
Comprehensive income attributable to Old IAC equity in IAC Holdings, Inc.	$23,230	$241,746	$51,373

The accompanying Notes to Combined Financial Statements are an integral part of these statements.

IAC HOLDINGS, INC. AND SUBSIDIARIES
COMBINED STATEMENT OF PARENT’S EQUITY
Years Ended December 31, 2019, 2018 and 2017
		Old IAC equity in IAC Holdings, Inc.
	Redeemable Noncontrolling Interests	Invested Capital	Accumulated Other Comprehensive (Loss) Income	Total Old IAC equity in IAC Holdings, Inc.	Noncontrolling Interests	Total Parent’s Equity
		(In thousands)
Balance as of December 31, 2016	$26,764	$1,263,303	$(21,864)	$1,241,439	$9,481	$1,250,920
Net earnings (loss)	3,442	37,006	—	37,006	(15,840)	21,166
Other comprehensive income, net of income taxes	769	—	14,367	14,367	541	14,908
Stock-based compensation expense	2,017	64,539	—	64,539	125,449	189,988
Distributions to and purchases of redeemable noncontrolling interests	(20,025)	—	—	—	—	—
Purchase of noncontrolling interests	—	—	—	—	(848)	(848)
Adjustment of redeemable noncontrolling interests to fair value	6,448	(6,448)	—	(6,448)	—	(6,448)
Acquisition of Angie’s List and creation of noncontrolling interests in ANGI Homeservices	—	645,475	—	645,475	133,996	779,471
Noncontrolling interests created in acquisitions	17,758	—	—	—	—	—
Issuance of ANGI Homeservices common stock pursuant to stock-based awards, net of withholding taxes	—	(11,216)	(7)	(11,223)	2,730	(8,493)
Net increase in Old IAC’s investment in IAC Holdings, Inc.	—	14,784	—	14,784	—	14,784
Other	(362)	—	—	—	872	872
Balance as of December 31, 2017	36,811	2,007,443	(7,504)	1,999,939	256,381	2,256,320
Cumulative effect of adoption of ASU No. 2014-09	—	36,927	—	36,927	3,410	40,337
Net earnings	33,788	246,772	—	246,772	11,811	258,583
Other comprehensive loss, net of income taxes	(582)	—	(5,026)	(5,026)	(833)	(5,859)
Stock-based compensation expense	1,138	51,327	—	51,327	95,940	147,267
Distributions to and purchases of noncontrolling interests	(11,282)	—	—	—	(1,236)	(1,236)
Adjustment of redeemable noncontrolling interests to fair value	6,640	(6,640)	—	(6,640)	—	(6,640)
Issuance of ANGI Homeservices common stock pursuant to an acquisition, stock-based awards, net of withholding taxes	—	106,215	(11)	106,204	34,502	140,706
Noncontrolling interests created in acquisitions	2,261	—	—	—	—	—
Net decrease in Old IAC’s investment in IAC Holdings, Inc.	—	(145,461)	—	(145,461)	—	(145,461)
Other	(3,087)	—	—	—	383	383
Balance as of December 31, 2018	65,687	2,296,583	(12,541)	2,284,042	400,358	2,684,400
Net earnings	3,168	22,895	—	22,895	6,120	29,015
Other comprehensive income (loss), net of income taxes	39	—	335	335	(66)	269
Stock-based compensation expense	148	65,893	—	65,893	65,815	131,708
Distributions to and purchases of redeemable noncontrolling interests	(40,432)	—	—	—	—	—
Adjustment of redeemable noncontrolling interests to fair value	11,554	(11,554)	—	(11,554)	—	(11,554)
Issuance of ANGI Homeservices common stock pursuant to stock-based awards, net of withholding taxes	—	(32,596)	(20)	(32,616)	(2,106)	(34,722)
Purchase of ANGI Homeservices treasury stock	—	(57,949)	—	(57,949)	—	(57,949)
Noncontrolling interests created in acquisitions	3,739	—	—	—	—	—
Net increase in Old IAC’s investment in IAC Holdings, Inc.	—	263,979	—	263,979	—	263,979
Other	(85)	—	—	—	—	—
Balance as of December 31, 2019	$43,818	$2,547,251	$(12,226)	$2,535,025	$470,121	$3,005,146

The accompanying Notes to Combined Financial Statements are an integral part of these statements.

IAC HOLDINGS, INC. AND SUBSIDIARIES
COMBINED STATEMENT OF CASH FLOWS
	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Cash flows from operating activities:
Net earnings	$32,183	$292,371	$24,608
Adjustments to reconcile net earnings to net cash provided by operating activities:
Stock-based compensation expense	134,338	148,405	192,005
Amortization of intangibles	83,868	107,081	39,150
Depreciation	55,949	42,393	40,816
Bad debt expense	65,723	48,362	28,460
Goodwill impairment	3,318	—	—
Deferred income taxes	(62,770)	8,765	(126,735)
Gains on equity securities, net	(41,385)	(153,429)	(25,797)
Losses (gains) from the sale of businesses, net	8,239	(121,312)	70
Other adjustments, net	6,085	2,410	19,180
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(73,574)	(52,131)	(62,205)
Other assets	10,605	(29,802)	17,867
Accounts payable and other liabilities	889	35,611	(4,142)
Income taxes payable and receivable	196	4,302	(7,358)
Deferred revenue	28,136	36,409	4,498
Net cash provided by operating activities	251,800	369,435	140,417
Cash flows from investing activities:
Acquisitions, net of cash acquired	(201,967)	(65,632)	(146,273)
Capital expenditures	(97,898)	(54,680)	(46,153)
Proceeds from maturities of marketable debt securities	25,000	35,000	—
Purchases of marketable debt securities	—	(59,671)	—
Net proceeds from the sale of businesses and investments	164,828	136,311	28,561
Purchases of investments	(253,663)	(49,180)	(29)
Increase in notes receivable – related party	(54,828)	—	—
Other, net	(3,340)	13,170	2,857
Net cash used in investing activities	(421,868)	(44,682)	(161,037)
Cash flows from financing activities:
Borrowing under ANGI Homeservices Term Loan	—	—	275,000
Principal payments on ANGI Homeservices Term Loan	(13,750)	(13,750)	—
Proceeds from issuance of related-party debt	—	2,500	—
Principal payments on related-party debt	(2,500)	—	—
Debt issuance costs	—	(3,709)	(3,803)
Purchase of ANGI Homeservices treasury stock	(56,905)	—	—
Proceeds from the exercise of ANGI Homeservices stock options	573	4,693	1,653
Withholding taxes paid on behalf of ANGI Homeservices employees on net settled stock-based awards	(35,284)	(29,844)	(10,113)
Distributions to and purchases of noncontrolling interests	(27,534)	(12,518)	(19,748)
Acquisition-related contingent consideration payments	—	—	(3,860)
Transfers from (to) Old IAC	263,281	(144,069)	8,015
Other, net	(3,795)	(1,041)	(340)
Net cash provided by (used in) financing activities	124,086	(197,738)	246,804
Total cash (used) provided	(45,982)	127,015	226,184
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(122)	(118)	1,587
Net (decrease) increase in cash and cash equivalents and restricted cash	(46,104)	126,897	227,771
Cash and cash equivalents and restricted cash at beginning of period	886,836	759,939	532,168
Cash and cash equivalents and restricted cash at end of period	$840,732	$886,836	$759,939

The accompanying Notes to Combined Financial Statements are an integral part of these statements.

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION
Separation
On December 19, 2019, IAC/InterActiveCorp (“Old IAC”) entered into a Transaction Agreement (the “Transaction Agreement”) with Match Group, Inc., a Delaware corporation in which Old IAC owns a majority equity stake (“Match”), IAC Holdings, Inc., a Delaware corporation and a direct wholly owned subsidiary of Old IAC (“New IAC”), and Valentine Merger Sub LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Old IAC. Subject to the terms and conditions set forth in the Transaction Agreement, the businesses of Match will be separated from the remaining businesses of Old IAC through a series of transactions that will result in the pre-transaction stockholders of Old IAC owning shares in two, separate public companies — (1) Old IAC, which will be renamed “Match Group, Inc.” and which will own the businesses of Match and certain IAC financing subsidiaries (and which we refer to as “New Match”), and (2) New IAC, which will be renamed “IAC/InterActiveCorp” and which will own Old IAC’s other businesses — and the pre-transaction stockholders of Match (other than Old IAC) owning shares in New Match. Completion of the Separation, which is expected to occur in the second quarter of 2020, is subject to the satisfaction (or, to the extent permitted by law, waiver) of a number of conditions. We refer to this transaction as the “Separation”. On June 30, 2020, the Separation was completed.
Basis of Presentation and Combination
In connection with the Separation, IAC Holdings, Inc. was incorporated as a Delaware corporation in November 2019. IAC Holdings, Inc. currently does not have any material assets or liabilities, nor does it engage in any business or other activities and, other than in connection with the Separation, will not acquire or incur any material assets or liabilities, nor will it engage in any business or other activities.
The historical combined financial statements of IAC Holdings, Inc. and subsidiaries have been prepared on a standalone basis and are derived from the consolidated financial statements and accounting records of Old IAC. The combined financial statements reflect the historical financial position, results of operations and cash flows of the businesses comprising New IAC since their respective dates of acquisition by Old IAC and the allocation to New IAC of certain Old IAC corporate expenses relating to New IAC based on the historical financial statements and accounting records of Old IAC. For the purpose of these financial statements, income taxes have been computed as if the entities comprising New IAC filed tax returns on a standalone, separate basis. The financial statements have been prepared on a combined, rather than consolidated, basis as the final steps of the legal reorganization, which will result in the contribution of all the entities that will comprise New IAC as of the date of the Separation, are not yet complete.
As used herein, “New IAC,” “we,” “our” or “us” and similar terms in these historical combined financial statements refer to IAC Holdings, Inc. and its subsidiaries (unless the context requires otherwise).
New IAC prepares its combined financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”).
All intercompany transactions and balances between and among New IAC, its subsidiaries and the entities comprising New IAC have been eliminated. All intercompany transactions between (i) New IAC and (ii) Old IAC and its subsidiaries are considered to be effectively settled for cash at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the combined statement of cash flows as a financing activity and in the combined balance sheet as “Invested capital.”
In management’s opinion, the assumptions underlying the historical combined financial statements of New IAC, including the basis on which the expenses have been allocated from Old IAC, are reasonable. However, the allocations may not reflect the expenses that we may have incurred as an independent, stand-alone company for the periods presented.

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
Company overview
New IAC operates Vimeo and Dotdash, among many other online businesses, and also has majority ownership of ANGI Homeservices, which includes HomeAdvisor, Angie’s List and Handy.
ANGI Homeservices
Our ANGI Homeservices segment includes the North American (United States and Canada) and European businesses and operations of ANGI Homeservices Inc. (“ANGI”). On September 29, 2017, New IAC’s HomeAdvisor business and Angie’s List Inc. (“Angie’s List”) combined under a new publicly traded company called ANGI Homeservices Inc. (the “Combination”). At December 31, 2019, New IAC’s economic interest and voting interest in ANGI were 84.1% and 98.1%, respectively.
ANGI Homeservices Inc. connects quality home service professionals across 500 different categories, from repairing and remodeling to cleaning and landscaping, with consumers. Over 250,000 domestic service professionals find work through ANGI and consumers turn to at least one of our brands to find a professional for more than 25 million projects each year. ANGI has established category-transforming products with brands such as HomeAdvisor, Angie’s List, Handy and Fixd Repair.
On January 25, 2019, ANGI completed the acquisition of Fixd Repair, a home warranty and service company. On October 19, 2018, ANGI acquired Handy, a leading platform in the United States for connecting individuals looking for household services (primarily cleaning and handyman services) with top-quality, pre-screened independent service professionals. ANGI also owns and operates mHelpDesk, a provider of cloud-based field service software for small to mid-size businesses. Prior to its sale on December 31, 2018, ANGI also operated Felix, a pay-per-call advertising service business. In addition to its market-leading U.S. operations, ANGI owns leading home services online marketplaces in France (Travaux), Germany (MyHammer), Netherlands (Werkspot), United Kingdom (MyBuilder Limited or “MyBuilder,” which we acquired a controlling interest in on March 24, 2017), Canada (HomeStars Inc. or “HomeStars,” which we acquired a controlling interest in on February 8, 2017) and Italy (Instapro), as well as operations in Austria (MyHammer).
Vimeo
Vimeo operates a global video platform for creative professionals, small and medium businesses (“SMBs”), organizations and enterprises to connect with their audiences, customers and employees. Vimeo provides cloud-based Software-as-a-Service (“SaaS”) offerings that allow customers to create, host, stream, monetize, analyze and distribute videos online and across devices. Vimeo also sold live streaming accessories through its hardware business, which was sold on March 29, 2019.
On May 28, 2019, Vimeo completed the acquisition of Magisto, a video creation service enabling consumers and businesses to create short-form videos.
Dotdash
Dotdash is a portfolio of digital publishing brands providing expert information and inspiration in select vertical content categories.
Search
Our Search segment consists of our Desktop business and Ask Media Group. Through our Desktop business, we are a leading provider of global, advertising-driven desktop applications. We own and operate a portfolio of desktop browser applications that provide users with access to a wide variety of online content, tools and services. We provide users who download our desktop browser applications with new tab search services, as well as the option of default browser search services. We distribute our desktop browser applications to consumers free of charge on an opt-in basis directly through direct to consumer (primarily

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
Chrome Web Store) and partnership distribution channels. Ask Media Group is a collection of websites providing general search services, and to a lesser extent, content that help users find the information they need.
Emerging & Other
Our Emerging & Other segment primarily includes:
•
Mosaic Group, a leading provider of global subscription mobile applications. Mosaic Group’s products are developed by the following owned and operated businesses:

•
Apalon, a leading mobile development company with one of the largest and most popular application portfolios worldwide.

•
iTranslate, a developer and distributor of some of the world’s most downloaded mobile translation applications, enabling users to read, write, speak and learn foreign languages anywhere in the world, acquired in March 2018.

•
TelTech, a developer and distributor of unique and innovative mobile communications applications that help protect consumer privacy, acquired in October 2018.

•
Daily Burn, a health and fitness business that provides streaming fitness and workout videos across a variety of platforms (including mobile, web and other Internet-enabled television platforms).

•
Bluecrew, a technology driven staffing platform exclusively for flexible W-2 work, which we acquired a controlling interest in on February 26, 2018;

•
NurseFly, a platform to efficiently connect healthcare professionals with job opportunities, which we acquired a controlling interest in on June 26, 2019;

•
The Daily Beast, a website dedicated to news, commentary, culture and entertainment that publishes original reporting and opinion from its roster of full-time journalists and contributors;

•
College Humor Media, a provider of digital content, including its subscription only property, Dropout.tv;

•
IAC Films, a provider of production and producer services for feature films, primarily for initial sale and distribution through theatrical releases and video-on-demand services in the United States and internationally; and

•
For periods prior to their sales:

•
CityGrid, an advertising network that integrated local content and advertising for distribution to affiliated and third-party publishers across web and mobile platforms, sold December 31, 2018.

•
Dictionary.com, an online and mobile dictionary and thesaurus service, sold November 13, 2018.

•
Electus, including Notional, a provider of production and producer services for both unscripted and scripted television and digital content, primarily for initial sale and distribution in the United States, sold October 29, 2018.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Accounting for Investments in Equity Securities
Investments in equity securities, other than those of our combined subsidiaries and those accounted for under the equity method, if applicable, are accounted for at fair value or under the measurement alternative of Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, following its adoption

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
on January 1, 2018, with any changes to fair value recognized within other income (expense), net each reporting period. Under the measurement alternative, equity investments without readily determinable fair values are carried at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar securities of the same issuer; value is generally determined based on a market approach as of the transaction date. A security will be considered identical or similar if it has identical or similar rights to the equity securities held by New IAC. New IAC reviews its investments in equity securities without readily determinable fair values for impairment each reporting period when there are qualitative factors or events that indicate possible impairment. Factors we consider in making this determination include negative changes in industry and market conditions, financial performance, business prospects, and other relevant events and factors. When indicators of impairment exist, New IAC prepares quantitative assessments of the fair value of our investments in equity securities, which require judgment and the use of estimates. When our assessment indicates that the fair value of the investment is below the carrying value, New IAC writes down the investment to its fair value and records the corresponding charge within other income (expense), net.
In the event New IAC has investments in the common stock or in-substance common stock of entities in which we have the ability to exercise significant influence over the operating and financial matters of the investee, but do not have a controlling financial interest, these would be accounted for using the equity method and included in “Long-term investments” in the accompanying combined balance sheet. At December 31, 2019 and 2018, New IAC did not have any investments accounted for using the equity method.
Accounting Estimates
Management of New IAC is required to make certain estimates, judgments and assumptions during the preparation of its combined financial statements in accordance with GAAP. These estimates, judgments and assumptions impact the reported amounts of assets, liabilities, revenue and expenses and the related disclosure of contingent assets and liabilities. Actual results could differ from these estimates.
On an ongoing basis, New IAC evaluates its estimates and judgments, including those related to: the fair values of cash equivalents and marketable debt securities; the carrying value of accounts receivable, including the determination of the allowance for doubtful accounts; the determination of revenue reserves; the carrying value of right-of-use assets (“ROU assets”); the useful lives and recoverability of definite-lived intangible assets and property and equipment; the recoverability of goodwill and indefinite-lived intangible assets; the fair value of equity securities without readily determinable fair values; contingencies; the fair value of acquisition-related contingent consideration arrangements; unrecognized tax benefits; the valuation allowance for deferred income tax assets; and the fair value of and forfeiture rates for stock-based awards, among others. New IAC bases its estimates and judgments on historical experience, its forecasts and budgets and other factors that New IAC considers relevant.
Revenue Recognition
New IAC adopted ASU No. 2014-09, Revenue from Contracts with Customers, effective January 1, 2018 using the modified retrospective transition method for open contracts as of the date of initial application. The cumulative effect to New IAC’s retained earnings at January 1, 2018 was an increase of $40.3 million, of which $3.4 million was related to the noncontrolling interest in ANGI; the adjustment to retained earnings was principally related to New IAC’s ANGI segment and the Desktop business.
•
Within ANGI, the effect of the adoption of ASU No. 2014-09 was that commissions paid to employees pursuant to certain sales incentive programs, which represent the incremental direct costs of obtaining a service professional contract, are now capitalized and amortized over the estimated life of a service professional (also referred to as the estimated customer relationship period). These costs were expensed as incurred prior to January 1, 2018. The cumulative effect of the adoption of ASU No. 2014-09 was the establishment of a current and non-current asset for capitalized sales commissions of $29.7 million and $4.2 million, respectively, and a related deferred tax liability of $8.0 million, resulting in a net increase to retained earnings of $25.9 million on January 1, 2018.

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
•
Within the Desktop business, the primary effect of the adoption of ASU No. 2014-09 was to accelerate the recognition of the portion of the revenue of certain desktop applications sold by SlimWare that qualify as functional intellectual property (“functional IP”) under ASU No. 2014-09. This revenue was previously deferred and recognized over the applicable subscription term. The cumulative effect of the adoption of ASU No. 2014-09 for SlimWare was a reduction in deferred revenue of $20.3 million and the establishment of a deferred tax liability of $4.9 million, resulting in a net increase to retained earnings of $15.5 million on January 1, 2018.

New IAC’s disaggregated revenue disclosures are presented in “Note 10 — Segment Information.”
The following table presents the impact of the adoption of ASU No. 2014-09 by segment under Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, as reported, and ASC 605, Revenue Recognition, for the year ended December 31, 2018.
	Under ASC 606 (as reported)	Under ASC 605	Effect of adoption of ASU No. 2014-09
	(In thousands)
Revenue by segment:
ANGI Homeservices	$1,132,241	$1,132,241	$—
Vimeo	159,641	160,931	(1,290)
Dotdash	130,991	130,991	—
Search	823,950	830,447	(6,497)
Emerging & Other	286,586	279,294	7,292
Inter-segment eliminations	(361)	(361)	—
Total	$2,533,048	$2,533,543	$(495)
Operating costs and expenses by segment:
ANGI Homeservices	$1,068,335	$1,073,275	$(4,940)
Vimeo	195,235	196,212	(977)
Dotdash	112,213	112,213	—
Search	672,525	672,525	—
Emerging & Other	313,213	310,404	2,809
Corporate	135,692	135,692	—
Total	$2,497,213	$2,500,321	$(3,108)
Operating income (loss) by segment:
ANGI Homeservices	$63,906	$58,966	$4,940
Vimeo	(35,594)	(35,281)	(313)
Dotdash	18,778	18,778	—
Search	151,425	157,922	(6,497)
Emerging & Other	(26,627)	(31,110)	4,483
Corporate	(136,053)	(136,053)	—
Total	$35,835	$33,222	$2,613
Net earnings	$292,371	$290,487	$1,884
New IAC accounts for a contract with a customer when it has approval and commitment from all parties, the rights of the parties and payment terms are identified, the contract has commercial substance and collectability of consideration is probable. Revenue is recognized when control of the promised services

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
or goods is transferred to our customers and in an amount that reflects the consideration New IAC expects to be entitled to in exchange for those services or goods.
Transaction Price
The objective of determining the transaction price is to estimate the amount of consideration New IAC is due in exchange for its services or goods, including amounts that are variable. New IAC determines the total transaction price, including an estimate of any variable consideration, at contract inception and reassesses this estimate each reporting period.
New IAC excludes from the measurement of transaction price all taxes assessed by governmental authorities that are both (i) imposed on and concurrent with a specific revenue-producing transaction and (ii) collected from customers. Accordingly, such tax amounts are not included as a component of revenue or cost of revenue.
For contracts that have an original duration of one year or less, New IAC uses the practical expedient available under ASU No. 2014-09, applicable to such contracts and does not consider the time value of money.
Arrangements with Multiple Performance Obligations
New IAC’s contracts with customers may include multiple performance obligations. For such arrangements, New IAC allocates revenue to each performance obligation based on its relative standalone selling price. New IAC generally determines standalone selling prices based on the prices charged to customers, which are directly observable or based on an estimate if not directly observable. For our multiple performance obligation arrangements that include functional intellectual property (“IP”), which comprise the downloadable apps and software of the Desktop business, New IAC uses a residual approach to determine standalone selling prices for the functional IP.
Assets Recognized from the Costs to Obtain a Contract with a Customer
New IAC has determined that certain costs, primarily commissions paid to employees pursuant to certain sales incentive programs and mobile app store fees, meet the requirements to be capitalized as a cost of obtaining a contract. Commissions paid to employees pursuant to certain sales incentive programs are amortized over the estimated customer relationship period. New IAC calculates the estimated customer relationship period as the average customer life, which is based on historical data. When customer renewals are expected and the renewal commission is not commensurate with the initial commission, the average customer life includes renewal periods. For sales incentive programs where the customer relationship period is one year or less, New IAC has elected the practical expedient to expense the costs as incurred. New IAC generally capitalizes and amortizes mobile app store fees over the term of the applicable subscription.
During the years ended December 31, 2019 and 2018, New IAC recognized expense of $99.8 million and $70.6 million related to the amortization of these costs. The current contract asset balances are $43.1 million, $40.6 million and $30.9 million at December 31, 2019 and 2018, and January 1, 2018, respectively. The non-current contract asset balances are $6.2 million, $4.5 million and $4.7 million at December 31, 2019 and 2018, and January 1, 2018, respectively. The current and non-current contract assets are included in “Other current assets” and “Other non-current assets,” respectively, in the accompanying combined balance sheet.
Performance Obligations
As permitted under the practical expedient available under ASU No. 2014-09, New IAC does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, (ii) contracts with variable consideration that is allocated entirely to unsatisfied performance obligations or to a wholly unsatisfied promise accounted for under the series guidance, and (iii) contracts for which New IAC recognizes revenue at the amount which we have the right to invoice for services performed.

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
ANGI Homeservices
ANGI revenue is primarily derived from (i) consumer connection revenue, which comprises fees paid by HomeAdvisor service professionals for consumer matches (regardless of whether the service professional ultimately provides the requested service) and fees from completed jobs sourced through the HomeAdvisor and Handy platforms, and (ii) HomeAdvisor service professional membership subscription fees. Consumer connection revenue varies based upon several factors, including the service requested, product experience offered and geographic location of service. Consumer connection revenue is generated and recognized when an in-network service professional has delivered a consumer match or when a job sourced through the HomeAdvisor and Handy platforms is completed. Service professional membership subscription revenue is initially deferred and is recognized using the straight-line method over the applicable subscription period, which is typically one year. Consumer connection revenue is generally billed one week following a consumer match, with payment due upon receipt of invoice or collected when a consumer schedules a job through the HomeAdvisor and Handy platforms. ANGI maintains revenue reserves for potential credits for services provided by Handy service professionals to consumers.
ANGI revenue is also derived from (i) sales of time-based website, mobile and call center advertising to service professionals, (ii) membership subscription fees from consumers and (iii) service warranty subscription and other services. Angie’s List service professionals generally pay for advertisements in advance on a monthly or annual basis at the option of the service professional, with the average advertising contract term being approximately one year. Angie’s List website, mobile and call center advertising revenue is recognized ratably over the contract term. Revenue from the sale of advertising in the Angie’s List Magazine is recognized in the period in which the publication is distributed. Angie’s List prepaid consumer membership subscription fees are recognized as revenue using the straight-line method over the term of the applicable subscription period, which is typically one year.
Prior to January 1, 2020, Handy recorded revenue on a net basis. Effective January 1, 2020, we modified the Handy terms and conditions so that Handy, rather than the service professional, has the contractual relationship with the consumer to deliver the service and Handy, rather than the consumer, has the contractual relationship with the service professional. Consumers request services and pay for such services directly through the Handy platform and then Handy fulfills the request with independently established home services providers engaged in a trade, occupation and/or business that customarily provides such services. This change in contractual terms requires gross revenue accounting treatment effective January 1, 2020. Also, in the case of certain tasks, HomeAdvisor provides a pre-priced product offering, pursuant to which consumers can request services through a HomeAdvisor platform and pay HomeAdvisor for the services directly. HomeAdvisor then fulfills the request with independently established home services providers engaged in a trade, occupation and/or business that customarily provides such services. Revenue from HomeAdvisor’s pre-priced product offering is also recorded on a gross basis effective January 1, 2020. In addition to changing the presentation of revenue to gross from net, the timing of revenue recognition will change for pre-priced jobs and will be later than the timing of existing consumer connection revenue for HomeAdvisor because we will not be able to record revenue, generally, until the service professional completes the job on our behalf.
Vimeo
Vimeo revenue is derived primarily from annual and monthly SaaS subscription fees paid by subscribers for self-serve and enterprise subscription plans. Subscription revenue is recognized over the terms of the applicable subscription period, which are typically one month or one year.
Dotdash
Dotdash revenue consists principally of display advertising revenue and performance marketing revenue. Display advertising revenue is generated primarily through digital display advertisements sold directly by our sales team and through programmatic advertising networks. Performance marketing revenue

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
includes affiliate commerce and performance marketing commissions. Affiliate commerce commission revenue is generated when Dotdash refers users to commerce partner websites resulting in a purchase or transaction. Performance marketing commissions are generated on a cost-per-click or cost-per-new account basis.
Search
Desktop revenue largely consists of advertising revenue generated principally through the display of paid listings in response to search queries. Paid listings are advertisements displayed on search results pages that generally contain a link to advertiser websites. The substantial majority of the paid listings displayed by our Desktop businesses is supplied to us by Google Inc. (“Google”) pursuant to our services agreement with Google. Pursuant to this agreement, Desktop businesses that provide search services transmit search queries to Google, which in turn transmits a set of relevant and responsive paid listings back to these businesses for display in search results. This ad-serving process occurs independently of, but concurrently with, the generation of algorithmic search results for the same search queries. Google paid listings are displayed separately from algorithmic search results and are identified as sponsored listings on search results pages. Paid listings are priced on a price per click basis and when a user submits a search query through a Desktop business and then clicks on a Google paid listing displayed in response to the query, Google bills the advertiser that purchased the paid listing and shares a portion of the fee charged to the advertiser with the Desktop business. New IAC recognizes paid listing revenue from Google when it delivers the user’s click. In cases where the user’s click is generated due to the efforts of a third-party distributor, we recognize the amount due from Google as revenue and record a revenue share or other payment obligation to the third-party distributor as traffic acquisition costs.
To a lesser extent, Desktop revenue also includes fees related to subscription-based downloadable desktop applications as well as display advertisements. Fees related to subscription downloadable desktop applications are generally recognized over the term of the applicable subscription period, which is primarily one or two years. Fees related to display advertisements are recognized when an advertisement is displayed.
Ask Media Group revenue consists principally of advertising revenue generated principally through the display of paid listings in response to search queries, as well as from display advertisements appearing alongside content on its various websites and, to a lesser extent, affiliate commerce commission revenue. The majority of the paid listings displayed are supplied to us by Google in the manner, and pursuant to the services agreement with Google, described above.
Revenue from display advertising is generated through advertisements sold through programmatic advertising networks. Affiliate commerce commission revenue is generated when an Ask Media Group property refers users to commerce partner websites resulting in a purchase or transaction.
Emerging & Other
Mosaic Group revenue consists primarily of fees related to subscription downloadable mobile applications distributed through the Apple App Store and Google Play Store, as well as display advertisements. Fees related to subscription downloadable mobile applications are recognized either over the term of the subscription period, which is up to one year, for those applications that must be connected to our servers to function, or at the time of the sale when the software is delivered. Fees related to display advertisements are recognized when an advertisement is displayed.
Bluecrew revenue consists of service revenue, which is generated through staffing workers and recognized as control of the promised services is transferred to our customers.
NurseFly revenue consists of subscription revenue, which is generated through recruiting agencies that seek access to qualified healthcare professionals and is recognized at the earlier of the full delivery of the promised services or the length of the subscription period.

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
The Daily Beast revenue consists of advertising revenue, which is generated primarily through display advertisements (sold directly and through programmatic ad sales), and to a lesser extent, affiliate commerce commission revenue.
Revenue of College Humor Media and IAC Films is generated primarily through media production and distribution and advertising. Production revenue is recognized when control is transferred to the customer to broadcast or exhibit, and advertising revenue is recognized when an advertisement is displayed or over the advertising period.
Accounts Receivables, Net of Allowance for Doubtful Accounts and Revenue Reserves
Accounts receivable include amounts billed and currently due from customers. New IAC maintains an allowance for doubtful accounts to provide for the estimated amount of accounts receivable that will not be collected. The allowance for doubtful accounts is based upon a number of factors, including the length of time accounts receivable are past due, New IAC’s previous loss history and the specific customer’s ability to pay its obligation. The time between New IAC issuance of an invoice and payment due date is not significant; customer payments that are not collected in advance of the transfer of promised services or goods are generally due no later than 30 days from invoice date. New IAC also maintains allowances to reserve for potential credits issued to consumers or other revenue adjustments. The amounts of these reserves are based primarily upon historical experience.
Deferred Revenue
Deferred revenue consists of advance payments that are received or are contractually due in advance of New IAC’s performance. New IAC’s deferred revenue is reported on a contract by contract basis at the end of each reporting period. New IAC classifies deferred revenue as current when the term of the applicable subscription period or expected completion of our performance obligation is one year or less. The deferred revenue balance is $179.9 million, $151.8 million and $133.9 million at December 31, 2019 and 2018, and January 1, 2018, respectively. During the years ended December 31, 2019 and 2018, New IAC recognized $146.5 million and $131.9 million of revenue that was included in the deferred revenue balance as of December 31, 2018 and January 1, 2018, respectively. The current deferred revenue balances are $178.6 million and $150.1 million at December 31, 2019 and 2018, respectively. The non-current deferred revenue balances are $1.3 million and $1.7 million at December 31, 2019 and 2018, respectively. Non-current deferred revenue is included in “Other long-term liabilities” in the accompanying combined balance sheet.
Cash and Cash Equivalents
Cash and cash equivalents include cash and short-term investments, with maturities of less than 91 days from the date of purchase. Domestically, cash equivalents primarily consist of AAA rated government money market funds, treasury discount notes, time deposits and commercial paper rated A1/P1 or better. Internationally, cash equivalents primarily consist of AAA rated government money market funds and time deposits.
Investments in Debt Securities
New IAC invests in marketable debt securities with active secondary or resale markets to ensure portfolio liquidity to fund current operations or satisfy other cash requirements as needed. Marketable debt securities are adjusted to fair value each quarter, and the unrealized gains and losses, net of tax, are included in accumulated other comprehensive income (loss) as a separate component of parent’s equity. The specific-identification method is used to determine the cost of debt securities sold and the amount of unrealized gains and losses reclassified out of accumulated other comprehensive income (loss) into earnings. New IAC also invests in non-marketable debt securities as part of its investment strategy. We review our debt securities for impairment each reporting period. New IAC recognizes an unrealized loss on debt securities in net earnings when the impairment is determined to be other-than-temporary. Factors we consider

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
in making such determination include the duration, severity and reason for the decline in value and the potential recovery and our intent to sell the debt security. We also consider whether we will be required to sell the security before recovery of its amortized cost basis and whether the amortized cost basis cannot be recovered because of credit losses. If an impairment is considered to be other-than-temporary, the debt security will be written down to its fair value and the loss will be recognized within other income (expense), net. New IAC has no marketable securities at December 31, 2019. At December 31, 2018, marketable debt securities consist of treasury discount notes.
Certain Risks and Concentrations
Services Agreement with Google
Old IAC and Google are party to a services agreement (the “Services Agreement”). If the Separation is consummated, Old IAC shall assign the Services Agreement to New IAC. A meaningful portion of New IAC’s revenue is attributable to the Services Agreement. In addition, New IAC earns certain other advertising revenue from Google that is not attributable to the Services Agreement. For the years ended December 31, 2019, 2018 and 2017, total revenue earned from Google was $733.5 million, $825.2 million and $740.7 million, respectively, representing 27%, 33% and 38%, respectively, of New IAC’s combined revenue. Accounts receivable related to revenue earned from Google totaled $53.0 million and $69.1 million at December 31, 2019 and 2018, respectively.
Revenue attributable to the Services Agreement is earned by the Desktop business and Ask Media Group within the Search segment. For the years ended December 31, 2019, 2018 and 2017, revenue earned from the Services Agreement was $291.1 million, $426.5 million and $480.6 million, respectively, within the Desktop business and $385.9 million, $339.0 million and $203.5 million, respectively, within Ask Media Group.
The current Services Agreement expires on March 31, 2020. On February 11, 2019, Old IAC and Google amended the Services Agreement, effective as of April 1, 2020. The amendment extends the expiration date of the agreement to March 31, 2023; provided that during September 2020 and during each September thereafter, either party may, after discussion with the other party, terminate the services agreement, effective on September 30 of the year following the year such notice is given. New IAC believes that the amended agreement, taken as a whole, is comparable to Old IAC’s currently existing agreement with Google. The Services Agreement requires that New IAC comply with certain guidelines promulgated by Google. Google may generally unilaterally update its policies and guidelines without advance notice. These updates may be specific to the Services Agreement or could be more general and thereby impact New IAC as well as other companies. These policy and guideline updates could in turn require modifications to, or prohibit and/or render obsolete certain of our products, services and/or business practices, which could be costly to address or otherwise have an adverse effect on our combined financial condition and results of operations, particularly our Desktop business and Ask Media Group. As described below, Google has made changes to the policies under the Services Agreement and has also made industry-wide changes that have negatively impacted the Desktop business during both 2018 and 2019.
Google’s policy changes related to its Chrome browser, which became effective on September 12, 2018, negatively impacted the distribution of our B2C downloadable desktop products. The resultant reduction in projected profits and revenues of this business resulted in a $27.7 million impairment of the B2C trade name, which was recorded in the fourth quarter of 2018. On May 31, 2019, Google announced industry-wide policy changes, which became effective on July 1, 2019, related to all extensions distributed through the Chrome Web Store. These industry-wide changes, combined with other changes to polices under the Services Agreement during the second half of 2019, have had a negative impact on the historical and expected future results of operations of the Desktop business. As of December 31, 2019, the goodwill balance of the Desktop reporting unit and the carrying value of the related intangible asset are $265.1 million and $28.9 million, respectively. The fair values of the Desktop reporting unit and the related intangible asset approximate their carrying values; therefore, a modest reduction in the fair values of the Desktop reporting

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
unit or the related intangible asset would result in an impairment charge, which would be equal to the excess of the carrying value over the fair value of such assets.
Credit Risk
Financial instruments, which potentially subject New IAC to concentration of credit risk, consist primarily of cash and cash equivalents. Cash and cash equivalents are maintained with financial institutions and are in excess of Federal Deposit Insurance Corporation insurance limits.
Other Risks
New IAC’s business is subject to certain risks and concentrations including dependence on third-party technology providers, exposure to risks associated with online commerce security and credit card fraud.
Property and Equipment
Property and equipment, including significant improvements, are recorded at cost. Repairs and maintenance costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, or, in the case of leasehold improvements, the lease term, if shorter.
Asset Category	Estimated Useful Lives
Buildings and leasehold improvements	3 to 39 Years
Capitalized software and computer equipment	2 to 3 Years
Furniture and other equipment	3 to 12 Years
New IAC capitalizes certain internal use software costs including external direct costs utilized in developing or obtaining the software and compensation for personnel directly associated with the development of the software. Capitalization of such costs begins when the preliminary project stage is complete and ceases when the project is substantially complete and ready for its intended purpose. The net book value of capitalized internal use software is $56.3 million and $38.6 million at December 31, 2019 and 2018, respectively.
Business Combinations
The purchase price of each acquisition is attributed to the assets acquired and liabilities assumed based on their fair values at the date of acquisition, including identifiable intangible assets that either arise from a contractual or legal right or are separable from goodwill. New IAC usually uses the assistance of outside valuation experts to assist in the allocation of purchase price to the identifiable intangible assets acquired. While outside valuation experts may be used, management has ultimate responsibility for the valuation methods, models and inputs used and the resulting purchase price allocation. The excess purchase price over the net tangible and identifiable intangible assets is recorded as goodwill and is assigned to the reporting unit(s) that is expected to benefit from the combination as of the acquisition date.
In connection with certain business combinations, New IAC has entered into contingent consideration arrangements that are determined to be part of the purchase price. Each of these arrangements is initially recorded at its fair value at the time of the acquisition and reflected at current fair value for each subsequent reporting period thereafter until settled. Generally, our contingent consideration arrangements are based upon financial performance and/or operating metric targets. New IAC generally determines the fair value of the contingent consideration arrangements by using probability-weighted analyses to determine the amounts of the gross liability, and, if the arrangement is long-term in nature, applying a discount rate that appropriately captures the risk associated with the obligation to determine the net amount reflected in the combined financial statements. Significant changes in forecasted earnings or operating metrics would result in a significantly higher or lower fair value measurement. The changes in the remeasured fair value of

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
the contingent consideration arrangements during each reporting period, including the accretion of the discount, if applicable, are recognized in “General and administrative expense” in the accompanying combined statement of operations. See “Note 6 — Financial Instruments and Fair Value Measurements” for a discussion of contingent consideration arrangements.
Goodwill and Indefinite-Lived Intangible Assets
New IAC assesses goodwill and indefinite-lived intangible assets for impairment annually as of October 1, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit or the fair value of an indefinite-lived intangible asset below its carrying value.
When New IAC elects to perform a qualitative assessment and concludes it is not more likely than not that the fair value of the reporting unit is less than its carrying value, no further assessment of that reporting unit’s goodwill is necessary; otherwise, a quantitative assessment is performed and the fair value of the reporting unit is determined. If the carrying value of the reporting unit exceeds its fair value, an impairment equal to the excess is recorded.
For New IAC’s annual goodwill test at October 1, 2019, a qualitative assessment of the ANGI, Vimeo, Mosaic Group (included in the Emerging & Other segment), College Humor Media, Bluecrew and Nursefly reporting units’ goodwill was performed because New IAC concluded it was more likely than not that the fair value of these reporting units was in excess of their respective carrying values. The primary factors that New IAC considered in its qualitative assessment for each of these reporting units are described below:
•
ANGI’s October 1, 2019 market capitalization of $3.6 billion exceeded its carrying value by approximately $2.2 billion.

•
New IAC prepared valuations of the Vimeo, Mosaic Group, Bluecrew and Nursefly reporting units primarily in connection with the issuance and/or settlement of equity awards that are denominated in the equity of these businesses subsequent to January 1, 2019. The valuations were prepared time proximate to, however, not as of, October 1, 2019. The fair value of each of these businesses was in excess of its October 1, 2019 carrying value.

New IAC quantitatively tests goodwill for impairment as of October 1 when it concludes that it is more likely than not that there may be an impairment. For New IAC’s annual goodwill test at October 1, 2019, New IAC quantitatively tested the Desktop reporting unit (included in the Search segment). New IAC’s quantitative test indicated that there was no impairment. New IAC’s Dotdash, Ask Media Group and The Daily Beast reporting units have no goodwill.
The aggregate goodwill balance for the Desktop reporting unit for which the most recent estimate of fair value is less than 10% over its carrying value is approximately $265.1 million.
The fair value of New IAC’s reporting units (except for ANGI described above) is determined using both an income approach based on discounted cash flows (“DCF”) and a market approach when New IAC tests goodwill for impairment, either on an interim basis or annual basis as of October 1 each year. New IAC uses the same approach in determining the fair value of its businesses in connection with its non-public subsidiary denominated stock-based compensation plans, which can be a significant factor in the decision to apply the qualitative assessment rather than a quantitative test. Determining fair value using a DCF analysis requires the exercise of significant judgment with respect to several items, including the amount and timing of expected future cash flows and appropriate discount rates. The expected cash flows used in the DCF analyses are based on New IAC’s most recent forecast and budget and, for years beyond the budget, New IAC’s estimates, which are based, in part, on forecasted growth rates. The discount rates used in the DCF analyses are intended to reflect the risks inherent in the expected future cash flows of the respective reporting units. Assumptions used in the DCF analyses, including the discount rate, are assessed based on each reporting unit’s current results and forecasted future performance, as well as macroeconomic and industry specific factors. The discount rates used in the quantitative test for determining the fair value of New

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
IAC’s reporting units was 12.5% in 2019 and ranged from 12.5% to 15.0% in 2018. Determining fair value using a market approach considers multiples of financial metrics based on both acquisitions and trading multiples of a selected peer group of companies. From the comparable companies, a representative market multiple is determined which is applied to financial metrics to estimate the fair value of a reporting unit. To determine a peer group of companies for our respective reporting units, we considered companies relevant in terms of consumer use, monetization model, margin and growth characteristics, and brand strength operating in their respective sectors.
While New IAC has the option to qualitatively assess whether it is more likely than not that the fair values of its indefinite-lived intangible assets are less than their carrying values, New IAC’s policy is to determine the fair value of each of its indefinite-lived intangible assets annually as of October 1, in part, because the level of effort required to perform the quantitative and qualitative assessments is essentially equivalent. New IAC determines the fair value of indefinite-lived intangible assets using an avoided royalty DCF valuation analysis. Significant judgments inherent in this analysis include the selection of appropriate royalty and discount rates and estimating the amount and timing of expected future cash flows. The discount rates used in the DCF analyses are intended to reflect the risks inherent in the expected future cash flows generated by the respective intangible assets. The royalty rates used in the DCF analyses are based upon an estimate of the royalty rates that a market participant would pay to license New IAC’s trade names and trademarks. The future cash flows are based on New IAC’s most recent forecast and budget and, for years beyond the budget, New IAC’s estimates, which are based, in part, on forecasted growth rates. Assumptions used in the avoided royalty DCF analyses, including the discount rate and royalty rate, are assessed annually based on the actual and projected cash flows related to the asset, as well as macroeconomic and industry specific factors. The discount rates used in New IAC’s annual indefinite-lived impairment assessment ranged from 11.5% to 27.5% in 2019 and 11.5% to 35% in 2018, and the royalty rates used ranged from 1% to 5.5% in 2019 and 0.75% to 5.5% in 2018.
If the carrying value of an indefinite-lived intangible asset exceeds its estimated fair value, an impairment equal to the excess is recorded. The aggregate carrying value of indefinite-lived intangible assets for which the most recent estimate of the excess of fair value over carrying value is less than 10% is approximately $28.9 million.
The 2019 annual assessment of goodwill and indefinite-lived intangible assets identified a $3.3 million goodwill impairment charge and $0.7 million trade name impairment both related to the College Humor Media business.
The 2018 annual assessment of goodwill did not identify any impairments. The 2018 annual assessment of indefinite-lived intangible assets identified impairment charges of $27.7 million and $1.1 million related to certain Desktop and College Humor Media indefinite-lived trade names, respectively. The indefinite-lived intangible asset impairment charge at Desktop was due to Google’s policy changes related to its Chrome browser which became effective on September 12, 2018 and have negatively impacted the distribution of New IAC’s B2C downloadable desktop products. The impairment charge related to the B2C trade name was identified in New IAC’s annual impairment assessment as of October 1, 2018 and reflects the projected reduction in profits and revenues and the resultant reduction in the assumed royalty rate from these policy changes. The impairment charges are included in “Amortization of intangibles” in the accompanying combined statement of operations.
The 2017 annual assessment of goodwill and indefinite-lived intangible assets did not identify any impairments.
New IAC’s reporting units are consistent with its operating segments except for the Search operating segment, which has two reporting units, Desktop and Ask Media Group, and the Emerging & Other operating segment, which has six reporting units, Mosaic Group, Bluecrew, Nursefly, The Daily Beast, College Humor Media and IAC Films. Goodwill is tested for impairment at the reporting unit level. See “Note 10 — Segment Information” for additional information regarding New IAC’s method of determining operating and reportable segments.

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
Long-Lived Assets and Intangible Assets with Definite Lives
Long-lived assets, which consist of ROU assets, property and equipment and intangible assets with definite lives, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The carrying value of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value is deemed not to be recoverable, an impairment loss is recorded equal to the amount by which the carrying value of the long-lived asset exceeds its fair value. Amortization of definite-lived intangible assets is computed either on a straight-line basis or based on the pattern in which the economic benefits of the asset will be realized.
Fair Value Measurements
New IAC categorizes its financial instruments measured at fair value into a fair value hierarchy that prioritizes the inputs used in pricing the asset or liability. The three levels of the fair value hierarchy are:
•
Level 1:   Observable inputs obtained from independent sources, such as quoted market prices for identical assets and liabilities in active markets.

•
Level 2:   Other inputs, which are observable directly or indirectly, such as quoted market prices for similar assets or liabilities in active markets, quoted market prices for identical or similar assets or liabilities in markets that are not active and inputs that are derived principally from or corroborated by observable market data. The fair values of New IAC’s Level 2 financial assets are primarily obtained from observable market prices for identical underlying securities that may not be actively traded. Certain of these securities may have different market prices from multiple market data sources, in which case an average market price is used.

•
Level 3:   Unobservable inputs for which there is little or no market data and require New IAC to develop its own assumptions, based on the best information available in the circumstances, about the assumptions market participants would use in pricing the assets or liabilities. See “Note 6 — Financial Instruments and Fair Value Measurements” for a discussion of fair value measurements made using Level 3 inputs.

New IAC’s non-financial assets, such as goodwill, intangible assets, ROU assets and property and equipment are adjusted to fair value only when an impairment is recognized. New IAC’s financial assets, comprising equity securities without readily determinable fair values, are adjusted to fair value when observable price changes are identified or an impairment is recognized. Such fair value measurements are based predominantly on Level 3 inputs.
Traffic Acquisition Costs
Traffic acquisition costs consist of (i) payments made to partners who direct traffic to our Ask Media Group websites, who distribute our business-to-business customized browser-based applications and who integrate our paid listings into their websites and (ii) the amortization of fees paid to Apple and Google related to the distribution of apps and the facilitation of in-app purchases. These payments include amounts based on revenue share and other arrangements. New IAC expenses these payments in the period incurred as a component of cost of revenue.
Advertising Costs
Advertising costs are expensed in the period incurred (when the advertisement first runs for production costs that are initially capitalized) and represent online marketing, including fees paid to search engines, social media sites and third parties that distribute our B2C downloadable applications, offline marketing, which is primarily television advertising, and partner-related payments to those who direct traffic to the brands within our ANGI segment. Advertising expense is $855.2 million, $798.1 million and $750.5 million for the years ended December 31, 2019, 2018 and 2017, respectively.

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
New IAC capitalizes and amortizes the costs associated with certain distribution arrangements that require us to pay a fee per access point delivered. These access points are generally in the form of downloadable applications associated with our direct-to consumer operations. These fees are amortized over the estimated useful lives of the access points to the extent New IAC can reasonably estimate a probable future economic benefit and the period over which such benefit will be realized (generally 18 months). Otherwise, the fees are charged to expense as incurred.
Legal Costs
Legal costs are expensed as incurred.
Income Taxes
New IAC is included within Old IAC’s tax group for purposes of federal and consolidated state income tax return filings. In all periods presented, current and deferred income tax provision/benefit has been computed for the entities comprising New IAC on an as if standalone, separate return basis.
New IAC accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided if it is determined that it is more likely than not that the deferred tax asset will not be realized. New IAC records interest, net of any applicable related income tax benefit, on potential income tax contingencies as a component of income tax expense.
New IAC evaluates and accounts for uncertain tax positions using a two-step approach. Recognition (step one) occurs when New IAC concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustainable upon examination. Measurement (step two) determines the amount of benefit that is greater than 50% likely to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. De-recognition of a tax position that was previously recognized would occur when New IAC subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained.
On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act imposes a new minimum tax on global intangible low-taxed income (“GILTI”) earned by foreign subsidiaries beginning in 2018. The FASB Staff Q&A, Topic 740 No. 5, Accounting for Global Intangible Low-Taxed Income, states that an entity may make an accounting policy election to either recognize deferred taxes for temporary differences expected to reverse as GILTI in future years or provide for the tax expense related to GILTI in the year the tax is incurred. New IAC has elected to recognize the tax on GILTI as a period expense in the period the tax is incurred.
Foreign Currency Translation and Transaction Gains and Losses
The financial position and operating results of foreign entities whose primary economic environment is based on their local currency are combined using the local currency as the functional currency. These local currency assets and liabilities are translated at the rates of exchange as of the balance sheet date, and local currency revenue and expenses of these operations are translated at average rates of exchange during the period. Translation gains and losses are included in accumulated other comprehensive income as a component of parent’s equity. Transaction gains and losses resulting from assets and liabilities denominated in a currency other than the functional currency are included in the combined statement of operations as a component of other income (expense), net. See “Note 15 — Combined Financial Statement Details” for additional information regarding foreign currency exchange gains and losses.
Translation gains and losses relating to foreign entities that are liquidated or substantially liquidated are reclassified out of accumulated other comprehensive income (loss) into earnings. Such losses totaled

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
$0.1 million and less than $0.1 million during the years ended December 31, 2018 and 2017, respectively, and were included in “Other income, net” in the accompanying combined statement of operations. There were no such gains or losses for the year ended December 31, 2019.
Stock-Based Compensation
Stock-based compensation is measured at the grant date based on the fair value of the award and is generally expensed over the requisite service period. See “Note 9 — Stock-based Compensation” for a discussion of the allocation of expense from Old IAC related to awards issued to New IAC employees that were granted under various Old IAC stock and annual incentive plans.
Redeemable Noncontrolling Interests
Noncontrolling interests in the combined subsidiaries of New IAC are ordinarily reported on the combined balance sheet within parent’s equity, separately from New IAC’s equity. However, securities that are redeemable at the option of the holder and not solely within the control of the issuer must be classified outside of parent’s equity. Accordingly, all noncontrolling interests that are redeemable at the option of the holder are presented outside of parent’s equity in the accompanying combined balance sheet.
In connection with the acquisition of certain subsidiaries, management of these businesses has retained an ownership interest. Old IAC is party to fair value put and call arrangements with respect to these interests. These put and call arrangements allow management of these businesses to require Old IAC to purchase their interests or allow Old IAC to acquire such interests at fair value, respectively. These arrangements will be assigned to New IAC following the Separation and are, therefore, reflected in these combined financial statements as if New IAC were the party to these arrangements. The put arrangements do not meet the definition of a derivative instrument as the put agreements do not provide for net settlement. These put and call arrangements become exercisable by New IAC and the counterparty at various dates in the future. One of these arrangements was exercised during the year ended December 31, 2019 and two of these arrangements were exercised during each of the years ended December 31, 2018 and 2017. These put arrangements are exercisable by the counterparty outside the control of New IAC. Accordingly, to the extent that the fair value of these interests exceeds the value determined by normal noncontrolling interest accounting, the value of such interests is adjusted to fair value with a corresponding adjustment to invested capital. During the years ended December 31, 2019, 2018 and 2017, New IAC recorded adjustments of $11.6 million, $6.6 million and $6.4 million, respectively, to increase these interests to fair value. Fair value determinations require high levels of judgment and are based on various valuation techniques, including market comparables and discounted cash flow projections.
Recent Accounting Pronouncements
Accounting Pronouncement adopted by New IAC
Adoption of ASU No. 2016-02, Leases (Topic 842)
New IAC adopted ASU No. 2016-02, Leases (Topic 842) (“ASC 842”) effective January 1, 2019. ASC 842 superseded previously existing guidance on accounting for leases and generally requires all leases to be recognized in the statement of financial position.
The adoption of ASC 842 resulted in the recognition of $119.6 million of ROU assets and related lease liabilities as of January 1, 2019, with no cumulative effect adjustment. The adoption of ASC 842 had no impact on New IAC’s combined results of operations or cash flows.
New IAC adopted ASC 842 prospectively and, therefore, did not revise comparative period information or disclosure. In addition, New IAC elected the package of practical expedients permitted under ASC 842.
See “Note 11 — Leases” for additional information on the adoption of ASC 842.

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
Accounting Pronouncements Not Yet Adopted by New IAC
ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
In June 2016, the FASB issued ASU No. 2016-13, which significantly changes how entities will measure credit losses for most financial assets, including accounts receivable. ASU No. 2016-13 replaces the “incurred loss” approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. New IAC adopted ASU No. 2016-13 on January 1, 2020 using the modified retrospective approach. There was no cumulative effect arising from the adoption of ASU No. 2016-13. The adoption of 2016-13 is not expected to have a material impact on New IAC’s financial statements.
ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes
In December 2019, the FASB issued ASU No. 2019-12, which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. The provisions of ASU No. 2019-12 are effective for reporting periods beginning after December 15, 2020 with early adoption permitted. Most amendments within ASU No. 2019-12 are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. New IAC adopted ASU No. 2019-12 on January 1, 2020 using the modified retrospective basis for those amendments that are not applied on a prospective basis. The adoption of ASU No. 2019-12 will not have a material impact on New IAC’s combined financial statements.
Reclassifications
Certain prior year amounts have been reclassified to conform to the current year presentation.
NOTE 3 — INCOME TAXES
New IAC is included within Old IAC’s tax group for purposes of federal and consolidated state income tax return filings. In all periods presented, current and deferred income tax provision/benefit have been computed for the entities comprising New IAC on an as if standalone, separate return basis. New IAC’s payments to Old IAC for its share of Old IAC’s consolidated federal and state tax return liabilities have been reflected within cash flows from operating activities in the accompanying combined statements of cash flows.
U.S. and foreign (loss) earnings before income taxes and noncontrolling interests are as follows:
	Years Ended December 31,
	2019	2018	2017
	(In thousands)
U.S.	$(74,360)	$269,267	$(141,519)
Foreign	46,054	36,304	10,725
Total	$(28,306)	$305,571	$(130,794)
The components of the income tax (benefit) provision are as follows:

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Current income tax provision (benefit):
Federal	$(1,117)	$(1,187)	$(29,754)
State	197	1,514	2,262
Foreign	3,201	4,108	(1,175)
Current income tax provision (benefit)	2,281	4,435	(28,667)
Deferred income tax (benefit) provision:
Federal	(51,952)	20,156	(118,744)
State	(10,645)	(7,272)	(6,755)
Foreign	(173)	(4,119)	(1,236)
Deferred income tax (benefit) provision	(62,770)	8,765	(126,735)
Income tax (benefit) provision	$(60,489)	$13,200	$(155,402)
The tax effects of cumulative temporary differences that give rise to significant deferred tax assets and deferred tax liabilities are presented below. The valuation allowance relates to deferred tax assets for which it is more likely than not that the tax benefit will not be realized.
	December 31,
	2019	2018
	(In thousands)
Deferred tax assets:
Net operating loss carryforwards	$201,766	$129,500
Stock-based compensation	62,566	64,776
Long-term lease liabilities	42,486	—
Tax credit carryforwards	38,066	34,065
Accrued expenses	12,911	17,577
Other	21,039	16,713
Total deferred tax assets	378,834	262,631
Less: valuation allowance	(92,990)	(86,778)
Net deferred tax assets	285,844	175,853
Deferred tax liabilities:
Investment in subsidiaries	(240,420)	(240,590)
Right-of-use assets	(29,654)	—
Intangible assets	(28,488)	(35,380)
Investment in Pinterest	—	(23,018)
Other	(31,534)	(14,120)
Total deferred tax liabilities	(330,096)	(313,108)
Net deferred tax liabilities	$(44,252)	$(137,255)
Upon the Separation, Old IAC’s consolidated federal and state tax attributes will be allocated between New IAC and New Match; these tax attributes will be allocated pursuant to the Internal Revenue Code (“IRC”) and applicable state law. This allocation will result in the adjustment of New IAC’s net deferred tax liability, which is $44.3 million on an as if standalone, separate return basis to be adjusted as of the

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
effective date of the Separation with a corresponding adjustment to additional paid-in capital. If the Separation had occurred on December 31, 2019, New IAC’s net deferred tax liability would have increased by approximately $10.1 million. The final allocation of tax attributes and resulting adjustment of New IAC’s deferred taxes will be impacted by multiple factors, including, but not limited to, the ultimate date of the Separation and the amount of taxable income or loss generated by the Old IAC consolidated tax group in 2020, the expected year of the Separation.
At December 31, 2019, New IAC has federal and state net operating losses (“NOLs”) of $506.3 million and $552.8 million, respectively. These NOLs have been computed on an as if standalone, separate return basis and will be adjusted upon the Separation pursuant to applicable law. If not utilized, the federal NOLs will expire at various times between 2026 and 2037, and the state NOLs, if not utilized, will expire at various times between 2022 and 2039. Federal and state NOLs of $200.9 million and $248.5 million, respectively, can be used against future taxable income without restriction and the remaining NOLs will be subject to limitations under Section 382 of the IRC, separate return limitations, and applicable law. At December 31, 2019, New IAC has foreign NOLs of $337.9 million available to offset future income. Of these foreign NOLs, $311.7 million can be carried forward indefinitely and $26.2 million will expire at various times between 2020 and 2039. During 2019, New IAC recognized tax benefits related to NOLs of $70.8 million. Included in this amount is $26.9 million of tax benefits of acquired attributes, which was recorded as a reduction to goodwill.
At December 31, 2019, New IAC has tax credit carryforwards of $50.2 million. Of this amount, $34.2 million relates to credits for research activities, $13.6 million relates to credits for foreign taxes and $2.4 million relates to various other credits. Of these credit carryforwards, $12.8 million can be carried forward indefinitely and $37.4 million will expire between 2020 and 2039.
New IAC regularly assesses the realizability of deferred tax assets considering all available evidence including, to the extent applicable, the nature, frequency and severity of prior cumulative losses, forecasts of future taxable income, tax filing status, the duration of statutory carryforward periods, available tax planning and historical experience. At December 31, 2019, New IAC has a U.S. gross deferred tax asset of $277.4 million that New IAC expects to fully utilize on a more likely than not basis. Of this amount, $31.5 million will be utilized upon the reversal of deferred tax liabilities and the remaining net deferred tax asset of $245.9 million will be utilized based on forecasts of future taxable income.
During 2019, New IAC’s valuation allowance increased by $6.2 million primarily due to an increase in foreign NOLs, partially offset by a net decrease in unbenefited capital losses. At December 31, 2019, New IAC has a valuation allowance of $93.0 million related to the portion of tax loss carryforwards, foreign tax credits and other items for which it is more likely than not that the tax benefit will not be realized.
A reconciliation of the income tax (benefit) provision to the amounts computed by applying the statutory federal income tax rate to earnings before income taxes is shown as follows:

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Income tax (benefit) provision at the federal statutory rate of 21% (35% for 2017)	$(5,944)	$64,170	$(45,778)
State income taxes, net of effect of federal tax benefit	(277)	5,188	(4,856)
Stock-based compensation	(56,871)	(39,326)	(75,895)
Non-deductible executive compensation	7,409	2,983	123
Change in valuation allowance on capital losses	(5,815)	(1,280)	(825)
Non-deductible expenses	5,460	1,727	5,211
Research credit	(5,105)	(3,167)	(4,593)
Withholding taxes	1,008	703	510
Deferred tax adjustment for enacted changes in tax laws and rates	(687)	(13,646)	(68,513)
Foreign income taxed at a different statutory tax rate	(672)	(866)	(6,087)
Transition tax	—	—	46,003
Other, net	1,005	(3,286)	(702)
Income tax (benefit) provision	$(60,489)	$13,200	$(155,402)
A reconciliation of the beginning and ending amount of unrecognized tax benefits, including penalties but excluding interest, is as follows:
	December 31,
	2019	2018	2017
	(In thousands)
Balance at January 1	$15,451	$14,528	$12,766
Additions based on tax positions related to the current year	2,781	1,455	1,399
Additions for tax positions of prior years	238	235	870
Expiration of applicable statutes of limitations	(410)	(767)	(507)
Balance at December 31	$18,060	$15,451	$14,528
New IAC is routinely under audit by federal, state, local and foreign authorities in the area of income tax as a result of previously filed separate company and consolidated tax returns with Old IAC. These audits include questioning the timing and the amount of income and deductions and the allocation of income and deductions among various tax jurisdictions. The Internal Revenue Service (“IRS”) is currently auditing Old IAC’s federal income tax returns for the years ended December 31, 2010 through 2016, which includes the operations of New IAC. The statute of limitations for the years 2010 through 2012 has been extended to November 30, 2020 and the statute of limitations for the years 2013 through 2015 has been extended to December 31, 2020. Various other jurisdictions are open to examination for tax years beginning with 2009. Income taxes payable include unrecognized tax benefits that are considered to be sufficient to pay assessments that may result from the examination of prior year tax returns. We consider many factors when evaluating and estimating our tax positions and tax benefits, which may not accurately anticipate actual outcomes and, therefore, may require periodic adjustment. Although management currently believes changes in unrecognized tax benefits from period to period and differences between amounts paid, if any, upon resolution of issues raised in audits and amounts previously provided will not have a material impact on the liquidity, results of operations, or financial condition of New IAC, these matters are subject to inherent uncertainties and management’s view of these matters may change in the future.

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
New IAC recognizes interest and, if applicable, penalties related to unrecognized tax benefits in the income tax provision. Included in the income tax provision for the years ended December 31, 2019, 2018 and 2017 is a $0.1 million expense for all three respective years, net of related deferred taxes of less than $0.1 million for all three respective years, for interest on unrecognized tax benefits. At December 31, 2019 and 2018, New IAC has accrued $2.3 million and $1.8 million, respectively, for the payment of interest. At both December 31, 2019 and 2018, New IAC has accrued $0.2 million for penalties.
At December 31, 2019 and 2018, unrecognized tax benefits, including interest and penalties, were $20.3 million and $17.2 million, respectively. Included in unrecognized tax benefits at December 31, 2019 and 2018, is $11.6 million and $9.0 million, respectively, for tax positions included in Old IAC’s consolidated tax return filings. If unrecognized tax benefits at December 31, 2019 are subsequently recognized, $18.9 million, net of related deferred tax assets and interest, would reduce income tax expense. The comparable amount as of December 31, 2018 was $16.1 million. New IAC believes that it is reasonably possible that its unrecognized tax benefits could decrease by $10.6 million by December 31, 2019, due to expirations of statutes of limitations or other settlements; $10.3 million of which would reduce the income tax provision.
On December 22, 2017, the U.S. enacted the Tax Act. The Tax Act subjected to U.S. taxation certain previously deferred earnings of foreign subsidiaries as of December 31, 2017 (“Transition Tax”) and implemented a number of changes that took effect on January 1, 2018, including but not limited to, a reduction of the U.S. federal corporate tax rate from 35% to 21% and a new minimum tax on GILTI earned by foreign subsidiaries. New IAC was able to make a reasonable estimate of the Transition Tax and recorded a provisional tax expense in the fourth quarter of 2017. In 2018, New IAC finalized this calculation, which resulted in no adjustment to the Transition Tax.
At December 31, 2019, all of New IAC’s international cash can be repatriated without significant tax consequences.
NOTE 4 — BUSINESS COMBINATION
Through the Combination, ANGI acquired 100% of the common stock of Angie’s List on September 29, 2017 for a total purchase price valued at $781.4 million.
The purchase price of $781.4 million was determined based on the sum of (i) the fair value of the 61.3 million shares of Angie’s List common stock outstanding immediately prior to the Combination based on the closing stock price of Angie’s List common stock on the NASDAQ on September 29, 2017 of $12.46 per share; (ii) the cash consideration of $1.9 million paid to holders of Angie’s List common stock who elected to receive $8.50 in cash per share; and (iii) the fair value of vested equity awards (including the pro rata portion of unvested awards attributable to pre-combination services) outstanding under Angie’s List stock plans on September 29, 2017. Each stock option to purchase shares of Angie’s List common stock that was outstanding immediately prior to the effective time of the Combination was, as of the effective time of the Combination, converted into an option to purchase (i) that number of Class A shares of ANGI Homeservices equal to the total number of shares of Angie’s List common stock subject to such Angie’s List option immediately prior to the effective time of the Combination, (ii) at a per-share exercise price equal to the exercise price per share of Angie’s List common stock at which such Angie’s List option was exercisable immediately prior to the effective time of the Combination. Each award of Angie’s List restricted stock units that was outstanding immediately prior to the effective time of the Combination was, as of the effective time of the Combination, converted into an ANGI Homeservices restricted stock unit award with respect to a number of Class A shares of ANGI Homeservices equal to the total number of shares of Angie’s List common stock subject to such Angie’s List restricted stock unit award immediately prior to the effective time of the Combination.
The table below summarizes the purchase price:

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
Angie’s List
(In thousands)
Class A common stock	$763,684
Cash consideration for holders who elected to receive $8.50 in cash per share of Angie’s List common stock	1,913
Fair value of vested and pro rata portion of unvested stock options attributable to pre-combination services	11,749
Fair value of the pro rata portion of unvested restricted stock units attributable to pre-combination services	4,038
Total purchase price	$781,384
The financial results of Angie’s List are included in New IAC’s combined financial statements, within the ANGI Homeservices segment, beginning September 29, 2017. For the year ended December 31, 2017, New IAC included $58.9 million of revenue and $21.8 million of net loss in its combined statement of operations related to Angie’s List. The net loss of Angie’s List reflects $28.7 million in stock-based compensation expense related to (i) the acceleration of previously issued Angie’s List equity awards held by employees terminated in connection with the Combination and (ii) the expense related to previously issued Angie’s List equity awards, severance and retention costs of $19.8 million related to the Combination and a reduction in revenue of $7.8 million due to the write-off of deferred revenue related to the Combination.
The table below summarizes the fair values of the assets acquired and liabilities assumed at the date of Combination:
Angie’s List
(In thousands)
Cash and cash equivalents	$44,270
Other current assets	11,280
Property and equipment	16,341
Goodwill	543,674
Intangible assets	317,300
Total assets	932,865
Deferred revenue	(32,595)
Other current liabilities	(46,150)
Long-term debt — related party	(61,498)
Deferred income taxes	(9,833)
Other long-term liabilities	(1,405)
Net assets acquired	$781,384
The purchase price was based on the expected financial performance of Angie’s List, not on the value of the net identifiable assets at the time of combination. This resulted in a significant portion of the purchase price being attributed to goodwill because Angie’s List is complementary and synergistic to the other North America businesses of ANGI Homeservices.
The fair values of the identifiable intangible assets acquired at the date of Combination are as follows:

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
	Angie’s List
	(In thousands)	Weighted- Average Useful Life (Years)
Indefinite-lived trade name and trademarks	$137,000	Indefinite
Service professionals	90,500	3
Developed technology	63,900	6
Memberships	15,900	3
User base	10,000	1
Total identifiable intangible assets acquired	$317,300
Other current assets, current liabilities and other long-term liabilities of Angie’s List were reviewed and adjusted to their fair values at the date of combination, as necessary. The fair value of deferred revenue was determined using an income approach that utilized a cost to fulfill analysis. The fair value of the trade name and trademarks was determined using an income approach that utilized the relief from royalty methodology. The fair values of developed technology and user base were determined using a cost approach that utilized the cost to replace methodology. The fair values of the service professionals and memberships were determined using an income approach that utilized the excess earnings methodology. The valuations of deferred revenue and intangible assets incorporate significant unobservable inputs and require significant judgment and estimates, including the amount and timing of future cash flows, cost and profit margins related to deferred revenue and the determination of royalty and discount rates. The amount attributed to goodwill is not tax deductible.
Unaudited Pro Forma Financial Information
The unaudited pro forma financial information in the table below presents the combined results of New IAC and Angie’s List as if the Combination had occurred on January 1, 2016. The unaudited pro forma financial information includes adjustments required under the acquisition method of accounting and is presented for informational purposes only and is not necessarily indicative of the results that would have been achieved had the Combination actually occurred on January 1, 2016. For the year ended December 31, 2017, pro forma adjustments include (i) reductions in stock-based compensation expense of $77.1 million and transaction related costs of $34.1 million because they are one-time in nature and will not have a continuing impact on operations; and (ii) an increase in amortization of intangibles of $31.9 million. The stock-based compensation expense is related to the modification of previously issued HomeAdvisor equity awards and previously issued Angie’s List equity awards, both of which were converted into ANGI Homeservices’ equity awards in the Combination, and the acceleration of certain converted equity awards resulting from the termination of Angie’s List employees in connection with the Combination. The transaction related costs include severance and retention costs of $19.8 million related to the Combination.
Year Ended December 31, 2017
(In thousands)
Revenue	$2,174,968
Net earnings attributable to Old IAC equity in IAC Holdings, Inc.	$96,578

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
NOTE 5 — GOODWILL AND INTANGIBLE ASSETS
Goodwill and intangible assets, net are as follows:
	December 31,
	2019	2018
	(In thousands)
Goodwill	$1,616,867	$1,484,117
Intangible assets with indefinite lives	225,296	227,420
Intangible assets with definite lives, net of accumulated amortization	124,854	166,362
Total goodwill and intangible assets, net	$1,967,017	$1,877,899
The following table presents the balance of goodwill by reportable segment, including the changes in the carrying value of goodwill, for the year ended December 31, 2019:
	Balance at December 31, 2018	Additions	(Deductions)	Impairment	Foreign Exchange Translation	Balance at December 31, 2019
	(In thousands)
ANGI Homeservices	$895,071	$18,326	$(29,293)	$—	$192	$884,296
Vimeo	77,152	142,222	—	—	—	219,374
Search	265,146	—	—	—	—	265,146
Emerging & Other	246,748	4,765	—	(3,318)	(144)	248,051
Total	$1,484,117	$165,313	$(29,293)	$(3,318)	$48	$1,616,867
Additions primarily relate to the acquisitions of Magisto (included in the Vimeo segment) and Fixd Repair (included in the ANGI Homeservices segment). Deductions primarily relate to tax benefits of acquired attributes related to the acquisition of Handy (included in the ANGI Homeservices segment). During the fourth quarter of 2019, New IAC recorded an impairment charge of $3.3 million related to the goodwill of the College Humor Media business (included in the Emerging & Other segment).
The following table presents the balance of goodwill by reportable segment, including the changes in the carrying value of goodwill, for the year ended December 31, 2018:
	Balance at December 31, 2017	Additions	(Deductions)	Impairment	Foreign Exchange Translation	Balance at December 31, 2018
	(In thousands)
ANGI Homeservices	$770,664	$142,768	$(14,449)	$—	$(3,912)	$895,071
Vimeo	77,303	—	(151)	—	—	77,152
Search	265,146	—	—	—	—	265,146
Emerging & Other	200,401	54,468	(7,664)	—	(457)	246,748
Total	$1,313,514	$197,236	$(22,264)	$—	$(4,369)	$1,484,117
Additions primarily relate to the acquisitions of Handy (included in the ANGI Homeservices segment), TelTech, iTranslate and Bluecrew (included in the Emerging & Other segment). Deductions relate to the sales of Felix (included in the ANGI Homeservices segment) and Electus (included in the Emerging & Other segment).
Prior to the fourth quarter of 2018, IAC Publishing was a reportable segment consisting of one operating segment and one reporting unit. In the fourth quarter of 2018, IAC Publishing was split into the

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
Dotdash, Ask Media Group (included in the Search segment) and Emerging & Other segments (related to the remaining businesses previously included in the IAC Publishing segment). The accumulated goodwill impairment of IAC Publishing was allocated to these businesses based upon their relative fair values as of October 1, 2018.
The December 31, 2019 and 2018 goodwill balances reflect accumulated impairment losses of $716.2 million and $198.3 million at Search and Dotdash, respectively. The December 31, 2019 and 2018 goodwill balances also reflect accumulated impairment losses of $14.9 million and $11.6 million, respectively, at College Humor Media (included in the Emerging & Other segment).
Intangible assets with indefinite lives are trade names and trademarks acquired in various acquisitions. At December 31, 2019 and 2018, intangible assets with definite lives are as follows:
	December 31, 2019
	Gross Carrying Amount	Accumulated Amortization	Net	Weighted- Average Useful Life (Years)
	(In thousands)
Technology	$143,255	$(73,483)	$69,772	4.5
Service professional relationships	99,651	(76,445)	23,206	2.9
Customer lists and user base	44,286	(24,226)	20,060	3.3
Memberships	15,900	(11,940)	3,960	3.0
Trade names	12,777	(8,082)	4,695	3.5
Other	10,439	(7,278)	3,161	3.4
Total	$326,308	$(201,454)	$124,854	3.7

	December 31, 2018
	Gross Carrying Amount	Accumulated Amortization	Net	Weighted- Average Useful Life (Years)
	(In thousands)
Technology	$132,588	$(48,339)	$84,249	4.6
Service professional relationships	99,528	(44,674)	54,854	2.9
Customer lists and user base	29,829	(14,857)	14,972	2.9
Memberships	15,900	(6,640)	9,260	3.0
Trade names	7,579	(4,579)	3,000	3.9
Other	5,500	(5,473)	27	4.6
Total	$290,924	$(124,562)	$166,362	3.7
At December 31, 2019, amortization of intangible assets with definite lives for each of the next five years and thereafter is estimated to be as follows:
Years Ending December 31,	(In thousands)
2020	$61,792
2021	26,108
2022	21,830
2023	12,306
2024	1,316
Thereafter	1,502
Total	$124,854

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
NOTE 6 — FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS
Marketable Securities
New IAC did not hold any marketable securities at December 31, 2019.
At December 31, 2018, the fair values of marketable securities are as follows:
Year Ended December 31, 2018
(In thousands)
Available-for-sale marketable debt securities	$24,947
Marketable equity security	419
Total marketable securities	$25,366
At December 31, 2018, current available-for-sale marketable debt securities are as follows:
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
Treasury discount notes	$24,947	$1	$(1)	$24,947
Total available-for-sale marketable debt securities	$24,947	$1	$(1)	$24,947
There were no investments in available-for-sale marketable debt securities that have been in a continuous unrealized loss position for longer than twelve months as of December 31, 2018.
For the years ended December 31, 2019 and 2018, proceeds from maturities of available-for-sale marketable debt securities were $25.0 million and $35.0 million, respectively. There were no gross realized gains or losses from the maturities of available-for-sale marketable debt securities for the years ended December 31, 2019 and 2018.
Long-term Investments
Long-term investments consist of:
	December 31,
	2019	2018
	(In thousands)
Equity securities without readily determinable fair values	$347,975	$225,979
Total long-term investments	$347,975	$225,979
Equity Securities without Readily Determinable Fair Values
In the third quarter of 2019, New IAC made a $250 million investment in Turo, a peer-to-peer car sharing marketplace. As part of its investment, New IAC received a warrant that is net settleable at New IAC’s option and is recorded at fair value each reporting period with any change included in “Other income, net” in the accompany combined statement of operations. The warrant is measured using significant unobservable inputs and is classified in the fair value hierarchy table below as Level 3. The warrant is included in “Other non-current assets” in the accompanying combined balance sheet.
New IAC had an investment in Pinterest, which was carried at fair value following the initial public offering of Pinterest in April 2019. Prior to this, New IAC accounted for its investment in Pinterest as an

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
equity security without a readily determinable fair value. New IAC sold its remaining shares in Pinterest during the fourth quarter of 2019. For the year ended December 31, 2019, New IAC recognized a net gain of $20.5 million related to its investment in Pinterest, which is included in “Other income, net” in the accompanying combined statement of operations.
The following table presents a summary of realized and unrealized gains and losses recorded in “Other income, net”, as adjustments to the carrying value of equity securities without readily determinable fair values held as of December 31, 2019 and 2018.
	Years Ended December 31,
	2019	2018
	(In thousands)
Upward adjustments (gross unrealized gains)	$19,698	$128,786
Downward adjustments including impairments (gross unrealized losses)	(1,193)	(2,838)
Total	$18,505	$125,948
The cumulative upward and downward adjustments (including impairments) to the carrying value of equity securities without readily determinable fair values held at December 31, 2019 were $19.7 million and $0.9 million, respectively.
Realized and unrealized gains and losses for New IAC’s marketable equity security and investments without readily determinable fair values for the years ended December 31, 2019 and 2018 are as follows:
	Years Ended December 31,
	2019	2018
	(In thousands)
Realized gains, net, for equity securities sold	$22,880	$27,366
Unrealized gains, net, on equity securities held	18,505	126,063
Total gains, net, recognized in other income, net	$41,385	$153,429
Equity Method Investments
In 2018 and 2017, New IAC recorded other-than-temporary impairment charges on certain of its investments of $0.6 million and $2.7 million, respectively. These charges are included in “Other income, net” in the accompanying combined statement of operations.
Cost Method Investments (Prior to the Adoption of ASU No. 2016-01)
In 2017, New IAC recorded $7.2 million of other-than-temporary impairment charges for certain of its investments as a result of our assessment of the near-term prospects and financial condition of the investees. This charge is included in “Other income, net” in the accompanying combined statement of operations.
Fair Value Measurements
The following tables present New IAC’s financial instruments that are measured at fair value on a recurring basis:

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
	December 31, 2019
	Quoted Market Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Money market funds	$699,589	$—	$—	$699,589
Time deposits	—	23,075	—	23,075
Other non-current assets:
Warrant	—	—	8,495	8,495
Total	$699,589	$23,075	$8,495	$731,159
Liabilities:
Contingent consideration arrangements	$—	$—	$(6,918)	$(6,918)

	December 31, 2018
	Quoted Market Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Money market funds	$616,077	$—	$—	$616,077
Treasury discount notes	—	99,914	—	99,914
Commercial paper	—	52,931	—	52,931
Time deposits	—	15,036	—	15,036
Marketable securities:
Treasury discount notes	—	24,947	—	24,947
Marketable equity security	419	—	—	419
Total	$616,496	$192,828	$—	$809,324
Liabilities:
Contingent consideration arrangements	$—	$—	$(26,657)	$(26,657)
The following table presents the changes in New IAC’s financial instruments that are measured at fair value on a recurring basis using significant unobservable inputs (Level 3):

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
	Years Ended December 31,
	2019		2018
	Warrant	Contingent Consideration Arrangements	Contingent Consideration Arrangements
	(In thousands)
Balance at January 1	$—	$(26,657)	$—
Fair value at date of acquisition	17,618	—	(25,521)
Total net (losses) gains:
Included in earnings:
Fair value adjustments	(9,123)	19,739	(1,136)
Balance at December 31	$8,495	$(6,918)	$(26,657)
Contingent Consideration Arrangements
At December 31, 2019, New IAC has one outstanding contingent consideration arrangement related to a business acquisition. The arrangement has a total maximum contingent payment of $45.0 million. At December 31, 2019, the gross fair value of this arrangement, before unamortized discount, is $12.5 million.
Generally, our contingent consideration arrangements are based upon financial performance and/or operating metric targets and New IAC generally determines the fair value of the contingent consideration arrangements by using probability-weighted analyses to determine the amounts of the gross liability, and, if the arrangements are initially long-term in nature, applying a discount rate that appropriately captures the risks associated with the obligation to determine the net amount reflected in the combined financial statements. The fair value of the contingent consideration arrangement at both December 31, 2019 and 2018 reflects a discount rate of 25%.
The fair value of contingent consideration arrangements is sensitive to changes in the expected achievement of the applicable targets and changes in discount rates. New IAC remeasures the fair value of the contingent consideration arrangements each reporting period, including the accretion of the discount, if applicable, and changes are recognized in “General and administrative expense” in the accompanying combined statement of operations. At December 31, 2019 and 2018, the contingent consideration arrangement liability is $6.9 million and $26.7 million, respectively. These amounts are included in “Other long-term liabilities” in the accompanying combined balance sheet.
Financial Instruments Measured at Fair Value Only for Disclosure Purposes
The following table presents the carrying value and the fair value of financial instruments measured at fair value only for disclosure purposes:
	December 31, 2019		December 31, 2018
	Carrying Value	Fair Value	Carrying Value	Fair Value
	(In thousands)
Notes receivable – related party, current	$55,251	$55,251	$—	$—
Current portion of long-term debt	$(13,750)	$(13,681)	$(13,750)	$(12,753)
Long-term debt, net (a)	$(231,946)	$(232,581)	$(244,971)	$(229,556)
Long-term debt – related party	$—	$—	$(2,500)	$(2,529)

(a)
At December 31, 2019 and 2018, the carrying value of long-term debt, net includes unamortized debt issuance costs of $1.8 million and $2.5 million, respectively.

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
The fair value of long-term debt, including the current portion, is estimated using observable market prices or indices for similar liabilities, which are Level 2 inputs. The fair value of long-term debt — related party is based on Level 3 inputs and is estimated by discounting the future cash flows based on current market conditions.
NOTE 7 — LONG-TERM DEBT
Long-term debt consists of:
	December 31,
	2019	2018
	(In thousands)
ANGI Term Loan due November 5, 2023	$247,500	$261,250
Less: current portion of ANGI Term Loan	13,750	13,750
Less: unamortized debt issuance costs	1,804	2,529
Total long-term debt, net	$231,946	$244,971
ANGI Term Loan and ANGI Credit Facility
On November 1, 2017, ANGI borrowed $275 million under a five-year term loan facility (“ANGI Term Loan”). On November 5, 2018, the ANGI Term Loan was amended and restated, and is now due on November 5, 2023. At both December 31, 2019 and 2018, the ANGI Term Loan bears interest at LIBOR plus 1.50%. The spread over LIBOR is subject to change in future periods based on ANGI’s consolidated net leverage ratio. The interest rate was 3.25% and 3.98% at December 31, 2019 and 2018, respectively. Interest payments are due at least quarterly through the term of the loan. Additionally, there are quarterly principal payments of $3.4 million through December 31, 2021, $6.9 million for the one-year period ending December 31, 2022 and $10.3 million through maturity of the loan when the final amount of $161.6 million is due.
The terms of the ANGI Term Loan require ANGI to maintain a consolidated net leverage ratio of not more than 4.5 to 1.0 and a minimum interest coverage ratio of not less than 2.0 to 1.0 (in each case as defined in the credit agreement). The ANGI Term Loan also contains covenants that would limit ANGI’s ability to pay dividends, make distributions or repurchase ANGI stock in the event a default has occurred or ANGI’s consolidated net leverage ratio exceeds 4.25 to 1.0. There are additional covenants under the ANGI Term Loan that limit the ability of ANGI and its subsidiaries to, among other things, incur indebtedness, pay dividends or make distributions.
On November 5, 2018, ANGI entered into a five-year $250 million revolving credit facility (the “ANGI Credit Facility”). At December 31, 2019 and 2018, there were no outstanding borrowings under the ANGI Credit Facility. The annual commitment fee on undrawn funds is based on the consolidated net leverage ratio most recently reported and is 25 basis points at both December 31, 2019 and 2018. Borrowings under the ANGI Credit Facility bear interest, at ANGI’s option, at either a base rate or LIBOR, in each case plus an applicable margin, which is based on ANGI’s consolidated net leverage ratio. The financial and other covenants are the same as those for the ANGI Term Loan.
The ANGI Term Loan and ANGI Credit Facility are guaranteed by ANGI’s wholly-owned material domestic subsidiaries and are secured by substantially all assets of ANGI and the guarantors, subject to certain exceptions.
IAC Group Credit Facility
On October 2, 2017, IAC Group, LLC (“IAC Group”) entered into a joinder agreement by and among IAC Group, Old IAC, and each of the other parties to the IAC Credit Facility. Pursuant to the joinder

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
agreement, IAC Group became the successor borrower under the IAC Credit Facility and Old IAC’s obligations under the credit agreement were terminated. IAC Group is included within these combined financial statements and will become a subsidiary of New IAC upon the consummation of the Separation.
At December 31, 2019, IAC Group has a $250 million revolving credit facility (the “IAC Group Credit Facility”), that expires on November 5, 2023. At December 31, 2019 and 2018, there were no outstanding borrowings under the IAC Group Credit Facility. The annual commitment fee on undrawn funds is based on the consolidated net leverage ratio (as defined in the agreement) most recently reported, and is 20 basis points at both December 31, 2019 and 2018. Borrowings under the IAC Group Credit Facility bear interest, at IAC Group’s option, at a base rate or LIBOR, in each case, plus an applicable margin, which is based on IAC Group’s consolidated net leverage ratio. The terms of the IAC Group Credit Facility require that IAC Group maintains a consolidated net leverage ratio of not more than 3.25 to 1.0 before the date on which IAC Group no longer holds majority of the outstanding voting stock of ANGI (“Trigger Date”) and no greater than 2.75 to 1.0 on or after the Trigger Date. The terms of the IAC Group Credit Facility also restrict IAC Group’s ability to incur additional indebtedness. Borrowings under the IAC Group Credit Facility are unconditionally guaranteed by certain of our wholly-owned domestic subsidiaries and are also secured by the stock of certain of our domestic and foreign subsidiaries, including the shares of Match Group and ANGI owned by IAC Group. Following the Separation, Match Group will no longer secure the IAC Group Credit Facility.
Maturities of long-term debt liabilities as of December 31, 2019 (in thousands):
Years Ending December 31,
2020	$13,750
2021	13,750
2022	27,500
2023	192,500
Total	247,500
Less: current portion of long-term debt	13,750
Less: unamortized debt issuance costs	1,804
Total long-term debt, net	$231,946
NOTE 8 — ACCUMULATED OTHER COMPREHENSIVE LOSS
The following tables present the components of accumulated other comprehensive (loss) income and items reclassified out of accumulated other comprehensive loss into earnings:
	Year Ended December 31, 2019
	Foreign Currency Translation Adjustment	Unrealized Gains On Available- For-Sale Marketable Debt Securities	Accumulated Other Comprehensive (Loss) Income
	(In thousands)
Balance at January 1	$(12,543)	$2	$(12,541)
Other comprehensive income (loss)	337	(2)	335
Net current period other comprehensive income (loss)	337	(2)	335
Allocation of accumulated other comprehensive loss related to the noncontrolling interests	(20)	—	(20)
Balance at December 31	$(12,226)	$—	$(12,226)

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
	Year Ended December 31, 2018
	Foreign Currency Translation Adjustment	Unrealized Gains On Available- For-Sale Marketable Debt Securities	Accumulated Other Comprehensive Loss
	(In thousands)
Balance at January 1	$(7,504)	$—	$(7,504)
Other comprehensive (loss) income before reclassifications	(4,976)	2	(4,974)
Amounts reclassified to earnings	(52)	—	(52)
Net current period other comprehensive (loss) income	(5,028)	2	(5,026)
Allocation of accumulated other comprehensive loss related to noncontrolling interests	(11)	—	(11)
Balance at December 31	$(12,543)	$2	$(12,541)

	Year Ended December 31, 2017
	Foreign Currency Translation Adjustment	Accumulated Other Comprehensive (Loss) Income
	(In thousands)
Balance at January 1	$(21,864)	$(21,864)
Other comprehensive income before reclassifications	14,408	14,408
Amounts reclassified to earnings	(41)	(41)
Net current period other comprehensive income	14,367	14,367
Allocation of accumulated other comprehensive loss related to noncontrolling interests	(7)	(7)
Balance at December 31	$(7,504)	$(7,504)
The amounts reclassified out of foreign currency translation adjustment into earnings for the years ended December 31, 2018 and 2017 relate to the liquidation of international subsidiaries.
At December 31, 2019, 2018 and 2017, there was no tax benefit of provision on the accumulated other comprehensive loss.
NOTE 9 — STOCK-BASED COMPENSATION
The equity awards described below principally relate to awards issued by certain of our subsidiaries (including awards assumed in acquisitions, including the Combination) and an allocation of expense from Old IAC related to awards issued to New IAC employees that were granted under various Old IAC stock and annual incentive plans. The form of awards granted to New IAC employees are principally stock options, restricted stock units (“RSUs”), including those that are linked to the achievement of Old IAC’s stock price, known as market-based awards (“MSUs”) and those that are linked to the achievement of a performance target, known as performance-based awards (“PSUs”).
The amount of stock-based compensation expense recognized in the combined statement of operations is net of estimated forfeitures. The forfeiture rate is estimated at the grant date based on historical experience and revised, if necessary, in subsequent periods if actual forfeitures differ from the estimated rate. The expense ultimately recorded is for the awards that vest. At December 31, 2019, there is $158.3 million of

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
unrecognized compensation cost, net of estimated forfeitures, related to all equity-based awards, which is expected to be recognized over a weighted average period of approximately 2.2 years.
The total income tax benefit recognized in the accompanying combined statement of operations for the years ended December 31, 2019, 2018 and 2017 related to all stock-based compensation is $82.4 million, $80.7 million and $124.2 million, respectively.
The aggregate income tax benefit recognized related to the exercise of stock options for the years ended December 31, 2019, 2018 and 2017, is $64.2 million, $63.6 million and $95.1 million, respectively. As New IAC is currently in an NOL position, there will be some delay in the timing of the realization of the cash benefit of the income tax deductions related to stock-based compensation because it will be dependent upon the amount and timing of future taxable income and the timing of estimated income tax payments.
Old IAC Denominated Stock Options
The fair value of stock option awards, with the exception of market-based awards, is estimated on the grant date using the Black-Scholes option pricing model. The grant date fair value of market-based awards is estimated using a lattice model that incorporates a Monte Carlo simulation of Old IAC’s stock price. Broad-based stock option awards issued to date have generally vested in equal annual installments over a 4-year period from the grant date.
The aggregate intrinsic value, calculated as the difference between Old IAC’s closing stock price on the last trading day of 2019 and the exercise price, multiplied by the number of in-the-money awards that would have been exercised had all award holders exercised their awards, on December 31, 2019 is $871.8 million. In connection with the Separation, Old IAC denominated stock options that are outstanding as of December 19, 2019, and immediately prior to the completion of the Transactions, will be converted into stock options to purchase common stock of New IAC and stock options to purchase New Match common stock in a manner that preserves the spread value of the stock options immediately before and immediately after the adjustment, with the allocation between the two stock options based on the value of a share of New IAC common stock relative to the value of a share of New Match common stock multiplied by the Reclassification Exchange Ratio. Old IAC denominated stock options that are granted on or after December 20, 2019 and outstanding immediately prior to the completion of the Transactions, will be converted into stock options to purchase New IAC common stock on the same terms and conditions applicable to the existing equity award, with equitable adjustments to the number of shares of New IAC common stock covered by the option and the applicable option exercise price. Assuming all stock options outstanding on December 31, 2019, were net settled on that date, withholding taxes, which will be paid by Old IAC for periods prior to the Separation and New IAC and New Match for periods subsequent to the Separation on behalf of the employees upon exercise, would have been $435.9 million in aggregate (of which $345.8 million is related to vested stock options and $90.1 million is related to unvested stock options) assuming a 50% withholding rate.
Old IAC Denominated Restricted Stock Units, Market-based Stock Units and Performance-based Stock Units
RSUs, MSUs and PSUs are awards in the form of phantom shares or units denominated in a hypothetical equivalent number of shares of Old IAC common stock and with the value of each RSU and PSU equal to the fair value of Old IAC common stock at the date of grant. The value of each MSU is estimated using a lattice model that incorporates a Monte Carlo simulation of Old IAC’s stock price. Each RSU and PSU grant is subject to service-based vesting, where a specific period of continued employment must pass before an award vests. PSUs also include performance-based vesting, where certain performance targets set at the time of grant must be achieved before an award vests. The vesting of MSUs is tied to the stock price of Old IAC. For RSU grants, the expense is measured at the grant date as the fair value of Old IAC common stock and expensed as stock-based compensation over the vesting term. MSU grants are expensed over the shorter of the vesting period or the derived service period. For PSU grants, the

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
expense is measured at the grant date as the fair value of Old IAC common stock and expensed as stock-based compensation over the vesting term if the performance targets are considered probable of being achieved. RSUs currently outstanding generally vest in either equal annual installments over a four-year period or cliff-vest after a three-year period, in each case, from the grant date. MSUs currently outstanding cliff-vest after the market condition has been met either within a three-year or five-year period from the date of grant. The aggregate intrinsic value of all RSUs and MSUs outstanding on December 31, 2019 is $91.6 million; assuming these awards were net settled on December 31, 2019, the withholding taxes that would be payable, which will be paid by Old IAC for periods prior to the Separation and New IAC for periods subsequent to the Separation on behalf of the employees upon net settlement would be $45.8 million, assuming a 50% withholding rate, and Old IAC would have issued 0.2 million common shares. There were no PSUs outstanding on December 31, 2019.
Equity Instruments Denominated in the Shares of Certain Subsidiaries
ANGI
In connection with the Combination, previously issued stock appreciation rights related to the common stock of HomeAdvisor (US) were converted into ANGI stock appreciation rights that are settleable, at ANGI’s option, on a net basis with ANGI remitting withholding taxes on behalf of the employee or on a gross basis with ANGI issuing a sufficient number of Class A shares to cover the withholding taxes. While these awards can be settled in either Class A shares of ANGI or shares of Old IAC common stock at Old IAC’s option, these awards are currently being settled in shares of ANGI. The aggregate intrinsic value of these awards outstanding at December 31, 2019 is $114.6 million; assuming these awards were net settled on December 31, 2019, the withholding taxes that would be payable is $57.3 million, assuming a 50% withholding rate, and ANGI would have issued 6.8 million Class A shares. The aggregate intrinsic value of all other ANGI equity awards, including stock options, RSUs and subsidiary denominated equity at December 31, 2019 is $86.8 million; assuming these awards were net settled on December 31, 2019, the withholding taxes that would be payable is $43.4 million, assuming a 50% withholding rate, and ANGI would have issued 5.1 million Class A shares.
Prior to the Separation, certain ANGI equity awards could be settled either in Old IAC common shares or the common shares of ANGI at Old IAC’s election. If settled in Old IAC common stock, ANGI reimbursed Old IAC in either cash or through the issuance of Class A shares to Old IAC. Subsequent to the Separation, this right shall be assigned to New IAC.
Prior to the Combination in 2017, Old IAC issued a number of Old IAC denominated PSUs to certain ANGI employees. Vesting of the PSUs was contingent upon ANGI’s performance for the year ended December 31, 2019. These awards did not vest because the performance conditions were not achieved.
Non-publicly-traded Subsidiaries
Historically, Old IAC has granted stock settled stock appreciation rights to employees and management that are denominated in the equity of certain non-publicly traded subsidiaries comprising New IAC. These equity awards vest over a period of years or upon the occurrence of certain prescribed events. The value of the stock settled stock appreciation rights is tied to the value of the common stock of these subsidiaries. Accordingly, these interests only have value to the extent the relevant business appreciates in value above the initial value utilized to determine the exercise price. These interests can have significant value in the event of significant appreciation. The fair value of these interest is generally determined by negotiation or arbitration, when settled; which will occur at various dates through 2026. Prior to the Separation, these equity awards have been and will be settled on a net basis, with the award holder entitled to receive Old IAC shares equal to the intrinsic value of the award upon settlement less an amount equal to the required cash tax withholding payment, which has been and will be paid by Old IAC. Subsequent to the Separation, these equity awards will continue to be settled on a net basis, with the award holder entitled to receive New IAC shares rather than Old IAC shares equal to the intrinsic value of the award upon settlement less an amount

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
equal to the required cash tax withholding payment, which will be paid by New IAC. The expense associated with these equity awards is initially measured at fair value at the grant date and is expensed as stock-based compensation over the vesting term. The aggregate intrinsic value of these awards outstanding at December 31, 2019 is $40.5 million; assuming these awards were net settled on December 31, 2019, the withholding taxes that would be payable is $20.2 million, assuming a 50% withholding rate, and Old IAC would have issued 0.1 million common shares. To the extent these awards are settled subsequent to the Separation, the number of New IAC shares ultimately needed to settle these awards and the cash withholding tax obligation may vary significantly as a result of the determination of the fair value of the relevant subsidiary. In addition, the number of New IAC shares required to settle these awards will be impacted by movement in New IAC’s stock price.
Modification of Awards
During 2019, New IAC modified certain equity awards and recognized modification charges of $13.1 million.
During 2018, New IAC modified certain equity awards and recognized modification charges of $7.9 million. In addition, in connection with the ANGI chief executive officer transition during the fourth quarter of 2018, ANGI accelerated $3.9 million of expense into 2018 from 2019.
In connection with the Combination, the previously issued HomeAdvisor (US) stock appreciation rights were converted into ANGI equity awards resulting in a modification charge of $217.7 million of which $29.0 million, $56.9 million and $93.4 million were recognized as stock-based compensation expense in the years ended December 31, 2019, 2018 and 2017, respectively, and the remaining charge will be recognized over the vesting period of the modified awards.
During the second quarter of 2017, New IAC modified certain HomeAdvisor (US) denominated equity awards and recognized a modification charge of $6.6 million.
NOTE 10 — SEGMENT INFORMATION
The overall concept that New IAC employs in determining its operating segments is to present the financial information in a manner consistent with: how the chief operating decision maker views the businesses; how the businesses are organized as to segment management; and the focus of the businesses with regards to the types of services or products offered or the target market. Operating segments are combined for reporting purposes if they meet certain aggregation criteria, which principally relate to the similarity of their economic characteristics or, in the case of the Emerging & Other reportable segment, do not meet the quantitative thresholds that require presentation as separate reportable segments.
The following table presents revenue by reportable segment:
	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Revenue:
ANGI Homeservices	$1,326,205	$1,132,241	$736,386
Vimeo	196,015	159,641	103,332
Dotdash	167,594	130,991	90,890
Search	742,184	823,950	738,474
Emerging & Other	274,107	286,586	284,132
Inter-segment elimination	(304)	(361)	(607)
Total	$2,705,801	$2,533,048	$1,952,607

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
The following table presents the revenue of New IAC’s segments disaggregated by type of service:
	Years Ended December 31,
	2019	2018	2017
	(In thousands)
ANGI Homeservices
Marketplace:
Consumer connection revenue	$913,533	$704,341	$521,481
Service professional membership subscription revenue	64,706	66,214	56,135
Other revenue	6,971	3,940	3,798
Total Marketplace revenue	985,210	774,495	581,414
Advertising and other revenue	264,682	287,676	97,483
Total North America revenue	1,249,892	1,062,171	678,897
Consumer connection revenue	59,611	50,913	40,009
Service professional membership subscription revenue	14,231	17,362	16,596
Advertising and other revenue	2,471	1,795	884
Total Europe revenue	76,313	70,070	57,489
Total ANGI Homeservices revenue	$1,326,205	$1,132,241	$736,386
Vimeo
Platform revenue	$193,736	$146,665	$99,650
Hardware revenue	2,279	12,976	3,682
Total Vimeo revenue	$196,015	$159,641	$103,332
Dotdash
Display advertising revenue	$126,487	$103,704	$76,316
Performance marketing revenue	41,107	27,287	14,574
Total Dotdash revenue	$167,594	$130,991	$90,890
Search
Advertising revenue:
Google advertising revenue	$678,438	$770,494	$689,633
Non-Google advertising revenue	47,556	31,975	13,553
Total advertising revenue	725,994	802,469	703,186
Other revenue	16,190	21,481	35,288
Total Search revenue	$742,184	$823,950	$738,474
Emerging & Other
Subscription revenue	$194,362	$102,592	$25,554
Marketplace revenue	38,950	19,665	—
Service revenue	3,881	22,142	27,465
Advertising revenue:
Non-Google advertising revenue	23,372	64,319	74,990
Google advertising revenue	4,486	14,393	16,716
Total advertising revenue	27,858	78,712	91,706
Media production and distribution revenue	8,897	61,717	138,006
Other revenue	159	1,758	1,401
Total Emerging & Other revenue	$274,107	$286,586	$284,132

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
Revenue by geography is based on where the customer is located. Geographic information about revenue and long-lived assets is presented below:
	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Revenue:
United States	$2,097,743	$1,951,957	$1,569,275
All other countries	608,058	581,091	383,332
Total	$2,705,801	$2,533,048	$1,952,607

	December 31,
	2019	2018
	(In thousands)
Long-lived assets (excluding goodwill and intangible assets):
United States	$297,433	$254,751
All other countries	7,981	5,697
Total	$305,414	$260,448
The following tables present operating income (loss) and Adjusted EBITDA by reportable segment:
	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Operating income (loss):
ANGI Homeservices	$38,645	$63,906	$(149,176)
Vimeo	(51,921)	(35,594)	(27,328)
Dotdash	29,021	18,778	(15,694)
Search	122,347	151,425	153,986
Emerging & Other	(21,790)	(26,627)	(780)
Corporate	(166,751)	(136,053)	(125,640)
Total	$(50,449)	$35,835	$(164,632)

	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Adjusted EBITDA:(a)
ANGI Homeservices	$202,297	$247,506	$37,858
Vimeo	$(41,790)	$(28,045)	$(23,607)
Dotdash	$39,601	$21,384	$(2,763)
Search	$124,163	$182,905	$162,023
Emerging & Other	$(28,368)	$(14,889)	$2,124
Corporate	$(88,617)	$(74,011)	$(67,748)

(a)
New IAC’s primary financial measure is Adjusted EBITDA, which is defined as operating income

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable, and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements. New IAC believes this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature. Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.
The following tables reconcile operating income (loss) for New IAC’s reportable segments and net earnings attributable to Old IAC equity in IAC Holdings, Inc. to Adjusted EBITDA:
	Year Ended December 31, 2019
	Operating Income (Loss)	Stock-Based Compensation Expense	Depreciation	Amortization of Intangibles	Goodwill Impairment	Acquisition- related Contingent Consideration Fair Value Adjustments	Adjusted EBITDA
	(In thousands)
ANGI Homeservices	$38,645	$68,255	$39,915	$55,482	$—	$—	$202,297
Vimeo	(51,921)	$—	$478	$9,653	$—	$—	$(41,790)
Dotdash	29,021	$—	$974	$9,606	$—	$—	$39,601
Search	122,347	$—	$1,816	$—	$—	$—	$124,163
Emerging & Other	(21,790)	$—	$715	$9,127	$3,318	$(19,738)	$(28,368)
Corporate	(166,751)	$66,083	$12,051	$—	$—	$—	$(88,617)
Total	(50,449)
Interest expense – third party	(11,904)
Interest income, net – related party	420
Other income, net	33,627
Loss before income taxes	(28,306)
Income tax benefit	60,489
Net earnings	32,183
Net earnings attributable to noncontrolling interests	(9,288)
Net earnings attributable to Old IAC equity in IAC Holdings, Inc.	$22,895

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
	Year Ended December 31, 2018
	Operating Income (Loss)	Stock-Based Compensation Expense	Depreciation	Amortization of Intangibles	Acquisition- related Contingent Consideration Fair Value Adjustments	Adjusted EBITDA
	(In thousands)
ANGI Homeservices	$63,906	$97,078	$24,310	$62,212	$—	$247,506
Vimeo	(35,594)	$—	$1,200	$6,349	$—	$(28,045)
Dotdash	18,778	$—	$969	$1,637	$—	$21,384
Search	151,425	$—	$3,311	$28,169	$—	$182,905
Emerging & Other	(26,627)	$919	$969	$8,714	$1,136	$(14,889)
Corporate	(136,053)	$50,408	$11,634	$—	$—	$(74,011)
Total	35,835
Interest expense – third party	(13,059)
Interest income, net – related party	325
Other income, net	282,470
Earnings before income taxes	305,571
Income tax provision	(13,200)
Net earnings	292,371
Net earnings attributable to noncontrolling interests	(45,599)
Net earnings attributable to Old IAC equity in IAC Holdings, Inc.	$246,772

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
	Year Ended December 31, 2017
	Operating Income (Loss)	Stock-Based Compensation Expense	Depreciation	Amortization of Intangibles	Acquisition- related Contingent Consideration Fair Value Adjustments	Adjusted EBITDA
	(In thousands)
ANGI Homeservices	$(149,176)	$149,230	$14,543	$23,261	$—	$37,858
Vimeo	(27,328)	$—	$1,408	$2,313	$—	$(23,607)
Dotdash	(15,694)	$—	$2,255	$10,676	$—	$(2,763)
Search	153,986	$—	$6,026	$2,011	$—	$162,023
Emerging & Other	(780)	$401	$1,066	$889	$548	$2,124
Corporate	(125,640)	$42,374	$15,518	$—	$—	$(67,748)
Total	(164,632)
Interest expense – third party	(2,181)
Interest income, net – related party	23,656
Other income, net	12,363
Loss before income taxes	(130,794)
Income tax benefit	155,402
Net earnings	24,608
Net loss attributable to noncontrolling interests	12,398
Net earnings attributable to Old IAC equity in IAC Holdings, Inc.	$37,006
The following table presents capital expenditures by reportable segment:
	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Capital expenditures:
ANGI Homeservices	$68,804	$46,976	$26,837
Vimeo	2,801	209	109
Dotdash	—	102	825
Search	43	479	251
Emerging & Other	387	751	291
Corporate	25,863	6,163	17,840
Total	$97,898	$54,680	$46,153
NOTE 11 — LEASES
New IAC leases land, office space, data center facilities and equipment used in connection with its operations under various operating leases, the majority of which contain escalation clauses.

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
ROU assets represent New IAC’s right to use the underlying assets for the lease term and lease liabilities represent the present value of New IAC’s obligation to make payments arising from these leases. ROU assets and related lease liabilities are based on the present value of fixed lease payments over the lease term using New IAC’s and its publicly-traded subsidiary respective incremental borrowing rates on the lease commencement date or January 1, 2019 for leases that commenced prior to that date. New IAC combines the lease and non-lease components of lease payments in determining ROU assets and related lease liabilities. If the lease includes one or more options to extend the term of the lease, the renewal option is considered in the lease term if it is reasonably certain New IAC will exercise the option(s). Lease expense is recognized on a straight-line basis over the term of the lease. As permitted by ASC 842, leases with an initial term of twelve months or less (“short-term leases”) are not recorded on the accompanying combined balance sheet.
Variable lease payments consist primarily of common area maintenance, utilities and taxes, which are not included in the recognition of ROU assets and related lease liabilities. New IAC’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.
Leases	Balance Sheet Classification	December 31, 2019
		(In thousands)
Assets:
Right-of-use assets	Right-of-use assets, net	$138,608
Liabilities:
Current lease liabilities	Accrued expenses and other current liabilities	$23,188
Long-term lease liabilities	Other long-term liabilities	168,321
Total lease liabilities		$191,509

Lease Expense	Income Statement Classification	Year Ended December 31, 2019
		(In thousands)
Fixed lease expense	Cost of revenue	$547
Fixed lease expense	Selling and marketing expense	10,613
Fixed lease expense	General and administrative expense	17,751
Fixed lease expense	Product development expense	1,502
Total fixed lease expense (a)		30,413
Variable lease expense	Cost of revenue	83
Variable lease expense	Selling and marketing expense	1,573
Variable lease expense	General and administrative expense	5,729
Variable lease expense	Product development expense	391
Total variable lease expense		7,776
Net lease expense		$38,189

(a)
Includes approximately $2.2 million of short-term lease expense and $7.6 million of sublease income for the year ended December 31, 2019.

Maturities of lease liabilities as of December 31, 2019 (in thousands) (b):

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
Years Ended December 31,
2020	$32,688
2021	30,200
2022	27,543
2023	25,838
2024	23,318
Thereafter	221,479
Total	361,066
Less: interest	169,557
Present value of lease liabilities	$191,509

(b)
Lease payments exclude $37.3 million of legally binding minimum lease payments for leases signed but not yet commenced.

The following are the weighted average assumptions used for lease term and discount rate as of December 31, 2019:
Remaining lease term	17.4 years
Discount rate	6.12%
Year Ended December 31, 2019
(In thousands)
Other Information:
Right-of-use assets obtained in exchange for lease liabilities	$61,657
Cash paid for amounts included in the measurement of lease liabilities	$35,321
NOTE 12 — COMMITMENTS AND CONTINGENCIES
Commitments
New IAC has entered into certain off-balance sheet commitments that require the future purchase of services (“purchase obligations”). Future payments under noncancelable unconditional purchase obligations as of December 31, 2019 are as follows:
	Amount of Commitment Expiration Per Period
	Less Than 1 Year	1 – 3 Years	3 – 5 Years	More Than 5 Years	Total Amounts Committed
	(In thousands)
Purchase obligations	$75,243	$41,423	$—	$—	$116,666
Purchase obligations include New IAC’s allocable share of Old IAC’s $150.0 million three-year cloud computing contract, of which Old IAC paid $50.0 million in 2019 and New IAC had a related prepaid asset of $8.7 million included in “Other current assets” on the combined balance sheet at December 31, 2019. Following the Separation, $20.0 million of the remaining obligation will be assigned to New IAC and $80.0 million will be assigned to Match Group. New IAC’s two remaining minimum payments of $10.0 million each will be due in 2020 and 2021. Purchase obligations also include (i) remaining payments of $59.3 million related to a two year cloud computing contract, which $40.9 million and $18.3 million are estimated to be

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
paid in 2020 and 2021, respectively, (ii) remaining payments of $23.8 million related to advertising commitments to be made in 2020, and (iii) a remaining payment of $13.1 million related to the purchase of a 50% interest in a corporate aircraft that is expected to be made in 2021.
Contingencies
In the ordinary course of business, New IAC is a party to various lawsuits. New IAC establishes reserves for specific legal matters when it determines that the likelihood of an unfavorable outcome is probable and the loss is reasonably estimable. Management has also identified certain other legal matters where we believe an unfavorable outcome is not probable and, therefore, no reserve is established. Although management currently believes that resolving claims against us, including claims where an unfavorable outcome is reasonably possible, will not have a material impact on the liquidity, results of operations, or financial condition of New IAC, these matters are subject to inherent uncertainties and management’s view of these matters may change in the future. New IAC also evaluates other contingent matters, including income and non-income tax contingencies, to assess the likelihood of an unfavorable outcome and estimated extent of potential loss. It is possible that an unfavorable outcome of one or more of these lawsuits or other contingencies could have a material impact on the liquidity, results of operations, or financial condition of New IAC. See “Note 3 — Income Taxes” for additional information related to income tax contingencies.
Tinder Optionholder Litigation against IAC and Match Group
On August 14, 2018, ten then-current and former employees of Match Group, LLC or Tinder, Inc. (“Tinder”), an operating business of Match Group, filed a lawsuit in New York state court against IAC and Match Group. See Sean Rad et al. v. IAC/InterActiveCorp and Match Group, Inc., No. 654038/2018 (Supreme Court, New York County). The complaint alleges that in 2017, the defendants: (i) wrongfully interfered with a contractually established process for the independent valuation of Tinder by certain investment banks, resulting in a substantial undervaluation of Tinder and a consequent underpayment to the plaintiffs upon exercise of their Tinder stock options, and (ii) then wrongfully merged Tinder into Match Group, thereby depriving certain of the plaintiffs of their contractual right to later valuations of Tinder on a stand-alone basis. The complaint asserts claims for breach of contract, breach of the implied covenant of good faith and fair dealing, unjust enrichment, interference with contractual relations (as against Match Group only), and interference with prospective economic advantage, and seeks compensatory damages in the amount of at least $2 billion, as well as punitive damages. On August 31, 2018, four plaintiffs who were still employed by Match Group filed a notice of discontinuance of their claims without prejudice, leaving the six former employees as the remaining plaintiffs.
On October 9, 2018, the defendants filed a motion to dismiss the complaint on various grounds, including that the 2017 valuation of Tinder by the investment banks was an expert determination any challenge to which is both time-barred under applicable law and available only on narrow substantive grounds that the plaintiffs have not pleaded in their complaint; the plaintiffs opposed the motion. On June 13, 2019, the court issued a decision and order (i) granting the motion to dismiss the claims for breach of the implied covenant of good faith and fair dealing and for unjust enrichment, (ii) granting the motion to dismiss the merger-related claim for breach of contract as to two of the remaining six plaintiffs, and (iii) otherwise denying the motion to dismiss. On June 21, 2019, the defendants filed a notice of appeal from the trial court’s partial denial of their motion to dismiss, and the parties thereafter briefed the appeal. On October 29, 2019, the Appellate Division, First Department, issued an order affirming the lower court’s decision. On November 22, 2019, the defendants filed a motion for reargument or, in the alternative, leave to appeal the Appellate Division’s order to the New York Court of Appeals; the plaintiffs opposed the motion, which remains pending.
On June 3, 2019, the defendants filed a second motion to dismiss based upon certain provisions of the plaintiffs’ agreement with a litigation funding firm; the plaintiffs have opposed the motion, which remains pending. Document discovery in the case is substantially complete, and deposition discovery is underway. On

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
January 30, 2020, the parties participated in a mediation that did not result in resolution of the matter. IAC and Match Group believe that the allegations in this lawsuit are without merit and will continue to defend vigorously against it.
NOTE 13 — RELATED PARTY TRANSACTIONS
Relationship with Old IAC prior to the Separation
New IAC’s combined statement of operations includes allocations of costs, including stock-based compensation expense, related to IAC’s accounting, treasury, legal, tax, corporate support and internal audit functions. To the extent applicable, Old IAC has historically allocated costs related to its accounting, treasury, legal, tax, corporate support and internal audit functions that are incurred at the Old IAC legal entity level to its publicly traded subsidiaries, Match Group and ANGI Homeservices, including HomeAdvisor for periods prior to the Combination, based upon time spent or other cost drivers, such as revenue, number of legal entities or transaction volume, in their standalone financial statements. For periods subsequent to the Match Group IPO in November 2015 and the Combination in September 2017, Old IAC billed Match Group and ANGI Homeservices for any services provided under the applicable services agreements. The remaining unallocated expenses of Old IAC related to its accounting, treasury, legal, tax, corporate support and internal audit functions were allocated to New IAC based upon time spent or other cost drivers, such as revenue, number of legal entities or transaction volume. Allocated costs, inclusive of stock-based compensation expense, were $146.0 million, $178.2 million and $126.7 million, in 2019, 2018 and 2017, respectively. It is not practicable to determine the actual expenses that would have been incurred for these services had New IAC operated as a standalone entity during the periods presented. Management considers the allocation method to be reasonable.
The portion of interest income reflected in the combined statement of operations that is related party in nature, was $0.4 million, $0.3 million and $23.7 million, for the years ended December 31, 2019, 2018 and 2017, respectively, and is included in “Interest income, net” in the table below.
The following table summarizes the components of the net decrease (increase) in Old IAC’s investment in IAC Holdings, Inc. for the years ended December 31, 2019, 2018 and 2017:
	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Cash transfers (from) to Old IAC related to its centrally managed U.S. treasury function, acquisitions and cash expenses paid by Old IAC on behalf of IAC Holdings, Inc., net	$(182,382)	$215,993	$(21,058)
Taxes	(1,874)	1,120	44,798
Interest income, net	420	325	23,656
Allocation of costs from Old IAC	(80,143)	(71,977)	(62,180)
Net (increase) decrease in Old IAC’s investment in IAC Holdings, Inc.	$(263,979)	$145,461	$(14,784)
Notes Receivable — Related Party
During 2019, New IAC, through two domestic subsidiaries, entered into loan agreements with Old IAC for cash transfers to Old IAC under its centrally managed U.S. treasury function. The outstanding receivable at December 31, 2019 is $55.3 million and bears interest at a rate per annum equal to the Monthly Short-Term Applicable Federal Rate and is due on demand. The interest rate at December 31, 2019 was 1.59%.

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
Long-term Debt — Related Party
On December 14, 2018, New IAC, through a domestic subsidiary, entered into a loan with Old IAC for up to an amount not to exceed $15.0 million for general working capital purposes in the ordinary course of business. During the first quarter of 2019, the outstanding balance at December 31, 2018 of $2.5 million was repaid.
Guarantee of Old IAC Senior Notes
On November 15, 2013 and December 21, 2012, Old IAC issued $500.0 million aggregate principal amount of 4.875% Senior Notes due November 30, 2018 (“4.875% Senior Notes”) and $500.0 million aggregate principal amount of 4.75% Senior Notes due December 15, 2022 (“4.75% Senior Notes”), respectively. The 4.875% and 4.75% Senior Notes are unconditionally guaranteed by certain of New IAC’s domestic subsidiaries. On November 30, 2017, Old IAC redeemed the 4.875% Senior Notes and repaid the outstanding balance of $361.9 million. On August 23, 2019, Old IAC redeemed the 4.75% Senior Notes and repaid the outstanding balance of $34.5 million. New IAC did not pay any amount (or record any liability) as a result of our guarantee of Old IAC’s Senior Notes.
Relationship with New Match following the Separation
If the Separation is consummated, New IAC shall enter into certain agreements with New Match to govern the relationship between New IAC and New Match following the Separation. These agreements will include: a tax sharing agreement; a services agreement; and an employee matters agreement.
New IAC and ANGI
Old IAC and ANGI, in connection with the Combination, entered into a contribution agreement; an investor rights agreement; a services agreement; a tax sharing agreement; and an employee matters agreement. If the Separation is consummated, Old IAC shall assign these agreements to New IAC.
Additionally, on September 29, 2017, Old IAC and ANGI entered into two intercompany notes (collectively referred to as “Intercompany Notes”) to ANGI as follows: (i) a Payoff Intercompany Note, which provided the funds necessary to repay the outstanding balance under Angie’s List’s previously existing credit agreement, totaling $61.5 million; and (ii) a Working Capital Intercompany Note, which provided ANGI with $15 million for working capital purposes. These Intercompany Notes were repaid on November 1, 2017, with a portion of the proceeds from the ANGI Term Loan that were received on the same date.
For the years ended December 31, 2019 and 2018 and for the period subsequent to the Combination through December 31, 2017, 0.5 million, 0.9 million and 0.4 million shares, respectively, of ANGI Class B common stock were issued to IAC pursuant to the employee matters agreement as reimbursement for shares of IAC common stock issued in connection with the exercise and vesting of IAC equity awards held by ANGI employees.
On October 10, 2018, Old IAC was issued 5.1 million shares of Class B common stock of ANGI pursuant to the post-closing adjustment provision of the Angie’s List merger agreement.
For the years ended December 31, 2019 and 2018 and for the period subsequent to the Combination through December 31, 2017, ANGI was charged $4.8 million, $5.7 million and $1.7 million, respectively, by Old IAC for services rendered pursuant to the services agreement. There were no outstanding receivables or payables pursuant to the services agreement as of December 31, 2019. At December 31, 2018, Old IAC had a $0.1 million outstanding payable to ANGI, pursuant to the services agreement. This amount was deducted from the charges due from ANGI pursuant to the services agreement discussed above during the first quarter of 2019.

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
New IAC and Match Group
For the years ended December 31, 2019, 2018 and 2017, Match Group incurred rent expense of $5.8 million, $5.2 million and $5.1 million, respectively, for the leasing of office space for certain of its businesses at properties owned by New IAC. The respective amounts were paid in full by Match Group at December 31, 2019, 2018 and 2017, respectively.
In December 2017, certain international subsidiaries of Match Group agreed to sell net operating losses, which were not expected to be utilized by Match Group, to a New IAC subsidiary for $0.9 million.
New IAC and Expedia
Each of New IAC and Expedia has a 50% ownership interest in two aircraft that may be used by both companies. New IAC and Expedia purchased an aircraft during the second quarter of 2017 to replace a previously owned aircraft, which was subsequently sold on February 13, 2018. New IAC paid $17.4 million (50% of the total purchase price and refurbish costs) for its interest in the new aircraft. In addition, in 2019, New IAC and Expedia entered into an agreement to jointly acquire a new corporate aircraft for a total expected cost of $72.3 million (including purchase price and related costs), with each company to bear 50% of such expected cost. New IAC paid approximately $23 million in 2019 in connection with our joint entry into the purchase agreement, and the respective share of the balance is due upon delivery of the new aircraft, which is expected to occur in early 2021. Members of the aircraft flight crews are employed by an entity in which each of New IAC and Expedia has a 50% ownership interest. New IAC and Expedia have agreed to share costs relating to flight crew compensation and benefits pro-rata according to each company’s respective usage of the aircraft, for which they are separately billed by the entity described above. IAC and Expedia are related parties since they are under common control, given that Mr. Diller serves as Chairman and Senior Executive of both Old IAC and Expedia and subsequent to the Separation will serve as Chairman and Senior Executive of New IAC. For the years ended December 31, 2019, 2018 and 2017, total payments made to this entity by New IAC were not material.
NOTE 14 — BENEFIT PLANS
The employees of the combined subsidiaries of New IAC participate in the IAC/InterActiveCorp Retirement Savings Plan (“the Plan”), which is a retirement savings plan in the United States that qualifies under Section 401(k) of the Internal Revenue Code. Under the Plan, participating employees may contribute up to 50% of their pre-tax earnings, but not more than statutory limits. Prior to July 2019, New IAC contributed a dollar for each dollar a participant contributed in this plan, with a maximum contribution of 3% of a participant’s eligible earnings. In June 2019, Old IAC approved a change to the matching contribution to 100% of the first 10% of compensation, subject to IRS limits on the Old IAC’s matching contribution maximum, that a participant contributes to the Plan. This change was phased in beginning July 1, 2019 and was fully implemented by all of the entities comprising New IAC participating in the Plan no later than January 1, 2020. Matching contributions for the Plan for the years ended December 31, 2019, 2018 and 2017 are $15.4 million, $10.2 million and $8.8 million, respectively. Matching contributions are invested in the same manner as each participant’s voluntary contributions in the investment options provided under the Plan. An investment option in the Plan is Old IAC common stock, but neither participant nor matching contributions are required to be invested in Old IAC common stock. The increase in matching contributions in 2019 is due primarily to the aforementioned change to New IAC’s matching contribution. The increase in matching contributions in 2018 is due primarily to an increase in participation in the Plan due to increases in headcount from the Combination and continued corporate growth at ANGI, Vimeo and Dotdash.
New IAC also has or participates in various benefit plans, principally defined contribution plans, for its international employees. New IAC contributions for these plans for the years ended December 31, 2019, 2018 and 2017 are $1.0 million, $0.6 million and $0.3 million, respectively.

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
NOTE 15 — COMBINED FINANCIAL STATEMENT DETAILS
	December 31,
	2019	2018
	(In thousands)
Other current assets:
Capitalized costs to obtain a contract with a customer	$43,069	$40,601
Prepaid expenses	41,934	36,636
Capitalized downloadable search toolbar costs, net	21,985	33,365
Other	45,346	56,857
Other current assets	$152,334	$167,459

	December 31,
	2019	2018
	(In thousands)
Property and equipment, net:
Buildings and leasehold improvements	$242,882	$224,497
Capitalized software and computer equipment	124,523	93,000
Furniture and other equipment	84,640	79,299
Land	11,591	11,591
Projects in progress	43,576	25,835
Property and equipment	507,212	434,222
Accumulated depreciation and amortization	(201,798)	(173,774)
Property and equipment, net	$305,414	$260,448

	December 31,
	2019	2018
	(In thousands)
Accrued expenses and other current liabilities:
Accrued employee compensation and benefits	$105,960	$99,205
Accrued advertising expense	59,269	64,626
Accrued revenue share	30,574	28,284
Other	124,670	107,450
Accrued expenses and other current liabilities	$320,473	$299,565

	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Other income, net	$33,627	$282,470	$12,363
Other income, net in 2019 includes: a $20.5 million gain related to the sale of our investment in Pinterest; $18.5 million in net upward adjustments related to investments in equity securities without readily determinable fair values; $14.7 million of interest income; an unrealized reduction of $9.1 million in the estimated fair value of a warrant; a realized loss of $8.2 million related to the sale of Vimeo’s hardware business in the first quarter of 2019; and a $1.8 million mark-to-market charge for an indemnification claim related to the Handy acquisition that will be settled in ANGI shares held in escrow.

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
Other income, net in 2018 includes: a $26.8 million realized gain on the sale of certain Pinterest shares held by New IAC and a $128.8 million unrealized gain (or upward adjustment) to adjust our remaining interest in Pinterest to fair value in accordance with ASU No. 2016-01, which was adopted on January 1, 2018; $120.6 million in gains related to the sales of Dictionary.com, Electus, Felix and CityGrid; and $8.8 million of interest income.
Other income, net in 2017 includes: $25.8 million in realized gains related to the sale of certain investments; $4.0 million of interest income; $9.9 million in other-than-temporary impairment charges related to certain investments; and $6.6 million in net foreign currency exchange losses due primarily to the weakening of the dollar relative to the British pound.
Cash and Cash Equivalents and Restricted Cash
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the combined balance sheet to the total amounts shown in the combined statement of cash flows:
	December 31, 2019	December 31, 2018	December 31, 2017	December 31, 2016
	(In thousands)
Cash and cash equivalents	$839,796	$884,975	$757,202	$521,416
Restricted cash included in other current assets	527	1,441	2,737	204
Restricted cash included in other assets	409	420	—	10,548
Total cash and cash equivalents and restricted cash as shown on the combined statement of cash flows	$840,732	$886,836	$759,939	$532,168
Restricted cash at December 31, 2019 primarily consists of a deposit related to corporate credit cards.
Restricted cash at December 31, 2018 primarily consists of a cash collateralized letter of credit and a deposit related to corporate credit cards.
Restricted cash at December 31, 2017 primarily supports a letter of credit to a supplier, which was released to New IAC in the second quarter of 2018.
Restricted cash at December 31, 2016 primarily included funds held in escrow for the MyHammer tender offer. In the first quarter of 2017, the funds held in escrow for the MyHammer tender offer were returned to New IAC.
Supplemental Disclosure of Non-Cash Transactions:
New IAC recorded an acquisition-related contingent consideration liability of $25.5 million during the year ended December 31, 2018 in connection with an acquisition. There were no acquisition-related contingent consideration liabilities recorded for the years ended December 31, 2019 and 2017. See “Note 6 — Financial Instruments and Fair Value Measurements” for additional information on contingent consideration arrangements.
On October 19, 2018, ANGI issued 8.6 million shares of its Class A common stock valued at $165.8 million in connection with the acquisition of Handy.
On September 29, 2017, ANGI issued 61.3 million shares of its Class A common stock valued at $763.7 million in connection with the Combination.

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
Supplemental Disclosure of Cash Flow Information:
	Years Ended December 31,
	2019	2018	2017
	(In thousands)
Cash paid (received) during the year for:
Interest	$10,042	$13,108	$8
Income tax payments	$4,861	$4,084	$6,508
Income tax refunds	$(3,048)	$(30,320)	$(11,618)
NOTE 16 — QUARTERLY RESULTS (UNAUDITED)
	Quarter Ended March 31(a)	Quarter Ended June 30(a)	Quarter Ended September 30(a)	Quarter Ended December 31(a)
	(In thousands)
Year Ended December 31, 2019
Revenue	$641,220	$688,685	$705,382	$670,514
Cost of revenue	$139,848	$149,725	$158,161	$152,506
Operating (loss) income	$(34,183)	$(13,770)	$13,912	$(16,408)
Net (loss) earnings	$(13,673)	$22,021	$18,378	$5,457
Net (loss) earnings attributable to Old IAC equity in IAC Holdings, Inc.	$(14,247)	$13,789	$16,466	$6,887
	Quarter Ended March 31(b)	Quarter Ended June 30(c)	Quarter Ended September 30(d)	Quarter Ended December 31(e)
	(In thousands)
Year Ended December 31, 2018
Revenue	$587,709	$637,928	$660,649	$646,762
Cost of revenue	$108,021	$120,890	$129,727	$142,514
Operating (loss) income	$(16,356)	$24,479	$39,177	$(11,465)
Net (loss) earnings	$(5,002)	$164,482	$38,163	$94,728
Net (loss) earnings attributable to Old IAC equity in IAC Holdings, Inc.	$(2,809)	$125,686	$34,601	$89,294

(a)
The first, second, third, and fourth quarters of 2019 include after-tax stock-based compensation expense of $2.2 million, $1.9 million, $1.7 million, and $1.7 million, respectively, related to the modification of previously issued HomeAdvisor equity awards and previously issued Angie’s List equity awards, both of which were converted into ANGI Homeservices’ equity awards in the Combination.

(b)
The first quarter of 2018 includes after-tax stock-based compensation expense of $14.7 million related to the modification of previously issued HomeAdvisor equity awards and previously issued Angie’s List equity awards, both of which were converted into ANGI Homeservices’ equity awards in the Combination, and the acceleration of certain converted equity awards resulting from the termination of Angie’s List employees in connection with the Combination, as well as after-tax costs of $4.1 million related to the Combination (including $2.8 million of deferred revenue write-offs).

(c)
The second quarter of 2018 includes:

i.
after-tax stock-based compensation expense of $12.9 million related to the modification of

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
previously issued HomeAdvisor equity awards and previously issued Angie’s List equity awards, both of which were converted into ANGI Homeservices’ equity awards in the Combination, and the acceleration of certain converted equity awards resulting from the termination of Angie’s List employees in connection with the Combination, as well as after-tax costs of $2.0 million related to the Combination (including $1.8 million of deferred revenue write-offs).
ii.
after-tax realized and unrealized gains of $131.5 million related to the sale of a certain equity investment.

(d)
The third quarter of 2018 includes after-tax stock-based compensation expense of $12.3 million related to the modification of previously issued HomeAdvisor equity awards and previously issued Angie’s List equity awards, both of which were converted into ANGI Homeservices’ equity awards in the Combination.

(e)
The fourth quarter of 2018 includes:

i.
after-tax stock-based compensation expense of $14.5 million related to the modification of previously issued HomeAdvisor equity awards and previously issued Angie’s List equity awards, both of which were converted into ANGI Homeservices’ equity awards in the Combination.

ii.
combined after-tax gains of $91.4 million related to the sales of Dictionary.com, Electus, Felix and CityGrid.

iii.
after-tax impairment charges related to indefinite-lived intangible assets of $20.8 million.

NOTE 17 — SUBSEQUENT EVENTS
On February 11, 2020, New IAC completed the acquisition of Care.com, an online marketplace for finding and managing family care, for approximately $500 million, net of cash acquired. The accounting for this acquisition has not been completed at the date of this filing given the proximity to the acquisition date. The acquisition will be accounted for by the acquisition method, and accordingly the results of operations of Care.com will be included in New IAC’s combined financial statements from the date of its acquisition. The purchase price will be allocated to the net assets acquired based on estimated fair values at the acquisition date, with the excess of purchase price over the estimated fair value of the net assets acquired recorded as goodwill.
In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (“COVID-19”) as a pandemic, which continues to spread throughout the United States and abroad. New IAC’s ANGI Homeservices business experienced a decline in demand for home services requests, driven primarily by decreases in demand in certain categories of jobs (particularly discretionary indoor projects). In the second quarter of 2020, ANGI Homeservices experienced a rebound in service requests, exceeding pre-COVID-19 growth levels, driven by increased demand from homeowners who spent more time at home due to measures taken to reduce the spread of COVID-19. However, many service professionals’ businesses have been adversely impacted by labor and material constraints, which negatively impacted ANGI Homeservices’ ability to monetize this increased level of service requests. Vimeo has seen strong revenue growth as the demand for communication via video has increased due to the pandemic. The Search segment has experienced a significant decline in revenue due, in part, to the decrease in advertising rates due to the impact of COVID-19. In addition, the United States has experienced a resurgence of the COVID-19 virus beginning in June 2020, the impact of and potential continue spread of COVID-19 remains unpredictable and could materially and adversely affect our business, financial condition and results of operations.
In connection with the first quarter close of its books, New IAC determined that the effects of COVID-19 were an indicator of possible impairment for certain of its assets. New IAC determined, as of March 31, 2020, the fair value for those assets for which COVID-19 was deemed to be an indicator of possible impairment and identified the following impairments:
•
a $212.0 million impairment related to the goodwill of the Desktop reporting unit;

IAC HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
•
a $21.4 million impairment related to certain indefinite-lived intangible assets of the Desktop reporting unit;

•
a $51.5 million impairment to its portfolio of equity securities without readily determinable fair values; and

•
a $7.5 million impairment on a note receivable and warrants related to certain investees.

There were no impairments identified during the three months ended June 30, 2020.
On June 9, 2020, Old IAC announced that it had sold approximately 17 million shares of its Class M common stock (which became New Match common stock) for net proceeds of approximately $1.4 billion. The sale of these shares closed on July 1, 2020 and, under the terms of the Separation, the net proceeds of $1.4 billion that New Match received pursuant to such sales were transferred to the Company in early July 2020.
On June 30, 2020, the Separation was completed. For more information, see the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2020 and the Quarterly Report for the quarter ended June 30, 2020 filed on Form 10-Q with the SEC on August 10, 2020.
New IAC purchased 59.0 million shares of MGM Resorts International (“MGM”) from May 14, 2020 through August 7, 2020 for approximately $1 billion in aggregate, representing a 12.0% ownership interest in MGM as of August 7, 2020.
On August 20, 2020, ANGI Group, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of ANGI, issued $500 million in aggregate principal amount of 3.875% Senior Notes (“ANGI Senior Notes”) due August 15, 2028. The net proceeds from the issuance of the ANGI Senior Notes will be used for general corporate purposes, including potential future acquisitions and return of capital.

Schedule II
IAC HOLDINGS, INC. AND SUBSIDIARIES
VALUATION AND QUALIFYING ACCOUNTS
Description	Balance at Beginning of Period	Charges to Earnings	Charges to Other Accounts	Deductions	Balance at End of Period
	(In thousands)
2019
Allowance for doubtful accounts and revenue reserves	$18,136	$65,723(a)	$247	$(59,958)(b)	$24,148
Deferred tax valuation allowance	$86,778	$7,813(c)	$(1,601)(d)	$—	$92,990
Other reserves	$4,726				$5,060
2018
Allowance for doubtful accounts and revenue reserves	$10,710	$48,362(a)	$(557)	$(40,379)(b)	$18,136
Deferred tax valuation allowance	$91,040	$(2,056)(e)	$(2,206)(d)	$—	$86,778
Other reserves	$—				$4,726
2017
Allowance for doubtful accounts and revenue reserves	$15,474	$28,460(a)	$(723)	$(32,501)(b)	$10,710
Deferred tax valuation allowance	$55,680	$29,721(f)	$5,639(g)	$—	$91,040

(a)
Additions to the allowance for doubtful accounts are charged to expense.

(b)
Write-off of fully reserved accounts receivable.

(c)
Amount is primarily related to an increase in foreign NOLs partially offset by a net decrease in unbenefited capital losses.

(d)
Amount is primarily related to currency translation adjustments on foreign NOLs.

(e)
Amount is primarily related to an expiring tax credit.

(f)
Amount is due primarily to the establishment of foreign NOLs related to an acquisition.

(g)
Amount is primarily related to acquired state NOLs, acquired foreign tax credits and currency translation adjustments on foreign NOLs.

IAC/INTERACTIVECORP AND SUBSIDIARIES
CONSOLIDATED AND COMBINED BALANCE SHEET
(Unaudited)
	September 30, 2020	December 31, 2019
	(In thousands)
ASSETS
Cash and cash equivalents	$3,471,713	$839,796
Marketable debt securities	349,953	—
Accounts receivable, net of allowance and reserves of $34,958 and $24,148, respectively	227,316	181,875
Note receivable – related party	—	55,251
Other current assets	156,489	152,334
Total current assets	4,205,471	1,229,256
Building, capitalized software, leasehold improvements and equipment, net	265,818	305,414
Goodwill	1,767,834	1,616,867
Intangible assets, net of accumulated amortization	394,415	350,150
Long-term investments	1,580,478	347,975
Other non-current assets	266,198	247,746
TOTAL ASSETS	$8,480,214	$4,097,408
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Current portion of long-term debt	$13,750	$13,750
Accounts payable, trade	96,062	72,452
Deferred revenue	268,225	178,647
Accrued expenses and other current liabilities	402,198	320,473
Total current liabilities	780,235	585,322
Long-term debt, net	715,408	231,946
Income taxes payable	6,207	6,410
Deferred income taxes	25,970	44,459
Other long-term liabilities	192,313	180,307
Redeemable noncontrolling interests	44,164	43,818
Commitments and contingencies
SHAREHOLDERS’ EQUITY:
Common stock, $0.001 par value; authorized 1,600,000 shares; 79,549 shares issued and outstanding at September 30, 2020	80	—
Class B common stock, $0.001 par value; authorized 400,000 shares; 5,789 shares issued and outstanding at September 30, 2020	6	—
Additional paid-in-capital	6,021,045	—
Retained earnings	184,917	—
Invested capital	—	2,547,251
Accumulated other comprehensive loss	(11,818)	(12,226)
Total IAC shareholders’ equity and invested capital, respectively	6,194,230	2,535,025
Noncontrolling interests	521,687	470,121
Total shareholders’ equity	6,715,917	3,005,146
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,480,214	$4,097,408

The accompanying Notes to Consolidated and Combined Financial Statements are an
integral part of these statements.

IAC/INTERACTIVECORP AND SUBSIDIARIES
CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)
Revenue	$788,377	$705,382	$2,198,862	$2,035,287
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	207,643	158,161	565,609	447,734
Selling and marketing expense	340,524	310,301	957,557	929,712
General and administrative expense	168,889	135,463	583,355	448,377
Product development expense	67,870	49,991	192,116	140,351
Depreciation	18,753	15,009	50,849	39,042
Amortization of intangibles	60,151	22,545	132,213	64,112
Goodwill impairment	53,173	—	265,146	—
Total operating costs and expenses	917,003	691,470	2,746,845	2,069,328
Operating (loss) income	(128,626)	13,912	(547,983)	(34,041)
Interest expense	(5,807)	(2,898)	(9,579)	(9,402)
Other income (expense), net	290,786	(11,715)	211,769	16,850
Earnings (loss) before income taxes	156,353	(701)	(345,793)	(26,593)
Income tax benefit	29,508	19,079	107,019	53,319
Net earnings (loss)	185,861	18,378	(238,774)	26,726
Net earnings attributable to noncontrolling interests	(944)	(1,912)	(625)	(10,718)
Net earnings (loss) attributable to IAC shareholders	$184,917	$16,466	$(239,399)	$16,008
Per share information attributable to IAC shareholders:
Basic earnings (loss) per share	$2.17	$0.19	$(2.81)	$0.19
Diluted earnings (loss) per share	$2.04	$0.19	$(2.81)	$0.19
Stock-based compensation expense by function:
Cost of revenue	$34	$16	$162	$59
Selling and marketing expense	2,677	1,139	5,083	3,890
General and administrative expense	25,930	21,365	136,198	83,688
Product development expense	3,078	2,065	7,154	7,230
Total stock-based compensation expense	$31,719	$24,585	$148,597	$94,867
The accompanying Notes to Consolidated and Combined Financial Statements are an
integral part of these statements.

IAC/INTERACTIVECORP AND SUBSIDIARIES
CONSOLIDATED AND COMBINED STATEMENT OF COMPREHENSIVE OPERATIONS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)
Net earnings (loss)	$185,861	$18,378	$(238,774)	$26,726
Other comprehensive income (loss), net of income taxes:
Change in foreign currency translation adjustment	3,513	(3,334)	1,049	(3,192)
Change in unrealized gains and losses on available-for-sale marketable debt securities	4	—	3	(3)
Total other comprehensive income (loss), net of income taxes	3,517	(3,334)	1,052	(3,195)
Comprehensive income (loss), net of income taxes	189,378	15,044	(237,722)	23,531
Components of comprehensive (income) loss attributable to noncontrolling interests:
Net earnings attributable to noncontrolling interests	(944)	(1,912)	(625)	(10,718)
Change in foreign currency translation adjustment attributable to noncontrolling interests	(1,565)	835	(608)	969
Change in unrealized gains and losses of available-for-sale marketable debt securities attributable to noncontrolling interests	—	—	—	1
Comprehensive income attributable to noncontrolling interests	(2,509)	(1,077)	(1,233)	(9,748)
Comprehensive income (loss) attributable to IAC shareholders	$186,869	$13,967	$(238,955)	$13,783
The accompanying Notes to Consolidated and Combined Financial Statements are an
integral part of these statements.

IAC/INTERACTIVECORP AND SUBSIDIARIES
CONSOLIDATED AND COMBINED STATEMENT OF SHAREHOLDERS’ EQUITY
Three and Nine Months Ended September 30, 2020
		IAC Shareholders’ Equity and Invested Capital
	Redeemable Noncontrolling Interests	Common Stock, $0.001 par value		Class B Common Stock, $0.001 par value		Additional Paid-in- Capital	Retained Earnings	Invested Capital	Accumulated Other Comprehensive (Loss) Income	Total IAC Shareholders’ Equity and Invested Capital	Noncontrolling Interests	Total Shareholders’ Equity
		$	Shares	$	Shares
		(in thousands)
Balance as of June 30, 2020	$43,583	$79	79,343	$6	5,789	$4,661,231	$—	$—	$(13,781)	$4,647,535	$498,792	$5,146,327
Net (loss) earnings	(30)	—	—	—	—	—	184,917	—	—	184,917	974	185,891
Other comprehensive income, net of income taxes	920	—	—	—	—	—	—	—	1,952	1,952	645	2,597
Stock-based compensationexpense	—	—	—	—	—	20,865	—	—	—	20,865	13,846	34,711
Adjustment of redeemable noncontrolling interests to fair value	(243)	—	—	—	—	243	—	—	—	243	—	243
Issuance of ANGI Homeservices common stock pursuant to stock-based awards, net of withholding taxes	—	—	—	—	—	(46,336)	—	—	11	(46,325)	7,855	(38,470)
Proceeds from the sale of Old IAC Class M common stock	—	—	—	—	—	1,408,298	—	—	—	1,408,298	—	1,408,298
Issuance of common stock pursuant to stock-based awards, net of withholding taxes	—	1	206	—	—	(22,654)	—	—	—	(22,653)	—	(22,653)
Purchase of noncontrolling interests	—	—	—	—	—	—	—	—	—	—	(1,115)	(1,115)
Other	(66)	—	—	—	—	(602)	—	—	—	(602)	690	88
Balance as of September 30, 2020	$44,164	$80	79,549	$6	5,789	$6,021,045	$184,917	$—	$(11,818)	$6,194,230	$521,687	$6,715,917
Balance as of December 31, 2019	$43,818	$—	—	$—	—	$—	$—	$2,547,251	$(12,226)	$2,535,025	$470,121	$3,005,146
Net (loss) earnings	(1,235)	—	—	—	—	—	184,917	(424,316)	—	(239,399)	1,860	(237,539)
Other comprehensive income, net of income taxes	233	—	—	—	—	—	—	—	444	444	375	819
Stock-based compensation expense	15	—	—	—	—	20,865	—	72,891	—	93,756	54,664	148,420
Purchase of redeemable noncontrolling interests	(3,165)	—	—	—	—	—	—	—	—	—	—	—
Adjustment of redeemable noncontrolling interests to fair value	4,564	—	—	—	—	243	—	(4,807)	—	(4,564)	—	(4,564)
Issuance of ANGI Homeservices common stock pursuant to stock-based awards, net of withholding taxes	—	—	—	—	—	(46,336)	—	1,248	(36)	(45,124)	(4,908)	(50,032)
Purchase of ANGI Homeservices treasury stock	—	—	—	—	—	—	—	(54,859)	—	(54,859)	—	(54,859)
Net increase in Old IAC’s investment in the Company prior to the Separation	—	—	—	—	—	—	—	1,685,995	—	1,685,995	—	1,685,995
Cash merger consideration paid by Old IAC in connection with the Separation	—	—	—	—	—	—	—	837,913	837,913	—	837,913
Capitalization as a result of the Separation	—	79	79,343	6	5,789	4,661,231	—	(4,661,316)	—	—	—	—
Proceeds from the sale of Old IAC Class M common stock	—	—	—	—	—	1,408,298	—	—	—	1,408,298	—	1,408,298
Issuance of common stock pursuant to stock-based awards, net of withholding taxes	—	1	206	—	—	(22,654)	—	—	—	(22,653)	—	(22,653)
Purchase of noncontrolling interests	—	—	—	—	—	—	—	—	—	—	(1,115)	(1,115)
Other	(66)	—	—	—	—	(602)	—	—	—	(602)	690	88
Balance as of September 30, 2020	$44,164	$80	79,549	$6	5,789	$6,021,045	$184,917	$—	$(11,818)	$6,194,230	$521,687	$6,715,917
The accompanying Notes to Consolidated and Combined Financial Statements are an
integral part of these statements.

IAC/INTERACTIVECORP AND SUBSIDIARIES
COMBINED STATEMENT OF PARENT’S EQUITY
Three and Nine Months Ended September 30, 2019
(Unaudited)
		Old IAC Equity in IAC/InterActiveCorp
	Redeemable Noncontrolling Interests	Invested Capital	Accumulated Other Comprehensive Loss	Total Old IAC Equity in IAC/ InterActiveCorp	Noncontrolling Interests	Total Shareholders’ Equity
Balance as of June 30, 2019	$79,467	$2,247,792	$(12,258)	$2,235,534	$451,491	$2,687,025
Net (loss) earnings	(1,167)	16,466	—	16,466	3,079	19,545
Other comprehensive loss	(365)	(2,499)	(2,499)	(470)	(2,969)
Stock-based compensation expense	36	15,667	—	15,667	8,748	24,415
Purchase of redeemable noncontrolling interests	(71)	—	—	—	—
Adjustment of redeemable noncontrolling interests to fair value	(1,531)	1,531	—	1,531	—	1,531
Issuance of ANGI Homeservices common stock pursuant to stock-based awards, net of withholding taxes	—	5,315(19)	5,296	(8,623)	(3,327)
Purchase of ANGI Homeservices treasury stock	—	(34,157)	—	(34,157)	—	(34,157)
Net increase in Old IAC’s investment in the Company prior to the Separation	—	258,498	—	258,498	—	258,498
Other	1	—	—	—	—	—
Balance as of September 30, 2019	$76,370	$2,511,112	$(14,776)	$2,496,336	$454,225	$2,950,561
Balance as of June 30, 2018	$65,687	$2,296,583	$(12,541)	$2,284,042	$400,358	$2,684,400
Net earnings	4,735	16,008	—	16,008	5,983	21,991
Other comprehensive loss	(514)	—	(2,225)	(2,225)	(456)	(2,681)
Stock-based compensation expense	113	49,147	—	49,147	45,473	94,620
Purchase of redeemable noncontrolling interests	(6,192)	—	—	—	—	—
Adjustment of redeemable noncontrolling interests to fair value	8,607	(8,607)	—	(8,607)	—	(8,607)
Issuance of ANGI Homeservices common stock pursuant to stock-based awards, net of withholding taxes	—	(32,422)(10)	(32,432)	2,867	(29,565)
Purchase of ANGI Homeservices treasury stock	—	(34,157)	—	(34,157)	—	(34,157)
Noncontrolling interests created in acquisitions	3,967	—	—	—	—	—
Net increase in Old IAC’s investment in the Company prior to the Separation	—	224,560	—	224,560	—	224,560
Other	(33)	—	—	—	—	—
Balance as of September 30, 2019	$76,370	$2,511,112	$(14,776)	$2,496,336	$454,225	$2,950,561
The accompanying Notes to Consolidated and Combined Financial Statements are an
integral part of these statements.

IAC/INTERACTIVECORP AND SUBSIDIARIES
CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS
(Unaudited)
	Nine Months Ended September 30,
	2020	2019
	(In thousands)
Cash flows from operating activities:
Net (loss) earnings	$(238,774)	$26,726
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Stock-based compensation expense	148,597	94,867
Amortization of intangibles	132,213	64,112
Depreciation	50,849	39,042
Provision for credit losses	62,594	50,461
Goodwill impairment	265,146	—
Deferred income taxes	(82,948)	(56,726)
Gains on equity securities, net	(215,882)	(26,120)
Other adjustments, net	18,953	14,166
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(91,515)	(64,935)
Other assets	(5,672)	11,365
Accounts payable and other liabilities	50,019	4,873
Income taxes payable and receivable	(3,490)	3,056
Deferred revenue	77,957	30,465
Net cash provided by operating activities	168,047	191,352
Cash flows from investing activities:
Acquisitions, net of cash acquired	(529,174)	(196,578)
Capital expenditures	(41,651)	(73,575)
Proceeds from maturities of marketable debt securities	125,000	25,000
Purchases of marketable debt securities	(424,875)	—
Net proceeds from the sale of businesses and investments	17,860	24,461
Purchases of investments	(1,019,608)	(250,096)
Decrease (increase) in notes receivable – related party	54,828	(55,827)
Other, net	(10,678)	(2,608)
Net cash used in investing activities	(1,828,298)	(529,223)
Cash flows from financing activities:
Proceeds from the issuance of ANGI Group Senior Notes	500,000	—
Principal payments on ANGI Group Term Loan	(10,313)	(10,313)
Principal payments on related-party debt	—	(2,500)
Debt issuance costs	(5,635)	—
Purchase of ANGI Homeservices treasury stock	(54,400)	(33,979)
Proceeds from the exercise of ANGI Homeservices stock options	—	573
Withholding taxes paid on behalf of IAC employees on net settled stock-based awards	(23,970)	—
Withholding taxes paid on behalf of ANGI Homeservices employees on net settled stock-based awards	(49,993)	(30,039)
Purchase of noncontrolling interests	(4,280)	(6,192)
Cash merger consideration paid by Old IAC in connection with the Separation	837,913	—
Transfers from Old IAC for periods prior to the Separation	1,706,479	225,461
Proceeds from the sale of Old IAC Class M common stock	1,408,298	—
Other, net	784	(3,774)
Net cash provided by financing activities	4,304,883	139,237
Total cash provided (used)	2,644,632	(198,634)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(511)	(388)
Net increase (decrease) in cash and cash equivalents and restricted cash	2,644,121	(199,022)
Cash and cash equivalents and restricted cash at beginning of period	840,732	886,836
Cash and cash equivalents and restricted cash at end of period	$3,484,853	$687,814
The accompanying Notes to Consolidated and Combined Financial Statements are an
integral part of these statements.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(Unaudited)
NOTE 1 — THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Separation
On December 19, 2019, IAC/InterActiveCorp (“Old IAC”) entered into a Transaction Agreement (as amended as of April 28, 2020 and June 22, 2020, the “Transaction Agreement”) with Match Group, Inc. (“Old MTCH”), IAC Holdings, Inc. (“New IAC” or the “Company”), a direct wholly owned subsidiary of Old IAC, and Valentine Merger Sub LLC, an indirect wholly owned subsidiary of Old IAC. On June 30, 2020, the businesses of Old MTCH were separated from the remaining businesses of Old IAC through a series of transactions that resulted in the pre-transaction stockholders of Old IAC owning shares in two, separate public companies — (1) Old IAC, which was renamed Match Group, Inc. (“New Match”) and which owns the businesses of Old MTCH and certain Old IAC financing subsidiaries, and (2) New IAC, which was renamed IAC/InterActiveCorp, and which owns Old IAC’s other businesses — and the pre-transaction stockholders of Old MTCH (other than Old IAC) owning shares in New Match. This transaction is referred to as the “Separation”.
Nature of Operations
The Company operates Vimeo, Dotdash and Care.com, among many other online businesses, and has majority ownership of ANGI Homeservices, which includes HomeAdvisor, Angie’s List and Handy.
Basis of Presentation
As used herein, “IAC,” the “Company,” “we,” “our” or “us” and similar terms refer to IAC/InterActiveCorp and the businesses comprising IAC (unless the context requires otherwise).
The Company prepares its consolidated and combined financial statements (collectively referred to herein as “financial statements”) in accordance with U.S. generally accepted accounting principles (“GAAP”).
The Company’s financial statements were prepared on a consolidated basis beginning June 30, 2020 and on a combined basis for periods prior thereto. The difference in presentation is due to the fact that the final steps of the legal reorganization, including the contribution of all the entities that comprise the Company following the Separation, were not completed until June 30, 2020. The preparation of the financial statements on a combined basis for periods prior to June 30, 2020 allows for the financial statements to be presented on a consistent basis for all periods presented.
The historical combined financial statements of the Company have been derived from the consolidated financial statements and accounting records of Old IAC. The combined financial statements reflect the historical financial position, results of operations and cash flows of the entities comprising the Company since their respective dates of acquisition by Old IAC and the allocation to the Company of certain Old IAC corporate expenses based on the historical financial statements and accounting records of Old IAC through June 30, 2020. The consolidated financial statements include the accounts of the Company, all entities that are wholly-owned by the Company and all entities in which the Company has a controlling financial interest. For the purpose of the combined financial statements, income taxes have been computed as if the entities comprising the Company filed tax returns on a standalone, separate basis for periods prior to the Separation.
All intercompany transactions and balances between and among the Company and its subsidiaries have been eliminated. All intercompany transactions between (i) the Company and (ii) Old IAC and its subsidiaries for periods prior to the Separation are considered to be effectively settled for cash at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the statement of cash flows as a financing activity and in the balance sheet as “Invested capital.”

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
In management’s opinion, the assumptions underlying the historical financial statements of the Company, including the basis on which the expenses have been allocated from Old IAC, are reasonable. However, the allocations may not reflect the expenses that we may have incurred as an independent, stand-alone company for the periods presented.
The accompanying unaudited financial statements have been prepared in accordance with GAAP for interim financial information and with the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and notes required by GAAP for complete annual financial statements. In the opinion of management, the accompanying unaudited financial statements include all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation. Interim results are not necessarily indicative of the results that may be expected for the full year. The accompanying unaudited interim financial statements should be read in conjunction with the annual audited financial statements of the Company and notes thereto for the year ended December 31, 2019 filed on the Current Report on Form 8-K with the SEC on October 5, 2020.
COVID-19 Update and Impairments
The impact on the Company from the COVID-19 outbreak, which has been declared a “pandemic” by the World Health Organization, has been varied. The extent to which developments related to the COVID-19 outbreak and measures designed to curb its spread continue to impact the Company’s business, financial condition and results of operations will depend on future developments, all of which are highly uncertain and many of which are beyond the Company’s control, including the speed of contagion, the development and implementation of effective preventative measures and possible treatments, the scope of governmental and other restrictions on travel, discretionary services and other activity, and public reactions to these developments. For example, these developments and measures have resulted in rapid and adverse changes to the operating environment in which we do business, as well as significant uncertainty concerning the near and long term economic ramifications of the COVID-19 outbreak, which have adversely impacted our ability to forecast our results and respond in a timely and effective manner to trends related to the COVID-19 outbreak. The longer the global outbreak and measures designed to curb the spread of the virus continue to adversely affect levels of consumer confidence, discretionary spending and the willingness of consumers to interact with other consumers, vendors and service providers face-to-face (and in turn, adversely affect demand for the Company’s various products and services), the greater the adverse impact is likely to be on the Company’s business, financial condition and results of operations and the more limited will be the Company’s ability to try and make up for delayed or lost revenues.
In March 2020, the Company’s ANGI Homeservices business experienced a decline in demand for service requests, driven primarily by decreases in demand in certain categories of jobs (particularly discretionary indoor projects). In the second quarter of 2020, ANGI Homeservices experienced a rebound in service requests, exceeding pre-COVID-19 growth levels, driven by increased demand from homeowners who spent more time at home due to measures taken to reduce the spread of COVID-19. ANGI Homeservices continued to experience strong demand for home services in the third quarter of 2020. However, many service professionals’ businesses have been adversely impacted by labor and material constraints and many service professionals have limited capacity to take on new business, which has negatively impacted ANGI Homeservices’ ability to monetize this increased level of service requests. Vimeo has seen strong revenue growth as the demand for communication via video has increased due to the pandemic. The Search segment has experienced a decline in revenue due, in part, to the decrease in advertising rates due to the impact of COVID-19, which decrease in rates was more significant earlier in the year.
In the quarter ended March 31, 2020, the Company determined that the effects of COVID-19 were an indicator of possible impairment for certain of its assets and identified the following impairments:
•
a $212.0 million impairment related to the goodwill of the Desktop reporting unit;

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
•
a $21.4 million impairment related to certain indefinite-lived intangible assets of the Desktop reporting unit;

•
a $51.5 million impairment of certain equity securities without readily determinable fair values; and

•
a $7.5 million impairment of a note receivable and a warrant related to certain investees.

There were no impairments identified during the second quarter of 2020.
In the quarter ended September 30, 2020, the Company recorded impairments of $53.2 million and $10.8 million related to the goodwill and intangible assets, respectively, of the Desktop reporting unit. Refer to “Certain Risks and Concentrations — Services Agreement with Google” for additional information.
In addition, the United States, which represents 81% and 80% of the Company’s revenue for the three and nine months ended September 30, 2020, respectively, has experienced a significant resurgence of the COVID-19 virus with record levels of infection being reported in the weeks following September 30, 2020. Europe, which is the second largest market for the Company’s products and services, has also seen a dramatic resurgence in COVID-19. This resurgence and the measures designed to curb its spread could materially and adversely affect our business, financial condition and results of operations.
Accounting Estimates
Management of the Company is required to make certain estimates, judgments and assumptions during the preparation of its financial statements in accordance with GAAP. These estimates, judgments and assumptions impact the reported amounts of assets, liabilities, revenue and expenses and the related disclosure of contingent assets and liabilities. Actual results could differ from these estimates.
On an ongoing basis, the Company evaluates its estimates and judgments, including those related to: the fair values of cash equivalents and marketable debt and equity securities; the carrying value of accounts receivable, including the determination of the allowance for credit losses; the determination of revenue reserves; the carrying value of right-of-use assets (“ROU assets”); the useful lives and recoverability of definite-lived intangible assets and building, capitalized software, leasehold improvements and equipment; the recoverability of goodwill and indefinite-lived intangible assets; the fair value of equity securities without readily determinable fair values; contingencies; the fair value of acquisition-related contingent consideration arrangements; unrecognized tax benefits; the valuation allowance for deferred income tax assets; and the fair value of and forfeiture rates for stock-based awards, among others. The Company bases its estimates and judgments on historical experience, its forecasts and budgets and other factors that the Company considers relevant.
Accounting for Investments in Equity Securities
Investments in equity securities, other than those of the Company’s consolidated and combined subsidiaries and those accounted for under the equity method, if applicable, are accounted for at fair value or under the measurement alternative of Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, with any changes to fair value recognized within other income (expense), net each reporting period. Under the measurement alternative, equity investments without readily determinable fair values are carried at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar securities of the same issuer; value is generally determined based on a market approach as of the transaction date. A security will be considered identical or similar if it has identical or similar rights to the equity securities held by the Company. The Company reviews its investments in equity securities without readily determinable fair values for impairment each reporting period when there are qualitative factors or events that indicate possible impairment. Factors the Company considers in making this determination include negative changes in industry and market conditions, financial performance,

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
business prospects, and other relevant events and factors. When indicators of impairment exist, the Company prepares quantitative assessments of the fair value of its investments in equity securities, which require judgment and the use of estimates. When the Company’s assessment indicates that the fair value of the investment is below its carrying value, the Company writes down the investment to its fair value and records the corresponding charge within other income (expense), net. See “Note 5 — Financial Instruments and Fair Value Measurements” for additional information on the impairments of certain equity securities without readily determinable fair values recorded during the nine months ended September 30, 2020.
In the event the Company has investments in the common stock or in-substance common stock of entities in which the Company has the ability to exercise significant influence over the operating and financial matters of the investee, but does not have a controlling financial interest, are accounted for using the equity method and are included in “Long-term investments” in the accompanying balance sheet. At September 30, 2020 and December 31, 2019, the Company did not have any investments accounted for using the equity method.
General Revenue Recognition
Revenue is recognized when control of the promised services or goods is transferred to the Company’s customers and in the amount that reflects the consideration the Company expects to be entitled to in exchange for those services or goods.
The Company’s disaggregated revenue disclosures are presented in “Note 10 — Segment Information.”
Prior to January 1, 2020, ANGI’s Handy business recorded revenue on a net basis. Effective January 1, 2020, the Company modified the Handy terms and conditions so that Handy, rather than the service professional, has the contractual relationship with the consumer to deliver the service and Handy, rather than the consumer, has the contractual relationship with the service professional. Consumers request services and pay for such services directly through the Handy platform and then Handy fulfills the request with independently established home services providers engaged in a trade, occupation and/or business that customarily provides such services. This change in contractual terms requires gross revenue accounting treatment effective January 1, 2020. Also, in the case of certain tasks, HomeAdvisor provides a pre-priced product offering, pursuant to which consumers can request services through a HomeAdvisor platform and pay HomeAdvisor for the services directly. HomeAdvisor then fulfills the request with independently established home services providers engaged in a trade, occupation and/or business that customarily provides such services. Revenue from HomeAdvisor’s pre-priced product offering is also recorded on a gross basis effective January 1, 2020. In addition to changing the presentation of revenue to gross from net, the timing of revenue recognition changed for HomeAdvisor pre-priced jobs and will be later than consumer connection revenue because the Company will not be able to record revenue, generally, until the service professional completes the job on the Company’s behalf. The change to gross revenue reporting for Handy and HomeAdvisor’s pre-priced product offering, effective January 1, 2020, resulted in an increase in revenue of $20.8 million and $51.3 million during the three and nine months ended September 30, 2020, respectively.
Deferred Revenue
Deferred revenue consists of advance payments that are received or are contractually due in advance of the Company’s performance. The Company’s deferred revenue is reported on a contract by contract basis at the end of each reporting period. The Company classifies deferred revenue as current when the term of the applicable subscription period or expected completion of the Company’s performance obligation is one year or less. The current and non-current deferred revenue balances at December 31, 2019 are $178.6 million and $1.3 million, respectively. During the nine months ended September 30, 2020, the Company recognized $163.3 million of revenue that was included in the deferred revenue balance as of December 31, 2019. During the nine months ended September 30, 2019, the Company recognized $139.0 million of revenue that was included in the deferred revenue balance as of December 31, 2018. The current and non-current

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
deferred revenue balances at September 30, 2020 are $268.2 million and $1.5 million, respectively. Non-current deferred revenue is included in “Other long-term liabilities” in the accompanying balance sheet.
Practical Expedients and Exemptions
As permitted under the practical expedient available under ASU No. 2014-09, Revenue from Contracts with Customers, the Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, (ii) contracts with variable consideration that is allocated entirely to unsatisfied performance obligations or to a wholly unsatisfied promise accounted for under the series guidance, and (iii) contracts for which the Company recognizes revenue at the amount which the Company has the right to invoice for services performed.
For sales incentive programs where the customer relationship period is one year or less, the Company has elected the practical expedient to expense the costs as incurred. The amount of capitalized sales commissions where the initial customer relationship period is greater than one year is $61.4 million and $42.4 million at September 30, 2020 and December 31, 2019, respectively. The current and non-current capitalized sales commissions balances are included in “Other current assets” and “Other non-current assets” in the accompanying balance sheet and are $52.5 million and $8.9 million, and $36.1 million and $6.2 million, at September 30, 2020 and December 31, 2019, respectively.
Credit Losses and Revenue Reserve
The following table presents the changes in the allowance for credit losses for the nine months ended September 30, 2020:
September 30, 2020
(In thousands)
Balance at January 1	$20,257
Current period provision for credit losses	62,594
Write-offs charged against the allowance	(54,381)
Recoveries collected	1,897
Balance at September 30	$30,367
The revenue reserve was $4.6 million and $3.9 million at September 30, 2020 and December 31, 2019, respectively. The total allowance for credit losses and revenue reserve was $35.0 million and $24.1 million as of September 30, 2020 and December 31, 2019, respectively.
Certain Risks and Concentrations — Services Agreement with Google (the “Services Agreement”)
A meaningful portion of the Company’s revenue (and a substantial portion of IAC's net cash from operations that it can freely access) is attributable to the Services Agreement. In addition, the Company earns certain other advertising revenue from Google that is not attributable to the Services Agreement. For the three and nine months ended September 30, 2020, total revenue earned from Google was $132.4 million and $385.9 million, representing 17% and 18%, respectively, of the Company’s revenue. For the three and nine months ended September 30, 2019, total revenue earned from Google was $182.4 million and $574.7 million, representing 26% and 28%, respectively, of the Company’s combined revenue. Accounts receivable related to revenue earned from Google totaled $46.3 million and $53.0 million at September 30, 2020 and December 31, 2019, respectively.
Revenue attributable to the Services Agreement is earned by the Desktop business and Ask Media Group, both within the Search segment. For the three and nine months ended September 30, 2020, revenue from the Services Agreement of $35.6 million and $118.9 million, respectively, was earned within the Desktop

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
business and $83.7 million and $231.2 million, respectively, within Ask Media Group. For the three and nine months ended September 30, 2019, revenue from the Services Agreement of $68.0 million and $234.1 million, respectively, was earned within the Desktop business and $100.3 million and $299.1 million, respectively, within Ask Media Group.
The Services Agreement expires on March 31, 2023; provided that during each September, either party may, after discussion with the other party, terminate the Services Agreement, effective on September 30 of the year following the year such notice is given. Neither party gave notice to the other party to terminate the Services Agreement pursuant to this provision in September 2020. The Services Agreement requires that the Company comply with certain guidelines promulgated by Google. Google may generally unilaterally update its policies and guidelines without advance notice. These updates may be specific to the Services Agreement or could be more general and thereby impact the Company as well as other companies. These policy and guideline updates could in turn require modifications to, or prohibit and/or render obsolete certain of the Company’s products, services and/or business practices, which could be costly to address or otherwise have an adverse effect on the Company’s financial condition and results of operations, particularly the businesses in our Search segment. From time to time, Google has made changes to the policies under the Services Agreement and has also made industry-wide changes that have negatively impacted the Desktop business and Google may do so in the future.
Google implemented industry-wide policy changes that became effective on July 1, 2019 and August 27, 2020. These industry-wide changes, combined with other changes to policies under the Services Agreement during the second half of 2019, have had a negative impact on the historical and expected future results of operations of the Desktop business. In addition, Google recently suspended services with respect to some of IAC's desktop products and may do so in the future.
In the quarter ended September 30, 2020, the Company reassessed the fair values of the Desktop reporting unit and the related indefinite-lived intangible assets and recorded impairments equal to the remaining carrying value of the goodwill of $53.2 million and $10.8 million related to the intangible assets. The reduction in the Company’s fair value estimates is due to lower consumer queries, increasing challenges in monetization and the reduced ability to market profitably due to policy changes implemented by Google and other browsers. The effects of COVID-19 on monetization were an additional factor.
Adoption of New Accounting Pronouncements
Adoption of ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
The Company adopted ASU No. 2016-13 effective January 1, 2020. ASU No. 2016-13 replaces the “incurred loss” approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. The Company adopted ASU No. 2016-13 using the modified retrospective approach and there was no cumulative effect arising from the adoption. The adoption of ASU No. 2016-13 did not have a material impact on the Company’s financial statements.
Adoption of ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes
The Company adopted ASU No. 2019-12 effective January 1, 2020, which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. Most amendments within ASU No. 2019-12 are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company adopted ASU No. 2019-12 on January 1, 2020 using the modified retrospective basis for those amendments that are not applied on a prospective basis. The adoption of ASU No. 2019-12 did not have a material impact on the Company’s financial statements.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
Reclassifications
Certain prior year amounts have been reclassified to conform to the current year presentation.
NOTE 2 — INCOME TAXES
The Company was included within Old IAC’s tax group for purposes of federal and consolidated state income tax return filings through June 30, 2020, the date of the Separation. For periods prior thereto, the income tax benefit/provision were computed for the Company on an as if standalone, separate return basis and payments to and refunds from Old IAC for the Company’s share of Old IAC’s consolidated federal and state tax return liabilities/receivables calculated on this basis have been reflected within cash flows from operating activities in the accompanying statement of cash flows.
At the end of each interim period, the Company estimates the annual expected effective income tax rate and applies that rate to its ordinary year-to-date earnings or loss. The income tax provision or benefit related to significant, unusual, or extraordinary items, if applicable, that will be separately reported or reported net of their related tax effects are individually computed and recognized in the interim period in which they occur. In addition, the effect of changes in enacted tax laws or rates, tax status, judgment on the realizability of a beginning-of-the-year deferred tax asset in future years or unrecognized tax benefits is recognized in the interim period in which the change occurs.
The computation of the annual expected effective income tax rate at each interim period requires certain estimates and assumptions including, but not limited to, the expected pre-tax income (or loss) for the year, projections of the proportion of income (and/or loss) earned and taxed in foreign jurisdictions, permanent and temporary differences, and the likelihood of the realization of deferred tax assets generated in the current year. The accounting estimates used to compute the provision or benefit for income taxes may change as new events occur, more experience is acquired, additional information is obtained or the Company’s tax environment changes. To the extent that the expected annual effective income tax rate changes during a quarter, the effect of the change on prior quarters is included in income tax provision in the quarter in which the change occurs.
We have calculated the provision for income taxes during the three and nine months ended September 30, 2020 using the estimated annual effective tax rate method described above. We have used the discrete effective tax rate method to calculate domestic taxes for the three and nine months ended September 30, 2019 because small changes in estimated ordinary income would result in significant changes in the estimated annual effective tax rate.
For the three and nine months ended September 30, 2020, the Company recorded an income tax benefit of $29.5 million and $107.0 million respectively, due primarily to excess tax benefits generated by the exercise and vesting of stock-based awards, partially offset by the non-deductible portion of the Desktop goodwill impairment. For the three and nine months ended September 30, 2019, the Company recorded an income tax benefit of $19.1 million and $53.3 million respectively, due primarily to excess tax benefits generated by the exercise and vesting of stock-based awards.
As a result of the Separation, the Company’s net deferred tax liability was adjusted via invested capital for tax attributes allocated to it from Old IAC’s consolidated federal and state tax filings. The allocation of tax attributes that was recorded as of June 30, 2020 was preliminary. Any subsequent adjustment to allocated tax attributes will be recorded as an adjustment to deferred taxes and additional paid-in capital. This adjustment is expected to be made in the fourth quarter of 2021 following the filing of income tax returns for the year ending December 31, 2020.
The Company recognizes interest and, if applicable, penalties related to unrecognized tax benefits in the income tax provision. Accruals for interest and penalties are not material.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
The Company is routinely under audit by federal, state, local and foreign authorities in the area of income tax as a result of previously filed separate company and consolidated tax returns with Old IAC. These audits include questioning the timing and the amount of income and deductions and the allocation of income and deductions among various tax jurisdictions. The Internal Revenue Service (“IRS”) has substantially completed its audit of Old IAC’s federal income tax returns for the years ended December 31, 2010 through 2016, which includes the operations of the Company. The IRS began its audit of the year ended December 31, 2017 in the second quarter of 2020. The statute of limitations for the years 2010 through 2012 and for the years 2013 through 2017 have been extended to May 31, 2021 and December 31, 2021, respectively. Returns filed in various other jurisdictions are open to examination for tax years beginning with 2009. Income taxes payable include unrecognized tax benefits considered sufficient to pay assessments that may result from the examination of prior year tax returns. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may not accurately anticipate actual outcomes and, therefore, may require periodic adjustment. Although management currently believes changes in unrecognized tax benefits from period to period and differences between amounts paid, if any, upon resolution of issues raised in audits and amounts previously provided will not have a material impact on the liquidity, results of operations, or financial condition of the Company, these matters are subject to inherent uncertainties and management’s view of these matters may change in the future.
At September 30, 2020 and December 31, 2019, unrecognized tax benefits, including interest and penalties, are $19.5 million and $20.3 million, respectively. Unrecognized tax benefits, including interest and penalties, at September 30, 2020 decreased by $0.8 million due primarily to research credits. If unrecognized tax benefits at September 30, 2020 are subsequently recognized, $18.0 million, net of related deferred tax assets and interest, would reduce income tax expense. The comparable amount as of December 31, 2019 was $18.9 million. The Company believes it is reasonably possible that its unrecognized tax benefits could decrease by $6.1 million by March 31, 2021, due primarily to expirations of statutes of limitations and other settlements, all of which would reduce the income tax provision.
NOTE 3 — BUSINESS COMBINATION
On February 11, 2020, the Company acquired 100% of Care.com, a leading global platform for finding and managing family care, for a total purchase price of $626.9 million, which includes cash consideration of $587.0 million paid by the Company and the settlement of all outstanding vested employee equity awards for $40.0 million paid by Care.com prior to the completion of the acquisition. The Company’s purchase accounting is not yet complete and is not expected to be finalized until the first quarter of 2021; the allocation of purchase price to the fair value of assets acquired and liabilities assumed, primarily intangible assets, goodwill, income tax related assets and liabilities and contingent liabilities, is preliminary and subject to revision.
The table below summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
Care.com
(In thousands)
Cash and cash equivalents	$57,702
Short-term investments	20,000
Accounts receivable	20,213
Other current assets	7,479
Property and equipment	2,894
Goodwill	415,164
Intangible assets	145,300
Other non-current assets	30,444
Total assets	699,196
Deferred revenue	(13,422)
Other current liabilities	(38,801)
Deferred income taxes	(33,960)
Other non-current liabilities	(26,039)
Net assets acquired	$586,974
The Company acquired Care.com because it is complementary to other marketplace businesses of IAC. The purchase price was based on the expected financial performance of Care.com, not on the value of the net identifiable assets at the time of acquisition. This resulted in a significant portion of the purchase price being attributed to goodwill.
The preliminary estimated fair values of the identifiable intangible assets acquired at the date of acquisition are as follows:
	Care.com
	(In thousands)	Useful Life (Years)
Indefinite-lived trade name and trademarks	$59,300	Indefinite
Developed technology	49,500	2
Customer relationships	35,700	2 – 5
Provider relationships	800	4
Total identifiable intangible assets acquired	$145,300
Accounts receivable, other current assets, other non-current assets, other current liabilities and other non-current liabilities of Care.com were reviewed and adjusted to their fair values at the date of acquisition, as necessary. The fair value of deferred revenue was determined using an income approach that utilized a cost to fulfill analysis. The fair values of the trade name and developed technology were determined using an income approach that utilized the relief from royalty methodology. The fair values of customer relationships and provider relationships were determined using an income approach that utilized the excess earnings methodology. The valuations of the intangible assets incorporate significant unobservable inputs and require significant judgment and estimates, including the amount and timing of future cash flows and the determination of royalty and discount rates. The amount attributed to goodwill is not tax deductible.
The financial results of Care.com are included in the Company’s financial statements, within the Emerging & Other segment, beginning February 11, 2020. For the three and nine months ended September 30, 2020, the Company included $56.7 million and $123.2 million of revenue, respectively, and $15.7 million and

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
$31.6 million of net loss, respectively, in its statement of operations related to Care.com. For the three and nine months ended September 30, 2020, the net loss of Care.com reflects a reduction in revenue of $2.4 million and $15.7 million, respectively, due to the write-off of deferred revenue due to purchase accounting fair value adjustments and $2.6 million and $9.6 million, respectively, in transaction-related costs, including severance.
Unaudited pro forma financial information
The unaudited pro forma financial information in the table below presents the results of the Company and Care.com as if this acquisition had occurred on January 1, 2019. The unaudited pro forma financial information includes adjustments required under the acquisition method of accounting and is presented for informational purposes only and is not necessarily indicative of the results that would have been achieved had the acquisition occurred on January 1, 2019. For the three and nine months ended September 30, 2020, pro forma adjustments include a reduction in transaction related costs (including stock-based compensation expense related to the acceleration of vesting of outstanding employee equity awards) of $2.6 million and $65.7 million, respectively, because they are one-time in nature and will not have a continuing impact on operations and an increase in revenue of $2.4 million and $15.6 million, respectively, related to deferred revenue written off as a part of the acquisition. For the three and nine months ended September 30, 2019, pro forma adjustments include an increase in amortization of intangibles of $20.9 million and $30.0 million, respectively, and a decrease in revenue of $1.1 million and $10.6 million, respectively, related to the deferred revenue written off as a part of the acquisition.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)
Revenue	$790,783	$757,574	$2,240,452	$2,182,252
Net earnings (loss) attributable to IAC shareholders	$190,766	$(646)	$(221,290)	$(31,083)
Basic earnings (loss) per share attributable to IAC shareholders	$2.24	$(0.01)	$(2.59)	$(0.37)
Diluted earnings (loss) per share attributable to IAC shareholders	$2.11	$(0.01)	$(2.59)	$(0.37)
NOTE 4 — GOODWILL AND INTANGIBLE ASSETS
Goodwill and intangible assets, net are as follows:
	September 30,	December 31,
	2020	2019
	(In thousands)
Goodwill	$1,767,834	$1,616,867
Intangible assets with indefinite lives	245,932	225,296
Intangible assets with definite lives, net of accumulated amortization	148,483	124,854
Total goodwill and intangible assets, net	$2,162,249	$1,967,017
The following table presents the balance of goodwill by reportable segment, including the changes in the carrying value of goodwill, for the nine months ended September 30, 2020:

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
	Balance at December 31, 2019	Additions	(Deductions)	Impairment	Foreign Exchange Translation	Balance at September 30, 2020
	(In thousands)
ANGI Homeservices	$884,296	$—	$—	$—	$736	$885,032
Vimeo	219,374	—	(38)	—	—	219,336
Search	265,146	—	—	(265,146)	—	—
Emerging & Other	248,051	415,164	—	—	251	663,466
Total	$1,616,867	$415,164	$(38)	$(265,146)	$987	$1,767,834
Additions are related to the acquisition of Care.com (included in the Emerging & Other segment).
In the quarter ended March 31, 2020, the Company determined that the effects of COVID-19 were an indicator of possible impairment for certain of its reporting units and indefinite-lived intangible assets and identified the following impairments:
•
a $212.0 million impairment related to the goodwill of the Desktop reporting unit (included in the Search segment); and

•
a $21.4 million impairment related to certain indefinite-lived intangible assets of the Desktop reporting unit (included in the Search segment).

In the quarter ended September 30, 2020, the Company reassessed the fair values of the Desktop reporting unit and the related indefinite-lived intangible assets and recorded impairments equal to the remaining carrying value of the goodwill of $53.2 million and $10.8 million related to the intangible assets. The reduction in the Company’s fair value estimates is due to lower consumer queries, increasing challenges in monetization and the reduced ability to market profitably due to policy changes implemented by Google and other browsers. The effects of COVID-19 on monetization were an additional factor.
The Company also reassessed the fair value of the Mosaic Group reporting unit (included in the Emerging & Other segment) and determined that as of September 30, 2020, its fair value approximates its carrying value of $239.9 million. To the extent there is a decline in the fair value of the Mosaic reporting unit below its carrying value, a goodwill impairment would be recorded to the extent the carrying value exceeds the fair value.
The fair values of the Desktop and Mosaic Group reporting units were determined using both an income approach based on discounted cash flows (“DCF”) and a market approach. Determining fair value using a DCF analysis requires the exercise of significant judgment with respect to several items, including the amount and timing of expected future cash flows and appropriate discount rates. The expected cash flows used in the DCF analyses were based on the most recent forecasts for Desktop and Mosaic Group for 2020 and each of the years in the forecast period, which were updated in light of the factors described above. For years beyond the forecast period, Desktop and Mosaic Group estimates were based, in part, on forecasted growth rates. The discount rates used in the DCF analyses were intended to reflect the risks inherent in the expected future cash flows of the Desktop and Mosaic Group reporting units. The discount rate used for determining the fair value of both the Desktop and Mosaic Group reporting units was 15.0%. Determining fair value using a market approach considers multiples of financial metrics based on both acquisitions and trading multiples of a selected peer group of companies. From the comparable companies, a representative market multiple is determined, which is applied to financial metrics to estimate the fair value of the Desktop and Mosaic Group reporting units. To determine a peer group of companies for Desktop and Mosaic Group, the Company considered companies relevant in terms of consumer use, monetization model, margin and growth characteristics, and brand strength operating in their respective sectors. The aggregate carrying value of goodwill for which the most recent estimate of the excess of fair value over carrying value is less than 20% is approximately $655.0 million.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
The following table presents the balance of goodwill by reportable segment, including the changes in the carrying value of goodwill, for the year ended December 31, 2019:
	Balance at December 31, 2018	Additions	(Deductions)	Impairment	Foreign Exchange Translation	Balance at December 31, 2019
	(In thousands)
ANGI Homeservices	$895,071	$18,326	$(29,293)	$—	$192	$884,296
Vimeo	77,152	142,222	—	—	—	219,374
Search	265,146	—	—	—	—	265,146
Emerging & Other	246,748	4,765	—	(3,318)	(144)	248,051
Total	$1,484,117	$165,313	$(29,293)	$(3,318)	$48	$1,616,867
Additions primarily relate to the acquisitions of Magisto (included in the Vimeo segment) and Fixd Repair (included in the ANGI Homeservices segment). Deductions primarily relate to tax benefits of acquired attributes related to the acquisition of Handy (included in the ANGI Homeservices segment). During the fourth quarter of 2019, the Company recorded an impairment of $3.3 million related to the goodwill of the College Humor Media business (included in the Emerging & Other Segment), which was sold on March 16, 2020.
The September 30, 2020 goodwill balances reflect accumulated impairment losses of $981.3 million and $198.3 million at Search and Dotdash, respectively. The December 31, 2019 goodwill balances reflect accumulated impairment losses of $716.2 million and $198.3 million at Search and Dotdash, respectively, and $14.9 million related to College Humor Media (included in the Emerging & Other segment).
As described above, the Company updated its calculations of the fair value for certain of its indefinite-lived intangible assets as of March 31, 2020 and September 30, 2020 and recorded impairments of $32.2 million in aggregate at Desktop, related to indefinite-lived trade names. The impairment of indefinite-lived intangible assets is included in “Amortization of intangibles” in the accompanying statement of operations. The Company determines the fair value of indefinite-lived intangible assets using an avoided royalty DCF valuation analysis. Significant judgments inherent in this analysis include the selection of appropriate royalty and discount rates and estimating the amount and timing of expected future cash flows. The discount rates used in the DCF analyses were intended to reflect the risks inherent in the expected future cash flows generated by the respective intangible assets. The royalty rates used in the DCF analyses were based upon an estimate of the royalty rates that a market participant would pay to license the Company’s trade names and trademarks. The discount rate used to value the trade names that were impaired in the first quarter of 2020 was 15.0% and the royalty rate was 1.0%. The aggregate carrying value of indefinite-lived intangible assets for which the most recent estimate of the excess of fair value over carrying value is less than 20% is approximately $59.3 million.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
At September 30, 2020 and December 31, 2019, intangible assets with definite lives are as follows:
	September 30, 2020
	Gross Carrying Amount	Accumulated Amortization	Net	Weighted- Average Useful Life (Years)
	(In thousands)
Technology	$188,893	$(102,542)	$86,351	3.9
Service professional relationships	97,618	(96,799)	819	3.0
Customer lists and user base	58,396	(27,050)	31,346	3.6
Trade names	45,691	(16,845)	28,846	2.1
Memberships	15,900	(15,900)	—	3.0
Other	10,439	(9,318)	1,121	3.4
Total	$416,937	$(268,454)	$148,483	3.4

	December 31, 2019
	Gross Carrying Amount	Accumulated Amortization	Net	Weighted- Average Useful Life (Years)
	(In thousands)
Technology	$143,255	$(73,483)	$69,772	4.5
Service professional relationships	99,651	(76,445)	23,206	2.9
Customer lists and user base	44,286	(24,226)	20,060	3.3
Trade names	12,777	(8,082)	4,695	3.5
Memberships	15,900	(11,940)	3,960	3.0
Other	10,439	(7,278)	3,161	3.4
Total	$326,308	$(201,454)	$124,854	3.7
At September 30, 2020, amortization of intangible assets with definite lives is estimated to be as follows:
(In thousands)
Remainder of 2020	$22,408
2021	73,412
2022	36,712
2023	13,509
2024	1,742
Thereafter	700
Total	$148,483

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
NOTE 5 — FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS
Marketable Debt Securities
At September 30, 2020, current available-for-sale marketable debt securities are as follows:
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
Treasury discount notes	$349,949	$5	$(1)	$349,953
Total available-for-sale marketable debt securities	$349,949	$5	$(1)	$349,953
The Company did not hold any marketable debt securities at December 31, 2019.
The contractual maturities of debt securities classified as current available-for-sale at September 30, 2020 are within one year. There are no investments in available-for-sale marketable debt securities that have been in a continuous unrealized loss position for longer than twelve months as of September 30, 2020.
Long-term Investments
Long-term investments consists of:
	September 30, 2020	December 31, 2019
	(In thousands)
Investment in MGM Resorts International (“MGM”)	$1,283,987	$—
Equity securities without readily determinable fair values	296,491	347,975
Total long-term investments	$1,580,478	$347,975
Investment in MGM
During the three and nine months ended September 30, 2020, the Company purchased 35.6 million and 59.0 million shares of MGM, respectively. The fair value of the investment in MGM is remeasured each reporting period and any unrealized gains or losses are included in “Other income (expense), net” in the accompanying statement of operations. For the three and nine months ended September 30, 2020, the Company recognized an unrealized gain of $289.1 million and $264.4 million, respectively, on its investment in MGM.
Equity Securities without Readily Determinable Fair Values
During the first quarter of 2020, the Company recorded unrealized impairments of $51.5 million related to certain equity securities without readily determinable fair values due to the impact of COVID-19. All gains and losses on equity securities without readily determinable fair values, realized and unrealized, are recognized in “Other income (expense), net” in the accompanying statement of operations.
The following table presents a summary of unrealized gains and losses recorded in “Other income (expense), net,” as adjustments to the carrying value of equity securities without readily determinable fair values held as of September 30, 2020 and 2019.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)
Upward adjustments (gross unrealized gains)	$—	$53	$—	$53
Downward adjustments including impairment (gross unrealized losses)	—	(543)	(51,484)	(1,193)
Total	$—	$(490)	$(51,484)	$(1,140)
The cumulative upward and downward adjustments (including impairments) to the carrying value of equity securities without readily determinable fair values held at September 30, 2020 were $19.7 million and $49.5 million, respectively.
Realized and unrealized gains and losses for the Company’s marketable equity securities and investments without readily determinable fair values for the three and nine months ended September 30, 2020 and 2019 are as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)
Realized gains (losses), net, for equity securities sold	$2,976	$(8)	$488	$2,006
Unrealized gains (losses), net, on equity securities held	289,097	(5,066)	215,394	24,114
Total gains (losses), net recognized in other income (expense), net	$292,073	$(5,074)	$215,882	$26,120
Fair Value Measurements
The Company categorizes its financial instruments measured at fair value into a fair value hierarchy that prioritizes the inputs used in pricing the asset or liability. The three levels of the fair value hierarchy are:
•
Level 1: Observable inputs obtained from independent sources, such as quoted market prices for identical assets and liabilities in active markets.

•
Level 2: Other inputs, which are observable directly or indirectly, such as quoted market prices for similar assets or liabilities in active markets, quoted market prices for identical or similar assets or liabilities in markets that are not active and inputs that are derived principally from or corroborated by observable market data. The fair values of the Company’s Level 2 financial assets are primarily obtained from observable market prices for identical underlying securities that may not be actively traded. Certain of these securities may have different market prices from multiple market data sources, in which case an average market price is used.

•
Level 3: Unobservable inputs for which there is little or no market data and require the Company to develop its own assumptions, based on the best information available in the circumstances, about the assumptions market participants would use in pricing the assets or liabilities.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
The following tables present the Company’s financial instruments that are measured at fair value on a recurring basis:
	September 30, 2020
	Quoted Market Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Money market funds	$1,717,738	$—	$—	$1,717,738
Treasury discount notes	—	1,349,926	—	1,349,926
Time deposits	—	42,988	—	42,988
Marketable debt securities:
Treasury discount notes	—	349,953	—	349,953
Long-term investments:
Investment in MGM	1,283,987	—	—	1,283,987
Other non-current assets:
Warrant	—	—	4,748	4,748
Total	$3,001,725	$1,742,867	$4,748	$4,749,340

	December 31, 2019
	Quoted Market Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Money market funds	$699,589	$—	$—	$699,589
Time deposits	—	23,075	—	23,075
Other non-current assets:
Warrant	—	—	8,495	8,495
Total	$699,589	$23,075	$8,495	$731,159
Liabilities:
Contingent consideration arrangement	$—	$—	$(6,918)	$(6,918)

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
The following tables present the changes in the Company’s financial instruments that are measured at fair value on a recurring basis using significant unobservable inputs (Level 3):
	Three Months Ended September 30,
	2020	2019
	Warrant	Warrant	Contingent Consideration Arrangement
	(In thousands)
Balance at July 1	$7,079	$—	$(29,803)
Fair value at date of acquisition	—	17,518	—
Total net (losses) gains:
Included in earnings:
Fair value adjustments	(2,331)	(8,689)	16,139
Balance at September 30	$4,748	$8,829	$(13,664)

	Nine Months Ended September 30,
	2020		2019
	Warrant	Contingent Consideration Arrangements	Warrant	Contingent Consideration Arrangement
	(In thousands)
Balance at January 1	$8,495	$(6,918)	$—	$(26,657)
Fair value at date of acquisition	—	(1,000)	17,518	—
Total net (losses) gains:
Included in earnings:
Fair value adjustments	(3,747)	6,918	(8,689)	12,993
Settlements	—	1,000	—	—
Balance at September 30	$4,748	$—	$8,829	$(13,664)
Warrant
As part of the Company’s investment in Turo, a peer-to-peer car sharing marketplace, the Company received a warrant that is net settleable at the Company’s option and is recorded at fair value each reporting period with any change included in “Other income (expense), net” in the accompanying statement of operations. The warrant is measured using significant unobservable inputs and is classified in the fair value hierarchy table as Level 3. The warrant is included in “Other non-current assets” in the accompanying balance sheet.
Contingent Consideration Arrangements
At September 30, 2020, the Company has one outstanding contingent consideration arrangement related to a business acquisition. The maximum contingent payments related to this arrangement for periods subsequent to December 31, 2019 total $30.0 million. The potential earnout payment for the year ended December 31, 2019 was $15.0 million; however, the financial performance threshold that would have triggered that payment was not achieved. At September 30, 2020, the Company does not expect to make any payments related to this contingent consideration arrangement. In connection with the Care.com acquisition on February 11, 2020, the Company assumed a contingent consideration arrangement liability of $1.0 million, which was subsequently paid and settled during the first quarter of 2020.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
Generally, our contingent consideration arrangements are based upon financial performance and/or operating metric targets and the Company generally determines the fair value of the contingent consideration arrangements by using probability-weighted analyses to determine the amounts of the gross liability, and, if the arrangements are initially long-term in nature, applying a discount rate that appropriately captures the risks associated with the obligations to determine the net amount reflected in the financial statements.
The fair value of contingent consideration arrangements is sensitive to changes in the expected achievement of the applicable targets and changes in discount rates. The Company remeasures the fair value of the contingent consideration arrangements each reporting period, including the accretion of the discount, if applicable, and changes are recognized in “General and administrative expense” in the accompanying statement of operations. There is no contingent consideration liability outstanding at September 30, 2020. The contingent consideration arrangement liability at December 31, 2019 includes a non-current portion of $6.9 million and, is included in “Other long-term liabilities” in the accompanying balance sheet.
Assets measured at fair value on a nonrecurring basis
The Company’s non-financial assets, such as goodwill, intangible assets, ROU assets and building, capitalized software, leasehold improvements and equipment, are adjusted to fair value only when an impairment is recognized. The Company’s financial assets, comprising equity securities without readily determinable fair values, are adjusted to fair value when observable price changes are identified or an impairment is recognized. Such fair value measurements are based predominantly on Level 3 inputs. See “Note 4 — Goodwill and Intangible Assets” for a detailed description of the Desktop goodwill and indefinite-lived intangible asset impairments recorded during the first and third quarter of 2020.
Financial instruments measured at fair value only for disclosure purposes
The following table presents the carrying value and the fair value of financial instruments measured at fair value only for disclosure purposes:
	September 30, 2020		December 31, 2019
	Carrying Value	Fair Value	Carrying Value	Fair Value
	(In thousands)
Notes receivable – related party, current	$—	$—	$55,251	$55,251
Current portion of long-term debt	$(13,750)	$(13,750)	$(13,750)	$(13,681)
Long-term debt, net(a)	$(715,408)	$(715,288)	$(231,946)	$(232,581)

(a)
At September 30, 2020 and December 31, 2019, the carrying value of long-term debt, net includes unamortized debt issuance costs of $8.0 million and $1.8 million, respectively.

At September 30, 2020 and December 31, 2019, the fair value of long-term debt, including the current portion, is estimated using observable market prices or indices for similar liabilities, which are Level 2 inputs.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
NOTE 6 — LONG-TERM DEBT
Long-term debt consists of:
	September 30, 2020	December 31, 2019
	(In thousands)
3.875% ANGI Group Senior Notes due August 15, 2028 (“ANGI Group Senior Notes”); interest payable each February 15 and August 15, commencing February 15, 2021	$500,000	$—
ANGI Group Term Loan due November 5, 2023 (“ANGI Group Term Loan”)	237,188	247,500
Total long-term debt	737,188	247,500
Less: current portion of ANGI Group Term Loan	13,750	13,750
Less: unamortized debt issuance costs	8,030	1,804
Total long-term debt, net	$715,408	$231,946
ANGI Group Senior Notes
On August 20, 2020, ANGI Group, LLC (“ANGI Group”), a direct wholly-owned subsidiary of ANGI, issued $500 million in aggregate principal amount of the ANGI Group Senior Notes, the proceeds of which are intended for general corporate purposes, including potential future acquisitions and return of capital. At any time prior to August 15, 2023, these notes may be redeemed at a redemption price equal to the sum of the principal amount thereof, plus accrued and unpaid interest and a make-whole premium. Thereafter, these notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:
Year	Percentage
2023	101.938%
2024	100.969%
2025 and thereafter	100.000%
The indenture governing the ANGI Group Senior Notes contains a covenant that would limit ANGI Group’s ability to incur liens for borrowed money in the event a default has occurred or the ANGI Group’s secured leverage ratio (as defined in the indenture) exceeds 3.75 to 1.0. At September 30, 2020, there were no limitations pursuant thereto.
ANGI Group Term Loan and ANGI Group Revolving Facility
ANGI was a party to a credit agreement that terminates on November 5, 2021. On August 12, 2020, ANGI Group entered into a joinder agreement with ANGI, the other subsidiaries of ANGI that are party to the credit agreement, and each of the other loan parties to the credit agreement, pursuant to which, ANGI Group became the successor borrower under the credit agreement and ANGI Homeservices Inc.’s obligations thereunder were terminated. The credit agreement governs the ANGI Group Term Loan and revolving credit facility (the “ANGI Group Revolving Facility”). In addition, on August 12, 2020, the definition of “Permitted Unsecured Ratio Debt” in the credit agreement was amended to remove the requirement that guarantees of certain indebtedness of the borrower be subordinated to the guarantees under the credit agreement.
The outstanding balance of the ANGI Group Term Loan was $237.2 million and $247.5 million at September 30, 2020 and December 31, 2019, respectively. There are quarterly principal payments of

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
$3.4 million through December 31, 2021, $6.9 million for the one-year period ending December 31, 2022 and $10.3 million through maturity of the loan when the final amount of $161.6 million is due. Additionally, interest payments are due at least quarterly through the term of the loan. At both September 30, 2020 and December 31, 2019, the ANGI Group Term Loan bore interest at LIBOR plus 1.50%, or 1.66% and 3.25%, respectively. The spread over LIBOR is subject to change in future periods based on ANGI Group’s consolidated net leverage ratio.
The ANGI Group Term Loan requires ANGI Group to maintain a consolidated net leverage ratio of not more than 4.5 to 1.0 and a minimum interest coverage ratio of not less than 2.0 to 1.0 (in each case as defined in the ANGI Group credit agreement). The ANGI Group credit agreement also contains covenants that would limit ANGI Group’s ability to pay dividends or make distributions in the event a default has occurred or ANGI Group’s consolidated net leverage ratio exceeds 4.25 to 1.0. At September 30, 2020, there were no limitations pursuant thereto.
The $250 million ANGI Group Revolving Facility expires on November 5, 2023. At September 30, 2020 and December 31, 2019, there were no outstanding borrowings under the ANGI Group Revolving Facility. The annual commitment fee on undrawn funds is based on ANGI Group’s consolidated net leverage ratio most recently reported and was 25 basis points at both September 30, 2020 and December 31, 2019. Any future borrowings under the ANGI Group Revolving Facility would bear interest, at ANGI Group’s option, at either a base rate or LIBOR, in each case plus an applicable margin, which is based on ANGI Group’s consolidated net leverage ratio. The financial and other covenants are the same as those for the ANGI Group Term Loan.
The ANGI Group Senior Notes, ANGI Group Term Loan and ANGI Group Revolving Facility are guaranteed by certain of ANGI Group’s wholly-owned material domestic subsidiaries and ANGI Group’s obligations under the ANGI Group Term Loan and the ANGI Group Revolving Facility are secured by substantially all assets of ANGI Group and the guarantors, subject to certain exceptions. The ANGI Group Term Loan and outstanding borrowings, if any, under the ANGI Group Revolving Facility rank equally with each other, and have priority over the ANGI Group Senior Notes to the extent of the value of the assets securing the borrowings under the credit agreement.
IAC Group Credit Facility
The IAC Group, LLC (“IAC Group”) $250 million revolving credit facility (the “IAC Group Credit Facility”), which was scheduled to expire on November 5, 2023, was terminated effective October 2, 2020. At September 30, 2020 and December 31, 2019, there were no outstanding borrowings under the IAC Group Credit Facility.
Long-term Debt Maturities
Long-term debt maturities as of September 30, 2020 are summarized in the table below:
(In thousands)
Remainder of 2020	$3,438
2021	13,750
2022	27,500
2023	192,500
2028	500,000
Total	737,188
Less: current portion of ANGI Group Term Loan	13,750
Less: unamortized debt issuance costs	8,030
Total long-term debt, net	$715,408

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
NOTE 7 — SHAREHOLDERS’ EQUITY
Description of Common Stock and Class B Convertible Common Stock
Except as described herein, shares of IAC common stock and IAC Class B common stock are identical.
Each holder of shares of IAC common stock and IAC Class B common stock vote together as a single class with respect to matters that may be submitted to a vote or for the consent of IAC’s shareholders generally, including the election of directors. In connection with any such vote, each holder of IAC common stock is entitled to one vote for each share of IAC common stock held and each holder of IAC Class B common stock is entitled to ten votes for each share of IAC Class B common stock held. Notwithstanding the foregoing, the holders of shares of IAC common stock, acting as a single class, are entitled to elect 25% of the total number of IAC’s directors, and, in the event that 25% of the total number of directors shall result in a fraction of a director, then the holders of shares of IAC common stock, acting as a single class, are entitled to elect the next higher whole number of IAC’s directors. In addition, Delaware law requires that certain matters be approved by the holders of shares of IAC common stock or holders of IAC Class B common stock voting as a separate class.
Shares of IAC Class B common stock are convertible into shares of IAC common stock at the option of the holder thereof, at any time, on a share-for-share basis. Such conversion ratio will in all events be equitably preserved in the event of any recapitalization of IAC by means of a stock dividend on, or a stock split or combination of, outstanding shares of IAC common stock or IAC Class B common stock, or in the event of any merger, consolidation or other reorganization of IAC with another corporation. Upon the conversion of shares of IAC Class B common stock into shares of IAC common stock, those shares of IAC Class B common stock will be retired and will not be subject to reissue. Shares of IAC common stock are not convertible into shares of IAC Class B common stock.
The holders of shares of IAC common stock and the holders of shares of IAC Class B common stock are entitled to receive, share for share, such dividends as may be declared by IAC’s Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution, distribution of assets or winding-up of IAC, the holders of shares of IAC common stock and the holders of shares of IAC Class B common stock are entitled to receive, share for share, all the assets of IAC available for distribution to its stockholders, after the rights of the holders of any IAC preferred stock have been satisfied.
NOTE 8 — ACCUMULATED OTHER COMPREHENSIVE LOSS
The following tables present the components of accumulated other comprehensive loss:
	Three Months Ended September 30, 2020			Three Months Ended September 30, 2019
	Foreign Currency Translation Adjustment	Unrealized (Losses) Gains On Available- For-Sale Debt Securities	Accumulated Other Comprehensive Loss	Foreign Currency Translation Adjustment	Accumulated Other Comprehensive Loss
	(In thousands)
Balance as of July 1	$(13,780)	$(1)	$(13,781)	$(12,258)	$(12,258)
Other comprehensive income (loss)	1,948	4	1,952	(2,499)	(2,499)
Allocation of accumulated other comprehensive income (loss) related to noncontrolling interests	11	—	11	(19)	(19)
Balance as of September 30	$(11,821)	$3	$(11,818)	$(14,776)	$(14,776)

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
	Foreign Currency Translation Adjustment	Unrealized Gains On Available- For-Sale Debt Securities	Accumulated Other Comprehensive Loss	Foreign Currency Translation Adjustment	Unrealized Gains (Losses) On Available- For-Sale Debt Securities	Accumulated Other Comprehensive Loss
	(In thousands)
Balance as of January 1	$(12,226)	$—	$(12,226)	$(12,543)	$2	$(12,541)
Other comprehensive income (loss) before reclassifications	585	3	588	(2,223)	(2)	(2,225)
Amounts reclassified to earnings	(144)	—	(144)	—	—	—
Net current period other comprehensive income (loss)	441	3	444	(2,223)	(2)	(2,225)
Allocation of accumulated other comprehensive loss related to noncontrolling interests	(36)	—	(36)	(10)	—	(10)
Balance as of September 30	$(11,821)	$3	$(11,818)	$(14,776)	$—	$(14,776)
The amount reclassified out of foreign currency translation adjustment into earnings for the nine months ended September 30, 2020 relate to the liquidation of an international subsidiary.
At both September 30, 2020 and 2019, there was no tax benefit or provision on the accumulated other comprehensive loss.
NOTE 9 — EARNINGS (LOSS) PER SHARE
The following table sets forth the computation of basic and diluted earnings (loss) per share attributable to IAC shareholders:

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
	Three Months Ended September 30,
	2020		2019
	Basic	Diluted	Basic	Diluted
	(In thousands, except per share data)
Numerator:
Net earnings	$185,861	$185,861	$18,378	$18,378
Net earnings attributable to noncontrolling interests	(944)	(944)	(1,912)	(1,912)
Impact from public subsidiary dilutive securities(b)	—	(79)	—	—
Net earnings attributable to IAC shareholders	$184,917	$184,838	$16,466	$16,466
Denominator:
Weighted average basic shares outstanding	85,297	85,297	85,132	85,132
Dilutive securities(a)(b) (c)	—	5,180	—	—
Denominator for earnings per share – weighted average shares (a)(b) (c)	85,297	90,477	85,132	85,132
Earnings per share attributable to IAC shareholders:
Earnings per share	$2.17	$2.04	$0.19	$0.19

	Nine Months Ended September 30,
	2020		2019
	Basic	Diluted	Basic	Diluted
	(In thousands, except per share data)
Numerator:
Net (loss) earnings	$(238,774)	$(238,774)	$26,726	$26,726
Net earnings attributable to noncontrolling interests	(625)	(625)	(10,718)	(10,718)
Impact from public subsidiary dilutive securities(b)	—	(150)	—	—
Net (loss) earnings attributable to IAC shareholders	$(239,399)	$(239,549)	$16,008	$16,008
Denominator:
Weighted average basic shares outstanding	85,295	85,295	85,132	85,132
Dilutive securities(a)(b)(c)	—	—	—	—
Denominator for earnings per share – weighted average shares(a)(b)(c)	85,295	85,295	85,132	85,132
Loss (earnings) per share attributable to IAC shareholders:
Loss (earnings) per share	$(2.81)	$(2.81)	$0.19	$0.19

(a)
If the effect is dilutive, weighted average common shares outstanding include the incremental shares that would be issued upon the assumed exercise of stock options and subsidiary denominated equity, and vesting of restricted stock units (“RSUs”). For the three months ended September 30, 2020, less than 0.1 million potentially dilutive securities were excluded from the calculation of diluted earnings per share because their inclusion would have been anti-dilutive. For the nine months ended September 30, 2020, the Company had a loss from operations and as a result, approximately 6.0 million potentially dilutive securities were excluded from the calculation of diluted earnings per share because their inclusion would have been anti-dilutive. Accordingly, the weighted average basic shares outstanding were used to compute the earnings per share amounts for the nine months ended September 30, 2020.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
(b)
IAC has the option to settle certain ANGI stock-based awards in its shares. For the three months ended September 30, 2020, it is more dilutive for IAC to settle these ANGI equity awards. For the nine months ended September 30, 2020, the Company had a loss from operations, therefore it is more dilutive for ANGI to settle these ANGI equity awards. The impact on earnings relates to the settlement of ANGI’s dilutive securities under the if-converted method.

(c)
The Company computed basic and diluted earnings per share for periods prior to the Separation using the shares issued on June 30, 2020 in connection with the Separation.

NOTE 10 — SEGMENT INFORMATION
The overall concept that the Company employs in determining its operating segments is to present the financial information in a manner consistent with: how the chief operating decision maker views the businesses; how the businesses are organized as to segment management; and the focus of the businesses with regards to the types of services offered or the target market. Operating segments are combined for reporting purposes if they meet certain aggregation criteria, which principally relate to the similarity of their economic characteristics or, in the case of the Emerging & Other reportable segment, do not meet the quantitative thresholds that require presentation as separate reportable segments.
The following table presents revenue by reportable segment:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)
Revenue:
ANGI Homeservices	$389,913	$357,358	$1,108,624	$1,004,697
Vimeo	75,130	52,145	199,432	141,439
Dotdash	50,774	40,285	139,515	111,974
Search	145,208	185,664	430,890	575,608
Emerging & Other	127,425	69,988	320,594	201,820
Inter-segment eliminations	(73)	(58)	(193)	(251)
Total	$788,377	$705,382	$2,198,862	$2,035,287
The following table presents the revenue of the Company’s segments disaggregated by type of service:

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)
ANGI Homeservices
Marketplace:
Consumer connection revenue(a)	$287,568	$252,552	$800,047	$695,370
Service professional membership subscription revenue	12,195	15,995	38,989	48,697
Other revenue	6,944	4,915	19,620	11,186
Total Marketplace revenue	306,707	273,462	858,656	755,253
Advertising and other revenue(b)	65,519	65,682	195,119	190,285
Total North America revenue	372,226	339,144	1,053,775	945,538
Consumer connection revenue(c)	14,006	14,125	43,640	46,480
Service professional membership subscription revenue	3,278	3,465	9,792	10,820
Advertising and other revenue	403	624	1,417	1,859
Total Europe revenue	17,687	18,214	54,849	59,159
Total ANGI Homeservices revenue	$389,913	$357,358	$1,108,624	$1,004,697

(a)
Includes fees paid by service professionals for consumer matches and revenue from pre-priced jobs sourced through the HomeAdvisor and Handy platforms.

(b)
Includes Angie’s List revenue from service professionals under contract for advertising and Angie’s List membership subscription fees from consumers, as well as revenue from mHelpDesk and HomeStars.

(c)
Includes fees paid by service professionals for consumer matches.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)
Vimeo
Platform revenue	$75,130	$52,145	$199,432	$139,160
Hardware revenue	—	—	—	2,279
Total Vimeo revenue	$75,130	$52,145	$199,432	$141,439
Dotdash
Display advertising revenue	$31,836	$29,158	$88,326	$84,171
Performance marketing revenue	18,938	11,127	51,189	27,803
Total Dotdash revenue	$50,774	$40,285	$139,515	$111,974
Search
Advertising revenue
Google advertising revenue:	$120,838	$168,574	$352,918	$534,389
Non-Google advertising revenue	20,171	13,357	64,878	28,893
Total advertising revenue	141,009	181,931	417,796	563,282
Other revenue	4,199	3,733	13,094	12,326
Total Search revenue	$145,208	$185,664	$430,890	$575,608
Emerging & Other
Subscription revenue	$84,369	$50,081	$217,974	$141,759
Marketplace revenue	35,476	10,399	83,711	30,288
Advertising revenue:
Non-Google advertising revenue	4,255	5,704	10,470	16,455
Google advertising revenue	859	1,002	2,204	3,030
Total advertising revenue	5,114	6,706	12,674	19,485
Other revenue	2,466	2,802	6,235	10,288
Total Emerging & Other revenue	$127,425	$69,988	$320,594	$201,820
Revenue by geography is based on where the customer is located. Geographic information about revenue and long-lived assets is presented below:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)
Revenue:
United States	$638,474	$552,106	$1,763,585	$1,572,540
All other countries	149,903	153,276	435,277	462,747
Total	$788,377	$705,382	$2,198,862	$2,035,287

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
	September 30, 2020	December 31, 2019
	(In thousands)
Long-lived assets (excluding goodwill, intangible assets and ROU assets):
United States	$254,869	$297,433
All other countries	10,949	7,981
Total	$265,818	$305,414
The following tables present operating (loss) income and Adjusted EBITDA by reportable segment:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)
Operating (loss) income:
ANGI Homeservices	$(3,019)	$24,726	$(1,671)	$32,488
Vimeo	(3,298)	(11,155)	(25,623)	(40,555)
Dotdash	11,773	3,695	21,860	13,752
Search	(52,979)	28,758	(264,761)	100,551
Emerging & Other	(35,123)	8,520	(61,979)	(21,259)
Corporate	(45,980)	(40,632)	(215,809)	(119,018)
Total	$(128,626)	$13,912	$(547,983)	$(34,041)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)
Adjusted EBITDA(d):
ANGI Homeservices	$38,487	$58,923	$130,820	$147,534
Vimeo	$3,421	$(7,997)	$(12,706)	$(33,661)
Dotdash	$16,181	$7,026	$35,304	$22,551
Search	$11,875	$29,177	$34,449	$101,982
Emerging & Other	$(8,061)	$(5,274)	$(30,648)	$(26,684)
Corporate	$(26,733)	$(21,943)	$(115,315)	$(60,735)

(d)
The Company’s primary financial measure is Adjusted EBITDA, which is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable, and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements. The Company believes this measure is useful for analysts and investors as this measure allows a more meaningful comparison between the Company’s performance and that of its competitors. The above items are excluded from the Company’s Adjusted EBITDA measure because these items are non-cash in nature. Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
The following tables reconcile operating (loss) income for the Company’s reportable segments and net earnings (loss) attributable to IAC shareholders to Adjusted EBITDA:
	Three Months Ended September 30, 2020
	Operating (Loss) Income	Stock-based Compensation Expense	Depreciation	Amortization of Intangibles	Acquisition- related Contingent Consideration Fair Value Arrangements	Goodwill Impairment	Adjusted EBITDA
	(In thousands)
ANGI Homeservices	$(3,019)	$14,697	$13,921	$12,888	$—	$—	$38,487
Vimeo	(3,298)	$—	$106	$6,613	$—	$—	$3,421
Dotdash	11,773	$—	$742	$3,666	$—	$—	$16,181
Search	(52,979)	$—	$881	$10,800	$—	$53,173	$11,875
Emerging & Other	(35,123)	$25	$853	$26,184	$—	$—	$(8,061)
Corporate	(45,980)	$16,997	$2,250	$—	$—	$—	$(26,733)
Total	(128,626)
Interest expense	(5,807)
Other income, net	290,786
Earnings before income taxes	156,353
Income tax benefit	29,508
Net earnings	185,861
Net earnings attributable to noncontrolling interests	(944)
Net earnings attributable to IAC shareholders	$184,917

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
	Three Months Ended September 30, 2019
	Operating Income (Loss)	Stock-based Compensation Expense	Depreciation	Amortization of Intangibles	Acquisition- related Contingent Consideration Fair Value Arrangements	Adjusted EBITDA
	(In thousands)
ANGI Homeservices	$24,726	$8,784	$11,244	$14,169	$—	$58,923
Vimeo	(11,155)	$—	$39	$3,119	$—	$(7,997)
Dotdash	3,695	$—	$216	$3,115	$—	$7,026
Search	28,758	$—	$419	$—	$—	$29,177
Emerging & Other	8,520	$—	$203	$2,142	$(16,139)	$(5,274)
Corporate	(40,632)	$15,801	$2,888	$—	$—	$(21,943)
Total	13,912
Interest expense	(2,898)
Other expense, net	(11,715)
Loss before income taxes	(701)
Income tax benefit	19,079
Net earnings	18,378
Net earnings attributable to noncontrolling interests	(1,912)
Net earnings attributable to IAC shareholders	$16,466

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
	Nine Months Ended September 30, 2020
	Operating (Loss) Income	Stock-based Compensation Expense	Depreciation	Amortization of Intangibles	Acquisition- related Contingent Consideration Fair Value Arrangements	Goodwill Impairment	Adjusted EBITDA
	(In thousands)
ANGI Homeservices	$(1,671)	$55,031	$38,614	$38,846	$—	$—	$130,820
Vimeo	(25,623)	$—	$266	$12,651	$—	$—	$(12,706)
Dotdash	21,860	$—	$1,569	$11,875	$—	$—	$35,304
Search	(264,761)	$—	$1,864	$32,200	$—	$265,146	$34,449
Emerging & Other	(61,979)	$75	$1,533	$36,641	$(6,918)	$—	$(30,648)
Corporate	(215,809)	$93,491	$7,003	$—	$—	$—	$(115,315)
Total	(547,983)
Interest expense	(9,579)
Other income, net	211,769
Loss before income taxes	(345,793)
Income tax benefit	107,019
Net loss	(238,774)
Net earnings attributable to noncontrolling interests	(625)
Net loss attributable to IAC shareholders	$(239,399)

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
	Nine Months Ended September 30, 2019
	Operating Income (Loss)	Stock-based Compensation Expense	Depreciation	Amortization of Intangibles	Acquisition- related Contingent Consideration Fair Value Arrangements	Adjusted EBITDA
	(In thousands)
ANGI Homeservices	$32,488	$45,586	$27,039	$42,421	$—	$147,534
Vimeo	(40,555)	$—	$364	$6,530	$—	$(33,661)
Dotdash	13,752	$—	$660	$8,139	$—	$22,551
Search	100,551	$—	$1,431	$—	$—	$101,982
Emerging & Other	(21,259)	$—	$546	$7,022	$(12,993)	$(26,684)
Corporate	(119,018)	$49,281	$9,002	$—	$—	$(60,735)
Total	(34,041)
Interest expense	(9,402)
Other income, net	16,850
Loss before income taxes	(26,593)
Income tax benefit	53,319
Net earnings	26,726
Net earnings attributable to noncontrolling interests	(10,718)
Net earnings attributable to IAC shareholders	$16,008

NOTE 11 — FINANCIAL STATEMENT DETAILS
Cash and Cash Equivalents and Restricted Cash
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the accompanying balance sheet to the total amounts shown in the accompanying statement of cash flows:
	September 30, 2020	December 31, 2019	September 30, 2019	December 31, 2018
	(In thousands)
Cash and cash equivalents	$3,471,713	$839,796	$685,965	$884,975
Restricted cash included in other current assets	12,711	527	1,445	1,441
Restricted cash included in other non-current assets	429	409	404	420
Total cash and cash equivalents and restricted cash as shown on the statement of cash flows	$3,484,853	$840,732	$687,814	$886,836
Restricted cash included in other current assets at September 30, 2020 primarily consists of cash received from customers at Care.com’s payment solutions business, representing funds collected for payroll and related taxes, which were not remitted as of the period end. Restricted cash included in other current assets at December 31, 2019 primarily consists of a deposit related to corporate credit cards. Restricted cash included in other current assets at September 30, 2019 and December 31, 2018 primarily consists of a cash collateralized letter of credit and a deposit related to corporate credit cards.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
Restricted cash included in other non-current assets for all periods presented consists of deposits related to leases.
Accumulated Amortization and Depreciation
The following table provides the accumulated amortization and depreciation within the consolidated balance sheet:
Asset Category	September 30, 2020	December 31, 2019
	(In thousands)
Right-of-use assets included in other non-current assets	$65,409	$35,775
Building, capitalized software, leasehold improvements and equipment, net	$217,069	$201,798
Intangible assets	$268,454	$201,454
Other income (expense), net
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)
Unrealized gains (losses) related to investments(a)	$289,097	$(4,576)	$264,379	$25,322
Interest income	971	3,697	6,557	11,930
Realized gain related to the sale of an investment	2,671	—	2,671	—
Impairments related to impact of COVID-19(b)	—	—	(59,001)	—
Unrealized reduction in the estimated fair value of a warrant	(2,331)	(8,689)	(1,741)	(8,689)
Realized loss related to the sale of Vimeo’s hardware business	—	—	—	(8,234)
Mark-to-market loss on an indemnification claim related to the Handy acquisition	—	(945)	(181)	(1,999)
Other	378	(1,202)	(915)	(1,480)
Other income (expense), net	$290,786	$(11,715)	$211,769	$16,850

(a)
Includes unrealized gains of $289.1 million and $264.4 million related to the Company’s investment in MGM for the three and nine months ended September 30, 2020, respectively, and an unrealized loss of $4.6 million and unrealized gain of $25.3 million related to the Company’s investment in Pinterest, for the three and nine months ended September 30, 2019, respectively.

(b)
Includes $51.5 million in impairments related to investments in equity securities without readily determinable fair values and $7.5 million in impairments of a note receivable and a warrant related to certain investees.

NOTE 12 — CONTINGENCIES
In the ordinary course of business, the Company is a party to various lawsuits. The Company establishes reserves for specific legal matters when it determines that the likelihood of an unfavorable outcome is probable and the loss is reasonably estimable. Management has also identified certain other legal matters where the Company believes an unfavorable outcome is not probable and, therefore, no reserve is established. Although management currently believes that resolving claims against the Company, including claims where an unfavorable outcome is reasonably possible, will not have a material impact on the liquidity, results of operations, or financial condition of the Company, these matters are subject to inherent uncertainties and

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
management’s view of these matters may change in the future. The Company also evaluates other contingent matters, including income and non-income tax contingencies, to assess the likelihood of an unfavorable outcome and estimated extent of potential loss. It is possible that an unfavorable outcome of one or more of these lawsuits or other contingencies could have a material impact on the liquidity, results of operations, or financial condition of the Company. See “Note 2 — Income Taxes” for additional information related to income tax contingencies.
Tinder Optionholder Litigation against IAC and MTCH
In August 2018, ten then-current and former employees of Match Group’s Tinder business filed a lawsuit in New York state court against IAC and Match Group. See Sean Rad et al. v. IAC/InterActiveCorp and Match Group, Inc., No. 654038/2018 (Supreme Court, New York County). The complaint alleges that in 2017, the defendants: (i) wrongfully interfered with a contractually established process for the independent valuation of Tinder by certain investment banks, resulting in a substantial undervaluation of Tinder and a consequent underpayment to the plaintiffs upon exercise of their Tinder stock options, and (ii) then wrongfully merged Tinder into Match Group, thereby depriving the plaintiffs of their contractual right to later valuations of Tinder on a stand-alone basis. The complaint asserts inter alia claims for breach of contract and interference with contractual relations and prospective economic advantage and seeks compensatory damages in the amount of at least $2 billion, as well as punitive damages. Shortly after filing suit, four plaintiffs who were still employed by Match Group filed a notice of discontinuance of their claims without prejudice, leaving the six former employees as the remaining plaintiffs.
In October 2018, the defendants filed a motion to dismiss the complaint on various grounds, including that the 2017 valuation of Tinder by the investment banks was an expert determination any challenge to which is time-barred under applicable law. In June 2019, the court issued a decision and order granting the motion in part but leaving plaintiffs’ principal claims intact. The defendants appealed from the partial denial of their motion to dismiss, and in October 2019, the Appellate Division, First Department, affirmed the lower court’s decision. After additional appellate motion practice, in May 2020, the Appellate Division reaffirmed the lower court’s decision on different grounds. In June 2020, the defendants filed a motion for leave to appeal that decision to the Court of Appeals; the Appellate Division denied the motion in July 2020.
In June 2019, the defendants filed a second motion to dismiss based upon certain provisions of the plaintiffs’ agreement with a litigation funding firm; that motion remains pending. From July to November 2019, the defendants filed counterclaims against Sean Rad for breach of contract and unjust enrichment based upon his alleged misappropriation and unauthorized destruction of confidential company information, unauthorized recording of conversations with company employees, and breach of his non-solicitation obligations. In January 2020, the parties participated in a mediation that did not result in the resolution of the matter.
Document discovery in the case is substantially complete; deposition discovery is in progress. In July 2020, the four individuals who earlier had discontinued their claims in the lawsuit commenced arbitration proceedings against IAC and Match Group before the American Arbitration Association in California, asserting the same claims and seeking the same relief as the six remaining plaintiffs in the lawsuit. In September 2020, the defendants filed a motion to stay the trial in the New York action in favor of the California arbitration proceedings; that motion remains pending. IAC believes that the allegations in this lawsuit and the arbitrations are without merit and will continue to defend vigorously against them.
Pursuant to the Transaction Agreement (as defined in Note 1 — The Company and Summary of Significant Accounting Policies — Separation), Match Group has agreed to indemnify the Company for matters relating to any business of Match Group, including indemnifying the Company for costs related to the matter described above.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
NOTE 13 — RELATED PARTY TRANSACTIONS
Relationship with Old IAC prior to the Separation
The Company’s statement of operations includes allocations of costs, including stock-based compensation expense, related to Old IAC’s accounting, treasury, legal, tax, corporate support and internal audit functions prior to the Separation. Old IAC historically allocated costs related to its accounting, treasury, legal, tax, corporate support and internal audit functions that were incurred at the Old IAC legal entity level to its publicly traded subsidiaries, Old MTCH and ANGI Homeservices, based upon time spent or other cost drivers, such as revenue, number of legal entities or transaction volume, in their standalone financial statements. For periods subsequent to the Old MTCH initial public offering in November 2015 and the combination of the HomeAdvisor business and Angie’s List, Inc into ANGI Homeservices on September 29, 2017 (the “Combination”), Old IAC billed Old MTCH and ANGI Homeservices for any services provided under the applicable services agreements. The remaining unallocated expenses of Old IAC related to its accounting, treasury, legal, tax, corporate support and internal audit functions were allocated to the Company. Allocated costs, inclusive of stock-based compensation expense, in 2020 prior to the Separation, were $85.5 million. Allocated costs, inclusive of stock-based compensation expense, were $46.6 million and $119.0 million for the three and nine months ended September 30, 2019, respectively. It is not practicable to determine the actual expenses that would have been incurred for these services had the Company operated as a standalone entity during the periods presented. Management considers the allocation method to be reasonable.
The portion of interest income reflected in the statement of operations that is related party in nature was less than $0.1 million in 2020 prior to the Separation, and $0.2 million for both the three and nine months ended September 30, 2019, respectively, and is included in “Interest income, net” in the table below.
The following table summarizes the components of the net increase in Old IAC’s investment in the Company for the periods prior to the Separation:
	Six Months Ended June 30, the date of the Separation	Three Months Ended September 30,	Nine Months Ended September 30,
	2020	2019
	(In thousands)
Cash transfers from Old IAC related to its centrally managed U.S. treasury management function, acquisitions and cash expenses paid by Old IAC on behalf of the Company, net	$(1,742,854)	$(246,652)	$(154,754)
Contribution of buildings to Match Group	34,973	—	—
Taxes	34,436	18,876	(125)
Allocation of costs from Old IAC	(12,652)	(30,911)	(69,870)
Interest income, net	102	189	189
Net increase in Old IAC’s investment in the Company prior to the Separation	$(1,685,995)	$(258,498)	$(224,560)
Notes Receivable — Related Party
During 2019, the Company, through two subsidiaries, entered into loan agreements with Old IAC for cash transfers to Old IAC under its centrally managed U.S. treasury function. During the first quarter of 2020, the outstanding balance, which was $55.3 million at December 31, 2019, was repaid.
On February 11, 2020, the Company, through a subsidiary, entered into a loan agreement with Old IAC for cash transfers to Old IAC under its centrally managed U.S. treasury function. During the second quarter of 2020, the outstanding balance, which was $27.2 million at March 31, 2020, was repaid.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
Long-term Debt — Related Party
On December 14, 2018, the Company, through a subsidiary, entered into a loan agreement with Old IAC for an amount not to exceed $15.0 million for general working capital purposes in the ordinary course of business. During the first quarter of 2019, the outstanding balance, which was $2.5 million at December 31, 2018, was repaid.
IAC and ANGI
Old IAC and ANGI, in connection with the Combination, entered into a contribution agreement; an investor rights agreement; a services agreement; a tax sharing agreement; and an employee matters agreement. Upon the Separation, Old IAC assigned these agreements to the Company.
For the three and nine months ended September 30, 2020, 0.1 million and 0.3 million shares, respectively of ANGI Class B common stock were issued to a subsidiary of the Company pursuant to the employee matters agreement as reimbursement for shares of IAC common stock, issued for periods after the Separation, and Old IAC common stock, issued for periods prior to the Separation, in connection with the exercise and vesting of IAC and Old IAC equity awards held by ANGI employees. For the three and nine months ended September 30, 2019, 0.1 million and 0.5 million shares, respectively, of ANGI Class B common stock were issued to a subsidiary of the Company pursuant to the employee matters agreement.
For the three and nine months ended September 30, 2020 and 2019, ANGI was charged $1.3 million and $3.6 million; and $1.0 million and $3.7 million, respectively, by IAC, for periods after the Separation, and Old IAC, for periods prior to the Separation, for services rendered pursuant to the services agreement. There were no outstanding receivables or payables pursuant to the services agreement as of September 30, 2020 or December 31, 2019.
At September 30, 2020 and December 31, 2019, ANGI had outstanding payables of $0.6 million and $0.2 million, respectively, due to the Company pursuant to the tax sharing agreement. There were $3.1 million of refunds made to ANGI pursuant to this agreement during the nine months ended September 30, 2020. There were no payments to or refunds from ANGI pursuant to this agreement during the three months ended September 30, 2020. During the first quarter of 2019, $11.4 million was paid to the Company pursuant to this agreement.
Additionally, the Company subleases office space from ANGI and was charged $0.5 million and $1.4 million; and $0.5 million and $1.0 million of rent for the three and nine months ended September 30, 2020 and 2019, respectively. At both September 30, 2020 and 2019, there were outstanding payables of less than $0.1 million due to ANGI pursuant to sublease agreements, which were subsequently paid in full in each respective fourth quarter.
IAC and Old MTCH
Prior to the Separation, for the six months ended June 30, 2020, the date of the Separation, and for the three and nine months ended September 30, 2019, Old MTCH incurred rent expense of $1.4 million; and $1.5 million and $4.4 million respectively, for leasing office space for certain of its businesses at properties owned by the Company. The amounts were paid in full by Old MTCH at the date of Separation and at September 30, 2019, respectively. After the Separation, Match Group is no longer a related party.
On January 31, 2020, Old IAC contributed two office buildings in Los Angeles to Old MTCH, which are primarily occupied and were previously leased from the Company by Tinder. In connection with the contribution, the Company entered into a lease with Old MTCH for office space, which the Company currently occupies, in one of the buildings and for the six months ended June 30, 2020, the date of the Separation, the Company paid Old MTCH less than $0.1 million under the lease. Old MTCH issued 1.4 million shares of Old MTCH common stock to Old IAC for the buildings.

IAC/INTERACTIVECORP AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (continued)
(Unaudited)
IAC and Expedia
The Company and Expedia each have a 50% ownership interest in two aircraft that may be used by both companies. In 2019, the Company and Expedia entered into an agreement to jointly acquire a new corporate aircraft for a total expected cost of $72.3 million (including purchase price and related costs), with each company to bear 50% of such expected cost. The Company paid approximately $23 million in 2019 in connection with our joint entry into the purchase agreement, and the respective share of the balance is due upon delivery of the new aircraft, which is expected to occur in the third quarter of 2021. Members of the aircraft flight crews are employed by an entity in which the Company and Expedia each have a 50% ownership interest. The Company and Expedia have agreed to share costs relating to flight crew compensation and benefits pro-rata according to each company’s respective usage of the aircraft, for which they are separately billed by the entity described above. The Company and Expedia are related parties since they were under common control, given that Mr. Diller serves as Chairman and Senior Executive of both IAC and Expedia. For the three and nine months ended September 30, 2020 and 2019, total payments made to this entity by the Company were not material.
NOTE 14 — SUBSEQUENT EVENTS
On November 5, 2020, the Company announced it is considering a spin-off of its ownership stake in Vimeo to its shareholders; the Company also entered into an agreement to raise $150 million at Vimeo at an enterprise value of approximately $2.75 billion.
On November 5, 2020, the Company entered into a new, ten-year employment agreement (the “Employment Agreement”) and a Restricted Stock Agreement (“RSA Agreement”) with Joseph Levin, IAC’s Chief Executive Officer. The Employment Agreement provides for an annual base salary of $1,000,000 and a discretionary annual bonus, as determined by the Compensation Committee of the Board. The RSA Agreement provides for a grant of 3,000,000 shares of IAC restricted common stock, that cliff vest on the ten-year anniversary of the grant date based on satisfaction of IAC’s stock price targets and Mr. Levin’s continued employment through the vesting date.
Mr. Levin may elect to accelerate vesting of the IAC restricted shares, effective on the 6th, 7th, 8th, or 9th anniversary of the grant date, in which case performance will be measured through such date, and Mr. Levin will receive a pro-rated portion of the award (based on the years elapsed from the grant date) and any remaining shares will be forfeited. The applicable stock price goals are proportionately lower on the earlier vesting dates.

ANNEX K
CONSOLIDATED FINANCIAL STATEMENTS OF VIMEO, INC.

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of IAC/InterActiveCorp
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheet of Vimeo, Inc. and subsidiaries (the Company) as of December 31, 2019, the related consolidated statements of operations, comprehensive operations, shareholders’ equity and cash flows for the year ended December 31, 2019, and the related notes and the financial statement schedule (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019, and the results of its operations and its cash flows for the year ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2020.
New York, New York
December 23, 2020
except for Note 17,
as to which the date is February 2, 2021

VIMEO, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
December 31, 2019
(In thousands)
ASSETS
Cash and cash equivalents	$1,939
Accounts receivable, net of allowance of $273	9,898
Other current assets	6,398
Total current assets	18,235
Leasehold improvements and equipment, net	2,997
Goodwill	219,374
Intangible assets, net	25,598
Other non-current assets	5,296
TOTAL ASSETS	$271,500
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$1,490
Current portion of long-term debt – related party	59,753
Deferred revenue	83,944
Due to IAC/InterActiveCorp	17,575
Accrued expenses and other current liabilities	43,287
Total current liabilities	206,049
Long-term debt – related party	37,706
Other long-term liabilities	4,112
Commitments and contingencies
SHAREHOLDERS’ EQUITY:
Class A voting common stock $0.01 par value; 75,000 shares authorized, issued and outstanding	750
Class B non-voting common stock $0.01 par value; authorized 75,000 shares; 66,021 shares issued and outstanding	660
Preferred stock $0.01 par value; authorized 50,000 shares; no shares issued and outstanding	—
Additional paid-in-capital	223,754
Accumulated deficit	(201,299)
Accumulated other comprehensive loss	(232)
Total shareholders’ equity	23,633
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$271,500
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

VIMEO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2019
(In thousands, except per share data)
Revenue	$196,015
Cost of revenue (exclusive of depreciation shown separately below)	77,665
Gross profit	118,350
Operating expenses:
Research and development expense	46,946
Sales and marketing expense	87,337
General and administrative expense	34,189
Depreciation	478
Amortization of intangibles	9,653
Total operating expenses	178,603
Operating loss	(60,253)
Interest expense – related party	(8,538)
Other expense, net	(6,441)
Loss before income taxes	(75,232)
Income tax provision	(345)
Net loss	(75,577)
Per share information:(a)
Basic loss per share	$(0.58)
Diluted loss per share	$(0.58)
Stock-based compensation expense by function:
Cost of revenue	$13
Research and development expense	1,439
Sales and marketing expense	543
General and administrative expense	3,296
Total stock-based compensation expense	$5,291

(a)
Shares of Vimeo Class A voting common stock and Vimeo Class B non-voting common stock participate in earnings on the same basis.

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

VIMEO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF COMPREHENSIVE OPERATIONS
Year Ended December 31, 2019
(In thousands)
Net loss	$(75,577)
Other comprehensive loss:
Change in foreign currency translation adjustments	(78)
Total other comprehensive loss	(78)
Comprehensive loss	$(75,655)
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

VIMEO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
Year Ended December 31, 2019
	Class A Common Stock $0.01 par value		Class B Common Stock $0.01 par value		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholders’ (Deficit) Equity
	$	Shares	$	Shares
	(In thousands)
Balance as of January 1, 2019	$635	63,488	$528	52,816	$48,855	$(125,722)	$(154)	$(75,858)
Net loss	—	—	—	—	—	(75,577)	—	(75,577)
Other comprehensive loss	—	—	—	—	—	—	(78)	(78)
Stock-based compensationexpense	—	—	—	—	5,291	—	—	5,291
Issuance of common stock to IAC/InterActiveCorp as reimbursement for settlement of Vimeo, Inc. stock appreciation rights	—	50	—	—	—	—	—	—
Issuance of common stock to IAC/InterActiveCorp in connection with the funding of the Magisto acquisition	115	11,462	132	13,205	168,227	—	—	168,474
Other	—	—	—	—	1,381	—	—	1,381
Balance as of December 31, 2019	$750	$75,000	$660	$66,021	$223,754	$(201,299)	$(232)	$23,633
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

VIMEO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
Year Ended December 31, 2019
(In thousands)
Cash flows from operating activities:
Net loss	$(75,577)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	5,291
Amortization of intangibles	9,653
Depreciation	478
Bad debt expense	1,245
Gain on sale of an investment	(1,997)
Loss on sale of the hardware business	8,234
Other adjustments, net	2,145
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(1,465)
Other assets	(1,308)
Accounts payable and other liabilities	8,394
Income taxes payable and receivable	178
Deferred revenue	17,285
Net cash used in operating activities	(27,444)
Cash flows from investing activities:
Acquisitions, net of cash acquired	(168,139)
Capital expenditures	(2,801)
Net proceeds from the sale of an investment	2,215
Other, net	(3,471)
Net cash used in investing activities	(172,196)
Cash flows from financing activities:
Issuance of common stock to IAC/InterActiveCorp in connection with the funding of the Magisto acquisition	168,474
Proceeds from issuance of related-party debt	32,249
Net cash provided by financing activities	200,723
Total cash provided	1,083
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(128)
Net increase in cash and cash equivalents and restricted cash	955
Cash and cash equivalents and restricted cash at beginning of period	1,008
Cash and cash equivalents and restricted cash at end of period	$1,963
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION
Spin-off
Subject to the terms and conditions set forth in the separation agreement, IAC/InterActiveCorp’s (“IAC”) Vimeo business will be separated from the remaining businesses of IAC through a series of transactions (which we refer to as the “Spin-off”) that, if completed in their entirety, will result in the transfer of IAC’s Vimeo business to SpinCo, SpinCo becoming an independent, separately traded public company through a spin-off from IAC, and Vimeo, the IAC subsidiary that currently holds the Vimeo business, becoming a wholly-owned subsidiary of SpinCo.
If the Spin-off is effected and the Vimeo merger is completed, the holders of shares of IAC capital stock outstanding immediately prior to the Spin-off will continue to own all of the outstanding shares of IAC capital stock, and will become the direct owners of a percentage of the outstanding shares of SpinCo capital stock approximately equal, in the aggregate, to IAC’s indirect ownership interest in Vimeo prior to the Spin-off. The remaining shares of SpinCo’s outstanding capital stock will, if the Vimeo merger is completed, be owned by Vimeo’s pre-separation third-party stockholders. If the Spin-off is completed but the Vimeo merger is not completed, the shares of SpinCo capital stock issued to IAC stockholders in the Spin-off will initially constitute all of the outstanding shares of SpinCo capital stock immediately following the consummation of the Spin-off, Vimeo’s pre-separation third-party stockholders will initially remain stockholders of Vimeo. SpinCo anticipates that it would subsequently seek to implement an alternative transaction to cause or permit the stockholders of Vimeo to exchange their ownership interests in Vimeo for an interest in SpinCo.
Basis of Presentation and Consolidation
In connection with the Spin-off, Vimeo Holdings, Inc. (“SpinCo”) was incorporated as a Delaware corporation in December 2020. SpinCo currently does not have any material assets or liabilities, nor does it engage in any business or other activities and, other than in connection with the Spin-off, will not acquire or incur any material assets or liabilities, nor will it engage in any business or other activities.
The historical consolidated financial statements of Vimeo, Inc. (“Vimeo”) and subsidiaries have been prepared on a standalone basis and are derived from the financial statements and accounting records of Vimeo and IAC. The consolidated financial statements reflect the historical financial position, results of operations and cash flows of Vimeo and its consolidated subsidiaries since their respective dates of acquisition by Vimeo and the allocation to Vimeo of certain IAC corporate expenses relating to Vimeo based on the historical financial statements and accounting records of IAC. The allocation of certain IAC corporate expenses are reflected in the consolidated balance sheet within “Additional paid-in capital.” For the purpose of these consolidated financial statements, income taxes have been computed for Vimeo on an as if standalone, separate tax return basis and payments to and refunds from IAC for Vimeo’s share of IAC’s consolidated state tax return liabilities have been reflected within cash flows from operating activities in the accompanying consolidated statement of cash flows.
As used herein, “Vimeo,” “we,” “our” or “us” and similar terms in these historical consolidated financial statements refer to Vimeo, Inc. and its subsidiaries (unless the context requires otherwise).
Vimeo prepares its consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”).
All intercompany transactions and balances between and among Vimeo and its subsidiaries have been eliminated. All intercompany transactions between (i) Vimeo and (ii) IAC and its subsidiaries are reflected in the consolidated statement of cash flows as an operating activity and in the consolidated balance sheet as “Due to IAC/InterActiveCorp.”
In management’s opinion, the assumptions underlying the historical consolidated financial statements of Vimeo, including the basis on which the expenses have been allocated from IAC, are reasonable. However,

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
the allocations may not reflect the expenses that Vimeo would have incurred as an independent, stand-alone company for the period presented.
Company Overview
Vimeo operates a cloud-based software platform for professionals, teams and organizations to create, collaborate and communicate with video. Vimeo’s all-in-one software solution makes video easier and more effective than ever before, offering the full range of video tools through a recurring software-as-a-service (“SaaS” model) that enables subscribers to create, stream, host, distribute, market, monetize and analyze videos online and across devices.
Vimeo previously sold live streaming devices and accessories through its hardware business, prior to the sale of such business on March 29, 2019. On May 28, 2019, Vimeo purchased assets relating to the Magisto video creation app from Magisto, Ltd. (this transaction is referred herein to as the acquisition of Magisto).
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Accounting Estimates
Management of Vimeo is required to make certain estimates, judgments and assumptions during the preparation of its consolidated financial statements in accordance with GAAP. These estimates, judgments and assumptions impact the reported amounts of assets, liabilities, revenue and expenses and the related disclosure of contingent assets and liabilities. Actual results could differ from these estimates.
On an ongoing basis, Vimeo evaluates its estimates and judgments, including those related to: the fair values of cash equivalents; the carrying value of accounts receivable, including the determination of the allowance for doubtful accounts; the carrying value of right-of-use assets (“ROU assets”); the useful lives and recoverability of definite-lived intangible assets and leasehold improvements and equipment; the recoverability of goodwill; contingencies; unrecognized tax benefits; the valuation allowance for deferred income tax assets; and the fair value of and forfeiture rates for stock-based awards, among others. Vimeo bases its estimates and judgments on historical experience, its forecasts and budgets and other factors that Vimeo considers relevant.
Revenue Recognition
Vimeo revenue is derived primarily from annual and monthly SaaS subscription fees paid by subscribers for self-serve and enterprise subscription plans. Subscription revenue is recognized over the term of the applicable subscription period, which range from one month to three years.
Vimeo’s disaggregated revenue disclosures are presented in “Note 15 — Geographic Concentrations.”
Vimeo accounts for a contract with a customer when it has approval and commitment from all parties, the rights of the parties and payment terms are identified, the contract has commercial substance and collectability of consideration is probable. Revenue is recognized when control of the promised services or goods is transferred to Vimeo’s customers and in an amount that reflects the consideration Vimeo expects to be entitled to in exchange for those services or goods.
Transaction Price
The objective of determining the transaction price is to estimate the amount of consideration Vimeo is due in exchange for its services or goods. Vimeo determines the total transaction price at contract inception and reassesses this estimate each reporting period.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
Vimeo excludes from the measurement of transaction price all taxes assessed by governmental authorities that are both (i) imposed on and concurrent with a specific revenue-producing transaction and (ii) collected from customers. Accordingly, these taxes are not included as a component of revenue or cost of revenue.
For contracts that have an original duration of one year or less, Vimeo uses the practical expedient available under ASU No. 2014-09, applicable to such contracts and does not consider the time value of money.
Arrangements with Multiple Performance Obligations
Vimeo’s contracts with customers may include multiple performance obligations. For such arrangements, Vimeo allocates revenue to each performance obligation based on its relative standalone selling price. Vimeo generally determines standalone selling prices based on the prices charged to customers, which are directly observable or based on an estimate if not directly observable.
Assets Recognized from the Costs to Obtain a Contract with a Customer
Vimeo has determined that certain costs, primarily commissions paid to employees pursuant to certain sales incentive programs and mobile app store fees, meet the requirements to be capitalized as a cost of obtaining a contract. Commissions paid to employees pursuant to certain sales incentive programs are amortized over the estimated customer relationship period. Vimeo calculates the estimated customer relationship period as the average customer life, which is based on historical data. When customer renewals are expected and the renewal commission is not commensurate with the initial commission, the average customer life includes renewal periods. For sales incentive programs where the customer relationship period is one year or less, Vimeo has elected the practical expedient to expense the costs as incurred. Vimeo capitalizes and amortizes mobile app store fees over the term of the applicable subscription.
During the year ended December 31, 2019, Vimeo recognized expense of $5.0 million related to the amortization of these costs. The current and non-current contract asset balances are $1.7 million and $2.2 million at December 31, 2019, respectively. The current and non-current contract assets are included in “Other current assets” and “Other non-current assets,” respectively, in the accompanying consolidated balance sheet.
Performance Obligations
As permitted under the practical expedient available under ASU No. 2014-09, Vimeo does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, (ii) contracts with variable consideration that is allocated entirely to unsatisfied performance obligations or to a wholly unsatisfied promise accounted for under the series guidance, and (iii) contracts for which Vimeo recognizes revenue at the amount which it has the right to invoice for services performed.
Accounts Receivables, Net of Allowance for Doubtful Accounts
Accounts receivable include amounts billed and currently due from customers. Vimeo maintains an allowance for doubtful accounts to provide for the estimated amount of accounts receivable that will not be collected. The allowance for doubtful accounts is based upon a number of factors, including the length of time accounts receivable are past due, Vimeo’s previous loss history and the specific customer’s ability to pay its obligation. The time between Vimeo issuance of an invoice and payment due date is not significant; customer payments that are not collected in advance of the transfer of promised services or goods are generally due no later than 30 days from invoice date.
Deferred Revenue
Deferred revenue consists of advance payments that are received or are contractually due in advance of Vimeo’s performance. Vimeo’s deferred revenue is reported on a contract by contract basis at the end of each

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
reporting period. Vimeo classifies deferred revenue as current when the term of the applicable subscription period or expected completion of its performance obligation is one year or less. The deferred revenue balance is $67.4 million and $84.6 million at January 1, 2019 and December 31, 2019, respectively. During the year ended December 31, 2019, Vimeo recognized $66.8 million of revenue that was included in the deferred revenue balance as of January 1, 2019. The current and non-current deferred revenue balances at December 31, 2019 are $83.9 million and $0.7 million, respectively. Non-current deferred revenue is included in “Other long-term liabilities” in the accompanying consolidated balance sheet.
Cash and Cash Equivalents
Cash and cash equivalents include cash and short-term investments, with maturities of less than 91 days from the date of purchase. Internationally, cash equivalents consist of a time deposit. Domestically, Vimeo participates in IAC’s centrally managed U.S. treasury function in which IAC sweeps Vimeo’s domestic cash.
Certain Risks and Concentrations
Credit Risk
Financial instruments, which potentially subject Vimeo to concentration of credit risk, consist primarily of cash and cash equivalents. Cash and cash equivalents are principally maintained with international financial institutions and are not covered by deposit insurance.
Other Risks
Vimeo’s business is subject to certain risks and concentrations including dependence on third-party technology providers, exposure to risks associated with online commerce security and credit card fraud.
Leasehold Improvements and Equipment
Leasehold improvements and equipment are recorded at cost. Repairs and maintenance costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, or, in the case of leasehold improvements, the lease term, if shorter.
Asset Category	Estimated Useful Lives
Leasehold improvements	7 Years
Office, computer and other equipment	2 to 10 Years
Business Combinations
The purchase price of each acquisition is attributed to the assets acquired and liabilities assumed based on their fair values at the date of acquisition, including identifiable intangible assets that either arise from a contractual or legal right or are separable from goodwill. Vimeo usually uses the assistance of outside valuation experts to assist in the allocation of purchase price to the identifiable intangible assets acquired. While outside valuation experts may be used, management has ultimate responsibility for the valuation methods, models and inputs used and the resulting purchase price allocation. The excess purchase price over the net tangible and identifiable intangible assets is recorded as goodwill.
Goodwill
Vimeo assesses goodwill for impairment annually as of October 1, or more frequently if an event occurs or circumstances change that would more likely than not reduce its fair value below its carrying value.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
When Vimeo elects to perform a qualitative assessment and concludes it is not more likely than not that its fair value is less than its carrying value, no further assessment of goodwill is necessary; otherwise, a quantitative assessment is performed and the fair value of Vimeo is determined. If the carrying value of Vimeo exceeds its fair value, an impairment equal to the excess is recorded.
For Vimeo’s annual goodwill test at October 1, 2019, a qualitative assessment of goodwill was performed because Vimeo concluded it was more likely than not that its fair value was in excess of its carrying value.
IAC prepared valuations of Vimeo subsequent to January 1, 2019 primarily in connection with the issuance and/or settlement of equity awards that are denominated in the equity of Vimeo. The valuations were prepared time proximate to, however, not as of, October 1, 2019. The fair value of Vimeo in these valuations was significantly in excess of its October 1, 2019 carrying value.
The determination of the fair value of Vimeo used to make the qualitative assessment was prepared using both an income approach based on discounted cash flows (“DCF”) and a market approach. Determining fair value using a DCF analysis requires the exercise of significant judgment with respect to several items, including the amount and timing of expected future cash flows and appropriate discount rates. The expected cash flows used in the DCF analyses are based on Vimeo’s most recent forecast and budget and, for years beyond the budget, Vimeo’s estimates, which are based, in part, on forecasted growth rates. The discount rates used in the DCF analyses are intended to reflect the risks inherent in the expected future cash flows of Vimeo. Assumptions used in the DCF analyses, including the discount rate, are assessed based on Vimeo’s current results and forecasted future performance, as well as macroeconomic and industry specific factors. Determining fair value using a market approach considers multiples of financial metrics based on both acquisitions and trading multiples of a selected peer group of companies. From the comparable companies, a representative market multiple is determined and applied to financial metrics to estimate the fair value of Vimeo. To determine a peer group of companies, Vimeo considered companies relevant in terms of consumer use, monetization model, margin and growth characteristics, and brand strength operating in their respective sectors.
Long-Lived Assets and Intangible Assets with Definite Lives
Long-lived assets, which consist of ROU assets, leasehold improvements and equipment and intangible assets with definite lives, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The carrying value of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value is deemed not to be recoverable, an impairment loss is recorded equal to the amount by which the carrying value of the long-lived asset exceeds its fair value. Amortization of definite-lived intangible assets is computed either on a straight-line basis or based on the pattern in which the economic benefits of the asset will be realized.
Fair Value Measurements
Vimeo categorizes its financial instruments measured at fair value into a fair value hierarchy that prioritizes the inputs used in pricing the asset or liability. The three levels of the fair value hierarchy are:
•
Level 1: Observable inputs obtained from independent sources, such as quoted market prices for identical assets and liabilities in active markets.

•
Level 2: Other inputs, which are observable directly or indirectly, such as quoted market prices for similar assets or liabilities in active markets, quoted market prices for identical or similar assets or liabilities in markets that are not active and inputs that are derived principally from or corroborated by observable market data. The fair values of Vimeo’s Level 2 financial assets are primarily obtained from observable market prices for identical underlying securities that may not be actively traded. Certain of these securities may have different market prices from multiple market data sources, in which case an average market price is used.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
•
Level 3: Unobservable inputs for which there is little or no market data and require Vimeo to develop its own assumptions, based on the best information available in the circumstances, about the assumptions market participants would use in pricing the assets or liabilities.

Vimeo’s non-financial assets, such as goodwill, intangible assets, ROU assets and leasehold improvements and equipment are adjusted to fair value only when an impairment is recognized. Such fair value measurements are based predominantly on Level 3 inputs.
Advertising Costs
Advertising costs are expensed in the period incurred and represent online marketing, including fees paid to search engines, social media sites, e-mail campaigns, display advertising and affiliate marketing, and offline marketing, which is primarily conferences and events. Advertising expense is $60.1 million for the year ended December 31, 2019.
Legal Costs
Legal costs are expensed as incurred.
Income Taxes
Vimeo is included within IAC’s tax group for purposes of federal and consolidated state income tax return filings. In the period presented, current and deferred income tax provision has been computed for Vimeo on an as if standalone, separate tax return basis.
Vimeo accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided if it is determined that it is more likely than not that the deferred tax asset will not be realized. Vimeo records interest, net of any applicable related income tax benefit, on potential income tax contingencies as a component of income tax provision.
Vimeo evaluates and accounts for uncertain tax positions using a two-step approach. Recognition (step one) occurs when Vimeo concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustainable upon examination. Measurement (step two) determines the amount of benefit that is greater than 50% likely to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. De-recognition of a tax position that was previously recognized would occur when Vimeo subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained.
On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act, which imposes a new minimum tax on global intangible low taxed income (“GILTI”) earned by foreign subsidiaries beginning in 2018. The FASB Staff Q&A, Topic 740 No. 5, Accounting for Global Intangible Low-Taxed Income, states that an entity may make an accounting policy election to either recognize deferred taxes for temporary differences expected to reverse as GILTI in future years or provide for the tax expense related to GILTI in the year the tax is incurred. Vimeo has elected to recognize the tax on GILTI as a period expense in the period the tax is incurred.
Earnings per Share
Basic earnings per share is computed by dividing net earnings by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if stock appreciation rights and other commitments to issue common stock were exercised

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
resulting in the issuance of common stock that could share in the earnings of the Company. See “Note 9 — Loss per Share” for additional information on dilutive securities.
Foreign Currency Translation and Transaction Gains and Losses
The financial position and operating results of foreign entities whose primary economic environment is based on their local currency are consolidated using the local currency as the functional currency. These local currency assets and liabilities are translated at the rates of exchange as of the balance sheet date, and local currency revenue and expenses of these operations are translated at average rates of exchange during the period. Translation gains and losses are included in accumulated other comprehensive income as a component of shareholders’ equity. Transaction gains and losses resulting from assets and liabilities denominated in a currency other than the functional currency are included in the consolidated statement of operations as a component of other income (expense), net.
Stock-Based Compensation
Stock-based compensation is measured at the grant date based on the fair value of the award and is generally expensed over the requisite service period. See “Note 10 — Stock-based Compensation” for a discussion of stock-based compensation.
Recent Accounting Pronouncements
Accounting Pronouncement adopted by Vimeo
Adoption of ASU No. 2016-02, Leases (Topic 842)
Vimeo adopted ASU No. 2016-02, Leases (Topic 842) (“ASC 842”) effective January 1, 2019. ASC 842 superseded previously existing guidance on accounting for leases and generally requires all leases to be recognized in the statement of financial position.
The adoption of ASC 842 resulted in the recognition of $5.2 million of ROU assets and related lease liabilities as of January 1, 2019, with no cumulative effect adjustment. The adoption of ASC 842 had no impact on Vimeo’s consolidated results of operations or cash flows.
Vimeo adopted ASC 842 prospectively and elected the package of practical expedients permitted under ASC 842.
See “Note 11 — Leases” for additional information on the adoption of ASC 842.
Accounting Pronouncement Not Yet Adopted by Vimeo
ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
In June 2016, the FASB issued ASU No. 2016-13, which replaces the “incurred loss” approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. Vimeo adopted ASU No. 2016-13 on January 1, 2020 using the modified retrospective approach. There was no cumulative effect adjustment arising from the adoption of ASU No. 2016-13 and its adoption did not have a material impact on Vimeo’s consolidated financial statements.
ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes
In December 2019, the FASB issued ASU No. 2019-12, which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. Most amendments within ASU No.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2019-12 are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. Vimeo adopted ASU No. 2019-12 on January 1, 2020 using the modified retrospective basis for those amendments that are not applied on a prospective basis. There was no cumulative effect adjustment arising from the adoption of ASU No. 2019-12 and its adoption did not have a material impact on Vimeo’s consolidated financial statements.
NOTE 3 — INCOME TAXES
Vimeo is included within IAC’s tax group for purposes of federal and consolidated state income tax return filings. In the period presented, current and deferred income tax provision has been computed for Vimeo on an as if standalone, separate tax return basis and payments to and refunds from IAC for Vimeo’s share of IAC’s consolidated state tax return liabilities have been reflected within cash flows from operating activities in the accompanying consolidated statement of cash flows.
U.S. and foreign (loss) earnings before income taxes are as follows:
Year Ended December 31, 2019
(In thousands)
U.S.	$(76,052)
Foreign	820
Total	$(75,232)
The components of the income tax provision are as follows:
Year Ended December 31, 2019
(In thousands)
Current income tax provision:
State	$39
Foreign	242
Current income tax provision	281
Deferred income tax provision:
Foreign	64
Deferred income tax provision	64
Income tax provision	$345
Vimeo is in a net operating loss (“NOL”) position for federal and state income tax purposes. The largest deferred tax assets are the federal and state NOLs. Vimeo has recorded a valuation allowance for its net deferred tax assets because it has concluded that it is more likely than not that the NOLs will not be utilized due to its history of pre-tax losses. The income tax provisions relate to international and state taxes for jurisdictions in which Vimeo conducts business.
The tax effects of cumulative temporary differences that give rise to significant deferred tax assets and deferred tax liabilities are presented below. The valuation allowance relates to deferred tax assets for which it is more likely than not that the tax benefit will not be realized.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
Year Ended December 31, 2019
(In thousands)
Deferred tax assets:
Net operating loss carryforwards	$19,411
Tax credit carryforwards	5,464
Intangible assets	3,435
Stock-based compensation	2,556
Disallowed interest carryforwards	2,005
Other	4,784
Total deferred tax assets	37,655
Less: valuation allowance	(35,745)
Net deferred tax assets	1,910
Deferred tax liabilities:
Prepaid expenses	(1,316)
Right-of-use assets	(594)
Other	(47)
Total deferred tax liabilities	(1,957)
Net deferred tax liability	$(47)
Upon the Spin-off, Vimeo will be allocated a portion of tax attributes related to the IAC consolidated federal and state tax filings pursuant to the Internal Revenue Code (“IRC”) and applicable state law. This allocation will require that Vimeo’s net deferred tax position (computed on an as if standalone, separate return basis) be adjusted as of the Spin-off date with a corresponding adjustment to the valuation allowance. The final allocation of tax attributes will be impacted by multiple factors, including, but not limited to, the ultimate date of the Spin-off and the amount of taxable income or loss generated by the IAC consolidated tax group in the year of the Spin-off.
At December 31, 2019, Vimeo has federal and state NOLs of $79.3 million and $45.9 million, respectively. These NOLs have been computed on an as if standalone, separate tax return basis and will be adjusted upon the Spin-off pursuant to applicable law. If not utilized, $27.0 million of federal NOLs will expire at various times between 2033 and 2037, and $52.3 million can be carried forward indefinitely. The state NOLs, if not utilized, will expire at various times between 2033 and 2039. Federal and state NOLs of $65.7 million and $33.1 million, respectively, can be used against future taxable income without restriction and the remaining NOLs will be subject to limitations under Section 382 of the IRC, separate return limitations, and applicable law.
At December 31, 2019, Vimeo has tax credit carryforwards of $6.9 million. Of this amount, $4.9 million relates to credits for research activities and $2.0 million relates to credits for foreign taxes. These credit carryforwards will expire between 2026 and 2039.
Vimeo regularly assesses the realizability of deferred tax assets considering all available evidence including, to the extent applicable, the nature, frequency and severity of prior cumulative losses, forecasts of future taxable income, tax filing status, the duration of statutory carryforward periods, available tax planning and historical experience. During 2019, Vimeo’s valuation allowance increased by $18.3 million primarily due to an increase in federal and state NOLs. At December 31, 2019, Vimeo has a valuation allowance of $35.7 million related to the portion of tax loss carryforwards and other items for which it is more likely than not that the tax benefit will not be realized.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
A reconciliation of the income tax provision to the amounts computed by applying the statutory federal income tax rate to earnings before income taxes is shown as follows:
Year Ended December 31, 2019
(In thousands)
Income tax benefit at the federal statutory rate of 21%	$(15,799)
State income taxes, net of effect of federal tax benefit	(1,774)
Change in valuation allowance	18,269
Research credit	(1,049)
Other, net	698
Income tax provision	$345
A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:
Year Ended December 31, 2019
(In thousands)
Balance at January 1	$1,026
Additions based on tax positions related to the current year	449
Balance at December 31	$1,475
Vimeo recognizes interest and penalties related to unrecognized tax benefits, if applicable, in the income tax provision.
At December 31, 2019, unrecognized tax benefits were $1.5 million, all of which are for tax positions included in IAC’s consolidated tax return filings. If unrecognized tax benefits at December 31, 2019 are subsequently recognized, there would be no impact to income tax expense due to the valuation allowance on deferred tax assets. Vimeo believes that it is reasonably possible that its unrecognized tax benefits could decrease by $0.1 million by December 31, 2020, due to settlements; none of which would reduce the income tax provision due to the valuation allowance on deferred tax assets.
Vimeo is routinely under audit by federal, state, local and foreign authorities in the area of income tax as a result of previously filed separate company and consolidated tax returns with IAC. These audits include questioning the timing and the amount of income and deductions and the allocation of income and deductions among various tax jurisdictions. The Internal Revenue Service (“IRS”) has substantially completed its audit of IAC’s federal income tax returns for the years ended December 31, 2010 through 2016. The IRS began its audit of the year ended December 31, 2017 in the second quarter of 2020. The statute of limitations for the years 2010 through 2012 and for the years 2013 through 2017 have been extended to May 31, 2021 and December 31, 2021, respectively. Various other jurisdictions are open to examination for tax years beginning with 2009. Income taxes payable include unrecognized tax benefits that are considered to be sufficient to pay assessments that may result from the examination of prior year tax returns. Vimeo considers many factors when evaluating and estimating its tax positions and tax benefits, which may not accurately anticipate actual outcomes and, therefore, may require periodic adjustment. Although management currently believes changes in unrecognized tax benefits from period to period and differences between amounts paid, if any, upon resolution of issues raised in audits and amounts previously provided will not have a material impact on the liquidity, results of operations, or financial condition of Vimeo, these matters are subject to inherent uncertainties and management’s view of these matters may change in the future.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
NOTE 4 — BUSINESS COMBINATION
On May 28, 2019, Vimeo purchased assets relating to the Magisto video creation app from Magisto, Ltd., for total cash consideration of $168.1 million.
The table below summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition:
Magisto
(In thousands)
Accounts receivable	$3,190
Other current assets	696
Goodwill	142,222
Intangible assets	25,900
Other non-current assets	13
Total assets	172,021
Other current liabilities	(3,882)
Net assets acquired	$168,139
The purchase price of Magisto was not based on the value of the net identifiable assets at the time of acquisition. The purchase price was based on the expected financial performance of the Company, following the integration of Magisto’s technology and intellectual property into Vimeo’s suite of products and, to a lesser degree, the standalone financial performance of Magisto. This resulted in a significant portion of the purchase price being attributed to goodwill.
The fair values of the identifiable intangible assets acquired at the date of acquisition are as follows:
	Magisto
	(In thousands)	Weighted-Average Useful Life (Years)
Customer relationships	$13,800	4
Developed technology	10,100	4
Trade names and trademarks	2,000	2
Total identifiable intangible assets acquired	$25,900
Other current assets, other non-current assets and other current liabilities of Magisto were reviewed and adjusted to their fair values at the date of acquisition, as necessary. The fair values of developed technology and trade names and trademarks were determined using an income approach that utilized the relief from royalty methodology. The fair value of the customer relationships was determined using an income approach that utilized the excess earnings methodology. The valuations of intangible assets incorporate significant unobservable inputs and require significant judgment and estimates, including the amount and timing of future cash flows and the determination of royalty and discount rates. The amount attributed to goodwill is tax deductible.
The financial results of Magisto are included in Vimeo’s consolidated financial statements, beginning May 28, 2019. For the year ended December 31, 2019, Vimeo included $15.3 million of revenue and $9.2 million of net losses in its consolidated statement of operations related to Magisto.
Unaudited Pro Forma Financial Information
The unaudited pro forma financial information in the table below presents the consolidated results of Vimeo and Magisto as if the acquisition had occurred on January 1, 2019. The unaudited pro forma financial

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
information includes adjustments required under the acquisition method of accounting and is presented for informational purposes only and is not necessarily indicative of the results that would have been achieved had the acquisition actually occurred on January 1, 2019.
Year Ended December 31, 2019
(In thousands, except per share data)
Revenue	$207,833
Net loss	$(78,984)
Basic and diluted loss per share	$(0.60)
NOTE 5 — GOODWILL AND INTANGIBLE ASSETS
Goodwill and intangible assets, net are as follows:
December 31, 2019
(In thousands)
Goodwill	$219,374
Intangible assets with definite lives, net of accumulated amortization	25,598
Total goodwill and intangible assets, net	$244,972
The following table presents the changes in the carrying value of goodwill, for the year ended December 31, 2019:
Year Ended December 31, 2019
(In thousands)
Balance at January 1	$77,152
Additions	142,222
Balance at December 31	$219,374
Additions relate to the acquisition of Magisto.
At December 31, 2019, intangible assets with definite lives are as follows:
	December 31, 2019
	Gross Carrying Amount	Accumulated Amortization	Net	Weighted-Average Useful Life (Years)
	(In thousands)
Developed technology	$25,500	$(13,709)	$11,791	3.6
Customer relationships	16,200	(3,802)	12,398	3.9
Trade names	3,000	(1,591)	1,409	1.7
Total	$44,700	$(19,102)	$25,598	3.6
At December 31, 2019, amortization of intangible assets with definite lives for each of the next five years and thereafter is estimated to be as follows:
Years Ending December 31,	(In thousands)
2020	$10,798

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
Years Ending December 31,	(In thousands)
2021	6,384
2022	5,975
2023	2,441
Total	$25,598

NOTE 6 — FAIR VALUE MEASUREMENTS
The following table presents Vimeo’s financial instruments that are measured at fair value on a recurring basis:
	December 31, 2019
	Quoted Market Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Time deposits	$—	$35	$—	$35
Total	$—	$35	$—	$35
NOTE 7 — SHAREHOLDERS’ EQUITY
Description of Class A Voting Common Stock and Class B Non-Voting Common Stock
Vimeo’s Class A Voting common stock and Class B Non-Voting common stock participate in earnings on the same basis.
Except as described herein, shares of Vimeo’s Class A Voting common stock and Class B Non-Voting common stock are identical.
The holders of shares of Vimeo Class A Voting common stock have the exclusive right to vote for the election of directors and for all other purposes, except as provided by law. Shares of Vimeo Class A Voting common stock have one vote per share and vote together as a single class. Holders of shares of Vimeo Class B Non-Voting common stock are not entitled to vote such shares in any proceeding or upon any matter or question at any meeting of the stockholders unless such right to vote is required by law.
The holders of shares of Vimeo Class A Voting common stock and the holders of shares of Vimeo Class B Non-Voting common stock are entitled to receive, share for share, such dividends as may be declared by Vimeo’s Board of Directors out of funds legally available therefor. If dividends are payable in shares of common stock, holders of shares of Vimeo Class A Voting common stock will receive shares in Vimeo Class A Voting common stock and holders of shares of Vimeo Class B Non-Voting common stock will receive shares in Vimeo Class B Non-Voting common stock. If dividends consist of other voting securities of Vimeo, Vimeo will make available to holders of Vimeo Class B Non-Voting common stock dividends consisting of non-voting securities (except as otherwise required by law) of Vimeo which are otherwise identical to the voting securities. In the event of a liquidation, dissolution, distribution of assets or winding-up of Vimeo, the holders of shares of Vimeo Class A Voting common stock and the holders of shares of Vimeo Class B Non-Voting common stock are entitled to receive, share for share, all the assets of Vimeo available for distribution to its stockholders, after the satisfaction of all liabilities.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
Description of Preferred Stock
Vimeo’s Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and to assign the designations, powers, preferences and rights to each such series and any qualifications, limitations or restrictions. There have been no preferred stock issuances to date.
NOTE 8 — ACCUMULATED OTHER COMPREHENSIVE LOSS
Accumulated other comprehensive loss consists of foreign currency translation adjustments:
	Year Ended December 31, 2019
	Foreign Currency Translation Adjustments	Accumulated Other Comprehensive Loss
	(In thousands)
Balance at January 1	$(154)	$(154)
Other comprehensive loss	(78)	(78)
Balance at December 31	$(232)	$(232)
At December 31, 2019, there was no tax benefit or provision on the accumulated other comprehensive loss.
NOTE 9 — LOSS PER SHARE
The following table sets forth the computation of basic and diluted loss per share:
	Year Ended December 31, 2019
	Basic	Diluted
	(In thousands, except per share data)
Numerator:
Net loss	$(75,577)	$(75,577)
Denominator:
Weighted average basic shares outstanding	130,994	130,994
Dilutive securities(a)	—	—
Denominator for earnings per share – weighted average shares(a)	130,994	130,994
Loss per share:
Loss per share(b)	$(0.58)	$(0.58)

(a)
For the year ended December 31, 2019, the Company had a loss from operations and as a result, approximately 13.5 million potentially dilutive securities were excluded from computing dilutive earnings per share because the impact would have been anti-dilutive. Accordingly, the weighted average basic shares outstanding were used to compute all earnings per share amounts.

(b)
Shares of Vimeo Class A voting common stock and Vimeo Class B non-voting common stock participate in earnings on the same basis.

NOTE 10 — STOCK-BASED COMPENSATION
Vimeo currently has one active plan under which awards have been granted. This plan provides for the grant of stock appreciation rights and other stock-based awards related to shares of Vimeo common stock.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
This plan authorizes the Company to grant awards to its employees, officers, directors and consultants. At December 31, 2019, there are 14.7 million shares available for grant under the Vimeo stock-based compensation plan.
The plan was adopted in 2019 and provides that the exercise price of stock appreciation rights granted will not be less than the fair value of Vimeo’s common stock on the grant date. The plan does not specify grant dates or vesting schedules of awards as those determinations are made by the Vimeo Board of Directors or a committee thereof. Each award agreement reflects the vesting schedule for that particular grant as determined by the Vimeo Board of Directors or committee. Broad-based stock appreciation rights issued to date have generally vested in four equal annual installments over a four-year period.
The amount of stock-based compensation expense recognized in the consolidated statement of operations is net of estimated forfeitures. The forfeiture rate is estimated at the grant date based on historical experience and revised, if necessary, in subsequent periods if actual forfeitures differ from the estimated rate. The expense ultimately recorded is for the awards that vest. At December 31, 2019, there is $11.6 million of unrecognized compensation cost, net of estimated forfeitures, related to all equity-based awards, which is expected to be recognized over a weighted average period of approximately 2.6 years.
The stock appreciation rights related to shares of Vimeo common stock are settled on a net basis in shares of IAC common stock (for which Vimeo compensates IAC with additional shares of Vimeo common stock) having a value equal to the difference between the exercise price and the fair market value of a share of Vimeo common stock at the time of exercise, and net of withholding taxes. Upon completion of the Spin-off, the number of shares underlying the stock appreciation rights and exercise prices of the stock appreciation rights related to shares of Vimeo common stock will be adjusted and will provide that the awards are exercisable for shares of SpinCo common stock.
No income tax benefit was recognized in the accompanying consolidated statement of operations for the year ended December 31, 2019 related to stock-based compensation.
There was no income tax benefit recognized related to the exercise of stock appreciation rights for the year ended December 31, 2019. Vimeo is currently in an NOL position with a full valuation allowance.
Stock appreciation rights
Stock appreciation rights outstanding at December 31, 2019 and changes during the year ended December 31, 2019 are as follows:
	Stock appreciation rights	Weighted average exercise price	Weighted average remaining contractual term	Aggregate intrinsic value
	(Shares and intrinsic value in thousands)
Outstanding at January 1	10,397	$5.20
Granted	4,415	$6.81
Exercised	(334)	$5.01
Forfeited	(997)	$5.25
Expired	(20)	$5.14
Outstanding at December 31	13,461	$5.73	8.0	$15,000
Exercisable	4,712	$4.99	6.7	$8,727
The aggregate intrinsic value in the table above represents the difference between the per share price of Vimeo at the last date of grant of awards prior to December 31, 2019 and the exercise price, multiplied by the number of in-the-money awards that would have been exercised had all holders exercised their awards on

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2019. This amount changes based on the fair value of Vimeo common stock. The total intrinsic value of awards exercised during the year ended December 31, 2019 is $0.6 million.
There was no cash received from award exercises as the stock appreciation rights were net settled in shares of IAC’s common stock.
The weighted average grant date fair value for stock appreciation rights granted during the year ended December 31, 2019 is $2.14.
The following table summarizes the information about stock appreciation rights outstanding and exercisable at December 31, 2019:
	Awards outstanding			Awards exercisable
Range of exercise prices	Outstanding at December 31, 2019	Weighted -average remaining contractual life in years	Weighted -average exercise price	Outstanding at December 31, 2019	Weighted -average remaining contractual life in years	Weighted -average exercise price
	(Shares and intrinsic value in thousands)
$2.01 and $4.00	365	4.2	$2.96	365	4.2	$2.96
$4.01 and $6.00	6,294	7.0	$4.93	3,813	6.7	$4.97
$6.01 and $8.00	6,802	9.1	$6.61	534	8.1	$6.55
	13,461	8.0	$5.73	4,712	6.7	$4.99
The fair value of each award is estimated on the grant date using the Black-Scholes option pricing model. The Black-Scholes option pricing model incorporates various assumptions, including expected volatility and expected term. Expected stock price volatilities are estimated based on historical stock price volatilities of peer companies that were used in the preparation of internal valuations used in valuing shares of Vimeo. The risk-free interest rates are based on U.S. Treasuries with comparable terms as the awards, in effect at the grant date. Expected term is based upon the mid-point of the first and last windows for exercise. No dividends have been assumed. The following are the weighted average assumptions used in the Black-Scholes option pricing model:
Year Ended December 31, 2019
Expected volatility	41%
Risk-free interest rate	1.8%
Expected term	3.4 years
Dividend yield	—%
IAC denominated stock options
Approximately 31 thousand IAC stock options granted by IAC, under it equity incentive plans, to employees of Vimeo were outstanding as of December 31, 2019. There were no IAC stock options granted to employees of Vimeo during the year ended December 31, 2019. The fair value of each stock option award was estimated on the grant date using the Black-Scholes option-pricing model. IAC stock options are granted with exercise prices at least equal to the fair value on the date of grant, generally, vest ratably in annual installments over a four-year period and expire ten years from the date of grant.
IAC denominated restricted stock units (“RSUs”)
Approximately 2 thousand IAC RSUs granted by IAC, under it equity incentive plans, to employees of Vimeo were outstanding as of December 31, 2019. There were no IAC RSUs granted to employees of Vimeo

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
during the year ended December 31, 2019. RSUs are awards in the form of phantom shares or units denominated in a hypothetical equivalent number of shares of IAC common stock and with the value of each RSU equal to the fair value of IAC common stock at the date of grant. Each RSU grant is subject to service-based vesting, where a specific period of continued employment must pass before an award vests. For RSU grants, the expense is measured at the grant date as the fair value of IAC common stock and expensed as stock-based compensation over the vesting term.
NOTE 11 — LEASES
Vimeo leases office space and equipment used in connection with its operations under various operating leases, the majority of which contain escalation clauses.
ROU assets represent Vimeo’s right to use the underlying assets for the lease term and lease liabilities represent the present value of Vimeo’s obligation to make payments arising from these leases. ROU assets and related lease liabilities are based on the present value of fixed lease payments over the lease term using IAC’s incremental borrowing rates on the lease commencement date or January 1, 2019 for leases that commenced prior to that date. Vimeo combines the lease and non-lease components of lease payments in determining ROU assets and related lease liabilities. If the lease includes one or more options to extend the term of the lease, the renewal option is considered in the lease term if it is reasonably certain Vimeo will exercise the option(s). Lease expense is recognized on a straight-line basis over the term of the lease. As permitted by ASC 842, leases with an initial term of twelve months or less (“short-term leases”) are not recorded on the accompanying consolidated balance sheet.
Variable lease payments consist primarily of common area maintenance, utilities and taxes, which are not included in the recognition of ROU assets and related lease liabilities. Vimeo’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.
Leases	Balance Sheet Classification	December 31, 2019
		(In thousands)
Assets:
Right-of-use assets	Other non-current assets	$2,588
Liabilities:
Current lease liabilities	Accrued expenses and other current liabilities	$1,294
Long-term lease liabilities	Other long-term liabilities	3,287
Total lease liabilities		$4,581

Lease Expense	Income Statement Classification	Year Ended December 31, 2019
		(In thousands)
Fixed lease expense	Cost of revenue	$52
Fixed lease expense	Research and development expense	413
Fixed lease expense	Sales and marketing expense	173
Fixed lease expense	General and administrative expense	3,264
Total lease expense, net(a)		$3,902

(a)
Includes approximately $2.1 million in charges related to vacating office space, $0.2 million of short-term lease expense, $0.1 million of variable lease expense and $0.2 million of sublease income for the year ended December 31, 2019.

Maturities of lease liabilities as of December 31, 2019 (in thousands)(b):

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
Years Ended December 31,	(In thousands)
2020	$1,513
2021	1,334
2022	1,130
2023	879
2024	220
Total	5,076
Less: interest	495
Present value of lease liabilities	$4,581

(b)
As of December 31, 2019, the Company had no legally binding minimum lease payments for leases signed but not yet commenced.

The following are the weighted average assumptions used for lease term and discount rate as of December 31, 2019:
Remaining lease term	3.69 years
Discount rate	5.63%
Year Ended December 31, 2019
(In thousands)
Other Information:
Right-of-use assets obtained in exchange for lease liabilities	$829
Cash paid for amounts included in the measurement of lease liabilities	$1,778
NOTE 12 — COMMITMENTS AND CONTINGENCIES
Commitments
Vimeo has entered into certain off-balance sheet commitments that require the future purchase of services (“purchase obligations”). Future payments under non-cancelable unconditional purchase obligations as of December 31, 2019 are as follows:
	Amount of Commitment Expiration Per Period
	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years	Total Amounts Committed
	(In thousands)
Purchase obligations	$40,939	$15,361	$—	$—	$56,300
Purchase obligations include the remaining payments of $56.3 million related to a two-year cloud computing contract, which $40.9 million and $15.4 million are estimated to be paid in 2020 and 2021, respectively.
Contingencies
In the ordinary course of business, Vimeo is a party to various lawsuits. Vimeo establishes reserves for specific legal matters when it determines that the likelihood of an unfavorable outcome is probable and the loss is reasonably estimable. Management has also identified certain other legal matters where it believes an

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
unfavorable outcome is not probable and, therefore, no reserve is established. Although management currently believes that resolving claims against Vimeo, including claims where an unfavorable outcome is reasonably possible, will not have a material impact on the liquidity, results of operations, or financial condition of Vimeo, these matters are subject to inherent uncertainties and management’s view of these matters may change in the future. Vimeo also evaluates other contingent matters, including income and non-income tax contingencies, to assess the likelihood of an unfavorable outcome and estimated extent of potential loss. It is possible that an unfavorable outcome of one or more of these lawsuits or other contingencies could have a material impact on the liquidity, results of operations, or financial condition of Vimeo. See “Note 3 — Income Taxes” for additional information related to income tax contingencies.
NOTE 13 — RELATED PARTY TRANSACTIONS
Relationship with IAC prior to the Spin-off
Vimeo’s consolidated statement of operations includes allocations of costs, including stock-based compensation expense, related to IAC’s accounting, treasury, legal, tax, corporate support and internal audit functions. These allocations were based on Vimeo’s revenue as a percentage of IAC’s total revenue. Allocated costs, inclusive of stock-based compensation expense, were $2.5 million in 2019. It is not practicable to determine the actual expenses that would have been incurred for these services had Vimeo operated as a standalone entity during the period presented. Management considers the allocation method to be reasonable.
In addition to this amount, which was previously not allocated to Vimeo, but was allocated for purposes of these standalone financial statements, Vimeo is allocated expenses from IAC for certain support services, such as financial systems. Vimeo also participates in IAC’s health and welfare benefit plans and obtains certain services through contracts that are held in IAC’s name. The total related charge in the year ended December 31, 2019 was $9.3 million. IAC also allocated $3.8 million to Vimeo for the space that Vimeo occupies in IAC’s headquarters building in the year ended December 31, 2019. The amounts were charged to Vimeo through the “Due to IAC/InterActiveCorp” account described below.
Due to IAC/InterActiveCorp
Domestically, Vimeo participates in IAC’s centrally managed U.S. treasury function. At December 31, 2019, Vimeo has a current payable due to IAC of $17.6 million. This amount will be paid to IAC prior to the Spin-off.
Long-term Debt — Related Party
Long-term debt — related party consists of:
December 31, 2019
(In thousands)
Promissory note due May 2, 2023	$37,706
Promissory note due on demand	35,457
Promissory note due on demand	24,296
Total long-term debt – related party	97,459
Less: Current portion of long-term – related party	59,753
Total long-term debt – related party, net of current portion	$37,706
On May 2, 2016, Vimeo issued a promissory note due May 2, 2023 to IAC for up to an amount not to exceed $50.0 million for general working capital purposes in the ordinary course of business. The promissory note bears interest at 10% per annum.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
On December 1, 2016 and September 25, 2017, Vimeo issued promissory notes, both due on demand with subsidiaries of IAC that are not subsidiaries of Vimeo. The proceeds of each note were used for general working capital purposes in the ordinary course of business. Each promissory note bears interest at 10% per annum.
Accrued interest on long-term debt — related party at December 31, 2019 is $5.7 million and is included in “Accrued expenses and other current liabilities” in the accompanying consolidated balance sheet.
Financial Instruments Measured at Fair Value Only for Disclosure Purposes
The following table presents the carrying value and the fair value of financial instruments measured at fair value only for disclosure purposes:
	December 31, 2019
	Carrying Value	Fair Value
	(In thousands)
Current portion of long-term debt – related party	$59,753	$59,753
Long-term debt – related party, net of current portion	$37,706	$43,487
The fair value of long-term debt — related party, including current portion, is based on Level 3 inputs and is estimated by discounting the future cash flows based on current market conditions.
Long-term debt — related party maturities:
(In thousands)
2020	$59,753
2023	37,706
Total	97,459
Less: Current portion of long-term debt – related party	59,753
Total long-term debt – related party, net of current portion	$37,706
Vimeo expects to negotiate a revolving credit facility prior to the Spin-off. Vimeo will describe the terms of the new revolving credit facility once Vimeo has negotiated such terms.
Relationship with IAC following the Spin-off
If the Spin-off is consummated, Vimeo will enter into certain agreements with IAC to govern the relationship between Vimeo and IAC following the Spin-off. These agreements will include: a separation agreement; a tax matters agreement; a transition services agreement; and an employee matters agreement.
NOTE 14 — BENEFIT PLANS
The domestic employees of Vimeo participate in the IAC/InterActiveCorp Retirement Savings Plan (“the Plan”), which is a retirement savings plan in the United States that qualifies under Section 401(k) of the Internal Revenue Code. Under the Plan, participating employees may contribute up to 50% of their pre-tax earnings, but not more than statutory limits. Prior to July 2019, the employer matching contribution was a dollar for each dollar a participant contributed in this plan, with a maximum contribution of 3% of a participant’s eligible earnings. In June 2019, IAC approved a change to the matching contribution to 100% of the first 10% of compensation, subject to IRS limits on the employer matching contribution maximum, that a participant contributes to the Plan. Matching contributions for the Plan for the year ended December 31, 2019 is $2.2 million. Matching contributions are invested in the same manner as each

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
participant’s voluntary contributions in the investment options provided under the Plan. An investment option in the Plan is IAC common stock, but neither participant nor matching contributions are required to be invested in IAC common stock.
Vimeo also has or participates in various benefit plans, primarily defined benefit plans, for its international employees. Vimeo contributions for these plans for the year ended December 31, 2019 were $0.3 million.
NOTE 15 — GEOGRAPHIC CONCENTRATIONS
Revenue by geography is based on where the customer is located. Geographic information about revenue and long-lived assets is presented below:
Year Ended December 31, 2019
(In thousands)
Revenue:
United States	$100,275
All other countries	95,740
Total	$196,015
The United States is the only country whose revenue is greater than 10 percent of total revenue of the Company for the year ended December 31, 2019.
December 31, 2019
(In thousands)
Long-lived assets (excluding goodwill, intangible assets and ROU assets):
United States	$2,766
All other countries	231
Total	$2,997
NOTE 16 — CONSOLIDATED FINANCIAL STATEMENT DETAILS
Cash and Cash Equivalents and Restricted Cash
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheet to the total amounts shown in the consolidated statement of cash flows:
	January 1, 2019	December 31, 2019
	(In thousands)
Cash and cash equivalents	$985	$1,939
Restricted cash included in other current assets	23	24
Total cash and cash equivalents and restricted cash as shown on the consolidated statement of cash flows	$1,008	$1,963
Restricted cash at January 1, 2019 and December 31, 2019 primarily consists of a deposit related to corporate credit cards.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
Other Current Assets
December 31, 2019
(In thousands)
Prepaid expenses	$2,884
Capitalized costs to obtain a contract with a customer	1,668
Acquisition-related receivable	1,169
Other	677
Total other current assets	$6,398
Leasehold Improvement and Equipment, net
December 31, 2019
(In thousands)
Leasehold improvements	$3,033
Computer and other equipment	1,213
Total leasehold improvements and equipment	4,246
Accumulated depreciation and amortization	(1,249)
Leasehold improvements and equipment, net	$2,997
Accrued Expenses and Other Current Liabilities
December 31, 2019
(In thousands)
Accrued hosting fees	$10,741
Other	32,546
Total accrued expenses and other current liabilities	$43,287
Other Expense, net
Year Ended December 31, 2019
(In thousands)
Other expense, net	$(6,441)
Other expense, net in 2019 includes a realized loss of $8.2 million related to the sale of the hardware business in the first quarter of 2019 and a $2.0 million realized gain on the sale of an investment.
Supplemental Disclosure of Cash Flow Information
Year Ended December 31, 2019
(In thousands)
Cash paid (received) during the year for:
Interest	$6,529
Income tax payments	$103

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
NOTE 17 — SUBSEQUENT EVENTS
Events subsequent to December 31, 2019 through December 23, 2020:
November 10, 2020, Vimeo sold approximately 8.7 million shares of Class A voting common stock at a price of $17.33 per share, or $150 million in the aggregate, based on an enterprise value of approximately $2.75 billion. During November 2020, Vimeo paid a cash dividend of $0.22 per share of Class A voting common stock and Class B non-voting common stock to holders of record on November 5, 2020, for approximately $31 million in aggregate.
In preparing these consolidated financial statements, management evaluated subsequent events through December 23, 2020, on which date the consolidated financial statements were available for issue.
Events subsequent to December 23, 2020 through February 2, 2021:
In January 2021, Vimeo issued and sold 6.2 million shares of Vimeo voting common stock for $200 million, or $32.41 per share, at a $5.2 billion pre-money valuation, and 2.8 million shares of Vimeo voting common stock for $100 million, or $35.35 per share, at a $5.7 billion pre-money valuation.
In December 2020, Vimeo repaid its intercompany payable due to IAC in the amount of $39.8 million. In January 2021, Vimeo repaid its outstanding related party debt to IAC in the amount of $99.5 million.

Schedule II
VIMEO, INC. AND SUBSIDIARIES
VALUATION AND QUALIFYING ACCOUNTS
Description	Balance at Beginning of Period	Charges to Earnings	Charges to Other Accounts	Deductions	Balance at End of Period
	(In thousands)
2019
Allowance for doubtful accounts	$180	$1,245(a)	$—	$(1,152)(b)	$273
Deferred tax valuation allowance	17,476	18,269(c)	—	—	35,745
Other reserves	807				3

(a)
Additions to the allowance for doubtful accounts are charged to expense.

(b)
Write-off of fully reserved accounts receivable.

(c)
Amount is due primarily to federal and state NOLs and other carryforwards.

VIMEO, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Unaudited)
	December 31, 2019	September 30, 2020
	(In thousands)
ASSETS
Cash and cash equivalents	$1,939	$12,506
Accounts receivable, net of allowance of $273 and $1,445, respectively	9,898	15,047
Other current assets	6,398	7,731
Total current assets	18,235	35,284
Leasehold improvements and equipment, net	2,997	3,321
Goodwill	219,374	219,337
Intangible assets, net	25,598	12,947
Other non-current assets	5,296	6,051
TOTAL ASSETS	$271,500	$276,940
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
LIABILITIES:
Accounts payable, trade	$1,490	$2,618
Current portion of long-term debt – related party	59,753	40,602
Deferred revenue	83,944	128,412
Due to IAC/InterActiveCorp	17,575	19,373
Accrued expenses and other current liabilities	43,287	41,962
Total current liabilities	206,049	232,967
Long-term debt – related party	37,706	50,000
Other long-term liabilities	4,112	3,595
Commitments and contingencies
SHAREHOLDERS’ EQUITY (DEFICIT):
Class A voting common stock $0.01 par value; authorized 150,000; 75,000 shares issued and outstanding	750	750
Class B non-voting common stock $0.01 par value; authorized 150,000; 66,021 and 66,286 shares issued and outstanding, respectively	660	663
Preferred stock $0.01 par value; authorized 50,000; no shares issued and outstanding	—	—
Additional paid-in capital	223,754	235,356
Accumulated deficit	(201,299)	(246,142)
Accumulated other comprehensive loss	(232)	(249)
Total shareholders’ equity (deficit)	23,633	(9,622)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$271,500	$276,940
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

VIMEO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
	Nine Months Ended September 30,
	2019	2020
	(In thousands, except per share data)
Revenue	$141,439	$199,432
Cost of revenue (exclusive of depreciation shown separately below)	57,886	64,126
Gross profit	83,553	135,306
Operating expenses:
Research and development expense	33,313	48,031
Sales and marketing expense	65,211	77,287
General and administrative expense	26,137	34,141
Depreciation	364	266
Amortization of intangibles	6,530	12,651
Total operating expenses	131,555	172,376
Operating loss	(48,002)	(37,070)
Interest expense – related party	(6,050)	(6,985)
Other expense, net	(6,353)	(134)
Loss before income taxes	(60,405)	(44,189)
Income tax provision	(223)	(654)
Net loss	$(60,628)	$(44,843)
Per share information:(a)
Basic loss per share	$(0.48)	$(0.32)
Diluted loss per share	$(0.48)	$(0.32)
Stock-based compensation expense by function:
Cost of revenue	$10	$51
Research and development expense	1,115	2,483
Sales and marketing expense	407	540
General and administrative expense	3,210	6,483
Total stock-based compensation expense	$4,742	$9,557

(a)
Shares of Vimeo Class A voting common stock and Vimeo Class B non-voting common stock participate in earnings on the same basis.

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

VIMEO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF COMPREHENSIVE OPERATIONS
(Unaudited)
	Nine Months Ended September 30,
	2019	2020
	(In thousands)
Net loss	$(60,628)	$(44,843)
Other comprehensive loss:
Change in foreign currency translation adjustments	(89)	(17)
Total other comprehensive loss	(89)	(17)
Comprehensive loss	$(60,717)	$(44,860)
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

VIMEO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)
Nine Months Ended September 30, 2019 and 2020
(Unaudited)
	Class A Common Stock $0.01 Par Value		Class B Common Stock $0.01 Par Value		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholders’ (Deficit) Equity
	$	Shares	$	Shares
	(In thousands)
Balance as of January 1, 2019	$635	63,488	$528	52,816	$48,855	$(125,722)	$(154)	$(75,858)
Net loss	—	—	—	—	—	(60,628)	—	(60,628)
Other comprehensive income loss	—	—	—	—	—	—	(89)	(89)
Stock-based compensation expense	—	—	—	—	4,742	—	—	4,742
Issuance of common stock to IAC/InterActiveCorp as reimbursement for settlement of Vimeo, Inc. stock appreciation rights	—	48	—	—	—	—	—	—
Issuance of common stock to IAC/ InterActiveCorp in connection with the funding of the Magisto acquisition	115	11,462	132	13,205	168,227	—	—	168,474
Other	—	—	—	—	930	—	—	930
Balance as of September 30, 2019	$750	74,998	$660	66,021	$222,754	$(186,350)	$(243)	$37,571
Balance as of December 31, 2019	$750	75,000	$660	66,021	$223,754	$(201,299)	$(232)	$23,633
Net loss	—	—	—	—	—	(44,843)	—	(44,843)
Other comprehensive loss	—	—	—	—	—	—(17)	(17)
Stock-based compensation expense	—	—	—	—	9,557	—	—	9,557
Issuance of common stock to IAC/InterActiveCorp as reimbursement for settlement of Vimeo, Inc. stock appreciation rights	—	—	3	265	—	—	—	3
Other	—	—	—	—	2,045	—	—	2,045
Balance as of September 30, 2020	$750	75,000	$663	66,286	$235,356	$(246,142)	$(249)	$(9,622)
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

VIMEO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
	Nine Months Ended September 30,
	2019	2020
	(In thousands)
Cash flows from operating activities:
Net loss	$(60,628)	$(44,843)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	4,742	9,557
Amortization of intangibles	6,530	12,651
Depreciation	364	266
Provision for credit losses	1,058	1,546
Gain on sale of an investment	(1,995)	(288)
Loss on sale of the hardware business	8,234	—
Other adjustments, net	1,622	1,259
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(2,956)	(8,723)
Other assets	(3,573)	(2,664)
Accounts payable and other liabilities	(422)	2,741
Income taxes payable and receivable	104	(168)
Deferred revenue	12,526	46,621
Net cash (used in) provided by operating activities	(34,394)	17,955
Cash flows from investing activities:
Acquisitions, net of cash acquired	(168,139)	98
Capital expenditures	(2,238)	(704)
Net proceeds from the sale of an investment	2,213	288
Other, net	(3,487)	—
Net cash used in investing activities	(171,651)	(318)
Cash flows from financing activities:
Issuance of common stock to IAC/InterActiveCorp in connection with the funding of the Magisto acquisition	168,474	—
Proceeds from issuance of related-party debt	38,665	28,600
Principal payments on related-party debt	—	(35,457)
Net cash provided by (used in) financing activities	207,139	(6,857)
Total cash provided	1,094	10,780
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(84)	(46)
Net increase in cash and cash equivalents and restricted cash	1,010	10,734
Cash and cash equivalents and restricted cash at beginning of period	1,008	1,963
Cash and cash equivalents and restricted cash at end of period	$2,018	$12,697
The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
NOTE 1 — THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Spin-off
Subject to the terms and conditions set forth in the separation agreement, IAC/InterActiveCorp’s (“IAC”) Vimeo business will be separated from the remaining businesses of IAC through a series of transactions (which we refer to as the “Spin-off”) that, if completed in their entirety, will result in the transfer of IAC’s Vimeo business to SpinCo, SpinCo becoming an independent, separately traded public company through a spin-off from IAC, and Vimeo, the IAC subsidiary that currently holds the Vimeo business, becoming a wholly-owned subsidiary of SpinCo.
If the Spin-off is effected and the Vimeo merger is completed, the holders of shares of IAC capital stock outstanding immediately prior to the Spin-off will continue to own all of the outstanding shares of IAC capital stock, and will become the direct owners of a percentage of the outstanding shares of SpinCo capital stock approximately equal, in the aggregate, to IAC’s indirect ownership interest in Vimeo prior to the Spin‑off. The remaining shares of SpinCo’s outstanding capital stock will, if the Vimeo merger is completed, be owned by Vimeo’s pre-separation third-party stockholders. If the Spin-off is completed but the Vimeo merger is not completed, the shares of SpinCo capital stock issued to IAC stockholders in the Spin-off will initially constitute all of the outstanding shares of SpinCo capital stock immediately following the consummation of the Spin-off, Vimeo’s pre-separation third-party stockholders will initially remain stockholders of Vimeo. SpinCo anticipates that it would subsequently seek to implement an alternative transaction to cause or permit the stockholders of Vimeo to exchange their ownership interests in Vimeo for an interest in SpinCo.
Basis of Presentation and Consolidation
In connection with the Spin-off, Vimeo Holdings, Inc. (“SpinCo”) was incorporated as a Delaware corporation in December 2020. SpinCo currently does not have any material assets or liabilities, nor does it engage in any business or other activities and, other than in connection with the Spin-off, will not acquire or incur any material assets or liabilities, nor will it engage in any business or other activities.
The historical consolidated financial statements of Vimeo, Inc. (“Vimeo”) and subsidiaries have been prepared on a standalone basis and are derived from the financial statements and accounting records of Vimeo and IAC. The consolidated financial statements reflect the historical financial position, results of operations and cash flows of Vimeo and its consolidated subsidiaries since their respective dates of acquisition by Vimeo and the allocation to Vimeo of certain IAC corporate expenses relating to Vimeo based on the historical financial statements and accounting records of IAC. The allocation of certain IAC corporate expenses are reflected in the consolidated balance sheet within “Additional paid-in capital.” For the purpose of these consolidated financial statements, income taxes have been computed for Vimeo on an as if standalone, separate tax return basis and payments to and refunds from IAC for Vimeo’s share of IAC’s consolidated state tax return liabilities have been reflected within cash flows from operating activities in the accompanying consolidated statement of cash flows.
As used herein, “Vimeo,” “we,” “our” or “us” and similar terms in these historical consolidated financial statements refer to Vimeo, Inc. and its subsidiaries (unless the context requires otherwise).
Vimeo prepares its consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”).
All intercompany transactions and balances between and among Vimeo and its subsidiaries have been eliminated. All intercompany transactions between (i) Vimeo and (ii) IAC and its subsidiaries are reflected in the consolidated statement of cash flows as an operating activity and in the consolidated balance sheet as “Due to IAC/InterActiveCorp.”

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
In management’s opinion, the assumptions underlying the historical consolidated financial statements of Vimeo, including the basis on which the expenses have been allocated from IAC, are reasonable. However, the allocations may not reflect the expenses that Vimeo may have incurred as an independent, stand-alone company for the periods presented.
The accompanying unaudited consolidated financial statements have been prepared in accordance with GAAP for interim financial information and with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and notes required by GAAP for complete annual financial statements. In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation. Interim results are not necessarily indicative of the results that may be expected for the full year. The accompanying unaudited interim consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements of Vimeo and notes thereto for the year ended December 31, 2019.
Nature of Operations
Vimeo operates a cloud-based software platform for professionals, teams and organizations to create, collaborate and communicate with video. Vimeo’s all-in-one software solution makes video easier and more effective than ever before, offering the full range of video tools through a recurring software-as-a-service (“SaaS” model) that enables subscribers to create, stream, host, distribute, market, monetize and analyze videos online and across devices.
Vimeo previously sold live streaming devices and accessories through its hardware business, prior to the sale of such business on March 29, 2019. On May 28, 2019, Vimeo purchased assets relating to the Magisto video creation app from Magisto, Ltd. (this transaction is referred herein to as the acquisition of Magisto).
Accounting Estimates
Management of Vimeo is required to make certain estimates, judgments and assumptions during the preparation of its consolidated financial statements in accordance with GAAP. These estimates, judgments and assumptions impact the reported amounts of assets, liabilities, revenue and expenses and the related disclosure of contingent assets and liabilities. Actual results could differ from these estimates.
On an ongoing basis, Vimeo evaluates its estimates and judgments, including those related to: the fair values of cash equivalents; the carrying value of accounts receivable, including the determination of the allowance for credit losses; the carrying value of right-of-use assets (“ROU assets”); the useful lives and recoverability of definite-lived intangible assets and leasehold improvements and equipment; the recoverability of goodwill; contingencies; unrecognized tax benefits; the valuation allowance for deferred income tax assets; and the fair value of and forfeiture rates for stock-based awards, among others. Vimeo bases its estimates and judgments on historical experience, its forecasts and budgets and other factors that Vimeo considers relevant.
General Revenue Recognition
Revenue is recognized when control of the promised services or goods is transferred to Vimeo’s customers and in the amount that reflects the consideration Vimeo expects to be entitled to in exchange for those services or goods.
Vimeo’s disaggregated revenue disclosures are presented in “Note 10 — Geographic Concentrations.”
Deferred Revenue
Deferred revenue consists of advance payments that are received or are contractually due in advance of Vimeo’s performance. Vimeo’s deferred revenue is reported on a contract by contract basis at the end of each

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
reporting period. Vimeo classifies deferred revenue as current when the term of the applicable subscription period or expected completion of its performance obligation is one year or less. The current and non-current deferred revenue balances at December 31, 2019 are $83.9 million and $0.7 million, respectively. During the nine months ended September 30, 2019, Vimeo recognized $63.8 million of revenue that was included in the deferred revenue balance as of January 1, 2019. During the nine months ended September 30, 2020, Vimeo recognized $80.3 million of revenue that was included in the deferred revenue balance as of December 31, 2019. The current and non-current deferred revenue balances at September 30, 2020 are $128.4 million and $0.9 million, respectively. Non-current deferred revenue is included in “Other long-term liabilities” in the accompanying consolidated balance sheet.
Practical Expedients and Exemptions
As permitted under the practical expedient available under ASU No. 2014-09, Revenue from Contracts with Customers, Vimeo does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, (ii) contracts with variable consideration that is allocated entirely to unsatisfied performance obligations or to a wholly unsatisfied promise accounted for under the series guidance, and (iii) contracts for which Vimeo recognizes revenue at the amount which Vimeo has the right to invoice for services performed.
For sales incentive programs where the customer relationship period is one year or less, the Company has elected the practical expedient to expense the costs as incurred. The amount of capitalized sales commissions where the initial customer relationship period is greater than one year is $3.2 million and $5.9 million at December 31, 2019 and September 30, 2020, respectively. The current and non-current capitalized sales commissions balances are included in “Other current assets” and “Other non-current assets” in the accompanying consolidated balance sheet and are $1.0 million and $2.2 million, and $1.8 million and $4.1 million, at December 31, 2019 and September 30, 2020, respectively.
Credit Losses
The following table presents the changes in the allowance for credit losses for the nine months ended September 30, 2020:
Nine Months Ended September 30, 2020
(In thousands)
Balance at January 1	$273
Current period provision for credit losses	1,546
Write-offs charged against the allowance	(688)
Recoveries collected	14
Balance at September 30	$1,145
Adoption of New Accounting Pronouncements
Adoption of ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
Vimeo adopted ASU No. 2016-13 effective January 1, 2020. ASU No. 2016-13 replaces the “incurred loss” approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. Vimeo adopted ASU No. 2016-13 using the modified retrospective approach and there was no cumulative effect adjustment arising from the adoption. The adoption of ASU No. 2016-13 did not have a material impact on Vimeo’s consolidated financial statements.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
Adoption of ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes
Vimeo adopted ASU No. 2019-12 effective January 1, 2020, which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. Most amendments within ASU No. 2019-12 are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. Vimeo adopted ASU No. 2019-12 on January 1, 2020 using the modified retrospective basis for those amendments that are not applied on a prospective basis. The adoption of ASU No. 2019-12 did not have a material impact on Vimeo’s consolidated financial statements.
NOTE 2 — INCOME TAXES
Vimeo is included within IAC’s tax group for purposes of federal and consolidated state income tax return filings. In all periods presented, current and deferred income tax provision have been computed for Vimeo on an as if standalone, separate tax return basis and payments to and refunds from IAC for Vimeo’s share of IAC’s consolidated state tax return liabilities have been reflected within cash flows from operating activities in the accompanying consolidated statement of cash flows.
At the end of each interim period, Vimeo estimates the annual expected effective income tax rate and applies that rate to its ordinary year-to-date earnings or loss. The income tax provision or benefit related to significant, unusual, or extraordinary items, if applicable, that will be separately reported or reported net of their related tax effects are individually computed and recognized in the interim period in which they occur. In addition, the effect of changes in enacted tax laws or rates, tax status, judgment on the realizability of a beginning-of-the-year deferred tax asset in future years or unrecognized tax benefits is recognized in the interim period in which the change occurs.
The computation of the annual expected effective income tax rate at each interim period requires certain estimates and assumptions including, but not limited to, the expected pre-tax income (or loss) for the year, projections of the proportion of income (and/or loss) earned and taxed in foreign jurisdictions, permanent and temporary differences, and the likelihood of the realization of deferred tax assets generated in the current year. The accounting estimates used to compute the provision or benefit for income taxes may change as new events occur, more experience is acquired, additional information is obtained or Vimeo’s tax environment changes. To the extent that the expected annual effective income tax rate changes during a quarter, the effect of the change on prior quarters is included in income tax provision in the quarter in which the change occurs.
For the nine months ended September 30, 2019 and 2020, Vimeo recorded an income tax provision of $0.2 million and $0.7 million, respectively, due to international and state taxes for jurisdictions in which it conducts business. The increase in income tax provision is driven by an increase in international profits. Vimeo is in a net operating loss (“NOL”) position for federal and state income tax purposes. The largest deferred tax assets are the federal and state NOLs. Vimeo has recorded a valuation allowance for its net deferred tax assets because it has concluded that it is more likely than not that the NOLs will not be utilized due to its history of pre-tax losses.
Vimeo recognizes interest and penalties related to unrecognized tax benefits, if applicable, in the income tax provision. Accruals for interest and penalties are not material.
At December 31, 2019 and September 30, 2020, unrecognized tax benefits are $1.5 million and $1.6 million, respectively, all of which are for tax positions included in IAC’s consolidated tax return filings. If unrecognized tax benefits at September 30, 2020 are subsequently recognized, there would be no impact to the income tax provision due to the valuation allowance on deferred tax assets. Vimeo believes it is reasonably possible that its unrecognized tax benefits could decrease by $0.4 million by September 30, 2021, due primarily to settlements, none of which would reduce the income tax provision due to the valuation allowance on deferred tax assets.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
Vimeo is routinely under audit by federal, state, local and foreign authorities in the area of income tax as a result of previously filed separate company and consolidated tax returns with IAC. These audits include questioning the timing and the amount of income and deductions and the allocation of income and deductions among various tax jurisdictions. The Internal Revenue Service (“IRS”) has substantially completed its audit of IAC’s federal income tax returns for the years ended December 31, 2010 through 2016. The IRS began its audit of the year ended December 31, 2017 in the second quarter of 2020. The statute of limitations for the years 2010 through 2012 and for the years 2013 through 2017 have been extended to May 31, 2021 and December 31, 2021, respectively. Various other jurisdictions are open to examination for tax years beginning with 2009. Income taxes payable include unrecognized tax benefits that are considered to be sufficient to pay assessments that may result from the examination of prior year tax returns. Vimeo considers many factors when evaluating and estimating its tax positions and tax benefits, which may not accurately anticipate actual outcomes and, therefore, may require periodic adjustment. Although management currently believes changes in unrecognized tax benefits from period to period and differences between amounts paid, if any, upon resolution of issues raised in audits and amounts previously provided will not have a material impact on the liquidity, results of operations, or financial condition of Vimeo, these matters are subject to inherent uncertainties and management’s view of these matters may change in the future.
NOTE 3 — BUSINESS COMBINATION
On May 28, 2019, Vimeo purchased assets relating to the Magisto video creation app from Magisto, Ltd., for total cash consideration of $168.0 million.
The table below summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition:
Magisto
(In thousands)
Accounts receivable	$3,190
Other current assets	611
Goodwill	142,185
Intangible assets	25,900
Total assets	171,886
Other current liabilities	(3,845)
Net assets acquired	$168,041
The purchase price of Magisto was not based on the value of the net identifiable assets at the time of acquisition. The purchase price was based on the expected financial performance of the Company, following the integration of Magisto’s technology and intellectual property into Vimeo’s suite of products and, to a lesser degree, the standalone financial performance of Magisto. This resulted in a significant portion of the purchase price being attributed to goodwill.
The fair values of the identifiable intangible assets acquired at the date of acquisition are as follows:
	Magisto
	(In thousands)	Weighted- Average Useful Life (Years)
Customer relationships	$13,800	4
Developed technology	10,100	4
Trade names and trademarks	2,000	2
Total identifiable intangible assets acquired	$25,900

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
Other current assets and other current liabilities of Magisto were reviewed and adjusted to their fair values at the date of acquisition, as necessary. The fair values of developed technology and trade names and trademarks were determined using an income approach that utilized the relief from royalty methodology. The fair value of the customer relationships was determined using an income approach that utilized the excess earnings methodology. The valuations of intangible assets incorporate significant unobservable inputs and require significant judgment and estimates, including the amount and timing of future cash flows and the determination of royalty and discount rates. The amount attributed to goodwill is tax deductible.
The financial results of Magisto are included in Vimeo’s consolidated financial statements, beginning May 28, 2019. For the nine months ended September 30, 2019, Vimeo included $8.4 million of revenue and $4.8 million of net losses in its consolidated statement of operations related to Magisto.
Unaudited Pro Forma Financial Information
The unaudited pro forma financial information in the table below presents the consolidated results of Vimeo and Magisto as if the acquisition had occurred on January 1, 2019. The unaudited pro forma financial information includes adjustments required under the acquisition method of accounting and is presented for informational purposes only and is not necessarily indicative of the results that would have been achieved had the acquisition actually occurred on January 1, 2019.
Nine Months Ended September 30, 2019
(In thousands, except per share data)
Revenue	$152,803
Net loss	$(64,408)
Basic and diluted loss per share	$(0.50)
NOTE 4 — FAIR VALUE MEASUREMENTS
Vimeo categorizes its financial instruments measured at fair value into a fair value hierarchy that prioritizes the inputs used in pricing the asset or liability. The three levels of the fair value hierarchy are:
•
Level 1: Observable inputs obtained from independent sources, such as quoted market prices for identical assets and liabilities in active markets.

•
Level 2: Other inputs, which are observable directly or indirectly, such as quoted market prices for similar assets or liabilities in active markets, quoted market prices for identical or similar assets or liabilities in markets that are not active and inputs that are derived principally from or corroborated by observable market data. The fair values of Vimeo’s Level 2 financial assets are primarily obtained from observable market prices for identical underlying securities that may not be actively traded. Certain of these securities may have different market prices from multiple market data sources, in which case an average market price is used.

•
Level 3: Unobservable inputs for which there is little or no market data and require Vimeo to develop its own assumptions, based on the best information available in the circumstances, about the assumptions market participants would use in pricing the assets or liabilities.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
The following table presents financial instruments that are measured at fair value on a recurring basis:
	December 31, 2019
	Quoted Market Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Time deposits	$—	$35	$—	$35
Total	$—	$35	$—	$35

	September 30, 2020
	Quoted Market Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Money market funds	$9,500	$—	$—	$9,500
Total	$9,500	$—	$—	$9,500
Vimeo’s non-financial assets, such as goodwill, intangible assets, ROU assets and leasehold improvements and equipment are adjusted to fair value only when an impairment is recognized. Such fair value measurements are based predominantly on Level 3 inputs.
NOTE 5 — SHAREHOLDERS’ EQUITY
Description of Class A Voting Common Stock and Class B Non-Voting Common Stock
Vimeo’s Class A Voting common stock and Class B Non-Voting common stock participate in earnings on the same basis.
Except as described herein, shares of Vimeo’s Class A Voting common stock and Class B Non-Voting common stock are identical.
The holders of shares of Vimeo Class A Voting common stock have the exclusive right to vote for the election of directors and for all other purposes, except as provided by law. Shares of Vimeo Class A Voting common stock have one vote per share and vote together as a single class. Holders of shares of Vimeo Class B Non-Voting common stock are not entitled to vote such shares in any proceeding or upon any matter or question at any meeting of the stockholders unless such right to vote is required by law.
The holders of shares of Vimeo Class A Voting common stock and the holders of shares of Vimeo Class B Non-Voting common stock are entitled to receive, share for share, such dividends as may be declared by Vimeo’s Board of Directors out of funds legally available therefor. If dividends are payable in shares of common stock, holders of shares of Vimeo Class A Voting common stock will receive shares in Vimeo Class A Voting common stock and holders of shares of Vimeo Class B Non-Voting common stock will receive shares in Vimeo Class B Non-Voting common stock. If dividends consist of other voting securities

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
of Vimeo, Vimeo will make available to holders of Vimeo Class B Non-Voting common stock dividends consisting of non-voting securities (except as otherwise required by law) of Vimeo which are otherwise identical to the voting securities. In the event of a liquidation, dissolution, distribution of assets or winding-up of Vimeo, the holders of shares of Vimeo Class A Voting common stock and the holders of shares of Vimeo Class B Non-Voting common stock are entitled to receive, share for share, all the assets of Vimeo available for distribution to its stockholders, after the satisfaction of all liabilities.
On April 16, 2020, Vimeo amended its certificate of incorporation to increase the total authorized number of shares of Class A Voting common stock from 75,000,000 to 150,000,000 shares and the total authorized number of Class B Non-Voting common stock from 75,000,000 to 150,000,000 shares.
Description of Preferred Stock
Vimeo’s Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and to assign the designations, powers, preferences and rights to each such series and any qualifications, limitations or restrictions. There have been no preferred stock issuances to date.
NOTE 6 — ACCUMULATED OTHER COMPREHENSIVE LOSS
Accumulated other comprehensive loss consists of foreign currency translation adjustments:
	Nine Months Ended September 30, 2019		Nine Months Ended September 30, 2020
	Foreign Currency Translation Adjustments	Accumulated Other Comprehensive Loss	Foreign Currency Translation Adjustments	Accumulated Other Comprehensive Loss
	(In thousands)
Balance as of January 1	$(154)	$(154)	$(232)	$(232)
Other comprehensive loss	(89)	(89)	(17)	(17)
Balance as of September 30	$(243)	$(243)	$(249)	$(249)
At both September 30, 2019 and 2020, there was no tax benefit or provision on the accumulated other comprehensive loss.
NOTE 7 — LOSS PER SHARE
The following table sets forth the computation of basic and diluted loss per share:
	Nine Months Ended September 30,
	2019		2020
	Basic	Diluted	Basic	Diluted
	(In thousands, except per share data)
Numerator:
Net loss	$(60,628)	$(60,628)	$(44,843)	$(44,843)
Denominator:
Weighted average basic shares outstanding	127,616	127,616	141,198	141,198
Dilutive securities(a)	—	—	—	—
Denominator for earnings per share – weighted average shares(a)	127,616	127,616	141,198	141,198
Loss per share:
Loss per share(b)	$(0.48)	$(0.48)	$(0.32)	$(0.32)

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)

(a)
For the nine months ended September 30, 2019 and 2020, the Company had a loss from operations and as a result, approximately 12.2 million and 15.4 million potentially dilutive securities, respectively, were excluded from computing dilutive earnings per share because the impact would have been anti-dilutive. Accordingly, the weighted average basic shares outstanding were used to compute all earnings per share amounts.

(b)
Shares of Vimeo Class A voting common stock and Vimeo Class B non-voting common stock participate in earnings on the same basis.

NOTE 8 — CONTINGENCIES
In the ordinary course of business, Vimeo is a party to various lawsuits. Vimeo establishes reserves for specific legal matters when it determines that the likelihood of an unfavorable outcome is probable and the loss is reasonably estimable. Management has also identified certain other legal matters where it believes an unfavorable outcome is not probable and, therefore, no reserve is established. Although management currently believes that resolving claims against Vimeo, including claims where an unfavorable outcome is reasonably possible, will not have a material impact on the liquidity, results of operations, or financial condition of Vimeo, these matters are subject to inherent uncertainties and management’s view of these matters may change in the future. Vimeo also evaluates other contingent matters, including income and non-income tax contingencies, to assess the likelihood of an unfavorable outcome and estimated extent of potential loss. It is possible that an unfavorable outcome of one or more of these lawsuits or other contingencies could have a material impact on the liquidity, results of operations, or financial condition of Vimeo. See “Note 2 — Income Taxes” for additional information related to income tax contingencies.
NOTE 9 — RELATED PARTY TRANSACTIONS
Relationship with IAC prior to the Spin-off
Vimeo’s consolidated statement of operations includes allocations of costs, including stock-based compensation expense, related to IAC’s accounting, treasury, legal, tax, corporate support and internal audit functions. These allocations were based on Vimeo’s revenue as a percentage of IAC’s total revenue. Allocated costs, inclusive of stock-based compensation expense, were $2.0 million and $4.7 million for the nine months ended September 30, 2019 and 2020, respectively. It is not practicable to determine the actual expenses that would have been incurred for these services had Vimeo operated as a standalone entity during the periods presented. Management considers the allocation method to be reasonable.
In addition to these amounts, which were previously not allocated to Vimeo, but were allocated for purposes of these standalone financial statements, Vimeo is allocated expenses from IAC for certain support services, such as financial systems. Vimeo also participates in IAC’s health and welfare benefit plans and obtains certain services through contracts that are held in IAC’s name. The total related charge for the nine months ended September 30, 2019 and 2020 were $6.7 million and $7.3 million, respectively. IAC also allocated $2.8 million and $2.9 million to Vimeo for the space that Vimeo occupies in IAC’s headquarters building for the nine months ended September 30, 2019 and 2020, respectively. The amounts were charged to Vimeo through the “Due to IAC/InterActiveCorp” account described below.
Due to IAC/InterActiveCorp
Domestically, Vimeo participates in IAC’s centrally managed U.S. treasury function. At December 31, 2019 and September 30, 2020, Vimeo has a current payable due to IAC of $17.6 million and $19.4 million, respectively. This amount will be paid to IAC prior to the Spin-off.

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
Long-term Debt — Related Party
Long-term debt — related party consists of:
	December 31, 2019	September 30, 2020
	(In thousands)
Promissory note due May 2, 2023	$37,706	$50,000
Promissory note due on demand	35,457	—
Promissory note due on demand	24,296	40,602
Total long-term debt – related party	97,459	90,602
Less: Current portion of long-term – related party	59,753	40,602
Total long-term debt – related party, net of current portion	$37,706	$50,000
On May 2, 2016, Vimeo issued a promissory note due May 2, 2023 to IAC for up to an amount not to exceed $50.0 million for general working capital purposes in the ordinary course of business. The promissory note bears interest at 10% per annum.
On December 1, 2016 and September 25, 2017, Vimeo issued promissory notes, both due on demand with subsidiaries of IAC that are not subsidiaries of Vimeo. The proceeds of each note were used for general working capital purposes in the ordinary course of business. Each promissory note bears interest at 10% per annum.
Accrued interest on long-term debt — related party at December 31, 2019 and September 30, 2020 is $5.7 million and $2.1 million, respectively, and is included in “Accrued expenses and other current liabilities” in the accompanying consolidated balance sheet.
Financial Instruments Measured at Fair Value Only for Disclosure Purposes
The following table presents the carrying value and the fair value of financial instruments measured at fair value only for disclosure purposes:
	December 31, 2019		September 30, 2020
	Carrying Value	Fair Value	Carrying Value	Fair Value
	(In thousands)
Current portion of long-term – related party	$59,753	$59,753	$40,602	$40,602
Long-term debt – related party, net of current portion	$37,706	$43,487	$50,000	$54,928
The fair value of long-term debt — related party, including current portion, is based on Level 3 inputs and is estimated by discounting the future cash flows based on current market conditions.
Vimeo expects to negotiate a revolving credit facility prior to the Spin-off. Vimeo will describe the terms of the new revolving credit facility once Vimeo has negotiated such terms.
Relationship with IAC following the Spin-off
If the Spin-off is consummated, Vimeo will enter into certain agreements with IAC to govern the relationship between Vimeo and IAC following the Spin-off. These agreements will include: a separation agreement; a tax matters agreement; a transition services agreement; and an employee matters agreement.
NOTE 10 — GEOGRAPHIC CONCENTRATIONS
Revenue by geography is based on where the customer is located. Geographic information about revenue and long-lived assets is presented below:

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
	Nine Months Ended September 30,
	2019	2020
	(In thousands)
Revenue:
United States	$73,171	$101,004
All other countries	68,268	98,428
Total	$141,439	$199,432
The United States is the only country whose revenue is greater than 10 percent of total revenue of the Company for the nine months ended September 30, 2019 and 2020.
	December 31, 2019	September 30, 2020
	(In thousands)
Long-lived assets (excluding goodwill, intangible assets and ROU assets):
United States	$2,766	$2,717
All other countries	231	604
Total	$2,997	$3,321
NOTE 11 — CONSOLIDATED FINANCIAL STATEMENT DETAILS
Cash and Cash Equivalents and Restricted Cash
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheet to the total amounts shown in the consolidated statement of cash flows:
	January 1, 2019	September 30, 2019	December 31, 2019	September 30, 2020
	(In thousands)
Cash and cash equivalents	$985	$1,994	$1,939	$12,506
Restricted cash included in other current assets	23	24	24	191
Total cash and cash equivalents and restricted cash as shown on the consolidated statement of cash flows	$1,008	$2,018	$1,963	$12,697
Restricted cash for all periods in 2019 primarily consists of a deposit related to corporate credit cards. Restricted cash at September 30, 2020 primarily consists of deposits related to leases and corporate credit cards.
Accumulated Amortization and Depreciation
The following table provides the accumulated amortization and depreciation within the balance sheet:
Asset Category	December 31, 2019	September 30, 2020
	(In thousands)
Right-of-use assets included in other non-current assets	$3,770	$4,485
Leasehold improvements and equipment, net	$1,249	$1,525

VIMEO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Unaudited)
Asset Category	December 31, 2019	September 30, 2020
	(In thousands)
Intangible assets	$19,102	$31,753
Other Expense, net
	Nine Months Ended September 30,
	2019	2020
	(In thousands)
Other expense, net	$(6,353)	$(134)
Other expense, net in 2019 includes a realized loss of $8.2 million related to the sale of the hardware business in the first quarter of 2019 and a $2.0 million realized gain on the sale of an investment.
Other expense, net in 2020 includes a $0.4 million foreign currency exchange loss and a $0.3 million realized gain on sale of an investment.
NOTE 12 — SUBSEQUENT EVENTS
Events subsequent to December 31, 2019 through December 23, 2020:
November 10, 2020, Vimeo sold approximately 8.7 million shares of Class A voting common stock at a price of $17.33 per share, or $150 million in the aggregate, based on an enterprise value of approximately $2.75 billion. During November 2020, Vimeo paid a cash dividend of $0.22 per share of Class A voting common stock and Class B non-voting common stock to holders of record on November 5, 2020, for approximately $31 million in aggregate.
In preparing these consolidated financial statements, management evaluated subsequent events through December 23, 2020, on which date the consolidated financial statements were available for issue.
Events subsequent to December 23, 2020 through February 2, 2021:
In January 2021, Vimeo issued and sold 6.2 million shares of Vimeo voting common stock for $200 million, or $32.41 per share, at a $5.2 billion pre-money valuation, and 2.8 million shares of Vimeo voting common stock for $100 million, or $35.35 per share, at a $5.7 billion pre-money valuation.
In December 2020, Vimeo repaid its intercompany payable due to IAC in the amount of $39.8 million. In January 2021, Vimeo repaid its outstanding related party debt to IAC in the amount of $99.5 million.

ANNEX L
SECTION 262 OF THE GENERAL CORPORATION LAW OF
THE STATE OF DELAWARE
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)
[Repealed.]

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and

20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.
Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (which we refer to as the “DGCL”) provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of a proceeding, subject to receipt of an undertaking by such director or officer to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
The organizational documents of each Registrant provide for indemnification of the relevant corporation’s directors and officers (and their legal representatives), and of those serving at the request of the relevant board of directors or officers as an employee or agent of the corporation, or as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, to the fullest extent authorized by the DGCL, except that the relevant corporation shall indemnify a person for a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the relevant board of directors. The bylaws of each Registrant specifically provide for mandatory advancement of expenses to persons entitled to indemnification in defending any action, suit or proceeding in advance of its final disposition; provided, that, if the DGCL so requires, such persons provide an undertaking to repay such amounts advanced if it is ultimately determined that such person is not entitled to indemnification. From time to time, the directors and officers of each Registrant may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions and, to the extent such directors and officers serve as executive officers or directors of subsidiaries of the relevant Registrant, consistent with the indemnification provisions of the charter documents of such subsidiaries. Each Registrant has adopted (or may adopt) policies of directors’ and officers’ liability insurance to insure directors and officers against the costs of defense, settlement and/or payment of judgments under certain circumstances. Each Registrant believes that the agreements and arrangements described above are necessary to attract and retain qualified persons as directors and officers.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation is not personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The certification of incorporation of each Registrant provides for such limitation of liability.
The Separation-related agreements filed as exhibits to this Registration Statement may contain provisions regarding indemnification of the Registrants’ directors and officers against certain liabilities.
Item 21.
Exhibits and Financial Statement Schedules.

(a)   The exhibits listed below in the “Exhibit Index” are filed as part of, or are incorporated by reference in, this registration statement. References to filings made by Old IAC in the exhibit index below refer to filings made by then IAC/InterActiveCorp under SEC File No. 000-20570.

(b)   Exhibit Index
EXHIBIT INDEX
Exhibit No.	Description of Document
2.1	Form of Separation Agreement*
3.1	Restated Certificate of Incorporation of IAC/InterActiveCorp, dated as of June 30, 2020 (filed as Exhibit 3.1(c) to IAC/InterActiveCorp’s Current Report on Form 8-K filed on July 2, 2020 and incorporated herein by reference)
3.2	Amended and Restated By-laws of IAC/InterActiveCorp, dated as of June 30, 2020 (filed as Exhibit 3.3 to IAC/InterActiveCorp’s Current Report on Form 8-K filed on July 2, 2020 and incorporated herein by reference)
3.3	Form of Amendments to Restated Certificate of Incorporation of IAC/InterActiveCorp (Reclassification) (included as Annex A to the proxy statement/consent solicitation statement/prospectus contained in this registration statement)
3.4	Form of Amendments to Restated Certificate of Incorporation of IAC/InterActiveCorp (Corporate Opportunities) (included as Annex B to the proxy statement/consent solicitation statement/prospectus contained in this registration statement)
3.5	Form of Second Restated Certificate of Incorporation of IAC/InterActiveCorp*
3.6	Certificate of Designations of Series A Cumulative Preferred Stock of IAC/InterActiveCorp, dated as of June 30, 2020 (filed as Exhibit 3.2 to IAC/InterActiveCorp’s Current Report on Form 8-K filed on July 2, 2020 and incorporated herein by reference)
3.7	Certificate of Incorporation of Vimeo Holdings, Inc.+
3.8	By-laws of Vimeo Holdings, Inc.+
3.9	Form of Amended and Restated Certificate of Incorporation of Vimeo Holdings, Inc.*
3.10	Form of Amended and Restated By-laws of Vimeo Holdings, Inc.*
4.1	Indenture, dated as of August 20, 2020, among ANGI Group, LLC, the guarantors party thereto and Computershare Trust Company, N.A., as trustee (filed as Exhibit 4.1 to ANGI Homeservices Inc.’s Current Report on Form 8-K filed on August 20, 2020 and incorporated herein by reference)
5.1	Opinion of [•], as to the validity of the securities being registered*
8.1	Opinion of Wachtell, Lipton, Rosen & Katz, as to certain material U.S. federal tax matters*
10.1	Form of Tax Matters Agreement by and between IAC/InterActiveCorp and Vimeo Holdings, Inc.*
10.2	Form of Employee Matters Agreement by and between IAC/InterActiveCorp and Vimeo Holdings, Inc.*
10.3	Form of Transition Services Agreement by and between IAC/InterActiveCorp and Vimeo Holdings, Inc.*
10.4	Amended and Restated Governance Agreement, dated as of August 9, 2005, among IAC/InterActiveCorp, Liberty Media Corporation and Barry Diller (filed as Exhibit 10.1 to Old IAC’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005 and incorporated herein by reference)
10.5	Letter Agreement, dated as of December 1, 2010, by and among IAC/InterActiveCorp, Liberty Media Corporation, Liberty USA Holdings, LLC and Barry Diller (filed as Exhibit 10.1 to Old IAC’s Current Report on Form 8-K, filed on December 6, 2010 and incorporated herein by reference)
10.6	Letter Agreement, dated as of December 1, 2010, by and between IAC/InterActiveCorp and Barry Diller (filed as Exhibit 10.2 to Old IAC’s Current Report on Form 8-K, filed on December 6, 2010 and incorporated herein by reference)

Exhibit No.	Description of Document
10.7	IAC/InterActiveCorp 2018 Stock and Annual Incentive Plan (filed as Exhibit 10.1 to Old IAC’s Current Report on Form 8-K, filed on June 29, 2018 and incorporated herein by reference)***
10.8	Form of Terms and Conditions for Stock Options granted under the IAC/InterActiveCorp 2018 Stock and Annual Incentive Plan (filed as Exhibit 10.5 to Old IAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and incorporated herein by reference)***
10.9	Form of Terms and Conditions for Restricted Stock Units granted under the IAC/InterActiveCorp 2018 Stock and Annual Incentive Plan (filed as Exhibit 10.6 to Old IAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and incorporated herein by reference)***
10.10	IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan (filed as Exhibit 10.1 to Old IAC’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013 and incorporated herein by reference)***
10.11	Form of Terms and Conditions for Stock Options granted under the IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan (filed as Exhibit 10.6 to Old IAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and incorporated herein by reference)***
10.12	Form of Terms and Conditions for Restricted Stock Units granted under the IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan (filed as Exhibit 10.7 to Old IAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and incorporated herein by reference)***
10.13	IAC/InterActiveCorp 2008 Stock and Annual Incentive Plan (filed as Annex F to Old IAC’s Definitive Proxy Statement, filed on July 10, 2008 and incorporated herein by reference)***
10.14	Form of Terms and Conditions for Stock Options granted under the IAC/InterActiveCorp 2008 Stock and Annual Incentive Plan (filed as Exhibit 10.7 to Old IAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and incorporated herein by reference)***
10.15	Form of Terms and Conditions for Restricted Stock Units granted under the IAC/InterActiveCorp 2008 Stock and Annual Incentive Plan (filed as Exhibit 10.7 to Old IAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and incorporated herein by reference)***
10.16	IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan (filed as Exhibit 10.8 to Old IAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and incorporated herein by reference)***
10.17	Form of Terms and Conditions for Stock Options granted under the IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan (filed as Exhibit 10.1 to Old IAC’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008 and incorporated herein by reference)***
10.18	Summary of Non-Employee Director Compensation Arrangements (filed as Exhibit 10.2 to Old IAC’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009 and incorporated herein by reference)***
10.19	2011 IAC/InterActiveCorp Deferred Compensation Plan for Non-Employee Directors (filed as Exhibit 10.1 to Old IAC’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011 and incorporated herein by reference)***
10.20	Equity and Bonus Compensation Arrangement, dated as of August 24, 1995, between Barry Diller and IAC/InterActiveCorp (filed as Exhibit 10.26 to Old IAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated herein by reference)***

Exhibit No.	Description of Document
10.21	Employment Agreement between Joseph Levin and IAC/InterActiveCorp, dated as of November 5, 2020 (filed as Exhibit 10.1 to IAC/InterActiveCorp’s Current Report on Form 8-K, filed on November 6, 2020 and incorporated herein by reference)***
10.22	Restricted Stock Award Agreement between Joseph Levin and IAC/InterActiveCorp, dated as of November 5, 2020 (filed as Exhibit 10.2 to IAC/InterActiveCorp’s Current Report on Form 8-K, filed on November 6, 2020 and incorporated herein by reference)***
10.23	Second Amended and Restated Employment Agreement between Victor A. Kaufman and IAC/InterActiveCorp, dated as of March 15, 2012 (filed as Exhibit 10.1 to Old IAC’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 and incorporated herein by reference)***
10.24	Employment Agreement between Glenn H. Schiffman and IAC/InterActiveCorp, dated as of April 7, 2016 (filed as Exhibit 10.2 to Old IAC’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016 and incorporated herein by reference)***
10.25	Employment Agreement between Mark Stein and IAC/InterActiveCorp, dated as of June 28, 2018 (filed as Exhibit 10.2 to Old IAC’s Current Report on Form 8-K, filed on June 29, 2018 and incorporated herein by reference)***
10.26	Employment Agreement between Gregg Winiarski and IAC/InterActiveCorp, dated as of February 26, 2010 (filed as Exhibit 10.2 to Old IAC’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010 and incorporated herein by reference)***
10.27	Google Services Agreement, dated as of October 26, 2015, between IAC/InterActiveCorp and Google Inc. (filed as Exhibit 10.18 to Old IAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and incorporated herein by reference)****
10.28	Amendment No. 3 to Google Services Agreement, dated as of February 11, 2019 (with an effective date of April 1, 2020), between IAC/InterActiveCorp and Google LLC (filed as Exhibit 10.1 to Old IAC’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 and incorporated herein by reference)****
10.29	Amended and Restated Credit Agreement, dated as of November 5, 2018, by and among ANGI Homeservices Inc., the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (filed as Exhibit 10.2 to Old IAC’s Current Report on Form 8-K, filed on November 9, 2018 and incorporated herein by reference)
10.30	Transaction Agreement, dated as of December 19, 2019, by and among Old IAC, IAC/InterActiveCorp, Valentine Merger Sub LLC and Match Group, Inc. (filed as Annex A to the joint proxy statement/prospectus forming a part of IAC/InterActiveCorp’s Registration Statement on Form S-4 filed by Old IAC and IAC/InterActiveCorp, filed on February 13, 2020 and incorporated herein by reference)
10.31	Amendment No. 1, dated April 28, 2020, to the Transaction Agreement, dated as of December 19, 2019, by and among Old IAC, IAC/InterActiveCorp, Valentine Merger Sub LLC and Match Group, Inc. (filed as Exhibit 2.1 to Old IAC’s Current Report on Form 8-K, filed on April 28, 2020 and incorporated herein by reference)
10.32	Amendment No. 2, dated June 22, 2020, to the Transaction Agreement, dated as of December 19, 2019, by and among Old IAC, IAC/InterActiveCorp, Valentine Merger Sub LLC and Match Group, Inc. (filed as Exhibit 2.1 to Old IAC’s Current Report on Form 8-K, filed on June 22, 2020 and incorporated herein by reference)
10.33	Amended and Restated Employee Matters Agreement, dated as of June 30, 2020, by and between IAC/InterActiveCorp and Match Group, Inc. (filed as Exhibit 10.3 to IAC/InterActiveCorp’s Current Report on Form 8-K, filed on July 2, 2020 and incorporated herein by reference)
10.34	Tax Matters Agreement, dated as of June 30, 2020, by and between IAC/InterActiveCorp and Match Group, Inc. (filed as Exhibit 10.2 to IAC/InterActiveCorp’s Current Report on Form 8-K, filed on July 2, 2020 and incorporated herein by reference)

Exhibit No.	Description of Document
10.35	Transition Services Agreement, dated as of June 30, 2020, by and between IAC/InterActiveCorp and Match Group, Inc. (filed as Exhibit 10.1 to IAC/InterActiveCorp’s Current Report on Form 8-K, filed on July 2, 2020 and incorporated herein by reference)
10.36	Contribution Agreement, dated as of September 29, 2017, by and between IAC/InterActiveCorp and ANGI Homeservices Inc. (filed as Exhibit 2.1 to Old IAC’s Current Report on Form 8-K, filed on October 2, 2017 and incorporated herein by reference)
10.37	Employee Matters Agreement, dated as of September 29, 2017, by and between IAC/InterActiveCorp and ANGI Homeservices Inc. (filed as Exhibit 2.5 to Old IAC’s Current Report on Form 8-K, filed on October 2, 2017 and incorporated herein by reference)
10.38	Investor Rights Agreement, dated as of September 29, 2017, by and between IAC/InterActiveCorp and ANGI Homeservices Inc. (filed as Exhibit 2.2 to Old IAC’s Current Report on Form 8-K, filed on October 2, 2017 and incorporated herein by reference)
10.39	Tax Sharing Agreement, dated as of September 29, 2017, by and between IAC/InterActiveCorp and ANGI Homeservices Inc. (filed as Exhibit 2.4 to Old IAC’s Current Report on Form 8-K, filed on October 2, 2017 and incorporated herein by reference)
10.40	Services Agreement, dated as of September 29, 2017, by and between IAC/InterActiveCorp and ANGI Homeservices Inc. (filed as Exhibit 2.3 to Old IAC’s Current Report on Form 8-K, filed on October 2, 2017 and incorporated herein by reference)
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for IAC/InterActiveCorp
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm for Vimeo, Inc.
23.3	Consent of [•] (included in the opinion filed as Exhibit 5.1)
23.4	Consent of Wachtell, Lipton, Rosen & Katz (included in the opinion filed as Exhibit 8.1)
24.1	Powers of Attorney+
99.1	Form of Proxy Card of IAC/InterActiveCorp*
99.2	Form of Written Consent of Vimeo, Inc.*
99.3	Voting Agreement, dated as of November 5, 2020, by and among Barry Diller, The Arrow 199 Trust, dated September 16, 1999, as amended, The AVF Trust U/A/D February 17, 2016, The TVF Trust U/A/D February 17, 2016, The TALT Trust U/A/D February 17, 2016, and Joseph M. Levin (filed as Exhibit 99.1 to IAC/InterActiveCorp’s Current Report on Form 8-K, filed on November 6, 2020 and incorporated herein by reference)

*
To be filed by amendment.

**
Included on the signature pages hereto.

***
Reflects management contracts and management and director compensatory plans.

****
Portions of this exhibit have been omitted because such information is both: (i) not material to the Registrant and (ii) would be competitively harmful if publicly disclosed.

+
Previously filed.

Item 22.
Undertakings.

Each undersigned Registrant hereby undertakes:
(a)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)
to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(2)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(3)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b)
that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)
that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(e)
that for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(1)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(f)
for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(g)
that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

(h)
that every prospectus that (i) is filed pursuant to paragraph (g) immediately preceding, or (ii) purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(i)
to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

(j)
to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective; and

Insofar as indemnification by each Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such Registrant pursuant to the indemnification provisions described herein, or otherwise, such Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on February 2, 2021.
IAC/INTERACTIVECORP
By:
/s/ Kendall F. Handler

Name:
Kendall F. Handler

Title:
Senior Vice President, General Counsel and Secretary

IN WITNESS WHEREOF and pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
* Barry Diller	Chairman of the Board, Senior Executive and Director	February 2, 2021
* Joseph Levin	Chief Executive Officer and Director	February 2, 2021
* Victor A. Kaufman	Vice Chairman and Director	February 2, 2021
/s/ Glenn H. Schiffman Glenn H. Schiffman	Executive Vice President and Chief Financial Officer	February 2, 2021
/s/ Michael H. Schwerdtman Michael H. Schwerdtman	Senior Vice President and Controller (Principal Accounting Officer)	February 2, 2021
* Chelsea Clinton	Director	February 2, 2021
* Michael D. Eisner	Director	February 2, 2021
* Bonnie S. Hammer	Director	February 2, 2021
* Bryan Lourd	Director	February 2, 2021

Signature	Title	Date
Westley Moore	Director	February 2, 2021
* David Rosenblatt	Director	February 2, 2021
* Alan G. Spoon	Director	February 2, 2021
* Alexander von Furstenberg	Director	February 2, 2021
* Richard F. Zannino	Director	February 2, 2021

*By:
/s/ Glenn H. Schiffman

Name:   Glenn H. Schiffman
            Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on February 2, 2021.
VIMEO HOLDINGS, INC.
By:
/s/ Kendall F. Handler

Name:
Kendall F. Handler

Title:
Vice President

IN WITNESS WHEREOF and pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
* Joseph Levin	President (Principal Executive Officer)	February 2, 2021
/s/ Glenn H. Schiffman Glenn H. Schiffman	Chief Financial Officer and Director (Principal Financial Officer)	February 2, 2021
/s/ Michael H. Schwerdtman Michael H. Schwerdtman	Vice President and Controller (Principal Accounting Officer)	February 2, 2021
/s/ Kendall F. Handler Kendall F. Handler	Director	February 2, 2021

*By:
/s/ Glenn H. Schiffman

Name:   Glenn H. Schiffman
            Attorney-in-Fact